As filed with the Securities and Exchange Commission on July 28, 2026
File No. 811-05028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 522
☒

PIMCO Funds
(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including area code
(888) 877-4626
Douglas P. Dick, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Joshua D. Ratner Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE
This Amendment No. 522 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Offering Memoranda and Offering Memorandum Supplements of the Trust’s Private Account Portfolio Series, each dated August 1, 2026, as amended.
The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

Private Account Portfolio Series
Offering Memorandum
August 1, 2026
PIMCO All asset funds
PIMCO All Asset: Multi-Real Fund
PIMCO All Asset: Multi-RAE PLUS Fund
PIMCO All Authority: Multi-RAE PLUS Fund
This cover is not part of the Offering Memorandum. The Fund issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO All Asset: Multi-Real Fund

Investment Objective
The Fund seeks real return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.74%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	3.17%
Acquired Fund Fees and Expenses(2)	0.09%
Total Annual Fund Operating Expenses	4.00%
Fee Waiver and/or Expense Reimbursement(3)	(0.09%)
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	3.91%
1
“Other Expenses” include interest expense of 3.17%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement are 0.74%.
2
Acquired Fund Fees and Expenses include the advisory fee and the supervisory and administrative fee paid by PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (the “Subsidiary”).
3
PIMCO has contractually agreed to waive the Fund’s advisory fee and the supervisory and administrative fee in an amount equal to the management fee and administrative services fee, respectively, paid by the Subsidiary to PIMCO. The Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively, of its net assets. This waiver may not be terminated by PIMCO and will remain in effect for as long as PIMCO’s contract with the Subsidiary is in place.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Asset: Multi-Real Fund	$393	$1,210	$2,043	$4,200
Principal Investment Strategies
The Fund seeks to achieve its investment objective under normal circumstances by investing in derivatives linked to real assets, such as real estate-linked derivative instruments, commodity-linked derivative instruments and master limited partnership- (“MLP”) linked derivative instruments, and complementing these exposures with a portfolio of inflation-linked securities and other Fixed Income Instruments. Real Assets are defined as investments that are expected to preserve their value in periods of high or rising inflation, such as real estate, commodities and companies involved with natural resources such as MLPs. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities and may also be represented by forwards or derivatives such as options, futures contracts or swap agreements.
In managing the Fund’s exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to various Real Asset exposures. The Fund’s sub-adviser, Research Affiliates (“Sub-Adviser”), will determine the target mix of Real Assets for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
Real Estate-Linked Derivative Instruments. The Fund may invest in real estate-linked derivative instruments, including swap agreements, options, futures, options on futures and structured notes. The value of real estate-linked derivative instruments may be affected by risks similar to those associated with direct ownership of real estate. Real estate values can fluctuate due to losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, property tax rates, regulatory limitations on rents, zoning laws and operating expenses. The Fund may also invest directly in real estate investment trusts (“REIT”) securities as well as convertible securities of issuers in real estate-related industries.
Commodity-Linked Derivative Instruments. The Fund may invest in commodity-linked derivative instruments, including commodity index-linked notes, swap agreements, commodity options, futures and options on futures, that provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities are assets that have tangible properties, such as oil, metals, and agricultural products. The value of commodity-linked derivative instruments may be affected by overall market movements and other factors affecting the value of a particular

Private Account Portfolio Series | Offering Memorandum  1

PIMCO All Asset: Multi-Real Fund

industry or commodity, such as weather, disease, embargoes, or political and regulatory developments. The Fund may also invest in convertible securities of issuers in commodity-related industries.
The Fund will generally seek to gain exposure to the commodity markets primarily through investments in swap agreements, futures, and options on futures and through investments in the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd., a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective as the Fund. As discussed in greater detail elsewhere in this Offering Memorandum, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. In order to comply with certain issuer diversification limits imposed by the Internal Revenue Code of 1986, as amended, the Fund may invest up to 25% of its total assets in the Subsidiary.
The derivative instruments in which the Fund and the Subsidiary primarily intend to invest are instruments linked to certain commodity indices and instruments linked to the value of a particular commodity or commodity futures contract, or a subset of commodities or commodity futures contracts. These instruments may specify exposure to commodity futures with different roll dates, reset dates or contract months than those specified by a particular commodity index. As a result, the commodity-linked derivatives component of the Fund’s portfolio may deviate from the returns of any particular commodity index. The Fund or the Subsidiary may overweight or under-weight its exposure to a particular commodity, or a subset of commodities.
The Fund may also invest in leveraged or unleveraged commodity index-linked notes, which are derivative debt instruments with principal and/or coupon payments linked to the performance of commodity indices. These commodity index-linked notes are sometimes referred to as “structured notes” because the terms of these notes may be structured by the issuer and the purchaser of the note. The value of these notes will rise or fall in response to changes in the underlying commodity or related index of investment.
MLP-Linked Derivative Instruments. The Fund may invest in MLP-linked derivative instruments, including swap agreements, options, futures, options on futures and structured notes. The value of MLP derivative instruments may be affected by risks similar to those associated with the energy sector. Many MLPs operate within the energy sector and may be affected by fluctuations in the prices of energy commodities, which can result from, among other things, changes in general economic conditions or political circumstances, market conditions, weather patterns, production levels, domestic and foreign governmental regulation.
Other Instruments. The average portfolio duration of the fixed income portion of the Fund will vary based on PIMCO’s market forecasts and under normal market conditions is not expected to exceed ten years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage-and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
The Fund may also invest, without limitation, in U.S. dollar-denominated securities of foreign issuers. With respect to the Fund’s investments in Fixed Income Instruments, the Fund may invest up to 30% of its total assets in securities denominated in foreign currencies. With respect to the Fund’s investments in Fixed Income Instruments, the Fund may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest, together with any other investments denominated in foreign currencies, up to 30% of its total assets in such instruments). With respect to the Fund’s investments in Fixed Income Instruments, the Fund will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

2  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Greg Sharenow, Daniel He, Emmanuel Sharef, Andrew DeWitt and Jim Masturzo. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Sharenow is a Managing Director of PIMCO. Messrs. DeWitt and He and Dr. Sharef are Executive Vice Presidents of PIMCO. Messrs. Arnott, Sharenow, He and DeWitt have managed the Fund since its inception. Dr. Sharef has managed the Fund since February 2022. Mr. Masturzo has managed the Fund since July 2023.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

August 1, 2026 | Offering Memorandum  3

PIMCO All Asset: Multi-RAE PLUS Fund

Investment Objective
The Fund seeks total return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.89%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.15%
Total Annual Fund Operating Expenses	1.04%
1
“Other Expenses” include interest expense of 0.15%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses are 0.89%.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Asset: Multi-RAE PLUS Fund	$106	$331	$574	$1,271
Principal Investment Strategies
The Fund seeks to achieve its investment objective by obtaining exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). In addition to long equity exposures, the Fund may also obtain short exposure to equity markets, but will not normally seek to obtain a net short equity exposure.
In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund expects to use long exposure and short exposure in addition to or in place of investments in stocks and/or equity-related underlying funds (such as exchange-traded funds) to obtain exposure to a portfolio of stocks. The Fund may seek equity exposure through any of the foregoing instruments, without limitation, in PIMCO’s and Research Affiliates’ (“Sub-Adviser’s”) discretion, as applicable. The Sub-Adviser will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
The Fund may use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.
In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments and related derivatives, which may include forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector exposures, non-U.S. exposures and credit quality, both as a function of

4  Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

the strategy’s investment guidelines and lack of a bond market index benchmark. Further, PIMCO, in its discretion, may seek to reduce the overall risk in the Fund's portfolio of Fixed Income Instruments when the Fund's short equity positions have generated or generate higher levels of income.
In selecting investments for the Fund, PIMCO and the Sub-Adviser, as applicable, may use proprietary quantitative models that are developed and maintained by PIMCO or the Sub-Adviser, as applicable, and which are subject to change over time without notice in PIMCO’s or the Sub-Adviser’s discretion, as applicable.
The Fund may invest, without limitation, in common stocks (including any equity-related underlying funds) and derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may also engage in financing transactions, such as reverse repurchase agreements and/or total return swaps. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). With respect to the Fund’s fixed income investments, the Fund will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. With respect to the Fund’s fixed income investments, the Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. The Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Jim Masturzo, Marc Seidner, Daniel Hyman, Bryan Tsu and Jing Yang. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Masturzo is CIO of Multi-Asset Strategies of Research Affiliates. Mr. Seidner is CIO Non-traditional Strategies and a Managing Director of PIMCO. Messrs. Hyman and Tsu and Ms. Yang are Managing Directors of PIMCO. Messrs. Arnott, Tsu and Ms. Yang have managed the Fund since its inception. Mr. Seidner has managed the Fund since February 2021. Mr. Masturzo has managed the Fund since July 2023. Mr. Hyman has jointly and primarily managed the Fund since August 2025.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

August 1, 2026 | Offering Memorandum  5

PIMCO All Authority: Multi-RAE PLUS Fund

Investment Objective
The Fund seeks total return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.89%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.15%
Total Annual Fund Operating Expenses	1.04%
1
“Other Expenses” include interest expense of 0.15%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses are 0.89%.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Authority: Multi-RAE PLUS Fund	$106	$331	$574	$1,271
Principal Investment Strategies
The Fund seeks to achieve its investment objective by obtaining exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). While the Fund is expected in most market environments to have a net long equity exposure, it may have a net short equity exposure under certain market conditions.
In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund expects to use long exposure and short exposure in addition to or in place of investments in stocks and/or equity-related underlying funds (such as exchange-traded funds) to obtain exposure to a portfolio of stocks. The Fund may seek equity exposure through any of the foregoing instruments, without limitation, in PIMCO’s and Research Affiliates’ (“Sub-Adviser’s”) discretion, as applicable. The Sub-Adviser will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
The Fund may use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.
In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments and related derivatives, which may include forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector

6  Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

exposures, non-U.S. exposures and credit quality, both as a function of the strategy’s investment guidelines and lack of a bond market index benchmark. Further, PIMCO, in its discretion, may seek to reduce the overall risk in the Fund's portfolio of Fixed Income Instruments when the Fund's short equity positions have generated or generate higher levels of income.
In selecting investments for the Fund, PIMCO and the Sub-Adviser, as applicable, may use proprietary quantitative models that are developed and maintained by PIMCO or the Sub-Adviser, as applicable, and which are subject to change over time without notice in PIMCO’s or the Sub-Adviser’s discretion, as applicable.
The Fund may invest, without limitation, in common stocks (including any equity-related underlying funds) and derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may also engage in financing transactions, such as reverse repurchase agreements and/or total return swaps. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). With respect to the AR Bond Alpha Strategy, the Fund will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Jim Masturzo, Marc Seidner, Daniel Hyman, Bryan Tsu and Jing Yang. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Masturzo is CIO of Multi-Asset Strategies of Research Affiliates. Mr. Seidner is CIO Non-traditional Strategies and a Managing Director of PIMCO. Messrs. Hyman and Tsu and Ms. Yang are Managing Directors of PIMCO. Messrs. Arnott, Seidner and Tsu and Ms. Yang have managed the Fund since its inception. Mr. Masturzo has managed the Fund since July 2023. Mr. Hyman has jointly and primarily managed the Fund since August 2025.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

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Summary of Other Important Information Regarding Fund Shares

Purchase and Sale of Fund Shares
Shares of the PIMCO All Asset: Multi-Real Fund and the PIMCO All Asset: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset Fund and PIMCO All Asset All Authority Fund, each a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust. Shares of the PIMCO All Authority: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset All Authority Fund, a series of PIMCO Funds (together with the PIMCO All Asset Fund, a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust, the “Investing Funds”). PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Funds for the Investing Funds.
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.
Tax Information
A Fund’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

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Description of Principal Risks
The value of your investment in a Fund changes with the values of that Fund’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Fund’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in each Fund. Each Fund may be subject to additional risks other than those described below because the types of investments made by a Fund can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Offering Memorandum Supplement also include more information about the Funds, its investments and the related risks. There is no guarantee that a Fund will be able to achieve its investment objective. It is possible to lose money by investing in a Fund.
Acquired Fund Risk
Because PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund may invest its assets in Acquired Funds, the risks associated with investing in the Funds may be closely related to the risks associated with the securities and other investments held by the Funds. The ability of the Funds to achieve their investment objectives may depend upon the ability of the Acquired Funds to achieve their respective investment objectives. Investments in Acquired Funds that are exchange-traded funds are also subject to market risk, tracking error, the potential for trading at a discount or premium to their net asset value, bid/ask spread risk as well as the risks of the underlying securities they hold. In addition, a Fund’s performance will be reduced by the Fund’s proportionate amount of the expenses of any Acquired Funds in which it invests. There can be no assurance that the investment objective of any Acquired Fund will be achieved. Unless a fee waiver or expense reimbursement arrangement fully covers a Fund’s investment in an Acquired Fund, shareholders in a Fund will indirectly bear fees and expenses charged by the Acquired Funds in addition to a Fund’s direct fees and expenses.
A Fund’s net asset value (“NAV”) will fluctuate in response to changes in the NAVs or market prices, as applicable, of the Acquired Funds in which it invests. The extent to which the investment performance and risks associated with a Fund correlates to those of a particular Acquired Fund will depend upon the extent to which the Fund’s assets are allocated from time to time for investment in the Acquired Fund, which may vary.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in a Fund’s portfolio will fluctuate in value due to changes or the anticipation of changes in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of a Fund’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by a Fund is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and a Fund may experience losses as a result of movements in interest rates. A Fund may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to a Fund.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value due to changes in interest rates. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of a Fund’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) adjusts its monetary policy, whether by raising or lowering interest rates or when such rates remain at elevated or historically low levels for a prolonged period. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. There is the risk that the income generated by investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of

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higher inflation could cause such authorities to raise interest rates, which may adversely affect a Fund and its investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed income investments when due.
Changes in interest rates, including periods of rising or volatile rates, may result in heightened volatility and a decline in value of a Fund’s fixed income investments. Further, while U.S. bond markets have steadily grown over time, dealer “market making” capacity has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress. All of these factors, collectively and/or individually, could cause a Fund to lose value.
During periods of very low or negative interest rates, a Fund may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from a Fund’s performance to the extent a Fund is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of a Fund. This is especially the case if a Fund consists of securities with widely varying durations. Therefore, if a Fund has an average duration that suggests a certain level of interest rate risk, a Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent a Fund uses leverage or derivatives in connection with the management of a Fund.
Convexity is an additional measure used to understand a security’s or a Fund‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if a Fund holds such securities, a Fund may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality), and changes in the rate at which prepayments or redemptions occur can affect the return on investment of these securities. If an issuer calls a security in which a Fund has invested, a Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
A Fund could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), the counterparty to a derivatives contract or a repurchase agreement, a borrower of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by a Fund may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of a Fund. This is especially the case if a Fund consists of securities with widely varying credit ratings. Therefore, if a Fund has an average credit rating that suggests a certain credit quality, a Fund may in fact be subject to greater credit risk than the average would suggest. Credit risk is greater to the extent a Fund uses leverage or derivatives in connection with the management of a Fund, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus

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may have a greater risk of default. Rising or high interest rates may deteriorate the credit quality of an issuer or a counterparty, particularly if an issuer or a counterparty faces challenges rolling or refinancing its obligations. A Fund’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of a Fund’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). A Fund may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of a Fund may vary, in some cases significantly, from its interest rate duration.
High Yield Risk
Funds that invest in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”) may be subject to greater levels of market risk, credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on a Fund. High yield securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly leveraged or indebted than other companies, or are financially distressed, and therefore they typically have more difficulty making scheduled payments of principal and interest than issuers of higher rated investments. These securities are considered predominantly speculative by rating agencies with respect to an issuer’s continuing ability to make principal and interest payments and their value may be more volatile than other types of securities and may result in substantial or total loss of income and principal. High yield securities are particularly sensitive to adverse economic, market, industry or issuer-specific developments, which may result in an increased incidence of default. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce a Fund’s ability to sell these securities at an advantageous time or price. An economic downturn could also generally lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. To the extent a Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, the Fund may be subject to heightened risks.
High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require a Fund to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in a Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. A Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities. In addition, the high yield securities in which a Fund invests may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Fund being unable to realize full value for these securities and/or may result in a Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to a Fund. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in thinly traded markets. When secondary markets for high yield securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. Because of the risks involved in investing in high yield securities, an investment in a Fund that invests in such securities should be considered speculative.
Market Risk
The market price of securities owned by a Fund may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to a variety of factors affecting (or perceiving to affect) securities markets generally or particular industries or sectors or issuers represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by

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attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by a Fund. Even when markets perform well, there is no assurance that the investments held by a Fund will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war or armed conflicts, terrorism, social or political unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters or events can all negatively impact the securities markets, which could cause a Fund to lose value. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. Issues in the construction and implementation of artificial intelligence systems and models (including software issues, issues related to the use of artificial intelligence and machine learning (“AI”), and other technological issues) may adversely impact the Funds. AI systems may contain design flaws or faulty assumptions, rely on incomplete or inaccurate data inputs, and may be difficult to interpret or audit. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of human control.
The domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar initiatives or developments, has resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on a Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect a Fund’s investments. Any market disruptions could also prevent a Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments on a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether a Fund meets their individual financial needs and tolerance for risk.
When inflationary price movements occur, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of a Fund that invests in fixed income securities to decrease, which could force a Fund to liquidate investments at disadvantageous times or prices, therefore adversely affecting a Fund and its shareholders.
Higher interest rates generally lower the values of real estate-related assets. When this does not occur as expected, it presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments, such as loans, securitized debt and other fixed income securities. Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, a Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, a Fund may rely on various third-party sources to calculate its NAV. As a result, a Fund is subject to certain operational risks

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associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact a Fund’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. A Fund may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for reasons related to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to a Fund and to the issuers of securities and other instruments in which a Fund invests.
Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that a Fund could not meet requests to redeem shares issued by a Fund without significant dilution of remaining investors’ interests in a Fund. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. A Fund’s investments in illiquid investments may reduce the returns of a Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require a Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent a Fund from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale, capital controls, delays or limits on repatriation of local currency, or insolvency of local governments. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during changes in interest rates, elevated volatility, market or geopolitical disruptions, economic uncertainty or public health crises. There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by a Fund and/or when a Fund wishes to dispose of it. Bond markets have consistently grown over time, while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress.
In such cases, a Fund, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Fund’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, Regulation S securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, a Fund will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for a Fund to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require a Fund to sell securities at reduced prices or under unfavorable conditions, which would have an adverse effect on a Fund. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. Liquidity risk also refers to the risk that a Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Fund may have to sell a security at a disadvantageous time or price to meet such obligations.
The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply. Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of a Fund’s shares. Redemptions by these shareholders of their holdings in a Fund may impact a Fund’s NAV and the market price and secondary market liquidity of Fund shares. These redemptions may also force a Fund to sell its securities, which may negatively impact a Fund’s brokerage costs.

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Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that a Fund may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. A Fund may use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies and/or geographic regions, and/or to manage (which may mean either to increase or decrease) exposure to other risks, such as interest rate, credit or currency risk. A Fund may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject a Fund to the potential for unlimited loss. The use of derivatives or other similar instruments may cause a Fund’s investment returns to be impacted by the performance of assets such Fund does not own, potentially resulting in such Fund’s total investment exposure exceeding the value of its portfolio.
Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or a Fund may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for a Fund (which may support, constitute and/or increase the distributions paid by, or the yield of, a Fund) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses a Fund may incur if the call option is exercised, and derivative transactions where a Fund is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Fund should not be viewed as the total returns or overall performance of a Fund. These strategies may also produce adverse tax consequences (for example, a Fund’s income and gain-generating strategies may generate current income and gains taxable as ordinary income) and limit a Fund’s opportunity to profit or otherwise benefit from certain gains. A Fund may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Fund’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives may increase market exposure and are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, governmental risk, sanctions risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements, risks arising from mispricing or valuation complexity (including the risk of improper valuation), and risks associated with the underlying asset, reference rate or index. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, a Fund could lose more than the initial amount invested and derivatives may increase the volatility of a Fund, especially in unusual or extreme market conditions. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. A Fund may utilize asset segregation and posting of collateral for risk management or other purposes. A Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Fund. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, a Fund’s use of derivatives may increase or accelerate the amount of taxes payable by shareholders.
Non-centrally-cleared over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives or other similar investments that are exchange-traded or traded through a central clearing counterparty resides with a Fund's clearing broker or the clearinghouse. Derivatives that are cleared by a central clearing organization can still be subject to different risks, including the creditworthiness of the central clearing organization and its members. In addition, derivatives that are traded on an exchange are subject to the risk that an exchange may limit the maximum daily price fluctuation of a derivative contract and restrict or suspend trading of a contract that has reached a limit. Such limit governs only price movements of a contract during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. A daily limit may be reached for several consecutive days with little or no trading.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If a Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, a Fund might have been in a better position if a Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of a Fund

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and its counterparty. Therefore, it may not be possible for a Fund to modify, terminate, or offset a Fund’s obligations or a Fund’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to a Fund. In such cases, a Fund may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a Fund may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, a Fund will be subject to increased liquidity and investment risk.
When a derivative is used as a hedge against a position that a Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that a Fund’s hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose a Fund to additional risks. In addition, derivatives used for hedging may partially protect a Fund from the risks they were intended to hedge yet not fully mitigate the impact of such risks.
The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Fund’s derivative transactions, impede the employment of a Fund’s derivatives strategies, or adversely affect a Fund’s performance and cause a Fund to lose value.
Futures Contract Risk
A futures contract is an exchange-traded contract to buy or sell an underlying asset, such as a security, currency or commodity, for a set price on a future date. The risks associated with a Fund’s use of derivative instruments, including futures contracts, are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in this Offering Memorandum and under “Investment Objectives and Policies” in the Offering Memorandum Supplement. The purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the futures contract and the underlying asset. In addition, there are significant differences between the futures market and the markets for underlying assets, which could result in an imperfect correlation between the markets. The degree of imperfect correlation depends on circumstances such as variations in speculative market demand for futures and futures options on underlying assets, including technical influences in futures trading and futures options, and differences between the futures contract and underlying asset due to factors such as interest rate levels, maturities, and creditworthiness of issuers.
Futures contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying asset. The primary credit risk on futures contracts that are exchange-traded resides with a Fund’s or the Subsidiary’s clearing broker or the clearinghouse. Changes in regulation relating to a registered fund’s use of derivatives and related instruments could potentially limit or impact a Fund’s ability to invest in derivatives, limit a Fund’s ability to employ certain strategies that use derivatives and/or adversely affect the value of derivatives and a Fund’s performance. Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. There can be no assurance that a liquid market will exist at a time when a Fund or the Subsidiary seeks to close out a futures or a futures option position, and that Fund or the Subsidiary would remain obligated to meet margin requirements until the position is closed.
In addition, certain futures contracts may be relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Equity Risk
Equity or equity-related securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity or equity-related securities also include, among other things, common stocks, preferred securities, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred securities, may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in inflation, interest or currency rates, or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as regulatory changes, labor shortages or increased production costs and competitive conditions within an industry. Conversely, a change in financial condition or other event affecting a single issuer or industry may adversely impact securities markets as a whole. In addition, preferred securities may be subject to greater credit risk or other risks, such as risks related to deferred and omitted distributions, limited voting rights, liquidity, interest rates, regulatory changes and special redemption rights. Equity or equity-related securities generally have greater price volatility than most fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.

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Model Risk
In making investment allocation decisions, PIMCO or the Sub-Adviser may utilize proprietary quantitative models. These models are used by PIMCO or the Sub-Adviser to determine a Fund's investment allocation decisions. A Fund's investment models used in making investment allocation decisions may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data, any of which may result in a decline in the value of the investment. There can be no assurance that the models used by PIMCO or the Sub-Adviser will remain viable, due to various factors, which may include the quality of the data input into the models and the assumptions underlying such models, which to varying degrees involve the exercise of judgment, as well as the possibility of errors in constructing or using the model.
The success of models relies on accurate market data inputs. If inaccurate market data is entered into a model, the resulting information will be incorrect. In addition, the models used may be predictive in nature and such models may result in an incorrect assessment of future events. The models evaluate securities or securities markets based on certain assumptions concerning the interplay of market factors. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models. The performance of the investment models may be impacted by software or other technology malfunctions, human error, issues related to the potential use of artificial intelligence and machine learning (AI), programming inaccuracies, and other similar circumstances. In addition, when relying on a quantitative model and/or data supplied by third parties, PIMCO or the Sub-Adviser may have less insight into the construction, coding or testing of the third-party model or data, and PIMCO or the Sub-Adviser will be exposed to systems, cyber security and other risks associated with the third party that provides the model or data.
The use of models can be complex and involves financial, economic, econometric and statistical theories, research and modeling; and the results of those processes must then be translated into computer code. Although PIMCO or the Sub-Adviser seeks to hire individuals and/or third parties, as applicable, skilled in each of these functions and to provide appropriate levels of oversight, the complexity of the individual tasks, the difficulty of integrating such tasks, and the limited ability to perform “real world” testing of a model’s end product raises the chances that a finished model may contain an error; one or more of such errors could adversely affect a Fund’s performance.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a Fund holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing a Fund to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, both adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Fund because a Fund may have to reinvest that money at lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited.
A Fund’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. A Fund may invest in any tranche of mortgage-related or other asset-backed securities, including junior and/or equity tranches (to the extent consistent with a Fund’s guidelines), which generally carry higher levels of the foregoing risks. Additionally, to the extent a Fund invests directly in mortgages and other types of collateral (consistent with its investment guidelines), the Fund would be subject to risks similar (and in some cases to a greater degree) to those described above. Additionally, investments in subordinate mortgage-backed and other asset-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing a Fund's investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed securities are also subject to greater credit risk than those mortgage-backed or other asset-backed securities that are more highly related.

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Collateralized Loan Obligations Risk
Certain Funds may invest in collateralized loan obligations (“CLOs”) and other similarly structured investments. A CLO is an asset-backed security typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. In addition to the risks associated with investment in such underlying assets, the structure and characteristics of a CLO present certain additional risks. A Fund’s investments in CLOs and other similarly structured investments may expose the Fund to heightened credit risk, interest rate risk, liquidity risk, market risk and prepayment and extension risk, as well as the risk of default on the underlying asset. In addition, investments in CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) risks related to the capability of the servicer of the securitized assets; (iv) the risk that a Fund may invest in tranches of CLOs that are subordinate to other tranches; (v) the structure and complexity of the transaction and the legal documents may not be fully understood at the time of investment and could lead to disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; and (vi) the CLO’s manager may perform poorly. CLOs may charge management and other administrative fees, which are in addition to those of a Fund.
The cash flows from a CLO are split into portions, called tranches, varying in risk and yield. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of risk. Interest on a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those of subordinated/equity tranches. The riskiest portion is the “equity” tranche which bears the first loss of any defaults from the underlying bonds or loans although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CLO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.
The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the instrument in which a Fund invests. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws.
Extension Risk
The issuer of a security held by a Fund (such as a mortgage-related or other asset-backed security) may, under certain circumstances, make principal payments on such security later than expected, causing the average duration of the security to lengthen or the securities to be paid off more slowly than originally anticipated. This may occur, for example, when interest rates rise. Such later-than-expected principal payments decrease the value of the security held by a Fund. In addition, as payments are received later than expected, a Fund may miss the opportunity to reinvest in higher yielding securities.
Commodity Risk
A Fund’s investments in commodity-linked derivative instruments  and commodities may subject a Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative instruments or commodities may be affected by changes in overall market movements, foreign currency exchange rates, commodity index volatility, changes in inflation, interest rates, or supply and demand or other factors affecting a particular industry or commodity market, such as climate changes, weather, livestock disease, pandemics and public health emergencies, embargoes, taxation, war, terrorism, cyber-hacking, economic and political developments, environmental proceedings, tariffs, sanctions, export controls, changes in storage costs, availability of transportation systems, and international economic, political and regulatory developments. The value of commodities and commodity-linked derivative instruments may also experience significant price volatility as a result of being the target or potential target of market fraud and price manipulation. The PIMCO All Asset: Multi-Real Fund and its Subsidiary may concentrate its assets in a particular sector of the commodities market (such as oil, metal, carbon or agricultural products). The PIMCO All Asset: Multi-Real Fund may be more susceptible to risks associated with those sectors, including the risk of loss due to adverse economic, business or political developments affecting a particular sector. The prices for commodities in those sectors may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies.
The PIMCO All Asset: Multi-Real Fund may invest directly in commodities. Investments in commodities held directly by a Fund, including through warehouse receipts, can present additional risks associated with transportation and delivery, custody, storage and maintenance, illiquidity and the availability of accurate market valuations of the commodity. For example, a Fund's commodity holdings could be lost, damaged, stolen or destroyed, and access to a Fund's commodity holdings could be delayed by natural events (such as an earthquake) or human actions (such as a terrorist attack). Funds used to purchase commodities may be misappropriated, and the commodities underlying a warehouse receipt or other evidence of ownership of a commodity could be nonexistent, misappropriated or fail to meet agreed upon quality standards. Consequently, the value of a Fund's shares may

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be adversely affected by the loss, damage or destruction, misappropriation or delayed access to a Fund's commodity holdings. A Fund may also encounter higher custody, maintenance and other costs when holding a commodity directly as compared to ownership of securities or commodity-linked derivative instruments.
MLP Risk
Investments in derivatives or other instruments relating to master limited partnerships and limited liability companies that are treated as partnerships for U.S. federal income tax purposes (“MLPs”) are subject to risks that are particular to MLPs.
MLP units may trade infrequently and in limited volume, and they may be subject to abrupt or erratic price movements. MLP common units and other equity securities issued by MLPs are subject to the risks associated with all equity investments, including the risk that the value of such equity securities will decline due to general market or economic conditions, perceptions regarding MLPs or the energy sector, changes in interest rates, changes in a particular issuer’s financial condition, or unfavorable or unanticipated poor performance of a particular issuer. Debt securities issued by MLPs are subject to the risks associated with all debt investments, including interest rate risk, prepayment risk, credit risk, and, as applicable, high yield securities risk.
MLPs that concentrate in the energy sector are subject to risks associated with the energy sector. Many MLPs operate in the natural gas, natural gas liquids, crude oil, refined products, coal or other facilities within the energy sector and may be affected by fluctuations in the prices of energy commodities. Fluctuations in energy commodity prices can result from changes in general economic conditions or political circumstances (especially of key energy producing and consuming countries); inflation, interest rates, or supply and demand factors; market conditions; weather patterns; domestic production levels; volume of imports; energy conservation; domestic and foreign governmental regulation; international politics; policies of OPEC; taxation; tariffs; and the availability and costs of local, intrastate and interstate transportation methods.
Prepayment Risk
The issuer of a security held by a Fund (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security sooner than expected. This may occur, for example, when interest rates decline. Such sooner-than-expected principal payments may reduce the returns of a Fund because a Fund is forced to forego expected future interest payments on the principal amount paid back early and a Fund may be forced to reinvest the money it receives from such early payments at the lower prevailing interest rates. Additionally, the yield to maturity on an IO class of a stripped mortgage-backed security (“SMBS”) is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Fund’s yield to maturity from these securities.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage- related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the portfolio of a Fund may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Real Estate Risk
Investments in real estate investment trusts (“REITs”) or real estate-linked derivative instruments are subject to risks similar to those associated with direct ownership of real estate, as well as risks associated with the real estate market generally. Such risks include a possible decline in the value of (or income generated by) the real estate, variations in rental income, fluctuations in occupancy levels, changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive, losses from casualty or condemnation, and changes in local and general economic conditions. The real estate industry has historically been cyclical and particularly sensitive to economic downturns and other events that limit demand for real estate, which would adversely impact the value of real estate investments. Additionally, the real estate market is subject to risks related to supply and demand, including reduced demand for properties or real estate-related services, reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all. Additional risks include changes in interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Real estate securities may have limited diversification and, therefore, tend to be subject to risks inherent in operating and financing a limited number of projects. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. An investment in a REIT or a real estate-linked derivative instrument that is linked to the value of a REIT is subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to

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the tax laws or failure by the REIT to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming.
If a REIT is privately held or not traded on a national securities exchange, it may have limited or no liquidity, which could restrict a Fund’s ability to redeem some or all of its investment, and which may require a Fund to hold onto its investment in the REIT despite poor performance. Additionally, privately-held or non-traded REITs may bear higher fees than publicly-traded REITs, and are generally harder to value due to less frequent updates to their net asset values. Privately-held REITs generally are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and, as such, are not subject to the same disclosure requirements as REITs registered under the Securities Act, which may make privately-held REITs more difficult to evaluate from an investment perspective.
In addition, real estate values have been subject to substantial fluctuations and declines on a local, regional and national basis in the past and may continue to be in the future. During periods of rising interest rates, real estate securities may lose appeal for investors who may seek higher yields from other income-producing investments. Rising interest rates may also contribute to financing for property purchases and improvements becoming more costly and difficult to obtain. Developments following the onset of COVID-19 adversely impacted certain commercial real estate markets, including the deferral of mortgage payments, renegotiated commercial mortgage loans, commercial real estate vacancies or outright mortgage defaults. These developments accelerated macro trends such as work from home and online shopping which may negatively impact certain industries, such as brick-and-mortar retail.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small or less developed, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting and auditing standards of foreign (non-U.S.) countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit a Fund’s ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by U.S. or foreign governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries, which can decrease the investment opportunities for the Funds subject to such limits. In addition, restrictions may be imposed after a Fund has invested in a jurisdiction and potentially force a Fund to dispose of an investment at an inopportune time or price. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by a Fund, particularly during periods of market turmoil and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on a Fund’s investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect a Fund’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed can vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could impact a Fund’s portfolio holdings by, among other things, reducing their value and/or liquidity or causing a downgrade in credit ratings. In addition, these measures could result in currency devaluation or volatility, increased market volatility, and/or economic disruptions in the securities or sanctioned country or throughout the world. Sanctions and other similar

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measures could directly or indirectly limit or prevent a Fund from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent the settlement of securities transactions and adversely impact a Fund's liquidity and performance and/or prevent the liquidation of a Fund holding sanctioned securities. The U.S. government may renegotiate some of its global trade relationships with foreign governments and may impose or threaten to impose significant tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could contribute to volatility or overall declines in the U.S. and global investment markets. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, a Fund will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities of U.S. issuers.
China Risk
Investing in securities and instruments economically tied to the PRC subjects a Fund to certain of the risks of investing in foreign (non-U.S.) securities and emerging market securities, as well as additional risks specific to PRC. These other risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently reliable economic or financial data; (c) potentially high rates of inflation; (d) dependence on exports and international trade, including the risk of increased trade tariffs, outbound investment measures, sanctions and embargoes; (e) relatively high levels of asset price volatility and difficulties in the settlement of securities; (f) potential shortage of liquidity and limited accessibility by foreign (non-U.S.) investors (including as a result of sanctions); (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the qualified foreign institutional investors (“QFII”) program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; (m) the possibility that PRC regulators may suspend trading in PRC issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation; (n) different regulatory and audit requirements related to the quality of financial statements of Chinese issuers; (o) limitations on the ability to inspect the quality of audits performed in China, particularly the Public Company Accounting Oversight Board’s (“PCAOB’s”) lack of access to inspect PCAOB-registered accounting firms in China; (p) limitations on the ability of U.S. authorities to enforce actions against non-U.S. companies and non-U.S. persons; and (q) limitations on the rights and remedies of investors as a matter of law. In addition, there also exists control on foreign (non-U.S.) investment in the PRC and limitations on repatriation of invested capital.
In recent years, certain governmental bodies (including the U.S. Government) have considered and, in some cases, imposed sanctions, trade and investment restrictions and notification requirements on the PRC (as well as Hong Kong and Macau), and it is possible that additional restrictions may be imposed or retaliatory action may be taken in the future. Complying with such restrictions may prevent a Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Fund’s ability to achieve its investment objective, prevent a Fund from receiving payments otherwise due it, require a Fund to obtain information about underlying investors, increase diligence and other similar costs to a Fund, render valuation of China-related investments challenging, or require a Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect a Fund’s performance with respect to such investments, and thus a Fund’s performance as a whole.
Given the complex and evolving relationship between the PRC and certain other countries, it is difficult to predict the impact of such restrictions on market conditions. Foreign (non-U.S.) relations, such as the PRC-U.S. relationship regarding trade, currency exchange, intellectual property protection, among other things, could also have implications with respect to capital flow and business operations. For example, U.S. social, political, regulatory and economic conditions prompting changes in laws and policies governing foreign (non-U.S.) trade, manufacturing, developments and investments in the PRC could limit a Fund’s ability to access certain opportunities in the PRC or restrict transactions with certain PRC issuers and, as a result, could adversely affect the performance of a Fund’s investments.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent a Fund invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, inflation, custody, regulatory uncertainty, legal, political, technical, headline, reputational, and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent a Fund invests in emerging market securities or other investments that are economically tied to a particular region, country or group of countries, the Fund may be more sensitive to adverse political, social, environmental and health events affecting that region, country or group of countries. Economic, business, political or social instability may affect emerging market securities differently, and

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often more severely, than developed market securities. A Fund that focuses its investments in multiple asset classes of emerging market securities may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to a Fund.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments, or to obtain information needed to pursue or enforce such judgments, against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity and tradability of investments in or related to those regions. A Fund may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and any investing Fund could experience losses. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit events resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.)  currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to a Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond a Fund’s control, may result in a loss in value of a Fund’s sovereign debt holdings.
Currency Risk
If a Fund invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Although a Fund may attempt to hedge its currency exposure into the U.S. dollar, it may not be successful in reducing the effects of currency fluctuations. A Fund may also hedge from one foreign currency to another. In addition, a Fund’s use of currency hedging may not be successful and the use of such strategies may lower a Fund’s potential returns.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including due to changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political or geopolitical developments in the U.S. or abroad. As a result, a Fund’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated securities may reduce the returns of a Fund. Devaluation of a currency by a country’s government or banking authority can significantly impact the value of any investments denominated in that currency. A Fund may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as by currency restrictions, exchange control regulation, or governmental restrictions that limit or otherwise delay a Fund’s ability to convert currencies.
Currency risk may be particularly high to the extent that a Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

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Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. A Portfolio's use of derivatives may also create leveraging risk. A Fund also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause a Fund to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause a Fund to be more volatile than if a Fund had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a Fund’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where a Fund does not hold the security or have the right to acquire it without payment of further consideration), could theoretically be subject to unlimited losses in cases where a Fund, for any reason, is unable to close out the transaction. In addition, to the extent a Fund borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed a Fund’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, a Fund may be forced to sell portfolio securities when it is not otherwise advantageous to do so. When a Fund reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in a Fund's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of a Fund's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities and prepayment penalties on borrowed funds. Leveraging transactions pursued by a Fund may increase its duration and sensitivity to various risks and interest rate environments. A Fund may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to a Fund.
Management Risk
Each Fund and Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO or the Sub-Adviser, as applicable, will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Funds and the Subsidiary. PIMCO, or the Sub-Adviser, as applicable, may not consider every factor or may determine that certain factors are more significant than others. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO or the sub-adviser, or such other fund’s investment adviser or sub-adviser, as applicable, will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO, or the Sub-Adviser as applicable, and individual portfolio managers may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which a Fund seeks to invest may not be available in the quantities desired, including in circumstances where other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Fund, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to a Fund. To the extent a Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to a Fund. Each Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for a Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent a Fund from purchasing a security expected to appreciate in value. Please refer to “Portfolio Managers – Conflicts of Interest” in the Offering Memorandum Supplement for further information. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO in connection with managing the Funds and the Subsidiary, as applicable, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Funds and the Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO or the Sub-Adviser will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO or the Sub-Adviser could have an adverse impact on the Funds' and the Subsidiary's, as applicable, ability to realize their investment objectives. Similarly, there can be no assurance that quantitative models utilized by the Sub-Adviser or related data sources will always be available, and the loss of access to any such model(s) or data sources could have an adverse impact on a Fund’s ability to realize its investment objective.
In addition, a Fund may rely on various third-party sources to calculate its NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Fund may be unable to recover any losses associated with such failures.

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Subsidiary Risk
By investing in the Subsidiary, the PIMCO All Asset Multi-Real Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The investments held by the Subsidiary are generally similar to those that are permitted to be held by the Fund, and are subject to the same risks that apply to similar investments if held directly by the Fund. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Fund or the Subsidiary will be achieved.
The Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO All Asset: Multi-Real Fund and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the PIMCO All Asset: Multi-Real Fund. Changes in the laws of the United States and/or the Cayman Islands could adversely affect the performance of the PIMCO All Asset: Multi-Real Fund and/or the Subsidiary and result in the PIMCO All Asset: Multi-Real Fund underperforming its benchmark index(es).
Investments in the Subsidiary may also expose the Fund to tax risks. The Fund's investments in the Subsidiary can accelerate the Fund’s recognition of income and cause it to be treated as ordinary income, regardless of the character of the Subsidiary’s income, potentially impacting the Fund’s tax liabilities. Further, if a net loss is realized by the Subsidiary, such loss is generally not available to offset the income earned by the Fund, and such loss cannot be carried forward to offset taxable income of the Fund or the Subsidiary in future periods. For a discussion of the tax risks associated with the Fund's investments in the Subsidiary, please refer to “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Tax Risk
The PIMCO All Asset: Multi-Real Fund gains exposure to the commodities markets through investments in commodity-linked derivative instruments, including commodity index-linked notes, swap agreements, commodity options, futures, and options on futures. The Fund may also gain exposure indirectly to commodity markets by investing in its Subsidiary, which invests primarily in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and/or other Fixed Income Instruments. In order for the Fund to qualify as a regulated investment company under Subchapter M of the Code, the Fund must derive at least 90 percent of its gross income each taxable year from certain qualifying sources of income.
As more fully described below under “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund” the Internal Revenue Service (“IRS”) issued a revenue ruling which holds that income derived from commodity-linked derivatives, if earned directly by the Fund, is not qualifying income under Subchapter M of the Code. The IRS has issued private letter rulings in which the IRS specifically concluded that income derived from an investment in a subsidiary that provides commodity-linked exposure through its investments will constitute qualifying income. Under IRS regulations, income derived from a subsidiary that is a controlled foreign corporation will be considered qualifying income if currently distributed to the Fund or if the Fund's income from the subsidiary is derived with respect to the Fund’s business of investing in securities. An IRS revenue procedure states that the IRS will not in the future issue private letter rulings that would require a determination of whether an asset (such as a commodity index-linked note) is a “security” under the 1940 Act.
The Fund will seek to gain exposure to the commodity markets primarily through investments in its Subsidiary. If the IRS were to determine that income derived from certain commodity-linked notes or from investments in a Subsidiary does not constitute qualifying income, the Fund might be adversely affected and would be required to reduce its exposure to such investments, which might result in difficulty in implementing their investment strategies and increased costs and taxes. Investment in a Subsidiary involves specific risks. See “Characteristics and Risks of Securities and Investment Techniques—Investments in Wholly-Owned Subsidiary” below for further information regarding the Subsidiary, including the risks associated with investing in the Subsidiary.
Short Exposure Risk
A Fund’s short sales and short positions, if any, are subject to special risks. A short sale involves the sale by a Fund of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Fund may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then a Fund will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.

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By investing the proceeds received from selling securities short, a Fund could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Fund’s exposure to long security positions and make any change in a Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Fund employs will be successful during any period in which it is employed.
Periods of unusual or adverse market, economic, regulatory, environmental or political conditions generally may exist for as long as six months and, in some cases, much longer and during these periods, a Fund may not be able, fully or partially, to implement its short selling strategy. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps. Restrictions on and/or reporting requirements applicable to short selling and short positions may negatively impact and materially impair a Fund's ability to execute certain transactions. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to a Fund.
Convertible Securities Risk
Convertible securities are fixed income securities, preferred securities or other securities that are convertible into or exercisable for common stock of the issuer (or cash or securities of equivalent value) at either a stated price or a stated rate. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. A convertible security’s market value, however, tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. Certain types of convertible securities may decline in value or lose their value entirely in the event the issuer’s financial condition becomes significantly impaired. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its debt obligations.
Synthetic convertible securities involve the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income-producing component and a right to acquire an equity security). Synthetic convertible securities are often achieved, in part, through investments in warrants or options to buy common stock (or options on a stock index), and therefore are subject to the risks associated with derivatives. The value of a synthetic convertible security will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Because the convertible component is typically achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index, synthetic convertible securities are subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.
Inflation-Indexed Security Risk
Inflation-indexed debt securities are subject to the effects of actual or anticipated changes in market interest rates caused by factors other than inflation (real interest rates). In general, the value of an inflation-indexed security, including TIPS, tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index (”CPI“)), which is calculated and published by a third-party, will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though a Fund will not receive the principal until maturity. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment, which is federally tax exempt (and may be state tax exempt). For municipal inflation-indexed securities, there is no adjustment to the principal value. Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.

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Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Fund’s holdings.

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Management of the Funds
The business affairs of the Funds are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Funds. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Funds and the Funds' business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2026, PIMCO had approximately $2.33 trillion in assets under management, including $1.92 trillion in third-party client assets. Assets include $77.4 billion (as of March 31, 2026) in assets managed by Prime Real Estate (formerly Allianz Real Estate), an affiliate and wholly-owned subsidiary of PIMCO and PIMCO Europe GmbH, that includes PIMCO Prime Real Estate GmbH, PIMCO Prime Real Estate LLC and their subsidiaries and affiliates. PIMCO Prime Real Estate LLC investment professionals provide investment management and other services as dual personnel through Pacific Investment Management Company LLC. PIMCO Prime Real Estate GmbH operates separately from PIMCO.
PIMCO has engaged Research Affiliates, a California limited liability company, to serve as the sub-adviser to each Fund. Research Affiliates was organized in 2002 and is located at 660 Newport Center Drive, Newport Beach, CA 92660. As sub-adviser to the Funds, Research Affiliates is responsible for providing, subject to the supervision of PIMCO, investment advisory services in connection with, for the PIMCO All Asset: Multi-RAE PLUS and PIMCO All Authority: Multi-RAE PLUS Funds, each Fund’s equity exposures and, for the PIMCO All Asset: Multi-Real Fund, the Fund’s Real Asset exposures, as described in each Fund’s respective Fund Summary.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Funds with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Funds or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
Each Fund pays PIMCO an advisory fee in return for providing investment advisory services. Each Fund also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Fund’s shareholders and also bears the costs of various third-party services required by the Funds, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Fund bears other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by the Fund, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring specialized loans and other investments made by a Fund, and any costs associated with originating loans, asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments)), organizational and offering expenses of the Trust and the Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust’s Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee paid by the Funds. Also, under the terms of the supervision and administration agreement, PIMCO, and not Fund shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.
As discussed in the “Fund Summary-Principal Investment Strategies” section, the PIMCO All Asset: Multi-Real Fund may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. In consideration of these services, the Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO All Asset: Multi-Real Fund in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the Subsidiary. This waiver may not be terminated by PIMCO and will remain in effect for as long as PIMCO’s contract with the Subsidiary is in place.

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The table below shows the advisory and supervisory and administrative fees for each Fund at an annual rate based upon the average daily net assets of the Fund. The Funds may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Funds’ financial statements for information regarding the total ratio of expenses to average net assets.
The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the Funds:
Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Fund assets)
Fund	Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
PIMCO All Asset: Multi-RAE PLUS Fund	0.64%	0.25%	0.89%
PIMCO All Asset: Multi-Real Fund	0.49%	0.25%	0.74%
PIMCO All Authority: Multi-RAE PLUS Fund	0.64%	0.25%	0.89%
Expense Limitation Agreement
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of each Fund’s supervisory and administrative fees, or reimburse the Funds, to the extent that the Fund’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.0049% (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each Fund of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit) 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Individual Portfolio Managers
The following individuals have or share primary responsibility for managing each of the noted Funds.
Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Robert D. Arnott	* * *
Chairman and Founder, Research Affiliates, since July 2002. Prior to Research Affiliates, he served as chairman of First Quadrant from 1998 to 2004, and before that as global equity strategist at Salomon Brothers, president of TSA Capital Management (now Analytic Investors),
and vice president at The Boston Company. He holds an an undergraduate degree from the
University of California, Santa Barbara, in economics, applied mathematics, and computer science.

PIMCO All Asset: Multi-Real	Andrew DeWitt	*
Executive Vice President, PIMCO. Mr. DeWitt is an executive vice president and portfolio manager in the Newport Beach office, focusing on commodity and multi-real-asset strategies.
Previously, he managed PIMCO’s portfolio associate group and focused on portfolio optimization and other technology initiatives. He has investment experience since 2006 and holds undergraduate degrees in economics and sociology from Brown University.

PIMCO All Asset: Multi-Real	Daniel He	*
Executive Vice President, PIMCO. Mr. He is a portfolio manager in the Newport Beach office. He is a member of the liquid products group specializing in real return and mortgage-backed securities and serves as a member of Americas portfolio committee. Prior to joining PIMCO in
2011, he structured and traded derivative strategies for a global macro hedge fund. He previously developed trading strategies at a hedge fund that focused on foreign exchange volatility. He has investment experience since 2005 and holds an MBA from the University of
Chicago Booth School of Business. He also holds a master’s degree in financial engineering and an undergraduate degree in computer science from the National University of Singapore.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Daniel Hyman	8/25
Managing Director, PIMCO. Mr. Hyman is a portfolio manager and leads the agency mortgage portfolio management team in the Newport Beach office. He is also a senior portfolio manager on the StocksPLUS, Total Return, and Low Duration teams. He is the lead portfolio manager for the firm's mortgage ETF, as well as the Ginnie Mae and Mortgage Opportunities strategies and the StocksPLUS Absolute Return strategies. Mr. Hyman and team have been recognized by
Lipper for their long-term performance on both of these flagship mortgage strategies. Prior to joining PIMCO in 2008, Mr. Hyman was a vice president at Credit Suisse, where he traded agency pass-throughs. He has investment experience since 2003 and holds an undergraduate degree from Lehigh University.

August 1, 2026 | Offering Memorandum  27

Private Account Portfolio Series

Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Jim Masturzo	7/23 7/23 7/23
Partner and CIO, Research Affiliates. Mr. Masturzo leads the firm’s research efforts and alongside Rob Arnott, is a co-portfolio manager of the PIMCO All Asset and PIMCO All
Authority funds and the PIMCO RAE (Research Affiliates Equity) strategies. Prior to joining
Research Affiliates, he worked at Bloomberg, specializing in portfolio analytics. In this role, he advised portfolio managers on best practices related to performance measurement, attribution, and risk analytics for equity and fixed income portfolios. He holds an MBA from the
Duke University Fuqua School of Business and a B.S. in electrical engineering from Cornell
University. He holds the Chartered Financial Analyst designation and is a member of CFA
Institute and CFA Society Orange County.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Marc Seidner	2/21 *
CIO Non-traditional Strategies and Managing Director, PIMCO. Mr. Seidner is a generalist portfolio manager and a member of the Investment Committee. He rejoined PIMCO in
November 2014 after serving as head of fixed income at GMO LLC, and previously he was a
PIMCO Managing Director, generalist portfolio manager and member of the Investment
Committee until January 2014. Prior to joining PIMCO in 2009, he was a managing director and domestic fixed income portfolio manager at Harvard Management Company. Previously, he was director of active core strategies at Standish Mellon Asset Management and a senior portfolio manager at Fidelity Management and Research. He has investment experience since
1987 and holds an undergraduate degree in economics from Boston College.

PIMCO All Asset: Multi-Real	Emmanuel Sharef	2/22
Executive Vice President, PIMCO. Dr. Sharef is an executive vice president and portfolio manager in the Newport Beach office, focused on asset allocation strategies and multi-real asset strategies and the residential real estate market. He is a member of the Americas
Portfolio Committee and has served as a rotating member of the Investment Committee. Prior to joining PIMCO in 2011, he worked in the mortgage credit strategists group at Morgan
Stanley. He has investment and financial services experience since 2008 and holds a Ph.D. in operations research from Cornell University, specializing in statistics and biometrics. He received an undergraduate degree from Princeton University.

PIMCO All Asset: Multi-Real	Greg E. Sharenow	*
Managing Director, PIMCO. Mr. Sharenow is a portfolio manager in the Newport Beach office, focusing on commodities, real assets, and inflation solutions. He leads PIMCO’s commodity portfolio management group. He also co-manages PIMCO’s Energy and Tactical Credit
Opportunities strategy. Prior to joining PIMCO in 2011, he was an energy trader at Hess
Energy Trading, Goldman Sachs and DE Shaw. He was previously senior energy economist at
Goldman Sachs. He has investment and financial services experience since 2000 and holds bachelor’s degrees in mathematical methods in the social sciences and in economics from
Northwestern University. He is a member of the Council on Foreign Relations.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Bryan Tsu	* *
Managing Director, PIMCO. He is a portfolio manager in the Newport Beach office. He manages StocksPLUS, multi-sector credit, and securitized strategies. He is also a senior member of the insurance solutions team and a senior commercial mortgage-backed securities specialist. Mr. Tsu currently serves as a rotating member of PIMCO's Americas portfolio committee, which he has previously co-chaired, and he has also served as a rotating member of PIMCO's Investment Committee. Prior to joining PIMCO in 2008, he worked at Bear Stearns in New York. He has investment experience since 2006 and holds a bachelor’s degree in economics and operations research from Columbia University.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Jing Yang	* *
Managing Director, PIMCO. Ms. Yang is a portfolio manager in the Newport Beach office. She oversees the asset-backed securities portfolio management team and focuses on StocksPLUS, multi-sector credit, and securitized strategies. Prior to joining PIMCO in 2006, she worked in home equity loan structuring at Morgan Stanley in New York. She has investment experience since 2006 and holds a Ph.D in Bioinformatics and a master’s degree in statistics from the
University of Chicago.

*
Inception of the Fund.
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation and the portfolio managers’ ownership of shares of the Funds.
A discussion regarding the basis for the Board of Trustees’ approval of the Funds' investment advisory contract is available in the Funds’ reports filed on Form N-CSR for the fiscal half-year ended September 30, 2025.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Funds. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Trust’s Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory filings from or on behalf of the Trust or a Fund creates a contract between or among any shareholder of a Fund, on the one hand, and the Trust, a Fund, a service provider to the Trust or a Fund, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum

28  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Supplement with respect to a Fund or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or a Fund is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to any Fund, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Trust’s then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.

August 1, 2026 | Offering Memorandum  29

Purchases, Redemptions and Exchanges
Purchasing Shares
Shares of the Funds are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Funds are offered only to the Investing Funds. Shares of the Funds may be purchased at the relevant NAV without a sales charge or other fee.
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Timing of Purchase Orders and Share Price Calculations. Under normal circumstances, a purchase order received by the Trust or its designee prior to the scheduled close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Fund’s NAV, as of the normally scheduled close of regular trading on the NYSE or such other time that a Fund may determine in accordance with applicable law. On any business day when the NYSE closes earlier than scheduled, each Fund may (i) close trading early (in which the time as of which NAV is calculated would be advanced and, therefore, also the time by which purchase and redemption orders must be received in order to receive that day’s NAV would be advanced) or (ii) accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day. Purchase orders will be accepted only on days on which the Trust is open for business.
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Other Purchase Information. Purchases of a Fund’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued. The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Funds or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for other reasons such as compliance with anti-money laundering, anti-terrorism or sanctions obligations and requirements. Shares of the Funds are not registered or qualified for sale in the states. Shares of the Funds may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Fund are available for offer and sale in the investor’s state of residence.

Subject to the approval of the Trust, shares of a Fund may be purchased with liquid securities that are eligible for purchase by the Funds (consistent with a Fund's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Fund policy. These transactions will be effected only if PIMCO intends to retain the security in the Fund as an investment. Assets purchased by a Fund in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing a Fund's shares, if such assets were included in a Fund’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time. In the interest of economy and convenience, certificates for shares will not be issued.
Redeeming Shares
As stated above, a Fund's shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Funds may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of the Funds.
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Timing of Redemption Requests and Share Price Calculations. Under normal circumstances, a redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Fund shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Fund name.
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Redeeming Shares - Additional Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Fund shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable

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for the Funds to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of each Fund solely in cash up to the lesser of $250,000 or 1% of the Fund’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Fund in lieu of cash, which may be in the form of a pro-rata slice of the Fund’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

In order to meet redemption requests, the Funds typically expect to use a combination of sales of fund assets, holdings of cash and cash equivalents (including cash flows into the Funds) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Funds reserve the right to use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Funds’ use of redemptions in kind is discussed above.
Exchange Privilege
Exchanges of shares of a Fund for shares of the PIMCO All Asset: Multi-RAE PLUS Fund, PIMCO All Authority: Multi-RAE PLUS Fund or PIMCO All Asset: Multi-Real Fund will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Funds, shares of the Funds may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Funds. Shares may only be exchanged with respect to Funds that are registered in an investor’s state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Funds and their shareholders. However, because only PIMCO is permitted to purchase and redeem Fund shares, on behalf of the Investing Funds, and because the Funds are intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Funds is negligible.
How Fund Shares are Priced
The price of a Fund’s shares is based on a Fund’s NAV. The NAV of a Fund’s shares is determined by dividing the total value of a Fund’s investments and other assets, less any liabilities, by the total number of shares outstanding.
Fund shares are ordinarily valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Funds or their agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, each Fund reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. Each Fund generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, each Fund reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Fund may determine.
For purposes of calculating NAV, fund securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Funds will normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the

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foreign exchange, or the NYSE Close if the NYSE Close occurs before the end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designated PIMCO as the valuation designee (“Valuation Designee”) for each Fund to perform the fair value determination relating to all Fund investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Fund investments. The Valuation Designee may value portfolio securities for which market quotations are not readily available and other Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”). Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of a Fund’s assets that are invested in one or more open-end management investment companies, a Fund’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, a Fund may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. A Fund may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in a Fund’s portfolio investments being affected when you are unable to buy or sell shares.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of a Fund's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that a Fund holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in a Fund’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of a Fund NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that a Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Fund may differ from the value that would be realized if the securities were sold.
Fund Distributions
Each Fund distributes substantially all of its net investment income to shareholders in the form of dividends. Each Fund intends to declare and pay income dividends quarterly to shareholders of record.
In addition, each Fund distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. A Fund’s dividend and capital gain distributions will automatically be reinvested (net of any applicable withholding tax) in additional shares of a Fund at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Fund distributions.
Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in any Fund.
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Fund Distributions.  Each Fund will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of a Fund. If a Fund declares a dividend in October,

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November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.
Fund taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Funds, it is not anticipated that a significant portion of the dividends paid by the Funds will be eligible to be reported as qualified dividends. Federal taxes on Fund distributions of gains are determined by how long a Fund owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Fund owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Fund owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains or exempt interest dividends. If a Fund reports a dividend as a capital gains distribution (typically from gains from investments that a Fund owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of a Fund. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Fund’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Fund distributions are taxable to shareholders even if they are paid from income or gains earned by a Fund prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Fund’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or a Fund (if you hold your shares in a Fund direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Fund shares purchased after January 1, 2012 unless you instruct a Fund in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you
designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Fund will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed a Fund that it is a C corporation in its Account Application or by written instruction, a Fund will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales, Exchanges and Redemptions of Fund Shares. You will generally have a capital gain or loss if you dispose of your Fund shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Fund for shares of another Fund, the transaction will be treated as a sale of the exchanged Fund shares, and any gain on those shares will generally be subject to U.S. federal income tax.
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Returns of Capital. If a Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in a Fund and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts).
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Backup Withholding. Each Fund may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide a Fund with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.
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Foreign Withholding Taxes. A Fund may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, a Fund’s total return on those securities would be decreased. Each Fund may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign governments, or if at least 50% of the value of a Fund’s total assets at the close of each quarter of

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its taxable year is represented by interests in other regulated investment companies, such Fund may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases a Fund may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from a Fund. Additionally a Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable a Fund to determine whether withholding is required.
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A Note on the PIMCO All Asset: Multi-Real Fund. One of the requirements for favorable tax treatment as a regulated investment company under the Code is that each Fund derive at least 90% of its gross income from certain qualifying sources of income. The IRS has issued a revenue ruling which holds that income derived from commodity index-linked derivatives, if earned directly by the Fund, is not qualifying income under Subchapter M of the Code. As such, the Fund’s ability to utilize direct investments in commodity-linked swaps as part of its investment strategy is limited to a maximum of 10 percent of its gross income.
However, in a subsequent revenue ruling, the IRS provides that income from alternative investment instruments (such as certain commodity index-linked notes) that create commodity exposure may be considered qualifying income under the Code. The IRS has issued private letter rulings in which the IRS specifically concluded that income derived from an investment in a subsidiary that provides commodity-linked exposure through its investments will constitute qualifying income. A Fund will continue to seek to gain exposure to the commodity markets primarily through investments in the Subsidiary and perhaps through commodity-linked notes.
Under IRS regulations, income derived from a subsidiary that is a controlled foreign corporation will be considered qualifying income if currently distributed to a Fund or if a Fund's income from the Subsidiary is derived with respect to a Fund’s business of investing in securities. An IRS revenue procedure states that the IRS will not in the future issue private letter rulings that would require a determination of whether an asset (such as a commodity index-linked note) is a “security” under the 1940 Act. There can be no assurance that the IRS will not change its position with respect to some or all of these conclusions or that future legislation will not adversely impact the tax treatment of a Fund’s commodity-linked investments. If the IRS were to change or reverse its position, or if future legislation adversely affected the tax treatment of a
Fund’s commodity-linked investments, there would likely be a significant adverse impact on the Fund, including the possibility of failing to qualify as a regulated investment company. If a Fund did not qualify as a regulated investment company for any taxable year, its taxable income would be subject to tax at the Fund level at regular corporate tax rates (without reduction for distributions to shareholders) and to a further tax at the shareholder level when such income is distributed.
Furthermore, the tax treatment of PIMCO All Asset: Multi-Real Fund’s investments in the Subsidiary may otherwise be adversely affected by future legislation, court decisions, Treasury Regulations and/or guidance issued by the IRS. Such developments could affect the character, timing and/or amount of the PIMCO All Asset: Multi-Real Fund’s taxable income or any distributions made by the Fund or result in the inability of the Fund to operate as described in this Offering Memorandum.
Periodic adjustments for inflation to the principal amount of an inflation-indexed bond may give rise to original issue discount, which will be includable in a Fund’s gross income. Due to original issue discount, a Fund may be required to make annual distributions to shareholders that exceed the cash received, which may cause a Fund to liquidate certain investments when it is not advantageous to do so. Also, if the principal value of an inflation-indexed bond is adjusted downward due to deflation, amounts previously distributed in the taxable year may be characterized in some circumstances as a return of capital.
Investment Restrictions
Fundamental Investment Restrictions
The investment restrictions set forth below, are fundamental policies of the Funds and may not be changed with respect to a Fund without shareholder approval by vote of a majority of the outstanding shares of that Fund. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
(1) A Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.
(2) A Fund may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
(3) A Fund may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs (This investment restriction is not applicable to the PIMCO All Asset: Multi-Real Fund). This restriction shall not prohibit a Fund, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign

34

currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;
(4) A Fund may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
(5) A Fund may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
(6) A Fund may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Notwithstanding the foregoing, it is a fundamental policy of each Fund that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objectives and Strategies” section and whose shares may be offered to other parties as well as a Fund.
The Funds interpret their policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Funds’ industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to a Fund's industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
The Funds may invest in certain derivative instruments which, while representing a relatively small amount of a Fund’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Fund obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.
Non-Fundamental Investment Restrictions
Each Fund's investment objective as set forth in its “Investment Objective and Strategies” section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.
(1)
The Fund may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 under the 1940 Act and the Fund's procedures adopted thereunder.
For purposes of applying a Fund's investment policies and restrictions, the Funds may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, a Fund may value credit default swaps at full exposure value for purposes of the Fund's credit quality guidelines because such value reflects a Fund's actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether a Fund is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by a Fund for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
Information Regarding State Escheatment Laws
Fund accounts can be considered abandoned property. States increasingly are looking at inactive accounts as possible abandoned or unclaimed property. Under certain circumstances, a Fund (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. A Fund will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a fund account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted a fund for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction.
The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in a Fund.

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Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for the Funds and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Funds). Some securities considered for investments by the Funds also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Fund and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among a Fund and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Funds, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
PIMCO may aggregate orders for the Funds with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Funds and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
In some cases, PIMCO may sell a security on behalf of a client, including the Funds, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Funds, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by a Fund usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.
PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for a Fund and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by a Fund from year-to-year may be attributable to changes in the asset size of the Fund, the volume of portfolio transactions effected by a Fund, the types of instruments in which a Fund invests or the rates negotiated by PIMCO on behalf of a Fund.
PIMCO places orders for the purchase and sale of portfolio investments for a Fund's accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of a Fund, PIMCO will seek the best execution of the Fund's orders. In doing so, a Fund may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to

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execute transactions for a Fund, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Fund. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including a Fund), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time a Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Fund is known as “portfolio turnover.” PIMCO manages the Funds without regard generally to the restrictions on portfolio turnover. When a portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Funds. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of a Fund's portfolio) involves correspondingly greater expenses to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Fund, the higher these transaction costs borne by a Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect a Fund’s performance.
The portfolio turnover rate of a Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by a Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.
Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Funds described under “Fund Summary” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Funds from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Funds. As with any fund, investors in the Funds rely on the professional investment judgment and skill of PIMCO and the portfolio managers. The investments made by the Funds at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Funds. Accordingly, the performance of the Funds can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for more detailed

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information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Funds.
Because the PIMCO All Asset: Multi-Real Fund may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Fund may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Fund. The Fund and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.
Investors should be aware that the investments made by a Fund and the results achieved by a Fund at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies and/or portfolio management teams, similar to a Fund. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Fund, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds.
Significant shareholder purchases and redemptions could be driven by a variety of circumstances, such as changing market and economic conditions, and asset allocations or other decisions by PIMCO. Such transactions may adversely impact a Fund’s portfolio management. For example, a Fund may be forced to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or hold a comparatively large portion of its portfolio in cash due to significant shareholder purchases, in each case when the Fund otherwise would not seek to do so. These shareholder transactions may cause the Funds to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase a Fund’s transaction costs, accelerate the realization of taxable income if such sales of investments resulted in gains, cause the Fund to make taxable distributions to its non-redeeming shareholders to a greater extent than a Fund otherwise would have, or otherwise cause the Fund to perform differently than intended. Similarly, significant shareholder purchases may adversely affect a Fund’s performance to the extent a Fund is delayed in investing new cash and, as a result, holds a proportionally larger cash position than under ordinary circumstances. While such risks may apply to funds of any size, these risks are heightened in funds with fewer assets under management. In addition, new funds may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.
More generally, a Fund may be adversely affected when a large shareholder purchases or redeems large amounts of shares, which can occur at any time and may impact a Fund in the same manner as a high volume of purchase or redemption requests. These large shareholders include, but are not limited to, other funds, institutional investors, and asset allocators who make investment decisions on behalf of underlying clients. Large shareholder transactions may cause a Fund to make investment decisions at inopportune times or prices or miss attractive investment opportunities. In addition, such transactions may also cause the Funds to sell certain assets in order to meet purchase or redemption requests, which could indirectly affect the liquidity of a Fund’s portfolio. Such transactions may also increase a Fund’s transaction costs, decrease economies of scale, accelerate the realization of taxable income, or otherwise cause a Fund to perform differently than intended. While large shareholder transactions may be more frequent under certain circumstances, the Funds are generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Fund shares at any time. Moreover, the Funds are subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Funds.
Investment Selection
Certain Funds in this Offering Memorandum seek total return. The total return sought by a Fund consists of both income earned on a Fund’s investments and capital appreciation, if any, arising from increases in the market value of a Fund’s holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates, foreign currency appreciation, or improving credit fundamentals for a particular market sector or security.
In selecting investments for a Fund, PIMCO develops an outlook for interest rates, currency exchange rates and the economy, analyzes credit and call risks, and uses other investment selection techniques. The proportion of a Fund’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors. In selecting investments for a Fund, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which are subject to change over time without notice in PIMCO's discretion. The proprietary quantitative models used by PIMCO may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data inputs, any of which may result in a decline in the value of an investment in a Fund. There is no guarantee that PIMCO's use of a proprietary quantitative model will produce the desired result.
With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors

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depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Investors should be aware that the investments made by the Funds and the results achieved by the Funds at any given time, including for the same or similar investments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Funds.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this offering memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;
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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loans, including participations in and assignments thereof;
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delayed draw and delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
■
obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government- sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Funds, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an interest rate is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of a Fund’s shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities. The U.S. Government Securities in which a Fund may invest may pay fixed, floating, variable, or adjustable interest rates.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

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Municipal Bonds
Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect a Fund and its shareholders, including its ability to distribute exempt-interest dividends. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets, which may adversely affect the ability of a Fund to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher-quality Municipal Bonds. Municipal Bonds may also have exposure to potential physical risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if they materialize, can adversely impact a municipal issuer’s financial plans in current or future years including, for example, the physical impairment of a facility or other source generating revenues backing a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of a Fund’s Municipal Bond investments. The types of Municipal Bonds in which a Fund may invest include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, loans, mortgages, pre-refunded and escrowed to maturity Municipal Bonds and other debt instruments and pools of any of the foregoing. A Fund may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. A Fund may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded Municipal Bonds held by a Fund may subject the Fund to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Fund sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
Certain Funds may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that a Fund investing in a tender option bond program will not be considered the owner of a tender option bond for U.S. federal income tax purposes, and thus will not be entitled to treat such interest as exempt from U.S. federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.
A Fund’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond a Fund’s control, which could require the Fund to dispose of portfolio investments at inopportune times and prices. A Fund may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Fund will be subject to leverage risk. The use of tender option bonds typically will impact a Fund’s duration and cause the Fund to be subject to increased duration and interest rate risk.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. A to-be-announced (“TBA”) transaction is a method of trading mortgage-backed securities. In a TBA transaction, the buyer and seller agree upon general trade parameters such as issuer, maturity, coupon, face value, price and the settlement date. The actual pools delivered generally are determined two days prior to the settlement date.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Fund to a lower rate of return upon reinvestment of principal. When

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interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.
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Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Fund returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, a Fund may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose a Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Fund’s yield to maturity from these securities. A Fund may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.
Certain Funds may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
A Fund may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Certain Funds may invest in other asset-backed securities that have been offered to investors.
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Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government, agency or government-sponsored entity guarantees of payments in such pools. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.

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Loan Participations and Assignments
Each Fund may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and a Fund could become part owner of any collateral if a loan is foreclosed, subjecting the Fund to costs associated with owning and disposing of the collateral. If a Fund purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
Reinvestment risk is the risk that the returns of a Fund will decline during periods of falling interest rates because the Fund may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below a Fund’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Fund to invest in lower-yielding securities. A Fund also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification, because a Fund’s portfolio managers believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Fund from its investments is likely to have an adverse effect on a Fund’s NAV, yield and total return.
Focused Investment
To the extent that a Fund focuses its investments in a particular sector, a Fund may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; contagion risk within a particular industry or sector; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject a Fund to greater risk. A Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Bank Capital Securities and Trust Preferred Securities
There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.
Trust preferred securities have the characteristics of both subordinated debt and preferred securities. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Fund, to sell their holdings.
High Yield Securities and Distressed Companies
Securities rated lower than Baa by Moody’s, or equivalently rated by S&P or Fitch, are sometimes referred to as “high yield securities” or “junk bonds.” Issuers of these securities may be distressed and undergoing restructuring, bankruptcy or other proceedings in an attempt to avoid insolvency. Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities and distressed companies typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities and debt securities of distressed companies may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Fund may lose its

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entire investment. Certain Funds may invest in securities that are in default with respect to the payment of interest or repayment of principal, or present an imminent risk of default with respect to such payments.
Investments in distressed securities often involve increased control position risk and litigation risk. PIMCO may take actions in a stressed or distressed situation which results in disputes or litigation, which could impose costs on a Fund and could result in actions which decrease the value of the securities held by a Fund.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which a Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. A Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Funds will participate in any declines in interest rates as well. A Fund may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. A Fund may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, a Fund may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market.
Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
Each Fund may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.“ Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such

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events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, a Fund may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. A Fund may also have exposure to reinsurance contracts. This may include exposure to ”excess of loss“ contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to a Fund's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposure may also expose a Fund to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Insurance-Linked and Other Instruments Risk
Each Fund may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). A Fund could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. A Fund may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Fund. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Fund to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. A Fund may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This exposure may include “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to a Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by a Fund may result in substantial losses to a Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on a Fund. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of a Fund’s investment in products linked to reinsurance contract. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. A Fund has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Fund involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the

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reference population of people. With respect to mortality investments held by a Fund, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. A Fund may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible and Equity Securities
Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company’s directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer’s industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.
Each Fund invests primarily in fixed income securities, each may invest in convertible securities and equity securities, as well as securities related to equities. Equity-related securities include securities having an equity component (e.g., hybrids, bank capital) and equity derivatives. Convertible securities are generally preferred securities and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Fund may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Fund’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. A Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Preferred and other senior securities generally entitle the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. In addition, preferred and other senior securities often have special redemption rights allowing issuers to redeem such securities at par earlier than scheduled. If these rights are exercised, a Fund may have to reinvest proceeds in less attractive securities.
Among other risks described in this Offering Memorandum, the following issues are particularly associated with investments in preferred and other senior securities.
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Deferral and Omission of Distributions. Preferred and other senior securities may include features permitting or requiring the issuer to defer or omit distributions. Among other things, such deferral or omission may result in adverse tax consequences for a Fund.
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Limited Voting Rights. Preferred and other senior securities generally do not have voting rights with respect to the issuer unless dividends have been in arrears for certain specified periods of time.
In the future, preferred or other senior securities may be offered with features different from those described above, and as such, may entail different risks. Over longer periods of time, certain types of preferred or other senior securities may become more scarce or less liquid as a result of legislative changes. Such events may result in losses to a Fund as the prices of securities it holds may be negatively affected. Revisions to bank capital requirements by international regulatory bodies, to the extent they are adopted in the United States, may also negatively impact the market for certain preferred or senior securities.
While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, subject to its applicable investment restrictions, a Fund may consider convertible securities or equity securities to gain exposure to such investments.
At times, in connection with the restructuring of a preferred security or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Fund may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred security or Fixed Income Instrument. Depending upon, among other things, PIMCO’s evaluation

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of the potential value of such securities in relation to the price that could be obtained by a Fund at any given time upon sale thereof, a Fund may determine to hold such securities in its portfolio.
Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries or issuers represented in those markets. The value of an equity security may also decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services.
Foreign (Non-U.S.) Securities
The Funds may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A Fund’s investments in foreign (non-U.S.) securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), instruments or securities that are issued by foreign governments, or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Funds, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
Certain Funds also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

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Emerging Market Securities. Certain Funds may invest  in securities and instruments that are economically tied to developing (or “emerging market”) countries. Each Fund is subject to the limitation on investment in emerging market securities noted in the Fund’s Portfolio Summary. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Fund emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; and future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments by a Fund in these currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; unreliable financial information regarding companies that are small and/or newly organized; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. Emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security. Custody services in many emerging market countries remain undeveloped. A Fund may be investing in emerging market countries where the current law and market practice carry fewer safeguards than in more developed markets, including the protection of client securities against claims from general creditors in the event of the insolvency of an agent selected to hold securities on behalf of a Fund, and a Fund's custodian and PIMCO have assumed no liability for losses resulting from a Fund acting in accordance with such practice.
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Investments in China. A Fund that may invest in emerging market countries may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure) (“PRC”). In determining whether an instrument is economically

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tied to the PRC, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above. Investments in securities and instruments economically tied to the PRC are subject to certain of the risks of investments in non-U.S. and emerging markets securities and, as a result, involve special considerations not typically associated with investing in other more established economies or securities markets. Investing in the PRC presents other risks, such as (without limitation) inefficiencies from erratic growth, the unavailability of consistently reliable economic or financial data, potentially high rates of inflation, dependence on exports and international trade, relatively high levels of asset price volatility and difficulties in the settlement of securities, potential shortage of liquidity and limited accessibility by foreign investors, including as a result of sanctions, greater competition from regional economies, fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments, the relatively small size and absence of operating history of many PRC companies, the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce, uncertainty and potential changes with respect to the rules and regulations with respect to the development of the qualified foreign institutional investor (“QFII”) program, the commitment of the government of the PRC to economic reforms, and the risk that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation. In addition, certain securities are, or may in the future become, restricted and a Fund may be forced to sell such restricted security and incur a loss as result.
There is also the risk that the U.S. Government or other governments may sanction Chinese issuers or otherwise prohibit U.S. persons (such as a Fund) from investing in certain Chinese issuers, and that retaliatory actions may be taken in response. Certain Funds may invest in or obtain exposure to China A-shares, which are shares of companies incorporated in the PRC and listed on the Shanghai Stock Exchange or the Shenzhen Stock Exchange. China A-shares are denominated in RMB and are generally available for investment by domestic Chinese investors and certain qualified foreign institutional investors through Stock Connect programs, which currently include the Shanghai-Hong Kong Stock Connect, Shenzhen-Hong Kong Stock Connect, Shanghai-London Stock Connect and Shenzhen-London Stock Connect (“Stock Connect Programs”), and/or through a QFII license holder. Stock Connect Programs allow non-PRC investors (such as a Fund) to purchase certain eligible securities listed on Shanghai Stock Exchange and Shenzhen Stock Exchange via the Hong Kong Stock Exchange (in respect of the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect) and the London Stock Exchange (in respect of the Shanghai-London Stock Connect and Shenzhen-London Stock
Connect). Although the Stock Connect Programs allows non-PRC investors to trade eligible securities listed on Shanghai Stock Exchange and Shenzhen Stock Exchange without a license, purchases of securities through Stock Connect Programs are subject to market-wide daily quota limitations, which may prevent a Fund from purchasing or obtaining exposure to securities listed on Shanghai Stock Exchange and Shenzhen Stock Exchange when it is otherwise advantageous to do so. An investor cannot purchase and sell the same security on the same trading day, which may restrict a Fund’s ability to invest in or obtain exposure to China A-shares through Stock Connect Programs and to enter into or exit trades where it is advantageous to do so on the same trading day. Only certain China A-shares are eligible to be accessed through Stock Connect Programs. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect Programs. The applicable rules as well as trading, settlement and information technology systems required to operate Stock Connect Programs are continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect Programs could be disrupted.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which a Fund’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Funds, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
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Foreign Currency Transactions. Funds that invest in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Fund’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather

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than the actual delivery of the relevant currency. The effect on the value of a Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Fund’s ability to enter into foreign currency transactions, force a Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for a Fund, any of which may result in a loss to the Fund. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. A Fund may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. To the extent foreign exchange transactions for the Funds are directed to the Funds’ custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Fund to benefit from favorable fluctuations in relevant foreign currencies. A Fund may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has at times created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of a Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, a Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of.
A Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if a Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw a Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Repurchase Agreements
Each Fund may enter into repurchase agreements, in which a Fund purchases a security from a bank or broker-dealer that agrees to repurchase the security at a Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, a Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for a Fund.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
Each Fund may enter into reverse repurchase agreements and dollar rolls, subject to a Fund’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Fund and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by a Fund but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Fund.
Each Fund may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Fund may borrow money from banks for any purpose in an amount up to one-third of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities. A Fund may also borrow money for temporary administrative purposes in an amount not to exceed 5% of a Fund’s total assets. In addition, a Fund may lend to certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
A Fund may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies. Additionally, a Fund may invest in futures and other derivatives that provide relevant exposures, including for equitization, hedging and relative value purposes. Relative value purposes generally involve taking a position in a financial instrument while taking an offsetting derivative position in an attempt to profit from incremental changes in the price differential. Investments in derivatives may take the form of buying and/or writing (selling) derivatives. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not

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limited to, credit default swaps and swaps on exchange-traded funds). A Fund may invest some or all of its assets in derivative instruments, subject to a Fund’s objective and policies. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Fund will succeed. A description of these and other derivative instruments that a Fund may use are described under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
A Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Fund. For example, a small investment in a derivative instrument may have a significant impact on a Fund’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Fund may engage in such transactions regardless of whether a Fund owns the asset, instrument or components of the index underlying the derivative instrument. A Fund may invest a significant portion of its assets in these types of instruments. If it does, a Fund’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by a Fund.
CPI Swap.  A CPI swap is a fixed maturity, OTC derivative transaction in which the investor receives the “realized” rate of inflation as measured by the CPI for All Urban Consumers over the life of the swap. The investor in turn pays a fixed annualized rate over the life of the swap. This fixed rate is often referred to as the “breakeven inflation” rate and is generally representative of the difference between treasury yields and TIPS yields of similar maturities at the initiation of the swap. CPI swaps are typically in “bullet” format, where all cash flows are exchanged at maturity. In addition to counterparty risk, CPI swaps are also subject to inflation risk, where the swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if a Fund does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Fund Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that a Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Fund may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Fund uses derivatives for leverage, investments in that Fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by a Fund may increase its duration and sensitivity to interest rate changes and other market risks.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Fund’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. There is no assurance that a Fund will engage in derivatives transactions at any time or from time to time. A Fund’s ability to use derivatives may also be limited by certain regulatory and tax considerations.
Correlation Risk.  In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In this regard, the Funds offered in this Offering Memorandum may seek to achieve their investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of these Funds are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent a

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Fund, or derivatives or other strategies used by a Fund, from achieving a desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/ bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a Fund and the determination of the NAV of Fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a Fund invests; (iv) a Fund having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a Fund (due to share purchases or redemptions, for example), potentially resulting in a Fund being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Fund’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Fund’s derivative transactions, or impede the employment of the Fund’s derivatives strategies, or adversely affect the Fund’s performance.
Other risks in using derivatives include the risk of mispricing and/or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, a Fund’s use of derivatives may cause a Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.
Operational and Legal Risks.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
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A Note on the PIMCO All Asset: Multi-Real Fund.  In light of certain revenue rulings and private letter rulings issued by the IRS, as discussed above under “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund,” the Fund will seek to gain exposure to the commodity markets primarily through investments in leveraged or unleveraged commodity index-linked notes, which are derivative debt instruments with principal and/or coupon payments linked to the performance of commodity indices, and through investments in the Subsidiary (as discussed below). The Fund may also invest in commodity-linked notes with principal and/or coupon payments linked to the value of particular commodities or commodity futures contracts, or a subset of commodities and commodities futures contracts. These notes are sometimes referred to as “structured notes” because the terms of these notes may be structured by the issuer and the purchaser of the note. The value of these notes will rise or fall in response to changes in the underlying commodity, commodity futures contract, subset of commodities, subset of commodities futures contracts or commodity index. These notes expose the Funds economically to movements in commodity prices.
These notes also are subject to risks, such as credit, market and interest rate risks, that in general affect the values of debt securities. In addition, these notes are often leveraged, increasing the volatility of each note’s market value relative to changes in the underlying commodity, commodity futures contract or commodity index. Therefore, at the maturity of the note, a Fund may receive more or less principal than it originally invested. A Fund might receive interest payments on the note that are more or less than the stated coupon interest payments.
A Fund may also invest in other commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures. The value of a commodity-linked derivative investment generally is based upon the price movements of a physical commodity (such as energy, mineral, or agricultural products), a commodity futures contract, a subset of commodities, a subset of commodities futures contracts or commodity index, or other economic variable based upon changes in the value of commodities or the commodities markets. Options transactions may be effected on exchanges or in the OTC market. When OTC options are purchased, a Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities.

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Many swap transactions are privately negotiated agreements between a Fund and a counterparty to exchange or swap investment cash flows or assets at specified intervals in the future. The obligations may extend beyond one year. There is often no central exchange for swap transactions and therefore they can be less liquid investments than exchange-traded instruments. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC continues to approve contracts for central clearing. Uncleared swaps are subject to margin requirements that are being implemented on a phased-in basis. The investment adviser will continue to monitor these developments, particularly to the extent regulatory changes affect a Fund’s ability to enter into swap agreements.
As described below under “Characteristics and Risks of Securities and Investment Techniques—Investments in a Wholly-Owned Subsidiary,” a Fund may gain exposure to commodity markets by investing in the Subsidiary. It is expected that the Subsidiary will invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures, backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments.
The IRS issued a revenue ruling that limits the extent to which the Funds may invest directly in commodity-linked swaps or certain other commodity-linked derivatives. Each Subsidiary, on the other hand, may invest in these commodity-linked derivatives generally without limitation. See “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund” above for further information.
Each Fund may invest in derivatives on carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme, California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives. For more information, please see Greenhouse Gas “Cap-and-Trade” Programs. A description of various risks associated with these particular instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. PIMCO All Asset: Multi-Real Fund may invest in such instruments to a lesser degree.
Investments in a Wholly Owned Subsidiary
Investments in the Subsidiary are expected to provide the PIMCO All Asset: Multi-Real Fund with exposure to the commodity markets within the limitations of the Subchapter M of the Code and IRS revenue rulings, as discussed above under “Tax Consequences - A Note on the PIMCO All Asset: Multi-Real Fund.” It is expected that the Subsidiary will invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures, backed by a portfolio of inflation-indexed securities and/or other Fixed Income Instruments. Although the PIMCO All Asset: Multi-Real Fund may enter into these commodity-linked derivative instruments directly, the Fund will likely gain exposure to these derivative instruments indirectly by investing in the Subsidiary. To the extent that PIMCO believes that these commodity-linked derivative instruments are better suited to provide exposure to the commodities market than commodity index-linked notes, the PIMCO All Asset: Multi-Real Fund’s investment in the Subsidiary will likely increase. The Subsidiary will also invest in inflation-indexed securities and/or other Fixed Income Instruments, which are intended to serve as margin or collateral for the Subsidiary’s derivatives position, common and preferred securities as well as convertible securities of issuers in commodity-related industries, collateralized debt obligations, event-linked bonds and event-linked swaps. To the extent that the PIMCO All Asset: Multi-Real Fund invests in the Subsidiary, it may be subject to the risks associated with those derivative instruments and other securities, which are discussed elsewhere in this Offering Memorandum.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of a Fund and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Fund. Changes in the laws of the United States and/or the Cayman Islands could adversely affect the performance of the Fund and/or the Subsidiary and result in the Fund underperforming its benchmark index(es).
Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Fund invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by a Fund from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

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Real Estate Investment Trusts (REITs)
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. Therefore, REITs tend to pay higher dividends than other issuers.
An investment in a REIT, or in a real-estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include a possible decline in the value of (or income generated by) the real estate, variations in rental income, fluctuations in occupancy levels, changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive, loss to casualty or condemnation, and changes in local and general economic conditions. Additionally, an investment in REITs, and investing in the real estate market generally, is subject to risks related to supply and demand, including reduced demand for properties or real estate-related services, reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all. Additional risks include changes in interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Real estate securities may have limited diversification and, therefore, tend to be subject to risks inherent in operating and financing a limited number of projects. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for tax-free distribution of income. REITs are also subject to default by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Delayed Funding Loans and Revolving Credit Facilities
Each Fund may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Fund to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each Fund may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that a Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase a Fund’s overall investment exposure. Typically, no income accrues on securities a Fund has committed to purchase prior to the time delivery of the securities is made. When a Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, a Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Investment in Other Investment Companies
A Fund may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the PIMCO All Asset: Multi-Real Fund’s investment in the Subsidiary. The Funds may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Funds may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Fund pays its service providers. To the extent a Fund invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Each Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments. The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.

  53

Participation in a cash sweep program where a Fund’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Fund to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. As a shareholder of a money market fund or cash management pooled investment vehicle, a Fund would indirectly bear the fees and expenses of the underlying fund or account which are in addition to the fees the Fund pays its service providers.
Subject to the restrictions and limitations of the 1940 Act, and the rules and regulations thereunder and any exemptive relief therefrom, each Fund may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Fund.
SEC regulations concerning investments by registered investment companies in the securities of other registered investment companies could affect a Fund's ability to utilize the Central Funds. This could adversely impact a Fund's investment strategies and operations. The “Investment Objectives and Policies - Regulatory Risk” section in the Offering Memorandum Supplement discusses these changes in further detail.
Small-Cap and Mid-Cap Companies
A Fund may invest in equity securities of small-capitalization and mid-capitalization companies. The Funds consider a small-cap company to be a company with a market capitalization of up to $1.5 billion and a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion. Investments in small-cap and mid-cap companies involve greater risk than investments in large-capitalization companies. Small- and mid-cap companies may not have an established financial history, which can present valuation challenges. The equity securities of small- and mid-cap companies may be subject to increased market fluctuations, due to less liquid markets and more limited managerial and financial resources or they may depend on a small or inexperienced management group. A Fund’s investment in small- and mid-cap companies may increase the volatility of a Fund’s portfolio.
Short Sales
Each Fund may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Fund to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to a Fund. A short sale is ”against the box“ to the extent that a Fund contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. A Fund may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Fund engages in short selling in foreign (non-U.S.) jurisdictions, a Fund will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
Each Fund may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid (i.e., classified by a Fund in a liquidity category other than “illiquid” pursuant to a Fund’s liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
Loans of Portfolio Securities
For the purpose of achieving income, each Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for details. When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and a Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Fund may pay lending fees to a party arranging the loan, which may be an affiliate of a Fund. Cash collateral received by a Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, a Fund may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Fund pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and

54

PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Fund bears the risk of such instruments.
Temporary Defensive Positions
For temporary defensive purposes, each Fund may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When a Fund engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of a Fund’s total net assets may be uninvested. In such cases, Fund assets will be held in cash in a Fund’s custody account. Cash assets are generally not income-generating and would impact a Fund’s performance.
Changes in Investment Objectives and Policies
The investment objective of each Fund is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Funds may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Fund investments listed in this Offering Memorandum will apply at the time of investment. The Funds would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's Ratings (”Moody's“), Standard & Poor's Rating Services (”S&P“) and Fitch Ratings, Inc. (”Fitch“). Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. A Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by a Fund could receive a higher rating or a lower rating during the period in which they are held by a Fund. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
A Fund may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Fund may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that a portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Fund invests in high yield and/or unrated securities, a Fund’s success in achieving its investment objective may depend more heavily on a portfolio manager's creditworthiness analysis than if a Fund invested exclusively in higher-quality and higher-rated securities.
Other Investments and Techniques
The Funds may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the Funds to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Funds.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, the armed conflict among the United States, Israel, and Iran has caused, and could continue to cause, significant market disruptions and volatility. The conflict has had a particular negative impact on oil and gas markets, which could have a broader adverse effect on many sectors of the global economy in the future. In addition, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. Additional examples include, but are not limited to, heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil, natural gas, steel and aluminum, as well as other sectors, and on a Fund’s investments.
Information Security and Cybersecurity
As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Funds have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of

  55

PIMCO, a Fund, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market participants, or issuers of securities held by a Fund may adversely affect PIMCO or a Fund, including by causing losses or impairing PIMCO’s or a Fund’s operations. Information relating to a Fund’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Fund to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support a Fund (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third-party service providers that provide services to PIMCO or a Fund (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Fund invests can also subject a Fund to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by a Fund, PIMCO and its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Fund, PIMCO or its service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investments to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Funds have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Funds do not directly control the cyber security systems of issuers in which a Fund may invest, trading counterparties or third-party service providers to the Funds. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Funds and their shareholders may suffer losses as a result of a cyber security breach related to the Funds, their service providers, trading counterparties or the issuers in which a Fund invests.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Fund is regulated, affect the expenses incurred directly by a Fund and the value of its investments, and limit and/or preclude a Fund’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Funds and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Funds and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which a Fund invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair a Fund’s ability to pursue its investment objective or utilize certain investment strategies and techniques.

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Private Account Portfolio Series

Financial Highlights
The financial highlights table is intended to help a shareholder understand each Fund’s financial performance for the last five fiscal years or, if shorter, the period since the Fund commenced operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of a Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, the Funds’ independent registered public accounting firm. Its report, along with full financial statements, appears in a Fund’s Form N-CSR filed with the SEC, which is available upon request. Note: All footnotes to the financial highlights table appear at the end of the tables.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO All Asset: Multi-Real Fund (Consolidated)
03/31/2026	$9.13	$0.28	$0.86	$1.14	$(0.42)	$0.00	$0.00	$(0.42)
03/31/2025	9.12	0.33	0.38	0.71	(0.70)	0.00	0.00	(0.70)
03/31/2024	8.85	0.22	0.29	0.51	(0.24)	0.00	0.00	(0.24)
03/31/2023	14.26	0.57	(3.35)	(2.78)	(2.52)	(0.11)	0.00	(2.63)
03/31/2022	12.30	0.68	4.60	5.28	(3.21)	(0.11)	0.00	(3.32)
PIMCO All Asset: Multi-RAE PLUS Fund
03/31/2026	$10.20	$0.52	$2.52	$3.04	$(2.66)	$0.00	$0.00	$(2.66)
03/31/2025	10.49	0.46	0.29	0.75	(1.04)	0.00	0.00	(1.04)
03/31/2024	9.64	0.42	0.93	1.35	(0.50)	0.00	0.00	(0.50)
03/31/2023	10.38	0.23	(0.97)	(0.74)	0.00	0.00	0.00	0.00
03/31/2022	11.60	0.00	(0.36)	(0.36)	(0.80)	(0.06)	0.00	(0.86)
PIMCO All Authority: Multi-RAE PLUS Fund
03/31/2026	$9.53	$0.51	$2.45	$2.96	$(2.70)	$(0.06)	$0.00	$(2.76)
03/31/2025	9.04	0.46	0.03	0.49	0.00	0.00	0.00	0.00
03/31/2024	9.76	0.45	(0.57)	(0.12)	(0.60)	0.00	0.00	(0.60)
08/23/2022 - 03/31/2023	10.00	0.18	0.04	0.22	(0.46)	0.00	0.00	(0.46)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
*
Annualized, except for organizational expense, if any.
(a)
Net asset value includes adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Funds’ offering memorandum and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Funds.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. The actual tax characterization of distributions paid is determined at the end of the fiscal year. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Total return figures include adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Funds’ offering memorandum and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Funds. Additionally, excludes applicable initial sales charges and contingent deferred sales charges.

58  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense	Expenses Excluding Interest Expense and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$9.85	12.98%	$2,211,602	3.91%	4.00%	0.74%	0.83%	3.07%	153%
9.13	8.18	1,896,642	4.02	4.09	0.74	0.81	3.65	200
9.12	5.90	2,515,828	3.79	3.86	0.74	0.81	2.59	161
8.85	(20.93)	2,489,847	2.70	2.84	0.74	0.88	5.43	117
14.26	46.22	3,042,029	0.79	0.88	0.74	0.83	4.88	96

$10.58	30.76%	$1,705,482	1.04%	1.04%	0.89%	0.89%	4.57%	904%
10.20	7.56	2,099,500	0.97	0.97	0.89	0.89	4.44	485
10.49	14.32	2,555,455	1.11	1.11	0.89	0.89	4.25	332
9.64	(7.13)	2,909,688	0.96	0.96	0.89	0.89	2.45	52
10.38	(3.70)	3,949,906	0.89	0.89	0.89	0.89	(0.04)	57

$9.73	31.68%	$140,842	1.04%	1.04%	0.89%	0.89%	4.78%	896%
9.53	5.48	173,830	1.02	1.02	0.89	0.89	5.02	465
9.04	(1.22)	266,083	1.07	1.07	0.89	0.89	4.77	342
9.76	2.16	447,188	0.98 *	1.00 *	0.89 *	0.91 *	3.11 *	11

August 1, 2026 | Offering Memorandum  59

Private Account Portfolio Series

Appendix A
Description of Securities Ratings
A Fund’s investments may range in quality from securities rated in the lowest category in which a Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of a Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
US Municipal Short-Term Debt Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

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For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
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Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
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Nature and provisions of the financial obligation, and the promise S&P imputes; and
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Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations).
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
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Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
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Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
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Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
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A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

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t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

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an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers ‘+’ or ‘–‘ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers ‘+’ or ‘–’ may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

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INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
SUB-ADVISER
Research Affiliates, LLC, 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Funds' Offering Memorandum Supplement, Form N-CSR and annual and semi-annual reports to shareholders include additional information about the Funds. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. The Offering Memorandum Supplement contains detailed information about Fund purchase, redemption and exchange options and procedures and other information about the Funds. Each Fund’s annual report discusses the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year. In Form N-CSR, you will find the Funds' annual and semi-annual financial statements.
You may obtain free copies of any of these materials, request other information about a Fund, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Reference the Trust’s Investment Company Act file number in your correspondence.
Daily updates on the NAV of the Funds may be obtained by calling 1-888-87-PIMCO.
Paper copies of the Funds' shareholder reports are required to be provided free of charge by a Fund or financial intermediary upon request.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s website at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Funds issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0004_080126

PIMCO Funds
Offering Memorandum Supplement
PIMCO Funds: Private Account Portfolio Series
PIMCO All Asset Funds
August 1, 2026
This Offering Memorandum Supplement (the “Supplement”) is not an Offering Memorandum, and should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO All Asset Funds of PIMCO Funds (the “Trust”), dated August 1, 2026, as amended and supplemented from time to time. Each Fund (as defined below) issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios, including: the PIMCO All Asset: Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund (collectively, the “Funds”).
Shares of the PIMCO All Asset: Multi-Real Fund and PIMCO All Asset: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset Fund and PIMCO All Asset All Authority Fund, each a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust. Shares of the PIMCO All Authority: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset All Authority Fund, a series of PIMCO Funds (together with the PIMCO All Asset Fund, a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust, the “Investing Funds”). Each Investing Fund is advised by Pacific Investment Management Company LLC (“PIMCO”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

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The Trust
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Funds”), including: PIMCO All Asset: Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund. Each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Investment ObjectiveS And Policies
The investment objectives and general investment policies of each Fund are described in the Offering Memorandum. Consistent with each Fund’s investment policies, each Fund may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Funds’ investments, strategies and risks is set forth below.
The PIMCO All Asset: Multi-Real Fund may pursue its investment objective by investing in the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd., a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Fund; however, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Fund and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis, except that, in accordance with current federal securities and tax laws, rules and staff positions, with respect to its investments in certain securities that may involve leverage, the Subsidiary will comply with requirements of Rule 18f-4 on an aggregate basis with the Fund. By investing in the Subsidiary, the Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The derivatives and other investments held by the Subsidiary are generally similar to those held by the Fund and are subject to the same risks that apply to similar investments if held directly by the Fund. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Fund’s Subsidiary.
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Fund’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.
U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero
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coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (“TIGRs”), are not issued by the U.S. Treasury, and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (“CUBEs”)) are direct obligations of the U.S. government.
Municipal Bonds
Each Fund may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).
Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Funds may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
Each Fund may invest in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and in industrial development bonds. A Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.
Each Fund that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity Municipal Bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO’s determination of an issue's credit rating will generally be used for compliance with a Fund's investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Fund may subject a Fund to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Fund sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.
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Each Fund may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Fund’s investments in Build America Bonds, if any, will result in taxable income and a Fund may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, a Fund that invests in tax-exempt Municipal Bonds may have increased its holdings of Build America Bonds and other investments permitted by a Fund’s respective investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.
The Funds may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Funds will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.
Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.
Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
The Funds may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which a Fund is permitted to invest. A Fund may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The Funds may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are
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usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, a Fund would hold the longer-term security, which could experience substantially more volatility.
The Funds may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Fund may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity.
The Funds may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
Certain Funds may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by a Fund. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to a Fund that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to a Fund bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from a Fund, a Fund may then invest the cash received in additional securities, generating leverage for a Fund. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which a Fund has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside
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investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
The TOB Residual held by a Fund provides a Fund with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of a Fund, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., a Fund). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Fund holds a non-recourse TOBs Residual or a recourse TOBs Residual. If a Fund holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Fund's assets. If a Fund holds a recourse TOBs Residual, the Funds (and, indirectly, holders of the Fund's shares) would typically bear the losses. In particular, if the Funds holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Funds would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. The Funds may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Funds’ ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
The Funds have restructured their TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the
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purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
The Funds also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Funds will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the Internal Revenue Service (“IRS”) has not issued a definitive ruling on the matter.
Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.
Economic slowdowns and/or budgetary constraints could make Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
The Funds may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Funds also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Fund shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect a Fund’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Fund’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Fund’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Fund’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.
Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
Each Fund may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.
The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for
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issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of a Fund’s holdings in Municipal Bonds.
Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Fund’s Municipal Bonds in the same manner.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. In 2025, Congress considered potential reductions in federal funding to the states in a variety of ways, including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state's budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state's Municipal Bonds. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Funds and the value of such Municipal Bonds held by the Funds may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Fund’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New York. The following information regarding the states of California and New York and their local units of government is a summary and does not purport to explain, predict, or fully describe the complex factors, including both economic and political conditions, affecting the financial condition of and situation in the states and is based on information in publicly available documents. Neither the Funds nor PIMCO have independently verified the information.
California. To the extent a Fund invests in municipal bonds issued by California issuers, it may be particularly affected by political, economic, regulatory, social, environmental, or public health developments affecting the ability of California tax-exempt issuers to pay interest or repay principal.
Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives as well as environmental events, natural disasters, pandemics, epidemics, or social unrest could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors that may impact issuers of California municipal bonds. The information is derived from sources that are generally available to investors, including but not limited to information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by a Fund, and a Fund assumes no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers are not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.
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Certain debt obligations held by a Fund may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the State government to pay for their operations and services, their ability to pay debt service on obligations held by a Fund may be impaired.
Certain tax-exempt securities in which a Fund may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.
California’s economy, the largest state economy in the United States, has major components in high technology, trade, entertainment, manufacturing, government, tourism, construction and services, and may be sensitive to economic factors affecting those industries.
Prolonged inflationary pressures and changing interest rates could also adversely affect California’s economy. It is not possible to predict the long-term economic environment as it relates to California. Additionally, California has faced an operating deficit in fiscal year 2025-2026, and it is projected that California will face an operating deficit in each subsequent fiscal year through 2029-2030.
A failure by California to meet its debt obligations could lead to a significant decline in the value, liquidity, and marketability of Fund investments.
The unemployment rate in California was 5.6% as of November 2025. The State’s unemployment rate was above the national average of 4.6% at that time.
The budget for fiscal year 2025-2026 (“CA 2025-26 Enacted Budget”) was signed into law in June 2025. The CA 2025-26 Enacted Budget projects General Fund revenues and transfers to be approximately $215.7 billion (a decrease of 4.9% compared with revised estimates for fiscal year 2024-25). Against these revenues and transfers, the CA 2025-26 Enacted Budget provides for General Fund expenditures of approximately $228.4 billion (a decrease of 2.2% compared with revised estimates for fiscal year 2024-2025). The CA 2025-26 Enacted Budget sets aside reserves of $15.7 billion. The CA 2025-26 Enacted Budget includes a package of budgetary solutions to address an $11.8 billion budget deficit. In particular, the budget seeks to bridge the budget deficit through spending reductions totaling $2.8 billion, additional revenue sources and internal borrowing totaling $7.8 billion, and fund shifts totaling $1.2 billion.
The Governor released his proposed budget for fiscal year 2026-27 in January 2026 (“CA 2026-27 Governor’s Budget”). The CA 2026-27 Governor’s Budget projects that General Fund revenues and transfers will be $227.4 billion and expenditures will be $248.3 billion.
Following the release of the CA 2026-27 Governor’s Budget, the Legislative Analyst’s Office (“LAO”) released its report on the CA 2026-27 Governor’s Budget (“LAO Report”). The LAO Report notes that the CA 2026-2027 Governor’s Budget projected that it is roughly balanced, primarily attributing such projection to the CA 2026-2027 Governor’s Budget’s revenue estimates, which are considerably higher than the LAO’s estimates. The LAO Report notes that these higher revenue estimates are offset by higher spending. The LAO Report also notes that the CA 2026-2027 Governor’s Budget projects multi-year deficits, which the LAO believes indicate systemic issues regarding California’s financial stability.
Moody’s Ratings (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”) assign ratings to California’s long-term general obligation bonds, which represent their opinions as to the quality of the municipal bonds they rate. As of July 27, 2026, California’s general obligation bonds were assigned ratings of Aa2, AA- and AA by Moody’s, S&P and Fitch, respectively. The ratings agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating
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will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Fund invests.
The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources. Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.
Additionally, California is prone to natural disasters and climate events, including earthquakes, wildfires, mudslides, floods and droughts. Such events have periodically resulted in significant disruptions to the California economy and required substantial expenditures from the state government. California lies within an active geologic region that is subject to major seismic activity, which could result in increased frequency and severity of earthquakes. There can be no guarantee that future natural disasters and climate events will not have a significant detrimental effect on the State. The specific timing of natural disasters and climate events, and the severity of their impact on the State, is unpredictable and could be significant. The State is limited in its ability to mitigate the fiscal impact of natural disasters and climate events on the State budget, and there can be no assurance that current or any future measures to mitigate natural disasters will be effective.
New York. To the extent a Fund invests in municipal bonds issued by New York issuers, it may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York (as used in this section, the “State” or “New York”) and is derived from sources that are generally available to investors, including, but not limited to, the New York State Division of the Budget (“DOB”) and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by a Fund, and a Fund assumes no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York City (as used in this section, the “City” or “New York City”) and State agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.
Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation, in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic, environmental, political, and geopolitical factors as well as natural disasters, epidemics, pandemics, and social unrest. For example, the securities industry is more central to New York’s economy than to the national economy. Therefore, any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such financial, social, economic, environmental, political, and geopolitical factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.
The fiscal stability of New York is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. In the event that New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, and the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, may be adversely affected.
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State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the Federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the impact of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact such proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities may issue bonds and notes within the amounts and restrictions set forth in their respective legislative authorization.
Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels; charges for electric power, electric and gas utility services; rentals charged for housing units and charges for occupancy at medical care facilities. Since the State has no actual or contingent liability for the payment of this type of public authority indebtedness, it is not classified as either State-supported debt or State-related debt. Some authorities, however, receive monies from State appropriations to pay for the operating costs of certain programs. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities, in order to secure the payment of debt service on their revenue bonds and notes. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted, the affected localities could seek additional State assistance.
Over the near and long term, New York and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.
Prolonged inflationary pressures and changing interest rates could also adversely affect New York’s economy. It is not possible to predict the long-term economic environment as it relates to New York.
The budget for fiscal year 2025-26 was signed into law in May 2025, and in October 2025, a mid-year update revised financial projections for fiscal year 2025-26. The mid-year update estimated that General Fund receipts were expected to total $117.7 billion in fiscal year 2025-26, a decrease of $1.6 billion from fiscal year 2024-25. General Fund disbursements, including transfers to other funds, were expected to total $126.5 billion in fiscal year 2025-26, an increase of approximately $17.8 billion from fiscal year 2024-2025. Due to these and other revisions, DOB estimated that the General Fund would end fiscal year 2025-26 with a balance of $48.1 billion due to the projected opening General Fund balance of approximately $57.9 billion.
In January 2026, the Governor introduced the Proposed Executive Budget Financial Plan for fiscal year 2027 (“NY 2026-27 Governor’s Budget”). The NY 2026-27 Governor’s Budget projects $121.9 billion in General Fund receipts, an annual increase of $521 million from estimates for fiscal year 2026. These receipts are expected to consist of $34.7 billion in personal income tax revenues (an increase of $2.1 billion from fiscal year 2026), $10.9 billion in consumption/use tax receipts (an increase of $292 million from fiscal year 2026), and a $789 million decrease in business tax receipts. Against these revenues, the NY 2026-27 Governor’s Budget calls for $126.8 billion in General Fund expenditures, leaning on the opening fund balance.
New York is prone to natural disasters and climate events, including hurricanes. Such events have, in the past, resulted in significant disruptions to the New York economy and required substantial expenditures from the state government.
The State’s economy continues to face significant risks, including, but not limited to, the effects of: national and international events; climate change, extreme weather events and other natural disasters; pandemics; instability in the Euro Zone and eastern Europe; major terrorist events; hostilities or war; social unrest; population shifts; changes in
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international trade policies, consumer confidence, oil supplies and oil prices; cyber security attacks; Federal statutory and regulatory changes concerning financial sector activities; changes concerning financial sector bonus payouts; and shifts in monetary policy affecting interest rates and the financial markets.
New York’s unemployment rate was 4.5% as of November 2025. The State’s unemployment rate was below the national average of 4.6% at that time.
New York City is the largest city in the U.S., and has a complex, varied and aging infrastructure and is also subject to many of the risks facing the State of New York. New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. New York City’s general obligation debt outstanding was $46.7 billion as of June 30, 2025. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit was $44.4 billion below the City’s debt-incurring limit as of July 1, 2025. The City is projected to have remaining debt-incurring capacity of $37.4 billion on July 1, 2026, $32.1 billion on July 1, 2027, and $26.9 billion on July 1, 2028.
In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and Tobacco Settlement Asset Securitization Corporation (“TSASC”). At the end of fiscal year 2025, NYCTFA debt backed by personal income tax revenues accounted for approximately $55.6 billion of debt. In July 2009, the State Legislature granted NYCTFA the authority to issue additional debt up to $13.5 billion for general capital purposes. The City exhausted the $13.5 billion bonding limit in fiscal year 2007. In July 2009, the State Legislature authorized NYCTFA to issue debt beyond the $13.5 billion limit. However, this additional borrowing is subject to the City’s general debt limit. Thus, additional borrowing above the $13.5 billion limit is secured by personal income tax revenues and counted under the City’s general debt limit. In April 2024, the State Legislature granted NYCTFA the authority to increase the total amount of outstanding NYCTFA bonds backed by tax revenues above the City’s general debt limit to $21.5 billion beginning on July 1, 2024, and, in connection with fiscal year 2026 budget legislation, $30.5 billion on July 1, 2025. Starting July 1, 2024, these revised thresholds are considered when calculating New York City’s indebtedness within the debt limit. In addition to this capacity, the NYCTFA is authorized to issue up to $9.4 billion of Building Aid Revenue Bonds (BARBs) for education purposes. As of the end of fiscal year 2025, approximately $7.5 billion of these bonds were outstanding. Debt service for these bonds is supported by building aid payments the City receives from the State. At the end of fiscal year 2025, TSASC debt totaled approximately $909 million.
As of July 27, 2026, New York State’s general obligation bonds are rated AA+, Aa1, and AA+ by S&P, Moody’s and Fitch, respectively. As of July 27, 2026, New York City’s general obligation debt was rated AA, Aa2, and AA by S&P, Moody’s, and Fitch, respectively. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Fund invests.
Puerto Rico. Each Fund investing in municipal securities issued by Puerto Rico may be particularly affected by political, economic, environmental, social, regulatory or restructuring developments affecting the ability of Puerto Rican municipal issuers to pay interest or repay principal. As a result of the ongoing financial challenges faced by Puerto Rico, the Commonwealth’s economic circumstances may change negatively and more rapidly than usual, and the Commonwealth may be less able to maintain up-to-date information for the public.
Beginning in 2006, the Commonwealth began to face significant budget shortfalls and endured continuous economic decline through 2018. On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) was signed into law by President Obama. PROMESA established a federally-appointed oversight board (the “Oversight Board”) to oversee the Commonwealth’s financial operations and allows the Commonwealth and its instrumentalities, with approval of the Oversight Board, to file cases to restructure debt and other obligations in a “Title III” proceeding. Title III incorporates many provisions of the federal Bankruptcy Code and incorporates legal mechanisms for a litigation stay and restructuring of pension and debt obligations, among other provisions. Title III petitions were filed for, among others, the Commonwealth, the Puerto Rico Sales Tax Financing Corporation, and the Puerto Rico Electric Power Authority, three of the largest issuers of Commonwealth debt. The Oversight Board is
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required by law to remain in place until, based on audited financials, four consecutive fiscal years have ended with balanced operations and Puerto Rico has demonstrated affordable market access to short-term and long-term credit markets at reasonable interest rates.
The Commonwealth was in bankruptcy proceedings for approximately seven years. However, in the first quarter of 2022, the central government of Puerto Rico executed a debt exchange and exited bankruptcy, which impacted a majority of Puerto Rico’s outstanding debt. A debt adjustment plan (the “Plan”) was approved by Puerto Rico’s bankruptcy court in January 2022, and the debt exchange became effective in March 2022. Puerto Rico’s direct debt obligations were reduced from $34.3 billion to $7.4 billion, and its annual debt service was reduced from $4.2 billion to $1.15 billion.
The Plan requires that Puerto Rico adopt debt management policies in order to ensure that debt service does not become unmanageable. The policies dictate, among other things, that debt proceeds may only be used to fund capital projects and that debt to cover deficits will no longer be acceptable. Future debt refundings are required to result in cash flow savings each fiscal year and may not raise principal. Additionally, new debt is required to begin amortizing within two years and may not have a maturity greater than 30 years.
The Plan has substantially reduced the outstanding debt obligations of Puerto Rico and certain of its instrumentalities, but there can be no assurances that Puerto Rico will be able to negotiate settlements with respect to its remaining outstanding debt and Title III proceedings. In addition, the composition of the Oversight Board has changed significantly in recent years, and there can be no guarantee that the members of the Oversight Board will approve future restructuring agreements with other creditors.
The budget process will continue to require the Oversight Board, the governor of Puerto Rico, and Puerto Rico’s Legislative Assembly to develop a budget that complies with the fiscal plan developed by the Oversight Board and the governor of Puerto Rico.
The budget for fiscal year 2025-26 (“2025-26 Enacted Budget”) was adopted in June 2025. The 2025-26 Enacted Budget forecasted total General Fund tax revenues of approximately $103.9 billion, which represents an increase of $4.3 billion from fiscal year 2024-25. The 2025-26 Enacted Budget projected personal income tax revenues of approximately $72.6 billion (an increase of $3.7 billion from fiscal year 2024-25) and consumption and use tax revenues of approximately $18.7 billion (an increase of $389 million from fiscal year 2024-25). The 2025-26 Enacted Budget also projected that business tax receipts are expected to remain practically constant. Against these revenues, the 2025-26 Enacted Budget provides for approximately $125.5 billion in General Fund expenditures, which represents an increase of $15.5 billion from fiscal year 2024-25 due primarily to increased funding for Foundation Aid, Medicaid and extraordinary transfers to the Federal Unemployment Account. The 2025-26 Enacted Budget projects that the closing balance of the General Fund at the end of fiscal year 2025-26 will be approximately $44.9 billion, nearly $12 billion below the 2024-2025 closing balance.
On June 27, 2025, the budget for fiscal year 2026 was certified. The fiscal year 2026 budget provides for General Fund expenditures of approximately $13.1 billion. General Fund allocations in the fiscal year 2026 budget to education and health care were approximately $1.6 billion and $3.0 billion, respectively.
The Commonwealth’s budget is impacted by extensive unfunded pension obligations related to its retirement systems, which include the Employees Retirement System, the Teachers Retirement System, and the Judiciary Retirement System. The Commonwealth’s pension systems operate on a “pay-as-you-go” basis, and the General Fund has assumed any payments that the pension systems could not make. As a result, the Commonwealth may have fewer resources for other priorities, including payments on its outstanding debt obligations. Alternatively, the Commonwealth may be forced to raise revenue or issue additional debt. Either outcome could increase pressure on the Commonwealth’s budget, which could have an adverse impact on a Fund’s investments in Puerto Rico.
Investors should be aware that Puerto Rico relies heavily on transfers from the federal government related to specific programs and activities in the Commonwealth. These transfers include, among others, entitlements for previously performed services, or those resulting from contributions to programs such as Social Security, Veterans’ Benefits, Medicare and U.S. Civil Service retirement pensions, as well as grants such as Nutritional Assistance Program grants and Pell Grant scholarships for higher education. There is considerable uncertainty about which federal policy changes may be enacted in the coming years and the economic impact of those changes. Due to the
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Commonwealth’s dependence on federal transfers, any actions that reduce or alter these transfers may cause increased fiscal stress in Puerto Rico, which may have a negative impact on the value of the Commonwealth’s municipal securities.
There can be no assurances that the Commonwealth will not continue to face severe fiscal stress or that such circumstances will not become even more difficult in the future. Furthermore, there can be no guarantee that future developments will not have a materially adverse impact on the Commonwealth’s finances. Any further deterioration in the Commonwealth’s financial condition may have a negative effect on the payment of principal and interest, the marketability, liquidity or value of the securities issued by the Commonwealth, which could reduce the performance of a Fund.
Since PROMESA was enacted, there have been various legal proceedings initiated by creditors of Puerto Rico and other constituencies. These groups asserted a number of complex legal claims that questioned the efficacy and validity of PROMESA, calling into question the validity of Oversight Board appointments. The U.S. Supreme Court ultimately decided that the appointment of the members to the Oversight Board was valid. In addition, certain Title III proceedings remain ongoing and certain Plans of Adjustment remain subject to judicial attack. The Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a Fund’s investments.
In September 2017, two successive hurricanes — Irma and Maria — caused severe damage to Puerto Rico. The Commonwealth’s infrastructure was severely damaged by high winds and substantial flooding, including damage to the Commonwealth’s water, power, and telecommunications infrastructure, and resulted in more than 1 million people losing power. In late December 2019 and January 2020, a series of earthquakes, including a magnitude 6.4 earthquake—the strongest to hit the island in more than a century—caused extensive damage. The aftershocks from these earthquakes may continue for years, and it is not currently possible to predict the extent of the damage that could arise from any aftershocks. The full extent of the natural disasters’ impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate. There can be no assurances that future catastrophic weather events or natural disasters will not cause similar damage or that Puerto Rico will receive the necessary aid to rebuild from the damage caused by such catastrophic weather events or natural disasters.
Prolonged inflationary pressures and changing interest rates could also adversely affect Puerto Rico’s economy. It is not possible to predict the long-term economic environment as it relates to Puerto Rico.
A large portion of Puerto Rico’s debt has now been restructured. To the extent this debt restructuring effort has a negative impact on the liquidity or value of Puerto Rican municipal securities, a Fund’s investments and its performance may be adversely affected. Puerto Rico’s restructured general obligation debt is not currently rated by Moody’s, S&P, or Fitch.
Mortgage-Related Securities and Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which a Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Fund to utilize these instruments successfully may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. Certain of the Funds also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”), and in other types of mortgage-related and asset-backed securities. The Fund may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including
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the equity or “first loss” tranche. Through investments in mortgage-related securities, including those that are issued by private issuers, a Fund may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Fund could realize losses on mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Funds’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not
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insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.
FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (“FHFA”). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC. FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
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In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Fund.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of to-be-announced (“TBA”)-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.
GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
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Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and a Fund investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payment amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Funds, may become ineligible to claim an exclusion from CFTC regulation, to the extent they are currently eligible to claim the exclusion. These Funds may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause such a Fund to incur increased costs.
Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately-issued mortgage-related securities, such as privately held or non-traded REITs, may bear higher fees than publicly traded REITs. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Funds may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
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Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Funds may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as a Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as a Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Funds. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Funds, to cover legal or related costs. Any such action could result in losses to the Funds.
Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Fund's industry concentration restrictions, set forth below under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose
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underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
PIMCO seeks to manage the portion of any Fund’s assets committed to privately issued mortgage-related securities in a manner consistent with the Fund’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Funds may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass-through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Fund’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
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Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured and their qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Funds) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Funds. Investors, including the Funds, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Funds incurring costs and expenses associated with such actions.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to
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changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Fund may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when pre-payments of principal are made on the underlying mortgages during periods of rising interest rates, a Fund can reinvest the proceeds of such pre-payments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Fund, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Funds may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. For CBOs, CLOs and other CDOs, the cash flows from the trust are split into portions, called tranches,
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varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which a Fund invests, among other factors. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Supplement and the Funds' Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which a Fund is also invested, this would tend to increase a Fund’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that a Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; (ix) the investment return achieved by the Funds could be significantly different than those predicted by financial models; (x) the lack of a readily available secondary market for CDOs; (xi) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (xii) the CDO’s manager may perform poorly.
Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency, default foreclosure, and other risks similar to those present in mortgage loans. The ability of a borrower to repay any such loan is dependent on a number of factors, including the income and assets of the borrower. A Fund may invest in consumer loans that have been made to borrowers of varying creditworthiness, and it may invest in consumer loans that have been extended pursuant to inappropriate or nonexistent underwriting guidelines or to fraudulent origination practices. Such loans are also subject to extensive and unpredictable regulation, as well as debtor relief laws, which may impede collection efforts relating to, or otherwise impact the value of, the Fund’s investments therein. Consumer loans may be backed by collateral (e.g. automobile or motorcycle loans) or they may be unsecured which exposes the Fund to default risk as an unsecured creditor of an individual borrower. Where a consumer loan is backed by collateral, the service of such loan may be unable to enforce upon the collateral, or the value of the collateral may have degraded. Federal lawmakers, regulators such as the Consumer Financial Protection Bureau and the individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter the timing and/or the amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the
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collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with a Fund’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.
Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Real Estate Assets and Related Derivatives
Certain Funds may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. These Funds may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Real estate-related investments may entail leverage and may be highly volatile.
REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Funds that invest in REITs will bear their proportionate share of the costs of the REITs’ operations. Dividends received by a Fund from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to a Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for a Fund to request permission from the IRS to extend the deadline for issuance of Form 1099-DIV.
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Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require a Fund to accrue and distribute income not yet received by the Fund. On the other hand, investments in REIT equity securities can also result in a Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes.
A Fund or some of the REITs in which a Fund may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). REMICs are special purpose vehicles used to poll mortgage loans and issue mortgage-backed securities. They are designed to hold a fixed pool of mortgages and issue multiple classes of interests, known as tranches, to investors. REMICs are treated as pass-through entities for tax purposes, meaning that income is passed directly to investors, thereby avoiding double taxation. The primary purpose of REMICs is to securitize mortgage loans, providing liquidity and diversification to investors. A Fund may also hold interests in “Re-REMICs,” which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Funds may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. The purpose of Re-REMICs is to restructure existing mortgage-backed securities to better meet investor needs, manage risk and enhance liquidity. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization. Both REMICs and Re-REMICs play significant roles in mortgage-backed securities market, offering mechanisms for the securitization and re-securitization of mortgage loans.
Bank Obligations
Bank obligations in which the Funds may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Fund may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Funds and issuers in which they invest. For example, if a bank at which a Fund or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
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Issuers in which a Fund may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Funds invest remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Funds and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Funds and issuers in which they invest.
Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, as described in the “Investment Restrictions” section in the Offering Memorandum, there is no additional limitation on the amount of a Fund’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.
Loans and Other Indebtedness, Loan Participations and Assignments
Each Fund may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Fund). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Funds may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, a Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that a Fund may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower. If the Fund has purchased the whole loan, the Fund would generally assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower. This may subject a Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to a Fund, the Fund may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the
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terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Loans that are fully secured offer a Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Funds may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, a Fund bears a substantial risk of losing the entire amount of the instrument acquired. The Funds may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because the Fund establishes a direct contractual relationship with the lender or participant, the Fund is subject to the credit risk of the lender or participant in addition to the usual credit risk of the corporate borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
In addition, in the event of the insolvency of the lender selling a participation, a Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and borrower. A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which a Fund would be entitled or extend the time for payment. A court could subordinate a Fund’s rights to the rights of other creditors of the borrower under applicable law. Various laws enacted for the protection of borrowers may apply to loans, and a bankruptcy proceeding against a borrower could delay or limit the ability of a Fund to collect principal and interest payments on such loans.
Loans and other types of direct indebtedness (which a Fund may originate, acquire or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In connection with certain loan transactions, transaction costs that are borne by a Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, a Fund may incur such costs in connection with loan transactions that are pursued by a Fund but not ultimately consummated (so-called “broken deal costs”). In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Fund’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Acquisitions of loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Fund.
Acquisition of loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to the loan may involve additional risks to the Funds. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential
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assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, a Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Fund could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Funds rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Funds.
Each Fund may make, participate in, or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Fund’s only recourse will be against the property securing the DIP financing.
A Fund may invest in loans used to finance the cost of construction, acquisition, development, and/or rehabilitation of a property, including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose a Fund to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
Each Fund may act as the originator for direct loans to a borrower. Direct loans between a Fund and a borrower may not be administered by an underwriter or agent bank. The Funds may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with one or more Funds. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.
In determining whether to make a direct loan, a Fund will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Fund is exposed to the risk that the borrower may default or become insolvent and, consequently, that a Fund will experience losses on the loan. Furthermore, direct loans may subject a Fund to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Fund to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, a Fund’s performance may depend, in part, on the ability of a Fund to originate loans on advantageous terms. In originating and purchasing loans, a Fund will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Fund performance.
As part of its lending activities, a Fund may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to a Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Fund’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Fund will correctly evaluate the value of the assets collateralizing a Fund’s loans or the prospects for a successful repayment or a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that a Fund funds, a Fund may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount
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of the loan advanced by a Fund or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Fund may have difficulty disposing of the assets used as collateral for a loan. A Fund will be responsible for the expenses associated with originating a loan (whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by a Fund and shareholders.
A Fund may obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, a Fund may be subject to the risk of delay or default in repayment of the loan, which could negatively impact a Fund's performance. Additionally, a Fund may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
Various state licensing requirements could apply to a Fund with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Fund or PIMCO operates or has offices. In states in which it is licensed, a Fund or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on a Fund’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Fund’s or PIMCO’s license, which in turn could require a Fund to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Fund invests that hold similar assets, as well as any origination company or servicer in which a Fund owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent a Fund seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, a Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect a Fund and its holdings.
Loans
To the extent a Fund invests in loans, including bank loans, a Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than a fund that does not invest in such investments. Loans are often issued by heavily indebted companies, and therefore can be particularly susceptible to a wide variety of risks. Loans may not be backed by adequate collateral and can be subject to faster payment schedules than other types of obligations. These instruments are considered predominantly speculative by rating agencies with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile and more difficult to value than other types of investments (including other debt securities). An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Fund’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate and, a loan may lose significant market value before a default occurs. A Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Funds invest may not be listed on any exchange and a secondary market for such loans may be comparatively less liquid relative to markets for other more liquid fixed-income instruments. Consequently, transactions in loans may involve greater costs than transactions in more actively traded instruments. In connection with certain loan transactions, transaction costs that are borne by a Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, a Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”). Restrictions on transfers in loan agreements, a lack of
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publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Fund being unable to realize full value for the loans and/or may result in a Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to a Fund. Loans may have extended trade settlement periods, which may result in sale proceeds not being immediately available to a Fund. As discussed in more detail below, loan purchasers have no entitlement to receive from loan sellers delayed compensation payments that are intended to incentivize shorter settlement periods. Consequently, there is no certainty that PIMCO will be able to obtain delayed compensation payments in connection with loan transactions. As a result, transactions in senior loans that settle on a delayed basis may limit a Fund’s ability to make additional investments or satisfy the Fund’s redemption obligations. A Fund may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a senior loan prepays or redeems the loan prior to maturity, a Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to a Fund’s investment in senior loans. In particular, if a senior loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Loans in which a Fund invests may or may not be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. A Fund may have limited rights to exercise remedies against such collateral or a borrower and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require a Fund to act collectively with other creditors to exercise its rights with respect to a senior loan. Because of the risks involved in investing in loans, an investment in a Fund that invests in such instruments should be considered speculative. Loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached, which would allow the lender to restructure the loan or take other action intended to help mitigate losses. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default. A Fund may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.
Secondary trades of loans may have extended settlement periods. Any settlement of a secondary market purchase of loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. A Fund, as a buyer of a loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in loans.
Investors should be aware that a Fund’s investment in a loan may result in a Fund or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Funds’ investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally,
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PIMCO may seek to avoid receiving material, non-public information about issuers of loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from loan issuers. Please see “Portfolio Managers—Conflicts of Interest—Investment Opportunities” below for more information.
Trade Claims
The Funds may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.
Corporate Debt Securities
A Fund’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for a Fund, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which a Fund may invest.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. S&P describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below. The Funds may invest in debt securities that are rated in any category established by one or more independent rating organizations or that are unrated.
High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies
Investments in securities rated below investment grade that are eligible for purchase by certain Funds are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative by rating agencies with respect to the issuer’s continuing ability to meet principal and interest payments.
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Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.
High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Funds by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.
High yield and distressed company securities may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Funds could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Fund being unable to realize full value for these securities and/or may result in a Fund not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to a Fund. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.
The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for Funds, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Fund, the Fund may nonetheless retain the security.
Creditor Liability and Participation on Creditors’ Committees
Generally, when a Fund holds bonds or other similar fixed income securities of an issuer, a Fund becomes a creditor of the issuer. If a Fund is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to a Fund, may from time to time have an opportunity to consider, on behalf of a Fund and other similarly situated clients, negotiating or otherwise participating in the restructuring of a Fund’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Fund to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, a Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by a Fund. Such participation may subject a Fund to expenses such as legal fees and may make a Fund an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do
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so. Participation by a Fund on such committees also may expose a Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of a Fund in order to protect a Fund’s interests in connection with a restructuring transaction, and PIMCO may cause a Fund to enter into an agreement reasonably indemnifying third parties or advancing from a Fund’s assets any legal fees or other costs to third parties, including parties involved in or assisting a Fund with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust, or any Fund(s) thereof, on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Funds relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
Each Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Fund with a certain degree of protection against rises in interest rates, a Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
A Fund may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. To the extent permitted by each Fund’s investment objectives and general investment policies, a Fund may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation)
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is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Funds also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
Certain Funds may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies” exposure to reinsurance contracts that are event-linked through investment in insurance-linked securities or sidecars. Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Fund investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, a Fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Funds may also have exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Fund’s investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. In addition to the specified trigger events, event-linked bonds also may expose a Fund to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.
Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a
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Fund may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Fund will only invest in catastrophe bonds that meet the credit quality requirements for a Fund.
Insurance-Linked and Other Instruments
A Fund may invest in insurance-linked instruments and similar investments (which may include, for example, exposure to reinsurance contracts through sidecars, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). A Fund could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. A Fund may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Fund. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose a Fund to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
A Fund may also have exposure to reinsurance contracts. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs.
A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Fund may result in substantial losses to the Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on a Fund. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of a Fund’s investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. A Fund has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
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During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Fund involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by a Fund, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. A Fund may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible Securities
Each Fund may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.
A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.
Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.
If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.
A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Fund is called for redemption, a Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on a Fund’s ability to achieve its investment objective.
A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.
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More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve a Fund’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Fund may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.
A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.
A Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and a Fund in turn assumes credit risk associated with the convertible note.
Contingent Convertible Instruments.  Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain “triggers.” If such an event occurs, a holder of a CoCo may have limited or no rights to repayment of the principal amount of the securities. Additionally, a holder of a CoCo may be limited in its ability to collect interest payments or dividends on such securities. The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:
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Loss absorption risk.  CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.
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Subordinated instruments.  CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Funds, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer and may also become junior to other obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument or the Fund’s investment may receive less favorable treatment than equity of the issuer in certain situations, such as during financial distress or regulatory intervention.
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Market value will fluctuate based on unpredictable factors.  The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
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Equity Securities
While the securities in which the Funds intend to invest are expected to consist primarily of fixed income securities, the Funds may invest directly in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.
Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Funds generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities
Each Fund may invest in preferred securities. Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
Depositary Receipts
Certain Funds may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less
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liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.
Warrants to Purchase Securities
The Funds may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.
The Funds may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Fund wishes to sell it.
Foreign Securities
The Funds may invest in corporate debt securities of foreign issuers, preferred or preference securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and a Fund’s income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Fund’s return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The Fund may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as currency restrictions, exchange control regulation or governmental restrictions that limit or otherwise delay the Fund’s ability to convert currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund.
In addition, the U.S. government has signaled its intent to expand restrictions on outbound investment in sectors deemed critical to national security, including advanced manufacturing, biotechnology, aerospace, and other emerging
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technologies. These developments may result in new regulations or enforcement actions restricting the Fund’s ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. The Fund may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets of the derivative instrument, or a substantial portion of the components of the index to which the derivative instrument is exposed, are: (i) foreign currencies (or baskets or indexes of such currencies); (ii) or instruments or securities that are issued by foreign governments ; or (iii) instruments or securities that are issued by issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
To the extent that a Fund invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Fund’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting) and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit a Fund's ability to transact in such securities in a timely manner and will subject a Fund to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
As described below, the U.S. government has implemented the Outbound Investment Security Program. This Program currently focuses on investments in certain national security sectors (e.g., semiconductors, artificial intelligence, and quantum information technology) and it may expand to cover additional sectors over time. These developments may result in new regulations or enforcement actions restricting the Fund’s ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. The Fund may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market
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country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Fund. For example, a Fund may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain Funds but not others.
Investment risk may be particularly high to the extent that a Fund invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Funds may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.
General Emerging Market Risk. The securities markets of countries in which certain Funds may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Funds may invest may not be subject to a high degree of regulation and the financial institutions with which the Funds may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Funds may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. Emerging market countries typically have less established legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Governments in emerging market countries are often less stable and more likely to take extra legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes government regulation, political, regulatory, or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Fund's investments in a foreign country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Funds could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent a Fund invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Fund may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity, and
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tradability to those regions. Economic, business, political, social, environmental or health instability may affect emerging market securities differently, and often more severely, than developed market securities.
Tariff and Trade Policy Risks. The Fund may be affected by changes in U.S. or foreign trade policies, including the imposition of tariffs or retaliatory measures. Trade disputes or renegotiated trade agreements may affect global supply chains, market volatility, and the financial performance of issuers in export-oriented sectors or industries reliant on cross-border inputs. The U.S. government has taken steps to revise certain trade relationships and impose tariffs on specific goods, which has, in turn, triggered reciprocal measures from trading partners. Issuers in which the Fund invests may be indirectly affected by changes in trade policy or escalating trade tensions. The Fund seeks to mitigate these risks through active monitoring of geopolitical developments and risk-adjusted portfolio management.
Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Funds that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Fund's investment. If such restrictions were to be imposed subsequent to the Fund's investment in the securities markets of a particular country, the Fund's response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Fund's liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Funds may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Funds, the Fund's returns may be lower.
Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Funds may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Fund. A Fund may not know the identity of a Counterparty, which may increase the possibility of the Funds not receiving payment or delivery of securities in a transaction. The Fund will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Funds will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.
There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Funds. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Fund’s claims in any of these events.
Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Funds may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Fund may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Funds will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.
Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Funds invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will
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not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Fund’s investment in that country.
Litigation. The Funds may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.
Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Funds invest may subsequently be found to be fraudulent and as a consequence the Funds could suffer losses.
Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures, and such laws or procedures may permit retroactive taxation so that the Funds could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Funds will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.
Anti-Corruption and Enforcement Risks. In 2025, the U.S. Department of Justice issued guidance on enforcement of the Foreign Corrupt Practices Act (FCPA), emphasizing targeted investigations in sectors such as energy, infrastructure, and defense where U.S. economic competitiveness may be affected. This shift in enforcement policy may alter operational or compliance risks for issuers in jurisdictions where the Fund invests.
Political Risks/Risks of Conflicts. Recently, various countries have experienced significant geopolitical conflicts, including civil wars, which may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments could adversely affect the Funds. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures could adversely affect the Funds’ investments whether or not a Fund is directly invested in the affected jurisdiction or impacted area. In certain regions, the transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the above risks include heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. For example, the conflict in connection with the ongoing armed conflict between Russia and Ukraine in Europe , the Iranian conflict and the ongoing armed conflict between Hamas and Israel in the Middle East, and conflict in connection with U.S. intervention and political upheaval in Venezuela in South America. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the respective region and beyond, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting a Fund's investments in securities and instruments that are economically tied to the applicable region, including, without limitation, declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of a Fund. Such events may result in otherwise historically “low-risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such sanctions or trade restrictions may prevent a Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of
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underperforming investments impracticable, negatively impact a Fund’s ability to achieve its investment objective, prevent a Fund from receiving payments otherwise due it, increase diligence and other similar costs to a Fund, render valuation of affected investments challenging, or require a Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect a Fund's performance with respect to such investments, and thus a Fund's performance as a whole.
Each Fund may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Fund may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to suffer a loss of interest or principal on any of its holdings.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Funds) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
A Fund’s investments in foreign currency denominated debt obligations, if any, and hedging activities would likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Fund’s income distributions to constitute returns of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.
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Euro- and EU-related risks. In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the “European sovereign debt crisis.” As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic or financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of a Fund’s European investments.
The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia’s military action in Ukraine, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region and beyond, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on a Fund’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Funds, as there may be negative effects on the value of a Fund's investments and/or on a Fund's ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for a Fund to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Fund
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investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Fund returns.
Investments in Russia. Certain Funds may invest in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions, export or import controls, or other similar measures. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments, restricting of securities transactions by certain investors, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions or other similar measures – which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing, and transportation, among others – and Russia’s countermeasures may negatively impact a Fund’s performance and/or ability to achieve its investment objective. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by a Fund unmarketable for an indefinite period of time and/or cause a Fund to sell portfolio holdings at a disadvantageous time or price or to continue to hold investments that a Fund no longer seeks to hold. It is also possible that such sanctions, export or import controls, or similar measures may prevent U.S.-based entities that provide services to a Fund from transacting with Russian or Belarusian entities. Under such circumstances, a Fund may not receive payments due with respect to certain investments, such as the payments due in connection with the Fund’s holding of a fixed income security. In addition, such sanctions and other similar measures, and the Russian government’s response, could result in a downgrade of Russia’s credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia’s currency and/or increased volatility with respect to Russian securities and the ruble. More generally, investments in Russian securities are highly speculative and involve significant risks and special considerations not typically associated with investments in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors, a risk that has been at least partially realized in connection with Russia’s countersanctions. Further changes could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.
Russia has attempted, and may attempt in the future, to assert its influence in the region surrounding it through economic or military measures. As a result of Russia’s large-scale invasion of Ukraine, Russia, and other countries, persons and entities that have provided material aid to Russia’s aggression against Ukraine, have been the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian and Belarusian and other securities and economies, which may, in turn, negatively impact a Fund. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia’s economy and Russian and other issuers of securities in which a Fund invests. Such resulting actual or threatened responses may include, but are not limited to, purchasing, selling and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, export or import controls, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Fund investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. However, there is also a
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possibility that certain countries may begin to ease sanctions as part of a negotiated effort to achieve peace. In the event that some, but not all, relevant jurisdictions ease sanctions, a Fund may not be able to benefit from the easing of certain jurisdictions’ sanctions.
Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Regional armed conflict and its collateral economic and market effects may also pose risks for investments in Russia.
Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government’s response.
Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Prior to the implementation of the National Settlement Depository (“NSD”), a recognized central securities depository, there was no central registration system for equity share registration in Russia and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss still can occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. These services may be carried out by the companies themselves or by registrars located throughout Russia. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements which could lead to additional risks and possible conflicts with U.S. laws. In such cases, the risk is increased that a Fund could lose ownership rights through fraud, negligence, or even mere oversight. While a Fund will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent by inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause a Fund to incur losses due to a counterparty’s failure to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.
In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit a Fund’s ability to participate in corporate actions, and therefore require the Fund to forego voting on or receiving funds that would otherwise be beneficial to the Fund.
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To the extent that a Fund suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Fund to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. A Fund may also experience difficulty in obtaining and/or enforcing judgments in Russia.
The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products, and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals or timber industries.
Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, Russia has implemented certain capital controls on foreign portfolio investments and there is the risk that the Russian government will impose additional capital controls on foreign portfolio investments. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.
Investments in the People’s Republic of China. Certain Funds may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure, unless otherwise specified herein) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program, Stock Connect (see also “Investing Through Stock Connect” below), CIBM Direct (see also “Investing Through CIBM Direct” below) and Bond Connect (see also “Investing Through Bond Connect” below). In addition to the risks listed above with respect to investing in non-U.S. securities and in emerging markets, including those associated with investing in non-U.S. securities and in emerging markets, investing in the PRC presents other risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently reliable economic or financial data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility and difficulties in the settlement of securities; (f) potential shortage of liquidity and limited accessibility by foreign investors, including as a result of sanctions; (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; (m) increasing restrictions on private property ownership; (n) possibility that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation; (o) different regulatory and audit requirements related to the quality of financial statements of Chinese issuers; (p) limitations on the ability to inspect the quality of audits performed in China, particularly the Public Company Accounting Oversight Board’s (“PCAOB’s”) lack of access to inspect PCAOB-registered accounting firms in China, which could result in the failure to disclose certain material information; (q) limitations on the ability of U.S. authorities to enforce actions against non-U.S. companies and non-U.S. persons; and (r) limitations on the rights and remedies of investors as a matter of laws and/or regulations. In addition, certain securities are, or may in the future become, restricted, and a Fund may be forced to sell such restricted security and incur a loss as a result.
Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. The PRC is controlled by the Communist Party, and investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy, including In addition, there also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. For example, there are certain regulatory restrictions on, among others, investment scope, repatriation of funds, foreign shareholding limit and account structure. Under the QFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII regulations have recently been revised to relax certain regulatory restrictions on the onshore investment and capital management by QFIIs (including but not limited to removing investment quota limits and simplifying routine repatriation of investment proceeds), it is a relatively new development and there is no guarantee that the relaxation of such restrictions under the current QFII regulations will be
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maintained in the future. On the other hand, the recently amended QFII regulations are also enhancing ongoing supervision on QFIIs in terms of information disclosure among other aspects. In particular, QFIIs are required to procure their underlying clients (such as any Fund investing in PRC securities via the QFII program) to comply with PRC disclosure of interest rules (e.g., the 5% substantial shareholder reporting obligation and the applicable aggregation with concerted parties and across holdings under various access channels including QFII program and Stock Connect (as defined below)) and make the required disclosure on behalf of such underlying investors. In addition, certain securities are, or may in the future become restricted, and a Fund may be forced to sell such restricted security and incur a loss as a result.
Where a Fund invests in fixed income securities and/or eligible securities through the QFII program, such securities will be maintained by a local PRC custodian (“PRC Custodian”) pursuant to PRC regulations through appropriate securities accounts and such other relevant depositories in such name as may be permitted or required in accordance with PRC law. Any securities acquired by a Fund held by the QFII will be maintained by the PRC Custodian and should be registered in the joint names of the QFII and the relevant Fund and for the sole benefit and use of such Fund. Although under such arrangements the Fund should be entitled to the securities, such securities may nonetheless still be vulnerable to claims by a liquidator of the PRC Custodian and may not have the same protection as if they were registered solely in the name of the Fund.
Investors should note that cash deposited in the cash account of the relevant Fund with the relevant PRC Custodian will not be segregated but will be a debt owing from the PRC Custodian to the relevant Fund as a depositor. Such cash will be co-mingled with cash belonging to other clients of that PRC Custodian. In the event of bankruptcy or liquidation of the PRC Custodian, the relevant Fund will not have any proprietary rights to the cash deposited in such cash account, and the relevant Fund will become an unsecured creditor, ranking equal with all other unsecured creditors, of the PRC Custodian. The relevant Fund may face difficulty and/or encounter delays in recovering such debt, or may not be able to recover it in full or at all, in which case the relevant Fund will suffer losses. As a result of PRC regulatory requirements, the Fund may be limited in its ability to invest in securities or instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances, such as when the price of the securities is at a low level, involuntary liquidations may result in losses for the Fund.
In addition, securities exchanges in the PRC typically have the right to suspend or limit trading of any security traded on a relevant exchange. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of a Fund’s investments. The government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue. The Chinese government has from time to time taken actions that influence the prices at which certain goods may be sold, encourage companies to invest or concentrate in particular industries, induce mergers between companies in certain industries and induce private companies to publicly offer their securities to increase or continue the rate of economic growth, control the rate of inflation or otherwise regulate economic expansion. It may do so in the future as well, which could potentially have a significant adverse effect on economic conditions in China.
The PRC’s currency (i.e., Renminbi/RMB) is not entirely determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests.
In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to a Fund’s investment in the PRC. Any resulting political or economic disturbances, as well as any retaliatory countermeasures, may have an adverse impact on the values or liquidity of a Fund’s investments.
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The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect a Fund’s investment in the PRC. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.
In addition, because the PCAOB is generally restricted from inspecting the audit work and practices of registered accountants in the PRC, there is the risk that material accounting and financial information about PRC issuers may be unavailable or unreliable.
Investing Through Stock Connect. Certain Funds may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange (“SSE”) or the Shenzhen Stock Exchange (“SZSE”) through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Funds) to purchase certain PRC-listed equities via brokers in Hong Kong. Purchases of securities through Stock Connect are subject to market-wide daily quota limitations, which may prevent a Fund from purchasing Stock Connect securities when it is otherwise advantageous to do so. Once such daily quota on SSE or SZSE is used up, acceptance of the corresponding buy orders on SSE or SZSE (as applicable) will be immediately suspended and no further buy orders will be accepted for the remainder of the trading day. Buy orders which have been accepted will not be affected by the using up of the daily quota, while sell orders will continue to be accepted. An investor cannot purchase and sell the same security on the same trading day, which may restrict a Fund’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by certain public holidays in either the PRC or Hong Kong, and there may be days that is a business day in one jurisdiction and a public holiday in the other, and as a result, will not be a trading day under Stock Connect. As a result, prices of Stock Connect securities may fluctuate at times when the Fund is unable to add to or exit its position. Only certain China A-shares and ETFs are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. In addition, the applicable rules as well as trading, settlement and information technology (“IT”) systems required to operate Stock Connect are continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.
Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong Stock Exchange, SSE or SZSE, although for defaults by Hong Kong brokers occurring on or after January 1, 2020, the Hong Kong Investor Compensation Fund will cover losses incurred by investors with a cap at HK $500,000 per investor with respect to securities traded on a stock market operated by the SSE and/or SZSE and in respect of which an order for sale or purchase is permitted to be routed through the northbound link of the Stock Connect. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as the Fund) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. To the extent HKSCC is deemed to be performing safekeeping functions with respect to assets held through it, a Fund has no legal relationship with HKSCC and no direct legal recourse against HKSCC in the event that the Fund suffers losses resulting from the performance or insolvency of HKSCC. In this event, a Fund may not fully recover its losses and the process could be delayed. A Fund may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, a Fund will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. HKSCC as nominee holder shall have no obligation to take any legal action or court proceeding to enforce any rights on behalf of the investors in respect of the Stock Connect securities in the PRC or elsewhere. Therefore, even though a Fund’s ownership may be ultimately recognized, the Fund may suffer difficulties or delays in enforcing their rights in A-shares. Stock Connect trades are settled in RMB, the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
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Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If a Fund does not utilize a special segregated account, a Fund will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that a Fund may use to execute trades. While the Fund may use special segregated accounts in lieu of the pre-trade check, relevant market practice with respect to special segregated accounts is continuing to evolve.
Investing Through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Fund may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of the Fund to make the filing on behalf of the relevant Fund and conduct trading and settlement agency services for the Fund. PBOC will exercise on-going supervision on the onshore settlement agent and the Fund’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Fund and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. Although there is no quota limitation regarding investment via the CIBM Direct, a Fund is required to make further filings with the PBOC if it wishes to increase its anticipated investment size. There is no guarantee the PBOC will accept such further filings. In the event any further filings for an increase in the anticipated investment size are not accepted by the PBOC, a Fund’s ability to invest via the CIBM Direct will be limited and the performance of the relevant Fund may be unfavorably affected as a result. Since the relevant filings, registration with PBOC, and account opening for investment in the CIBM via the CIBM Direct have to be carried out via an onshore settlement agent, registration agent or other third parties (as the case may be), the relevant Fund is subject to the risks of default or errors on the part of such third parties. The relevant Fund may also incur losses due to the acts or omissions of the onshore settlement agent in the process of settling any transactions. As a result, the net asset value of the relevant Fund may be adversely affected. In addition, investors should note that cash deposited in the cash account of the relevant Fund with the relevant onshore settlement agent will not be segregated. In the event of the bankruptcy or liquidation of the onshore settlement agent, the relevant Fund will not have any proprietary rights to the cash deposited in such cash account and may face difficulty and/or encounter delays in recovering such assets, or may not be able to recover it in full or at all, in which case the Fund will suffer losses.
The CIBM Direct Rules are relatively new and are still subject to continuous evolvement, which may adversely affect the Fund’s capability to invest in the CIBM. A Fund will be tested for compliance with investment limitations for instruments traded on CIBM (including instruments traded through both CIBM Direct and the Bond Connect Program) prior to the trade. Therefore, a Fund will not be in violation of an investment limitation if the Fund submits a trade for an instrument traded on CIBM and the trade is not completed until the following day if the Fund was in compliance with the applicable limitation at the time of the initial compliance test. Similarly, a Fund will not be in violation of an investment limitation if the Fund submits a trade for two complementary instruments (such as a foreign currency transaction and a bond) traded on CIBM and one of the trades is not completed until the following day if the Fund was in compliance with the applicable percentage limitation for both instruments at the time of the initial compliance test. Investing in the CIBM via CIBM Direct is also subject to certain restrictions imposed by the PRC authorities on fund remittance and repatriation which may potentially affect a Fund’s performance and liquidity. Any non-compliance with or failure to meet the fund remittance and repatriation requirements may result in regulatory sanctions which in turn may have an adverse impact on the portion of a Fund’s investment via the CIBM Direct. Further, there is no assurance that the fund remittance and repatriation requirements in relation to investment in CIBM will not be changed as a result of change in government policies or foreign exchange control policies. A Fund may incur loss in the event such change in the fund remittance and repatriation requirements in relation to investment in CIBM occurs.
CIBM Direct RFQ Trading. In September 2020, CIBM direct RFQ trading service was launched by the National Interbank Funding Center (“CFETS”). Under such service, foreign investors under CIBM Direct may solicit cash bond trading with domestic market makers by requesting for quotation (“RFQ”) and confirm the trades in CFETS system. As a novel arrangement under CIBM Direct, CIBM direct RFQ trading may be subject to further adjustments and uncertainties in implementation, which may have an adverse impact on the Fund’s investment to the extent the Fund transacts via CIBM direct RFQ trading mechanism.
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Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with a Fund’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect a Fund’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to a Fund. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as a Fund) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). A Fund’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects a Fund to various risks, including the risk that the Fund may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, a Fund may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Investors who wish to participate in Bond Connect do so through an offshore custody agent, registration agent or other third parties (as the case may be), who would be responsible for making the relevant filings and account opening with the relevant authorities. A Fund is therefore subject to the risk of default or errors on the part of such agents. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.
A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed income instruments. Therefore, a Fund’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. A Fund will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect adheres to the trading calendar of CIBM, and as such, trading can be undertaken on days on which the CIBM is open for trade, regardless of whether it is a public holiday in Hong Kong. As a result, prices of securities purchased through Bond Connect may fluctuate at times when a Fund is unable to add to or exit its position (for example, in situations where intermediaries are not available to assist with trades) and, therefore, may limit the Fund’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Fund. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.
The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on a Fund’s investments and returns.
There are still some uncertainties in the PRC tax rules governing taxation of income and gains from investments in the PRC due to the lack of formal guidance from the PRC tax authorities that could result in unexpected tax liabilities for a Fund. If a Fund is considered a tax resident enterprise of the PRC, it will be subject to PRC corporate income tax (“CIT”) at 25% on its worldwide taxable income. If a Fund is considered a non-tax resident enterprise with a permanent establishment or place or establishment of business (“PE”) in the PRC, the profits attributable to that PE would be subject to CIT at 25%. Under the PRC CIT Law effective from December 29, 2018 and its implementation rules, a non-PRC tax resident enterprise without a PE in the PRC will generally be subject to withholding income tax
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(“WIT”) of 10% on its PRC sourced income, including but not limited to passive income (e.g., dividends, interest, gains arising from transfer of assets, etc.).
Unless a specific exemption is applicable, non-PRC tax resident enterprises are subject to WIT on the payment of interests on debt instruments issued by PRC tax resident enterprises, including bonds issued by enterprises established within the PRC. The general WIT rate applicable is 10%, subject to reduction under an applicable double tax treaty and agreement by the PRC tax authorities. Interest derived from government bonds issued by the in-charge Finance Bureau of the State Council and/or local government bonds approved by the State Council is exempt from CIT under the PRC Law. According to a tax circular jointly issued by the Ministry of Finance of the PRC (“MoF”) and the State Administration of Taxation of the PRC (“SAT”) on November 7, 2018, i.e., Circular on the Enterprise Income Tax and Value-Added Tax Policies for Foreign Institutions investing in Onshore Bond Markets (“Circular 108”), the foreign institutional investors were temporarily exempt from PRC CIT with respect to bond interest income derived in the PRC bond market for the period from November 7, 2018 to November 6, 2021. On November 22, 2021, the PRC Ministry of Finance and PRC State Taxation Administration jointly issued Bulletin [2021] No. 34 (“Bulletin 34”) to further extend the tax exemption period to December 31, 2025. The scope of such PRC CIT exemption has excluded bond interest gained by foreign investors’ onshore entities/establishment that are directly connected with such onshore entities/establishment. However, there is no guarantee that such temporary tax exemption will continue to apply, will not be repealed and re-imposed retrospective, or that no new tax regulations and practice in China specifically relating to the PRC bond market will not be promulgated in the future.
Variable Interest Entities. Certain Funds may obtain exposure to companies based or operated in the PRC by investing through legal structures known as variable interest entities (“VIEs”). Because of Chinese governmental restrictions on non-Chinese ownership of companies in certain industries in the PRC, certain Chinese companies have used VIEs to facilitate foreign investment without distributing direct ownership of companies based or operated in the PRC. In such cases, the Chinese operating company establishes an offshore holding company, and the offshore company enters into contractual arrangements (such as powers of attorney, equity pledge agreements and other services or business cooperation agreements) with the operating company. These contractual arrangements are intended to give the offshore company the ability to exercise power over and obtain economic rights from the operating company. Shares of the offshore company, in turn, are listed and traded on exchanges outside of the PRC and are available to non-Chinese investors such as a Fund. This arrangement allows non-Chinese investors in the offshore company to obtain economic exposure to the Chinese company without direct equity ownership in the Chinese company.
On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” (the “Trial Measures”) which went into effect on March 31, 2023. The Trial Measures and its implementing guidelines require Chinese companies that pursue listings outside of mainland China, including those that do so using the VIE structure, to make a filing with the CSRC. While the Trial Measures and its implementing guidelines do not prohibit the use of VIE structures, this does not serve as a formal endorsement either. There is a risk that the PRC might prohibit the use of VIEs or eliminate their ability to transmit economic or governance rights to non-Chinese investors at any time. The future stance of the PRC on VIEs and the potential impact of any new regulations remain uncertain. Investments involving a VIE may also pose additional unique risks because such investments are made through a holding company whose interests in the underlying operating company are established through contract rather than through equity ownership. For example, in the event of a dispute, the offshore company’s contractual claims with respect to the operating company may be deemed unenforceable in the PRC, thus limiting (or eliminating) the remedies and rights available to the offshore company and its investors. Such legal uncertainty may also be exploited against the interests of the offshore company and its investors. Further, the interests of the equity owners of the operating company may conflict with the interests of the investors of the offshore company, and the fiduciary duties of the officers and directors of the operating company may differ from, or conflict with, the fiduciary duties of the officers and directors of the offshore company. Foreign companies listed on U.S. exchanges, including offshore companies that utilize a VIE structure, also could face delisting or other ramifications for failure to meet the requirements of the SEC, the PCAOB or other United States regulators. Any of the foregoing risks and events could negatively impact a Fund’s performance.
Sanctions, Trade and Investment Restrictions Relating to PRC. In recent years, various governmental bodies have considered and, in some cases, imposed sanctions, trade and investment restrictions and/or notification requirements targeting the PRC (inclusive of Hong Kong and Macau), and it is possible that additional restrictions may be imposed in the future. For example, in January 2025, a new “outbound investment” regulatory regime took effect in
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the U.S., which prohibits or requires notification with respect to certain transactions involving PRC-affiliated countries (inclusive of Hong Kong and Macau) that operate in specified sensitive technology sectors, including advanced semiconductors and microelectronics, quantum information technologies and certain areas and uses of artificial intelligence technologies. The Comprehensive Outbound Investment National Security (“COINS”) Act, which became law in December 2025, contemplates potential expansion of the regime to additional sensitive technology sectors and jurisdictions. Given the complex and evolving relationship between the PRC and certain other countries, it is difficult to predict the impact of such sanctions or restrictions on market conditions or a Fund's investments. Further, complying with such sanctions or restrictions may prevent a Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Fund’s ability to achieve its investment objective, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, prevent the Fund from receiving payments otherwise due it, negatively impact the value of a Fund’s investments, restrict participation in certain investments by certain investors, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, require a Fund to obtain information about underlying investors, increase diligence and other similar costs to the Fund, render valuation of China-related investments challenging, or require a Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. In addition, certain PRC-based companies may be subject to limitations on audit transparency and regulatory oversight. For example, U.S. authorities such as the Public Company Accounting Oversight Board (“PCAOB”) have historically faced restrictions on their ability to inspect PCAOB-registered audit firms located in the PRC, which may result in incomplete financial disclosures and impair the reliability of audited financial statements. Any of these outcomes could adversely affect the Funds’ performance with respect to such investments, and thus a Fund’s performance as a whole. For example, the PRC may impose a number of countermeasures on entities or individuals (each, a “Listed Person”), including countermeasures implemented by the Ministry of Foreign Affairs, Ministry of Commerce, and other relevant authorities in the PRC, which are carried out in accordance with the PRC Anti-Foreign Sanctions Law adopted by the Standing Committee of the National People’s Congress on June 10, 2021 (the “AFSL”), as well as the Provisions on the Unreliable Entity List and the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures released by the Ministry of Commerce, respectively, on September 19, 2020 and January 9, 2021 (together with the AFSL, “Counteracting Rules”). In the event that a Fund or any investor in a Fund becomes the target of such Counteracting Rules, the Fund may be required to take certain steps that may negatively impact either or both the Fund or the investor. The U.S. Treasury’s Outbound Investment Security Program went into effect on January 2, 2025. The Outbound Investment Security Program implements Executive Order 14105, which directed the U.S. Treasury to issue regulations to address the national security threat posed by certain U.S investments that may accelerate the development of sensitive technologies and products in “countries of concern,” defined as China and the Special Administrative Regions of Hong Kong and Macau. The rule establishes a regulatory framework for either prohibiting or requiring notifications to the U.S. Treasury for certain investments by U.S. persons in companies related to the countries of concern that conduct activities involving certain national security sectors (currently, semiconductor technologies, artificial intelligence systems for military or surveillance use, or quantum computing). A Fund may face restrictions on investing in certain Chinese or Chinese-owned companies involved in the covered sectors. A Fund must also implement due diligence processes for identifying covered transactions and may need to report notifiable transactions to the U.S. Treasury, potentially affecting investment timelines.
U.S. PRC Relations. External relations, such as the China-U.S. relationship regarding trade, currency exchange, and intellectual property protection, among other things, could also have implications with respect to capital flow and business operations. U.S. social, political, regulatory and economic conditions prompting changes in laws and policies governing foreign trade, manufacturing, developments and investments in the PRC could adversely affect the performance of a Fund’s investments. For example, in recent years, the U.S. federal government implemented an aggressive trade policy with respect to the PRC, including imposing tariffs on certain imports of the PRC, criticizing the PRC government for its trade policies, taking actions against individual PRC companies, imposing sanctions on certain officials of the Hong Kong government and the PRC central government and issuing executive orders that prohibit certain transactions with certain China-based persons, companies and their respective subsidiaries. Various U.S. statutes and executive orders have designated the PRC as a “foreign adversary,” and the U.S. government has announced that it intends to take further actions to deter U.S investments relating to the PRC’s Military-Civil Fusion strategy to develop the People’s Liberation Army into a “world class military” by 2049. In addition, the PRC government has implemented, and may further implement, measures, including retaliatory measures, in response to new trade policies, treaties, sanctions and tariffs imposed by the U.S. government, for example, the passing of the
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Hong Kong national security law by the National People’s Congress of China (the “National Security Law”) which criminalizes certain offenses including subversion of the Chinese government and collusion with foreign entities. The National Security Law subsequently prompted the promulgation in the U.S. of the Hong Kong Autonomy Act and executive orders setting forth additional sanctions. More recently, to complement the National Security Law, on March 8, 2024, the Hong Kong government had introduced draft legislation titled “Safeguarding National Security Bill” into the Legislative Council of Hong Kong, with a view to fully implementing its constitutional duty of safeguarding national security under Article 23 of the Basic Law (“Article 23”). In view of the potential implementation of Article 23, there is no guarantee as to whether this may trigger further additional sanctions promulgated by the U.S. on Hong Kong, which consequently may impact the PRC. The U.S. has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies, adding a number of new Chinese companies to the Department of Commerce’s Entity List. The United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. It is possible that additional sanctions, export controls and/or investment restrictions will be announced. Escalation of China-U.S. tensions resulting from these events and the retaliatory countermeasures that the national and state governments have taken and may take (including U.S. sanctions and anti-sanction laws in China), as well as other economic, social or political unrest in the future, could have a material adverse effect on or could limit the activities of PIMCO, a Fund or the companies in which a Fund has invested. Such countermeasures may, among other things, cause a Fund’s assets or investments to lose value, or limit its ability to invest in PRC or PRC-related securities or other investments, repatriate existing assets located in the PRC at the time the countermeasures are applied.
State Law Restrictions on Ownership of Real Property. Certain U.S. states have proposed, recently enacted, or are in the process of adopting new legislation that restricts the ability of a wide range of governmental bodies and persons or entities from or domiciled in foreign countries of concern, as defined in the applicable U.S. state’s laws (e.g., the People’s Republic of China) (any such direct or indirect investor, a “Covered Investor”) to directly or indirectly own or acquire interests in “real property” (e.g., land, buildings, fixtures, and all other improvements to land) located in the relevant states, subject to certain limited exceptions (such laws as in effect from time to time, the “State Real Estate Laws”). Certain investments made by a Fund may constitute investments in “real property” for purposes of these laws (such investments, “Restricted Investments”). The State Real Estate Laws may impose different thresholds on the ownership of Restricted Investments by Covered Investors.
The impact of the State Real Estate Laws on a Fund and its investors may vary on a state-by-state basis, particularly to the extent that a state adopts an exemption from the ownership restrictions for commingled funds. Given the developing nature of the State Real Estate Laws, it is difficult to predict the full scope of their impact on a Fund’s investments and investor base. Complying with such restrictions may prevent a Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, negatively impact a Fund’s ability to achieve its investment objective, prevent a Fund from receiving payments otherwise due it, require a Fund to obtain information about underlying investors or increase diligence and other similar costs to a Fund. Any of these outcomes could make it difficult for a Fund to act successfully on investment opportunities and may adversely affect a Fund’s performance as a whole. The Funds reserve the right to restrict an investor’s ability to purchase Fund shares and, to the extent permitted by applicable law, to redeem existing investors as necessary or appropriate to facilitate compliance with State Real Estate Laws.
The Funds intend to comply with the State Real Estate Laws to the extent applicable to their shareholder base, and may, to comply with such laws, request and report confidential information about a shareholder if required by the State Real Estate Laws and, if applicable, any underlying beneficial ownership, to applicable authorities if PIMCO determines that it is in the best interests of the Fund in light of the relevant laws or regulations or upon the request of regulators. Shareholders may be required to cooperate with PIMCO to facilitate compliance with the State Real Estate Laws.
Foreign Currency Transactions
Funds that invest in foreign currency-denominated securities may also purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Funds may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or to
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lower currency deviations relative to the Fund's benchmark index(es). The Funds also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Fund against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are subject to the risks discussed under “Derivative Instruments” below. Forwards are used primarily to adjust the foreign exchange exposure of each Fund with a view to protecting the outlook, and the Funds might be expected to enter into such contracts under the following circumstances:
Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge.  If a particular currency is expected to decrease against another currency, a Fund may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Fund’s portfolio holdings denominated in the currency sold.
Direct Hedge.  If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Fund can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Fund would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Fund would hope to benefit from an increase (if any) in value of the bond.
Proxy Hedge.  PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Fund, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging.  When a Fund purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Fund’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Fund’s net asset value per share.
A Fund may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Fund to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Fund may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign
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governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Fund in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Fund will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bilaterally negotiated contracts.
A Fund may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging.  Under applicable tax law, the Funds may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Funds are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Funds and could affect whether dividends paid by the Funds are classified as capital gains or ordinary income.
Foreign Currency Exchange-Related Securities
Foreign currency warrants.  Foreign currency warrants such as Currency Exchange WarrantsTM are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price
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that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal exchange rate linked securities.  Principal exchange rate linked securities (“PERLsTM”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLsTM is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLsTM are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLsTM may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance indexed paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
Borrowing
Except as described below, the Funds may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Fund may borrow money from banks for any purpose in an amount up to 1/3 of a Fund’s total assets. A Fund also may borrow money for temporary purposes in an amount not to exceed 5% of a Fund’s total assets.
Specifically, provisions of the 1940 Act require a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of a Fund’s total assets made for temporary purposes. Any borrowings for temporary purposes in excess of 5% of a Fund’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.
As noted below, a Fund also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by a Fund. Such transactions also can be subject to the risks discussed under ”Derivative Instruments“ below, in addition to the risks discussed in this section. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Fund’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
A Fund may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Fund to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, a Fund continues to receive any principal and interest payments on the underlying security during the term of the agreement.
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However, reverse repurchase agreements involve the risk that the market value of securities retained by a Fund may decline below the repurchase price of the securities sold by a Fund which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Funds may treat such transactions as bank borrowings, which would be subject to a Fund’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Fund’s total assets. The 1940 Act and related rules no longer require asset segregation for derivatives transactions entered into by registered investment companies; however asset segregation and posting of collateral may still be utilized for risk management or other purposes. A Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Fund.
A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Fund sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Fund pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by a Fund, but only securities which are “substantially identical”, which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment than those sold.
A Fund also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of a Fund’s repurchase of the underlying security.
It is possible that changing government regulation may affect a Fund’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact a Fund’s ability to utilize these investment strategies and techniques.
Derivative Instruments
In pursuing their individual objectives the Funds may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index, or as part of their overall investment strategies and enter into other types of instruments under which a Fund is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, except that those Funds that may not invest in foreign currency-denominated securities may not enter into transactions involving currency forwards, swaps, futures or options. Funds that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. A Fund also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Funds may invest in structured notes and enter into transactions involving other similar instruments as discussed herein. All of these transactions are referred to collectively herein as “derivatives”. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Fund also may use those instruments, provided that their use is consistent with the Fund’s investment objective.
The value of some derivative instruments in which the Funds invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Funds, the ability of a Fund to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Funds could be exposed to additional, unforeseen risks, including the risk of loss.
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The Funds might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to a Fund’s interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Fund, the Fund might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Fund will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to a Fund. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to liquidity risk, which refers to the possible inability of a Fund to purchase or sell a portfolio security at a time that otherwise would be favorable, or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of a Fund to close out or to liquidate its derivatives positions. A Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Fund may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, a Fund’s use of such instruments may cause the Fund to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If a Fund gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Funds may invest in derivatives to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Fund and its counterparty and certain derivative transactions may be terminated by the counterparty or the Fund, as the case may be, upon the occurrence of certain Fund-related or counterparty-related events, which may result in losses or gains to the Fund based on the market value of the derivative transactions entered into between the Fund and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for a Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Upon the expiration or termination of a particular contract, a Fund may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Fund not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Fund. Furthermore, after such an expiration or termination of a particular contract, a Fund may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Fund may lose money.
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As noted elsewhere, a Fund may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for a Fund (which may support, constitute and/or increase the distributions paid by, or the yield of, a Fund) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses a Fund may incur if the put option is exercised, and derivative transactions where a Fund is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Fund should not be viewed as the total returns or overall performance of a Fund. These strategies may also produce adverse tax consequences (for example, a Fund’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit a Fund’s opportunity to profit or otherwise benefit from certain gains. A Fund may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Fund may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. A Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Fund’s portfolio of investments, or arising from its use of derivatives. Consequently, Fund shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in a Fund has declined in value, which may be economically similar to a taxable return of capital.
The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by a Fund pursuant to derivatives potentially could affect the amount, timing or characterization of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
Options on Securities and Indexes. A Fund may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on equity, fixed income or other securities (including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price, often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by a Fund, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Fund. Upon exercise, the writer of an option on an index or cash-settled option on a security is obligated to pay the difference between the cash value of the index or security and the exercise price multiplied by the specified multiplier for the option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)
A Fund may write calls and/or puts on instruments a Fund owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which a Fund has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), a Fund typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Fund the asset on which the option is written at a certain price within a specified time frame.
Writing call or put options will limit a Fund’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that a
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Fund’s maximum potential gain via a written covered call or put will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which a Fund acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call or put option. The Fund’s maximum potential gain via a written naked call or any put will generally be the premium received from writing the option. The Fund’s maximum potential loss on a written covered call is the purchase price paid for the underlying asset minus the premium received for writing the option. The Fund’s maximum potential loss on an uncovered call is theoretically limitless as the value of the underlying asset rises. The Fund’s maximum potential loss on a written put is the entire strike price minus the premium received for writing the option as the value of the underlying asset could fall to zero. Therefore, written covered calls and puts can result in losses and detract from a Fund’s total returns even though the call or put options produce premiums and may initially produce income and cash flow to a Fund (and therefore Fund distributions) for having written the call or put options.
Buying a call option or put option will generally involve a Fund paying a premium on the option, which may detract from returns and may not limit losses. A Fund may lose the initial amount invested in the call option or put option.
Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative's reference asset, which may result in excess losses to a Fund. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by a Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires.
A Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.
The premium paid for a put or call option purchased by a Fund is an asset of the Fund. The premium received for an option written by a Fund is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Funds may write straddles consisting of a combination of a call and a put written on the same underlying security.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at
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the exercise price. To the extent a Fund writes a put option, the Fund has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that if a Fund writes a put option, it may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Fund and may result in the Fund holding the underlying investment for some period of time when it is disadvantageous to do so.
If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by a Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund. Movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund’s securities during the period the option was outstanding.
To the extent that a Fund writes a call option on a security it holds in its portfolio, the Fund has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Foreign Currency Options. The Funds that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Funds may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Fund to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.
Each Fund may invest in futures contracts and futures options with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. A Fund may also invest in futures contracts on carbon offset credits. A carbon offset credit represents the reduction or removal of a specific amount of carbon dioxide or other greenhouse gas (“GHG”) from the atmosphere. Carbon offset credits are designed to provide a mechanism for people and businesses to mitigate the adverse environmental impact of their GHG-generating activities. To the extent that a Fund may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified
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price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. Certain of the Funds also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
A Fund may purchase and write call options on futures or put options on futures, as specified for the Fund in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.
Limitations on Use of Futures and Futures Options. A Fund that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system. When a purchase or sale of a futures contract is made by a Fund, the Fund is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to a Fund upon termination of the contract, assuming all contractual obligations have been satisfied. Each Fund expects to earn interest income on its initial margin deposits. A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by a Fund but is instead a settlement between a Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Fund will mark-to-market its open futures positions.
A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund. Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Fund assets in the segregated account. Portability of exposure reduces risk to a Fund. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Fund realizes a capital gain, or if it is more, a Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Fund realizes a capital gain, or if it is less, a Fund realizes a capital loss. The transaction costs must also be included in these calculations.
The requirements for qualification as a regulated investment company also may limit the extent to which a Fund may enter into futures, futures options and forward contracts. See “Taxation.”
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Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in a Fund’s securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Fund enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of such Fund’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.
Additionally, the price of index futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock index futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock index futures contract relates. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures or a futures option position, and the Fund would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
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Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Fund is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to
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hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Fund. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Fund to reinvest the proceeds of a maturing contract in a new futures contract, a Fund might reinvest at higher or lower futures prices, or choose to pursue other investments.
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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as climate change, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Fund’s investments to greater volatility than investments in traditional securities.
Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Fund’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. Each Fund may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Fund may invest in foreign (non-U.S.) currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Fund also may enter into options on swap agreements (“swaptions”).
A Fund may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Fund anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are generally bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that
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interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Fund’s investment objectives and general investment policies, a Fund may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Fund will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Fund may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Fund may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Fund may be required to pay a higher fee at each swap reset date.
Each Fund also may enter into combinations of swap agreements in order to achieve certain economic results. For example, a Fund may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, a Fund would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that a Fund may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
A Fund also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Fund may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, a Fund will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Fund writes a swaption, upon exercise of the option a Fund will become obligated according to the terms of the underlying agreement.
A Fund also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Fund may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, a Fund will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, a Fund will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Funds may engage in variance swaps.
Most types of swap agreements entered into by a Fund will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Fund’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to a Fund).
A Fund also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by a Fund. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic
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stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Fund may be either the buyer or seller in the transaction. If a Fund is a buyer and no credit event occurs, a Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Fund would effectively add leverage to its portfolio because, in addition to its total net assets, a Fund would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swap agreements sold by a Fund may involve greater risks than if a Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. A Fund will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller.
A Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to a Fund).
The Dodd-Frank Act and related regulation require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM or SEF “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in a Fund and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. To the extent the Fund is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Fund's ability to enter into swap agreements.
Whether a Fund’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Funds will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on a Fund by the Internal Revenue Code may limit a Fund's ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
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Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Fund’s interest. A Fund bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for a Fund. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, a Fund will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for a Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps are complex and often valued subjectively.
A Fund also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Fund may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Fund enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to a Fund. If this occurs, a Fund will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Fund will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
A Fund’s obligations under a recovery lock will be determined daily.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of a assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a Fund, or derivatives or other strategies used by a Fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a Fund and the determination of the net asset value of portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a Fund invests; (iv) a Fund having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a Fund (due to share purchases or redemptions, for example), potentially resulting in a Fund being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable
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index that are not disseminated in advance; (viii) a possible need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Greenhouse Gas “Cap-and-Trade” Programs. Certain Funds may trade derivative instruments on carbon credits, including, but not limited to, carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme (“EUAs”), California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives (“RGGI”). The derivative instruments on carbon credits will be subject to the risks associated with trading such instruments directly. The trading markets for carbon credits are still developing and therefore do not possess the attributes of a fully developed market, which may cause illiquidity, high price volatility and a diminished demand. Price movements of carbon credits are influenced by, among other things, their current and perceived future market value, green technology developments, the price of natural gas and coal, weather patterns and the level of world economic activity. In addition, international, national and regional carbon regulation is still developing and may change in response to new legislation, treaties or other governmental regulation, which may have an adverse impact on the Fund. The timing and volume of delivery of such credits can be uncertain and may be subject to transfer disruptions.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent a Fund from using such instruments as a part of its investment strategy, and could ultimately prevent a Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of a Fund to use certain instruments as a part of its investment strategy.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Fund is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO monitors whether the exposure created under these contracts might exceed the applicable limits in managing the Fund. In addition, the CFTC has established position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The position limits rules apply to both the Funds and their swap dealer counterparties. If a swap dealer is unable to rely on certain exemptions, such as the bona fide hedging speculative OTC transaction capacity the swap dealer has available for the Funds, the swap dealer may have limited speculative OTC transaction capacity for the Funds.
The SEC, the CFTC, and other federal regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which a Fund is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and the market has yet to absorb their full impact.
Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs.
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Regulatory limits and requirements may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Such limits and requirements may increase the cost of a Fund’s investments and cost of doing business even if not directly applicable to the Funds, which could adversely affect investors.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that a Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Perpetual Bonds
The Funds may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.
Structured Products
The Funds may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and other products, structured notes, indexed securities, equity-linked securities and equity-linked notes, which are potentially high-risk investments. A structured product generally is a privately-negotiated debt or equity investment the terms of which may combine the features of a traditional stock, bond, or commodity with the features of a derivative such as an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, and/or interest rate of a structured product is tied (positively or negatively) to the price of a commodity, currency, securities index, interest rate, or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would represent a combination of the features of a bond and a purchased call option on oil.
Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. A Fund may invest in structured products as a cash management tool in order to gain exposure to the relevant markets and/or to remain fully invested when more traditional securities are not available. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the investor in a structured product. The assets underlying a structured product may decline in value or default and, under certain conditions, the return on a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with an investment in a traditional bond that has a fixed principal amount and pays a fixed rate or floating rate of interest or equity security. Structured products expose a Fund to the risks of the underlying asset or benchmark in addition to the credit risk of the issuer of the structured product and its counterparties or the issuers of its underlying investments. Investors in structured products may not have direct rights against the underlying counterparties or issuers. To the extent the security is tied to derivative instruments, a Fund’s investments in structured products are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that structured products generally will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Structured products also may be more volatile and more difficult to
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accurately price than less complex securities and instruments or more traditional debt securities. These risks may cause significant fluctuations in the net asset value of the Fund. To the extent a Fund’s invests in structured products issued by foreign issuers, it will be subject to the risks associated with the securities of foreign issuers and with securities denominated in foreign currencies. Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Funds’ investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.
Credit-Linked Securities. Credit-linked securities are generally issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. The credit-linked securities discussed herein do not include GSE credit risk transfer securities and credit-linked notes (see “Mortgage-Related Securities and Asset-Backed Securities—Government Sponsored Enterprise Credit Risk Transfer Securities and GSE Credit-Linked Notes” and do not include significant risk transfer instruments (see “Significant Risk Transfer Instruments”)). Like an investment in a bond, investments in GSE credit-linked securities generally represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Fund would receive as an investor in the issuer.
Commodity-Linked Notes and Products. Commodity-linked structured products provide exposure to the commodities markets. These are securities with one or more commodity-linked components that may have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Funds will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.
Structured Notes and Indexed Securities. Structured notes are debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). Indexed securities may include structured notes as well as structured securities other than debt securities, the interest rate or principal of which is determined by a benchmark. Indexed securities may include a multiplier that multiplies the benchmark by a specified factor and, therefore, the value of such securities may be volatile. The terms of structured notes and indexed securities may be “structured” by the purchaser and the issuer and may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively tied to the benchmark so that appreciation of the benchmark may produce an increase or a decrease in the interest rate paid on the structured note or indexed security or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the benchmark. Therefore, the value of such notes and securities may be very volatile. To the extent a Fund invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Fund’s holdings in an effort to monitor the Fund’s interest rate risk.
Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, a Fund’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator.
Equity-Linked Securities and Equity-Linked Notes. A Fund may invest a portion of its assets in equity-linked securities. Equity-linked securities are privately issued securities that have a return component based on the performance of a benchmark that is a single stock, a basket of stocks, or a stock index. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, certain derivative instruments.
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An equity-linked note is a note, typically issued by a company or financial institution, whose performance is tied to a benchmark that is a single stock, a basket of stocks, or a stock index. Generally, upon the maturity of the note, the holder receives a return of principal based on the capital appreciation of the benchmark. The terms of an equity-linked note may also provide for the periodic interest payments to holders at either a fixed or floating rate. Because the notes are equity-linked, they may return a lower amount at maturity due to a decline in value of the benchmark.
Significant Risk Transfer Instruments
Significant Risk Transfer instruments (“SRTs”) provide exposures to portfolios of loans or other reference obligations (“Reference Assets”). SRTs typically allow the issuer or counterparty, to transfer the credit risk associated with the Reference Assets to investors. SRTs may take the form of a type of credit linked securities (see “Structured Products—Credit Linked Securities”) or derivatives instruments such as credit default swap agreements. SRTs are subject to the risks associated with credit linked securities or derivatives instruments, as applicable. Among other risks, SRTs are subject to the credit risk associated with the issuer or counterparty and the risks associated with the potential losses of the Reference Assets (including credit risk of underlying obligors, market risk, and interest rate risk). SRTs may provide leveraged exposure to the Reference Assets, through leverage inherent to the SRT or through leverage obtained by financing. Leveraged exposure subjects the Fund to risk of magnified losses. In connection with a Fund’s exposure to SRTs, the Fund may have a contractual relationship with the issuer of the SRT only, and not with the obligors of the underlying Reference Assets. As such, the Fund generally will have no right to enforce compliance by the obligors of the Reference Assets with the terms of such Reference Assets. The Fund will not directly benefit from the collateral supporting the Reference Assets and will not have the benefit of the remedies that would normally be available to a holder of such obligations. In addition, in the event of the insolvency of the issuer or counterparty of the SRT, the Fund may be treated as a general creditor of such issuer or counterparty, as applicable, and may not have a secured claim with respect to any underlying Reference Asset obligation.
Bank Capital Securities
The Funds may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of common and non-cumulative preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date. Subject to certain regulatory requirements, both Tier I and Tier II securities may include trust preferred securities. As a general matter, trust preferred securities are being phased out as Tier I and Tier II capital of banking organizations unless they qualify for grandfather treatment.
Trust Preferred Securities
The Funds may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred securities. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.
Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Fund, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition
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of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Fund.
As a result of trust preferred securities being phased out of Tier I and Tier II capital of banking organizations, a Fund’s ability to invest in trust preferred securities may be limited. This may impact a Fund’s ability to achieve its investment objective.
Exchange-Traded Notes
Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Fund invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Funds characterize and treat ETNs for tax purposes. The timing and character of income and gains derived by a Fund from investments in ETNs may be affected by future legislation.
An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.
The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Master Limited Partnerships (“MLPs”)
MLPs are limited partnerships in which ownership units are publicly traded. Generally, an MLP is operated under the supervision of one or more managing general partners. Limited partners are not involved in the day-to-day management of the partnership. Investments in MLPs are generally subject to many of the risks that apply to partnerships. For example, holders of the units of MLPs may have limited control and limited voting rights on matters affecting the partnership. There may be fewer corporate protections afforded investors in an MLP than investors in a corporation. Conflicts of interest may exist among unit holders, subordinated unit holders and the general partner of an MLP, including those arising from incentive distribution payments. MLPs that concentrate in a particular industry or region are subject to risks associated with such industry or region. MLPs holding credit-related investments are subject to interest rate risk and the risk of default on payment obligations by debt issuers. Investments held by MLPs may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. MLP units may trade infrequently and in limited volume, and they may be subject to abrupt or erratic price movements.
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Participatory Notes
Participatory notes are instruments issued by banks or broker-dealers and are designed to offer a return linked to a particular underlying equity or debt security, currency or market. If a participatory note were held to maturity, the issuer would pay to, or receive from, the purchaser the difference between the nominal value of the underlying instrument at the time of purchase and that instrument’s value at maturity. The holder of a participatory note that is linked to a particular underlying security or instrument may be entitled to receive any dividends paid in connection with that underlying security or instrument, but typically does not receive voting rights as it would if it directly owned the underlying security or instrument. Participatory notes involve transaction costs. Investments in participatory notes involve the same risks associated with a direct investment in the underlying security or instrument that they seek to replicate.
In addition, there can be no assurance that the value of participatory notes will equal the value of the underlying security or instrument that they seek to replicate. Participatory notes constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Accordingly, there is counterparty risk associated with these investments because a Fund is relying on the creditworthiness of such counterparty and has no rights under a participation note against the issuer of the underlying security or instrument.
Delayed Funding Loans and Revolving Credit Facilities
Each Fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Fund to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
A Fund may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Fund.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each Fund may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. These transactions may be known as TBA transactions.
When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund’s other investments. If the other party to a transaction fails to deliver the securities, the Fund could miss a favorable price or yield opportunity. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
When a Fund has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or
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forward commitment basis without owning the security, a Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.
A Fund may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Funds may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Financial Industry Regulatory Authority (“FINRA”) rules in respect of the collateralization of TBA transactions have the general effect of causing the Funds to post collateral in connection with such transactions. Such collateralization of TBA transactions could increase cost to Funds or impose additional operational complexity.
Standby Commitment Agreements
The Funds may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Fund receives a commitment fee based upon a percentage of the purchase price of the security. A Fund receives this fee whether or not it is ultimately required to purchase the security.
There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Fund may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. A Fund will record the purchase of a standby commitment agreement, and will reflect the value of the security in a Fund’s net asset value, on the date on which the security can reasonably be expected to be issued.
Infrastructure Investments
Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.
Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.
Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.
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Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.
An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.
Short Sales
Each of the Funds, may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Fund; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Fund sells a security it does not own in anticipation that the market price of that security will decline.
When a Fund makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, a Fund may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that a Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If a Fund engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Funds may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the values of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
The Funds will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Fund engages in short selling in foreign (non-U.S.) jurisdictions, the Fund will do so to the extent permitted by the laws and regulations of such jurisdiction. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
144A Securities
In addition to a Fund’s investments in privately placed and unregistered securities, a Fund may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Regulation S Securities
A Fund may invest, either directly or through investments in its wholly-owned subsidiary, in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Fund may take longer to liquidate these
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positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Illiquid Investments
In accordance with Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act, each Fund may invest up to 15% of its net assets in “illiquid investments” that are assets. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, a Fund determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Fund would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Fund takes this determination into account when classifying the liquidity of that investment. The Funds may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.
Repurchase Agreements
Each Fund may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Fund’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Fund may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Loans of Portfolio Securities
For the purpose of achieving income, each Fund may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is fully collateralized; (ii) the Fund may at any time call the loan and obtain the return of the securities loaned; (iii) the Fund will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1∕3% of the total assets of the Fund (including the collateral received with respect to such loans). Each Fund’s performance will continue to reflect the receipt of either interest through investment of cash collateral by a Fund in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Funds may pay lending fees to the party arranging the loan. Cash collateral received by a Fund in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term funds. As a shareholder of an investment company or other pooled vehicle, a Fund may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Fund pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Fund bears the risk of such investments. The Funds may enter into reverse repurchase agreements or economically similar transactions without regard to the aforementioned 33 1/3% limitation if effected in compliance with the requirements of Rule 18f-4 discussed below.
Investments in Private Funds
Certain Funds may invest in private investment funds (including private equity, private credit, and hedge funds) (each, a “Private Fund”). Private Funds typically are offered in private placements and are not registered as investment
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companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and therefore are not subject to the investor protections, regulatory oversight, and disclosure requirements applicable to registered investment companies. Investments in Private Funds generally are illiquid, may be difficult to value, and may involve a heightened risk of loss. A Fund’s ability to redeem or otherwise realize its investment may be limited by lock-up periods, withdrawal or redemption restrictions (including gates), notice requirements, suspension provisions, and transfer restrictions, and there may be limited or no secondary market for interests in a Private Fund.
Investments in Business Development Companies (“BDCs”)
Certain of the Funds may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. The 1940 Act imposes various obligations on BDCs, such as the requirement to invest at least 70% of their total assets primarily in securities of private U.S. companies or public U.S. companies that have market capitalizations of less than $250 million. Generally, private and smaller publicly-traded companies in which a BDC may invest may not provide the same degree of information to investors as compared to larger publicly traded companies. Therefore, there is a risk that investors in such companies, such as BDCs, may not have the same scope or quality of information in making an investment decision as compared to an investor in larger publicly traded companies. In addition, securities of private or smaller publicly-traded companies are typically less liquid than investments in larger publicly-traded companies. The securities of private companies may also be subject to restrictions on resale. Additionally, certain investments held by BDCs may not have readily ascertainable market values and may be subject to fair valuation determinations. Due to the absence of a readily ascertainable market value, and because of the inherent uncertainty of fair valuation, the fair value of a BDC’s investments may differ significantly from the values that would be reflected if the securities were traded in an established market, potentially resulting in material differences between a BDC’s NAV per share and the BDC’s market value. Some BDCs invest substantially, or even exclusively, in one sector or industry group. A BDC whose investments are focused in a particular sector or industry group may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group.
BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies under the Internal Revenue Code. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends.
Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. This limitation on leverage may impact the way that the BDC raises capital (e.g., by affecting the BDC’s ability to issue senior securities). Further, to the extent that a Fund invests a portion of its assets in a BDC, a shareholder in the Fund will not only bear the proportionate share of Fund expenses, but also will bear (absent an expense waiver arrangement) indirectly the expenses of the BDC.
Investments in Exchange-Traded Funds (“ETFs”)
Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs advisory fees and administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In the case of actively managed ETFs, there is a risk that the ETF may not achieve its investment objective. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. In addition, errors in the construction, calculation or transmission of an index could cause an ETF's price to differ materially from its index. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange,
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liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV. An ETF has a limited number of intermediaries that act as Authorized Participants, and none of these Authorized Participants are or will be obligated to engage in creation or redemption transactions. To the extent that these intermediaries exit the business or are unable to or choose not to proceed with creation and/or redemption orders with respect to an ETF and no other Authorized Participant is able and willing to create or redeem, shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, while ETF shares are listed for trading on an exchange, there can be no assurance that active trading markets for ETF shares will be maintained by market makers or Authorized Participants. Decisions by market makers or Authorized Participants to reduce their role or “step away” from these activities in times of market stress may inhibit the effectiveness of the creation/redemption process in maintaining the relationship between the underlying value of an ETF’s holdings and the ETF’s NAV. Such reduced effectiveness could result in the ETF’s shares trading at a discount to its NAV and also in greater than normal intraday bid/ask spreads for the ETF’s shares.
Data Center Investment Risk.  Investments in data center assets involve many relatively unique and acute risks. Project revenues can be affected by numerous factors, including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of an investment may adversely affect the overall profitability of such investments. Events outside the control of PIMCO or a given investment could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining, or restoring the Account’s investments. Such events may include, but are not limited to, political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (e.g., fire, floods, earthquakes, and typhoons), grid and fiber connectivity (e.g., complete fallout caused by damage to power and fiber lines), power infrastructure availability (e.g. outages or complete shutdowns of substations), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism, and other unforeseen circumstances or operational incidents. As a general matter, the operation and maintenance of data center assets involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, performance of infrastructure, failure of technology to perform as anticipated, structural failures and accidents, and the need to comply with the directives of government authorities. Although investments may maintain insurance to protect against certain risks, such insurance would typically be subject to deductibles and coverage limits, and may not be sufficient to recoup all losses incurred by a particular investment. Furthermore, once digital infrastructure assets of an investment become operational, they may face significant competition from other digital infrastructure assets. Certain investments may have a national or regional profile. Given this profile and/or irreplaceable nature of certain strategic assets, such assets may constitute a higher risk target for terrorist acts or political actions, such as expropriation. There is also a higher probability that if an owner/operator of such assets fails to make services available, users of such services may incur significant damage and may be unable to replace the supply or mitigate any such damage, thereby heightening the risks of third-party claims. These assets may also be impacted by the interests of local communities and stakeholders, which may affect the operation of such assets. Certain of these communities may have or develop interests or objectives which are different from, or in conflict with, those of the Account and/or its investments.
Environmental laws, regulations, and regulatory initiatives play a significant role in the infrastructure industry generally and can have a substantial impact on such investments. Failure to comply with any such laws, regulations, or other requirements could lead to, among other things, government fines, stop-work injunctions, or other liabilities and could have a materially detrimental impact on the financial performance of the Account’s investments. The ordinary operation of, or the occurrence of an accident with respect to an energy-dependent asset could cause major environmental damage, which may result in significant financial distress to the corresponding investment if not covered by insurance, and, even if covered by insurance, may still have a materially detrimental impact on the Account and its investments as a result of adverse publicity or related consequences.
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Government Intervention Risk
Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies and financial markets, economic relief packages and changes to interest rates. There can be no guarantee that any such measures taken in the past or in connection with future events (within the United States or other affected countries throughout the world) will be sufficient or have their intended effect. In addition, an unexpected or quick reversal of such measures could cause market downturns, disruptions, volatility and inflation, which could adversely affect a Fund's investments.
In addition, federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Funds invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Funds themselves are regulated. Such legislation or regulation could limit or preclude a Fund’s ability to achieve its investment objective. Also, while such legislation or regulations are intended to strengthen markets, systems, and public finances, they could affect fund expenses and the value of fund investments in unpredictable ways.
The current direction of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply, whether through higher rates, or regulations that may prevent mutual funds from participating in certain markets.
During periods when interest rates are low (or negative), a Fund’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may heighten interest rate risk. A Fund may be subject to heightened levels of interest rate risk because the U.S. Federal Reserve (the “Federal Reserve”) has raised interest rates from historically low levels and has signaled an intention to continue to do so. To the extent the Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent a Fund is exposed to such interest rates and/or volatility. Factors such as government policy, inflation, the economy and market for bonds can impact interest rates and yields.
Governments or their agencies may also acquire distressed assets from financial or other institutions and acquire ownership interests in those institutions. Such a program may have positive or negative effects on the liquidity, valuation and performance of the portfolio holdings. Furthermore, volatile financial markets can expose the Funds to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Funds. The Funds have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Funds in a manner consistent with achieving each Fund’s investment objective, but there can be no assurance that it will be successful in doing so.
The value of a Fund’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which a Fund invests. In the event of such a disturbance, issuers of securities held by a Fund may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.
Investments in the Wholly-Owned Subsidiary
Investments in the Subsidiary are expected to provide the PIMCO All Asset: Multi-Real Fund with exposure to the commodity markets within the limitations of Subchapter M of the Internal Revenue Code and IRS revenue rulings, as discussed below under “Taxation.” The Subsidiary is a company organized under the laws of the Cayman Islands, and is overseen by its own board of directors. The PIMCO All Asset: Multi-Real Fund is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors.
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It is expected that the Subsidiary will invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures. The PIMCO All Asset: Multi-Real Fund will likely gain exposure to commodity-linked derivative instruments indirectly by investing in its Subsidiary. To the extent that PIMCO believes that these commodity-linked derivative instruments are better suited to provide exposure to the commodities market than commodity index-linked notes, the Fund’s investment in its Subsidiary will likely increase. The Subsidiary may also invest in inflation-indexed securities and other Fixed Income Instruments, which are intended to serve as margin or collateral for the respective Subsidiary’s derivatives position. To the extent that the PIMCO All Asset: Multi-Real Fund invests in its Subsidiary, the Fund may be subject to the risks associated with those derivative instruments and other securities, which are discussed elsewhere in the applicable Offering Memorandum and this Supplement.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and are not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO All Asset: Multi-Real Fund and/or the Subsidiary to operate as described in the applicable Offering Memorandum and this Supplement and could negatively affect the Fund and its shareholders.
In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Funds to implement certain trading strategies, hold certain investments or for other reasons.
Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes, changes in the behavior of market participants, or the application of such Systems are applied. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including (i) the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact a Fund. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact Funds.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investments) supplied by third parties for certain Funds. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route and execute investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable Funds to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the third-party algorithms as it would for proprietary models, data or algorithms, and PIMCO and applicable Funds will be exposed to systems, cybersecurity and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate applicable Funds
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for any losses associated with third-party models, data, or algorithms, and applicable Funds generally will bear all such losses. PIMCO, in its discretion, may not disclose certain such events to applicable Funds.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which certain Funds may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on a Fund over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Funds and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and applicable Funds generally will bear all losses associated with System Incidents, and subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Funds.
With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. Funds will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Increasing Government and Other Public Debt
Government and other public debt, including municipal securities, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. For example, the total public debt of the United States and other countries around the globe as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn and was further accelerated in connection with the U.S. Government’s response to the COVID-19 pandemic. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.
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A high debt level may increase market pressures to meet government funding needs, which can increase debt costs and cause a government or public or municipal entity to issue additional debt, thereby increasing refinancing risk. A high debt level also raises concerns that the issuer may be unable or unwilling to make principal or interest payments when they are due, which may adversely impact the value of certain instruments held by a Fund. Unsustainable debt levels can cause declines in the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy in economic downturns or can generate or contribute to an economic downturn. In addition, the high and rising level of U.S. national debt may adversely impact the U.S. economy and securities in which a Fund may invest. From time to time, uncertainty regarding potential increases in the statutory debt ceiling could: increase the risk that the U.S. Government may default on payments on certain U.S. Government securities; cause the credit rating of the U.S. Government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
The U.S. sovereign credit rating has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The rating market, prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency’s decision to downgrade the U.S. sovereign credit rating. The foregoing risks could adversely affect the value of the Fund's investments.
Inflation and Deflation
The Funds are subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income from a Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and a Fund’s investments may not keep pace with inflation, which may result in losses to investors. As inflation increases, the real value of a Fund’s portfolio could decline. A Fund’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Fund performance. The rate of inflation in many countries worldwide has increased in recent years due to supply chain disruptions, fiscal or monetary stimulus, energy price increases, wage inflation and the Russian invasion of Ukraine, among other factors. Additionally, the Federal Reserve has raised the federal funds rate. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies. There is no guarantee that actions taken by the Federal Reserve and other governmental bodies to reduce inflation will be effective. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the value of a Fund’s portfolio.
Though a Fund may enter into instruments related to inflation or deflation (such as inflation-indexed bonds), it will be under no obligation to do so. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policy. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Temporary Investment
If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Fund’s assets in certain defensive strategies for temporary or indefinite periods. These defensive strategies include holding a substantial portion of the Fund’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As discussed in this Offering Memorandum and this Supplement, a Fund may also invest in affiliated money market and/or short-term bond funds for cash management purposes.
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Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Fund is regulated, affect the expenses incurred directly by a Fund and the value of its investments affect who can invest in a Fund, and limit and/or preclude a Fund’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences on the Fund and on investors. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act have had a material impact on and could continue to materially impact the profitability of the Funds and the value of assets they hold, expose the Funds to additional costs, require changes to investment practices, and adversely affect the Fund's ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund's ability to pursue their investment objectives or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Funds will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.
Certain instruments in which a Fund may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (“SOFR”) for USD-LIBOR). There remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on a Fund or the financial instruments in which a Fund invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, inadequate fallback provisions or fallback provisions which may have not effectively resulted in a transition away from LIBOR prior to LIBOR’s replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on the SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of a Fund’s investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures have had the intended effects.
The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. A Fund’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Fund satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when a Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating a Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit a Fund’s securities lending activities. In addition, under the rule, a Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle,
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and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A Fund may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the final rule. Furthermore, under the rule, a Fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
These and other proposed and adopted regulatory requirements may limit the ability of a Fund to use derivatives, reverse repurchase agreements and similar financing transactions, when issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023. On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. The Fixed Income Clearing Corporation (“FICC”) currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.
On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in a Fund being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the Fund may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo transactions to a Fund may be impacted as compared to Treasury repo transactions a Fund may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during
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the period. The compliance date for the amendments to Form N-CEN was November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
On February 18, 2026, the SEC extended the compliance date for Form N-PORT reporting requirements related to the Names Rule to November 17, 2027 for fund groups with net assets of $10 billion or more. In addition, on February 18, 2026, the SEC proposed amendments to certain reporting requirements on Form N-PORT that would, if adopted, provide that monthly reports must be filed within 45 days of month end and reduce the frequency of publication of reports on Form N-PORT from monthly (within 60 days of each month end) to quarterly (within 60 days after fiscal quarter end).
On April 29, 2025, the SEC issued an exemptive order which was the first in a line of “simplified” co-investment exemptive orders (“Simplified Orders”). Since then, Simplified Orders have improved the co-investment process for closed-end funds and BDCs, although the SEC had initially declined to issue Simplified Orders to open-end funds. On April 27, 2026, however, the SEC issued a no-action letter that stated the SEC staff would not recommend enforcement if a registered open-end fund, whose primary investment adviser or sub-adviser is an adviser under a Simplified Order, co-invests as if it were a regulated fund under its adviser's Simplified Order. The no-action letter allows open-end funds to invest alongside affiliated funds and accounts in negotiated investments, including investments in private credit and private equity, subject to existing regulation concerning portfolio liquidity.
In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect a Fund’s investments. For example, assets that become subject to sanctions, special measures, or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect a Fund’s value. In addition, entities in which a Fund is invested that have relevant touchpoints with sanctions or special measures targets may experience business or banking disruptions, which may have adverse consequences for the value of the investment. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments money services businesses or other geographic target orders issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors.   PIMCO is registered with the CFTC as a commodity pool operator (“CPO”). However, PIMCO, with respect to certain Funds, has filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term “CPO” under the Commodity Exchange Act, as amended (“CEA”), pursuant to CFTC Rule 4.5 and, therefore, PIMCO is not subject to registration or regulation as a CPO under the CEA and the rules thereunder. Additionally, PIMCO, with respect to certain funds operating as funds-of-funds has claimed related no-action relief from the definition of CPO under the CEA and, therefore, is not currently subject to registration or regulation as a CPO under the CEA. To remain eligible for the exclusion, each applicable Fund will have to adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. These limitations may restrict such Fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of such Fund, and/or adversely affect such Fund’s total return. In the event that such Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to that Fund. In this case, such Fund’s expenses may increase, adversely affecting that Fund’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to PIMCO with respect to such Fund.
To the extent any Funds become ineligible for PIMCO to claim an exclusion from the definition of the term “commodity pool operator” with respect to such Fund, these Funds may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation. As of July 30, 2024, with respect to certain Funds, PIMCO has filed notice of eligibility with the National Futures Association to claim the CFTC Rule 4.12(c)(3) exemption for operation of these registered investment companies and a separate operational exemption for these Funds’ respective Subsidiaries. The CFTC Rule 4.12(c)(3) exemption provides substituted compliance relief from certain regulatory requirements, subject to certain conditions. The table below identifies which Funds and Subsidiary are subject to CFTC regulation, as of June 30, 2026, unless otherwise noted:
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Funds and Subsidiaries Subject to CFTC Regulation
PIMCO All Asset: Multi-Real Fund and its Subsidiary
PIMCO All Authority: Multi-RAE PLUS Fund
CSDR Related Risk
The European Union has adopted a settlement discipline regime under Regulation (EU) No 909/2014 and the Settlement Discipline Regulatory Technical Standard (RTS) as they may be modified from time to time (“CSDR”), and the settlement discipline regime the “CSDR SDR”). The CSDR SDR aims to reduce the number of settlement fails that occur in EEA central securities depositories (”CSDs“) and to address settlement fails where they occur. The key elements of the regime are: (i) cash penalties - EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants affected by the settlement fails; and (ii) allocations and confirmations – EEA investment firms are required to take measures to prevent settlement fails, including putting in place arrangements with their professional clients to communicate securities allocations and transaction confirmations. Mandatory buy-ins (“MBI”) remain a part of the regulation but are not currently implemented.
The CSDR SDR will impact all firms no matter where they are in the world that trade in relevant securities and instruments that will ultimately settle at an EU domiciled CSD. Originally the CSDR SDR was due to take effect in its entirety on February 1, 2022. Whilst certain requirements of the CSDR SDR did take effect on that date, principally the application of cash penalties and settlement fails reporting requirements, the MBI was delayed and will not apply until November 2, 2025. In March 2022, the European Commission published a legislative proposal to amend CSDR, including proposals to amend the MBI regime. The most significant proposal for MBI is the introduction of a “two-step” approach pursuant to which MBIs would apply if the cash penalties regime alone does not improve settlement fails in the EU. The proposals to amend CSDR continue to progress through the European legislative process. The form the MBI will take when it does take effect remains unknown.
The implementation of the CSDR SDR for the Funds that enter into in-scope transactions may result in increased operational and compliance costs being borne directly or indirectly by the Funds. CSDR may also affect liquidity and increase trading costs associated with relevant securities. If in-scope transactions are subject to additional expenses and penalties as a consequence of the CSDR SDR, such expenses and penalties may be charged to the Fund depending upon their characterization.
Liquidation of the Funds
The Board of Trustees of the Trust may determine to close and/or liquidate a Fund at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of a Fund, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Fund or substitution of their investment in the Fund for investment in a comparable investment company. The value of an investment in a Fund, and any subsequent distribution in the event of a termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s facts and circumstances. A shareholder of a liquidating Fund will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Fund operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.
It is the intention of any Fund expecting to close or liquidate to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that a Fund should lose its status as a regulated investment company during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the types of liquidating distributions.
Participation in Litigation or Arbitration Proceedings
PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Fund to initiate or settle a claim or join a class of plaintiffs pursuing a claim
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as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that a Fund has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of a Fund, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for a Fund and/or cause a Fund to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve a Fund’s rights or interests in connection with (1) defending a claim made against a Fund and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to a Fund and (b) to preserve a Fund’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of a Fund that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause a Fund to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of a Fund, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Fund’s investment and pursuant to the terms of the investment (including, without limitation, as a result of a Fund’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, a Fund may directly bear a portion or all of the fees associated with the actions described above.
Fund Operations
Operational Risk.  An investment in a Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Fund. While the Funds seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Fund.
Market Disruptions Risk.  The Funds are subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from actual or threatened war or armed conflicts, military conflicts, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government interventions, defaults and shutdowns, political and regulatory changes or diplomatic developments or the imposition of sanctions and other measures, including the imposition of tariffs, or other U.S. economic policies and any related, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters, which can all negatively impact the securities markets and cause a Fund to lose value. These events can also impair the technology and other operational systems upon which the Fund's service providers, including PIMCO as the Fund's investment adviser, rely, and could otherwise disrupt the Fund's service providers’ ability to fulfill their obligations to the Funds.
A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could also impact the ability to complete redemptions, and adversely impact investments held by a Fund. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus, caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Funds hold. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
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The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Funds. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Funds being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments. These and other developments may adversely affect the liquidity of the Fund's holdings (see “Liquidity Risk” in the Offering Memorandum for further details).
Cyber Security Risk.  As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Funds have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, a Fund, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect service providers, counterparties, market participants, or issuers of securities held by a Fund may adversely affect PIMCO or a Fund, including by causing losses or impairing PIMCO’s or a Fund’s operations. Information relating to a Fund’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Fund to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the digital information systems that support a Fund (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or a Fund (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Fund invests can also subject a Fund to many of the same risks associated with direct cyber security breaches. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Fund, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Fund invests could adversely impact such counterparties or issuers and cause a Fund’s investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Fund’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of a human control.
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Like with operational risk in general, the Funds have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Funds do not directly control the cyber security systems of issuers in which a Fund may invest, trading counterparties or third party service providers to the Funds. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Funds and their shareholders may suffer losses as a result of a cyber security breach related to the Funds, their service providers, trading counterparties or the issuers in which a Fund invests.
Artificial Intelligence Risk.  PIMCO utilizes artificial intelligence, including so-called “generative AI,” machine learning, and natural language processing techniques (collectively, “AI”) in its business operations, to inform and augment its investment decision making, client services, and other business purposes, including for potential productivity enhancements. In connection with the development, deployment, and use of AI technology, as well as other so-called “big data” analytics practices (which for purposes of this disclosure, refer to the techniques used to collect, clean and analyze large, diverse datasets collected from multiple sources), PIMCO collects a range of data including business and personal information. PIMCO’s ability to use, manage, and aggregate data may be limited by the effectiveness of its policies, systems, and practices that govern how data is acquired, validated, used, stored, protected, processed, and shared. Deficiencies in the practices associated with data collection, training AI technology on large data sets, and big data analytics, and difficulties approximating gaps in data, obtaining data from reliable sources, and validating data could adversely impact the accuracy and effectiveness of AI and “big data” analytics. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit PIMCO’s ability to manage current and emerging risks and changing business needs and to adapt to the use of new technologies and tools, including those involving AI.
AI models that PIMCO uses may rely on historical data or assumptions that may not remain stable over time, or PIMCO may rely on third-party AI models that are upgraded or modified in ways that negatively impact their performance for our specific use cases (“model drift”). If model drift or other model-related deficiencies are not promptly detected and addressed, core business operations that rely on these AI models may be adversely affected. Further, PIMCO may fail to utilize AI tools or features as effectively as other managers, resulting in worse performance or service.
Additionally, AI tools may produce biased, inaccurate, misleading, incomplete, or otherwise flawed outputs that could be hard to detect and lead to errors in PIMCO’s and its personnel’s decision-making, portfolio management, or other business activities, which could have a negative impact on PIMCO or on the performance of an Account. To the extent PIMCO uses such outputs to inform its actions, it could incur operational inefficiencies, competitive harm, brand or reputational harm, or other adverse impacts on its business and operations.
As the use and availability of AI tools and features have grown, AI continues to be subject to evolving laws and regulations and has received scrutiny under evolving regulatory expectations.
Clearance and Settlement Technology Risk.  PIMCO may utilize new and emerging technologies for the clearance and settlement of securities purchased by the Funds including, but not limited to, technologies based on distributed ledger technology (blockchain). The use of these technologies in this way is novel, and could subject the Funds to risks, including risks related to settlement failures, failures in the technology, or regulatory risk. Novel settlement technologies may not function as intended and the underlying computer code may contain errors orÐimitations that lead to disruptions in services. In addition, there may be few or no counterparties available using these settlement technologies. As a result, securities that clear and settle on these systems may be less liquid than similar securities purchased through traditional clearance and settlement systems. Please refer to “Illiquid Investments” aboveßor further discussion of regulatory considerations and constraints relating to investment liquidity.
Investment Restrictions
The following provides further information regarding the investment restrictions set forth in the Offering Memorandum.
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Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary purposes exceed 5% of the total assets of a Fund, such excess shall be subject to the 300% asset coverage requirement.
As noted above, a Fund may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Fund subject to compliance with applicable 1940 Act and regulatory requirements.
Pursuant to policies adopted by the Funds’ Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by a Fund may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.
For purposes of applying the Funds’ investment policies and restrictions (as stated in the Offering Memorandum and this Supplement), the Funds may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value). For example, a Fund may value credit default swaps at full exposure value for purposes of the Fund’s credit quality guidelines because such value in general better reflects the Fund’s actual economic exposure during the term of the credit default swap agreement. As a result, a Fund may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Fund’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Fund is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Funds for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
The Funds, except with respect to the PIMCO All Asset: Multi-Real Fund, interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 3 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Funds, subject to each Fund’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments.
The Funds interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Funds, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. To the extent permitted by the 1940 Act and the rules thereunder, the Funds may enter into transactions with respect to the investment of daily cash balances of the Funds in shares of PIMCO-sponsored money market and/or short-term bond funds.
Pursuant to an exemptive order issued by the SEC, the Funds, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with each Fund’s investment objective and investment policies. As part of the interfund lending program, the Funds whose policies so permit may directly lend to and borrow money from each other, as detailed in the exemptive relief (the “Interfund Lending Program”).
A loan made through the Interfund Lending Program may be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the lesser of: time required to receive payment for securities sold; seven business days; or the maximum term on any outstanding bank loan (but in no event more than seven business days). In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate, each as defined in the exemptive order and the Funds’ associated policies and procedures.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to
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numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.
No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.
Unless otherwise indicated, all limitations applicable to Fund investments (as stated above and elsewhere in the Offering Memorandum and Supplement) apply only at the time of investment. “Time of investment” monitoring utilizes available data, which may be limited depending upon the transaction, price or other relevant data, and may utilize certain information that is as of a prior time. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Fund assets invested in certain securities or other instruments, or change in the average duration of a Fund’s investment portfolio, resulting from market fluctuations or other changes in a Fund’s total assets will not require a Fund to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
From time to time, a Fund may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Fund, and the acquisition is determined to be beneficial to Fund shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Fund has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Fund will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Fund sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Fund investments (as stated throughout the Offering Memorandum and this Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Fund’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Funds may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, a Fund may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction. For purposes of each Fund's percentage limit on foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), a Fund will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency). For example, if a Fund has long exposure to euros equivalent to 15% of the Fund's total assets, and short exposure to euros equivalent to 5% of the Fund's total assets, the Fund's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure shall be 10% of the Fund's total assets (15% minus 5%). If a Fund has long exposure to euros equivalent to 15% of the Fund's total assets, and short exposure to Japanese yen equivalent to 5% of the Fund's total assets, the Fund's greater absolute value exposure as between these positions is 15% of the Fund's total assets (15% ˃ 5%), and 15% shall count for purposes of the Fund's percentage based limitation on foreign currency exposure.
A Fund may engage in roll-timing strategies where the Fund seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Fund to maintain
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continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from OTC trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, a Fund may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one, or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Fund’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Funds will test for compliance with Elective Investment Restrictions at the time of a Fund’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to a Fund’s subsequent acquisition of securities or instruments through a Roll Transaction.
Certain of the Funds have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, a Fund may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.
MANAGEMENT OF THE TRUST
Trustees and Officers
The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.
Leadership Structure and Risk Oversight Function
The Board is currently composed of nine Trustees, seven of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.
Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance and Nominating Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee, Governance and Nominating Committee and Valuation Oversight
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Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.
The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Fund, the Trust and the fund complex; and the management, distribution and other service arrangements of each Fund, the Trust and the fund complex.
In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.
Qualifications of the Trustees
The charts below identify the Trustees and officers of the Trust. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, CA 92660.
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Trustees of the Trust
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]
Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present; Chairman of the Board - 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	160	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Kimberley G. Stafford (1978) Trustee	02/2021 to present	Managing Director, Global Head of Product Strategy, PIMCO; and Member of Executive Committee, PIMCO. Formerly, Head of Asia Pacific, Global Head of Consultant Relations and Head of US Institutional and Alternatives Sales, PIMCO.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Independent Trustees
Michael J. Berchtold (1963) Trustee	01/2025 to present	Founder and Chief Executive Officer, Berchtold Capital Partners (business consulting) (2013-present).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, The New Home Company (2014-2021).
95

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Formerly, Managing Director, Dunbar Partners, LLC (business consulting and investments) (2005-2021); and Partner, Leonard Green & Partners, L.P.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, PS Business Parks (2009-2022); Director, Big 5 Sporting Goods Corporation.
Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	160
Trustee, PIMCO
Variable Insurance
Trust, PIMCO ETF
Trust, PIMCO Equity
Series and PIMCO
Equity Series VIT; and
PIMCO Flexible Real
Estate Income Fund;
Director of PIMCO
Capital Solutions BDC
Corp.; Director, State
Auto Financial
Corporation
(2016-2022).

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group) (2003-2014).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Anne K. Kratky (1961) Trustee	01/2025 to present	Formerly, Deputy Chief Risk Officer, GE Capital; Chief Credit Officer, GE Capital.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Flexible Real Estate Income; Director of PIMCO Capital Solutions BDC Corp.
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Steven Lipiner (1960) Trustee	01/2025 to present	Formerly, Chief Operating Officer of State Street Global Advisers (2022-2023); Chief Financial Officer of State Street Global Advisers (2015-2022).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present; Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation; Chief Executive Officer, Hampton Affiliates (forestry products).	160	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
(1)
Ms. Stafford and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
†
Trustees serve until their successors are duly elected and qualified.
The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:
Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, as well as his former positions as Chief Administrative Officer of PIMCO and as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, gives him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.
Ms. Stafford’s position as a Managing Director of PIMCO and as a Member of its Executive Committee gives her valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling her to provide essential management input to the Board.
Mr. Berchtold has financial experience as the Founder and Chief Executive Officer of Berchtold Capital Partners, a strategic and business consulting firm. He also served in various senior leadership roles in corporate finance and investment banking at a global financial services firm. Additionally, Mr. Berchtold has gained relevant experience from his service on the board of directors of a public company.
Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO
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Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. Ms. Hubbard has previously served on the boards of directors of both public and private companies. Additionally, Ms. Hubbard has gained relevant experience from her service as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017, as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019, and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2025.
Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019.
Ms. Kratky has financial experience as the Deputy Chief Risk Officer and Chief Credit Officer of a financial services company. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025 and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2022.
Mr. Lipiner has prior financial, operations and management experience as the Chief Operating Officer and Chief Financial Officer of a large asset management company. He also served in various CFO roles at several global financial services companies. He has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025. Additionally, Mr. Lipiner has valuable experience from his service on the board of directors of two asset management companies.
Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Officers
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Joshua D. Ratner (1976)** President	01/2024 to present
Executive Vice President and Head of Americas Fund
Operations - Client, Legal and Funds; Deputy General
Counsel, PIMCO. President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds, PIMCO Flexible Real
Estate Income Fund and PIMCO-Sponsored Closed-End
Funds; Director, PIMCO Canada Corp. Director, PIMCO
Aurora LLC; Director, PFLEX REIT LLC.

Ryan G. Leshaw (1980) Chief Legal Officer and Secretary	08/2021 to present
Executive Vice President and Deputy General Counsel,
PIMCO. Chief Legal Officer and Secretary, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund,
PIMCO-Sponsored Closed-End Funds and PIMCO Capital
Solutions BDC Corp; Chief Legal Officer, PIMCO
Asset-Based Lending Co LLC; Director, PFLEX REIT
LLC.

98

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Keisha Audain-Pressley (1975)** Chief Compliance Officer	01/2020 to present
Executive Vice President and Deputy Chief Compliance
Officer, PIMCO. Chief Compliance Officer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present
Managing Director and Co-Chief Operating Officer,
PIMCO. Senior Vice President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds and PIMCO-Sponsored
Closed-End Funds. Formerly, Chief Administrative Officer,
PIMCO.

Douglas B. Burrill (1980)** Vice President	08/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Carol K. Chan (1982) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Alyssa M. Creighton (1974) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran (1977) Vice President	02/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds and PIMCO-Sponsored Closed-End Funds.

Michele N. Ellis** (1975) Vice President	08/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

99

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Kenneth W. Lee (1972) Vice President	08/2022 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason (1980)*** Vice President	05/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Colleen P. McLaughlin (1983)*** Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Shiv Narain (1981) Vice President	01/2024 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Keith A. Werber (1973) Vice President	05/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Paul T. Wildermuth (1979) Vice President	01/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO-Sponsored
Closed-End Funds.

Bijal Y. Parikh (1978) Treasurer	01/2021 to present
Executive Vice President, PIMCO. Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund; Director, PFLEX REIT
LLC.

Brandon T. Evans (1982) Deputy Treasurer	01/2024 to present
Senior Vice President, PIMCO. Deputy Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

100

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Erik C. Brown (1967)*** Assistant Treasurer	02/2001 to present
Executive Vice President, PIMCO. Assistant Treasurer,
PIMCO Variable Insurance Trust, PIMCO ETF Trust,
PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Laine E. Pacetti (1989) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Jason R. Stern (1979)** Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Chi H. Vu (1983) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
†
The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO Access Income Fund, PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Emerging Markets Income Fund.
**
The business address of these officers is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.
***
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.
Securities Ownership
Listed below for each Trustee is a dollar range of securities beneficially owned in the Funds together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust as of December 31, 2025.
Name of Trustee	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
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Name of Trustee	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Peter G. Strelow	None	Over $100,000
Kimberley G. Stafford	None	Over $100,000
Independent Trustees
Michael J. Berchtold	None	Over $100,000
Jennifer Holden Dunbar	None	Over $100,000
Kym M. Hubbard	None	Over $100,000
Gary F. Kennedy	None	Over $100,000
Anne K. Kratky	None	None
Steven Lipiner	None	Over $100,000
Ronald C. Parker	None	Over $100,000
To the best of the Trust’s knowledge, as of June 30, 2026, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Fund.
Trustee Ownership of the Investment Adviser and Principal Underwriter, and Their Control Persons
No Independent Trustee (or his or her immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2025.
Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Michael J. Berchtold	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Anne K. Kratky	None	None	None	None	None
Steven Lipiner	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
No Independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No Independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:
●
the Funds;
●
an officer of the Funds;
●
an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Funds or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Funds;
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●
an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Funds or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Funds;
●
the investment adviser or principal underwriter of the Funds;
●
an officer of the investment adviser or principal underwriter of the Funds;
●
a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Funds; or
●
an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Funds.
With respect to the persons listed in the bullet points above, no Independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:
(i)
Payments for property or services to or from any such person;
(ii)
Provision of legal services to any such person;
(iii)
Provision of investment banking services to any such person; and
(iv)
Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.
Standing Committees
Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2026. However, the members of any Committee may be changed by the Board of Trustees from time to time. Effective May 15, 2026, Mr. Peter B. McCarthy retired from the Board.
The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Mses. Dunbar, Hubbard, and Kratky and Messrs. Berchtold, Kennedy, Lipiner (Chair), and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2026, there were four meetings of the Audit Committee.
The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of each Fund’s portfolio securities and other assets on behalf of the Board in accordance with the Fund’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of each Fund’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Mses. Dunbar, Hubbard (Chair), Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were four meetings of the Valuation Oversight Committee.
The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of each Fund. The Investment Performance Committee meets with and receives periodic
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reports from representatives of the investment adviser or investment manager regarding each Fund’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Mses. Dunbar (Chair), Hubbard, Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker, and Strelow. During the fiscal year ended March 31, 2026, there were three meetings of the Investment Performance Committee.
The Trust also has a Governance and Nominating Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance and Nominating Committee, and the Governance and Nominating Committee currently consists of Messrs. Berchtold, Kennedy (Chair), Kratky, Lipiner, and Parker and Mses. Dunbar and Hubbard. Prior to November 6, 2018, the Governance and Nominating Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.
The Governance and Nominating Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.
The Governance and Nominating Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance and Nominating Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance and Nominating Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.
Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.
All trustee candidate submissions by Nominating Shareholders must be received by each Fund by the deadline for submission of any shareholder proposals which would be included in each Fund’s proxy statement for the next special meeting of shareholders of each Fund.
Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Fund shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Fund shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of each Fund, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in each Fund’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.
During the fiscal year ended March 31, 2026, there were two meetings of the Governance and Nominating Committee.
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Trustee Retirement Policy
The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance and Nominating Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance and Nominating Committee.
Compensation Table
The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2026:
Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees
Michael J. Berchtoldt, Trustee	$262,000	N/A	$444,000
Jennifer Holden Dunbar, Trustee	$274,000	N/A	$464,000
Kym M. Hubbard, Trustee	$274,000	N/A	$464,000
Gary F. Kennedy, Trustee	$274,000	N/A	$464,000
Anne K. Kratky, Trustee	$262,000	N/A	$444,000
Steven Lipiner, Trustee	$262,000	N/A	$444,000
Peter B. McCarthy, Trustee*	$292,100	N/A	$489,000
Ronald C. Parker, Trustee	$287,100	N/A	$484,000
(1)
The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2026.
*
Mr. McCarthy retired from the Board, effective May 15, 2026.
Investment Adviser
PIMCO, a Delaware limited liability company, serves as investment adviser to the Funds pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of June 30, 2026, PIMCO had approximately $2.33 trillion of assets under management and $1.92 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, each, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited liability company under Delaware law in 2000. Allianz Asset Management of America L.P. merged with Allianz Asset Management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO’s managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.
The management and operational oversight of Allianz Asset Management are carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of the Supplement, there are currently no significant institutional shareholders of Allianz SE.
PIMCO has engaged Research Affiliates, LLC (“Research Affiliates”), a California limited liability company, to serve as sub-adviser to each Fund, pursuant to a separate sub-advisory agreement (“Sub-Advisory Agreement”). Research Affiliates was organized in March 2002 and is located at 660 Newport Center Drive, Suite 300, Newport Beach, California, 92660.
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Absent an SEC exemption or other regulatory relief, the Funds generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Funds, the Adviser or the Sub-Adviser, and the Fund's ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Funds' ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Funds, the Funds' ability to take advantage of market opportunities, or the Fund's overall performance.
Advisory Agreement
The Funds pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.
PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Fund.
Under the terms of the Advisory Contract, PIMCO is obligated to manage the Funds in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Funds, PIMCO receives a monthly advisory fee from each Fund at an annual rate of the average daily net assets of the Fund as follows:
Fund	Advisory Fee Rate
PIMCO All Asset: Multi-Real Fund	0.49%
PIMCO All Asset: Multi-RAE PLUS Fund	0.64%
PIMCO All Authority: Multi-RAE PLUS Fund	0.64%
As disclosed in the Funds’ Offering Memorandum, the Funds may invest in certain PIMCO-advised money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the Funds and certain other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The Central Funds do not pay an investment advisory fee to PIMCO in return for providing investment advisory services. However, when investing in a Central Fund, each such Fund (“Investing Fund”) has agreed that 0.005% of the advisory fee that such Investing Fund is currently obligated to pay to PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the applicable Central Fund. While the full impact of the Fund of Funds Rule and related regulatory changes is not yet known, these developments could affect the Funds’ ability to utilize the Central Funds. This could adversely impact the Funds’ investment strategies and operations. The Fund of Funds Rule and related regulatory changes are discussed in more detail above in the “Investment Objectives and Policies – Regulatory Matters” section.
Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.
As discussed in “Investment Objectives and Policies” above, the PIMCO All Asset: Multi-Real Fund may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and other services to the Subsidiary (the “Subsidiary Advisory Contract”). In consideration of these services, the Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively. PIMCO has contractually agreed to waive the
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advisory fee and the supervisory and administrative fee it receives from the PIMCO All Asset: Multi-Real Fund in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the Subsidiary. This waiver may not be terminated by PIMCO, and will remain in effect for as long as PIMCO’s contract with the Subsidiary is in place.
PIMCO employs Research Affiliates to provide sub-advisory services to each Fund pursuant to the Sub-Advisory Agreement. Under the Sub-Advisory Agreement, Research Affiliates is responsible for determining, for the PIMCO All Asset: Multi-Real Fund, the target mix of Real Asset (investments that are expected to preserve their value in periods of high or rising inflation, such as real estate, commodities and companies involved with natural resources such as master limited partnerships) exposures for a portion of such Fund’s portfolio, for the PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund, the target mix of long and short equity exposures for a portion of such Fund’s portfolio. Research Affiliates is not compensated directly by the Funds, but is paid by PIMCO.
With respect to each Fund, Research Affiliates is paid a fee based upon the average daily value of the net assets of each Fund. If any investment company, separate account, sub-advised account, other pooled vehicle or other account, which is sponsored or advised by PIMCO and sub-advised by Research Affiliates pursuant to an agreement wherein Research Affiliates is primarily responsible for the day-to-day management of the portfolio (a “PIMCO Managed Account”), including, without limitation, the Investing Funds, invests in a Fund, Research Affiliates shall, subject to applicable law, waive any fee to which it would be entitled under the Sub-Advisory Agreement with respect to any assets of the PIMCO Managed Account invested in such Fund. PIMCO Managed Accounts do not include investment companies, separate accounts, sub-advised accounts, other pooled investment vehicles or other accounts for which Research Affiliates is not primarily responsible for day-to-day management of the account’s portfolio, regardless of whether Research Affiliates serves as a sub-adviser with respect to the account.
Under the terms of the Sub-Advisory Agreement, Research Affiliates is obligated to provide advice to the Funds in accordance with applicable laws and regulations. The Sub-Advisory Agreement will continue in effect with respect to the Funds listed above for two years from its effective date, and thereafter on a yearly basis provided such continuance is approved annually with respect to each such Fund: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated, without penalty, with respect to a Fund by: (i) a vote of the majority of such Fund’s outstanding voting securities; (ii) a vote of a majority of the Board of Trustees upon 60 days’ written notice; (iii) PIMCO upon 60 days’ written notice; or (iv) Research Affiliates upon 60 days’ written notice. The Sub- Advisory Agreement will terminate automatically in the event of its assignment.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amounts of the advisory fees paid by each operational Fund were as follows:
Fund	2026	2025	2024
PIMCO All Asset: Multi-RAE PLUS Fund	$13,003,371	$15,012,653	$16,391,173
PIMCO All Asset: Multi-Real Fund	10,789,810	12,190,449	12,947,199
PIMCO All Authority: Multi-RAE PLUS Fund	1,172,037	1,361,952	2,013,627
Advisory Fees Waived
PIMCO has contractually agreed to waive the advisory fee it receives from the PIMCO All Asset: Multi-Real Fund in an amount equal to the management fee paid to PIMCO by the Subsidiary, which cannot be recouped.
Previously waived advisory fees during the fiscal years ended March 31, 2026, 2025 and 2024, were as follows:
Fund	2026	2025	2024
PIMCO All Asset: Multi-Real Fund	$1,263,877	$1,105,770	$1,121,437
PIMCO Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Funds.
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Policy Statement:  The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  PIMCO has adopted a Proxy Policy as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. It is PIMCO’s policy to exercise any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority consistent with PIMCO’s fiduciary obligations and applicable law. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances. Additionally, there may be operational circumstances that prevent PIMCO’s proxy voting elections from being processed, and in such circumstances, PIMCO will take reasonable steps to submit votes on behalf of clients.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) PIMCO decides to override the ISP’s voting recommendation. In either such case as described above, PIMCO will review the proxy to determine whether an actual or potential conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. When processed as corporate action-consents, PIMCO will review all election forms to determine whether an actual or potential conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for providing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential and Identified Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve or mitigate material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
ISP Oversight.   Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of ISPs engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: (i) the ISP’s capacity and competency to provide proxy voting research and recommendations, including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies; and (ii) the ISP’s compliance program.
Sub-Adviser Engagement.   As an investment manager, PIMCO may exercise its discretion to engage a Sub-Adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, a Sub-Adviser may assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, PIMCO will maintain oversight of the investment management responsibilities (which may include proxy voting) performed by a Sub-Adviser and contracted third parties.
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Information about how PIMCO voted a Fund’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Funds at 1-800-927-4648, on the Funds' website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
Portfolio Turnover
A change in the securities held by a Fund is known as “portfolio turnover.” PIMCO manages the Funds without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by a Fund. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Fund, the higher these transaction costs borne by a Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).
The portfolio turnover rate of a Fund is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by; (b) the monthly average of the value of the portfolio securities owned by a Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that a Fund does not intend to maintain for more than one year. Proceeds from short sales and assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year. Portfolio turnover rates for each Fund that was operational as of the Trust’s most recent fiscal year end are provided in the Offering Memorandum under the caption “Financial Highlights.”
PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund experienced a significant variation in its portfolio turnover rate compared to its prior year. Each of these Funds’ trading activity increased during the period ended March 31, 2026, when purchase or sales of Portfolio shares increased as compared to the prior period ended March 31, 2025.
Disclosure of Portfolio Holdings
Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Funds (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Funds’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Funds with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Funds, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Funds. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts or pooled investment vehicles that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Funds, and the separate account or pooled investment vehicles holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to a Fund’s holdings and could be disclosed to such clients more frequently than Fund portfolio holdings are publicly disclosed. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Funds’ execution of purchase and sale transactions.
Monitoring and Oversight.  The Trust’s CCO is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.
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Any exceptions to the Disclosure Policy may be made only if approved by the CCO or his or her designee upon determining that the exception is in the best interests of the Funds. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.
Quarterly Disclosure.  The Funds will publicly disclose the complete schedule of each Fund’s holdings, as reported on a fiscal quarter-end basis, by making the information publicly available in a manner consistent with requirements established by the SEC. This information may be obtained free of charge by calling PIMCO at 1-800-927-4648 and will be generally available on or about the sixtieth day after a fiscal quarter’s end.
The Funds file portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Funds’ complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov.
Defaulted/Distressed Securities.  PIMCO may, in its discretion, disclose to current and prospective shareholders of the Funds and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Funds that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.
Confidential Dissemination of Portfolio Holdings Information.  No disclosure of non-public portfolio holdings information may be made to any third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with (i) the Funds’ service providers, such as the Funds’ investment adviser, sub-advisers (if any), distributor and/or underwriter, custodian, transfer agent, auction agent, administrator, sub-administrator (if any), fund accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender; (ii) portfolio managers of PIMCO-sponsored funds of funds; (iii) PIMCO affiliates, service providers to PIMCO or service providers to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of a Fund; and (iv) other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on information such as non-public portfolio holdings, imposed by law and/or contract.
Each Fund or PIMCO may, to the extent permitted under applicable law, distribute non-public portfolio holdings information to (i) certain third parties that have a legitimate business purpose in receiving such information, including, but not limited to, mutual fund analysts and rating and ranking organizations, pricing information vendors, analytical service providers, banks or other third parties providing financing to a Fund, including, without limitation, potential or existing preferred shareholders, certain platform providers, investment management trade associations and potential Service Providers, (ii) PIMCO affiliates that require such information to satisfy legal and regulatory reporting requirements; or (iii) a redeeming shareholder effecting a redemption-in-kind from one of the Funds as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public portfolio holdings information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.
The distribution of non-public portfolio holdings information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of a Fund and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Funds’ non-public information provided is the confidential property of the Funds and may not be used for any purpose except in connection with the provision of services to the Funds or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees, advisors, representatives, and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Funds or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Funds nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.
A Fund or PIMCO may also, to the extent permitted under applicable law, confirm the absence of one or more particular portfolio holdings to third parties that have a legitimate business purpose in receiving such information, to
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the extent such information relates to compliance by a Fund with a legal or regulatory requirement or limitation. Disclosure of such information does not constitute disclosure of portfolio holdings information under the Disclosure Policy.
Non-Specific Information.  Under the Disclosure Policy, the Funds or PIMCO may distribute non-specific information about the Funds and/or summary information about the Fund at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Funds’ holdings.
Required Disclosures.  No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving a Fund’s current or past portfolio holdings.
Fund Administrator
PIMCO also serves as Administrator to the Funds pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides or procures the Funds with certain supervisory, administrative and shareholder services necessary for Fund operations and is responsible for the supervision of other Fund service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided or procured by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Funds, including coordination of the services performed by the Fund's transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Funds’ governing documents, fees associated with in-sourced or outsourced services will be borne by the Funds or PIMCO. In addition, PIMCO, and not the Funds, could benefit from certain fee reduction arrangements under certain such agreements. PIMCO (or an affiliate of PIMCO) also furnishes the Funds with office space facilities required for conducting the business of the Funds, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Funds, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO All Asset: Multi-Real, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Authority: Multi-RAE PLUS Fund, PIMCO receives a monthly supervisory and administrative fee from each Fund equal to 0.25%, at an annual rate, of the average daily net assets of the Fund
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amount of the supervisory and administrative fees paid by each Fund were as follows:
Fund	2026	2025	2024
PIMCO All Asset: Multi-RAE PLUS Fund	$5,079,442	$5,864,318	$6,402,802
PIMCO All Asset: Multi-Real Fund	5,376,038	6,106,783	6,491,282
PIMCO All Authority: Multi-RAE PLUS Fund	457,827	532,013	786,573
Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Funds are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring specialized loans and other investments made by the Fund, and any costs associated with originating loans, asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments)); (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of
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the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organizational and offering expenses of the Trust and the Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.
The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Fund, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.
The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Funds and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Funds; (3) PIMCO is able to provide, or to procure, services for the Funds which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.
Supervisory and Administrative Fees Waived and Recouped
PIMCO has contractually agreed, through July 31, 2026, for the Funds, to waive their supervisory and administrative fee, or reimburse such Funds, to the extent that organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustees’ fees exceed 0.0049% of a Fund’s average net assets attributable to the respective Fund (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each applicable Fund of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Supervisory and administrative fees waived during the fiscal years ended March 31, 2026, 2025, and 2024 were as follows:
Fund	2026	2025	2024
PIMCO All Asset: Multi-RAE PLUS Fund	$0	$0	$0
PIMCO All Asset: Multi-Real Fund	515,868	451,335	457,729
PIMCO All Authority: Multi-RAE PLUS Fund	1,236	1,580	2,499
Previously waived supervisory and administrative fees recouped during the fiscal years ended March 31, 2026, 2025 and 2024 were as follows:
Fund	2026	2025	2024
PIMCO All Asset: Multi-RAE PLUS Fund	$0	$0	$0
PIMCO All Asset: Multi-Real Fund	0	0	0
PIMCO All Authority: Multi-RAE PLUS Fund	8,973	10,427	15,416
Brokerage Commissions Paid
For the fiscal years ended March 31, 2026, 2025 and 2024 (except as otherwise noted below), the following amounts of brokerage commissions were:
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Fund	Year Ended 03/31/26	Year Ended 03/31/25	Year Ended 03/31/24
PIMCO All Asset: Multi-RAE PLUS Fund	$159,824	$99,166	$84,671
PIMCO All Asset: Multi-Real Fund	380,679	459,312	343,141
PIMCO All Authority: Multi-RAE PLUS Fund	12,232	9,809	12,072
Holdings of Securities of the Fund’s Regular Brokers and Dealers
The following table indicates the value of the Fund’s aggregate holdings, in thousands, of the securities of its regular brokers or dealers for the fiscal year ended March 31, 2026.
PIMCO All Asset: Multi-RAE PLUS Fund	BofA Securities, Inc.	$492,085
	Citigroup Global Markets Inc.	52,057
	J.P. Morgan Securities LLC	37,617
	Morgan Stanley & Co. LLC	17,330
	Goldman Sachs & Co. LLC	12,335
	SG Americas Securities, LLC	5,076
	Barclays Capital Inc.	3,657
	Wells Fargo Securities, LLC	2,603
PIMCO All Asset: Multi-Real Fund	BofA Securities, Inc.	$507,312
	Citigroup Global Markets Inc.	7,842
	Morgan Stanley & Co. LLC	1,849
	J.P. Morgan Securities LLC	972
	State Street Bank and Trust Company	270
	Goldman Sachs & Co. LLC	132
	BNY Capital Markets, LLC	1
PIMCO All Authority: Multi-RAE PLUS Fund	BofA Securities, Inc.	$9,111
	J.P. Morgan Securities LLC	3,249
	Citigroup Global Markets Inc.	1,382
	Morgan Stanley & Co. LLC	1,283
	Barclays Capital Inc.	1,050
	Wells Fargo Securities, LLC	717
	Goldman Sachs & Co. LLC	373
Portfolio Managers
Other Accounts Managed
The portfolio managers who are primarily responsible for the day-to-day management of the Funds also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2026 (except as noted below): (i) each portfolio manager of the Funds; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Funds); and (iii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Fund(s) managed by each portfolio manager, including each Fund’s total assets, are listed in the footnotes following the table.
	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Arnott(1)
Registered Investment Companies	15	$0.00	0	$0.00
Pooled Investment Vehicles	8	$3,695.28	2	$379.11
Other Accounts	7	$4,724.88	1	$311.93
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	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Dewitt(2)
Registered Investment Companies	6	$0.00	0	$0.00
Pooled Investment Vehicles	5	$3,034.35	2	$2,593.03
Other Accounts	11	$5,005.12	1	$89.09
He(3)
Registered Investment Companies	18	$0.00	0	$0.00
Pooled Investment Vehicles	2	$703.29	1	$569.28
Other Accounts	16	$6,462.89	3	$720.33
Hyman(4)
Registered Investment Companies	20	$0.00	0	$0.00
Pooled Investment Vehicles	13	$5,210.13	3	$401.66
Other Accounts	28	$87,803.84	3	$6,490.09
Masturzo(5)
Registered Investment Companies	8	$0.00	0	$0.00
Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	0	$0.00	0	$0.00
Seidner(6)
Registered Investment Companies	24	$0.00	0	$0.00
Pooled Investment Vehicles	37	$20,365.12	10	$4,055.39
Other Accounts	33	$20,721.02	10	$9,445.67
Sharef(7)
Registered Investment Companies	15	$0.00	0	$0.00
Pooled Investment Vehicles	13	$13,379.29	0	$0.00
Other Accounts	2	$3,026.28	0	$0.00
Sharenow(8)
Registered Investment Companies	7	$0.00	0	$0.00
Pooled Investment Vehicles	11	$7,098.71	3	$3,891.94
Other Accounts	4	$649.86	1	$33.74
Tsu(9)
Registered Investment Companies	16	$0.00	0	$0.00
Pooled Investment Vehicles	15	$72,427.54	4	$1,748.98
Other Accounts	33	$12,107.04	0	$0.00
Yang(10)
Registered Investment Companies	17	$0.00	0	$0.00
Pooled Investment Vehicles	5	$6,665.14	4	$3,345.16
Other Accounts	8	$67,360.55	2	$76.86
(1)
Mr. Arnott co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million), the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
(2)
Mr. Dewitt co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million).
(3)
Mr. He co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million).
(4)
Mr. Hyman co-manages the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
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(5)
Mr. Masturzo co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million), the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
(6)
Mr. Seidner co-manages the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
(7)
Mr. Sharef co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million).
(8)
Mr. Sharenow co-manages the PIMCO All Asset: Multi-Real Fund ($2,211.1 million).
(9)
Mr. Tsu co-manages the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
(10)
Ms. Yang co-manages the PIMCO All Asset: Multi-RAE PLUS Fund ($1,705.6 million) and the PIMCO All Authority: Multi-RAE PLUS Fund ($140.8 million).
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Fund, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Funds, track the same index the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Funds. The other accounts might also have different investment objectives or strategies than the Funds. Investors should be aware that investments made by a Fund and the results achieved by a Fund at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Fund. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Fund, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Funds or to accounts in which a Fund invests. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies, purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the investing account and/or PIMCO but detrimental to the underlying account. Such conflicts of interest could similarly in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the underlying account and/or PIMCO and that may or may not be detrimental to the investing account. For example, even if there is a fee waiver or reimbursement in place relating to a Fund's investment in an underlying account, or relating to an investing account's investment in a Fund, this will not necessarily eliminate all conflicts of interest, as PIMCO could nevertheless have a financial incentive to favor investments in PIMCO-affiliated funds and managers (for example, to increase the assets under management of PIMCO or a fund, product or line of business, or otherwise provide support to, certain funds, products or lines of business), which could also impact the manner in which certain transaction fees are set. Conversely, PIMCO’s duties to the Funds, as well as regulatory or other limitations applicable to the Funds, may affect the courses of action available to PIMCO-advised accounts (including certain Funds) that invest in the Funds in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. To the extent portfolio managers of a Fund or other PIMCO-sponsored account acting as investing account come into possession of MNPI regarding a Fund that is a current or potential underlying account in connection with their official duties (including potentially serving as portfolio manager of one or more such underlying accounts), portfolio managers of the Fund (or other PIMCO-sponsored account) acting as investing account may not base trading decisions for such investing accounts on MNPI relating to any Fund acting as underlying account.
Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Funds or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Funds or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those
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conflicts, which could adversely affect the performance of the Funds or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Portfolio Trading. Subject to PIMCO’s policies and procedures, PIMCO may engage in “portfolio trading” for certain Clients which involves grouping similar, but not identical, securities and selling them as a single transaction. Not all Clients are eligible to participate in portfolio trading, and this approach may not achieve the same execution quality as trading the same security, or individual securities, on a standalone basis. Portfolio trading also presents potential conflicts of interest, including conflicts relating to valuation and the allocation of proceeds among participating Clients. These conflicts could result in some Clients being disadvantaged relative to some Clients as compared to other Clients. Although PIMCO has adopted policies and procedures designed to manage and mitigate these conflicts, those measures may not always be effective.
Knowledge and Timing of Fund Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of a Fund. Because of their positions with the Funds, the portfolio managers know the size, timing and possible market impact of a Fund’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Fund.
Cross Trades. A potential conflict of interest may arise in instances where a Fund buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers. PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, a Fund, and these relationships may influence PIMCO’s selection of these service providers for a Fund. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote the Fund over other funds or financial products. In such circumstances, there is a conflict of interest between PIMCO and a Fund if the Funds determine not to engage or continue to engage these service providers.
Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients, including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Funds or other accounts may result in the Funds not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by a Fund and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and objectives fairly and equitably over time, taking into consideration relevant factors including, without limitation, (i) the nature of the security or instrument and associated risk characteristics, (ii) applicable investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; (iii) risk tolerances; (iv) amounts of available cash; (v) the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); (vi) whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity; and (viii) other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment
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involves a quantitative strategy or specialized asset class that matches the investment objective or focus of the Client account category, which may adversely affect a Client account. In addition, quantitative strategies and certain other Client account types will have access to certain trading platforms in PIMCO’s discretion that may result in priority of trade allocations over other Client accounts or more favorable execution. In certain instances, issuers, underwriters, or counterparties may restrict participation in new issue distributions or other specialized opportunities to particular market participants and, as a result, such issuances or opportunities may not be available to, or allocated to, certain Client accounts, even where otherwise appropriate or suitable. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above.
Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of Clients may change over time as market conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including a Fund, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Funds and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates) in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. Such inconsistent positions may arise with respect to quantitative/systematic strategies, for example, when the investment model establishes a short position, and one or more other Clients maintain a long position. The subsequent short sale may result in a decrease in the price of the security that the other Client holds a long position. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client. Additionally, in certain circumstances, Client assets in discretionary Accounts may be deployed in connection with
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offerings of securities, including to support or facilitate larger syndicated transactions. This may create incentives to allocate such opportunities or structure transactions in a manner that benefits PIMCO or its affiliates.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Although PIMCO generally does not actively trade or manage assets on its own behalf, from time to time, PIMCO or an affiliate may invest on its own behalf, as principal, for strategic or other reasons (a proprietary investment). This may occur, for example, when the investment is an equity interest (e.g., stock or warrants) made in connection with PIMCO’s use of a product or service supplied by the issuer. In connection with these proprietary investments, PIMCO may eventually hold common stock or other publicly traded equity and may ultimately dispose of or hedge its exposure, as principal, to such proprietary investment. Such proprietary investments may be suitable for, or alternatively competitive with, a Client. In either case, PIMCO is permitted to allocate such investments away from a Client to PIMCO.
These proprietary investments can ultimately result in conflicts with Clients that also invest (including debt and equity investments) in or transact with the issuer or with other companies which may be transacting with the issuer. In other cases, a Client may be prohibited from making or disposing of an investment in the proprietary investment, or a related instrument, even when it would be in the Client’s best interest to do so. Although PIMCO will seek to mitigate and address such conflicts in a fair and reasonable manner, it may not be able to do so, and will have an incentive to favor PIMCO’s interests over the Client’s interests. PIMCO generally seeks to avoid committing to such investments if they would otherwise be suitable for and there is an investment interest on behalf of a Client; however, there is no
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guarantee that such measures will adequately mitigate the potential or actual conflicts, and PIMCO will have an incentive to favor its interests over a Client’s interests.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, conflicts of interest may arise with respect to decisions such as (i) whether to make the investment; (ii) whether to excercise certain rights; (iii) whether to take an action, (iv) how to exit an investment and, (v) how to make determinations relating to proxy voting, corporate reorganizations, bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.
Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain
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acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases, PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI. In addition, PIMCO will, in many cases, rely on public information in connection with the valuation of certain securities when another business unit within PIMCO or one of its affiliates may be otherwise in possession of MNPI suggesting that such valuations may be inaccurate.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.
Co-Investments. The 1940 Act imposes significant limits on co-investments with affiliates of the Funds. The Funds may rely on no-action relief from the SEC staff that permits each Fund to rely on exemptive relief granted to other PIMCO-sponsored entities. This exemptive relief permits (among other things) PIMCO-sponsored funds to co-invest with their affiliates, including other PIMCO-sponsored registered funds and business development companies, PIMCO-sponsored or managed private funds and accounts and other PIMCO affiliates, subject to certain terms and conditions. The exemptive relief imposes certain conditions on co-investments made in reliance on such relief that may limit or restrict the Funds' ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Funds' ability to achieve the desired investment returns. PIMCO seeks to allocate investment opportunities in a fair and equitable manner over time, consistent with its allocation policies and procedures. In the event investment opportunities are allocated among the Funds and a Fund's affiliates pursuant to the exemptive relief, a Fund may not be able to structure its investment portfolio in the manner desired. Pursuant to the exemptive relief, and subject to Board approval under certain circumstances, a Fund may invest in opportunities in which PIMCO and/or its affiliates have an existing investment. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Funds and its affiliates. For example, from time to time, the Funds and its affiliates may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. As required by the exemptive relief, the Fund has adopted, and the Board, including the “required majority,” has approved, policies and procedures reasonably designed to ensure compliance with the terms and conditions of the exemptive relief; PIMCO has adopted and implemented policies and procedures reasonably designed to prevent the Funds from being disadvantaged by participation in the co-investment program; and the Board is provided with regular reporting regarding the co-investment program.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Funds) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest Clients (and
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investors in the Funds) should also be aware that a Fund may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Fund for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Fund investors’) interests and may in fact be resolved in a manner adverse to their interests. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
Certain service providers to the Funds are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Funds, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular funds and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Funds. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Additionally, the Funds may participate in certain investment opportunities sourced by PIMCO or an affiliate and excess demand may be placed or referred by an affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Funds do not pay fees to the affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Fund's do not pay fees to the affiliated service provider in connection with such transactions. For example, PIMCO could have an incentive to allocate less of an investment opportunity to the Funds in order to increase fees received by the affiliated service provider (by increasing the amount of the opportunity placed or referred to third parties), or an incentive to consider the affiliated service provider's receipt of fees when determining whether a Fund will participate in such an investment opportunity (which may impair whether the investment opportunity is made available). Although PIMCO and the Funds have adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in PIMCO’s sole discretion) will be successful. Moreover, PIMCO's policies and procedures may be modified or terminated at any time in PIMCO's sole discretion.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Fund. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Funds and such other accounts on a fair and equitable basis over time.
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Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Funds or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
●
Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Funds) and relative to applicable industry peer groups and;
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Amount and nature of assets managed by the portfolio manager.
The following table provides a list of the applicable performance-related benchmarks used as one factor in determining portfolio manager variable compensation for each operational Fund:
Fund	Benchmark Index
PIMCO All Asset: Multi-Real	Bloomberg U.S. TIPS: 1-5 Year Index 50% Bloomberg Commodity Index Total Return, 50% Dow Jones U.S. Select REIT Total Return Index
PIMCO All Asset: Multi-RAE PLUS	MSCI ACWI Value Index
PIMCO All Authority: Multi-RAE PLUS	MSCI ACWI Value Index
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. Additionally, PIMCO's Carried Interest Plan provides eligible participants (i.e., those who provide services to PIMCO’s alternative funds) a percentage of the carried interest otherwise payable to PIMCO if the applicable performance measurements described in the alternative fund's partnership agreements are achieved.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.
Research Affiliates. Research Affiliates has competitive compensation arrangements to attract and retain high-caliber professional employees which include a base salary, discretionary annual performance bonus, retirement plan contributions and insurance benefits. Key individuals may be offered equity participation in the firm. Each Research Affiliates person serving as a portfolio manager to the Funds is an equity member of Research Affiliates and, as such, receives a compensation package which includes a base salary, distributions of firm profits, retirement plan contributions and insurance benefits. The portfolio manager compensation is not directly tied to the Funds’
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performance or value of assets held by the Funds’ portfolios. Indirectly, as the assets of the Funds’ portfolios grow, the compensation to the portfolio managers increases through increased distribution of firm profits.
Securities Ownership
To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Funds beneficially owned as of March 31, 2026 (except as noted) by each portfolio manager of the Funds.
Portfolio Manager	Funds Managed by Portfolio Manager	Dollar Range of Shares Owned
Robert D. Arnott	PIMCO All Asset: Multi-Real Fund	None
	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
Andrew Dewitt	PIMCO All Asset: Multi-Real Fund	None
Daniel He	PIMCO All Asset: Multi-Real Fund	None
Daniel Hyman	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
James Masturzo	PIMCO All Asset: Multi-Real Fund	None
	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
Marc Seidner	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
Emmanuel Sharef	PIMCO All Asset: Multi-Real Fund	None
Greg Sharenow	PIMCO All Asset: Multi-Real Fund	None
Bryan Tsu	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
Jing Yang	PIMCO All Asset: Multi-RAE PLUS Fund	None
	PIMCO All Authority: Multi-RAE PLUS Fund	None
Distribution Of Trust Shares
Distributor
PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Fund's shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board of Trustees. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these
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affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Fund investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Funds without penalty, at any time, by the Funds by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.
The Distribution Contract will continue in effect with respect to each Fund for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Funds, it may continue in effect with respect to any Fund as to which it has not been terminated (or has been renewed).
Shares of the Funds may be purchased only by the PIMCO All Asset Fund and PIMCO All Asset All Authority Fund (each a series of the Trust) and PIMCO All Asset Portfolio (a series of PIMCO Variable Insurance Trust) (collectively, the “Investing Funds”), each advised by Pacific Investment Management Company LLC (“PIMCO”), and registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Intermediary Agreements
The Funds may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.
Purchases, Exchanges and Redemptions
Purchases, redemptions and exchanges of shares of the Funds are discussed in the Offering Memorandum under the headings “Purchasing Shares,” “Redeeming Shares,” and “Exchange Privilege.” Each Fund issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.
Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Funds may purchase shares of the Trust with such assets. Assets so purchased by a Fund will be valued in accordance with procedures adopted by the Board of Trustees.
Certain Funds may not be qualified or registered for sale in all States. Prospective investors should inquire as to whether shares of a particular Fund are available for offer and sale in their State of domicile or residence. Shares of a Fund may not be offered or sold in any State unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.
As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Fund may be exchanged for shares of any other Fund on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Funds, shares of the Funds may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Funds.
Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Funds. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Funds and
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their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.
Orders for exchanges accepted prior to the scheduled close of regular trading on the NYSE on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the scheduled close of regular trading on the NYSE on any business day will be executed at the respective net asset values determined at the close of the next business day.
An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.
The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Fund not reasonably practicable.
The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Funds, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Funds’ portfolios.
The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Fund. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Fund’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Fund’s net asset value; (3) the redemption in-kind is consistent with the Fund’s Offering Memorandum and this Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.
Unclaimed Property Laws. These laws require investment companies, such as the Trust, to undertake various efforts, including monitoring Fund direct accounts for shareholder-initiated activity. A Fund direct account is deemed lost when there is no shareholder-initiated activity or an invalid mailing address during a statutorily prescribed time period (generally, three or five years). If a shareholder’s Fund direct account is dormant or “lost,” the Trust may be required to transfer the account to the state in which the shareholder resides, in accordance with applicable unclaimed property (also called escheat) laws. To help protect their accounts, shareholders should keep their accounts up-to-date and active.
If a shareholder invests into a Fund direct account, it is the shareholder’s responsibility to ensure that the shareholder provides a current and valid mailing address to the Trust or Fund (as applicable). Failure to provide a current and valid address will result in an interruption of purchases, redemptions or distributions, as described herein. If the United States Post Office or another carrier returns mailings sent to the shareholder as undeliverable, future mailings will be suppressed. Further, under such circumstances, if the shareholder has elected to receive income dividends and capital gains distributions in cash, subsequent distributions will automatically be reinvested back into the shareholder’s account until the address on the account has been updated. In the event a Fund is liquidated, direct account liquidation proceeds may be withheld from distribution pending the receipt of further instructions or until required to be transferred to the applicable state pursuant to applicable unclaimed property laws.
Mail suppression, described above, and a lack of shareholder-initiated activity will impact whether a shareholder’s Fund direct account is subject to escheatment under applicable law.
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Shareholders should contact their financial professional or PIMCO at 888.87.PIMCO for further information about state unclaimed property laws and/or to update their address or to generate shareholder-initiated activity in your account(s). For general information about unclaimed property rules, shareholders should visit the National Association of Unclaimed Property Administrators website at www.unclaimed.org. Shareholders may also visit pimco.com/investments/unclaimedproperty for a brief Q&A on the topic.
Deceased Shareholders. If PIMCO receives information confirming that a Fund direct account shareholder is deceased, to protect that shareholder and his or her beneficiaries, any Automatic Investment Plan, Automatic Exchange Plan and Automatic Withdrawal Plan in the account(s) associated with the shareholder will be suspended, and future cash dividends and/or capital gain payments will be reinvested back in such account(s) until such time as the authorized beneficiary or designee provides adequate instructions to the Fund regarding such account. To determine what documentation is needed to transfer ownership of an account, shareholders should contact the transfer agent at 888.87.PIMCO. In the event a Fund is liquidated, direct account liquidation proceeds will be sent to the shareholder of record.
Request for Multiple Copies of Shareholder Documents
To reduce expenses related to mailings of shareholder documents, it is intended that only one copy of the Fund's Offering Memorandum and each annual and semi-annual report, when available, will be sent to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with the Fund, call the Trust at 844.312.2113. You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your shares are held through a financial institution, please contact the financial institution directly.
Net Asset Value
Net asset value is determined as indicated under “How Fund Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Taxation
The following summarizes certain additional federal income tax considerations generally affecting the Funds and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Funds. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Fund shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.
Each Fund intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify for tax treatment as a regulated investment company, each Fund generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer, and
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(ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships;” and (c) distribute in each taxable year an amount at least equal to the sum of (i) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.
PIMCO All Asset: Multi-Real Fund intends to gain exposure to the commodities markets through investments in commodity index-linked derivative instruments. The IRS has issued a revenue ruling which holds that income derived from commodity index-linked derivatives, if earned directly by the Fund would not be qualifying income. As such, the Fund’s ability to utilize commodity index-linked swaps as part of its investment strategy is limited to a maximum of 10 percent of its gross income.
A subsequent revenue ruling clarified that income from alternative investment instruments (such as certain commodity index-linked notes) that create commodity exposure may be considered qualifying income under the Internal Revenue Code. The IRS has also issued private letter rulings in which the IRS specifically concluded that income from certain commodity index-linked notes is qualifying income. The IRS also issued a revenue procedure, which states that the IRS will not in the future issue private letter rulings that would require a determination of whether an asset (such as a commodity index-linked note) is a “security” under the 1940 Act. The IRS recently issued regulations that treat a Fund’s income inclusion with respect to its subsidiaries as qualifying income to the extent that such income is related to the Fund’s business of investing in stock, securities or currencies. The PIMCO All Asset: Multi-Real Fund will seek to gain exposure to the commodity markets through investment in the Subsidiary and in commodity-linked notes.
There can be no assurance that the IRS will not change its position with respect to some or all of these issues or that future legislation or court decisions will not adversely impact the tax treatment of PIMCO All Asset: Multi-Real Fund’s commodity-linked investments, if any. If the IRS were to determine that income derived from certain commodity-linked investments does not constitute qualifying income and if such positions were upheld, or if future legislation or court decisions were to adversely affect the tax treatment of such investments, PIMCO All Asset: Multi-Real Fund might cease to qualify as a regulated investment company and would be required to reduce its exposure to such investments, which might result in difficulty in implementing its investment strategies.
If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individual shareholders. In addition, a Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.
As a regulated investment company, a Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Fund as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Unless an applicable exception applies, a Fund will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, each Fund intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.
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A Fund is generally permitted to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. If the Fund incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Internal Revenue Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Distributions
All dividends and distributions of a Fund, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Fund’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.
Although all or a portion of the dividends paid by certain Funds may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income,” it is not expected that any such portion would be significant. Dividends paid by certain other Funds generally are not expected to qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income.” Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Fund’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Fund’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any Fund’s participation in a securities lending transaction may affect the amount, timing, and character of distributions derived from such transaction to shareholders. In this case, amounts derived by a Fund in place of dividends earned on a security during the period that such security was not directly held by the Fund may not give rise to qualified dividend income or the deduction for dividends received by certain corporations. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
In addition, any distributions of net short-term capital gains generally would be taxed as ordinary income and any distribution of capital gain dividends generally would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid by a Fund for a taxable year constituting “exempt-interest dividends” will be reported after the end of each calendar year and will be based upon the ratio of net tax-exempt income to total net income earned by the Fund during such year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, a shareholder who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Fund while a shareholder. The portion of interest that is not
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deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Fund’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect the Fund and its shareholders, including its ability to distribute exempt-interest dividends.
A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Fund in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
In taxable years when a Fund distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.
Certain distributions reported by a Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Internal Revenue Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that a Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Fund’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.
A Fund will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Internal Revenue Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Fund’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Fund in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.
Sales of Shares
Upon the disposition of shares of a Fund (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less may be disallowed to
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the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Fund redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption. The Fund would generally not recognize realized gain on an in-kind redemption, but the Fund’s earning and profits for tax purposes may be increased. Certain redemptions by a shareholder may be treated for tax purposes as dividends.
Your financial intermediary or the Funds (if you hold your shares in a Fund direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Fund shares purchased after January 1, 2012 unless you instruct a Fund in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Funds will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.
If a shareholder is a corporation and has not instructed a Fund that it is a C corporation in its account application or by written instruction, a Fund will treat the shareholder as an S corporation and file a Form 1099-B.
Potential Pass-Through of Tax Credits
If a Fund invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Fund. The applicable Fund may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Fund will elect to pass through any such income and credits.
Backup Withholding
A Fund may be required to withhold up to 24% of all taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal tax liability.
Options, Futures, Forward Contracts, and Swap Agreements
Some of the options, futures contracts, forward contracts, and swap agreements used by the Funds may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.
Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Fund, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by a Fund. In addition, losses realized by a Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating a Fund’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap
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agreements to a Fund are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Fund which generally would be taxed as ordinary income when distributed to shareholders.
A Fund may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.
Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Funds intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If the IRS did not, the status of a Fund as a regulated investment company might be affected. The Trust intends to monitor developments in this area.
Certain requirements that must be met under the Internal Revenue Code in order for a Fund to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Fund’s assets may limit the extent to which a Fund will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.
In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Funds for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Fund’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of a Fund’s distributions may be treated as ordinary income than would have been the case if the Fund did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of a Fund’s taxable income or gains and distributions made by a Fund.
A Fund may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Fund would not be included in the Fund’s income at the time of receipt. The premium paid by the Fund would be a nondeductible capital expenditure. If a call option sold by the Fund or a put option purchased by the Fund were to be exercised, the Fund could realize a gain or loss. If a call option purchased by the Fund or a put option sold by the Fund were to be exercised, the Fund’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Short Sales
Certain Funds may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Fund, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.
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Passive Foreign Investment Companies
Certain Funds may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Fund receives a so-called “excess distribution” with respect to PFIC stock, the Fund itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Fund to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Fund held the PFIC stock. A Fund itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.
Each Fund may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances (i.e., a “qualified electing fund” or “QEF” election), a Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If a Fund made a QEF election with respect to a PFIC, the special rules, discussed above, relating to the taxation of excess distributions, would not apply, and the Fund would be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. Under Treasury Regulations, certain income derived by a Fund from a PFIC with respect to which the Fund has made a QEF election generally constitutes income under the Qualifying Income Test for purposes of determining the Fund’s ability to be subject to tax as a regulated investment company if the PFIC makes current year distributions of that income to the Fund or if the Fund’s income from an investment in the PFIC is derived with respect to the Fund’s business of investing. Alternatively, another election may be available that would involve marking to market a Fund’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. Each Fund may be restricted in its ability to make QEF elections with respect to its investments in issuers that could be treated as PFICs in order to limit its tax liability or maximize its after-tax return from these investments. Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.
Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.
Foreign Currency Transactions
Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time a Fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments or contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument, security or contract and the date of disposition also are treated as ordinary gain or loss. These foreign currency gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Fund’s investment company taxable income to be distributed to its shareholders as ordinary income. A Fund's foreign currency losses are generally treated as realized losses for reporting purposes but may decrease a Fund's taxable income and may cause a Fund's distributions to shareholders to be reported as returns of capital for income tax purposes.
Foreign Taxation
Income and gains recognized by the Funds from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or
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eliminate such taxes. In addition, PIMCO intends to manage the Funds with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of a Fund's total assets at the close of their taxable year consists of securities of foreign corporations or foreign governments or at the close of each quarter, shares of other regulated investment companies, such Fund will be eligible to elect to “pass-through” to the Fund's shareholders the amount of foreign income and similar taxes paid by the Fund. If this election is made, a shareholder subject to tax generally will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign taxes paid by the Fund, and the shareholder may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his or her taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified after the close of the Fund’s taxable year whether any foreign income or related foreign taxes paid by the Fund will “pass-through” for that taxable year.
Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to such shareholder’s total foreign source taxable income. For this purpose, if the pass-through election is made, the source of a Fund’s income will flow through to shareholders of the Trust. With respect to such Funds, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. Furthermore, any amounts received by a Fund in place of dividends earned and any related withholding taxes incurred on a security while such security was subject to a securities loan, respectively, will not qualify as foreign income and will not qualify as a foreign tax paid by such Fund and, therefore, will not be able to be passed through to shareholders even if the Fund satisfies the requirements described above. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Fund. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.
Original Issue Discount and Market Discount
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.
Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, a Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.
A Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by a Fund.
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Investments in REITs and REMICs
Some of the Funds may invest in REITs. Such investments in REIT equity securities may require a Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Fund’s investments in REIT equity securities may at other times result in a Fund’s receipt of cash in excess of the REIT’s earnings; if a Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends received by a Fund from a REIT generally will not constitute qualified dividend income. Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends. Treasury regulations allow a Fund to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of a Fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.
As discussed above, a Fund or some of the REITs in which a Fund may invest may be permitted to hold senior or residual interests in REMICs or debt or equity interests in TMPs. Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Fund’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual or TMP interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.
If at any time during any taxable year a “disqualified organization” (as defined in the Internal Revenue Code) is a record holder of a share in a regulated investment company earning excess inclusion income, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. It is not expected that a substantial portion of a Fund’s assets will be residual interests in REMICs. Additionally, the Funds do not intend to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.
Uncertain Tax Consequences
A Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for a Fund. U.S. federal income tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Funds to the extent necessary in order to seek to ensure that they distribute sufficient income so that they do not become subject to U.S. federal income or excise tax.
A Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by a Fund.
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Constructive Sales
Certain rules may affect the timing and character of gain if a Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Fund enters into certain transactions in property while holding substantially identical property, a Fund would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Fund’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Fund’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.
Non-U.S. Shareholders
Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax. Non-U.S. shareholders may also be subject to U.S. federal withholding tax on deemed income resulting from any election by a Fund to treat qualified foreign taxes it pays as passed through to its shareholders (as described above), but may not be able to claim a U.S. tax credit or deduction with respect to such taxes.
A Fund is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Fund shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.
The Funds are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Funds to enable the Funds to determine whether withholding is required.
Income Tax on Sale of a Fund’s Shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
A Fund may invest in the securities of corporations that invest in U.S. real property, including U.S. REITs. The sale or other disposition of a U.S. real property interest (“USRPI”) by a Fund, a U.S. REIT, or a U.S. real property holding corporation in which the Fund invests may trigger special tax consequences to the Fund’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act, as amended (“FIRPTA”), makes non-U.S. persons subject to U.S. tax on the sale or other disposition of a USRPI as if such person was a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Internal Revenue Code provides a look-through rule for distributions of FIRPTA gain by certain RICs received from U.S. REITs. Because each Fund expects to invest less than 50% of its assets at all times, directly or indirectly, in USRPIs, each Fund expects that neither gain on the sale or redemption of Fund shares nor Fund dividends and distributions would be subject to FIRPTA reporting and any related tax withholding.
135

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.
Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and may be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.
The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.
Other Taxation
Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Fund will provide information annually to shareholders indicating the amount and percentage of a Fund’s dividend distribution that is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund.
Other Information
Capitalization
The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Fund, each shareholder is entitled to receive his or her pro rata share of the net assets of that Fund.
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.
Voting Rights
Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any
136

existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at any shareholder meeting. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.
The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Funds own shares of a money market fund or short-term bond fund pursuant to the November 19, 2001 SEC exemptive order discussed above, the Funds will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund. If such money market or short-term bond fund has no other shareholders except the Funds and other PIMCO-advised funds, the Funds will vote such shares in proportion to the votes of the respective Fund’s shareholders on the proposal, or if such Fund’s shareholders are not solicited for their vote on the same proposal, such Fund will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.
Control Persons and Principal Holders of Securities
As of July 7, 2026, the following persons owned of record or beneficially 5% or more of the shares of the following Funds:
FUND NAME	CLASS		REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PIMCO ALL ASSET: MULTI-REAL	INST	**	STATE STREET BANK & TRUST CO FBO PIMCO ALL ASSET FUND 1633 BROADWAY NEW YORK, NY 10019	212,671,790.56	*	93.03%
PIMCO ALL ASSET: MULTI-RAE PLUS	INST	**	STATE STREET BANK & TRUST CO FBO PIMCO ALL ASSET FUND 1633 BROADWAY NEW YORK, NY 10019	133,366,322.56	*	98.07%
PIMCO ALL ASSET: MULTI-REAL	INST	**	STATE STREET BANK & TRUST CO FBO PIMCO ALL ASSET ALL AUTHORITY FUND 1633 BROADWAY NEW YORK, NY 10019	11,752,523.39		5.14%
PIMCO ALL AUTHORITY: MULTI-RAE PLUS	INST	**	STATE STREET BANK & TRUST CO FBO PIMCO ALL ASSET ALL AUTHORITY FUND 1633 BROADWAY NEW YORK, NY 10019	9,133,147.84	*	100.00%
*
Entity owned 25% or more of the outstanding shares of beneficial interest of the Fund, and therefore may be presumed to “control” the Fund, as that term is defined in the 1940 Act.
**
Shares are believed to be held only as nominee.
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Code of Ethics
The Trust, PIMCO, Research Affiliates and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Advisers Act. These Codes of Ethics permit personnel, subject to the Codes of Ethics, to invest in securities, including securities that may be purchased or held by the Funds, and such personnel do, from time to time, invest in securities held by the Funds.
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”), 2323 Grand Boulevard, 5th Floor Kansas City, MO 64108, serves as custodian for assets of the Funds. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.
Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Funds will not occur, and shareholders bear the risk of losses arising from these or other events.
SS&C Global Investor & Distribution Solutions, Inc., 80 Lamberton Road Windsor, CT 06095, serves as transfer agent and dividend disbursing agent for the Funds.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Funds. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.
Legal Counsel
Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as legal counsel to the Trust.
Financial Statements
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.
PAPS0004OMS_080126
138

Private Account Portfolio Series
Offering Memorandum
August 1, 2026
Short Term Portfolios
PIMCO Low Duration Portfolio
PIMCO Short-Term Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Moderate Duration Portfolio
Us Government Portfolio
PIMCO U.S. Government and Short-Term
Investments Portfolio
Mortgage Portfolio
PIMCO Mortgage and Short-Term
Investments Portfolio
Asset-Backed Portfolio
PIMCO ABS and Short-Term Investments
Portfolio
Corporate Portfolios
PIMCO Investment Grade Credit Bond
Portfolio
PIMCO High Yield and Short-Term
Investments Portfolio
PIMCO Long Duration Credit Bond Portfolio
Municipal Portfolio
PIMCO Municipal Portfolio
International Portfolios
PIMCO International Portfolio
PIMCO EM, Currency, and Bond Portfolio
Specialty Portfolios
PIMCO Real Return Portfolio
This cover is not part of the Offering Memorandum. The Portfolios issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO ABS and Short-Term Investments Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.01%
Total Annual Portfolio Operating Expenses	0.06%
1
“Other Expenses” include interest expense of 0.01%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO ABS and Short-Term Investments Portfolio	$6	$19	$34	$77
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of asset-backed securities of varying maturities and short-term investments which may be represented by options, futures contracts or swap agreements. Assets not invested in asset-backed securities or short-term investments may be invested in other types of Fixed Income Instruments. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. Short-term investments include debt instruments with 3 or fewer years remaining to maturity or weighted average life of less than 3 years; futures and options with 3 or fewer years remaining to expiration; swaps on instruments with 3 or fewer years remaining to maturity; and holdings of PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short Asset Portfolio. For purposes of the Portfolio's non-fundamental investment policy regarding investments in asset-backed investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities. Generally, in accordance with current federal securities laws, rules and staff positions, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO  in managing the assets of the Portfolio within the overall PIMCO private account management program. In addition, the dollar-weighted average maturity or dollar-weighted average life of the portion of the Portfolio’s portfolio comprised of short-term investments, under normal circumstances, is expected not to exceed three years.
The Portfolio may invest without limitation in high yield asset-backed securities (including mortgage-related securities) (“junk bonds”) rated below Baa by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. Assets not invested in asset-backed securities will be invested in securities rated investment grade. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.
The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and a Managing Director of PIMCO and he has managed the Portfolio since its inception in October 2000.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

Private Account Portfolio Series | Offering Memorandum  1

PIMCO EM, Currency, and Bond Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.12%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.07%
Total Annual Portfolio Operating Expenses	0.19%
1
“Other Expenses” include interest expense of 0.07%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.12%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO EM, Currency, and Bond Portfolio	$19	$61	$107	$243
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a combination of (i) a portfolio of instruments that are economically tied to “emerging market” countries, (ii) currencies and (iii) Fixed Income Instrument investments. These instruments may be represented by forwards or derivatives such as options, futures contracts or swap agreements. PIMCO generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. “Currencies” refers to foreign currencies held on a spot (cash) basis, forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and futures. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries.
PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio may invest in securities whose return is based on the return of an emerging market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity or dollar-weighted average life of the portion of the Portfolio’s portfolio comprised of short-term investments, under normal circumstances, is expected not to exceed three years.
The Portfolio may invest substantially all of its assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Rating Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 25% of its total assets in securities rated B. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.
The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Javier Romo, Yacov Arnopolin and Pramol Dhawan. Mr. Romo is an Executive Vice President of PIMCO and Messrs. Arnopolin and Dhawan are Managing Directors of PIMCO. Mr. Romo has managed the Portfolio since October 2012, Mr. Arnopolin has managed the Portfolio since May 2019 and Mr. Dhawan has managed the Portfolio since June 2019.

2  Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

August 1, 2026 | Offering Memorandum  3

PIMCO High Yield and Short-Term Investments Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.05%
Total Annual Portfolio Operating Expenses	0.10%
1
“Other Expenses” include interest expense of 0.05%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO High Yield and Short-Term Investments Portfolio	$10	$32	$57	$128
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in high yield investments (“junk bonds”) and short-term investments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. High yield investments include securities (i) rated below investment grade by each of Moody’s Ratings (“Moody’s”), Standard & Poor’s Rating Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) that provides a rating on such investment or, if unrated, determined by PIMCO to be of comparable quality, or (ii) comprising the ICE BofAML U.S. High Yield, BB-B Rated Index. The Portfolio may invest up to 20% of its total assets in securities rated below B by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. Assets not invested in high yield securities or noninvestment grade short-term investments may be invested in investment grade Fixed Income Instruments, including investment grade short-term investments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Short-term investments include debt instruments with 3 or fewer years remaining to maturity or weighted average life of less than 3 years; futures and options with 3 or fewer years remaining to expiration; swaps on instruments with 3 or fewer years remaining to maturity; and holdings of PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short Asset Portfolio. For purposes of the Portfolio's non-fundamental investment policy regarding investments in high yield investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity or dollar-weighted average life of the portion of the Portfolio’s portfolio comprised of short-term investments, under normal circumstances, is expected not to exceed three years.
The Portfolio may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest in such instruments without limitation subject to any applicable legal or regulatory limitation).
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts, or swap agreements, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may invest all of its assets in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by David Forgash, Sonali Pier and Jason Duko. Mr. Forgash is a Managing Director of PIMCO, and he has managed the Portfolio since February 2023. Ms. Pier is Managing Director of PIMCO, and she has managed the Portfolio since February 2023. Mr. Duko is an Executive Vice President of PIMCO, and he has managed the Portfolio since May 2023.

4  Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

August 1, 2026 | Offering Memorandum  5

PIMCO International Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.12%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.08%
Total Annual Portfolio Operating Expenses	0.20%
1
“Other Expenses” include interest expense of 0.08%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.12%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO International Portfolio	$20	$64	$113	$255
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in a portfolio of Fixed Income Instruments of non-U.S. issuers, representing at least three non-U.S. countries or currencies, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private sector entities. These securities may be denominated in non-U.S. currencies, baskets of non-U.S. currencies, or the U.S. dollar. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 100% of its total assets. Assets not invested in non-U.S. Fixed Income Instruments may be invested in U.S. Fixed Income Instruments.
The Portfolio may invest in the PIMCO International Portfolio Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO International Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.
PIMCO selects the Portfolio’s non-U.S. country and currency compositions based on an evaluation of relative interest rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other factors PIMCO believes to be relevant.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The Portfolio may invest only in investment grade securities. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.
The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Sachin Gupta, Andrew Balls and Lorenzo Pagani. Mr. Gupta is a Managing Director of PIMCO. Mr. Balls is CIO Global Fixed Income and a Managing Director of PIMCO. Dr. Pagani is a Managing Director of PIMCO. Messrs. Gupta and Balls and Dr. Pagani have jointly and primarily managed the Portfolio since September 2014.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

6  Private Account Portfolio Series | Offering Memorandum

PIMCO Investment Grade Credit Bond Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.24%
Total Annual Portfolio Operating Expenses	0.29%
1
“Other Expenses” include interest expense of 0.24%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Investment Grade Credit Bond Portfolio	$30	$93	$163	$368
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of investment grade fixed income investments of varying maturities, which may be represented by options, futures contracts, or swap agreements. Assets not invested in investment grade fixed income investments may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private sector entities. Investment grade investments include securities rated Baa or higher by Moody's Ratings (“Moody's”), or equivalently rated by Standard & Poor's Rating Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities of issuers that are economically tied to emerging market countries.
The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is jointly and primarily managed by Amit Arora and Jelle Brons. Mr. Arora is a Managing Director of PIMCO. Mr. Brons is an Executive Vice President of PIMCO. Messrs. Arora and Brons have managed the Portfolio since November 2025.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

Private Account Portfolio Series | Offering Memorandum  7

PIMCO Long Duration Credit Bond Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.46%
Total Annual Portfolio Operating Expenses	0.51%
1
“Other Expenses” include interest expense of 0.46%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Long Duration Credit Bond Portfolio	$52	$164	$285	$640
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of Fixed Income Instruments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is expected to be more than 10 years.
The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest up to 35% of its total assets in non- U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. dollar-denominated securities or currencies to reduce the risk of loss due to fluctuations in exchange rates. The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 30% of its total assets in such instruments).
The Portfolio may invest, without limitation, in forwards or derivatives, such as options, futures contracts or swap agreements, or in mortgage or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 5% of its total assets in preferred securities.
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is jointly and primarily managed by Mohit Mittal, Amit Arora and Jelle Brons. Mr. Arora is a Managing Director of PIMCO. Mr. Brons is an Executive Vice President of PIMCO. Messrs. Mittal, Arora and Brons have managed the Portfolio since November 2025.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

8  Private Account Portfolio Series | Offering Memorandum

PIMCO Low Duration Portfolio

Investment Objective
The Portfolio seeks to provide income, consistent with the preservation of capital and prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Total Annual Portfolio Operating Expenses	0.05%
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Low Duration Portfolio	$5	$16	$28	$64
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of “Fixed Income Instruments” of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio will vary based on PIMCO market forecasts and will normally vary within plus half a year of the portfolio duration of the securities comprising the Bloomberg 1-3 Year U.S. Government/Credit Bond Index, as calculated by PIMCO, which as of May 31, 2026 was 1.87 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The Portfolio may invest substantially all of its assets in investment grade debt securities rated Baa or higher by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 15% of its total assets in such instruments).
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by David Braun. Mr. Braun is a Managing Director of PIMCO, and he has managed the Portfolio since January 2015.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

Private Account Portfolio Series | Offering Memorandum  9

PIMCO Moderate Duration Portfolio

Investment Objective
The Portfolio seeks to provide income, consistent with the preservation of capital and prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.01%
Total Annual Portfolio Operating Expenses	0.06%
1
“Other Expenses” include interest expense of 0.01%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Moderate Duration Portfolio	$6	$19	$34	$77
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio will vary based on PIMCO market forecasts and will normally vary within plus half a year of the portfolio duration of the securities comprising the Bloomberg Intermediate Aggregate Bond Index, as calculated by PIMCO, which as of May 31, 2026 was 4.20 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The Portfolio may invest substantially all of its assets in investment grade debt securities rated Baa or higher by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 15% of its total assets in such instruments).
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by David Braun. Mr. Braun is a Managing Director of PIMCO, and he has managed the Portfolio since January 2015.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

10  Private Account Portfolio Series | Offering Memorandum

PIMCO Mortgage and Short-Term Investments Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.10%
Total Annual Portfolio Operating Expenses	0.15%
1
“Other Expenses” include interest expense of 0.10%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Mortgage and Short-Term Investments Portfolio	$15	$48	$85	$192
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of mortgage-related securities of varying maturities and short-term investments, which may be represented by options, futures contracts, swap agreements, or asset backed securities. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Assets not invested in mortgage-related securities or short-term investments may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. Short-term investments include debt instruments with 3 or fewer years remaining to maturity or weighted average life of less than 3 years; futures and options with 3 or fewer years remaining to expiration; swaps on instruments with 3 or fewer years remaining to maturity; and holdings of PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short Asset Portfolio. For purposes of the Portfolio's non-fundamental investment policy regarding investments in mortgage investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. In addition, the dollar-weighted average maturity or dollar-weighted average life of the portion of the Portfolio’s portfolio comprised of short-term investments, under normal circumstances, is expected not to exceed three years.
The Portfolio invests primarily in investment grade securities, but may invest up to 5% of its total assets in mortgage-related high yield instruments (“junk bonds”) rated below Baa by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.
The Portfolio may invest without limitation in any issue of mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and in any single issuer of such securities. The Portfolio may only invest up to 5% of its total assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its total assets in any single issuer of such securities.
The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Mike Cudzil, Daniel Hyman and Munish Gupta. Messrs. Cudzil and Hyman are Managing Directors of PIMCO. Mr. Gupta is an Executive Vice President of PIMCO. Mr. Cudzil and Mr. Hyman have co-managed the Portfolio since January 2013. Mr. Gupta has co-managed the Portfolio since August 2022.

Private Account Portfolio Series | Offering Memorandum  11

PIMCO Mortgage and Short-Term Investments Portfolio

Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

12  Offering Memorandum | Private Account Portfolio Series

PIMCO Municipal Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Total Annual Portfolio Operating Expenses	0.05%
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Municipal Portfolio	$5	$16	$28	$64
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of fixed income securities of varying maturities issued by or on behalf of states and local governments and their agencies, authorities and other instrumentalities (“Municipal Securities”), or in instruments that provide exposure to the Municipal Securities sector, such as options, futures contracts, or swap agreements. Assets not invested in Municipal Securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non- U.S. public- or private-sector entities. The Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Securities, including without limitation, residual interest bonds.
Although the Portfolio primarily invests in Municipal Securities or instruments providing exposure to Municipal Securities, the Portfolio does not seek to minimize taxable income and realized capital gains, and, consequently, the Portfolio may generate substantial taxable income and gains. A portion of the Portfolio’s distributions may also be subject to alternative minimum tax. The Portfolio may invest more than 25% of its total assets in bonds of issuers in California and New York. The Portfolio may also invest 25% or more of its total assets in Municipal Securities that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds.
The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Portfolio will seek income that is high relative to prevailing rates from Municipal Securities. Capital appreciation, if any, generally arises from decreases in interest rates or improving credit fundamentals for a particular state, municipality or issuer.
The Portfolio may invest only in investment grade securities. The Portfolio may also invest in options, futures contracts, and swap agreements, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is managed by David Hammer and Kyle Christine. Mr. Hammer is a Managing Director of PIMCO. Mr. Christine is an Executive Vice President of PIMCO. Mr. Hammer has managed the Portfolio since August 2015 and Mr. Christine has managed the Portfolio since August 2024.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

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PIMCO Real Return Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	3.44%
Total Annual Portfolio Operating Expenses	3.49%
1
“Other Expenses” include interest expense of 3.44%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Real Return Portfolio	$352	$1,071	$1,812	$3,765
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by options, futures contracts, or swap agreements. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
Inflation-indexed bonds are fixed income securities that are structured to provide protection against inflation. The value of the bond’s principal or the interest rate paid on the bond is adjusted to track changes in an official inflation measure. The U.S. Treasury uses the Consumer Price Index for Urban Consumers as the inflation measure. Inflation-indexed bonds issued by governments other than the United States are generally adjusted to reflect a comparable inflation index, calculated by that government.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The Portfolio may invest only in investment grade securities. The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets.
The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Mike Cudzil and Daniel He. Mr. Cudzil is a Managing Director of PIMCO. Mr. He is an Executive Vice President of PIMCO. Mr. Cudzil has managed the Portfolio since June 2025. Mr. He has managed the Portfolio since December 2019.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

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PIMCO Short-Term Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with preservation of capital and liquidity.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.01%
Total Annual Portfolio Operating Expenses	0.06%
1
“Other Expenses” include interest expense of 0.01%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Short-Term Portfolio	$6	$19	$34	$77
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
The average duration of the Portfolio will vary based on PIMCO market forecasts and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.
The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.
The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and a Managing Director of PIMCO and he has managed the Portfolio since November 2006.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

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PIMCO Short-Term Floating NAV Portfolio II

Investment Objective
The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.01%
Total Annual Portfolio Operating Expenses	0.06%
1
“Other Expenses” include interest expense of 0.01%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Short-Term Floating NAV Portfolio II	$6	$19	$34	$77
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
The average duration of the Portfolio will vary based on PIMCO market forecasts and will normally not exceed 180 days. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed one year.
The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated.
The Portfolio may invest in mortgage- or asset-backed securities and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO. Mr. Schneider has managed the Portfolio since its inception in March 2010.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

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PIMCO U.S. Government and Short-Term Investments Portfolio

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.06%
Total Annual Portfolio Operating Expenses	0.11%
1
“Other Expenses” include interest expense of 0.06%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses are 0.05%.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO U.S. Government and Short-Term Investments Portfolio	$11	$35	$62	$141
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of U.S. Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as mortgage-backed securities, and short-term investments, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. Assets not invested in U.S. Government Securities or short-term investments may be invested in other types of Fixed Income Instruments. U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, in accordance with current federal securities laws, rules and staff positions, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. Short-term investments include debt instruments with 3 or fewer years remaining to maturity or weighted average life of less than 3 years; futures and options with 3 or fewer years remaining to expiration; swaps on instruments with 3 or fewer years remaining to maturity; and holdings of PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short Asset Portfolio. For purposes of the Portfolio's non-fundamental investment policy regarding investments in
U.S. Government investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements.
The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. In addition, the dollar-weighted average maturity or dollar-weighted average life of the portion of the Portfolio’s portfolio comprised of short-term investments, under normal circumstances, is expected not to exceed three years.
The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.
The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is jointly and primarily managed by Mike Cudzil and Tim Crowley. Mr. Cudzil is a Managing Director of PIMCO and Mr. Crowley is an Executive Vice President of PIMCO. Mr. Cudzil has managed the Portfolio since February 2016. Mr. Crowley has managed the Portfolio since June 2025.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 18 of this Offering Memorandum.

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Summary of Other Important Information Regarding Portfolio Shares

Purchase and Sale of Portfolio Shares
Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 (“1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its clients, will affect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.
Tax Information
A Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two. Distributions paid by a Portfolio that are properly reported as “exempt interest dividends” normally will be exempt from U.S. federal income taxes, but may not be exempt from the federal alternative minimum tax.

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Offering Memorandum

Description of Principal Risks
The value of your investment in a Portfolio changes with the values of that Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Portfolio’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in each Portfolio. Each Portfolio may be subject to additional risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Offering Memorandum Supplement also include more information about the Portfolios, their investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a Portfolio.
Small Portfolio Risk
A smaller portfolio may not grow to or maintain an economically viable size to achieve investment or trading efficiencies or may be limited in ability to participate in certain investment opportunities due to its size, which may negatively impact performance and/or force the portfolio to liquidate. Additionally, a smaller portfolio may be more adversely affected by large purchases or redemptions by investors, which can occur at any time and may impact the portfolio in the same manner as a high volume of purchases or redemptions.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in a Portfolio’s portfolio will fluctuate in value due to changes or the anticipation of changes in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of a Portfolio’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by a Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and a Portfolio may experience losses as a result of movements in interest rates. A Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to a Portfolio.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value due to changes in interest rates. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of a Portfolio’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) adjusts its monetary policy, whether by raising or lowering interest rates or when such rates remain at elevated or historically low levels for a prolonged period. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. There is the risk that the income generated by investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect a Portfolio and its investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed income investments when due.
Changes in interest rates, including periods of rising or volatile rates, may result in heightened volatility and a decline in value of a Portfolio’s fixed income investments. Further, while U.S. bond markets have steadily grown over time, dealer “market making” capacity has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers

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provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress. All of these factors, collectively and/or individually, could cause a Portfolio to lose value.
During periods of very low or negative interest rates, a Portfolio may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from a Portfolio’s performance to the extent a Portfolio is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of a Portfolio. This is especially the case if a Portfolio consists of securities with widely varying durations. Therefore, if a Portfolio has an average duration that suggests a certain level of interest rate risk, a Portfolio may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent a Portfolio uses leverage or derivatives in connection with the management of a Portfolio.
Convexity is an additional measure used to understand a security’s or a Portfolio‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if a Portfolio holds such securities, a Portfolio may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality), and changes in the rate at which prepayments or redemptions occur can affect the return on investment of these securities. If an issuer calls a security in which a Portfolio has invested, a Portfolio may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
A Portfolio could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), the counterparty to a derivatives contract or a repurchase agreement, a borrower of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by a Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of a Portfolio. This is especially the case if a Portfolio consists of securities with widely varying credit ratings. Therefore, if a Portfolio has an average credit rating that suggests a certain credit quality, a Portfolio may in fact be subject to greater credit risk than the average would suggest. Credit risk is greater to the extent a Portfolio uses leverage or derivatives in connection with the management of a Portfolio, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rising or high interest rates may deteriorate the credit quality of an issuer or a counterparty, particularly if an issuer or a counterparty faces challenges rolling or refinancing its obligations. A Portfolio’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of a Portfolio’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt

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Offering Memorandum

securities, credit spread duration typically will be higher than interest rate duration). A Portfolio may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of a Portfolio may vary, in some cases significantly, from its interest rate duration.
High Yield Risk
Portfolios that invest in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”) may be subject to greater levels of market risk, credit risk, call risk and liquidity risk than portfolios that do not invest in such securities, which could have a negative effect on a Portfolio. High yield securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly leveraged or indebted than other companies, or are financially distressed, and therefore they typically have more difficulty making scheduled payments of principal and interest than issuers of higher rated investments. These securities are considered predominantly speculative by rating agencies with respect to an issuer’s continuing ability to make principal and interest payments and their value may be more volatile than other types of securities and may result in substantial or total loss of income and principal. High yield securities are particularly sensitive to adverse economic, market, industry or issuer-specific developments, which may result in an increased incidence of default. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce a Portfolio’s ability to sell these securities at an advantageous time or price. An economic downturn could also generally lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. To the extent a Portfolio may purchase distressed securities that are in default or the issuers of which are in bankruptcy, the Portfolio may be subject to heightened risks.
High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require a Portfolio to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in a Portfolio having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. A Portfolio may also be subject to greater levels of liquidity risk than portfolios that do not invest in high yield securities. In addition, the high yield securities in which a Portfolio invests may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for these securities and/or may result in a Portfolio not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to a Portfolio. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in thinly traded markets. When secondary markets for high yield securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. Because of the risks involved in investing in high yield securities, an investment in a Portfolio that invests in such securities should be considered speculative.
Market Risk
The market price of securities owned by a Portfolio may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to a variety of factors affecting (or perceiving to affect) securities markets generally or particular industries or sectors or issuers represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by a Portfolio. Even when markets perform well, there is no assurance that the investments held by a Portfolio will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war or armed conflicts, terrorism, social or political unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters or events can all negatively impact the securities markets, which

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could cause a Portfolio to lose value. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. Issues in the construction and implementation of artificial intelligence systems and models (including software issues, issues related to the use of artificial intelligence and machine learning (“AI”), and other technological issues) may adversely impact the Portfolios. AI systems may contain design flaws or faulty assumptions, rely on incomplete or inaccurate data inputs, and may be difficult to interpret or audit. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of human control.
The domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar initiatives or developments, has resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on a Portfolio’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect a Portfolio’s investments. Any market disruptions could also prevent a Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments on a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether a Portfolio meets their individual financial needs and tolerance for risk.
When inflationary price movements occur, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of a Portfolio that invests in fixed income securities to decrease, which could force a Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting a Portfolio and its shareholders.
Higher interest rates generally lower the values of real estate-related assets. When this does not occur as expected, it presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments, such as loans, securitized debt and other fixed income securities. Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, a Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, a Portfolio may rely on various third-party sources to calculate its NAV. As a result, a Portfolio is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact a Portfolio’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. A Portfolio may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for reasons related to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage,

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reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to a Portfolio and to the issuers of securities and other instruments in which a Portfolio invests.
Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that a Portfolio could not meet requests to redeem shares issued by a Portfolio without significant dilution of remaining investors’ interests in a Portfolio. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. A Portfolio’s investments in illiquid investments may reduce the returns of a Portfolio because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require a Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent a Portfolio from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale, capital controls, delays or limits on repatriation of local currency, or insolvency of local governments. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during changes in interest rates, elevated volatility, market or geopolitical disruptions, economic uncertainty or public health crises. There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by a Portfolio and/or when a Portfolio wishes to dispose of it. Bond markets have consistently grown over time, while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress.
In such cases, a Portfolio, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Portfolio’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, Regulation S securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, a Portfolio will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for a Portfolio to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require a Portfolio to sell securities at reduced prices or under unfavorable conditions, which would have an adverse effect on a Portfolio. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. Liquidity risk also refers to the risk that a Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply. Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of a Portfolio’s shares. Redemptions by these shareholders of their holdings in a Portfolio may impact a Portfolio’s NAV and the market price and secondary market liquidity of Portfolio shares. These redemptions may also force a Portfolio to sell its securities, which may negatively impact a Portfolio’s brokerage costs.
Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that a Portfolio may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. A Portfolio may use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies and/or geographic regions, and/or to manage (which may mean either to increase or decrease) exposure to other risks, such as interest rate, credit or

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currency risk. A Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject a Portfolio to the potential for unlimited loss. The use of derivatives or other similar instruments may cause a Portfolio’s investment returns to be impacted by the performance of assets such Portfolio does not own, potentially resulting in such Portfolio’s total investment exposure exceeding the value of its portfolio.
Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or a Portfolio may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for a Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, a Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses a Portfolio may incur if the call option is exercised, and derivative transactions where a Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Portfolio should not be viewed as the total returns or overall performance of a Portfolio. These strategies may also produce adverse tax consequences (for example, a Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income) and limit a Portfolio’s opportunity to profit or otherwise benefit from certain gains. A Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives may increase market exposure and are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, governmental risk, sanctions risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements, risks arising from mispricing or valuation complexity (including the risk of improper valuation), and risks associated with the underlying asset, reference rate or index. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, a Portfolio could lose more than the initial amount invested and derivatives may increase the volatility of a Portfolio, especially in unusual or extreme market conditions. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. A Portfolio may utilize asset segregation and posting of collateral for risk management or other purposes. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Portfolio. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, a Portfolio’s use of derivatives may increase or accelerate the amount of taxes payable by shareholders.
Non-centrally-cleared over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives or other similar investments that are exchange-traded or traded through a central clearing counterparty resides with a Portfolio's clearing broker or the clearinghouse. Derivatives that are cleared by a central clearing organization can still be subject to different risks, including the creditworthiness of the central clearing organization and its members. In addition, derivatives that are traded on an exchange are subject to the risk that an exchange may limit the maximum daily price fluctuation of a derivative contract and restrict or suspend trading of a contract that has reached a limit. Such limit governs only price movements of a contract during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. A daily limit may be reached for several consecutive days with little or no trading.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If a Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, a Portfolio might have been in a better position if a Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of a Portfolio and its counterparty. Therefore, it may not be possible for a Portfolio to modify, terminate, or offset a Portfolio’s obligations or a Portfolio’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to a Portfolio. In such cases, a Portfolio may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, a Portfolio will be subject to increased liquidity and investment risk.

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When a derivative is used as a hedge against a position that a Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that a Portfolio’s hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose a Portfolio to additional risks. In addition, derivatives used for hedging may partially protect a Portfolio from the risks they were intended to hedge yet not fully mitigate the impact of such risks.
The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Portfolio’s derivative transactions, impede the employment of a Portfolio’s derivatives strategies, or adversely affect a Portfolio’s performance and cause a Portfolio to lose value.
Equity Risk
Equity or equity-related securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity or equity-related securities also include, among other things, common stocks, preferred securities, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred securities, may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in inflation, interest or currency rates, or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as regulatory changes, labor shortages or increased production costs and competitive conditions within an industry. Conversely, a change in financial condition or other event affecting a single issuer or industry may adversely impact securities markets as a whole. In addition, preferred securities may be subject to greater credit risk or other risks, such as risks related to deferred and omitted distributions, limited voting rights, liquidity, interest rates, regulatory changes and special redemption rights. Equity or equity-related securities generally have greater price volatility than most fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, if a Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, both adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio may have to reinvest that money at lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited.
A Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. A Portfolio may invest in any tranche of mortgage-related and other asset-backed securities, including junior and/or equity tranches (to the extent consistent with the Portfolio’s guidelines), which are the first to absorb losses from defaults or other credit events in the underlying collateral pool and generally carry the highest levels of credit, liquidity and market risk. Additionally, to the extent a Portfolio invests directly in mortgages and other types of collateral (consistent with its investment guidelines), the Portfolio would be subject to risks similar (and in some cases to a greater degree) to those described above. Additionally, investments in subordinate mortgage-backed

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and other asset-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing a Portfolio's investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed securities are also subject to greater credit risk than those mortgage-backed or other asset-backed securities that are more highly related.
Collateralized Loan Obligations Risk
Certain Portfolios may invest in collateralized loan obligations (“CLOs”) and other similarly structured investments. A CLO is an asset-backed security typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. In addition to the risks associated with investment in such underlying assets, the structure and characteristics of a CLO present certain additional risks. A Portfolio’s investments in CLOs and other similarly structured investments may expose the Portfolio to heightened credit risk, interest rate risk, liquidity risk, market risk and prepayment and extension risk, as well as the risk of default on the underlying asset. In addition, investments in CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) risks related to the capability of the servicer of the securitized assets; (iv) the risk that a Portfolio may invest in tranches of CLOs that are subordinate to other tranches; (v) the structure and complexity of the transaction and the legal documents may not be fully understood at the time of investment and could lead to disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; and (vi) the CLO’s manager may perform poorly. CLOs may charge management and other administrative fees, which are in addition to those of a Portfolio.
The cash flows from a CLO are split into portions, called tranches, varying in risk and yield. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of risk. Interest on a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those of subordinated/equity tranches. The riskiest portion is the “equity” tranche which bears the first loss of any defaults from the underlying bonds or loans although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CLO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.
The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the instrument in which a Portfolio invests. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws.
Extension Risk
The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may, under certain circumstances, make principal payments on such security later than expected, causing the average duration of the security to lengthen or the securities to be paid off more slowly than originally anticipated. This may occur, for example, when interest rates rise. Such later-than-expected principal payments decrease the value of the security held by a Portfolio. In addition, as payments are received later than expected, a Portfolio may miss the opportunity to reinvest in higher yielding securities.
Prepayment Risk
The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security sooner than expected. This may occur, for example, when interest rates decline. Such sooner-than-expected principal payments may reduce the returns of a Portfolio because a Portfolio is forced to forego expected future interest payments on the principal amount paid back early and a Portfolio may be forced to reinvest the money it receives from such early payments at the lower prevailing interest rates. Additionally, the yield to maturity on an IO class  of a stripped mortgage-backed security (“SMBS”) is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government, agency, or government-sponsored entity guarantees of payments in pools created by non-governmental issuers. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of defaults or deterioration in the credit quality of the underlying mortgage loans. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

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Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small or less developed, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting and auditing standards of foreign (non-U.S.) countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit a Portfolio’s ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by U.S. or foreign governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries, which can decrease the investment opportunities for the Portfolios subject to such limits. In addition, restrictions may be imposed after a Portfolio has invested in a jurisdiction and potentially force a Portfolio to dispose of an investment at an inopportune time or price. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by a Portfolio, particularly during periods of market turmoil and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on a Portfolio’s investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect a Portfolio’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed can vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could impact a Portfolio’s portfolio holdings by, among other things, reducing their value and/or liquidity or causing a downgrade in credit ratings. In addition, these measures could result in currency devaluation or volatility, increased market volatility, and/or economic disruptions in the securities or sanctioned country or throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent a Portfolio from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent the settlement of securities transactions and adversely impact a Portfolio's liquidity and performance and/or prevent the liquidation of a Portfolio holding sanctioned securities. The U.S. government may renegotiate some of its global trade relationships with foreign governments and may impose or threaten to impose significant tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could contribute to volatility or overall declines in the U.S. and global investment markets. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, a Portfolio will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent a Portfolio invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, inflation, custody, regulatory uncertainty, legal, political, technical, headline, reputational, and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to

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developed foreign countries. To the extent a Portfolio invests in emerging market securities or other investments that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political, social, environmental and health events affecting that region, country or group of countries. Economic, business, political or social instability may affect emerging market securities differently, and often more severely, than developed market securities. A Portfolio that focuses its investments in multiple asset classes of emerging market securities may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to a Portfolio.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments, or to obtain information needed to pursue or enforce such judgments, against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity and tradability of investments in or related to those regions. A Portfolio may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and any investing Portfolio could experience losses. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit events resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.)  currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to a Portfolio in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond a Portfolio’s control, may result in a loss in value of a Portfolio’s sovereign debt holdings.
Currency Risk
If a Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Although a Portfolio may attempt to hedge its currency exposure into the U.S. dollar, it may not be successful in reducing the effects of currency fluctuations. A Portfolio may also hedge from one foreign currency to another. In addition, a Portfolio’s use of currency hedging may not be successful and the use of such strategies may lower a Portfolio’s potential returns.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including due to changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political or geopolitical developments in the U.S. or abroad. As a result, a Portfolio’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated securities may reduce the returns of a Portfolio. Devaluation of a currency by a country’s government or banking authority can significantly impact the value of any investments denominated in that currency. A Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as by currency restrictions, exchange control regulation, or governmental restrictions that limit or otherwise delay a Portfolio’s ability to convert currencies.

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Currency risk may be particularly high to the extent that a Portfolio invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Issuer Non-Diversification Risk
Focusing investments on a small number of issuers increases risk. Each Portfolio except for the PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Long Duration Credit Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and Short-Term Investments, PIMCO Municipal, PIMCO Real Return, PIMCO Short-Term, PIMCO Short Term Floating NAV II and PIMCO U.S. Government and Short-Term Investments Portfolios, is “non-diversified.” Portfolios that are “non-diversified” may invest a greater percentage of their assets in the securities of a single issuer (such as bonds issued by a particular state) than portfolios that are “diversified.” Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.
Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. A Portfolio's use of derivatives may also create leveraging risk. A Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause a Portfolio to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause a Portfolio to be more volatile than if a Portfolio had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a Portfolio’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where a Portfolio does not hold the security or have the right to acquire it without payment of further consideration), could theoretically be subject to unlimited losses in cases where a Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent a Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed a Portfolio’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, a Portfolio may be forced to sell portfolio securities when it is not otherwise advantageous to do so. When the Portfolio reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in the Portfolio's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of the Portfolio's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities and prepayment penalties on borrowed funds. Leveraging transactions pursued by a Portfolio may increase its duration and sensitivity to various risks and interest rate environments. A Portfolio may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to a Portfolio.
Management Risk
Each Portfolio and the Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Portfolios and the Subsidiaries, as applicable. PIMCO may not consider every factor or may determine that certain factors are more significant than others. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which a Portfolio seeks to invest may not be available in the quantities desired, including in circumstances where other portfolios for which PIMCO acts as investment adviser, including portfolios with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to a Portfolio. To the extent a Portfolio employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to a Portfolio. Each Portfolio is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for a Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent a Portfolio from purchasing a security expected to appreciate in value. Please refer to “Portfolio Managers – Conflicts of Interest” in the Offering Memorandum Supplement for further information. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions,

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policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolios and the Subsidiaries, as applicable, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Portfolios and the Subsidiaries, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Portfolios’ and the Subsidiaries’, as applicable, ability to realize their investment objectives.
In addition, a Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.
AMT Bonds Risk
To the extent that a Portfolio may invest in “AMT Bonds,” which are municipal securities that pay interest that is taxable under the federal alternative minimum tax applicable to noncorporate taxpayers, such investments may expose the Portfolio to certain risks in addition to those typically associated with municipal bonds. Interest or principal on AMT Bonds paid out of current or anticipated revenues from a specific project or specific asset may be adversely impacted by declines in revenue from the project or asset. Broader economic slowdowns, reduced business activity, or regulatory changes could impair the facilities that generate the revenues supporting AMT Bonds, particularly where declines in general business activity, economic disruptions, public health emergencies, or extreme weather and disaster events could also affect the economic viability of facilities that are the sole source of revenue to support AMT Bonds. AMT Bonds may also be less liquid than other municipal securities, which could make them more difficult to sell in stressed market conditions. In addition, changes in federal tax law could alter the treatment of AMT Bonds. In this regard, AMT Bonds may entail greater risks than general obligation municipal bonds. AMT Bonds may also be less liquid than other municipal securities, which could make them more difficult to sell in stressed market conditions. In addition, changes in Federal tax law could alter the treatment of AMT Bonds. For shareholders subject to the federal alternative minimum tax, a portion of a Portfolio’s distributions may not be exempt from gross federal income, which may give rise to alternative minimum tax liability.
California State-Specific Risk
Because the PIMCO Municipal Portfolio may focus its investments in California municipal bonds, a Portfolio may be affected significantly by political, economic, regulatory, social, environmental or public health developments affecting the ability of California tax-exempt issuers to pay interest or repay principal or otherwise effecting the value of such securities. Certain issuers of California municipal bonds have experienced serious financial difficulties in the past, including credit rating downgrades, and reoccurrence of these difficulties may impair the ability of certain California issuers to pay principal or interest on their obligations. Provisions of the California Constitution and state statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California’s economy is broad, it does have major concentrations in technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries, and California’s government revenues tend to rely heavily on certain earners, and therefore are likely to be more volatile and to be adversely affected if the number of such earners (or their recognized income within a particular period of time) decreases. Future California political and economic developments, including constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives, as well as environmental events or natural disasters, including but not limited to earthquakes, wildfires, pandemics, epidemics or social or political unrest, could create a major dislocation of the California economy and significantly affect the ability of state and local governments to raise money to pay principal and interest on their municipal securities and have an adverse effect on the debt obligations of California issuers.
New York State-Specific Risk
Because the PIMCO Municipal Portfolio may focus its investments in New York Municipal bonds issued by or on behalf of the State of New York and its political subdivisions, financing authorities and their agencies a Portfolio may be affected significantly by economic, social, environmental, regulatory or political developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal or otherwise affecting the value of such securities. Certain issuers of New York Municipal bonds have experienced serious financial difficulties in the past including credit rating downgrades, and reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. Provisions of the New York Constitution and State statutes which limit the taxing and spending authority of New York governmental entities may impair the ability of New York issuers to pay principal and/or interest on their obligations, particularly given large budget deficits that have been identified and may continue. While New York’s economy is broad, it does have major concentrations in certain industries, such as financial services, and may be sensitive to economic problems affecting those industries. Future New York political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives as well as environmental events, natural disasters, pandemics, epidemics or social unrest could have an adverse effect on the debt obligations of New York issuers to pay principal or interest

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on their obligations. The economic and financial condition of New York also may be affected by various financial, social, economic, environmental, political and geopolitical factors. The financial health of New York City affects that of the State, and when New York City experiences financial difficulty it may have an adverse effect on New York Municipal bonds held by a Portfolio. The growth rate of New York has at times been somewhat slower than the nation overall.
Municipal Project-Specific Risk
The PIMCO Municipal Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. This is because the value of municipal securities can be significantly affected by the political, economic, legal, and legislative realities of the particular issuer’s locality or municipal sector events or actual or perceived changes in economic, social or public health conditions. Budgetary constraints of local, state, and federal governments upon which the issuers may be relying for funding may also impact municipal securities. In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.
Municipal securities are also subject to interest rate, credit, and liquidity risk.
Interest Rate Risk. The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.
Credit Risk. The risk that a borrower may be unable to make interest or principal payments when they are due. Portfolios that invest in municipal securities rely on the ability of the issuer to service its debt. This subjects a Portfolio to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. A Portfolio that invests in lower quality or high yield municipal securities may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.
Liquidity Risk. The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and Portfolios that primarily invest in municipal securities may find it difficult to purchase or sell such securities at opportune times. The municipal securities market can be susceptible to increases in volatility and decreases in liquidity. Liquidity can decline unpredictably in response to a variety of factors, including overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity also may be caused by a rise in interest rates (or the expectation of a rise in interest rates). Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. These adverse developments sometimes cause a Portfolio to endure higher redemption rates. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.
In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality’s ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan (OPEB) liabilities.
Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.
Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefiting from the development, which means the holder of the bond is exposed to the risk that the private issuer may default on the bond.
Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a “moral obligation” instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.
Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.
In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors relative to taxable income. Lower income tax rates potentially reduce the advantage of owning municipal securities.

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Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.
While the PIMCO Municipal Portfolio intends to acquire debt securities whose interest is exempt from regular federal income tax, there are risks that a security issued as tax-exempt may, as a result of a determination made by either the Internal Revenue Service (“IRS”) or a state tax authority, be taxable, either at issuance or as a result of a deemed reissuance. Additionally, future legislation, administrative, or common law actions could adversely impact the characterization of income derived from a tax-exempt debt security as free from federal income tax. Such a determination or action could cause interest derived from an affected debt security to become taxable, possibly retroactively, subjecting you to an increased tax liability.
Subsidiary Risk
By investing in the Subsidiary, a Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The investments held by the Subsidiary are generally similar to those that are permitted to be held by a Portfolio, and are subject to the same risks that apply to similar investments if held directly by a Portfolio. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of a Portfolio or the Subsidiary will be achieved.
The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the ”1940 Act“) and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan could result in the inability of a Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect a Portfolio. Changes in the laws of the United States and/or Japan could adversely affect the performance of a Portfolio and/or the Subsidiary and result in a Portfolio underperforming its benchmark index(es).
Investments in the Subsidiary may also expose a Portfolio to tax risks. A Portfolio’s investments in the Subsidiary can accelerate a Portfolio’s recognition of income and cause it to be treated as ordinary income, regardless of the character of the Subsidiary’s income, potentially impacting the Portfolio's tax liabilities. Further, if a net loss is realized by the Subsidiary, such loss is generally not available to offset the income earned by the Portfolio, and such loss cannot be carried forward to offset taxable income of a Portfolio or the Subsidiary in future periods. For a discussion of the tax risks associated with a Portfolio's investments in the Subsidiary, please refer to “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Short Exposure Risk
A Portfolio’s short sales and short positions, if any, are subject to special risks. A short sale involves the sale by a Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then a Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.
By investing the proceeds received from selling securities short, a Portfolio could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Portfolio’s exposure to long security positions and make any change in a Portfolio’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Portfolio employs will be successful during any period in which it is employed.
Periods of unusual or adverse market, economic, regulatory, environmental or political conditions generally may exist for as long as six months and, in some cases, much longer and during these periods, a Portfolio may not be able, fully or partially, to implement its short selling strategy. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps. Restrictions on and/or reporting requirements applicable to short selling and short positions may negatively impact and materially impair a Portfolio's ability to execute certain transactions. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to a Portfolio.
Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Portfolio’s holdings.

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Management of the Portfolios
The business affairs of the Portfolios are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Portfolios. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolios and the Portfolios' business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2026, PIMCO had approximately $2.33 trillion in assets under management, including $1.92 trillion in third-party client assets. Assets include $77.4 billion (as of March 31, 2026) in assets managed by Prime Real Estate (formerly Allianz Real Estate), an affiliate and wholly-owned subsidiary of PIMCO and PIMCO Europe GmbH, that includes PIMCO Prime Real Estate GmbH, PIMCO Prime Real Estate LLC and their subsidiaries and affiliates. PIMCO Prime Real Estate LLC investment professionals provide investment management and other services as dual personnel through Pacific Investment Management Company LLC. PIMCO Prime Real Estate GmbH operates separately from PIMCO.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolios with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Portfolios or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
Each Portfolio pays PIMCO an advisory fee in return for providing investment advisory services. Each Portfolio also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Portfolio bears other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by a Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, organizational and offering expenses of the Trust and the Portfolios and any other expenses which are capitalized in accordance with generally accepted accounting principles, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust’s Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee paid by the Portfolios. Also, under the terms of the supervision and administration agreement, PIMCO, and not Portfolio shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.
As discussed in the “Portfolio Summary-Principal Investment Strategies” section, the PIMCO International Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. The PIMCO International Portfolio Subsidiary LLC will not pay PIMCO a fee for advisory or administrative services.
The tables below show the advisory and supervisory and administrative fees for each Portfolio at an annual rate based upon the average daily net assets of a Portfolio. The Portfolios may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolios’ financial statements for information regarding the total ratio of expenses to average net assets.
The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Long Duration Credit Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and Short-Term Investments, PIMCO Municipal, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, or PIMCO U.S. Government and Short-Term Investments Portfolios:

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Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)
Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.03%	0.05%
The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO EM, Currency, and Bond Portfolio or PIMCO International Portfolios:
Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)
Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.10%	0.12%
Expense Limitation Agreement
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of each Portfolio’s supervisory and administrative fees, or reimburse the Portfolios, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit) 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Individual Portfolio Managers
The following individuals have or share  primary responsibility for managing each of the noted Portfolios.
Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO EM, Currency, and Bond Portfolio	Yacov Arnopolin	5/19
Managing Director, PIMCO. Mr. Arnopolin is an emerging markets portfolio manager and co-chair of the emerging markets portfolio committee in the New York office. Prior to joining
PIMCO in 2016, he served as a managing director overseeing emerging market fixed income portfolios at Goldman Sachs Asset Management. Previously, Mr. Arnopolin worked as a portfolio manager at Fortress Investment Group. He has investment experience since 2000 and holds a bachelor’s degree in economics from Carnegie Mellon University.

PIMCO Investment Grade Credit Bond PIMCO Long Duration Credit Bond	Amit Arora	11/25 11/25
Managing Director, PIMCO. He is a portfolio manager on the credit and liability-driven portfolio management teams. He was previously a senior member of PIMCO's global risk management team. He manages credit portfolios focusing on investment grade and long credit. Prior to joining PIMCO in 2009, he was an executive director, responsible for credit hybrids and exotics trading, at J.P. Morgan. Mr. Arora was previously with Bear Stearns as a managing director on the structured credit trading desk, responsible for credit derivative products in investment grade and high yield credits. Before joining Bear Stearns, he worked on the foreign exchange Treasury desk at Citibank. He has investment experience since 1997 and holds an MBA from NYU Stem
School of Business and a bachelor's degree in mechanical engineering from the Indian Institute of Technology (IIT Bombay). He is a Certified Financial Risk Manager (FRM).

PIMCO International	Andrew Balls	9/14
CIO Global Fixed Income and Managing Director, PIMCO. Mr. Balls is CIO Global Fixed Income
and a managing director in the London office. He oversees the firm’s European, Asia-Pacific, emerging markets and global specialist investment teams. He manages a range of global portfolios and is a member of the Investment Committee. Prior to joining PIMCO in 2006, he was an economics correspondent and columnist for the Financial Times in London, New York and Washington, DC. He has investment experience since 2000 and economics/financial markets experience and holds a bachelor's degree from Oxford and a master's degree from
Harvard University. He was a lecturer in economics at Keble College, Oxford. He is a director of
Room to Read, a nonprofit that promotes literacy and gender equality in education in low-income countries.

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Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO Low Duration PIMCO Moderate Duration	David Braun	1/15 1/15
Managing Director, PIMCO. Mr. Braun is a managing director and generalist portfolio manager in the New York office. He leads the U.S. financial institutions and stable value portfolio management team and oversees management of fixed income investment portfolios for institutional and retail clients. Prior to joining PIMCO in 2009, he was chief risk officer at
Hartford Investment Management Co., a division of The Hartford. Mr. Braun has investment, and financial services experience since 1993. He holds an undergraduate degree in mathematics from the University of Connecticut. He is also a Fellow of the Society of Actuaries and a certified
Financial Risk Manager.

PIMCO Investment Grade Credit Bond PIMCO Long Duration Credit Bond	Jelle Brons	11/25 11/25
Executive Vice President, PIMCO. Mr. Brons is a portfolio manager on the Global and
U.S. Investment Grade Credit team. Prior to joining PIMCO in 2005, Mr. Brons worked at UBS
Investment Bank in the credit fixed income department, initially in credit sales and then with the team responsible for CreditDelta, a credit market and portfolio analysis tool. He has investment experience since 2002 and holds a master's degree in actuarial science and econometrics from the University of Amsterdam and a master's degree in financial engineering and quantitative analysis from the ICMA Business School at the University of Reading. He is a Certified Financial
Risk Manager (FRM) and is a CFA charterholder.

PIMCO Municipal	Kyle Christine	08/24
Executive Vice President, PIMCO. Mr. Christine is an executive vice president and municipal bond portfolio manager in the Newport Beach office. He is a portfolio manager on PIMCO's municipal bond fund complex, including investment grade, high yield, state-specific, closed-end funds, and interval funds. He is also a member of the insurance solutions team for multi-asset insurance accounts and has previously served as a rotating member of PIMCO's Americas portfolio committee. Prior to joining PIMCO in 2017, he was an institutional high yield and taxable municipal bond trader at Morgan Stanley. He has investment and financial services experience since 2012 and holds an undergraduate degree from Union College (NY).

PIMCO U.S. Government and Short-Term Investments	Tim Crowley	6/25
Executive Vice President, PIMCO. Mr. Crowley is a portfolio manager on the U.S. rates desk in the Newport Beach office. Prior to joining PIMCO in 2008, he was a portfolio associate focusing on interest rate derivatives and volatility and an analyst in PIMCO’s trade compliance group. He has investment experience since 2008 and holds an undergraduate degree from Miami
University in Ohio.

PIMCO Mortgage and Short-Term Investments PIMCO Real Return PIMCO U.S. Government and Short-Term Investments	Mike Cudzil	1/13 6/25 2/16
Managing Director, PIMCO. Mr. Cudzil is a generalist portfolio manager based in the Newport
Beach office. He is a rotating member of the PIMCO Investment Committee and co-chair of the
Americas Portfolio Committee. As a portfolio manager across multi-sector fixed income mandates, Mr. Cudzil serves as co-lead of the liability-driven investment (LDI) portfolio management team, a senior member of the Total Return portfolio management team, and lead of the U.S. inflation portfolio management team. Prior to joining PIMCO in 2012, he worked as a managing director and head of pass-through trading at Nomura. He has investment experience since 1997 and holds a bachelor’s degree in political science from the University of
Pennsylvania.

PIMCO EM, Currency, and Bond Portfolio	Pramol Dhawan	6/19
Managing Director, PIMCO. Mr. Dhawan is a managing director who leads the emerging markets portfolio management team and serves as a permanent member of the Investment
Committee. He oversees PIMCO’s global macroeconomics team, co-chairs the Emerging
Markets Portfolio Committee, and chairs the Emerging Markets Alternatives Investment
Committee. He also manages the New York office’s portfolio management team, leads PIMCO's relationship management efforts with investment banks, and is a member of the Portfolio
Implementation Committee. Mr. Dhawan is a regular contributor to CNBC and other financial media. He was previously based in London, where he headed the Central and Eastern Europe emerging markets team. Prior to joining PIMCO in 2013, he was a managing director and head of emerging markets trading for Americas at Société Générale in New York. He was previously based in London where he headed the Central and Eastern Europe emerging markets team for the firm. Additionally, he was a management consultant at Accenture. He has investment experience since 2004 and holds an undergraduate degree in computer science and management studies from the University of Nottingham.

PIMCO High Yield and Short-Term Investments	Jason Duko	5/23
Executive Vice President, PIMCO. Mr. Duko is an executive vice president and portfolio manager in the Newport Beach office focusing on U.S. leveraged finance, including bank loans and collateralized loan obligations (CLOs), high yield, and multi-sector credit strategies. Prior to rejoining PIMCO in 2023, he was at Ares Management, where he was a partner and portfolio manager responsible for managing U.S. bank loan credit strategies. He was at PIMCO from
2011–2018, managing bank loan portfolios and responsible for secondary loan trading across all sectors. Previously, he held roles at Lord Abbett, Nomura Corporate Research and Asset
Management (NCRAM), and ING Pilgrim Research. He has investment experience since 2000 and holds an undergraduate degree in finance from Arizona State University.

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Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO High Yield and Short-Term Investments	David Forgash	2/23
Managing Director, PIMCO. Mr. Forgash is a portfolio manager in the Newport Beach office. He leads PIMCO's leveraged finance business, overseeing high yield, CLOs, and loan portfolios.
Prior to joining PIMCO in 2018, he was a senior portfolio manager at Millennium Capital
Partners, investing across European credit. Previously, he was an executive director of European credit trading at Morgan Stanley, a managing director of U.S. credit trading at Greenwich
Capital and a vice president in credit trading at Lehman Brothers. He has investment experience since 1994 and holds an MBA from the Stern School of Business at New York University. He received an undergraduate degree in economics from the University of Delaware.

PIMCO Mortgage and Short-Term Investments	Munish Gupta	8/22
Executive Vice President, PIMCO. Mr. Gupta is a portfolio manager in the Newport Beach office, focusing on agency mortgage-backed securities and structured products. Prior to joining PIMCO in 2018, he was a founding member and senior portfolio manager at Nara Capital. Previously, he was a managing director at Structured Portfolio Management (SPM) and held research and portfolio strategy positions at various buy-side firms. He has investment experience since 2006 and holds master's degrees in electrical engineering from the University of Cincinnati and in quantitative and computational finance from the Georgia Institute of Technology. He received his undergraduate degree from the Thapar Institute of Engineering and Technology in India.

PIMCO International	Sachin Gupta	9/14
Managing Director, PIMCO. Mr. Gupta is a managing director and global portfolio manager in the Newport Beach office, where he leads the global desk. He is an advisory member of the
Asia-Pacific Portfolio Committee and has previously served on the Investment Committee, the
European Portfolio Committee, and the Emerging Markets Portfolio Committee. Previously at
PIMCO, he was in the London office managing European liability-driven investment (LDI)
portfolios, and in the Singapore office on the global portfolio management team. In these roles, he has focused on investments in government bonds and foreign exchange as well as associated derivatives across global markets. Prior to joining PIMCO in 2003, he was in the fixed income and currency derivatives group at ABN AMRO Bank. He has investment experience since
1997 and holds an MBA from XLRI, India. He received an undergraduate degree from Indian
Institute of Technology, Delhi. Since 2018, he has served on the board of The Global Food
Banking Network (GFN), an international nonprofit working toward a hunger-free future in more than 30 countries. He is currently chair of the board of directors of GFN.

PIMCO Municipal	David Hammer	8/15
Managing Director, PIMCO. Mr. Hammer is a managing director in the Newport Beach office and leads municipal bond portfolio management, with oversight of the firm's municipal investment grade, high yield, taxable, and separately managed accounts. He is the lead portfolio manager on PIMCO's municipal bond fund complex, including investment grade, high yield, state-specific, closed-end funds, and interval fund. Prior to rejoining PIMCO in 2015, he was a managing director at Morgan Stanley, where he was head of municipal trading, risk management, and research. He has investment experience since 2003 and holds an undergraduate degree from Syracuse University.

PIMCO Real Return	Daniel He	12/19
Executive Vice President, PIMCO. Mr. He is a portfolio manager in the Newport Beach office. He is a member of the liquid products group specializing in real return and serves as a member of
Americas portfolio committee. Previously, he was a member of the global rates desk focusing on government bonds, foreign exchange, and interest rate derivatives. Prior to joining PIMCO in
2011, he structured and traded derivative strategies for a global macro hedge fund. He has investment experience since 2005 and holds an MBA from the University of Chicago Booth
School of Business. He also holds a master’s degree in financial engineering and an undergraduate degree in computer science from the National University of Singapore.

PIMCO Mortgage and Short-Term Investments	Daniel Hyman	1/13
Managing Director, PIMCO. Mr. Hyman is a portfolio manager and leads the agency mortgage portfolio management team in the Newport Beach office. He is also a senior portfolio manager on the StocksPLUS, Total Return, and Low Duration teams. He is the lead portfolio manager for the firm's mortgage ETF, as well as the Ginnie Mae and Mortgage Opportunities strategies and the StocksPLUS Absolute Return strategies. Mr. Hyman and team have been recognized by
Lipper for their long-term performance on both of these flagship mortgage strategies. Prior to joining PIMCO in 2008, Mr. Hyman was a vice president at Credit Suisse, where he traded agency pass-throughs. He has investment experience since 2003 and holds an undergraduate degree from Lehigh University.

PIMCO ABS and Short-Term Investments PIMCO Short-Term	Daniel J. Ivascyn	10/00* 11/06
Group Chief Investment Officer and Managing Director, PIMCO. Mr. Ivascyn is Group Chief
Investment Officer and a managing director in the Newport Beach office. He is lead portfolio manager for the firm's income, credit hedge fund, and mortgage opportunistic strategies, and is also a portfolio manager for total return strategies. He is a member of PIMCO's Executive
Committee and a member of the Investment Committee. Prior to joining PIMCO in 1998, he worked at Bear Stearns in the asset-backed securities group, as well as T. Rowe Price and
Fidelity Investments. He has investment experience since 1992 and holds an MBA in analytic finance from the University of Chicago Graduate School of Business and a bachelor's degree in economics from Occidental College.

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Offering Memorandum

Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO Long Duration Credit Bond	Mohit Mittal	11/25
CIO Core Strategies and Managing Director, PIMCO. Mr. Mittal is a member of the Investment
Committee and a portfolio manager for fixed income multi-sector portfolios across the duration and credit spectrum. As CIO Core Strategies, Mr. Mittal has leadership and oversight responsibilities for long-only strategies across PIMCO's Low and Moderate Duration, Total
Return, and Long Duration strategy suite. Morningstar named him winner of the 2020
U.S. Morningstar Award for Investing Excellence in the Rising Talent category. Mr. Mittal also serves on the board of Orangewood Foundation. He joined PIMCO in 2007 and holds an MBA from the Wharton School of the University of Pennsylvania and an undergraduate degree in computer science from Indian Institute of Technology (IIT) in Delhi, India.

PIMCO International	Lorenzo Pagani	9/14
Managing Director, PIMCO. Dr. Pagani is a managing director and portfolio manager in the
London office. He leads the European rates desk and is a member of the global bond and real return portfolio management teams, and is responsible for European and UK liability-driven investing (LDI) portfolio management. Additionally, he is a member of the European portfolio committee, the counterparty risk committee, and the best execution committee. He also serves as lead of talent management for portfolio management outside of the U.S. Dr. Pagani is also a director of PIMCO Europe Ltd. Prior to joining PIMCO in 2004, he was with the nuclear engineering department at the Massachusetts Institute of Technology (MIT) and with Procter &
Gamble in Italy. He has investment experience since 2004 and holds a Ph.D. in nuclear engineering from MIT. He graduated from the Financial Technology Option program of
MIT/Sloan Business School and holds a joint master of science degree from the Politecnico di
Milano in Italy and the Ecole Centrale de Paris in France.

PIMCO High Yield and Short-Term Investments Portfolio	Sonali Pier	2/23
Managing Director, PIMCO. Ms. Pier is a managing director and portfolio manager in the
Newport Beach office, focusing on multi-sector credit opportunities. She is a member of
PIMCO's Americas Portfolio Committee and a rotating member of the Investment Committee.
Barron's named her among the 100 Most Influential Women in U.S. Finance for 2024–2026,
and Morningstar named her winner of the 2021 U.S. Morningstar Award for Investing
Excellence in the Rising Talent category. Prior to joining PIMCO in 2013, she was a senior credit trader at J.P. Morgan, trading cash, recovery and credit default swaps across various sectors. She has investment experience since 2003 and holds an undergraduate degree in economics from
Princeton University.

PIMCO EM, Currency, and Bond Portfolio	Javier Romo	10/12
Executive Vice President, PIMCO. Mr. Romo is an executive vice president and emerging markets portfolio manager in the Newport Beach office. Mr. Romo is a founding member of PIMCO
Juntos and serves on the steering committee. He is also a standing member of the emerging markets portfolio committee (EMPC). Prior to joining PIMCO in 2011, he was a vice president in the emerging markets trading group at Citigroup, focusing on trading hard currency bonds and credit default swaps in Latin America. Mr. Romo was previously an analyst at Sandell Asset
Management in New York. He also served as vice president at Morgan Stanley, where he was a trader and a strategist for local currency, local rate and credit derivatives in emerging markets.
He has investment and financial services experience since 2002 and holds master's degrees in financial engineering from Columbia University and civil engineering from Stanford University.
He received a bachelor's degree in civil engineering from Universidad Iberoamericana in Mexico
City.

PIMCO Short-Term Floating NAV II	Jerome Schneider	3/10
Managing Director, PIMCO. Mr. Schneider is a managing director in the Newport Beach office and leader of short-term portfolio management and funding. In 2026, Morningstar named him
Outstanding Fixed Income Portfolio Manager, and he was also named Fixed Income Fund
Manager of the Year (U.S.) for 2015. Prior to joining PIMCO in 2008, Mr. Schneider was a senior managing director with Bear Stearns. There he most recently specialized in credit and mortgage-related funding transactions and helped develop one of the first “repo” conduit financing companies. Additionally, during his tenure at Bear Stearns he held various positions on the municipal and fixed income derivatives trading desks. He has investment experience since 1995 and holds an undergraduate degree in economics and international relations from the University of Pennsylvania and an MBA from the Stern School of Business at New York
University.

*
Inception of the Portfolio.
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers' compensation and the portfolio managers' ownership of shares of the Portfolios.
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory contract for the Portfolios is available in the Portfolios' reports filed on Form N-CSR for the fiscal half-year ended September 30, 2025.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Portfolios. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Portfolios' Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory

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filings from or on behalf of the Trust or the Portfolios create a contract between or among any shareholder of the Portfolios, on the one hand, and the Trust, the Portfolios, a service provider to the Trust or the Portfolios, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum Supplement with respect to the Portfolios or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or the Portfolios are a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to the Portfolios, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Portfolios' then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.
Purchases, Redemptions and Exchanges
Purchasing Shares
Shares of the Portfolios are restricted securities and are issued only in private placement transactions in accordance with Regulation D, or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Portfolios are offered only to the clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other funds, who are “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. Shares may be offered to PIMCO and its affiliates, and to the benefit plans of PIMCO and its affiliates. Shares of the Portfolios may be purchased at the relevant NAV without a sales charge or other fee. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
PIMCO, acting as agent for its clients, will effect all purchases of shares of the Portfolios for those clients
■
Timing of Purchase Orders and Share Price Calculations. With respect to each Portfolio other than the PIMCO Short-Term Floating NAV Portfolio II, under normal circumstances, a purchase order received by the Trust or its designee prior to the scheduled close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. With respect to the PIMCO Short-Term Floating NAV Portfolio II, under normal circumstances, a purchase order received by the Trust or its designee prior to 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time), on a day the Trust is open for business, will be effected at that day’s NAV. With respect to the PIMCO Short-Term Floating NAV Portfolio II, an order received after 3:00 p.m. Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time) will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Portfolio’s NAV, as of the normally scheduled close of regular trading on the NYSE or such other time that a Portfolio may determine in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.
■
Verification of Identity and Compliance with Economic Sanctions and Anti-Money Laundering Laws. To help the federal government combat the funding of terrorism and money laundering activities, federal law generally requires all financial institutions to obtain, verify and record information that identifies each person, or the control person(s) and/or beneficial owners of legal entity customers, that opens a new account, and to determine whether such person’s name, or the names of such control person(s) and/or beneficial owners of legal entity customers, appears on government lists of known or suspected terrorists and terrorist organizations. As a result, unless there is an applicable exception or exemption, a Portfolio must obtain the following information for each person, or the control person(s) and/or beneficial owners of legal entity customers, that opens a new account.
1. Name;
2. Date of birth (for individuals);
3. Residential or business street address; and
4. Social security number, taxpayer identification number, or other identifying number.

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Federal law prohibits the Portfolios and other financial institutions from opening a new account unless they receive the minimum identifying information listed above, unless there is an applicable exception or exemption.
Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, and a Portfolio or its affiliates or agents may request information about the investor’s source of funds and source of wealth before permitting investment in the Portfolio.
After an account is opened, a Portfolio may restrict your ability to purchase additional shares until your identity is verified and all other requested information is provided to the Portfolio’s satisfaction. A Portfolio also may close or freeze your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time at any point in the lifecycle of the account.
The Portfolios and their affiliates are subject to various anti-money laundering laws in addition to those set forth above, as well as laws that restrict them from dealing with entities, individuals, organizations and/or investments that are subject to applicable sanctions regimes. Compliance with applicable economic sanctions, anti-money laundering, and anti-terrorist financing laws also may cause PIMCO to block, freeze or (in some cases) reject or liquidate an account if, for example, PIMCO is unable to obtain from an investor information it requires to satisfy its anti-money laundering or economic sanctions compliance obligations, or that the investor’s funds derive from, such activity or sanctioned persons. Such actions may have adverse effects on a Portfolio or its investors. Each investor acknowledges that (i) if the Portfolios or their affiliates or agents reasonably believes that such investor (or any of its underlying beneficial owners) is the subject or target of relevant economic or trade sanctions program or has used proceeds of crime to fund their investment, or (ii) if otherwise required by applicable law or regulation, the Portfolios or their affiliates or agents may, in their sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulations, including but not limited to freezing, segregating or redeeming such investor's subscription in the Portfolios and/or making disclosures to appropriate regulators. In this event, the affected investor shall have no claim against the Portfolios or any of its affiliates or agents, for any form of damages that result from any of the aforementioned actions.
■
Other Purchase Information. Purchases of a Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.
The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for other reasons such as compliance with anti-money laundering, anti-terrorism or sanctions obligations and requirements.
Shares of the Portfolios are not registered or qualified for sale in the states. Shares of the Portfolios may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in the investor’s state of residence.
Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by a Portfolio (consistent with a Portfolio’s investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Portfolio policy. These transactions will be effected only if PIMCO intends to retain the security in a Portfolio as an investment. Assets purchased by a Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing a Portfolio’s shares, if such assets were included in a Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.
In the interest of economy and convenience, certificates for shares will not be issued.
Redeeming Shares
As stated above, the Portfolios’ shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolios may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for its private account clients, will effect all redemptions of shares of the Portfolios.
■
Timing of Redemption Requests and Share Price Calculations. With respect to each Portfolio other than the PIMCO Short-Term Floating NAV Portfolio II, under normal circumstances, a redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. With respect to the PIMCO Short-Term Floating NAV Portfolio II, under normal circumstances, a redemption request received by the Trust or its designee prior to 3:00 p.m., Eastern time (or the NYSE Close, if earlier than

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3:00 p.m., Eastern time), on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Portfolio name.
■
Redeeming Shares - Additional Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of each Portfolio solely in cash up to the lesser of $250,000 or 1% of a Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash, which may be in the form of a pro-rata slice of a Portfolio’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

In order to meet redemption requests, the Portfolios typically expect to use a combination of sales of portfolio assets, holdings of cash and cash equivalents (including cash flows into the Portfolios) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Portfolios reserve the right to use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Portfolios' use of redemptions in kind is discussed above.
Exchange Privilege
Exchanges of shares of a Portfolio for shares of any other Portfolio will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios. Shares may only be exchanged with respect to Portfolios that are registered in an investor’s state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.”
To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolios and their shareholders. However, because only PIMCO is permitted to purchase and redeem a Portfolio’s shares the risk of market timing activity in the Portfolios is negligible.
Information Regarding State Escheatment Laws
Portfolio accounts can be considered abandoned property. States increasingly are looking at inactive accounts as possible abandoned or unclaimed property. Under certain circumstances, a Portfolio (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. A Portfolio will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a portfolio account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted a portfolio for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction.

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The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in a Portfolio.
How Portfolio Shares are Priced
The price of a Portfolio’s shares is based on a Portfolio’s NAV. The NAV of a Portfolio’s shares is determined by dividing the total value of a Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.
With respect to each Portfolio other than the PIMCO Short-Term Floating NAV Portfolio II, portfolio shares are ordinarily valued as of the NYSE Close on each day that the NYSE is open. With respect to the PIMCO Short-Term Floating NAV Portfolio II, portfolio shares are ordinarily valued as of 3:00 p.m., Eastern time, on each day that the NYSE is open. Information that becomes known to the Portfolios or their agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, each Portfolio reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. Each Portfolio generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, each Portfolio reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Portfolio may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Portfolio can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Portfolios will normally use pricing data for domestic equity securities received shortly after the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close) and do not normally take into account trading, clearances or settlements that take place after the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close). A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close) if the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close) occurs before the end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designated PIMCO as the valuation designee (“Valuation Designee”) for each Portfolio to perform the fair value determination relating to all Portfolio investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Portfolio investments. The Valuation Designee may value portfolio securities for which market quotations are not readily available and other Portfolio assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”). Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of a Portfolio’s assets that are invested in one or more open-end management investment companies, a Portfolio’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close), the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, a Portfolio may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the

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NYSE Close). A Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close (or, in the case of the PIMCO Short-Term Floating NAV Portfolio II, the earlier of 3:00 p.m. Eastern time and the NYSE Close) may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in a Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of a Portfolio's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that a Portfolio holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in a Portfolio’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of a Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that a Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Portfolio may differ from the value that would be realized if the securities were sold.
Portfolio Distributions
Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. Each Portfolio, except the PIMCO Short-Term Floating NAV Portfolio II, intends to declare and pay income dividends quarterly to shareholders of record. The PIMCO Short-Term Floating NAV Portfolio II intends to declare income dividends daily and distribute them monthly to shareholders of record.
In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.
A Portfolio’s dividend and capital gain distributions will automatically be reinvested (net of any applicable withholding tax) in additional shares of a Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.
Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in any Portfolio. Non-U.S. shareholders should also consider the tax consequences imposed by their domicile’s tax revenue authority.
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Portfolio Distributions.  Each Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of a Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.
Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolios, it is not anticipated that a significant portion of the dividends paid by the Portfolios will be eligible to be reported as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long a Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Portfolio owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains or exempt interest dividends. If a Portfolio reports a dividend as a capital gains distribution (typically from gains from investments that a Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of a Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.

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The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by a Portfolio prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Portfolio’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or a Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct a Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed a Portfolio that it is a C corporation in its Account Application or by written instruction, a Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales, Exchanges and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Portfolio for shares of another Portfolio, the transaction will be treated as a sale of the exchanged Portfolio shares, and any gain on those shares will generally be subject to U.S. federal income tax.
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Returns of Capital. If a Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in a Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolios and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
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Backup Withholding. Each Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide a Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.
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Foreign Withholding Taxes. A Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, a Portfolio’s total return on those securities would be decreased. Each Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Portfolio’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign governments, or if at least 50% of the value of a Portfolio’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, such Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases a Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from a Portfolio. Additionally a Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable a Portfolio to determine whether withholding is required.

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A Note on the PIMCO Municipal Portfolio. Dividends paid to shareholders of a Portfolio are expected to be reported by a Portfolio as “exempt-interest dividends” to the extent that such dividends are derived from municipal bond interest and shareholders may generally exclude such dividends from gross income for federal income tax purposes. The federal tax exemption for “exempt-interest dividends” from municipal bonds does not necessarily result in the exemption of such dividends from state and local taxes. A Portfolio may invest a portion of its assets in securities that generate income that is not exempt from federal or state income tax. Dividends derived from taxable interest or capital gains will be subject to federal income tax and will be subject to state tax in most states. The payment of a portion of a Portfolio’s dividends as dividends exempt from federal income tax will not provide additional tax benefits to investors in tax-sheltered retirement plans or individuals not subject to federal income tax.
Investment Restrictions
Fundamental Investment Restrictions
Each Portfolio’s investment objective, except PIMCO Long Duration Credit Bond Portfolio, PIMCO Low Duration Portfolio and PIMCO Moderate Duration Portfolio, as set forth in the “Investment Objective” section, together with the investment restrictions set forth below, are fundamental policies of the Portfolios and may not be changed with respect to a Portfolio without shareholder approval by vote of a majority of the outstanding shares of that Portfolio. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
(1)
A Portfolio (except, to the extent described below, the PIMCO ABS and Short-Term Investments Portfolio and PIMCO Short-Term Portfolio) may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. Each of the PIMCO ABS and Short-Term Investments Portfolio and PIMCO Short-Term Portfolio will normally concentrate its investments in mortgage-related assets issued or guaranteed by government agencies or other governmental entities or by private originators or issuers, which for purposes of this investment restriction, each of the PIMCO ABS and Short-Term Investments Portfolio and PIMCO Short-Term Portfolio treats collectively as an industry or group of related industries;
(2)
The PIMCO ABS and Short-Term Investments Portfolio, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Long Duration Credit Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and Short-Term Investments, PIMCO Municipal, PIMCO Real Return, PIMCO Short-Term, Short Term Floating NAV II, and PIMCO U.S. Government and Short-Term Investments Portfolios, may not, with respect to 75% of its assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of a Portfolio’s assets would be invested in the securities of that issuer, or (ii) a Portfolio would hold more than 10% of the outstanding voting securities of that issuer;
(3)
A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
(4)
A Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit a Portfolio, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;
(5)
A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
(6)
A Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
(7)
A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
(8)
The PIMCO Municipal Portfolio will invest, under normal circumstances, at least 80% of its assets in investments the income of which is exempt from federal income tax.
Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objectives and Strategies” section and whose shares may be offered to other parties as well as a Portfolio.
The Portfolios interpret their policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed

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securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolios’ industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolios’ industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
A Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of a Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.
Non-Fundamental Investment Restrictions
Each Portfolio is also subject to the following non-fundamental investment restrictions and policies (which may be changed without shareholder approval) relating to the investment of its assets and activities.
(1)
A Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 under the 1940 Act and a Portfolio’s procedures adopted thereunder; and
(2)
A Portfolio may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate securities, except that the PIMCO ABS and Short-Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest up to 5% of their total assets in such securities.
In addition, the Trust has adopted the following non-fundamental investment policies that may be changed on 60 days’ notice to shareholders:
(1)
The PIMCO U.S. Government and Short-Term Investments Portfolio will invest, under normal circumstances, at least 80% of its assets in U.S. Government investments and short-term investments.
(2)
The PIMCO Mortgage and Short-Term Investments Portfolio will invest, under normal circumstances, at least 80% of its assets in mortgage investments and short-term investments.
(3)
The PIMCO ABS and Short-Term Investments Portfolio will invest, under normal circumstances, at least 80% of its assets in asset-backed investments and short-term investments.
(4)
The PIMCO Investment Grade Credit Bond Portfolio will invest, under normal circumstances, at least 80% of its assets in investment grade fixed income investments.
(5)
The PIMCO High Yield and Short-Term Investments Portfolio will invest, under normal circumstances, at least 80% of its assets in high yield investments and short-term investments.
(6)
The PIMCO EM, Currency, and Bond Portfolio will invest, under normal circumstances, at least 80% of its assets in a combination of (i) a portfolio of instruments that are tied economically to “emerging market” countries, (ii) currencies and (iii) Fixed Income Instrument investments.
(7)
The PIMCO Long Duration Credit Bond Portfolio will invest, under normal circumstances, at least 80% of its assets in Fixed Income Instruments.
For purposes of these policies, the term “assets” as defined in Rule 35d-1 under the 1940 Act, means net assets plus the amount of any borrowings for investment purposes. In addition, for purposes of these policies, investments may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. Further, for purposes of the investment policy adopted pursuant to Rule 35d-1 under the 1940 Act for Non-fundamental Investment Policy 5 above, the PIMCO High Yield and Short-Term Investments Portfolio will include securities comprising its benchmark index as “high yield investments” even if the highest rating of the security is an investment grade rating. For purposes of other investment policies and restrictions, the Portfolios may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating denominator for compliance with a particular policy or restriction). For example, a Portfolio may value credit default swaps at full exposure value for purposes of a Portfolio’s credit quality guidelines because such value reflects a Portfolio’s actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether a Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

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Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for a Portfolio and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including a Portfolio). Some securities considered for investments by the Portfolios also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among a Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolios, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
Where applicable, PIMCO considers relevant ESG factors in its investment research process with the goal of enhancing risk-adjusted returns. Integrating relevant factors into the evaluation process does not mean that ESG related information is the sole or primary consideration for an investment decision. PIMCO’s portfolio managers and analyst teams consider a variety of factors including the materiality of those factors to make investment decisions. Where material, ESG factors can be important considerations when evaluating long-term investment opportunities and risks for asset classes, where applicable. The materiality of ESG considerations to investment decisions typically varies across asset classes, strategies, products and valuations.
PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
PIMCO may aggregate orders for a Portfolio with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to a Portfolio and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by a portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
In some cases, PIMCO may sell a security on behalf of a client, including the Portfolios, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolios, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by a Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.
PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the Portfolios and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer

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involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Portfolios from year-to-year may be attributable to changes in the asset size of the Portfolios, the volume of portfolio transactions effected by the Portfolios, the types of instruments in which the Portfolios invests or the rates negotiated by PIMCO on behalf of the Portfolios.
PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios' accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities, options and futures for the account of the Portfolios, PIMCO will seek the best execution for the Portfolios' orders. In doing so, the Portfolios may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of portfolios managed by PIMCO to execute transactions for the Portfolios, PIMCO will not consider the sale of portfolio shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Portfolios' portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolios. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various clients (including the Portfolios), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time a Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to the restrictions on portfolio turnover. When a portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of a Portfolio’s portfolio) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by a Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect a Portfolio’s performance.
The portfolio turnover rate of a Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by a Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.

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Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Portfolios described under “Portfolio Summaries” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any fund, investors in the Portfolios rely on the professional investment judgment and skill of PIMCO and the portfolio managers. The investments made by the Portfolios at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolios. Accordingly, the performance of the Portfolios can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios. Because the PIMCO International Portfolio. may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Portfolio may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as a Portfolio. A Portfolio and its Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.
Investors should be aware that the investments made by a Portfolio and the results achieved by a Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Portfolio when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds.
Significant shareholder purchases and redemptions could be driven by a variety of circumstances, such as changing market and economic conditions, and asset allocations or other decisions by PIMCO. Such transactions may adversely impact a Portfolio’s portfolio management. For example, the Portfolio may be forced to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or hold a comparatively large portion of its portfolio in cash due to significant shareholder purchases, in each case when a Portfolio otherwise would not seek to do so. These shareholder transactions may cause the Portfolios to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase a Portfolio’s transaction costs, accelerate the realization of taxable income if such sales of investments resulted in gains cause a Portfolio to make taxable distributions to its non-redeeming shareholders to a greater extent than the Portfolio otherwise would have, or otherwise cause a Portfolio to perform differently than intended. Similarly, significant shareholder purchases may adversely affect a Portfolio’s performance to the extent a Portfolio is delayed in investing new cash and, as a result, holds a proportionally larger cash position than under ordinary circumstances. While such risks may apply to portfolios of any size, these risks are heightened in portfolios with fewer assets under management. In addition, new portfolios may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.
More generally, the Portfolios may be adversely affected when a large shareholder purchases or redeems large amounts of shares, which can occur at any time and may impact a Portfolio in the same manner as a high volume of purchase or redemption requests. These large shareholders include, but are not limited to, other funds, institutional investors, and asset allocators who make investment decisions on behalf of underlying clients. Large shareholder transactions may cause a Portfolio to make investment decisions at inopportune times or prices or miss attractive investment opportunities. In addition, such transactions may also cause the Portfolios to sell certain assets in order to meet purchase or redemption requests, which could indirectly affect the liquidity of a Portfolio’s portfolio. Such transactions may also increase a Portfolio’s transaction costs, decrease economies of scale, accelerate the realization of taxable income, or otherwise cause a Portfolio to perform differently than intended. While large shareholder transactions may be more frequent under certain circumstances, the Portfolios are generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Portfolio shares at any time. Moreover, the Portfolios are subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Portfolios.
Investment Selection
Certain Portfolios in this Offering Memorandum seek maximum total return. The total return sought by a Portfolio consists of both income earned on a Portfolio’s investments and capital appreciation, if any, arising from increases in the market value of a Portfolio’s holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates, foreign currency appreciation, or improving credit fundamentals for a particular market sector or security.
In selecting investments for a Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy, analyzes credit and call risks, and uses other investment selection techniques. The proportion of a Portfolio’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other

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countries in the world, the financial markets and other factors. In selecting investments for a Portfolio, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which are subject to change over time without notice in PIMCO's discretion. The proprietary quantitative models used by PIMCO may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data inputs, any of which may result in a decline in the value of an investment in a Portfolio. There is no guarantee that PIMCO's use of a proprietary quantitative model will produce the desired result.
The following Portfolios are typically utilized as complementary parts of an asset allocation strategy within the overall PIMCO private account management program, and each seeks to provide core exposure to the particular asset class(es) described in its respective principal investment strategies section of the Offering Memorandum: PIMCO EM, Currency, and Bond Portfolio, PIMCO High Yield and Short-Term Investments Portfolio, PIMCO International Portfolio, PIMCO Investment Grade Credit Bond Portfolio, PIMCO Mortgage and Short-Term Investments Portfolio, PIMCO Municipal Portfolio, PIMCO Real Return Portfolio and PIMCO U.S. Government and Short-Term Investments Portfolio. This means that the approach to asset class exposure sought by the foregoing Portfolios is intended to align with that of a core strategy and may differ from the approach to asset class exposure of other Portfolios or investment funds managed by PIMCO that seek broader exposure to the same or similar asset class(es).
With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this offering memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;
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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loans, including participations in and assignments thereof;
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delayed draw and delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
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obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government- sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Portfolios, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments. “Bond” as used in the PIMCO EM, Currency, and Bond Portfolio's name refers to “Fixed Income Instruments.” “Credit Bond” as used in the PIMCO Investment Grade Credit Bond Portfolio's and PIMCO Long Duration Credit Bond Portfolio's names refers to “Fixed Income Instruments.”
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an

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interest rate is reset (in the case of variable-rate securities). Except with respect to the PIMCO Low Duration Portfolio and the PIMCO Moderate Duration Portfolio, PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party. Short-term investments include debt instruments with 3 or fewer years remaining to maturity or weighted average life of less than 3 years; futures and options with 3 or fewer years remaining to expiration; swaps on instruments with 3 or fewer years remaining to maturity; and holdings of PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short Asset Portfolio. For purposes of the PIMCO ABS and Short-Term Investments Portfolio's non-fundamental investment policy regarding investments in asset-backed investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements. For purposes of the PIMCO High Yield and Short-Term Investments Portfolio's non-fundamental investment policy regarding investments in high yield investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements. For purposes of PIMCO Mortgage and Short-Term Investments Portfolio's non-fundamental investment policy regarding investments in mortgage investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements. For purposes of PIMCO U.S. Government and Short-Term Investments Portfolio's non-fundamental investment policy regarding investments in U.S. Government investments and short-term investments, “short-term investments” does not include reverse repurchase agreements or securities held as collateral in securities lending arrangements.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of a Portfolio’s shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities. The U.S. Government Securities in which a Portfolio may invest may pay fixed, floating, variable or adjustable interest rates.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.
Municipal Bonds
Municipal Bonds are debt securities whose interest is, in the opinion of bond counsel for the issuer at the time of issuance, exempt from U.S. federal income tax. Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect a Portfolio and its shareholders, including its ability to distribute exempt-interest dividends. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets, which may adversely affect the ability of a Portfolio to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher-quality Municipal Bonds. Municipal Bonds may also have exposure to potential physical risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if they materialize, can adversely impact a municipal issuer’s financial plans in current or future years including, for example, the physical impairment of a facility or other source generating revenues backing a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of a Portfolio’s Municipal Bond investments. The types of Municipal Bonds in which a Portfolio may invest

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include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, loans, mortgages, pre-refunded and escrowed to maturity Municipal Bonds and other debt instruments and pools of any of the foregoing. A Portfolio may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. A Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded Municipal Bonds held by a Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
Certain Portfolios may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that a Portfolio investing in a tender option bond program will not be considered the owner of a tender option bond for U.S. federal income tax purposes, and thus will not be entitled to treat such interest as exempt from U.S. federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.
A Portfolio’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond a Portfolio’s control, which could require the Portfolio to dispose of portfolio investments at inopportune times and prices. A Portfolio may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Portfolio will be subject to leverage risk. The use of tender option bonds typically will impact a Portfolio’s duration and cause the Portfolio to be subject to increased duration and interest rate risk.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized.
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. A to-be-announced (“TBA”) transaction is a method of trading mortgage-backed securities. In a TBA transaction, the buyer and seller agree upon general trade parameters such as issuer, maturity, coupon, face value, price and the settlement date. The actual pools delivered generally are determined two days prior to the settlement date.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.
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Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal

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payments are made later than expected, a Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. A Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities except that the PIMCO ABS and Short-Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest up to 5% of their total assets in such securities.
Certain Portfolios may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
A Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Certain Portfolios may invest in other asset-backed securities that have been offered to investors.
Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency and default similar to those present in mortgage loans. Consumer loans may be backed by collateral (as in automobile loans) or they may be unsecured. Moreover, Congress, regulators such as the Consumer Financial Protection Bureau and the individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter timing and amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

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Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
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Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government, agency or government-sponsored entity guarantees of payments in such pools. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of defaults or deterioration in the credit quality of the underlying mortgage loans. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Loan Participations and Assignments
Each Portfolio (except the PIMCO Municipal Portfolio) may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and a Portfolio could become part owner of any collateral if a loan is foreclosed, subjecting the Portfolio to costs associated with owning and disposing of the collateral. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
Reinvestment risk is the risk that the returns of a Portfolio will decline during periods of falling interest rates because a Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below a Portfolio’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing a Portfolio to invest in lower-yielding securities. A Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification because a Portfolio’s portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Portfolio from its investments is likely to have an adverse effect on a Portfolio’s NAV, yield and total return.
Focused Investment
To the extent that a Portfolio focuses its investments in a particular sector, a Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; contagion risk within a particular industry or sector; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject a Portfolio to greater risk. A Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.

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Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Bank Capital Securities and Trust Preferred Securities
There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.
Trust preferred securities have the characteristics of both subordinated debt and preferred securities. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings.
High Yield Securities
High yield investments include securities rated below investment grade by each of Moody's Ratings (“Moody's”), Standard & Poor's Rating Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) that provides a rating on such investment, or if unrated, determined by PIMCO to be of comparable quality. Investment grade investments include securities rated Baa or higher by Moody's, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality.
Securities rated lower than Baa by Moody’s, or equivalently rated by S&P or Fitch, are sometimes referred to as “high yield securities” or “junk bonds.” Issuers of these securities may be distressed and undergoing restructuring, bankruptcy or other proceedings in an attempt to avoid insolvency. Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities and distressed companies typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities and debt securities of distressed companies may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Portfolio may lose its entire investment. Certain Portfolios may invest in securities that are in default with respect to the payment of interest or repayment of principal, or present an imminent risk of default with respect to such payments.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which a Portfolio may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Further, for purposes of the investment policy adopted pursuant to Rule 35d-1 under the 1940 Act, the PIMCO High Yield and Short-Term Investments Portfolio will include securities comprising its benchmark index (ICE BofAML U.S. High Yield, BB-B Rated Index) as “high yield investments” even if the highest rating of the security is an investment grade rating.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. A Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate

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securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolios will participate in any declines in interest rates as well. The PIMCO ABS and Short-Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The PIMCO ABS and Short-Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest up to 5% of their total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities. Additionally, a Portfolio may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market.
Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
The Portfolios may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, a Portfolio may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. A Portfolio may also have exposure to reinsurance contracts. This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to a Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposures may also expose a Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Insurance-Linked and Other Instruments
Each Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). A Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. A Portfolio may also invest in

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insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose a Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. A Portfolio may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to a Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by a Portfolio may result in substantial losses to a Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on a Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of a Portfolio's investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. A Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by a Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. A Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible and Equity Securities
Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company’s directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer’s industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.
While the Portfolios intend to invest primarily in fixed income securities, each  Portfolio may invest in convertible securities and equity securities, as well as securities related to equities. Equity related securities include securities having an equity component (e.g., hybrids, bank capital) and equity derivatives. Convertible securities are generally preferred securities and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may

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not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Portfolio may be forced to convert a security before it would otherwise choose, which may have an adverse effect on a Portfolio’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. A Portfolio may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Preferred and other senior securities generally entitle the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. In addition, preferred and other senior securities often have special redemption rights allowing issuers to redeem such securities at par earlier than scheduled. If these rights are exercised, a Portfolio may have to reinvest proceeds in less attractive securities.
Among other risks described in this Offering Memorandum, the following issues are particularly associated with investments in preferred and other senior securities.
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Deferral and Omission of Distributions. Preferred and other senior securities may include features permitting or requiring the issuer to defer or omit distributions. Among other things, such deferral or omission may result in adverse tax consequences for a Portfolio.
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Limited Voting Rights. Preferred and other senior securities generally do not have voting rights with respect to the issuer unless dividends have been in arrears for certain specified periods of time.
In the future, preferred or other senior securities may be offered with features different from those described above, and as such, may entail different risks. Over longer periods of time, certain types of preferred or other senior securities may become more scarce or less liquid as a result of legislative changes. Such events may result in losses to a Portfolio as the prices of securities it holds may be negatively affected. Revisions to bank capital requirements by international regulatory bodies, to the extent they are adopted in the United States, may also negatively impact the market for certain preferred or senior securities.
While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, subject to its applicable investment restrictions, a Portfolio may consider convertible securities or equity securities to gain exposure to such investments. At times, in connection with the restructuring of a preferred security or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Portfolio may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred security or Fixed Income Instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by a Portfolio at any given time upon sale thereof, a Portfolio may determine to hold such securities in its portfolio. Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably.
Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services.
Foreign (Non-U.S.) Securities
Each Portfolio may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A Portfolio’s investments in foreign (non-U.S.)  securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered

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economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), instruments or securities that are issued by foreign governments, or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolios, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruptions; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
Certain Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.
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Emerging Market Securities. Certain Portfolios may invest  in securities and instruments that are economically tied to developing (or “emerging market”) countries. Each Portfolio is subject to the limitation on investment in emerging market securities noted in a Portfolio’s Portfolio Summary. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or

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instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; and future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments by a Portfolio in these currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; unreliable financial information regarding companies that are small and/or newly organized; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. Emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security. Custody services in many emerging market countries remain undeveloped. A Portfolio may be investing in emerging market countries where the current law and market practice carry fewer safeguards than in more developed markets, including the protection of client securities against claims from general creditors in the event of the insolvency of an agent selected to hold securities on behalf of a Portfolio, and a Portfolio's custodian and PIMCO have assumed no liability for losses resulting from a Portfolio acting in accordance with such practice.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which a Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolios, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
For purposes of the PIMCO EM, Currency, and Bond Portfolio's non-fundamental investment policy regarding investments in (i) instruments economically tied to ”emerging market“ countries, (ii) currencies and (iii) Fixed Income Instrument investments, ”currencies“ refers to foreign currencies held on a spot (cash) basis, forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and futures.
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Foreign Currency Transactions. Portfolios that invest in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the

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contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of a Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. A Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. To the extent foreign exchange transactions for a Portfolio are directed to the Portfolio’s custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies. A Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has at times created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of a Portfolio’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, a Portfolio’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of.
A Portfolio may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if a Portfolio earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw a Portfolio’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Repurchase Agreements
Each Portfolio may enter into repurchase agreements, in which a Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at a Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, a Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for a Portfolio.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
Each Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to a Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by a Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Portfolio.
Each Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to one-third of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. A Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of a Portfolio’s total assets. In addition, a Portfolio may borrow certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
A Portfolio may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies. Additionally, a Portfolio may invest in futures and other derivatives that provide relevant exposures, including for equitization and hedging purposes.  Derivative instruments used by a Portfolio are expected to be counted towards the Portfolio's 80% policy, as applicable, to the extent they provide investment exposure to investments within that policy or to one or more of the market risk factors associated with investments included in that policy.  Investments in derivatives may take the form of buying and/or writing (selling) derivatives.

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Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). A Portfolio may invest some or all of its assets in derivative instruments, subject to the Portfolio’s objective and policies. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Portfolio will succeed. A description of these and other derivative instruments that a Portfolio may use are described under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
A Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Portfolio. For example, a small investment in a derivative instrument may have a significant impact on a Portfolio’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. A Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by a Portfolio.
CPI Swap.  A CPI swap is a fixed maturity, OTC derivative in which the investor receives the “realized” rate of inflation as measured by the Consumer Price Index for All Urban Consumers (“CPI”) over the life of the swap. The investor in turn pays a fixed annualized rate over the life of the swap. This fixed rate is often referred to as the “breakeven inflation” rate and is generally representative of the difference between treasury yields and TIPS yields of similar maturities at the initiation of the swap. CPI swaps are typically in “bullet” format, where all cash flows are exchanged at maturity. In addition to counterparty risk, CPI swaps are also subject to inflation risk, where the swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if a Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Portfolio Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that a Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by a Portfolio may increase its duration and sensitivity to interest rate changes and other market risks.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.
Correlation Risk.  In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon

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which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In this regard, the Portfolios offered in this Offering Memorandum may seek to achieve their investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of these Portfolios are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent a Portfolio, or derivatives or other strategies used by a Portfolio, from achieving a desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a Portfolio and the determination of the NAV of Portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a Portfolio invests; (iv) a Portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a Portfolio (due to share purchases or redemptions, for example), potentially resulting in the Portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Portfolio’s derivative transactions, or impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance.
Other risks in using derivatives include the risk of mispricing and/or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, a Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.
Operational and Legal Risks.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
Investments in a Wholly Owned Subsidiary
It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the  PIMCO International Portfolio may purchase these debt instruments directly, a Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that a Portfolio invests in the Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this Offering Memorandum.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan could result in the inability of a Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States and/or Japan could adversely affect the performance of a Portfolio and/or its Subsidiary and result in the Portfolio underperforming its benchmark index(es).

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Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by a Portfolio from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Real Estate Investment Trusts (REITs)
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. Therefore, REITs tend to pay higher dividends than other issuers.
An investment in a REIT, or in a real-estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include a possible decline in the value of (or income generated by) the real estate, variations in rental income, fluctuations in occupancy levels, changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive, loss to casualty or condemnation, and changes in local and general economic conditions. Additionally, an investment in REITs, and investing in the real estate market generally, is subject to risks related to supply and demand, including reduced demand for properties or real estate-related services, reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all. Additional risks include changes in interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Real estate securities may have limited diversification and, therefore, tend to be subject to risks inherent in operating and financing a limited number of projects. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for tax-free distribution of income. REITs are also subject to default by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Delayed Funding Loans and Revolving Credit Facilities
Each Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each Portfolio may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that a Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase a Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made. When a Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, a Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.

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Investment in Other Investment Companies
Except as described below, each Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the  PIMCO International Portfolio’s investment in the Subsidiary. The Portfolios may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Portfolios may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Portfolio pays its service providers. To the extent a Portfolio invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Each Portfolio may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments. The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.
Participation in a cash sweep program where a Portfolio’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects a Portfolio to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. As a shareholder of a money market fund or cash management pooled investment vehicle, a Portfolio would indirectly bear the fees and expenses of the underlying fund or account which are in addition to the fees the Portfolio pays its service providers.
Subject to the restrictions and limitations of the 1940 Act, and the rules and regulations thereunder and any exemptive relief therefrom, each Portfolio may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as a Portfolio.
SEC regulations concerning investments by registered investment companies in the securities of other registered investment companies could affect a Portfolio's ability to utilize the Central Funds. This could adversely impact a Portfolio's investment strategies and operations. The “Investment Objectives and Policies - Regulatory Risk” section in the Offering Memorandum Supplement discusses these changes in further detail.
Short Sales
Each Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to a Portfolio. A short sale is “against the box” to the extent that a Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. A Portfolio may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, a Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
Each Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid (i.e., classified by a Portfolio in a liquidity category other than “illiquid” pursuant to a Portfolio’s liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objectives and Policies” in the Offering Memorandum Supplement.

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Loans of Portfolio Securities
For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for details. When a Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and a Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan, which may be an affiliate of a Portfolio. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Portfolio bears the risk of such investments.
Temporary Defensive Positions
For temporary defensive purposes, each Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities, in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When a Portfolio engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of a Portfolio’s total net assets may be uninvested. In such cases, Portfolio assets will be held in cash in a Portfolio’s custody account. Cash assets are generally not income-generating and would impact a Portfolio’s performance.
Changes in Investment Objectives and Policies
The investment objective of each Portfolio except the PIMCO Long Duration Credit Bond Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio and PIMCO Short-Term Floating NAV Portfolio II, is fundamental and may not be changed without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolios may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. The Portfolios would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. A Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by a Portfolio could receive a higher rating or a lower rating during the period in which they are held by a Portfolio. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
Portfolios may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Portfolios may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that a portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, the Portfolio's success in achieving its investment objective may depend more heavily on the portfolio managers' creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and higher-rated securities.

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Other Investments and Techniques
The Portfolios may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolios.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, the armed conflict among the United States, Israel, and Iran has caused, and could continue to cause, significant market disruptions and volatility. The conflict has had a particular negative impact on oil and gas markets, which could have a broader adverse effect on many sectors of the global economy in the future. In addition, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. Additional examples include, but are not limited to, heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil, natural gas, steel and aluminum, as well as other sectors, and on a Portfolio’s investments.
Information Security and Cybersecurity
As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolios have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, a Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market participants, or issuers of securities held by a Portfolio may adversely affect PIMCO or a Portfolio, including by causing losses or impairing PIMCO’s or a Portfolio’s operations. Information relating to a Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support a Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third-party service providers that provide services to PIMCO or a Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Portfolio invests can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by a Portfolio, PIMCO and its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Portfolio, PIMCO or its service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investments to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Portfolio’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Portfolios have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed,

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especially because the Portfolios do not directly control the cyber security systems of issuers in which a Portfolio may invest, trading counterparties or third-party service providers to the Portfolios. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolios and their shareholders may suffer losses as a result of a cyber security breach related to the Portfolios, their service providers, trading counterparties or the issuers in which a Portfolio invests.
Regulatory Changes
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by a Portfolio and the value of its investments, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Portfolios and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Portfolios and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which a Portfolio invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair a Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques.

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Financial Highlights
The financial highlights table is intended to help a shareholder understand each Portfolio’s financial performance for the last five fiscal years or, if shorter, the period since the Portfolio commenced operations. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of a Portfolio (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, the Portfolios’ independent registered public accounting firm. Its report, along with full financial statements, appears in a Portfolio’s Form N-CSR filed with the SEC, which is available upon request. Note: All footnotes to the financial highlights table appear at the end of the tables.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO ABS and Short-Term Investments Portfolio
03/31/2026	$11.83	$0.62	$0.11	$0.73	$(0.67)	$0.00	$0.00	$(0.67)
03/31/2025	11.65	0.68	0.19	0.87	(0.69)	0.00	0.00	(0.69)
03/31/2024	11.50	0.65	0.14	0.79	(0.64)	0.00	0.00	(0.64)
03/31/2023	12.14	0.49	(0.63)	(0.14)	(0.50)	0.00	0.00	(0.50)
03/31/2022	12.60	0.36	(0.45)	(0.09)	(0.33)	(0.04)	0.00	(0.37)
PIMCO EM, Currency, and Bond Portfolio
03/31/2026	$9.70	$0.60	$0.31	$0.91	$(1.05)	$0.00	$0.00	$(1.05)
03/31/2025	8.88	0.51	0.42	0.93	(0.11)	0.00	0.00	(0.11)
03/31/2024	8.61	0.46	0.28	0.74	(0.47)	0.00	0.00	(0.47)
03/31/2023	9.14	0.37	(0.40)	(0.03)	(0.50)	0.00	0.00	(0.50)
03/31/2022	9.92	0.32	(0.70)	(0.38)	(0.40)	0.00	0.00	(0.40)
PIMCO High Yield and Short-Term Investments Portfolio
03/31/2026	$7.16	$0.49	$0.08	$0.57	$(0.71)	$0.00	$0.00	$(0.71)
03/31/2025	6.96	0.50	0.08	0.58	(0.38)	0.00	0.00	(0.38)
03/31/2024	6.88	0.51	0.16	0.67	(0.53)	(0.06)	0.00	(0.59)
03/31/2023	7.83	0.43	(0.83)	(0.40)	(0.55)	0.00	0.00	(0.55)
03/31/2022	7.60	0.38	0.26	0.64	(0.41)	0.00	0.00	(0.41)
PIMCO International Portfolio (Consolidated)
03/31/2026	$6.44	$0.23	$(0.11)	$0.12	$(0.74)	$0.00	$0.00	$(0.74)
03/31/2025	6.13	0.22	0.26	0.48	(0.17)	0.00	0.00	(0.17)
03/31/2024	5.79	0.29	0.05	0.34	0.00	0.00	0.00	0.00
03/31/2023	5.64	0.14	0.15	0.29	(0.14)	0.00	0.00	(0.14)
03/31/2022	5.67	0.02	(0.05)	(0.03)	0.00	0.00	0.00	0.00
PIMCO Investment Grade Credit Bond Portfolio
03/31/2026	$9.06	$0.43	$0.04	$0.47	$(0.45)	$0.00	$0.00	$(0.45)
03/31/2025	8.90	0.42	0.20	0.62	(0.46)	0.00	0.00	(0.46)
03/31/2024	8.67	0.37	0.21	0.58	(0.35)	0.00	0.00	(0.35)
03/31/2023	9.12	0.30	(0.43)	(0.13)	(0.30)	(0.02)	0.00	(0.32)
03/31/2022	9.78	0.27	(0.60)	(0.33)	(0.28)	(0.05)	0.00	(0.33)
PIMCO Long Duration Credit Bond Portfolio
03/31/2026	$9.42	$0.49	$(0.04)	$0.45	$(0.51)	$0.00	$0.00	$(0.51)
03/31/2025	9.49	0.47	(0.04)	0.43	(0.50)	0.00	0.00	(0.50)
03/31/2024	9.59	0.43	(0.08)	0.35	(0.45)	0.00	0.00	(0.45)
03/31/2023	11.26	0.46	(1.56)	(1.10)	(0.48)	(0.09)	0.00	(0.57)
03/31/2022	12.42	0.52	(0.89)	(0.37)	(0.59)	(0.20)	0.00	(0.79)
PIMCO Low Duration Portfolio
03/31/2026	$9.55	$0.42	$0.03	$0.45	$(0.38)	$0.00	$0.00	$(0.38)
03/31/2025	9.47	0.46	0.13	0.59	(0.51)	0.00	0.00	(0.51)
03/31/2024	9.49	0.44	(0.01)	0.43	(0.45)	0.00	0.00	(0.45)
03/31/2023	9.69	0.28	(0.23)	0.05	(0.25)	0.00	0.00	(0.25)
03/31/2022	10.04	0.09	(0.34)	(0.25)	(0.08)	(0.02)	0.00	(0.10)

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		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$11.89	6.30%	$8,670,254	0.06%	0.06%	0.05%	0.05%	5.16%	677%
11.83	7.68	7,419,457	0.10	0.10	0.05	0.05	5.81	683
11.65	7.07	5,637,981	0.22	0.22	0.05	0.05	5.65	567
11.50	(1.15)	4,269,304	0.09	0.09	0.05	0.05	4.17	382
12.14	(0.76)	4,915,605	0.05	0.05	0.05	0.05	2.88	433

$9.56	9.93%	$488,090	0.19%	0.19%	0.12%	0.12%	6.21%	35%
9.70	10.52	432,926	0.24	0.24	0.12	0.12	5.61	16
8.88	8.79	465,137	0.16	0.16	0.12	0.12	5.30	10
8.61	(0.20)	423,236	0.15	0.15	0.12	0.12	4.21	14
9.14	(3.96)	488,117	0.12	0.12	0.12	0.12	3.30	23

$7.02	8.07%	$149,633	0.10%	0.10%	0.05%	0.05%	6.78%	59%
7.16	8.50	142,730	0.09	0.09	0.05	0.05	7.09	61
6.96	10.08	154,524	0.06	0.06	0.05	0.05	7.38	97
6.88	(5.04)	170,349	0.10	0.10	0.05	0.05	6.02	17
7.83	8.41	518,756	0.12	0.12	0.05	0.05	4.69	53

$5.82	1.73%	$542,322	0.20%	0.20%	0.12%	0.12%	3.71%	86%
6.44	7.94	517,524	0.19	0.19	0.12	0.12	3.56	104
6.13	5.87	574,377	0.14	0.14	0.12	0.12	4.89	6
5.79	5.12	521,621	0.16	0.16	0.12	0.12	2.45	0
5.64	(0.53)	537,322	0.12	0.12	0.12	0.12	0.39	0

$9.08	5.21%	$2,616,778	0.29%	0.29%	0.05%	0.05%	4.70%	187%
9.06	7.12	2,468,007	0.17	0.17	0.05	0.05	4.70	221
8.90	6.85	3,470,318	0.07	0.07	0.05	0.05	4.29	158
8.67	(1.42)	3,250,613	0.06	0.06	0.05	0.05	3.43	114
9.12	(3.59)	4,774,312	0.05	0.05	0.05	0.05	2.72	58

$9.36	4.78%	$28,474,384	0.51%	0.51%	0.05%	0.05%	5.11%	247%
9.42	4.63	26,365,712	0.79	0.79	0.05	0.05	4.89	333
9.49	3.73	25,606,564	0.91	0.91	0.05	0.05	4.63	171
9.59	(9.64)	26,091,834	0.54	0.54	0.05	0.05	4.73	76
11.26	(3.69)	28,855,611	0.06	0.06	0.05	0.05	4.08	66

$9.62	4.78%	$2,383,455	0.05%	0.05%	0.05%	0.05%	4.38%	84%
9.55	6.30	2,216,829	0.05	0.05	0.05	0.05	4.79	92
9.47	4.66	2,083,810	0.05	0.05	0.05	0.05	4.63	73
9.49	0.51	2,207,295	0.06	0.06	0.05	0.05	2.94	119
9.69	(2.60)	1,999,224	0.05	0.05	0.05	0.05	0.85	143

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		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO Moderate Duration Portfolio
03/31/2026	$9.06	$0.41	$0.08	$0.49	$(0.41)	$0.00	$0.00	$(0.41)
03/31/2025	8.92	0.41	0.14	0.55	(0.41)	0.00	0.00	(0.41)
03/31/2024	9.03	0.38	(0.10)	0.28	(0.39)	0.00	0.00	(0.39)
03/31/2023	9.54	0.26	(0.53)	(0.27)	(0.24)	0.00	0.00	(0.24)
03/31/2022	10.18	0.15	(0.59)	(0.44)	(0.16)	(0.04)	0.00	(0.20)
PIMCO Mortgage and Short-Term Investments Portfolio
03/31/2026	$7.86	$0.33	$0.25	$0.58	$(0.37)	$0.00	$0.00	$(0.37)
03/31/2025	7.93	0.35	(0.02)	0.33	(0.40)	0.00	0.00	(0.40)
03/31/2024	8.24	0.34	(0.26)	0.08	(0.39)	0.00	0.00	(0.39)
03/31/2023	9.75	0.31	(1.40)	(1.09)	(0.42)	0.00	0.00	(0.42)
03/31/2022	11.00	0.28	(1.15)	(0.87)	(0.38)	0.00	0.00	(0.38)
PIMCO Municipal Portfolio
03/31/2026	$5.96	$0.25	$0.02	$0.27	$(0.32)	$0.00	$0.00	$(0.32)
03/31/2025	6.10	0.24	(0.18)	0.06	(0.20)	0.00	0.00	(0.20)
03/31/2024	6.09	0.23	0.01	0.24	(0.23)	0.00	0.00	(0.23)
03/31/2023	6.48	0.23	(0.40)	(0.17)	(0.22)	0.00	0.00	(0.22)
03/31/2022	6.97	0.21	(0.48)	(0.27)	(0.20)	(0.02)	0.00	(0.22)
PIMCO Real Return Portfolio
03/31/2026	$12.29	$0.51	$(0.26)	$0.25	$(0.60)	$0.00	$0.00	$(0.60)
03/31/2025	11.88	0.52	0.33	0.85	(0.44)	0.00	0.00	(0.44)
03/31/2024	12.70	0.39	(0.79)	(0.40)	(0.42)	0.00	0.00	(0.42)
03/31/2023 ~	17.04	1.04	(3.15)	(2.11)	(1.57)	(0.66)	0.00	(2.23)
03/31/2022 ~	23.88	2.19	0.12	2.31	(1.89)	(7.26)	0.00	(9.15)
PIMCO Short-Term Portfolio
03/31/2026	$8.99	$0.43	$1.69	$2.12	$(0.59)	$0.00	$0.00	$(0.59)
03/31/2025	8.90	0.46	0.24	0.70	(0.61)	0.00	0.00	(0.61)
03/31/2024	8.75	0.39	0.33	0.72	(0.57)	0.00	0.00	(0.57)
03/31/2023	9.11	0.27	(0.32)	(0.05)	(0.31)	0.00	0.00	(0.31)
03/31/2022	9.43	0.19	(0.33)	(0.14)	(0.18)	0.00	0.00	(0.18)

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		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$9.14	5.51%	$3,676,785	0.06%	0.06%	0.05%	0.05%	4.42%	267%
9.06	6.33	3,427,861	0.06	0.06	0.05	0.05	4.55	239
8.92	3.17	3,183,864	0.06	0.06	0.05	0.05	4.33	396
9.03	(2.78)	3,197,253	0.06	0.06	0.05	0.05	2.80	530
9.54	(4.45)	3,553,079	0.05	0.05	0.05	0.05	1.45	370

$8.07	7.46%	$1,234,750	0.15%	0.15%	0.05%	0.05%	4.11%	1,452%
7.86	4.32	1,112,104	0.30	0.30	0.05	0.05	4.41	1,758
7.93	1.03	1,399,256	0.52	0.52	0.05	0.05	4.31	1,483
8.24	(11.12)	1,368,313	0.62	0.62	0.05	0.05	3.62	1,297
9.75	(8.17)	1,406,044	0.06	0.06	0.05	0.05	2.61	966

$5.91	4.57%	$106,382	0.05%	0.05%	0.05%	0.05%	4.25%	20%
5.96	0.97	100,378	0.05	0.05	0.05	0.05	4.00	9
6.10	4.08	119,336	0.05	0.05	0.05	0.05	3.87	35
6.09	(2.45)	111,612	0.05	0.05	0.05	0.05	3.68	21
6.48	(3.94)	136,326	0.05	0.05	0.05	0.05	3.00	12

$11.94	2.07%	$487,899	3.49%	3.49%	0.05%	0.05%	4.17%	19%
12.29	7.29	462,085	4.14	4.14	0.05	0.05	4.39	33
11.88	(3.15)	362,090	4.33	4.33	0.05	0.05	3.31	13
12.70	(12.70)	156,177	2.69	2.69	0.05	0.05	7.74	102
17.04	8.35	57,769	0.11	0.11	0.05	0.05	9.91	34

$10.52	24.61%	$208,505	0.06%	0.06%	0.05%	0.05%	4.63%	689%
8.99	8.07	172,846	0.17	0.17	0.05	0.05	5.07	765
8.90	8.44	198,558	0.68	0.68	0.05	0.05	4.43	784
8.75	(0.52)	215,073	0.25	0.25	0.05	0.05	3.01	626
9.11	(1.50)	345,957	0.05	0.05	0.05	0.05	1.99	604

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		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gain	Tax Basis Return of Capital	Total
PIMCO Short-Term Floating NAV Portfolio II
03/31/2026	$10.02	$0.42	$0.00	$0.42	$(0.42)	$0.00	$0.00	$(0.42)
03/31/2025	10.01	0.50	0.01	0.51	(0.50)	0.00	0.00	(0.50)
03/31/2024	10.01	0.53	0.00	0.53	(0.53)	0.00	0.00	(0.53)
03/31/2023	10.01	0.27	0.01	0.28	(0.28)	0.00	0.00	(0.28)
03/31/2022	10.01	0.01	0.00	0.01	(0.01)	0.00	0.00	(0.01)
PIMCO U.S. Government and Short-Term Investments Portfolio
03/31/2026	$6.32	$0.23	$0.01	$0.24	$(0.24)	$0.00	$0.00	$(0.24)
03/31/2025	6.25	0.21	0.09	0.30	(0.23)	0.00	0.00	(0.23)
03/31/2024	6.70	0.18	(0.45)	(0.27)	(0.18)	0.00	0.00	(0.18)
03/31/2023	8.21	0.17	(1.50)	(1.33)	(0.18)	0.00	0.00	(0.18)
03/31/2022	9.06	0.23	(0.87)	(0.64)	(0.19)	(0.02)	0.00	(0.21)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
~
A one for three reverse share split, effective March 24, 2023, has been retroactively applied.
(a)
Net asset value includes adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. The actual tax characterization of distributions paid is determined at the end of the fiscal year. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Total return figures include adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios. Additionally, excludes applicable initial sales charges and contingent deferred sales charges.

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Offering Memorandum

		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$10.02	4.22%	$10,760,036	0.06%	0.06%	0.05%	0.05%	4.14%	117%
10.02	5.23	8,439,747	0.06	0.06	0.05	0.05	4.98	112
10.01	5.49	7,428,700	0.06	0.06	0.05	0.05	5.30	110
10.01	2.81	13,096,392	0.08	0.08	0.05	0.05	2.73	68
10.01	0.04	15,196,560	0.05	0.05	0.05	0.05	0.10	96

$6.32	3.89%	$1,258,537	0.11%	0.11%	0.05%	0.05%	3.57%	18%
6.32	5.01	1,166,284	0.39	0.39	0.05	0.05	3.44	15
6.25	(4.07)	1,784,051	0.67	0.67	0.05	0.05	2.96	24
6.70	(16.12)	1,507,329	0.93	0.93	0.05	0.05	2.39	23
8.21	(7.36)	1,961,097	0.06	0.06	0.05	0.05	2.43	10

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Appendix A
Description of Securities Ratings
A Portfolio’s investments may range in quality from securities rated in the lowest category in which a Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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Offering Memorandum

P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
US Municipal Short-Term Debt Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

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For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
■
Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
■
Nature and provisions of the financial obligation, and the promise S&P imputes; and
■
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations).
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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Offering Memorandum

*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
■
Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
■
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
■
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
■
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
■
A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

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t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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Offering Memorandum

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

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an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers ‘+’ or ‘–‘ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers ‘+’ or ‘–’ may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

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INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Portfolios' Offering Memorandum Supplement, Form N-CSR and annual and semi-annual reports to shareholders include additional information about the Portfolios. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. The Offering Memorandum Supplement contains detailed information about each Portfolio’s purchase, redemption and exchange options and procedures and other information about the Portfolios. Each Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected each Portfolio’s performance during its last fiscal year. In Form N-CSR, you will find the Portfolios' annual and semi-annual financial statements.
You may obtain free copies of any of these materials, request other information about the Portfolios, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Reference the Trust’s Investment Company Act file number in your correspondence.
Daily updates on the NAV of the Portfolios may be obtained by calling 888.87-PIMCO.
Paper copies of the Portfolios' shareholder reports are required to be provided free of charge by a Portfolio or financial intermediary upon request.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s website at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Portfolios issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0001_080126

PIMCO Funds
Offering Memorandum Supplement
PIMCO Funds: Private Account Portfolio Series
August 1, 2026
This Offering Memorandum Supplement (the “Supplement”) is not an Offering Memorandum, and should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series of PIMCO Funds (the “Trust”), dated August 1, 2026, as amended from time to time. Each Portfolio (defined below) issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios, including: the PIMCO ABS and Short-Term Investments Portfolio; the PIMCO EM, Currency, and Bond Portfolio; the PIMCO High Yield and Short-Term Investments Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Credit Bond Portfolio; the PIMCO Long Duration Credit Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage and Short-Term Investments Portfolio; the PIMCO Municipal Portfolio; the PIMCO Real Return Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government and Short-Term Investments Portfolio (collectively, the “Portfolios”).
Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for such clients. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year. A copy of the Offering Memorandum or Form N-CSR (when available) for each Portfolio may be obtained free of charge at the telephone number and address listed below.
PIMCO Funds
Regulatory Document Request
650 Newport Center Drive
Newport Beach, California 92660
Telephone: 1-888-87PIMCO
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

ii

iii

The Trust
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Portfolios”), including: the PIMCO ABS and Short-Term Investments Portfolio; the PIMCO EM, Currency, and Bond Portfolio; the PIMCO High Yield and Short-Term Investments Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Credit Bond Portfolio; the PIMCO Long Duration Credit Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage and Short-Term Investments Portfolio; the PIMCO Municipal Portfolio; the PIMCO Real Return Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government and Short-Term Investments Portfolio. Each Portfolio is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Investment objectives And Policies
The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Consistent with each Portfolio’s investment policies, each Portfolio may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios’ investments, strategies and risks is set forth below.
The PIMCO International Portfolio may pursue its investment objective by investing in the PIMCO International Portfolio Subsidiary LLC, a wholly-owned subsidiary of the PIMCO International Portfolio organized under the laws of the state of Delaware (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as a Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, a Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by a Portfolio and are subject to the same risks that apply to similar investments if held directly by a Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of a Portfolio’s Subsidiary.
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (“TIGRs”), are not issued by the U.S. Treasury, and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (“CUBEs”)) are direct obligations of the U.S. government.
Municipal Bonds
Each Portfolio, particularly the PIMCO Municipal Portfolio, may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”). It is a policy of the PIMCO Municipal Portfolio to have at least 80% of its net assets plus borrowings for investment purposes invested in investments, the income of which is exempt from federal income tax.
The PIMCO Municipal Portfolio may, from time to time, invest more than 25% of its total assets in Municipal Bonds of issuers in California and New York, and, if so, will be subject to the applicable state-specific risks discussed in the “Description of Principal Risks” section of the Offering Memorandum and in this “Municipal Bonds” section of this Offering Memorandum Supplement, but a Portfolio does not have any present intention to invest more than that amount in a particular state.
Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds which a Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
Each Portfolio, and in particular the PIMCO Municipal Portfolio, may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. A Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.
Each Portfolio that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity Municipal Bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO's determination of an issue's credit rating will generally be used for compliance with a Portfolio's investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Portfolio may subject a Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to certain Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities. Tax legislation in 2017 eliminated the tax exemption for advance refunding of municipal bonds on a go-forward basis.
Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.
Each Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Portfolio’s investments in Build America Bonds, will result in taxable income and a Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, a Portfolio that invests in tax-exempt Municipal Bonds, such as the PIMCO Municipal Portfolio may have increased its holdings of Build America Bonds and other investments permitted by a Portfolio’s respective investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.
A Portfolio may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, a Portfolio will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.

Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.
Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
A Portfolio may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which a Portfolio is permitted to invest. A Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
A Portfolio may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par.
If a demand feature terminates prior to being exercised, a Portfolio would hold the longer-term security, which could experience substantially more volatility.
A Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. A Portfolio will not invest more than 5% of its net assets in municipal warrants.
A Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
Certain Portfolios may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by a Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to a Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to a Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from a Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which a Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
The TOB Residual held by a Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of a Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., a Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Portfolio holds a non-recourse TOBs Residual or a recourse TOBs Residual. If a Portfolio holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Portfolio's assets. If the Portfolio holds a recourse TOBs Residual, the Portfolio (and, indirectly, holders of the Portfolio's shares) would typically bear the losses. In particular, if the Portfolio holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Portfolio would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs

Floaters or the sale of the assets in the TOBs Issuer. The Portfolio may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect a Portfolio’s ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
A Portfolio have restructured their TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
A Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. A Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.
Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.
Economic slowdowns and/or budgetary constraints could make Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
A Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. A Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect a Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet a Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Portfolio’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.
Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.
The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of a Portfolio’s holdings in Municipal Bonds.
Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s Municipal Bonds in the same manner. In particular, the PIMCO Municipal Portfolio is subject to the risks inherent in concentrating investment in a particular state or region.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. In 2025, Congress considered potential reductions in federal funding to the states in a variety of ways, including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state's budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state's Municipal Bonds. As a result of any such future legislation, the availability of such Municipal Bonds for investment by a Portfolio and the value of such Municipal Bonds held by a Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and

New York. The following information regarding the states of California and New York and their local units of government is a summary and does not purport to explain, predict, or fully describe the complex factors, including both economic and political conditions, affecting the financial condition of and situation in the states and is based on information in publicly available documents. Neither the Portfolios nor PIMCO have independently verified the information.
California. To the extent a Portfolio invests in municipal bonds issued by California issuers, it may be particularly affected by political, economic, regulatory, social, environmental, or public health developments affecting the ability of California tax-exempt issuers to pay interest or repay principal.
Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives as well as environmental events, natural disasters, pandemics, epidemics, or social unrest could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors that may impact issuers of California municipal bonds. The information is derived from sources that are generally available to investors, including but not limited to information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by a Portfolio, and a Portfolio assumes no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers are not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.
Certain debt obligations held by a Portfolio may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the State government to pay for their operations and services, their ability to pay debt service on obligations held by a Portfolio may be impaired.
Certain tax-exempt securities in which a Portfolio may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.
California’s economy, the largest state economy in the United States, has major components in high technology, trade, entertainment, manufacturing, government, tourism, construction and services, and may be sensitive to economic factors affecting those industries.
Prolonged inflationary pressures and changing interest rates could also adversely affect California’s economy. It is not possible to predict the long-term economic environment as it relates to California. Additionally, California has faced an operating deficit in fiscal year 2025-2026, and it is projected that California will face an operating deficit in each subsequent fiscal year through 2029-2030.
A failure by California to meet its debt obligations could lead to a significant decline in the value, liquidity, and marketability of Portfolio investments.
The unemployment rate in California was 5.6% as of November 2025. The State’s unemployment rate was above the national average of 4.6% at that time.
The budget for fiscal year 2025-2026 (“CA 2025-26 Enacted Budget”) was signed into law in June 2025. The CA 2025-26 Enacted Budget projects General Fund revenues and transfers to be approximately $215.7 billion (a decrease of 4.9% compared with revised estimates for fiscal year 2024-25). Against these revenues and transfers, the CA

2025-26 Enacted Budget provides for General Fund expenditures of approximately $228.4 billion (a decrease of 2.2% compared with revised estimates for fiscal year 2024-2025). The CA 2025-26 Enacted Budget sets aside reserves of $15.7 billion. The CA 2025-26 Enacted Budget includes a package of budgetary solutions to address an $11.8 billion budget deficit. In particular, the budget seeks to bridge the budget deficit through spending reductions totaling $2.8 billion, additional revenue sources and internal borrowing totaling $7.8 billion, and fund shifts totaling $1.2 billion.
The Governor released his proposed budget for fiscal year 2026-27 in January 2026 (“CA 2026-27 Governor’s Budget”). The CA 2026-27 Governor’s Budget projects that General Fund revenues and transfers will be $227.4 billion and expenditures will be $248.3 billion.
Following the release of the CA 2026-27 Governor’s Budget, the Legislative Analyst’s Office (“LAO”) released its report on the CA 2026-27 Governor’s Budget (“LAO Report”). The LAO Report notes that the CA 2026-2027 Governor’s Budget projected that it is roughly balanced, primarily attributing such projection to the CA 2026-2027 Governor’s Budget’s revenue estimates, which are considerably higher than the LAO’s estimates. The LAO Report notes that these higher revenue estimates are offset by higher spending. The LAO Report also notes that the CA 2026-2027 Governor’s Budget projects multi-year deficits, which the LAO believes indicate systemic issues regarding California’s financial stability.
Moody’s Ratings (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”) assign ratings to California’s long-term general obligation bonds, which represent their opinions as to the quality of the municipal bonds they rate. As of July 27, 2026, California’s general obligation bonds were assigned ratings of Aa2, AA- and AA by Moody’s, S&P and Fitch, respectively. The ratings agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Portfolio invests.
The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources. Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.
Additionally, California is prone to natural disasters and climate events, including earthquakes, wildfires, mudslides, floods and droughts. Such events have periodically resulted in significant disruptions to the California economy and required substantial expenditures from the state government. California lies within an active geologic region that is subject to major seismic activity, which could result in increased frequency and severity of earthquakes. There can be no guarantee that future natural disasters and climate events will not have a significant detrimental effect on the State. The specific timing of natural disasters and climate events, and the severity of their impact on the State, is unpredictable and could be significant. The State is limited in its ability to mitigate the fiscal impact of natural disasters and climate events on the State budget, and there can be no assurance that current or any future measures to mitigate natural disasters will be effective.
New York. To the extent a Portfolio invests in municipal bonds issued by New York issuers, it may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York (as used in this section, the “State” or “New York”) and is derived from sources that are generally available to investors, including, but not limited to, the New York State Division of the Budget (“DOB”) and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by a Portfolio, and a Portfolio assumes no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York City (as used in this section, the “City” or “New York City”) and State agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.
Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation, in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic, environmental, political, and geopolitical factors as well as natural disasters, epidemics, pandemics, and social unrest. For example, the securities industry is more central to New York’s economy than to the national economy. Therefore, any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such financial, social, economic, environmental, political, and geopolitical factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.
The fiscal stability of New York is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. In the event that New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, and the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, may be adversely affected.
State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the Federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the impact of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact such proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities may issue bonds and notes within the amounts and restrictions set forth in their respective legislative authorization.
Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels; charges for electric power, electric and gas utility services; rentals charged for housing units and charges for occupancy at medical care facilities. Since the State has no actual or contingent liability for the payment of this type of public authority indebtedness, it is not classified as either State-supported debt or State-related debt. Some authorities, however, receive monies from State appropriations to pay for the operating costs of certain programs. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities, in order to secure the payment of debt service on their revenue bonds and notes. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted, the affected localities could seek additional State assistance.
Over the near and long term, New York and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.

Prolonged inflationary pressures and changing interest rates could also adversely affect New York’s economy. It is not possible to predict the long-term economic environment as it relates to New York.
The budget for fiscal year 2025-26 was signed into law in May 2025, and in October 2025, a mid-year update revised financial projections for fiscal year 2025-26. The mid-year update estimated that General Fund receipts were expected to total $117.7 billion in fiscal year 2025-26, a decrease of $1.6 billion from fiscal year 2024-25. General Fund disbursements, including transfers to other funds, were expected to total $126.5 billion in fiscal year 2025-26, an increase of approximately $17.8 billion from fiscal year 2024-2025. Due to these and other revisions, DOB estimated that the General Fund would end fiscal year 2025-26 with a balance of $48.1 billion due to the projected opening General Fund balance of approximately $57.9 billion.
In January 2026, the Governor introduced the Proposed Executive Budget Financial Plan for fiscal year 2027 (“NY 2026-27 Governor’s Budget”). The NY 2026-27 Governor’s Budget projects $121.9 billion in General Fund receipts, an annual increase of $521 million from estimates for fiscal year 2026. These receipts are expected to consist of $34.7 billion in personal income tax revenues (an increase of $2.1 billion from fiscal year 2026), $10.9 billion in consumption/use tax receipts (an increase of $292 million from fiscal year 2026), and a $789 million decrease in business tax receipts. Against these revenues, the NY 2026-27 Governor’s Budget calls for $126.8 billion in General Fund expenditures, leaning on the opening fund balance.
New York is prone to natural disasters and climate events, including hurricanes. Such events have, in the past, resulted in significant disruptions to the New York economy and required substantial expenditures from the state government.
The State’s economy continues to face significant risks, including, but not limited to, the effects of: national and international events; climate change, extreme weather events and other natural disasters; pandemics; instability in the Euro Zone and eastern Europe; major terrorist events; hostilities or war; social unrest; population shifts; changes in international trade policies, consumer confidence, oil supplies and oil prices; cyber security attacks; Federal statutory and regulatory changes concerning financial sector activities; changes concerning financial sector bonus payouts; and shifts in monetary policy affecting interest rates and the financial markets.
New York’s unemployment rate was 4.5% as of November 2025. The State’s unemployment rate was below the national average of 4.6% at that time.
New York City is the largest city in the U.S., and has a complex, varied and aging infrastructure and is also subject to many of the risks facing the State of New York. New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. New York City’s general obligation debt outstanding was $46.7 billion as of June 30, 2025. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit was $44.4 billion below the City’s debt-incurring limit as of July 1, 2025. The City is projected to have remaining debt-incurring capacity of $37.4 billion on July 1, 2026, $32.1 billion on July 1, 2027, and $26.9 billion on July 1, 2028.
In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and Tobacco Settlement Asset Securitization Corporation (“TSASC”). At the end of fiscal year 2025, NYCTFA debt backed by personal income tax revenues accounted for approximately $55.6 billion of debt. In July 2009, the State Legislature granted NYCTFA the authority to issue additional debt up to $13.5 billion for general capital purposes. The City exhausted the $13.5 billion bonding limit in fiscal year 2007. In July 2009, the State Legislature authorized NYCTFA to issue debt beyond the $13.5 billion limit. However, this additional borrowing is subject to the City’s general debt limit. Thus, additional borrowing above the $13.5 billion limit is secured by personal income tax revenues and counted under the City’s general debt limit. In April 2024, the State Legislature granted NYCTFA the authority to increase the total amount of outstanding NYCTFA bonds backed by tax revenues above the City’s general debt limit to $21.5 billion beginning on July 1, 2024, and, in connection with fiscal year 2026 budget legislation, $30.5 billion on July 1, 2025. Starting July 1, 2024, these revised thresholds are considered when calculating New York City’s indebtedness within the debt limit. In addition to this capacity, the NYCTFA is authorized to issue up to $9.4 billion of Building Aid Revenue Bonds (BARBs) for education purposes. As of the end of fiscal year 2025, approximately $7.5 billion of these bonds were outstanding. Debt service for these bonds is supported by building aid payments the City receives from the State. At the end of fiscal year 2025, TSASC debt totaled approximately $909 million.
As of July 27, 2026, New York State’s general obligation bonds are rated AA+, Aa1, and AA+ by S&P, Moody’s and Fitch, respectively. As of July 27, 2026, New York City’s general obligation debt was rated AA, Aa2, and AA by S&P, Moody’s, and Fitch, respectively. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Fund invests.
Puerto Rico. Each Fund investing in municipal securities issued by Puerto Rico may be particularly affected by political, economic, environmental, social, regulatory or restructuring developments affecting the ability of Puerto Rican municipal issuers to pay interest or repay principal. As a result of the ongoing financial challenges faced by Puerto Rico, the Commonwealth’s economic circumstances may change negatively and more rapidly than usual, and the Commonwealth may be less able to maintain up-to-date information for the public.
Beginning in 2006, the Commonwealth began to face significant budget shortfalls and endured continuous economic decline through 2018. On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) was signed into law by President Obama. PROMESA established a federally-appointed oversight board (the “Oversight Board”) to oversee the Commonwealth’s financial operations and allows the Commonwealth and its instrumentalities, with approval of the Oversight Board, to file cases to restructure debt and other obligations in a “Title III” proceeding. Title III incorporates many provisions of the federal Bankruptcy Code and incorporates legal mechanisms for a litigation stay and restructuring of pension and debt obligations, among other provisions. Title III petitions were filed for, among others, the Commonwealth, the Puerto Rico Sales Tax Financing Corporation, and the Puerto Rico Electric Power Authority, three of the largest issuers of Commonwealth debt. The Oversight Board is required by law to remain in place until, based on audited financials, four consecutive fiscal years have ended with balanced operations and Puerto Rico has demonstrated affordable market access to short-term and long-term credit markets at reasonable interest rates.
The Commonwealth was in bankruptcy proceedings for approximately seven years. However, in the first quarter of 2022, the central government of Puerto Rico executed a debt exchange and exited bankruptcy, which impacted a majority of Puerto Rico’s outstanding debt. A debt adjustment plan (the “Plan”) was approved by Puerto Rico’s bankruptcy court in January 2022, and the debt exchange became effective in March 2022. Puerto Rico’s direct debt obligations were reduced from $34.3 billion to $7.4 billion, and its annual debt service was reduced from $4.2 billion to $1.15 billion.
The Plan requires that Puerto Rico adopt debt management policies in order to ensure that debt service does not become unmanageable. The policies dictate, among other things, that debt proceeds may only be used to fund capital projects and that debt to cover deficits will no longer be acceptable. Future debt refundings are required to result in cash flow savings each fiscal year and may not raise principal. Additionally, new debt is required to begin amortizing within two years and may not have a maturity greater than 30 years.
The Plan has substantially reduced the outstanding debt obligations of Puerto Rico and certain of its instrumentalities, but there can be no assurances that Puerto Rico will be able to negotiate settlements with respect to its remaining outstanding debt and Title III proceedings. In addition, the composition of the Oversight Board has changed significantly in recent years, and there can be no guarantee that the members of the Oversight Board will approve future restructuring agreements with other creditors.
The budget process will continue to require the Oversight Board, the governor of Puerto Rico, and Puerto Rico’s Legislative Assembly to develop a budget that complies with the fiscal plan developed by the Oversight Board and the governor of Puerto Rico.
The budget for fiscal year 2025-26 (“2025-26 Enacted Budget”) was adopted in June 2025. The 2025-26 Enacted Budget forecasted total General Fund tax revenues of approximately $103.9 billion, which represents an increase of $4.3 billion from fiscal year 2024-25. The 2025-26 Enacted Budget projected personal income tax revenues of approximately $72.6 billion (an increase of $3.7 billion from fiscal year 2024-25) and consumption and use tax revenues of approximately $18.7 billion (an increase of $389 million from fiscal year 2024-25). The 2025-26 Enacted Budget also projected that business tax receipts are expected to remain practically constant. Against these revenues, the 2025-26 Enacted Budget provides for approximately $125.5 billion in General Fund expenditures, which represents an increase of $15.5 billion from fiscal year 2024-25 due primarily to increased funding for Foundation Aid, Medicaid and extraordinary transfers to the Federal Unemployment Account. The 2025-26 Enacted Budget projects that the closing balance of the General Fund at the end of fiscal year 2025-26 will be approximately $44.9 billion, nearly $12 billion below the 2024-2025 closing balance.
On June 27, 2025, the budget for fiscal year 2026 was certified. The fiscal year 2026 budget provides for General Fund expenditures of approximately $13.1 billion. General Fund allocations in the fiscal year 2026 budget to education and health care were approximately $1.6 billion and $3.0 billion, respectively.
The Commonwealth’s budget is impacted by extensive unfunded pension obligations related to its retirement systems, which include the Employees Retirement System, the Teachers Retirement System, and the Judiciary Retirement System. The Commonwealth’s pension systems operate on a “pay-as-you-go” basis, and the General Fund has assumed any payments that the pension systems could not make. As a result, the Commonwealth may have fewer resources for other priorities, including payments on its outstanding debt obligations. Alternatively, the Commonwealth may be forced to raise revenue or issue additional debt. Either outcome could increase pressure on the Commonwealth’s budget, which could have an adverse impact on a Portfolio’s investments in Puerto Rico.
Investors should be aware that Puerto Rico relies heavily on transfers from the federal government related to specific programs and activities in the Commonwealth. These transfers include, among others, entitlements for previously performed services, or those resulting from contributions to programs such as Social Security, Veterans’ Benefits, Medicare and U.S. Civil Service retirement pensions, as well as grants such as Nutritional Assistance Program grants and Pell Grant scholarships for higher education. There is considerable uncertainty about which federal policy changes may be enacted in the coming years and the economic impact of those changes. Due to the Commonwealth’s dependence on federal transfers, any actions that reduce or alter these transfers may cause increased fiscal stress in Puerto Rico, which may have a negative impact on the value of the Commonwealth’s municipal securities.
There can be no assurances that the Commonwealth will not continue to face severe fiscal stress or that such circumstances will not become even more difficult in the future. Furthermore, there can be no guarantee that future developments will not have a materially adverse impact on the Commonwealth’s finances. Any further deterioration in the Commonwealth’s financial condition may have a negative effect on the payment of principal and interest, the marketability, liquidity or value of the securities issued by the Commonwealth, which could reduce the performance of a Portfolio.
Since PROMESA was enacted, there have been various legal proceedings initiated by creditors of Puerto Rico and other constituencies. These groups asserted a number of complex legal claims that questioned the efficacy and validity of PROMESA, calling into question the validity of Oversight Board appointments. The U.S. Supreme Court ultimately decided that the appointment of the members to the Oversight Board was valid. In addition, certain Title III proceedings remain ongoing and certain Plans of Adjustment remain subject to judicial attack. The Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a Portfolio’s investments.
In September 2017, two successive hurricanes — Irma and Maria — caused severe damage to Puerto Rico. The Commonwealth’s infrastructure was severely damaged by high winds and substantial flooding, including damage to the Commonwealth’s water, power, and telecommunications infrastructure, and resulted in more than 1 million people losing power. In late December 2019 and January 2020, a series of earthquakes, including a magnitude 6.4 earthquake—the strongest to hit the island in more than a century—caused extensive damage. The aftershocks from these earthquakes may continue for years, and it is not currently possible to predict the extent of the damage that could arise from any aftershocks. The full extent of the natural disasters’ impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate. There can be no assurances that future catastrophic weather events or natural disasters will not cause similar damage or that Puerto Rico will receive the necessary aid to rebuild from the damage caused by such catastrophic weather events or natural disasters.
Prolonged inflationary pressures and changing interest rates could also adversely affect Puerto Rico’s economy. It is not possible to predict the long-term economic environment as it relates to Puerto Rico.
A large portion of Puerto Rico’s debt has now been restructured. To the extent this debt restructuring effort has a negative impact on the liquidity or value of Puerto Rican municipal securities, a Portfolio’s investments and its performance may be adversely affected. Puerto Rico’s restructured general obligation debt is not currently rated by Moody’s, S&P, or Fitch.
Mortgage-Related Securities and Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Portfolio to utilize these instruments successfully may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. Certain Portfolios also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”), and in other types of mortgage-related and asset-backed securities. A Portfolio may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. Through investments in mortgage-related securities, including those that are issued by private issuers, a Portfolio may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government.
FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.
FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (“FHFA”). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC. FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Portfolio.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates.
In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of to-be-announced (“TBA”)-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.
GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE. The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and to the extent a Portfolio invests in these instruments, the Portfolio may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk. In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments. Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payment amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as a Portfolio, may become ineligible to claim an exclusion from CFTC regulation. A Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause the Portfolio to incur increased costs.
Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately-issued mortgage-related securities, such as privately held or non-traded REITs, may bear higher fees than publicly traded REITs. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet a Portfolio’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Portfolios may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as a Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as a Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolios. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolios, to cover legal or related costs. Any such action could result in losses to the Portfolios.
Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios’ industry concentration restrictions, set forth below under “Investment Restrictions,” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
PIMCO seeks to manage the portion of any Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured and their qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolios) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolios. Investors, including the Portfolios, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolios incurring costs and expenses associated with such actions.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Portfolios may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. For CBOs, CLOs and other CDOs, the cash flows from the trust are split into portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which a Portfolio invests, among other factors. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios’ Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which a Portfolio is also invested, this would tend to increase a Portfolio’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that a Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; (ix) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (x) the lack of a readily available secondary market for CDOs; (xi) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (xii) the CDO’s manager may perform poorly.
Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency, default foreclosure, and other risks similar to those present in mortgage loans foreclosure, and other risks. The ability of a borrower to repay any such loan is dependent on a number of factors, including the income and assets of the borrower. A Portfolio may invest in consumer loans that have been made to borrowers of varying creditworthiness, and it may invest in consumer loans that have been extended pursuant to inappropriate or nonexistent underwriting guidelines or to fraudulent origination practices. Such loans are also subject to extensive and unpredictable regulation, as well as debtor relief laws, which may impede collection efforts relating to, or otherwise impact the value of, the Fund’s investments therein. Consumer loans may be backed by collateral (e.g automobile or motorcycle loans) or they may be unsecured which exposes the Fund to default risk as an unsecured creditor of an individual borrower. Where a consumer loan is backed by collateral, the service of such loan may be unable to enforce upon the collateral, or the value of the collateral may have degraded. Federal lawmakers, regulators such as the Consumer Financial Protection Bureau and the individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter the timing and/or the amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.
Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Real Estate Assets and Related Derivatives
Certain Portfolios may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. These Portfolios may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Real estate-related investments may entail leverage and may be highly volatile.
REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Portfolios that invest in REITs will bear their proportionate share of the costs of the REITs’ operations. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to a Portfolio until after the calendar year-end. Consequently, because of the delay, it may be necessary for a Portfolio to request permission from the IRS to extend the deadline for issuance of Form 1099-DIV.
Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require a Portfolio to accrue and distribute income not yet received by a Portfolio. On the other hand, investments in REIT equity securities can also result in a Portfolio’s receipt of cash in excess of the REIT’s earnings; if a Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes.
A Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). REMICs are special purpose vehicles used to pool mortgage loans and issue mortgage-backed securities. They are designed to hold a fixed pool of mortgages and issue multiple classes of interests, known as tranches, to investors. REMICs are treated as pass-through entities for tax purposes, meaning that income is passed directly to investors, thereby avoiding double taxation. The primary purpose of REMICS is to securitize mortgage loans, providing liquidity and diversification to investors.
A Portfolio may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset-backed or other similar securities into a trust which then issues securities in various tranches. The Portfolios may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. The purpose of Re-REMICs is to restructure existing mortgage-backed securities to better meet investor needs, manage risk and enhance liquidity. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization. Both REMICs and Re-REMICs play significant roles in mortgage-backed securities market, offering mechanisms for the securitization and re-securitization of mortgage loans.
Bank Obligations
Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Portfolios and issuers in which they invest. For example, if a bank at which a Portfolio or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Portfolio or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
Issuers in which a Portfolio may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Portfolios invest remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Portfolios and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Portfolios and issuers in which they invest.
The PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Mortgage and Short-Term Investments, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government and Short-Term Investments Portfolios may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, as described in the “Investment Restrictions” section in the Offering Memorandum, there is no additional limitation on the amount of a Portfolio’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.
Loans and Other Indebtedness, Loan Participations and Assignments
Each Portfolio (except the PIMCO Municipal Portfolio) may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that a Portfolio may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, a Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower. This may subject a Portfolio to delays, expenses and risks that are greater than those that would be involved if the Portfolio could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to a Portfolio, the Portfolio may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan. If the Portfolio has purchased the whole loan, the Portfolio would generally assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank’s general creditors, a Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, a Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Portfolios may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolios may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because a Portfolio establishes a direct contractual relationship with the lender or participant, the Portfolio is subject to the credit risk of the lender or participant in addition to the usual credit risk of the corporate borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
In addition, in the event of the insolvency of the lender selling a participation, a Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and borrower. A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which a Portfolio would be entitled or extend the time for payment. A court could subordinate a Portfolio’s rights to the rights of other creditors of the borrower under applicable law. Various laws enacted for the protection of borrowers may apply to loans, and a bankruptcy proceeding against a borrower could delay or limit the ability of a Portfolio to collect principal and interest payments on such loans.
Certain Portfolios that are diversified limit the amount of their total assets that they will invest in any one issuer and all Portfolios limit the amount of their total assets that they will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, a Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by a Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to a Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolios will treat both the lending bank or other lending institution and the corporate borrower as “issuers” for purposes of a Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolio’s ability to invest in indebtedness related to a single financial intermediary even if the underlying borrowers represent many different companies.
Loans and other types of direct indebtedness (which a Portfolio may originate, acquire or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in a Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Acquisitions of loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.
Acquisition of loans through a purchase of a loan or a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, a Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.
Each Portfolio (except the PIMCO Municipal Portfolio) may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from

Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing.
A Portfolio may invest in loans used to finance the cost of construction, acquisition, development, and/or rehabilitation of a property, including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose a Portfolio to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
Each Portfolio (except the PIMCO Municipal Portfolio) may act as the originator for direct loans to a borrower. Direct loans between a Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolios may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with one or more Portfolios. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.
In determining whether to make a direct loan, a Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that a Portfolio will experience losses on the loan. Furthermore, direct loans may subject a Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Portfolio to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, a Portfolio’s performance may depend, in part, on the ability of a Portfolio to originate loans on advantageous terms. In originating and purchasing loans, a Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.
As part of its lending activities, a Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to a Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Portfolio will correctly evaluate the value of the assets collateralizing a Portfolio’s loans or the prospects for a successful repayment or a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that a Portfolio funds, a Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by a Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Portfolio may have difficulty disposing of the assets used as collateral for a loan.
A Portfolio may also originate, participate in syndicates, or otherwise obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, a Portfolio may be subject to the risk of delay or default in repayment of the loan, which could negatively impact a Portfolio's performance. Additionally, a Portfolio may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.

Various state licensing requirements could apply to a Portfolio with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, a Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on a Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Portfolio’s or PIMCO’s license, which in turn could require a Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Portfolio invests that hold similar assets, as well as any origination company or servicer in which a Portfolio owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent a Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, a Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect a Portfolio and its holdings.
Loans
To the extent a Portfolio invests in loans, including bank loans, the Portfolio may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than a portfolio that does not invest in such investments. Loans are often issued by heavily indebted companies, and therefore can be particularly susceptible to a wide variety of risks. Loans may not be backed by adequate collateral and can be subject to faster payment schedules than other types of obligations. These instruments are considered predominantly speculative by rating agencies with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile and more difficult to value than other types of investments (including other debt securities). An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce a Portfolio’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate and, a loan may lose significant market value before a default occurs. A Portfolio may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Portfolios invest may not be listed on any exchange and a secondary market for such loans may be comparitavely less liquid relative to markets for other more liquid fixed-income instruments. Consequently, transactions in loans may involve greater costs than transactions in more actively traded instruments. In connection with certain loan transactions, transaction costs that are borne by a Portfolio may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, a Portfolio may incur such costs in connection with loan transactions that are pursued by the Portfolio but not ultimately consummated (so-called “broken deal costs”). Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for the loans and/or may result in a Portfolio not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to a Portfolio. Loans may have extended trade settlement periods, which may result in sale proceeds not being immediately available to a Portfolio. As discussed in more detail below, loan purchasers have no entitlement to receive from loan sellers delayed compensation payments that are intended to incentivize shorter settlement periods. Consequently, there is no certainty that PIMCO will be able to obtain delayed compensation payments in connection with loan transactions. As a result, transactions in loans that settle on a delayed basis may limit a Portfolio’s ability to make additional investments or satisfy the Portfolio’s redemption obligations. A Portfolio may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a loan prepays or redeems the loan prior to maturity, a Portfolio may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to a Portfolio’s investment in loans. In particular, if a loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Loans in which a Portfolio invests may or may not be be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. A Portfolio may have limited rights to exercise remedies against such collateral or a borrower and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require a Portfolio to act collectively with other creditors to exercise its rights with respect to a loan. Because of the risks involved in investing in loans, an investment in a Portfolio that invests in such instruments should be considered speculative. Loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached, which would allow the lender to restructure the loan or take other action intended to help mitigate losses. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default. A Portfolio may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.
Secondary trades of loans may have extended settlement periods. Any settlement of a secondary market purchase of loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. A Portfolio, as a buyer of a loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in loans.
Investors should be aware that a Portfolio’s investment in a loan may result in a Portfolio or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Portfolios’ investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally, PIMCO may seek to avoid receiving material, non-public information about issuers of loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from loan issuers. Please see “Portfolio Managers—Conflicts of Interest—Investment Opportunities” below for more information.
Trade Claims
The Portfolios may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.
Corporate Debt Securities
A Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for a Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which a Portfolio may invest.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. S&P describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below. The Portfolios may invest in debt securities that are rated in any category established by one or more independent rating organizations or that are unrated.
High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies
Investments in securities rated below investment grade that are eligible for purchase by certain Portfolios are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative by rating agencies with respect to the issuer’s continuing ability to meet principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.
High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.
High yield and distressed company securities may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Portfolios could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for these securities and/or may result in a Portfolio not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to a Portfolio. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.
The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for the Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Portfolio, the Portfolio may nonetheless retain the security.
Creditor Liability and Participation on Creditors’ Committees
Generally, when a Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If a Portfolio is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to a Portfolio, may from time to time have an opportunity to consider, on behalf of a Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, a Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of a Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause a Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust, or any Portfolio(s) thereof, on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
The Portfolios may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”), except that each of the PIMCO ABS and Short- Term Investments, PIMCO Low Duration, PIMCO Moderate Duration and PIMCO Mortgage and Short-Term Investments Portfolios may invest up to 5% of their total assets in such securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of IOs and POs. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
Certain Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies” exposure to reinsurance contracts that are event-linked through investment in insurance-linked securities or sidecars. Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, a Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. A Portfolio may also have exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio’s investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. In addition to the specified trigger events, event-linked bonds also may expose a Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.
Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for a Portfolio.
Insurance-Linked and Other Instruments
A Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, exposure to reinsurance contracts through sidecars, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). A Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. A Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose a Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
A Portfolio may also have exposure to reinsurance contracts. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs.
A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on a Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of a Portfolio’s investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. A Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by a Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. A Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible Securities
Each Portfolio may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.
A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.
Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.
If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.
A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.
A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.
More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when

PIMCO believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.
A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.
A Portfolio also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and a Portfolio in turn assumes credit risk associated with the convertible note.
Contingent Convertible Instruments.  Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain “triggers.” If such an event occurs, a holder of a CoCo may have limited or no rights to repayment of the principal amount of the securities. Additionally, a holder of a CoCo may be limited in its ability to collect interest payments or dividends on such securities. The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:
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Loss absorption risk.  CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.
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Subordinated instruments.  CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Portfolios, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer and may also become junior to other obligations and securities of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument or a Portfolio’s investment may receive less favorable treatment than equity of the issuer in certain situations, such as during financial distress or regulatory intervention.
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Market value will fluctuate based on unpredictable factors.  The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
Equity Securities
While the securities in which the Portfolios primarily intend to invest are expected to consist of fixed income securities, the Portfolios may invest in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Portfolios generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities
Each Portfolio may invest in preferred securities. Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
Depositary Receipts
Certain Portfolios may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.
Warrants to Purchase Securities
The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
A Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.
The Portfolios may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Portfolio wishes to sell it.
Foreign Securities
All Portfolios (except the PIMCO Municipal Portfolio) may invest in corporate debt securities of foreign issuers, preferred or preference stock of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar- or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO ABS and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Mortgage and Short-Term Investments, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, and PIMCO U.S. Government and Short-Term Investments Portfolios may invest in securities of foreign issuers only if they are U.S. dollar-denominated.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and a Portfolio's income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Portfolio's return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. A Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as currency restrictions, exchange control regulation or governmental restrictions that limit or otherwise delay the Portfolio's ability to convert currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Portfolio.
PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets of the derivative instrument, or a substantial portion of the components of the index to which the derivative instrument is exposed, are: (i) foreign currencies (or baskets or indexes of such currencies); (ii) instruments or securities that are issued by foreign governments; or (iii) instruments or securities that are issued by issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
To the extent that a Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of a Portfolio’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting) and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit a Portfolio's ability to transact in such securities in a timely manner and will subject a Portfolio to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
As described below, the U.S. government has implemented the Outbound Investment Security Program. This Program currently focuses on investments in certain national security sectors (e.g., semiconductors, artificial intelligence, and quantum information technology) and it may expand to cover additional sectors over time. These developments may result in new regulations or enforcement actions restricting a Portfolio’s ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. A Portfolio may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain Portfolios but not others.
Investment risk may be particularly high to the extent that a Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.
General Emerging Market Risk. The securities markets of countries in which certain Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. Emerging market countries typically have less established legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Portfolios' investments in a foreign country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests in emerging market securities that are economically tied to a particular region, country or group of countries, a Portfolio may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity, and tradability to those regions. Economic, business, political, social, environmental or health instability may affect emerging market securities differently, and often more severely, than developed market securities.
Tariff and Trade Policy Risks. A Portfolio may be affected by changes in U.S. or foreign trade policies, including the imposition of tariffs or retaliatory measures. Trade disputes or renegotiated trade agreements may affect global supply chains, market volatility, and the financial performance of issuers in export-oriented sectors or industries reliant on cross-border inputs. The U.S. government has taken steps to revise certain trade relationships and impose tariffs on specific goods, which has, in turn, triggered reciprocal measures from trading partners. Issuers in which a Portfolio invests may be indirectly affected by changes in trade policy or escalating trade tensions. The Portfolios seek to mitigate these risks through active monitoring of geopolitical developments and risk-adjusted portfolio management.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolios' investment. If such restrictions were to be imposed subsequent to the Portfolios' investment in the securities markets of a particular country, the Portfolios' response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolios' liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolios, the Portfolios' returns may be lower.
Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolios. A Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.
There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolios' claims in any of these events.
Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolios may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.
Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios’ investment in that country.
Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.
Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures, and such laws or procedures may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting the Portfolios’ investment activities or valuing a Portfolio’s assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.
Anti-Corruption and Enforcement Risks. In 2025, the U.S. Department of Justice issued guidance on enforcement of the Foreign Corrupt Practices Act (FCPA), emphasizing targeted investigations in sectors such as energy, infrastructure, and defense where U.S. economic competitiveness may be affected. This shift in enforcement policy may alter operational or compliance risks for issuers in jurisdictions where a Portfolio invests.
Political Risks/Risks of Conflicts. Recently, various countries have experienced significant geopolitical conflicts, including civil wars, which may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments may occur. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures, could adversely affect the Portfolios’ investments whether or not a Portfolio is directly invested in the affected jurisdiction or impacted area. In certain regions, the transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the risks above include heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. For example, the conflict in connection with the ongoing armed conflict between Russia and Ukraine in Europe, the Iranian conflict and the ongoing armed conflict between Hamas and Israel in the Middle East, and conflict in connection with U.S. intervention and political upheaval in Venezuela in South America. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the respective region and beyond, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting a Portfolio's investments in securities and instruments that are economically tied to the applicable region, including, without limitation, declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of a Portfolio. Such events may result in otherwise historically “low-risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such sanctions or trade restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Portfolio’s ability to achieve its investment objective, prevent a Portfolio from receiving payments otherwise due it, increase diligence and other similar costs to a Portfolio, render valuation of affected investments challenging, or require a Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. In addition, certain PRC-based companies may be subject to limitations on audit transparency and regulatory oversight. For example, U.S. authorities such as the Public Company Accounting Oversight Board (“PCAOB”) have historically faced restrictions on their ability to inspect PCAOB-registered audit firms located in the PRC, which may result in incomplete financial disclosures and impair the reliability of audited financial statements. Any of these outcomes could adversely affect a Portfolio's performance with respect to such investments, and thus a Portfolio's performance as a whole.

Each Portfolio (except the PIMCO Municipal Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause a Portfolio to suffer a loss of interest or principal on any of its holdings.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
A Portfolio’s investments in foreign currency denominated debt obligations, if any, and hedging activities would likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require a Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.
Euro- and EU-related risks. In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the “European sovereign debt crisis.” As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic or financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of a Portfolio’s European investments.
The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia’s military action in Ukraine, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region and beyond, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on a Portfolio’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Portfolios, as there may be negative effects on the value of the Portfolios’ investments and/or on the Portfolios’ ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for Portfolios to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.
Investments in Russia. Certain Portfolios may have investments in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions, export or import controls or other similar measures. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments, restricting securities transactions by certain investors, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions or other similar measures – which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing, and transportation, among others – and Russia’s countermeasures may negatively impact a Portfolio’s performance and/or ability to achieve its investment objective. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by a Portfolio unmarketable for an indefinite period of time and/or cause the Portfolio to sell portfolio holdings at a disadvantageous time or price or to continue to hold investments that a Portfolio no longer seeks to hold. It is also possible that such sanctions, export or import controls, or similar measures may prevent U.S.-based entities that provide services to the Portfolios from transacting with Russian or Belarusian entities. Under such circumstances, the Portfolios may not receive payments due with respect to certain investments, such as the payments due in connection with a Portfolio’s holding of a fixed income security. In addition, such sanctions and other similar measures, and the Russian government’s response, could result in a downgrade of Russia’s credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia’s currency and/or increased volatility with respect to Russian securities and the ruble. More generally, investments in Russian securities are highly speculative and involve significant risks and special considerations not typically associated with investments in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors, a risk that has been at least partially realized in connection with Russia’s countersanctions. Further changes could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.
Russia has attempted, and may attempt in the future, to assert its influence in the region surrounding it through economic or military measures. As a result of Russia’s large-scale invasion of Ukraine, Russia, and other countries, persons and entities that have provided material aid to Russia’s aggression against Ukraine, have been the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies, which may, in turn, negatively impact a Portfolio. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia's economy and Russian and other issuers of securities in which a Portfolio is invested. Such resulting actual or threatened responses may include, but are not limited to, purchasing and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, export or import controls, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Portfolio investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. However, there is also a possibility that certain countries may begin to ease sanctions as part of a negotiated effort to achieve peace. In the event that some, but not all, relevant jurisdictions ease sanctions, a Portfolio may not be able to benefit from the easing of certain jurisdictions’ sanctions.
Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Regional armed conflict and its collateral economic and market effects may also pose risks for investments in Russia.
Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government’s response.
Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Prior to the implementation of the National Settlement Depository (“NSD”), a recognized central securities depository, there was no central registration system for equity share registration in Russia and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss still can occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. These services may be carried out by the companies themselves or by registrars located throughout Russia. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements which could lead to additional risks and possible conflicts with U.S. laws. In such cases, the risk is increased that a Portfolio could lose ownership rights through fraud, negligence, or even mere oversight. While a Portfolio will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent by inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Portfolio of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause a Portfolio to incur losses due to a counterparty’s failure to pay for securities the Portfolio has delivered or the Portfolio’s inability to complete its contractual obligations because of theft or other reasons.
In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit a Portfolio’s ability to participate in corporate actions, and therefore require the Portfolio to forego voting on or receiving funds that would otherwise be beneficial to the Portfolio.
To the extent that a Portfolio suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Portfolio to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. A Portfolio may also experience difficulty in obtaining and/or enforcing judgments in Russia.

The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products, and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals or timber industries.
Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, Russia has implemented certain capital controls on foreign portfolio investments and there is the risk that the Russian government will impose additional capital controls on foreign portfolio investments. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.
Investments in the People’s Republic of China. Certain Portfolios may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure, unless otherwise specified herein) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program, Stock Connect (see also “Investing Through Stock Connect” below), CIBM Direct (see also “Investing Through CIBM Direct” below) and Bond Connect (see also “Investing Through Bond Connect” below). In addition to the risks listed above with respect to investing in non-U.S. securities and in emerging markets, including those associated with investing in non-U.S. securities and in emerging markets, investing in the PRC presents other risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently reliable economic or financial data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility and difficulties in the settlement of securities; (f) potential shortage of liquidity and limited accessibility by foreign investors, including as a result of sanctions; (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; (m) increasing restrictions on private property ownership; (n) possibility that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation; (o) different regulatory and audit requirements related to the quality of financial statements of Chinese issuers; (p) limitations on the ability to inspect the quality of audits performed in China, particularly the Public Company Accounting Oversight Board’s (“PCAOB’s”) lack of access to inspect PCAOB-registered accounting firms in China, which could result in the failure to disclose certain material information; (q) limitations on the ability of U.S. authorities to enforce actions against non-U.S. companies and non-U.S. persons; and (r) limitations on the rights and remedies of investors as a matter of laws and/or regulations. In addition, certain securities are, or may in the future become, restricted, and a Portfolio may be forced to sell such restricted security and incur a loss as a result.
Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. The PRC is controlled by the Communist Party, and investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy, including In addition, there also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. For example, there are certain regulatory restrictions on, among others, investment scope, repatriation of funds, foreign shareholding limit and account structure. Under the QFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII regulations have recently been revised to relax certain regulatory restrictions on the onshore investment and capital management by QFIIs (including but not limited to removing investment quota limits and simplifying routine repatriation of investment proceeds), it is a relatively new development and there is no guarantee that the relaxation of such restrictions under the current QFII regulations will be maintained in the future. On the other hand, the recently amended QFII regulations are also enhancing ongoing supervision on QFIIs in terms of information disclosure among other aspects. In particular, QFIIs are required to procure their underlying clients (such as any Portfolio investing in PRC securities via the QFII program) to comply with PRC disclosure of interest rules (e.g., the 5% substantial shareholder reporting obligation and the applicable aggregation with concerted parties and across holdings under various access channels including QFII program and Stock Connect (as defined below)) and make the required disclosure on behalf of such underlying investors.

Where a Portfolio invests in fixed income securities and/or eligible securities through the QFII program, such securities will be maintained by a local PRC custodian (“PRC Custodian”) pursuant to PRC regulations through appropriate securities accounts and such other relevant depositories in such name as may be permitted or required in accordance with PRC law. Any securities acquired by a Portfolio held by the QFII will be maintained by the PRC Custodian and should be registered in the joint names of the QFII and the relevant Portfolio and for the sole benefit and use of such Portfolio. Although under such arrangements a Portfolio should be entitled to the securities, such securities may nonetheless still be vulnerable to claims by a liquidator of the PRC Custodian and may not have the same protection as if they were registered solely in the name of the Portfolio.
Investors should note that cash deposited in the cash account of the relevant Portfolio with the relevant PRC Custodian will not be segregated but will be a debt owing from the PRC Custodian to the relevant Portfolio as a depositor. Such cash will be co-mingled with cash belonging to other clients of that PRC Custodian. In the event of bankruptcy or liquidation of the PRC Custodian, the relevant Portfolio will not have any proprietary rights to the cash deposited in such cash account, and the relevant Portfolio will become an unsecured creditor, ranking equal with all other unsecured creditors, of the PRC Custodian. The relevant Portfolio may face difficulty and/or encounter delays in recovering such debt, or may not be able to recover it in full or at all, in which case the relevant Portfolio will suffer losses. As a result of PRC regulatory requirements, the Portfolio may be limited in its ability to invest in securities or instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances, such as when the price of the securities is at a low level, the involuntary liquidations may result in losses for the Portfolio.
In addition, securities exchanges in the PRC typically have the right to suspend or limit trading of any security traded on a relevant exchange. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of a Portfolio’s investments. The government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue. The Chinese government has from time to time taken actions that influence the prices at which certain goods may be sold, encourage companies to invest or concentrate in particular industries, induce mergers between companies in certain industries and induce private companies to publicly offer their securities to increase or continue the rate of economic growth, control the rate of inflation or otherwise regulate economic expansion. It may do so in the future as well, which could potentially have a significant adverse effect on economic conditions in China.
The PRC’s currency (i.e. Renminbi/RMB) is not entirely determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests.
In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to a Portfolio’s investment in the PRC. Any resulting political or economic disturbances, as well as any retaliatory countermeasures, may have an adverse impact on the values or liquidity of a Portfolio’s investments.
The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect a Portfolio’s investment in the PRC. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.
In addition, because the PCAOB is generally restricted from inspecting the audit work and practices of registered accountants in the PRC, there is the risk that material accounting and financial information about PRC issuers may be unavailable or unreliable.
Investing Through Stock Connect. Certain Portfolios may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange (“SSE”) or the Shenzhen Stock Exchange (“SZSE”)

through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Portfolios) to purchase certain PRC-listed equities via brokers in Hong Kong. Purchases of securities through Stock Connect are subject to market-wide daily quota limitations, which may prevent a Portfolio from purchasing Stock Connect securities when it is otherwise advantageous to do so. Once such daily quota on SSE or SZSE is used up, acceptance of the corresponding buy orders on SSE or SZSE (as applicable) will be immediately suspended and no further buy orders will be accepted for the remainder of the trading day. Buy orders which have been accepted will not be affected by the using up of the daily quota, while sell orders will continue to be accepted. An investor cannot purchase and sell the same security on the same trading day, which may restrict a Portfolio’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by certain public holidays in either the PRC or Hong Kong, and there may be days that is a business day in one jurisdiction and a public holiday in the other, and as a result, will not be a trading day under Stock Connect. As a result, prices of Stock Connect securities may fluctuate at times when a Portfolio is unable to add to or exit its position. Only certain China A-shares and ETFs are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. In addition, the applicable rules as well as trading, settlement and information technology (“IT”) systems required to operate Stock Connect are continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.
Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong Stock Exchange, SSE or SZSE, although for defaults by Hong Kong brokers occurring on or after January 1, 2020, the Hong Kong Investor Compensation Fund will cover losses incurred by investors with a cap at HK $500,000 per investor with respect to securities traded on a stock market operated by the SSE and/or SZSE and in respect of which an order for sale or purchase is permitted to be routed through the northbound link of the Stock Connect. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as a Portfolio) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. To the extent HKSCC is deemed to be performing safekeeping functions with respect to assets held through it, a Portfolio has no legal relationship with HKSCC and no direct legal recourse against HKSCC in the event that the Portfolio suffers losses resulting from the performance or insolvency of HKSCC. In this event, a Portfolio may not fully recover its losses and the process could be delayed. A Portfolio may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, a Portfolio will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. HKSCC as nominee holder shall have no obligation to take any legal action or court proceeding to enforce any rights on behalf of the investors in respect of the Stock Connect securities in the PRC or elsewhere. Therefore, even though a Portfolio’s ownership may be ultimately recognized, the Portfolio may suffer difficulties or delays in enforcing their rights in A-shares. Stock Connect trades are settled in RMB, the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If a Portfolio does not utilize a special segregated account, a Portfolio will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that a Portfolio may use to execute trades. While a Portfolio may use special segregated accounts in lieu of the pre-trade check, relevant market practice with respect to special segregated accounts is continuing to evolve.
Investing Through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Portfolio may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its

Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of a Portfolio to make the filing on behalf of the relevant Portfolio and conduct trading and settlement agency services for the Portfolio. PBOC will exercise on-going supervision on the onshore settlement agent and the Portfolio’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Portfolio and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. Although there is no quota limitation regarding investment via the CIBM Direct, a Portfolio is required to make further filings with the PBOC if it wishes to increase its anticipated investment size. There is no guarantee the PBOC will accept such further filings. In the event any further filings for an increase in the anticipated investment size are not accepted by the PBOC, a Portfolio’s ability to invest via the CIBM Direct will be limited and the performance of the relevant Portfolio may be unfavorably affected as a result. Since the relevant filings, registration with PBOC, and account opening for investment in the CIBM via the CIBM Direct have to be carried out via an onshore settlement agent, registration agent or other third parties (as the case may be), the relevant Portfolio is subject to the risks of default or errors on the part of such third parties. The relevant Portfolio may also incur losses due to the acts or omissions of the onshore settlement agent in the process of settling any transactions. As a result, the net asset value of the relevant Portfolio may be adversely affected. In addition, investors should note that cash deposited in the cash account of the relevant Portfolio with the relevant onshore settlement agent will not be segregated. In the event of the bankruptcy or liquidation of the onshore settlement agent, the relevant Portfolio will not have any proprietary rights to the cash deposited in such cash account and may face difficulty and/or encounter delays in recovering such assets, or may not be able to recover it in full or at all, in which case the Portfolio will suffer losses.
The CIBM Direct Rules are relatively new and are still subject to continuous evolvement, which may adversely affect the Portfolio’s capability to invest in the CIBM. A Portfolio will be tested for compliance with investment limitations for instruments traded on CIBM (including instruments traded through both CIBM Direct and the Bond Connect Program) prior to the trade. Therefore, a Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for an instrument traded on CIBM and the trade is not completed until the following day if the Portfolio was in compliance with the applicable limitation at the time of the initial compliance test. Similarly, a Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for two complementary instruments (such as a foreign currency transaction and a bond) traded on CIBM and one of the trades is not completed until the following day if the Portfolio was in compliance with the applicable percentage limitation for both instruments at the time of the initial compliance test. Investing in the CIBM via CIBM Direct is also subject to certain restrictions imposed by the PRC authorities on fund remittance and repatriation which may potentially affect a Portfolio’s performance and liquidity. Any non-compliance with or failure to meet the fund remittance and repatriation requirements may result in regulatory sanctions which in turn may have an adverse impact on the portion of a Portfolio’s investment via the CIBM Direct. Further, there is no assurance that the fund remittance and repatriation requirements in relation to investment in CIBM will not be changed as a result of change in government policies or foreign exchange control policies. A Portfolio may incur loss in the event such change in the fund remittance and repatriation requirements in relation to investment in CIBM occurs.
CIBM Direct RFQ Trading. In September 2020, CIBM direct RFQ trading service was launched by the National Interbank Funding Center (“CFETS”). Under such service, foreign investors under CIBM Direct may solicit cash bond trading with domestic market makers by requesting for quotation (“RFQ”) and confirm the trades in CFETS system. As a novel arrangement under CIBM Direct, CIBM direct RFQ trading may be subject to further adjustments and uncertainties in implementation, which may have an adverse impact on the Portfolio’s investment to the extent the Portfolio transacts via CIBM direct RFQ trading mechanism.
Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with a Portfolio’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect a Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to a Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as a Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing

House (“SCH”)). A Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects a Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, a Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Investors who wish to participate in Bond Connect do so through an offshore custody agent, registration agent or other third parties (as the case may be), who would be responsible for making the relevant filings and account opening with the relevant authorities. A Portfolio is therefore subject to the risk of default or errors on the part of such agents. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.
A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed income instruments. Therefore, a Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. A Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect adheres to the trading calendar of CIBM, and as such, trading can be undertaken on days on which the CIBM is open for trade, regardless of whether it is a public holiday in Hong Kong. As a result, prices of securities purchased through Bond Connect may fluctuate at times when a Portfolio is unable to add to or exit its position (for example, in situations where intermediaries are not available to assist with trades) and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.
The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on a Portfolio’s investments and returns.
There are still some uncertainties in the PRC tax rules governing taxation of income and gains from investments in the PRC due to the lack of formal guidance from the PRC tax authorities that could result in unexpected tax liabilities for a Portfolio. If a Portfolio is considered a tax resident enterprise of the PRC, it will be subject to PRC corporate income tax (“CIT”) at 25% on its worldwide taxable income. If a Portfolio is considered a non-tax resident enterprise with a permanent establishment or place or establishment of business (“PE”) in the PRC, the profits attributable to that PE would be subject to CIT at 25%. Under the PRC CIT Law effective from December 29, 2018 and its implementation rules, a non-PRC tax resident enterprise without a PE in the PRC will generally be subject to withholding income tax (“WIT”) of 10% on its PRC sourced income, including but not limited to passive income (e.g. dividends, interest, gains arising from transfer of assets, etc.).
Unless a specific exemption is applicable, non-PRC tax resident enterprises are subject to WIT on the payment of interests on debt instruments issued by PRC tax resident enterprises, including bonds issued by enterprises established within the PRC. The general WIT rate applicable is 10%, subject to reduction under an applicable double tax treaty and agreement by the PRC tax authorities. Interest derived from government bonds issued by the in-charge Finance Bureau of the State Council and/or local government bonds approved by the State Council is exempt from CIT under the PRC Law. According to a tax circular jointly issued by the Ministry of Finance of the PRC (“MoF”) and the State Administration of Taxation of the PRC (“SAT”) on November 7, 2018, i.e. Circular on the Enterprise Income Tax and Value-Added Tax Policies for Foreign Institutions investing in Onshore Bond Markets (“Circular 108”), the foreign institutional investors were temporarily exempt from PRC CIT with respect to bond interest income derived in the PRC bond market for the period from November 7, 2018 to November 6, 2021. On November 22, 2021, the PRC Ministry of Finance and PRC State Taxation Administration jointly issued Bulletin [2021] No. 34 (“Bulletin 34”) to further extend the tax exemption period to December 31, 2025. The scope of such PRC CIT exemption has excluded bond interest gained by foreign investors’ onshore entities/establishment that are directly connected with such onshore entities/establishment. However, there is no guarantee that such temporary tax exemption will continue to apply, will not be repealed and re-imposed retrospective, or that no new tax regulations and practice in China specifically relating to the PRC bond market will not be promulgated in the future.
Variable Interest Entities. Certain Portfolios may obtain exposure to companies based or operated in the PRC by investing through legal structures known as variable interest entities (“VIEs”). Because of Chinese governmental restrictions on non-Chinese ownership of companies in certain industries in the PRC, certain Chinese companies have used VIEs to facilitate foreign investment without distributing direct ownership of companies based or operated in the PRC. In such cases, the Chinese operating company establishes an offshore holding company, and the offshore company enters into contractual arrangements (such as powers of attorney, equity pledge agreements and other services or business cooperation agreements) with the operating company. These contractual arrangements are intended to give the offshore company the ability to exercise power over and obtain economic rights from the operating company. Shares of the offshore company, in turn, are listed and traded on exchanges outside of the PRC and are available to non-Chinese investors such as a Portfolio. This arrangement allows non-Chinese investors in the offshore company to obtain economic exposure to the Chinese company without direct equity ownership in the Chinese company.
On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” (the “Trial Measures”) which went into effect on March 31, 2023. The Trial Measures and its implementing guidelines require Chinese companies that pursue listings outside of mainland China, including those that do so using the VIE structure, to make a filing with the CSRC. While the Trial Measures and its implementing guidelines do not prohibit the use of VIE structures, this does not serve as a formal endorsement either. There is a risk that the PRC might prohibit the use of VIEs or eliminate their ability to transmit economic or governance rights to non-Chinese investors at any time. The future stance of the PRC on VIEs and the potential impact of any new regulations remain uncertain. Investments involving a VIE may also pose additional unique risks because such investments are made through a holding company whose interests in the underlying operating company are established through contract rather than through equity ownership. For example, in the event of a dispute, the offshore company’s contractual claims with respect to the operating company may be deemed unenforceable in the PRC, thus limiting (or eliminating) the remedies and rights available to the offshore company and its investors. Such legal uncertainty may also be exploited against the interests of the offshore company and its investors. Further, the interests of the equity owners of the operating company may conflict with the interests of the investors of the offshore company, and the fiduciary duties of the officers and directors of the operating company may differ from, or conflict with, the fiduciary duties of the officers and directors of the offshore company. Foreign companies listed on U.S. exchanges, including offshore companies that utilize a VIE structure, also could face delisting or other ramifications for failure to meet the requirements of the SEC, the PCAOB or other United States regulators. Any of the foregoing risks and events could negatively impact a Portfolio’s performance.
Sanctions, Trade and Investment Restrictions Relating to PRC. In recent years, various governmental bodies have considered and, in some cases, imposed sanctions, trade and investment restrictions and/or notification requirements targeting the PRC (inclusive of Hong Kong and Macau), and it is possible that additional restrictions may be imposed in the future. For example, in January 2025, a new “outbound investment” regulatory regime took effect in the U.S., which prohibits or requires notification with respect to certain transactions involving PRC-affiliated countries (inclusive of Hong Kong and Macau) that operate in specified sensitive technology sectors, including advanced semiconductors and microelectronics, quantum information, technologies and certain areas and uses of artificial intelligence technologies. The Comprehensive Outbound Investment National Security (“COINS”) Act, which became law in December 2025, contemplates potential expansion of the regime to additional sensitive technology sectors and jurisdictions. Given the complex and evolving relationship between the PRC and certain other countries, it is difficult to predict the impact of such sanctions or restrictions on market conditions or a Portfolio’s investments. Further, complying with such sanctions or restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Portfolio’s ability to achieve its investment objective, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, prevent the Portfolio from receiving payments otherwise due it, negatively impact the value of a Portfolio’s investments, restrict participation in certain investments by certain investors, require a Portfolio to obtain information about underlying investors, increase diligence and other similar costs to the Portfolio, render valuation of China-related investments challenging, or require a Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Portfolios’ performance with respect to such investments, and thus a Portfolio’s performance as a whole. For example, the PRC may impose a number of countermeasures on entities or individuals (each, a “Listed Person”), including countermeasures implemented by the Ministry of Foreign Affairs, Ministry of Commerce, and other relevant authorities in the PRC, which are carried out in accordance with the PRC Anti-Foreign Sanctions Law adopted by the Standing Committee of the National People’s Congress on June 10, 2021 (the “AFSL”), as well as the Provisions on the Unreliable Entity List and the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures released by the Ministry of Commerce, respectively, on September 19, 2020 and January 9, 2021 (together with the AFSL, “Counteracting Rules”). In the event that a Portfolio or any investor in a Portfolio becomes the target of such Counteracting Rules, the Portfolio may be required to take certain steps that may negatively impact either or both the Portfolio or the investor. The U.S. Treasury’s Outbound Investment Security Program went into effect on January 2, 2025. The Outbound Investment Security Program implements Executive Order 14105, which directed the U.S. Treasury to issue regulations to address the national security threat posed by certain U.S investments that may accelerate the development of sensitive technologies and products in “countries of concern,” defined as China and the Special Administrative Regions of Hong Kong and Macau. The rule establishes a regulatory framework for either prohibiting or requiring notifications to the U.S. Treasury for certain investments by U.S. persons in companies related to the countries of concern that conduct activities involving certain national security sectors (currently, semiconductor technologies, artificial intelligence systems for military or surveillance use, or quantum computing). A Portfolio may face restrictions on investing in certain Chinese or Chinese-owned companies involved in the covered sectors. A Portfolio must also implement due diligence processes for identifying covered transactions and may need to report notifiable transactions to the U.S. Treasury, potentially affecting investment timelines.
U.S. PRC Relations. External relations, such as the China-U.S. relationship regarding trade, currency exchange, and intellectual property protection, among other things, could also have implications with respect to capital flow and business operations. U.S. social, political, regulatory and economic conditions prompting changes in laws and policies governing foreign trade, manufacturing, developments and investments in the PRC could adversely affect the performance of a Portfolio’s investments. For example, in recent years, the U.S. federal government implemented an aggressive trade policy with respect to the PRC, including imposing tariffs on certain imports of the PRC, criticizing the PRC government for its trade policies, taking actions against individual PRC companies, imposing sanctions on certain officials of the Hong Kong government and the PRC central government and issuing executive orders that prohibit certain transactions with certain China-based persons, companies and their respective subsidiaries. Various U.S. statutes and executive orders have designated the PRC as a “foreign adversary,”and the U.S. government has announced that it intends to take further actions to deter U.S investments relating to the PRC’s Military-Civil Fusion strategy to develop the People’s Liberation Army into a “world class military” by 2049. In addition, the PRC government has implemented, and may further implement, measures, including retaliatory measures, in response to new trade policies, treaties, sanctions and tariffs imposed by the U.S. government, for example, the passing of the Hong Kong national security law by the National People’s Congress of China (the “National Security Law”) which criminalizes certain offenses including subversion of the Chinese government and collusion with foreign entities. The National Security Law subsequently prompted the promulgation in the U.S. of the Hong Kong Autonomy Act and executive orders setting forth additional sanctions. More recently, to complement the National Security Law, on March 8, 2024, the Hong Kong government had introduced draft legislation titled “Safeguarding National Security Bill” into the Legislative Council of Hong Kong, with a view to fully implementing its constitutional duty of safeguarding national security under Article 23 of the Basic Law (“Article 23”). In view of the potential implementation of Article 23, there is no guarantee as to whether this may trigger further additional sanctions promulgated by the U.S. on Hong Kong, which consequently may impact the PRC. The U.S. has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies, adding a number of new Chinese companies to the Department of Commerce’s Entity List. The United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. It is possible that additional sanctions, export controls and/or investment restrictions will be announced. Escalation of China-U.S. tensions resulting from these events and the retaliatory countermeasures that the national and state governments have taken and may take (including U.S. sanctions and anti-sanction laws in China), as well as other economic, social or political unrest in the future, could have a material adverse effect on or could limit the activities of PIMCO, a Portfolio or the companies in which a Portfolio has invested. Such countermeasures may, among other things, cause a Portfolio’s assets or investments to lose value, or limit its ability to invest in PRC or PRC-related securities or other investments, repatriate existing assets located in the PRC at the time the countermeasures are applied.
State Law Restrictions on Ownership of Real Property. Certain U.S. states have proposed, recently enacted, or are in the process of adopting new legislation that restricts the ability of a wide range of governmental bodies and persons or entities from or domiciled in foreign countries of concern, as defined in the applicable U.S. state’s laws (e.g., the People’s Republic of China) (any such direct or indirect investor, a “Covered Investor”) to directly or indirectly own or acquire interests in “real property” (e.g., land, buildings, fixtures, and all other improvements to land) located in the relevant states, subject to certain limited exceptions (such laws as in effect from time to time, the “State Real Estate Laws”). Certain investments made by a Portfolio may constitute investments in “real property” for purposes of these laws (such investments, “Restricted Investments”). The State Real Estate Laws may impose different thresholds on the ownership of Restricted Investments by Covered Investors.
The impact of the State Real Estate Laws on a Portfolio and its investors may vary on a state-by-state basis, particularly to the extent that a state adopts an exemption from the ownership restrictions for commingled funds. Given the developing nature of the State Real Estate Laws, it is difficult to predict the full scope of their impact on a Portfolio’s investments and investor base. Complying with such restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, negatively impact a Portfolio’s ability to achieve its investment objective, prevent a Portfolio from receiving payments otherwise due it, require a Portfolio to obtain information about underlying investors or increase diligence and other similar costs to a Portfolio. Any of these outcomes could make it difficult for a Portfolio to act successfully on investment opportunities and may adversely affect a Portfolio’s performance as a whole. The Portfolios reserve the right to restrict an investor’s ability to purchase Portfolio shares and, to the extent permitted by applicable law, to redeem existing investors as necessary or appropriate to facilitate compliance with State Real Estate Laws.
The Portfolios intend to comply with the State Real Estate Laws to the extent applicable to their shareholder base, and may, to comply with such laws, request and report confidential information about a shareholder if required by the State Real Estate Laws and, if applicable, any underlying beneficial ownership, to applicable authorities if PIMCO determines that it is in the best interests of the Portfolio in light of the relevant laws or regulations or upon the request of regulators. Shareholders may be required to cooperate with PIMCO to facilitate compliance with the State Real Estate Laws.
Foreign Currency Transactions
All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolios may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or to lower currency deviations relative to the Fund's benchmark index(es). The Portfolios also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge.  If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of a Portfolio’s portfolio holdings denominated in the currency sold.
Direct Hedge.  If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.
Proxy Hedge.  PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging.  When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if a Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio’s net asset value per share.
A Portfolio may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Portfolio to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Portfolio’s ability to enter into foreign currency transactions, force a Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for a Portfolio, any of which may result in a loss to a Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the CFTC and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bilaterally negotiated contracts.

A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging.  Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.
Foreign Currency Exchange-Related Securities
Foreign currency warrants.  Foreign currency warrants such as Currency Exchange WarrantsTM are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal exchange rate linked securities.  Principal exchange rate linked securities (“PERLs”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance indexed paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
Borrowing
Except as described below, each Portfolio may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of a Portfolio’s total assets. A Portfolio also may borrow money for temporary purposes in an amount not to exceed 5% of a Portfolio’s total assets.
Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of a Portfolio’s total assets made for temporary purposes. Any borrowings for temporary purposes in excess of 5% of a Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.
As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by a Portfolio. Such transactions also can be subject to the risks discussed under “Derivative Instruments” below, in addition to the risks discussed in this section. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, a Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement.
However, reverse repurchase agreements involve the risk that the market value of securities retained by a Portfolio may decline below the repurchase price of the securities sold by a Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to a Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Portfolio’s total assets. The 1940 Act and related rules no longer require asset segregation for derivatives transactions, entered into by registered investment companies; however asset segregation and posting of collateral may still be utilized for risk management or other purposes. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Portfolio.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by a Portfolio, but only securities which are “substantially identical”, which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment than those sold.
A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of a Portfolio’s repurchase of the underlying security.
It is possible that changing government regulation may affect a Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact a Portfolio’s ability to utilize these investment strategies and techniques.
Derivative Instruments
In pursuing their individual objectives, the Portfolios may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, and other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index or as part of their overall investment strategies and enter into other types of instruments under which a Portfolio is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency forwards, swaps, futures or options. Portfolios that may invest in foreign currency-denominated securities (except the PIMCO Municipal Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. A Portfolio also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolios may invest in structured notes and enter into transactions involving other similar instruments as discussed herein. All of these transactions are referred to collectively herein as “derivatives”. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio also may use those instruments, provided that their use is consistent with a Portfolio’s investment objective.
The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to additional, unforeseen risks, including the risk of loss.
The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Portfolio, a Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Portfolio will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to a Portfolio. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to liquidity risk, which refers to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable, or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, a Portfolio’s use of such instruments may cause a Portfolio to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. For Portfolios that gain exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Portfolios may invest in derivatives to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If a Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, a Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of a Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or a Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to a Portfolio based on the market value of the derivative transactions entered into between a Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for a Portfolio to modify, terminate, or offset the Portfolio’s obligations or a Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to a Portfolio. Upon the expiration or termination of a particular contract, a Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause a Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, a Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, a Portfolio may experience losses.
As noted elsewhere, a Portfolio may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for a Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, a Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses a Portfolio may incur if the put option is exercised, and derivative transactions where a Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Portfolio should not be viewed as the total returns or overall performance of a Portfolio. These strategies may also produce adverse tax consequences (for example, a Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit a Portfolio’s opportunity to profit or otherwise benefit from certain gains. A Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. A Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when a Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or a Portfolio’s portfolio of investments, or arising from its use of derivatives. Consequently, Portfolio shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Portfolio has declined in value, which may be economically similar to a taxable return of capital.
Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on equity, fixed income or other securities(including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by a Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by a Portfolio. Upon exercise, the writer of an option on an index or a cash-settled option on a security is obligated to pay the difference between the cash value of the index or security and the exercise price multiplied by the specified multiplier for the option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)
A Portfolio may write calls and/or puts on instruments a Portfolio owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which a Portfolio has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), a Portfolio typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Portfolio the asset on which the option is written at a certain price within a specified time frame.
Writing call or put options will limit a Portfolio’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that a Portfolio’s maximum potential gain via a written covered call or put will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which a Portfolio acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call or put option. The Portfolio’s maximum potential gain via a written naked call or any put will generally be the premium received from writing the option. The Portfolio’s maximum potential loss on a written covered call is the purchase price paid for the underlying asset minus the premium received for writing the option. The Portfolio’s maximum potential loss on an uncovered call is theoretically limitless as the value of the underlying asset rises. The Portfolio’s maximum potential loss on a written put is the entire strike price minus the premium received for writing the option as the value of the underlying asset could fall to zero. Therefore, written covered calls and puts can result in losses and detract from a Portfolio’s total returns even though the call or put options produce premiums and may initially produce income and cash flow to a Portfolio (and therefore Portfolio distributions) for having written the call or put options.
Buying a call option or put option will generally involve a Portfolio paying a premium on the option, which may detract from returns and may not limit losses. A Portfolio may lose the initial amount invested in the call option or put option.
Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative's reference asset, which may result in excess losses to a Portfolio. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by a Portfolio expires unexercised, a Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, a Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when a Portfolio desires.
A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, a Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, a Portfolio will realize a capital gain or, if it is less, a Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.
The premium paid for a put or call option purchased by a Portfolio is an asset of a Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Portfolios may write straddles consisting of a combination of a call and a put written on the same underlying security.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent a Portfolio writes a put option, a Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that a Portfolio that writes a put option may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to a Portfolio and may result in a Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.

If a put or call option purchased by a Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), a Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, a Portfolio might be unable to exercise an option it has purchased except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio. Movements in the index may result in a loss to a Portfolio; however, such losses may be mitigated by changes in the value of a Portfolio’s securities during the period the option was outstanding.
To the extent that a Portfolio writes a call option on a security it holds in its portfolio, a Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.
Each Portfolio may invest in futures contracts and futures options with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. A Portfolio may also invest in futures contracts on carbon offset credits. A carbon offset credit represents the reduction or removal of a specific amount of carbon dioxide or other greenhouse gas (“GHG”) from the atmosphere. Carbon offset credits are designed to provide a mechanism for people and businesses to mitigate the adverse environmental impact of their GHG-generating activities. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
A Portfolio may purchase and write call options on futures or put options on futures, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.
Limitations on Use of Futures and Futures Options. A Portfolio that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system. When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to a Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day a Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark-to-market its open futures positions.
A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.
Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Portfolio assets in the segregated account. Portability of exposure reduces risk to a Portfolio. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, a Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, a Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.
The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”
Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in a Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of such Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.
Additionally, the price of index futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock index futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock index futures contract relates. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
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Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.
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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as climate changes, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Portfolio’s investments to greater volatility than investments in traditional securities.
Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. Each Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign (non-U.S.) currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Portfolio also may enter into options on swap agreements (“swaptions”).
A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are generally bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Portfolio’s investment objectives and general investment policies, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.
Each Portfolio also may enter into combinations of swap agreements in order to achieve certain economic results. For example, a Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that a Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
A Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.
A Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Portfolios may engage in variance swaps.
Most types of swap agreements entered into by the Portfolios will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio).
A Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swap agreements sold by a Portfolio may involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. A Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller.
A Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio).
The Dodd-Frank Act and related regulation require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM or SEF “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in a Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. To the extent a Portfolio is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolios’ ability to enter into swap agreements.
Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.
A Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
A Portfolio’s obligations under a recovery lock will be determined daily.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. In this regard, a Portfolio seeks to achieve its investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of a Portfolio are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent a Portfolio, or derivatives or other strategies used by a Portfolio, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a portfolio and the determination of the net asset value of portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a portfolio invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Greenhouse Gas “Cap-and-Trade” Programs. Certain Portfolios may trade derivative instruments on carbon credits, including, but not limited to, carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme (“EUAs”), California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives (“RGGI”). The derivative instruments on carbon credits will be subject to the risks associated with trading such instruments directly. The trading markets for carbon credits are still developing and therefore do not possess the attributes of a fully developed market, which may cause illiquidity, high price volatility and a diminished demand. Price movements of carbon credits are influenced by, among other things, their current and perceived future market value, green technology developments, the price of natural gas and coal, weather patterns and the level of world economic activity. In addition, international, national and regional carbon regulation is still developing and may change in response to new legislation, treaties or other governmental regulation, which may have an adverse impact on a Portfolio. The timing and volume of delivery of such credits can be uncertain and may be subject to transfer disruptions.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent a Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent a Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of a Portfolio to use certain instruments as a part of its investment strategy.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolios to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which a Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by a Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO monitors whether the exposure created under these contracts might exceed the applicable limits in managing a Portfolio. In addition, the CFTC has established position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The position limits rules apply to both the Portfolios and their swap dealer counterparties. If a swap dealer is unable to rely on certain exemptions, such as the bona fide hedging speculative OTC transaction capacity the swap dealer has available for the Portfolios, the swap dealer may have limited speculative OTC transaction capacity for the Portfolios.
Regulatory limits and requirements may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Such limits and requirements may increase the cost of a Portfolio’s investments and cost of doing business even if not directly applicable to the Portfolio, which could adversely affect investors.

The SEC, the CFTC, and other federal regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and the market has yet to absorb their full impact.
Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that a Portfolio’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Portfolio of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Perpetual Bonds
The Portfolios may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.
Structured Products
The Portfolios may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and other products, structured notes, indexed securities, equity-linked securities and equity-linked notes, which are potentially high-risk investments. A structured product generally is a privately-negotiated debt or equity investment the terms of which may combine the features of a traditional stock, bond, or commodity with the features of a derivative such as an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, and/or interest rate of a structured product is tied (positively or negatively) to the price of a commodity, currency, securities index, interest rate, or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would represent a combination of the features of a bond and a purchased call option on oil.
Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. A Portfolio may invest in structured products as a cash management tool in order to gain exposure to the relevant markets and/or to remain fully invested when more traditional securities are not available. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the investor in a structured product. The assets underlying a structured product may decline in value or default and, under certain conditions, the return on a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with an investment in a traditional bond that has a fixed principal amount and pays a fixed rate or floating rate of interest or equity security. Structured products expose a Portfolio to the risks of the underlying asset or benchmark in addition to the credit risk of the issuer of the structured product and its counterparties or the issuers of its underlying investments. Investors in structured products may not have direct rights against the underlying counterparties or issuers. To the extent the security is tied to derivative instruments, a Portfolio’s investments in structured products are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that structured products generally will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Structured products also may be more volatile and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. These risks may cause significant fluctuations in the net asset value of a Portfolio. To the extent a Portfolio’s invests in structured products issued by foreign issuers, it will be subject to the risks associated with the securities of foreign issuers and with securities denominated in foreign currencies. Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, a Portfolio’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act. Each Portfolio, will not invest more than 5% of its total assets in a combination of credit-linked securities or commodity-linked notes.
Credit-Linked Securities. Credit-linked securities generally are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. The credit-linked securities discussed herein do not include GSE credit risk transfer securities and GSE credit-linked notes (see “Mortgage-Related Securities and Asset-Backed Securities—Government Sponsored Enterprise Credit Risk Transfer Securities and GSE Credit-Linked Notes” and do not include significant risk transfer instruments (see “Significant Risk Transfer Instruments”)). Like an investment in a bond, investments in credit-linked securities generally represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive as an investor in the issuer.
Commodity-Linked Notes and Products. Commodity-linked structured products provide exposure to the commodities markets. These are securities with one or more commodity-linked components that may have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.
Structured Notes and Indexed Securities. Structured notes are debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). Indexed securities may include structured notes as well as structured securities other than debt securities, the interest rate or principal of which is determined by a benchmark. Indexed securities may include a multiplier that multiplies the benchmark by a specified factor and, therefore, the value of such securities may be volatile. The terms of structured notes and indexed securities may be “structured” by the purchaser and the issuer may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively tied to the benchmark so that appreciation of the benchmark may produce an increase or a decrease in the interest rate paid on the structured note or indexed security or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the benchmark. Therefore, the value of such notes and securities may be very volatile. To the extent a Portfolio invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of a Portfolio's holdings in an effort to monitor a Portfolio's interest rate risk.
Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, a Portfolio’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator.
Equity-Linked Securities and Equity-Linked Notes. A Portfolio may invest a portion of its assets in equity-linked securities. Equity-linked securities are privately issued securities that have a return component based on the performance of a benchmark that is a single stock, a basket of stocks, or a stock index. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, certain derivative instruments.
An equity-linked note is a note, typically issued by a company or financial institution, whose performance is tied to a benchmark that is a single stock, a basket of stocks, or a stock index. Generally, upon the maturity of the note, the holder receives a return of principal based on the capital appreciation of the benchmark. The terms of an equity-linked note may also provide for the periodic interest payments to holders at either a fixed or floating rate. Because the notes are equity-linked, they may return a lower amount at maturity due to a decline in value of the benchmark.
Significant Risk Transfer Instruments
Significant Risk Transfer instruments (“SRTs”) provide exposures to portfolios of loans or other reference obligations (“Reference Assets”). SRTs typically allow the issuer or counterparty to transfer the credit risk associated with the Reference Assets to investors. SRTs may take the form of a type of credit linked securities (see “Structured Products—Credit Linked Securities”) or derivatives instruments such as credit default swap agreements. SRTs are subject to the risks associated with credit linked securities or derivatives instruments, as applicable. Among other risks, SRTs are subject to the credit risk associated with the issuer or counterparty and the risks associated with the potential losses of the Reference Assets (including credit risk of underlying obligors, market risk, and interest rate risk). SRTs may provide leveraged exposure to the Reference Assets, through leverage inherent to the SRT or through leverage obtained by financing. Leveraged exposure subjects the Portfolios to risk of magnified losses. In connection with a Portfolio’s exposure to SRTs, the Portfolio may have a contractual relationship with the issuer of the SRT only, and not with the obligors of the underlying Reference Assets. As such, the Portfolios generally will have no right to enforce compliance by the obligors of the Reference Assets with the terms of such Reference Assets. The Portfolios will not directly benefit from the collateral supporting the Reference Assets and will not have the benefit of the remedies that would normally be available to a holder of such obligations. In addition, in the event of the insolvency of the issuer or counterparty of the SRT, the Portfolios may be treated as a general creditor of such issuer or counterparty, as applicable, and may not have a secured claim with respect to any underlying Reference Asset obligation.
Bank Capital Securities
The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of common and non-cumulative preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date. Subject to certain regulatory requirements, both Tier I and Tier II securities may include trust preferred securities. As a general matter, trust preferred securities are being phased out as Tier I and Tier II capital of banking organizations unless they qualify for grandfather treatment.
Trust Preferred Securities
The Portfolios may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred securities. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.

Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Portfolio.
As a result of trust preferred securities being phased out of Tier I and Tier II capital of banking organizations, a Portfolio’s ability to invest in trust preferred securities may be limited. This may impact a Portfolio’s ability to achieve its investment objective.
Exchange-Traded Notes
Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. The timing and character of income and gains derived by a Portfolio from investments in ETNs may be affected by future legislation.
An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.
The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Delayed Funding Loans and Revolving Credit Facilities
Each Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. These transactions may be known as TBA transactions.
When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, a Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because a Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with a Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, a Portfolio could miss a favorable price or yield opportunity. If a Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
When a Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, a Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, a Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.
A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Financial Industry Regulatory Authority (“FINRA”) rules in respect of the collateralization of TBA transactions have the general effect of causing the Portfolios to post collateral in connection such transactions. Such collateralization of TBA transactions could increase cost to Funds or impose additional operational complexity.
Standby Commitment Agreements
The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. A Portfolio receives this fee whether or not it is ultimately required to purchase the security.
There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.

A Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in a Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.
Infrastructure Investments
Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.
Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.
Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.
Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.
An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.
Short Sales
Each of the Portfolios may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of a Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.
When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, a Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that a Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If a Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the values of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer. The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, a Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
144A Securities
In addition to a Portfolio’s investments in privately placed and unregistered securities, a Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Regulation S Securities
A Portfolio may invest, either directly or through investments in its wholly-owned subsidiary, in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Illiquid Investments
In accordance with Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act, each Portfolio may invest up to 15% of its net assets in “illiquid investments” that are assets. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, a Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolios may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.

Repurchase Agreements
Each Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Loans of Portfolio Securities
For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is fully collateralized; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1∕3% of the total assets of the Portfolio (including the collateral received with respect to such loans). Each Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by a Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term funds. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Portfolio bears the risk of such investments. The Portfolios may enter into reverse repurchase agreements or economically similar transactions without regard to the aforementioned 33 1/3% limitation if effected in compliance with the requirements of Rule 18f-4 discussed above.
Investments in Business Development Companies (“BDCs”)
Certain of the Portfolios may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. The 1940 Act imposes various obligations on BDCs, such as the requirement to invest at least 70% of their total assets primarily in securities of private U.S. companies or public U.S. companies that have market capitalizations of less than $250 million. Generally, private and smaller publicly-traded companies in which a BDC may invest may not provide the same degree of information to investors as compared to larger publicly traded companies. Therefore, there is a risk that investors in such companies, such as BDCs, may not have the same scope or quality of information in making an investment decision as compared to an investor in larger publicly traded companies. In addition, securities of private or smaller publicly-traded companies are typically less liquid than investments in larger publicly-traded companies. The securities of private companies may also be subject to restrictions on resale. Additionally, certain investments held by BDCs may not have readily ascertainable market values and may be subject to fair valuation determinations. Due to the absence of a readily ascertainable market value, and because of the inherent uncertainty of fair valuation, the fair value of a BDC’s investments may differ significantly from the values that would be reflected if the securities were traded in an established market, potentially resulting in material differences between a BDC’s NAV per share and the BDC’s market value. Some BDCs invest substantially, or even exclusively, in one sector or industry group. A BDC whose investments are focused in a particular sector or industry group may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group.
BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies under the Internal Revenue Code. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends.

Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. This limitation on leverage may impact the way that the BDC raises capital (e.g., by affecting the BDC’s ability to issue senior securities).
Further, to the extent that a Portfolio invests a portion of its assets in a BDC, a shareholder in the Portfolio will not only bear the proportionate share of Portfolio expenses, but also will bear (absent an expense waiver arrangement) indirectly the expenses of the BDC.
Investments in Exchange-Traded Funds (“ETFs”)
Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs advisory fees and administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In the case of actively managed ETFs, there is a risk that the ETF may not achieve its investment objective. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. In addition, errors in the construction, calculation or transmission of an index could cause an ETF's price to differ materially from its index. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV. An ETF has a limited number of intermediaries that act as Authorized Participants, and none of these Authorized Participants are or will be obligated to engage in creation or redemption transactions. To the extent that these intermediaries exit the business or are unable to or choose not to proceed with creation and/or redemption orders with respect to an ETF and no other Authorized Participant is able and willing to create or redeem, shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, while ETF shares are listed for trading on an exchange, there can be no assurance that active trading markets for ETF shares will be maintained by market makers or Authorized Participants. Decisions by market makers or Authorized Participants to reduce their role or “step away” from these activities in times of market stress may inhibit the effectiveness of the creation/redemption process in maintaining the relationship between the underlying value of an ETF’s holdings and the ETF’s NAV. Such reduced effectiveness could result in the ETF’s shares trading at a discount to its NAV and also in greater than normal intraday bid/ask spreads for the ETF’s shares.
Data Center Investment Risk.  Investments in data center assets involve many relatively unique and acute risks. Project revenues can be affected by numerous factors, including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of an investment may adversely affect the overall profitability of such investments. Events outside the control of PIMCO or a given investment could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining, or restoring the Account’s investments. Such events may include, but are not limited to, political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (e.g., fire, floods, earthquakes, and typhoons), grid and fiber connectivity (e.g., complete fallout caused by damage to power and fiber lines), power infrastructure availability (e.g. outages or complete shutdowns of substations), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism, and other unforeseen circumstances or operational incidents. As a general matter, the operation and maintenance of data center assets involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, performance of infrastructure, failure of technology to perform as anticipated, structural failures and accidents, and the need to comply with the directives of government authorities. Although investments may maintain insurance to protect against certain risks, such insurance would typically be subject to deductibles and coverage limits, and may not be sufficient to recoup all losses incurred by a particular investment. Furthermore, once digital infrastructure assets of an investment become operational, they may face significant competition from other digital infrastructure assets. Certain investments may have a national or regional profile. Given this profile and/or irreplaceable nature of certain strategic assets, such assets may constitute a higher risk target for terrorist acts or political actions, such as expropriation. There is also a higher probability that if an owner/operator of such assets fails to make services available, users of such services may incur significant damage and may be unable to replace the supply or mitigate any such damage, thereby heightening the risks of third-party claims. These assets may also be impacted by the interests of local communities and stakeholders, which may affect the operation of such assets. Certain of these communities may have or develop interests or objectives which are different from, or in conflict with, those of the Account and/or its investments.
Environmental laws, regulations, and regulatory initiatives play a significant role in the infrastructure industry generally and can have a substantial impact on such investments. Failure to comply with any such laws, regulations, or other requirements could lead to, among other things, government fines, stop-work injunctions, or other liabilities and could have a materially detrimental impact on the financial performance of the Account’s investments. The ordinary operation of, or the occurrence of an accident with respect to an energy-dependent asset could cause major environmental damage, which may result in significant financial distress to the corresponding investment if not covered by insurance, and, even if covered by insurance, may still have a materially detrimental impact on the Account and its investments as a result of adverse publicity or related consequences.
Government Intervention Risk
Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies and financial markets, economic relief packages and changes to interest rates. There can be no guarantee that any such measures taken in the past or in connection with future events (within the United States or other affected countries throughout the world) will be sufficient or have their intended effect. In addition, an unexpected or quick reversal of such measures could cause market downturns, disruptions, volatility and inflation, which could adversely affect a Portfolio’s investments.
In addition, federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective. Also, while such legislation or regulations are intended to strengthen markets, systems, and public finances, they could affect fund expenses and the value of fund investments in unpredictable ways.
The current direction of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply, whether through higher rates, regulations or the Liquidity Rule proposals that may prevent mutual funds from participating in certain markets. During periods when interest rates are low (or negative), a Portfolio’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may heighten interest rate risk. A Portfolio may be subject to heightened levels of interest rate risk because the U.S. Federal Reserve (the “Federal Reserve”) has raised interest rates from historically low levels and has signaled an intention to continue to do so. To the extent the Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from Portfolio performance to the extent a Portfolio is exposed to such interest rates and/or volatility. Factors such as government policy, inflation, the economy and market for bonds can impact interest rates and yields.
Governments or their agencies may also acquire distressed assets from financial or other institutions and acquire ownership interests in those institutions. Such a program may have positive or negative effects on the liquidity, valuation and performance of the portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving each Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.
The value of a Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which a Portfolio invests. In the event of such a disturbance, issuers of securities held by a Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.
Investments in the Wholly-Owned Subsidiary
Investments in the Subsidiary are expected to permit the PIMCO International Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The PIMCO International Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the PIMCO International Portfolio may invest in these instruments directly, a Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO International Portfolio invests in the Subsidiary, a Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the PIMCO International Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect a Portfolio and its shareholders.
In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolios to implement certain trading strategies, hold certain investments or for other reasons.
Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes, changes in the behavior of market participants, or the application of such Systems are applied. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including (i) the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact a Portfolio. For example, System

Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact Portfolios.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investments) supplied by third parties for certain Portfolios. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route and execute investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable Portfolios to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the third-party algorithms as it would for proprietary models, data or algorithms, and PIMCO and applicable Portfolios will be exposed to systems, cybersecurity and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate applicable Portfolios for any losses associated with third-party models, data, or algorithms, and applicable Portfolios generally will bear all such losses. PIMCO, in its discretion, may not disclose certain such events to applicable Portfolios.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which certain Portfolios may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on a Portfolio over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Portfolios and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and applicable Portfolios generally will bear all losses associated with System Incidents, subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Portfolios.

With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. Portfolios will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Increasing Government and Other Public Debt
Government and other public debt, including municipal securities, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. For example, the total public debt of the United States and other countries around the globe as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn and was further accelerated in connection with the U.S. Government's response to the COVID-19 pandemic. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.
A high debt level may increase market pressures to meet government funding needs, which can increase debt costs and cause a government or public or municipal entity to issue additional debt, thereby increasing refinancing risk. A high debt level also raises concerns that the issuer may be unable or unwilling to make principal or interest payments when they are due, which may adversely impact the value of certain instruments held by a Portfolio. Unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the government from implementing effective counter-cyclical fiscal policy in economic downturns or can generate or contribute to an economic downturn. In addition, the high and rising level of U.S. national debt may adversely impact the U.S. economy and securities in which a Portfolio may invest. From time to time, uncertainty regarding potential increases in the statutory debt ceiling could: increase the risk that the U.S. Government may default on payments on certain U.S. Government securities; cause the credit rating of the U.S. Government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
The U.S. sovereign credit rating has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The rating market, prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency’s decision to downgrade the U.S. sovereign credit rating. The foregoing risks could adversely affect the value of the Portfolios’ investments.
Inflation and Deflation
The Portfolios are subject to inflation and deflation risk. Inflation risk is the risk that the value of assets or income from a Portfolio’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and a Portfolio’s investments may not keep pace with inflation, which may result in losses to investors. As inflation increases, the real value of a Portfolio’s portfolio could decline. A Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. The rate of inflation in many countries worldwide has increased in recent years due to supply chain disruptions, fiscal or monetary stimulus, energy price increases, wage inflation and the Russian invasion of Ukraine, among other factors. Additionally, the Federal Reserve has raised the federal funds rate. There is no guarantee that actions taken by the Federal Reserve and other governmental bodies to reduce inflation will be effective. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the value of a Portfolio’s portfolio.

Though a Portfolio may enter into instruments related to inflation or deflation (such as inflation-indexed bonds), it will be under no obligation to do so. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policy. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Temporary Investment
If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Portfolio’s assets in certain defensive strategies for temporary or indefinite periods. These defensive strategies include holding a substantial portion of a Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As discussed in this Offering Memorandum Supplement, a Portfolio may also invest in affiliated money market and/or short-term bond funds for cash management purposes.
Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, affect who can invest in a Portfolio and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences on the Portfolio and on investors. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act have had a material impact on and could continue to materially impact the profitability of the Portfolios and the value of assets they hold, expose the Portfolios to additional costs, require changes to investment practices, and adversely affect the Portfolios’ ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolios’ ability to pursue their investment objectives or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolios will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.
Certain instruments in which a Portfolio may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (“SOFR”) for USD-LIBOR). There remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on a Portfolio or the financial instruments in which a Portfolio invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, inadequate fallback provisions or fallback provisions which may have not effectively resulted in a transition away from LIBOR prior to LIBOR’s replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of a Portfolio’s investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures have had the intended effects.

The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. A Portfolio’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Portfolio satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when a Portfolio trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating a Portfolio’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Portfolio satisfies the limited derivatives users exception, but for portfolios subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit a Portfolio’s securities lending activities. In addition, under the rule, a Portfolio is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Portfolio intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A Portfolio may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Portfolio treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Portfolio is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Portfolio reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
These and other proposed and adopted regulatory requirements may limit the ability of a Portfolio to use derivatives, reverse repurchase agreements and similar financing transactions, when-issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023. On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. The Fixed Income Clearing Corporation (“FICC”) currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.

On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in a Portfolio being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the Portfolio may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo transactions to a Portfolio may be impacted as compared to Treasury repo transactions a Portfolio may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during the period. The compliance date for the amendments to Form N-CEN was November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
On February 18, 2026, the SEC extended the compliance date for Form N-PORT reporting requirements related to the Names Rule to November 17, 2027 for fund groups with net assets of $10 billion or more. In addition, on February 18, 2026, the SEC proposed amendments to certain reporting requirements on Form N-PORT that would, if adopted, provide that monthly reports must be filed within 45 days of month end and reduce the frequency of publication of reports on Form N-PORT from monthly (within 60 days of each month end) to quarterly (within 60 days after fiscal quarter end).
On April 29, 2025, the SEC issued an exemptive order which was the first in a line of “simplified” co-investment exemptive orders (“Simplified Orders”). Since then, Simplified Orders have improved the co-investment process for closed-end funds and BDCs, although the SEC had initially declined to issue Simplified Orders to open-end funds. On April 27, 2026, however, the SEC issued a no-action letter that stated the SEC staff would not recommend enforcement if a registered open-end fund, whose primary investment adviser or sub-adviser is an adviser under a Simplified Order, co-invests as if it were a regulated fund under its adviser's Simplified Order. The no-action letter allows open-end funds to invest alongside affiliated funds and accounts in negotiated investments, including investments in private credit and private equity, subject to existing regulation concerning portfolio liquidity.
In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect a Portfolio’s investments. For example, assets that become subject to sanctions, special measures, or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect a Portfolio’s value. In addition, entities in which the Portfolio is invested that have relevant touchpoints with sanctions or special measures targets may experience business or banking disruptions, which may have adverse consequences for the value of the investment. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments money services businesses or other geographic target orders issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors. PIMCO is registered with the CFTC as a commodity pool operator (“CPO”). However, PIMCO, with respect to certain Portfolios, has filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (“CEA”), pursuant to CFTC Rule 4.5 and, therefore, PIMCO is not subject to registration or regulation as a CPO under the CEA and the rules thereunder. Additionally, certain Portfolios operating as funds-of-funds have claimed related no-action relief from the definition of CPO under the CEA and, therefore, are not currently subject to registration or regulation as commodity pools under the CEA. To remain eligible for the exclusion, each applicable Portfolio will have to adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder (“commodity interests”), or if the Portfolio markets itself as providing investment exposure to such instruments. These limitations may restrict a Portfolio’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of the Portfolio, and/or adversely affect the Portfolio’s total return. In the event that a Portfolio’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to that Portfolio. In this case, such Portfolio’s expenses may increase, adversely affecting that Portfolio’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to the Adviser with respect to the Portfolios.
To the extent any Portfolios are, or the Subsidiary becomes, ineligible for PIMCO to claim an exclusion from the definition of the term “commodity pool operator” with respect to such Portfolio, these Portfolios may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation. The table below identifies which Portfolios and Subsidiary are subject to such CFTC regulation, as of June 30, 2026, unless otherwise noted:
Portfolios and Subsidiaries Subject to CFTC Regulation
PIMCO EM, Currency, and Bond Portfolio
PIMCO International Portfolio and its Subsidiary
PIMCO U.S. Government and Short-Term Investments Portfolio
CSDR Related Risk
The European Union has adopted a settlement discipline regime under Regulation (EU) No 909/2014 and the Settlement Discipline Regulatory Technical Standard (RTS) as they may be modified from time to time (“CSDR”), and the settlement discipline regime the “CSDR SDR”). The CSDR SDR aims to reduce the number of settlement fails that occur in EEA central securities depositories (“CSDs”) and to address settlement fails where they occur. The key elements of the regime are: (i) cash penalties - EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants affected by the settlement fails; and (ii) allocations and confirmations – EEA investment firms are required to take measures to prevent settlement fails, including putting in place arrangements with their professional clients to communicate securities allocations and transaction confirmations. Mandatory buy-ins (“MBI”) remain a part of the regulation but are not currently implemented.
The CSDR SDR will impact all firms no matter where they are in the world that trade in relevant securities and instruments that will ultimately settle at an EU domiciled CSD. Originally the CSDR SDR was due to take effect in its entirety on February 1, 2022. Whilst certain requirements of the CSDR SDR did take effect on that date, principally the application of cash penalties and settlement fails reporting requirements, the MBI was delayed and will not apply until November 2, 2025. In March 2022, the European Commission published a legislative proposal to amend CSDR, including proposals to amend the MBI regime. The most significant proposal for MBI is the introduction of a “two-step” approach pursuant to which MBIs would apply if the cash penalties regime alone does not improve settlement fails in the EU. The proposals to amend CSDR continue to progress through the European legislative process. The form the MBI will take when it does take effect remains unknown.
The implementation of the CSDR SDR for Portfolios that enter into in-scope transactions may result in increased operational and compliance costs being borne directly or indirectly by the Portfolios. CSDR may also affect liquidity and increase trading costs associated with relevant securities. If in-scope transactions are subject to additional expenses and penalties as a consequence of the CSDR SDR, such expenses and penalties may be charged to the Portfolios depending upon their characterization.
Liquidation of Portfolios
The Board of Trustees of the Trust may determine to close and/or liquidate a Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of a Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio or substitution of their investment in the Fund for investment in a comparable investment company. The value of an investment in a Portfolio, and any subsequent distribution in the event of a termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s facts and circumstances. A shareholder of a liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.
It is the intention of any Portfolio expecting to close or liquidate to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that a Portfolio should lose its status as a regulated investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.
Participation in Litigation or Arbitration Proceedings
PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that a Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of a Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for a Portfolio and/or cause a Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve a Portfolio’s rights or interests in connection with (1) defending a claim made against a Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to a Portfolio and (b) to preserve a Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of a Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause a Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of a Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of a Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, a Portfolio may directly bear a portion or all of the fees associated with the actions described above.
Portfolio Operations
Operational Risk.  An investment in a Portfolio, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Portfolio. While the Portfolios seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Portfolio.
Market Disruptions Risk.  The Portfolios are subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from actual or threatened war or armed conflicts, military conflicts, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government interventions, defaults and shutdowns, political and regulatory changes or diplomatic developments or the imposition of sanctions and other measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters, which can all negatively impact the securities markets and cause a Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolios' service providers, including PIMCO as the Portfolios' investment adviser, rely, and could otherwise disrupt the Portfolios' service providers’ ability to fulfill their obligations to the Portfolios.

A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could also impact the ability to complete redemptions, and adversely impact investments held by a Portfolio. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus, caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities a Portfolio holds. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions led to instability in the marketplace, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolios. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolios being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments. These and other developments may adversely affect the liquidity of the Portfolios' holdings (see “Liquidity Risk” in the Offering Memorandum for further details).
Cyber Security Risk.  As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolios have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, a Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect service providers, counterparties, market participants, or issuers of securities held by a Portfolio may adversely affect PIMCO or a Portfolio, including by causing losses or impairing PIMCO’s or a Portfolio’s operations. Information relating to a Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the digital information systems that support a Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or a Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Portfolio invests can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Portfolio, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Portfolio invests could adversely impact such counterparties or issuers and cause a Portfolio's investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of a human control.
Like with operational risk in general, the Portfolios have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolios do not directly control the cyber security systems of issuers in which a Portfolio may invest, trading counterparties or third party service providers to the Portfolios. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolios and their shareholders may suffer losses as a result of a cyber security breach related to the Portfolios, their service providers, trading counterparties or the issuers in which a Portfolio invests.
Artificial Intelligence Risk.  PIMCO utilizes artificial intelligence, including so-called “generative AI,” machine learning, and natural language processing techniques (collectively, “AI”) in its business operations, to inform and augment its investment decision making, client services, and other business purposes, including for potential productivity enhancements. In connection with the development, deployment, and use of AI technology, as well as other so-called “big data” analytics practices (which for purposes of this disclosure, refer to the techniques used to collect, clean and analyze large, diverse datasets collected from multiple sources), PIMCO collects a range of data including business and personal information. PIMCO’s ability to use, manage, and aggregate data may be limited by the effectiveness of its policies, systems, and practices that govern how data is acquired, validated, used, stored, protected, processed, and shared. Deficiencies in the practices associated with data collection, training AI technology on large data sets, and big data analytics, and difficulties approximating gaps in data, obtaining data from reliable sources, and validating data could adversely impact the accuracy and effectiveness of AI and “big data” analytics. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit PIMCO’s ability to manage current and emerging risks and changing business needs and to adapt to the use of new technologies and tools, including those involving AI.
AI models that PIMCO uses may rely on historical data or assumptions that may not remain stable over time, or PIMCO may rely on third-party AI models that are upgraded or modified in ways that negatively impact their performance for our specific use cases (“model drift”). If model drift or other model-related deficiencies are not promptly detected and addressed, core business operations that rely on these AI models may be adversely affected. Further, PIMCO may fail to utilize AI tools or features as effectively as other managers, resulting in worse performance or service.
Additionally, AI tools may produce biased, inaccurate, misleading, incomplete, or otherwise flawed outputs that could be hard to detect and lead to errors in PIMCO’s and its personnel’s decision-making, portfolio management, or other business activities, which could have a negative impact on PIMCO or on the performance of an Account. To the extent PIMCO uses such outputs to inform its actions, it could incur operational inefficiencies, competitive harm, brand or reputational harm, or other adverse impacts on its business and operations.

As the use and availability of AI tools and features have grown, AI continues to be subject to evolving laws and regulations and has received scrutiny under evolving regulatory expectations.
Clearance and Settlement Technology Risk.  PIMCO may utilize new and emerging technologies for the clearance and settlement of securities purchased by the Portfolios including, but not limited to, technologies based on distributed ledger technology (blockchain). The use of these technologies in this way is novel, and could subject the Portfolios to risks, including risks related to settlement failures, failures in the technology, or regulatory risk. Novel settlement technologies may not function as intended and the underlying computer code may contain errors or limitations that lead to disruptions in services. In addition, there may be few or no counterparties available using these settlement technologies. As a result, securities that clear and settle on these systems may be less liquid than similar securities purchased through traditional clearance and settlement systems. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Investment Restrictions
In addition to the investment restrictions set forth in the Offering Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO EM, Currency, and Bond Portfolio, PIMCO High Yield and Short-Term Investments Portfolio, PIMCO International Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio and PIMCO Real Return Portfolio will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High Yield and Short-Term Investments Portfolio and PIMCO Real Return Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of their total assets using the techniques described in the Offering Memorandum. The PIMCO Low Duration and PIMCO Moderate Duration Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of their total assets using the techniques described in the Offering Memorandum. The PIMCO International Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 100% of its total assets using the techniques described in the Offering Memorandum. The PIMCO EM, Currency, and Bond Portfolio may, but is not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful. All percentage limitations described in this paragraph are considered Elective Investment Restrictions (as defined below) for purposes of a Portfolio’s acquisition through a Voluntary Action (as defined below). For purposes of each Portfolio's percentage limit on foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), a Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency). For example, if a Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to euros equivalent to 5% of the Portfolio's total assets, the Portfolio's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure shall be 10% of the Portfolio's total assets (15% minus 5%). If a Portfolio has long exposure to euros equivalent to 15% of the Fund's total assets, and short exposure to Japanese yen equivalent to 5% of the Portfolio's total assets, the Portfolio's greater absolute value exposure as between these positions is 15% of the Portfolio's total assets (15% ˃ 5%), and 15% shall count for purposes of the Portfolio's percentage based limitation on foreign currency exposure.
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.
As noted above, a Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio subject to compliance with applicable 1940 Act and regulatory requirements.
Pursuant to policies adopted by the Portfolios’ Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by a Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.

For purposes of a Portfolio’s investment policy adopted pursuant to Rule 35d-1 under the 1940 Act, a Portfolio currently counts derivative instruments at market value. Amendments to Rule 35d-1 under the Act adopted in September 2023 modify the circumstances under which a fund may deviate from its 80% policy and address the calculation methodology for derivatives instruments for purposes of Rule 35d-1 consistent with such amendments and applicable regulatory interpretations thereof will not constitute a change to a Portfolio's policy adopted pursuant to Rule 35d-1 and will not require notice or shareholder approval. For purposes of other investment policies and restrictions the Portfolios may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, a Portfolio may value credit default swaps at full exposure value for purposes of a Portfolio’s credit quality guidelines because such value in general better reflects a Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, a Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in a Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether a Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
For purposes of applying the Portfolios’ policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolios’ policy with respect to diversification does not limit the percentage of a Portfolio’s assets that may be invested in securities insured by a single bond insurer.
The Portfolios interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 4 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Portfolios, subject to each Portfolio’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments. The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. To the extent permitted by the 1940 Act and the rules thereunder, the Portfolios may enter into transactions with respect to the investment of daily cash balances of the Portfolios in shares of the PIMCO-sponsored money market and/or short-term bond funds.
Pursuant to an exemptive order issued by the SEC, the Portfolios, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with each Portfolio’s investment objective and investment policies. As part of the interfund lending program, the Portfolios whose policies so permit may directly lend to and borrow money from each other, as detailed in the exemptive relief (the “Interfund Lending Program”).
A loan made through the Interfund Lending Program may be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the lesser of: time required to receive payment for securities sold; seven business days; or the maximum term on any outstanding bank loan (but in no event more than seven business days). In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate, each as defined in the exemptive order and the Portfolios’ associated policies and procedures.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.

No borrowing or lending activity is without risk. When a portfolio borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.
Unless otherwise indicated, all limitations applicable to a Portfolio’s investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. “Time of investment” monitoring utilizes available data, which may be limited depending upon the transaction, price or other relevant data, and may utilize certain information that is as of a prior time. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of a Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in a Portfolio’s total assets will not require a Portfolio to dispose of an investment. Other than with respect to securities comprising the benchmark index for the PIMCO High Yield and Short-Term Investments Portfolio, in the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, a Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. In addition and notwithstanding the foregoing, for purposes of this policy, certain Non-Fundamental Investment Restrictions, as noted above and including the 5% limitation of Non-Fundamental Investment Restriction 2 set forth in the Offering Memorandum, are also considered Elective Investment Restrictions. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolios may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, a Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction.
A Portfolio may engage in roll-timing strategies where a Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable a Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, a Portfolio may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a non-OTC swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one, or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to a Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolios will test for compliance with Elective Investment Restrictions at the time of a Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to a Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.
Certain Portfolios have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, a Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.
Management Of The Trust
Trustees and Officers
The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.
Leadership Structure and Risk Oversight Function
The Board is currently composed of nine Trustees, seven of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.
Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance and Nominating Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee, Governance and Nominating Committee and Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.
The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.
In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.
Qualifications of the Trustees
The charts below identify the Trustees and officers of the Trust. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, CA 92660.
Trustees of the Trust
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]
Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present; Chairman of the Board - 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	160	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Kimberley G. Stafford (1978) Trustee	02/2021 to present	Managing Director, Global Head of Product Strategy, PIMCO; and Member of Executive Committee, PIMCO. Formerly, Head of Asia Pacific, Global Head of Consultant Relations and Head of US Institutional and Alternatives Sales, PIMCO.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Independent Trustees
Michael J. Berchtold (1963) Trustee	01/2025 to present	Founder and Chief Executive Officer, Berchtold Capital Partners (business consulting) (2013-present).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, The New Home Company (2014-2021).
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Formerly, Managing Director, Dunbar Partners, LLC (business consulting and investments) (2005-2021); and Formerly, Partner, Leonard Green & Partners, L.P.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT; Director, PS Business Parks (2009-2022); Director, Big 5 Sporting Goods Corporation.
Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	160
Trustee, PIMCO
Variable Insurance
Trust, PIMCO ETF
Trust, PIMCO Equity
Series and PIMCO
Equity Series VIT; and
PIMCO Flexible Real
Estate Income Fund;
Director of PIMCO
Capital Solutions BDC
Corp.;Director, State
Auto Financial
Corporation
(2016-2022).

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group) (2003-2014).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Anne K. Kratky (1961) Trustee	01/2025 to present	Formerly, Deputy Chief Risk Officer, GE Capital; Chief Credit Officer, GE Capital.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Flexible Real Estate Income; Director of PIMCO Capital Solutions BDC Corp.
Steven Lipiner (1960) Trustee	01/2025 to present	Formerly, Chief Operating Officer of State Street Global Advisers (2022-2023); Chief Financial Officer of State Street Global Advisers (2015-2022).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present; Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation; and President, Chief Executive Officer, Hampton Affiliates (forestry products)	160	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
(1)
Ms. Stafford and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
†
Trustees serve until their successors are duly elected and qualified.
The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, as well as his former positions as Chief Administrative Officer of PIMCO and as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, give him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.
Ms. Stafford’s position as a Managing Director of PIMCO and as a Member of its Executive Committee gives her valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling her to provide essential management input to the Board.
Mr. Berchtold has financial experience as the Founder and Chief Executive Officer of Berchtold Capital Partners, a strategic and business consulting firm. He also served in various senior leadership roles in corporate finance and investment banking at a global financial services firm. Additionally, Mr. Berchtold has gained relevant experience from his service on the board of directors of a public company.
Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. Ms. Hubbard has previously served on the boards of directors of both public and private companies. Additionally, Ms. Hubbard has gained relevant experience from her service as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019, and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2025.
Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019.
Ms. Kratky has financial experience as the Deputy Chief Risk Officer and Chief Credit Officer of a financial services company. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025 and from her service on the board of trustees of the PIMCO FlexibleReal Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since June 2022.
Mr. Lipiner has prior financial, operations and management experience as the Chief Operating Officer and Chief Financial Officer of a large asset management company. He also served in various CFO roles at several globalfinancial services companies. He has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025. Additionally, Mr. Lipiner has valuable experience from his service on the board ofdirectors of two asset management companies.
Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.

Officers
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Joshua D. Ratner (1976)** President	01/2024 to present
Executive Vice President and Head of Americas Fund
Operations - Client, Legal and Funds; Deputy General
Counsel, PIMCO. President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds, PIMCO Flexible Real
Estate Income Fund and PIMCO-Sponsored Closed-End
Funds; Director, PIMCO Canada Corp. Director, PIMCO
Aurora LLC; Director, PFLEX REIT LLC.

Ryan G. Leshaw (1980) Chief Legal Officer and Secretary	08/2021 to present
Executive Vice President and Deputy General Counsel,
PIMCO. Chief Legal Officer and Secretary, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund,
PIMCO-Sponsored Closed-End Funds and PIMCO Capital
Solutions BDC Corp; Chief Legal Officer, PIMCO
Asset-Based Lending Co LLC; Director, PFLEX REIT
LLC.

Keisha Audain-Pressley (1975)** Chief Compliance Officer	01/2020 to present
Executive Vice President and Deputy Chief Compliance
Officer, PIMCO. Chief Compliance Officer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present
Managing Director and Co-Chief Operating Officer,
PIMCO. Senior Vice President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds and PIMCO-Sponsored
Closed-End Funds. Formerly, Chief Administrative Officer,
PIMCO.

Douglas B. Burrill (1980)** Vice President	08/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Carol K. Chan (1982) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Alyssa M. Creighton (1974) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran (1977) Vice President	02/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds and PIMCO-Sponsored Closed-End Funds.

Michele N. Ellis** (1975) Vice President	08/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Kenneth W. Lee (1972) Vice President	08/2022 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason (1980)*** Vice President	05/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Colleen P. McLaughlin (1983)*** Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Shiv Narain (1981) Vice President	01/2024 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT , PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Keith A. Werber (1973) Vice President	05/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Paul T. Wildermuth (1979) Vice President	01/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO-Sponsored
Closed-End Funds.

Bijal Y. Parikh (1978) Treasurer	01/2021 to present
Executive Vice President, PIMCO. Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund; Director, PFLEX REIT
LLC.

Brandon T. Evans (1982) Deputy Treasurer	01/2024 to present
Senior Vice President, PIMCO. Deputy Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967)*** Assistant Treasurer	02/2001 to present
Executive Vice President, PIMCO. Assistant Treasurer,
PIMCO Variable Insurance Trust, PIMCO ETF Trust,
PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Laine E. Pacetti (1989) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Jason R. Stern (1979)** Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Chi H. Vu (1983) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
†
The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO Access Income Fund, PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income

Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Emerging Markets Income Fund.
**
The business address of these officers is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.
***
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.
Securities Ownership
Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust as of December 31, 2025.
Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Kimberley G. Stafford	None	Over $100,000
Peter G. Strelow	None	Over $100,000
Independent Trustees
Michael J. Berchtold	None	Over $100,000
Jennifer Holden Dunbar	None	Over $100,000
Kym M. Hubbard	None	Over $100,000
Gary F. Kennedy	None	Over $100,000
Anne K. Kratky	None	None
Steven Lipiner	None	Over $100,000
Ronald C. Parker	None	Over $100,000
To the best of the Trust’s knowledge, as of June 30, 2026, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.
Trustee Ownership of the Investment Adviser and Principal Underwriter, and Their Control Persons
No Independent Trustee (or his or her immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2025.
Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Michael J. Berchtold	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Anne K. Kratky	None	None	None	None	None

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Steven Lipiner	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
No Independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No Independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:
●
the Portfolios;
●
an officer of the Portfolios;
●
an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;
●
an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;
●
the investment adviser or principal underwriter of the Portfolios;
●
an officer of the investment adviser or principal underwriter of the Portfolios;
●
a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or
●
an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.
With respect to the persons listed in the bullet points above, no Independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:
(i)
Payments for property or services to or from any such person;
(ii)
Provision of legal services to any such person;
(iii)
Provision of investment banking services to any such person; and
(iv)
Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.
Standing Committees
Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2026. However, the members of any Committee may be changed by the Board of Trustees from time to time. Effective May 15, 2026, Mr. Peter B. McCarthy retired from the Board.
The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Mses. Dunbar, Hubbard and Kratky and Messrs. Berchtold, Kennedy, Lipiner (Chair), and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2026, there were four meetings of the Audit Committee.
The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of each Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of each Portfolio’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Mses. Dunbar, Hubbard (Chair), Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were four meetings of the Valuation Oversight Committee.
The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of each Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding each Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Mses. Dunbar (Chair), Hubbard, Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were three meetings of the Investment Performance Committee.
The Trust also has a Governance and Nominating Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance and Nominating Committee, and the Governance and Nominating Committee currently consists of Messrs. Berchtold, Kennedy (Chair), Lipiner, and Parker and Mses. Dunbar, Hubbard and Kratky. Prior to November 6, 2018, the Governance and Nominating Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.
The Governance and Nominating Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.
The Governance and Nominating Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance and Nominating Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance and Nominating Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.
Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.
All trustee candidate submissions by Nominating Shareholders must be received by each Portfolio by the deadline for submission of any shareholder proposals which would be included in each Portfolio’s proxy statement for the next special meeting of shareholders of each Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of each Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in each Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.
During the fiscal year ended March 31, 2026, there were two meetings of the Governance and Nominating Committee.
Trustee Retirement Policy
The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance and Nominating Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance and Nominating Committee.
Compensation Table
The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2026:
Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees
Michael J. Berchtold, Trustee	$262,000	N/A	$444,000
Jennifer Holden Dunbar, Trustee	$274,000	N/A	$464,000
Kym M. Hubbard, Trustee	$274,000	N/A	$464,000
Gary F. Kennedy, Trustee	$274,000	N/A	$464,000
Anne K. Kratky, Trustee	$262,000	N/A	$444,000
Steven Lipiner, Trustee	$262,000	N/A	$444,000
Peter B. McCarthy, Trustee*	$292,100	N/A	$489,000
Ronald C. Parker, Trustee	$287,100	N/A	$484,000
(1)
The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2026
*
Mr. McCarthy retired from the Board, effective May 15, 2026.
Investment Adviser
PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of

June 30, 2026, PIMCO had approximately $2.33 trillion of assets under management and $1.92 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, each, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited liability company under Delaware law in 2000. Allianz Asset Management of America L.P. merged with Allianz Asset Management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO’s managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.
The management and operational oversight of Allianz Asset Management are carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of the Offering Memorandum Supplement, there are currently no significant institutional shareholders of Allianz SE.
Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolios, or the Adviser, and the Portfolios' ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolios' ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios' ability to take advantage of market opportunities, or the Portfolios' overall performance.
Advisory Agreement
The Portfolios pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.
PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.
Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Portfolios, PIMCO receives a monthly advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.
As disclosed in the Portfolios' Offering Memorandum, the Portfolios may invest in certain PIMCO-advised money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the Portfolios and certain other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The Central Funds do not pay an investment advisory fee to PIMCO in return for providing investment advisory services. However, when investing in a Central Fund, each such Portfolio (“Investing Portfolio”) has agreed that 0.005% of the advisory fee that such Investing Portfolio is currently obligated to pay to PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the applicable Central Fund.
Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the

Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.
As discussed in “Investment Objectives and Policies” above, the PIMCO International Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The PIMCO International Subsidiary LLC will not pay PIMCO a fee for advisory or administrative services.
The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the PIMCO International Portfolio and PIMCO is terminated.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amounts of the advisory fees paid by each operational Portfolio were as follows:
Portfolio	2026	2025	2024
PIMCO ABS and Short-Term Investments Portfolio	$1,611,263	$1,328,244	$948,439
PIMCO EM, Currency, and Bond Portfolio	88,982	87,404	86,832
PIMCO High Yield and Short-Term Investments Portfolio	28,728	29,899	32,381
PIMCO International Portfolio	103,720	108,568	108,601
PIMCO Investment Grade Credit Bond Portfolio	488,716	606,971	680,831
PIMCO Long Duration Credit Bond Portfolio	5,403,562	5,082,771	5,052,983
PIMCO Low Duration Portfolio	468,543	416,211	424,267
PIMCO Moderate Duration Portfolio	724,764	640,190	635,858
PIMCO Mortgage and Short-Term Investments Portfolio	228,269	243,120	266,995
PIMCO Municipal Portfolio	19,795	22,095	22,504
PIMCO Real Return Portfolio	92,158	86,894	53,126
PIMCO Short-Term Floating NAV Portfolio II	2,144,771	1,645,726	2,015,170
PIMCO Short-Term Portfolio	36,723	36,543	40,831
PIMCO U.S. Government and Short-Term Investments Portfolio	236,943	280,740	341,614
Advisory Fees Waived and Recouped
PIMCO has contractually agreed to reduce total annual fund operating expenses for certain Portfolios by waiving a portion of its advisory fee, which may or may not be recouped in future fiscal periods depending on the contract.
PIMCO Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolios.
Policy Statement:  The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  PIMCO has adopted a Proxy Policy as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. It is PIMCO’s policy to exercise any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority consistent with PIMCO’s fiduciary obligations and applicable law. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances. Additionally, there may be operational circumstances that prevent PIMCO’s proxy voting elections from being processed, and in such circumstances, PIMCO will take reasonable steps to submit votes on behalf of clients.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) PIMCO decides to override the ISP’s voting recommendation. In either such case as described above, PIMCO will review the proxy to determine whether an actual or potential conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. When processed as corporate action-consents, PIMCO will review all election forms to determine whether an actual or potential conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for providing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential and Identified Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve or mitigate material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
ISP Oversight. Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of ISPs engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: (i) the ISP’s capacity and competency to provide proxy voting research and recommendations, including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies; and (ii) the ISP’s compliance program.
Sub-Adviser Engagement. As an investment manager, PIMCO may exercise its discretion to engage a Sub-Adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, a Sub-Adviser may assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, PIMCO will maintain oversight of the investment management responsibilities (which may include proxy voting) performed by a Sub-Adviser and contracted third parties.
Information about how PIMCO voted a Portfolio’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolios at 1-800-927-4648, on the Portfolios' website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
Portfolio Turnover
A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by a Portfolio. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by a Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).
The portfolio turnover rate of a Portfolio is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by; (b) the monthly average of the value of the portfolio securities owned by a Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that a Portfolio does not intend to maintain for more than one year. Proceeds from short sales and assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year. Portfolio turnover rates for each Portfolio that was operational as of the Trust’s most recent fiscal year end are provided in the Offering Memorandum under the caption “Financial Highlights.”
PIMCO EM, Currency, and Bond Portfolio and PIMCO Municipal PortfolioÐ_ each experienced an increased portfolio turnover rate compared to its prior year. Each of these Portfolios’ trading activity increased during the period ended March 31, 2026, when purchase or sales of Portfolio shares increased as compared to the prior period ended March 31, 2025.
Disclosure of Portfolio Holdings
Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolios’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolios. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts or pooled investment vehicles that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and the separate account or pooled investment vehicles holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to portfolio holdings and could be disclosed to such clients more frequently than portfolio holdings are publicly disclosed. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolios’ execution of purchase and sale transactions.
Monitoring and Oversight.  The Trust’s CCO is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.
Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolios. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.
Monthly Disclosure.  PIMCO will make available the complete schedule of the portfolio holdings of each of the Portfolios to shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) free of charge by calling PIMCO at 1-800-927-4648, as reported on a month-end basis. The information will be made available no earlier than the first business day falling five days after the month’s end.
The Portfolios file portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolios’ complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov.

Defaulted/Distressed Securities.  PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.
Confidential Dissemination of Portfolio Holdings Information.  No disclosure of non-public portfolio holdings information may be made to any third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with (i) the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor and/or underwriter, custodian, transfer agent, auction agent, administrator, sub-administrator (if any), fund accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender; (ii) portfolio managers of PIMCO-sponsored funds of funds; (iii) PIMCO affiliates, service providers to PIMCO or service providers to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of a Fund; and (iv) other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on information such as non-public portfolio holdings, imposed by law and/or contract.
Each Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public portfolio holdings information to (i) certain third parties that have a legitimate business purpose in receiving such information, including, but not limited to, mutual fund analysts and rating and ranking organizations, pricing information vendors, analytical service providers, banks or other third parties providing financing to a Portfolio, including, without limitation, potential or existing preferred shareholders, certain platform providers, investment management trade associations and potential Service Providers, (ii) PIMCO affiliates that require such information to satisfy legal and regulatory reporting requirements; or (iii) a redeeming shareholder effecting a redemption-in-kind from one of the Funds as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public portfolio holdings information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.
The distribution of non-public portfolio holdings information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees, advisors, representatives, and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.
The Portfolios or PIMCO may also, to the extent permitted under applicable law, confirm the absence of one or more particular portfolio holdings to third parties that have a legitimate business purpose in receiving such information, to the extent such information relates to compliance by a Portfolio with a legal or regulatory requirement or limitation. Disclosure of such information does not constitute disclosure of portfolio holdings information under the Disclosure Policy.
Non-Specific Information.  Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.
Required Disclosures.  No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving a Portfolio’s current or past portfolio holdings.

Portfolio Administrator
PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides or procures the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided or procured by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios' transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Portfolios’ governing documents, fees associated with in-sourced or outsourced services will be borne by the Portfolios or PIMCO. In addition, PIMCO, and not the Portfolios, could benefit from certain fee reduction arrangements under certain such agreements. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO ABS and Short-Term Investments, PIMCO High Yield and Short-Term Investments, PIMCO Investment Grade Credit Bond, PIMCO Long Duration Credit Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and Short-Term Investments, PIMCO Municipal, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government and Short-Term Investments Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of a Portfolio. For the services it provides to the PIMCO EM, Currency, and Bond and PIMCO International Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.10%, at an annual rate of the average daily net assets of a Portfolio.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amount of the supervisory and administrative fees paid by each operational Portfolio were as follows:
Portfolio	2026	2025	2024
PIMCO ABS and Short-Term Investments Portfolio	$2,416,895	$1,992,366	$1,422,659
PIMCO EM, Currency, and Bond Portfolio	444,911	437,022	434,159
PIMCO High Yield and Short-Term Investments Portfolio	43,092	44,848	48,571
PIMCO International Portfolio	518,602	542,841	543,004
PIMCO Investment Grade Credit Bond Portfolio	733,074	910,456	1,021,247
PIMCO Long Duration Credit Bond Portfolio	8,105,344	7,624,157	7,579,475
PIMCO Low Duration Portfolio	702,814	624,317	636,401
PIMCO Moderate Duration Portfolio	1,087,146	960,284	953,787
PIMCO Mortgage and Short-Term Investments Portfolio	342,404	364,680	400,493
PIMCO Municipal Portfolio	29,692	33,142	33,756
PIMCO Real Return Portfolio	138,237	130,341	79,689
PIMCO Short-Term Floating NAV Portfolio II	3,217,157	2,468,589	3,022,755
PIMCO Short-Term Portfolio	55,085	54,814	61,247
PIMCO U.S. Government and Short-Term Investments Portfolio	355,414	421,110	512,422
Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii)

brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organizational and offering expenses of the Trust and the Portfolios, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.
The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.
The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.
Supervisory and Administrative Fees Waived and Recouped
PIMCO has contractually agreed, through July 31, 2027, for the Portfolios, to waive their supervisory and administrative fee, or reimburse such Portfolios, to the extent that organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustees’ fees exceed 0.00049% of a Portfolio’s average net assets attributable to the respective Portfolio (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each applicable Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Supervisory and administrative fees waived during the fiscal years ended March 31, 2026, 2025, and 2024 were as follows:
Portfolio Name	2026	2025	2024
PIMCO ABS and Short-Term Investments Portfolio	$50,375	$42,590	$28,895
PIMCO EM, Currency, and Bond Portfolio	2,827	3,059	2,828
PIMCO High Yield and Short-Term Investments Portfolio	941	1,111	1,217
PIMCO International Portfolio	3,382	3,822	3,517
PIMCO Investment Grade Credit Bond Portfolio	16,442	22,656	21,580
PIMCO Long Duration Credit Bond Portfolio	170,886	177,426	165,334
PIMCO Low Duration Portfolio	14,722	14,258	14,114
PIMCO Moderate Duration Portfolio	22,742	22,182	20,850
PIMCO Mortgage and Short-Term Investments Portfolio	7,331	8,949	8,605
PIMCO Municipal Portfolio	654	789	795
PIMCO Real Return Portfolio	2,985	2,796	1,369
PIMCO Short-Term Floating NAV Portfolio II	65,675	57,685	72,123

Portfolio Name	2026	2025	2024
PIMCO Short-Term Portfolio	1,147	1,353	1,497
PIMCO U.S. Government and Short-Term Investments Portfolio	7,666	10,901	10,624
Supervisory and administrative fees recouped during the fiscal years ended March 31, 2026, 2025 and 2024 were as follows:
Portfolio Name	2026	2025	2024
PIMCO ABS and Short-Term Investments Portfolio	$39,476	$32,542	$23,237
PIMCO EM, Currency, and Bond Portfolio	2,180	2,141	2,127
PIMCO High Yield and Short-Term Investments Portfolio	704	732	793
PIMCO International Portfolio	2,541	2,660	2,661
PIMCO Investment Grade Credit Bond Portfolio	11,974	14,871	16,680
PIMCO Long Duration Credit Bond Portfolio	132,387	124,528	123,798
PIMCO Low Duration Portfolio	11,479	10,197	10,394
PIMCO Moderate Duration Portfolio	17,757	15,685	15,579
PIMCO Mortgage and Short-Term Investments Portfolio	5,593	5,957	6,541
PIMCO Municipal Portfolio	485	541	551
PIMCO Real Return Portfolio	2,258	2,129	1,302
PIMCO Short-Term Floating NAV Portfolio II	52,547	40,320	49,372
PIMCO Short-Term Portfolio	900	895	1,000
PIMCO U.S. Government and Short-Term Investments Portfolio	5,805	6,878	8,370
Brokerage Commissions Paid
For the fiscal years ended March 31, 2026, 2025 and 2024 (except as otherwise noted below), the following amounts of brokerage commissions were paid by each Portfolio:
Portfolio	Year Ended 03/31/26	Year Ended 03/31/25	Year Ended 03/31/24
PIMCO ABS and Short-Term Investments Portfolio	$221,520	$39,390	$102,704
PIMCO EM, Currency, and Bond Portfolio	3,792	1,614	658
PIMCO High Yield and Short-Term Investments Portfolio	2,474	2,986	6,438
PIMCO International Portfolio	36,971	22,784	26,569
PIMCO Investment Grade Credit Bond Portfolio	127,168	41,003	22,693
PIMCO Long Duration Credit Bond Portfolio	919,798	373,864	115,896
PIMCO Low Duration Portfolio	56,474	70,013	40,444
PIMCO Moderate Duration Portfolio	98,970	88,154	39,815
PIMCO Mortgage and Short-Term Investments Portfolio	199,353	230,761	189,023
PIMCO Municipal Portfolio	-	-	-
PIMCO Real Return Portfolio	3,766	3,175	45
PIMCO Short-Term Floating NAV Portfolio II	-	-	-
PIMCO Short-Term Portfolio	7,783	3,068	6,881
PIMCO U.S. Government and Short-Term Investments Portfolio	308,831	320,178	351,221
Holdings of Securities of the Portfolios’ Regular Brokers and Dealers
The following table indicates the value of each operational Portfolio’s aggregate holdings, in thousands, of the securities of its regular brokers or dealers for the fiscal year ended March 31, 2026.
PIMCO ABS and Short-Term Investments Portfolio	BofA Securities, Inc.	$409,989
	J.P. Morgan Securities LLC	399,736
	Morgan Stanley & Co. LLC	128,310
	Citigroup Global Markets Inc.	113,673
	Goldman Sachs & Co. LLC	102,739

	Wells Fargo Securities, LLC	13,786
	Barclays Capital Inc.	4,569
	State Street Bank and Trust Company	1,477
PIMCO EM, Currency, and Bond Portfolio	State Street Bank and Trust Company	$514
	J.P. Morgan Securities LLC	86
	Goldman Sachs & Co. LLC	65
	Morgan Stanley & Co. LLC	53
	Citigroup Global Markets Inc.	7
	BofA Securities, Inc.	6
PIMCO High Yield and Short-Term Investments Portfolio	State Street Bank and Trust Company	$576
	UBS Securities LLC	107
PIMCO International Portfolio	BofA Securities, Inc.	$134,598
	J.P. Morgan Securities LLC	3,855
	State Street Bank and Trust Company	542
	Citigroup Global Markets Inc.	85
	Deutsche Bank Securities Inc.	1
PIMCO Investment Grade Credit Bond Portfolio	J.P. Morgan Securities LLC	$70,545
	Morgan Stanley & Co. LLC	46,728
	Goldman Sachs & Co. LLC	43,257
	Wells Fargo Securities, LLC	43,165
	BofA Securities, Inc.	29,973
	Barclays Capital Inc.	28,091
	State Street Bank and Trust Company	2,851
	Mizuho Securities USA LLC	2,092
PIMCO Long Duration Credit Bond Portfolio	J.P. Morgan Securities LLC	$479,945
	Goldman Sachs & Co. LLC	436,920
	BofA Securities, Inc.	436,712
	Wells Fargo Securities, LLC	336,505
	Morgan Stanley & Co. LLC	289,465
	Citigroup Global Markets Inc.	213,057
	Barclays Capital Inc.	116,692
	Mizuho Securities USA LLC	41,042
	State Street Bank and Trust Company	17,065
	SG Americas Securities, LLC	$10,822
PIMCO Low Duration Portfolio	BofA Securities, Inc.	488,564
	J.P. Morgan Securities LLC	34,836
	Goldman Sachs & Co. LLC	22,376
	Morgan Stanley & Co. LLC	21,484
	Barclays Capital Inc.	12,062
	BNP Paribas Securities Corp.	10,096
	Wells Fargo Securities, LLC	7,528
	Deutsche Bank Securities Inc.	5,034
	Citigroup Global Markets Inc.	2,167
PIMCO Moderate Duration Portfolio	BofA Securities, Inc.	$728,634
	Barclays Capital Inc.	38,216
	Wells Fargo Securities, LLC	30,778
	Citigroup Global Markets Inc.	26,028
	Morgan Stanley & Co. LLC	24,239
	J.P. Morgan Securities LLC	22,701
	BNP Paribas Securities Corp.	16,200
	Mizuho Securities USA LLC	15,321

	Goldman Sachs & Co. LLC	7,113
	Deutsche Bank Securities Inc.	6,041
PIMCO Mortgage and Short-Term Investments Portfolio	BofA Securities, Inc.	$18,154
	J.P. Morgan Securities LLC	17,418
	Goldman Sachs & Co. LLC	14,340
	Citigroup Global Markets Inc.	2,217
	Morgan Stanley & Co. LLC	1,052
	Wells Fargo Securities, LLC	5
PIMCO Municipal Portfolio	State Street Bank & Trust Co.	$191
PIMCO Real Return Portfolio	State Street Bank & Trust Co.	$586
PIMCO Short-Term Floating NAV Portfolio II	BofA Securities, Inc.	$7,103,219
	Deutsche Bank Securities Inc.	494,758
	Citigroup Global Markets Inc.	422,734
	J.P. Morgan Securities LLC	109,589
	Goldman Sachs & Co. LLC	109,079
	State Street Bank and Trust Company	57,900
	BNP Paribas Securities Corp.	13,400
	Wells Fargo Securities, LLC	11,545
	BNY Capital Markets, LLC	4,883
	SG Americas Securities, LLC	3,094
PIMCO Short-Term Portfolio	Goldman Sachs & Co. LLC	$9,054
	BofA Securities, Inc.	8,817
	J.P. Morgan Securities LLC	8,439
	Morgan Stanley & Co. LLC	2,903
	Wells Fargo Securities, LLC	2,657
	Citigroup Global Markets Inc.	709
	State Street Bank and Trust Company	612
PIMCO U.S. Government and Short-Term Investments Portfolio	J.P. Morgan Securities LLC	$21,208
	BofA Securities, Inc.	7,288
	Goldman Sachs & Co. LLC	997
	State Street Bank and Trust Company	584
	Morgan Stanley & Co. LLC	115
Portfolio Managers
Other Accounts Managed
The portfolio managers who are primarily responsible for the day-to-day management of the Portfolios also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2026 (except as noted below): (i) each portfolio manager of the Portfolios; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Portfolios); and (iii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Portfolio(s) managed by each portfolio manager, including each Portfolio’s total assets, are listed in the footnotes following the table.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Arnopolin(1)
Registered Investment Companies	4	$0.00	0	$0.00
Pooled Investment Vehicles	20	$17,772.22	1	$1,137.94
Other Accounts	15	$5,933.59	0	$0.00
Arora(2)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	26	$16,230.37	1	$155.42
Other Accounts	238	$51,691.72	3	$1,540.53
Balls(3)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	13	$27,018.26	0	$0.00
Other Accounts	21	$32,874.72	4	$3,749.70
Braun(4)
Registered Investment Companies	7	$0.00	0	$0.00
Pooled Investment Vehicles	26	$24,214.90	0	$0.00
Other Accounts	107	$57,247.98	1	$789.48
Brons(5)
Registered Investment Companies	1	$0.00	0	$0.00
Pooled Investment Vehicles	6	$2,504.50	0	$0.00
Other Accounts	12	$66,844.36	0	$0.00
Christine(6)
Registered Investment Companies	16	$0.00	0	$0.00
Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	4	$890.01	0	$0.00
Crowley(7)
Registered Investment Companies	5	$0.00	0	$0.00
Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	2	$570.36	0	$0.00
Cudzil(8)
Registered Investment Companies	41	$0.00	0	$0.00
Pooled Investment Vehicles	16	$13,847.01	4	$10,379.71
Other Accounts	62	$47,583.08	5	$1,097.99
Dhawan(9)
Registered Investment Companies	7	$0.00	0	$0.00
Pooled Investment Vehicles	20	$95,460.45	5	$13,052.64
Other Accounts	10	$9,951.28	0	$0.00
Duko(10)
Registered Investment Companies	8	$0.00	0	$0.00
Pooled Investment Vehicles	10	$1,466.94	0	$0.00
Other Accounts	2	$1,774.76	0	$0.00
Forgash(11)
Registered Investment Companies	5	$0.00	0	$0.00

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Pooled Investment Vehicles	26	$17,658.98	2	$7,079.87
Other Accounts	12	$10,025.08	1	$230.84
Munish Gupta(12)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	22	$15,824.11	3	$841.79
Other Accounts	25	$28,228.33	3	$548.75
Sachin Gupta(13)
Registered Investment Companies	2	$0.00	0	$0.00
Pooled Investment Vehicles	8	$2,163.90	1	$0.03
Other Accounts	14	$5,658.56	2	$3,482.80
Hammer(14)
Registered Investment Companies	20	$0.00	0	$0.00
Pooled Investment Vehicles	8	$2,264.36	4	$1,039.45
Other Accounts	185	$19,771.43	0	$0.00
He(15)
Registered Investment Companies	18	$0.00	0	$0.00
Pooled Investment Vehicles	2	$703.29	1	$569.28
Other Accounts	16	$6,462.89	3	$720.33
Hyman(16)
Registered Investment Companies	20	$0.00	0	$0.00
Pooled Investment Vehicles	13	$5,210.13	3	$401.66
Other Accounts	28	$87,803.84	3	$6,490.09
Ivascyn(17)
Registered Investment Companies	24	$0.00	0	$0.00
Pooled Investment Vehicles	29	$172,410.84	12	$23,436.31
Other Accounts	26	$3,905.92	1	$316.30
Mittal(18)
Registered Investment Companies	28	$0.00	0	$0.00
Pooled Investment Vehicles	22	$51,073.63	2	$5,030.65
Other Accounts	143	$93,353.77	12	$6,181.63
Pagani(19)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	27	$23,872.97	7	$4,329.26
Other Accounts	28	$16,175.71	6	$1,946.10
Pier(20)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	23	$22,969.28	1	$4,792.52
Other Accounts	27	$73,970.33	0	$0.00
Romo(21)
Registered Investment Companies	3	$0.00	0	$0.00
Pooled Investment Vehicles	24	$7,761.24	1	$1,137.94

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Other Accounts	20	$13,977.39	0	$0.00
Schneider(22)
Registered Investment Companies	21	$0.00	0	$0.00
Pooled Investment Vehicles	20	$29,056.71	3	$664.53
Other Accounts	42	$31,916.24	3	$892.09
(1)
Mr. Arnopolin co-manages the PIMCO EM, Currency, and Bond Portfolio ($470.3 million).
(2)
Mr. Arora co-manages the PIMCO Investment Grade Credit Bond Portfolio ($2,505.8 million) and the PIMCO Long Duration Credit Bond Portfolio ($28,379.5 million).
(3)
Mr. Balls co-manages the PIMCO International Portfolio ($519.9 million).
(4)
Mr. Braun manages the PIMCO Low Duration Portfolio ($2,381.1 million) and the PIMCO Moderate Duration Portfolio, which has ($3,669.6 million).
(5)
Mr. Brons co-manages the PIMCO Investment Grade Credit Bond Portfolio ($2,505.8 million) and the PIMCO Long Duration Credit Bond Portfolio ($28,379.5 million).
(6)
Mr. Christine co-manages the PIMCO Municipal Portfolio ($102.2 million).
(7)
Mr. Crowley co-manages the PIMCO U.S. Government and Short-Term Investment Portfolio ($1,218.8 million).
(8)
Mr. Cudzil co-manages the PIMCO Mortgage and Short-Term Investments Portfolio ($1,187.1 million), the PIMCO U.S. Government and Short-Term Investments Portfolio ($1,218.8 million) and the PIMCO Real Return Portfolio ($468.9 million).
(9)
Mr. Dhawan co-manages the PIMCO EM, Currency, and Bond Portfolio (470.3 million).
(10)
Mr. Duko co-manages the PIMCO High Yield and Short-Term Investments Portfolio ($145.3 million).
(11)
Mr. Forgash co-manages the PIMCO High Yield and Short-Term Investments Portfolio ($145.3 million).
(12)
Mr. Munish Gupta co-manages the PIMCO Mortgage and Short-Term Investments Portfolio ($1,187.1 million).
(13)
Mr. Sachin Gupta co-manages the PIMCO International Portfolio ($519.9 million).
(14)
Mr. Hammer co-manages the PIMCO Municipal Portfolio ($102.2 million).
(15)
Mr. He co-manages the PIMCO Real Return Portfolio ($468.9 million).
(16)
Mr. Hyman co-manages the PIMCO Mortgage and Short-Term Investments Portfolio ($1,187.1 million).
(17)
Mr. Ivascyn manages the PIMCO ABS and Short-Term Investments Portfolio ($8,595.1 million) and the PIMCO Short-Term Portfolio ($208.7 million).
(18)
Mr. Mittal co-manages the PIMCO Long Duration Credit Bond Portfolio ($28,379.5 million).
(19)
Dr. Pagani co-manages the PIMCO International Portfolio ($519.9 million).
(20)
Ms. Pier co-manages the PIMCO High Yield and Short-Term Investments Portfolio ($145.3 million).
(21)
Mr. Romo manages the PIMCO EM, Currency, and Bond Portfolio ($470.3 million).
(22)
Mr. Schneider manages the PIMCO Short-Term Floating NAV Portfolio II ($10,694.9 million).
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of a Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index a Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios. Investors should be aware that investments made by a Portfolio and the results achieved by a Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Portfolio, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolios. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the investing account and/or PIMCO, but detrimental to the underlying account. Such conflicts of interest could similarly in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the underlying account and/or PIMCO and that may or may not be detrimental to the investing account. For example, even if there is a fee waiver or reimbursement in place relating to a Portfolio’s investment in an underlying account, or relating to an investing account’s investment in a Portfolio, this will not necessarily eliminate all conflicts of interest, as PIMCO could nevertheless have a financial incentive to favor investments in PIMCO-affiliated funds and managers (for example, to increase the assets under management of PIMCO or a portfolio, product or line of business, or otherwise provide support to, certain funds, products or lines of business), which could also impact the manner in which certain transaction fees are set. Conversely, PIMCO’s duties to the Portfolios, as well as regulatory or other limitations applicable to the Portfolios, may affect the courses of action available to PIMCO-advised accounts (including the Portfolio) that invest in the Portfolios in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.
Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Portfolios or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolios or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolios or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Portfolio Trading. Subject to PIMCO’s policies and procedures, PIMCO may engage in “portfolio trading” for certain Clients which involves grouping similar, but not identical, securities and selling them as a single transaction. Not all Clients are eligible to participate in portfolio trading, and this approach may not achieve the same execution quality as trading the same security, or individual securities, on a standalone basis. Portfolio trading also presents potential conflicts of interest, including conflicts relating to valuation and the allocation of proceeds among participating Clients. These conflicts could result in some Clients being disadvantaged relative to some Clients as compared to other Clients. Although PIMCO has adopted policies and procedures designed to manage and mitigate these conflicts, those measures may not always be effective.
Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.
Cross Trades. A potential conflict of interest may arise in instances where a Portfolio buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers. PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, a Portfolio, and these relationships may influence PIMCO’s selection of these service providers for a Portfolio. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote a Portfolio over other funds or financial products. In such circumstances, there is a conflict of interest between PIMCO and a Portfolio if the Portfolios determine not to engage or continue to engage these service providers.
Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Portfolios or other accounts may result in the Portfolios not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and objectives fairly and equitably over time, taking into consideration relevant factors including, without limitation, (i) the nature of the security or instrument and associated risk characteristics, (ii) applicable investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; (iii) risk tolerances; (iv) amounts of available cash; (v) the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); (vi) whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity and, (vii) other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objective or focus of the Client account category, which may adversely affect a Client account. In addition, quantitative strategies and certain other Client account types will have access to certain trading platforms in PIMCO’s discretion that may result in priority of trade allocations over other Client accounts or more favorable execution. In certain instances, issuers, underwriters, or counterparties may restrict participation in new issue distributions or other specialized opportunities to particular market participants and, as a result, such issuances or opportunities may not be available to, or allocated to, certain Client accounts, even where otherwise appropriate or suitable. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above.
Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of Clients may change over time as market conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including a portfolio, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of a Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates) in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. Such inconsistent positions may arise with respect to quantitative/systematic strategies, for example, when the investment model establishes a short position, and one or more other Clients maintain a long position. The subsequent short sale may result in a decrease in the price of the security that the other Client holds a long position. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client. Additionally, in certain circumstances, Client assets in discretionary Accounts may be deployed in connection with offerings of securities, including to support or facilitate larger syndicated transactions. This may create incentives to allocate such opportunities or structure transactions in a manner that benefits PIMCO or its affiliates.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Although PIMCO generally does not actively trade or manage assets on its own behalf, from time to time, PIMCO or an affiliate may invest on its own behalf, as principal, for strategic or other reasons (a proprietary investment). This may occur, for example, when the investment is an equity interest (e.g., stock or warrants) made in connection with PIMCO’s use of a product or service supplied by the issuer. In connection with these proprietary investments, PIMCO may eventually hold common stock or other publicly traded equity and may ultimately dispose of or hedge its exposure, as principal, to such proprietary investment. Such proprietary investments may be suitable for, or alternatively competitive with, a Client. In either case, PIMCO is permitted to allocate such investments away from a Client to PIMCO.
These proprietary investments can ultimately result in conflicts with Clients that also invest (including debt and equity investments) in or transact with the issuer or with other companies which may be transacting with the issuer. In other cases, a Client may be prohibited from making or disposing of an investment in the proprietary investment, or a related instrument, even when it would be in the Client’s best interest to do so. Although PIMCO will seek to mitigate and address such conflicts in a fair and reasonable manner, it may not be able to do so, and will have an incentive to favor PIMCO’s interests over the Client’s interests. PIMCO generally seeks to avoid committing to such investments if they would otherwise be suitable for and there is an investment interest on behalf of a Client; however, there is no guarantee that such measures will adequately mitigate the potential or actual conflicts, and PIMCO will have an incentive to favor its interests over a Client’s interests.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions such as: (i) whether to make the investment; (ii) whether to excercise certain rights; (iii) whether to take an action, (iv) how to exit an investment and, (v) how to make determinations relating to proxy voting, corporate reorganizations, bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout). Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.
Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI. In addition, PIMCO will, in many cases, rely on public information in connection with the valuation of certain securities when another business unit within PIMCO or one of its affiliates may be otherwise in possession of MNPI suggesting that such valuations may be inaccurate.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

Co-Investments. The 1940 Act imposes significant limits on co-investments with affiliates of the Portfolios. The Portfolios may rely on no-action relief from the SEC staff that permits each Portfolio to rely on exemptive relief granted to other PIMCO-sponsored entities. This exemptive relief permits (among other things) PIMCO-sponsored funds to co-invest with their affiliates, including other PIMCO-sponsored registered funds and business development companies, PIMCO-sponsored or managed private funds and accounts and other PIMCO affiliates, subject to certain terms and conditions. The exemptive relief imposes certain conditions on co-investments made in reliance on such relief that may limit or restrict the Portfolios' ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Portfolios' ability to achieve the desired investment returns. PIMCO seeks to allocate investment opportunities in a fair and equitable manner over time, consistent with its allocation policies and procedures. In the event investment opportunities are allocated among the Portfolios and a Portfolio's affiliates pursuant to the exemptive relief, a Portfolio may not be able to structure its investment portfolio in the manner desired. Pursuant to the exemptive relief, and subject to Board approval under certain circumstances, a Portfolio may invest in opportunities in which PIMCO and/or its affiliates have an existing investment. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Portfolios and its affiliates. For example, from time to time, the Portfolios and its affiliates may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. As required by the exemptive relief, the Portfolio has adopted, and the Board, including the “required majority,” has approved, policies and procedures reasonably designed to ensure compliance with the terms and conditions of the exemptive relief; PIMCO has adopted and implemented policies and procedures reasonably designed to prevent the Portfolios from being disadvantaged by participation in the co-investment program; and the Board is provided with regular reporting regarding the co-investment program.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolios) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. Clients (and investors in the Portfolios) should also be aware that a Portfolio may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Portfolio for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Portfolio investors’) interests and may in fact be resolved in a manner adverse to their interests. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
Certain service providers to the Portfolios are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel.

PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Portfolios, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular Portfolio and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Portfolios. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Additionally, the Portfolios may participate in certain investment opportunities sourced by PIMCO or an affiliate and excess demand may be placed or referred by an affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolios do not pay fees to the affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolio’s do not pay fees to the affiliated service provider in connection with such transactions. For example, PIMCO could have an incentive to allocate less of an investment opportunity to the Funds in order to increase fees received by the affiliated service provider (by increasing the amount of the opportunity placed or referred to third parties), or an incentive to consider the affiliated service provider's receipt of fees when determining whether a Portfolio will participate in such an investment opportunity (which may impair whether the investment opportunity is made available). Although PIMCO and the Portfolios have adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures will be successful. Moreover, PIMCO's policies and procedures may be modified or terminated at any time in PIMCO's sole discretion.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.
Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Portfolios or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
●
Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio(s)) and relative to applicable industry peer groups and;
●
Amount and nature of assets managed by the portfolio manager.
The following table provides a list of the applicable performance-related benchmarks used as one factor in determining portfolio manager variable compensation, for each operational Portfolio:

Portfolio	Benchmark Index
PIMCO ABS and Short-Term Investments	Bloomberg Asset-Backed Securities Index
PIMCO EM, Currency, and Bond	Custom JPM ELMI+ Benchmark
PIMCO High Yield and Short-Term Investments	ICE BofAML U.S. High Yield, BB-B Rated Index
PIMCO International	JPMorgan GBI Global ex-US Index Hedged in USD
PIMCO Investment Grade Credit Bond	Bloomberg Credit Investment Grade Index (Ex-Aa3 and Higher)
PIMCO Long Duration Credit Bond	Bloomberg U.S. Long Credit Index
PIMCO Low Duration	Bloomberg 1-3 Year US Government/Credit Bond Index
PIMCO Moderate Duration	Bloomberg Intermediate Aggregate Bond Index
PIMCO Mortgage and Short-Term Investments	Bloomberg U.S. MBS Fixed Rate Index
PIMCO Municipal	Bloomberg Long Municipal Bond Index
PIMCO Real Return	Bloomberg U.S. TIPS Index
PIMCO Short-Term	ICE BofA SOFR Overnight Rate Index
PIMCO Short-Term Floating NAV II	Bloomberg U.S. Aggregate Index FTSE 3-Month Treasury Bill Index
PIMCO U.S. Government and Short-Term Investments	Bloomberg Government Bond Index
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. Additionally, PIMCO's Carried Interest Plan provides eligible participants (i.e. those who provide services to PIMCO’s alternative funds) a percentage of the carried interest otherwise payable to PIMCO if the applicable performance measurements described in the alternative portfolio's partnership agreements are achieved.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.
Securities Ownership
To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2026 (except as noted) by each portfolio manager of the Portfolios.
Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned
Yacov Arnopolin	PIMCO EM, Currency, and Bond Portfolio	None
Amit Arora	PIMCO Investment Grade Credit Bond Portfolio	None
	PIMCO Long Duration Credit Bond Portfolio	None
Andrew Balls	PIMCO International Portfolio	None

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned
David L. Braun	PIMCO Low Duration Portfolio	None
	PIMCO Moderate Duration Portfolio	None
Jelle Brons	PIMCO Investment Grade Credit Bond Portfolio	None
	PIMCO Long Duration Credit Bond Portfolio	None
Kyle Christine	PIMCO Municipal Portfolio	None
Tim Crowley	PIMCO U.S. Government and Short-Term Investments Portfolio	None
Mike Cudzil	PIMCO Mortgage and Short-Term Investments Portfolio	None
	PIMCO U.S. Government and Short-Term Investments Portfolio	None
	PIMCO Real Return Portfolio	None
Pramol Dhawan	PIMCO EM, Currency, and Bond Portfolio	None
Jason Duko	PIMCO High Yield and Short-Term Investments Portfolio	None
David Forgash	PIMCO High Yield and Short-Term Investments Portfolio	None
Munish Gupta	PIMCO Mortgage and Short-Term Investments Portfolio	None
Sachin Gupta	PIMCO International Portfolio	None
David Hammer	PIMCO Municipal Portfolio	None
Daniel He	PIMCO Real Return Portfolio	None
Daniel Hyman	PIMCO Mortgage and Short-Term Investments Portfolio	None
Daniel J. Ivascyn	PIMCO ABS and Short-Term Investments Portfolio	None
	PIMCO Short-Term Portfolio	None
Mohit Mittal	PIMCO Long Duration Credit Bond Portfolio	None
Lorenzo Pagani	PIMCO International Portfolio	None
Sonali Pier	PIMCO High Yield and Short-Term Investments Portfolio	None
Javier Romo	PIMCO EM, Currency, and Bond Portfolio	None
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio II	None

Distribution Of Trust Shares
Distributor
PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolios' shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board of Trustees. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolios without penalty, at any time, by the Portfolios by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.
The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).
Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other Portfolios, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Intermediary Agreements
The Portfolios may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.
Purchases, Exchanges and Redemptions
Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares” “Redeeming Shares” and “Exchange Privilege.” Each Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.
Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

Certain Portfolios may not be qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their state of domicile or residence. Shares of a Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.
As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.
Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Portfolios. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Portfolios and their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.
Under normal circumstances, orders for exchanges accepted prior to the close of regular trading on the NYSE (normally, 4:00 p.m. Eastern Time) (“NYSE Close”) (with respect the PIMCO Short-Term Floating NAV Portfolio II, the earlier of the scheduled close of regular trading on the NYSE and 3:00 p.m. Eastern time) on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the scheduled close of regular trading on the NYSE (with respect the PIMCO Short-Term Floating NAV Portfolio II, the earlier of the scheduled close of regular trading on the NYSE and 3:00 p.m. Eastern time) on any business day will be executed at the respective net asset values determined at the close of the next business day.
An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.
The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.
The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.
The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.
Unclaimed Property Laws. These laws require investment companies, such as the Trust, to undertake various efforts, including monitoring Portfolio direct accounts for shareholder-initiated activity. A Portfolio direct account is deemed lost when there is no shareholder-initiated activity or an invalid mailing address during a statutorily-prescribed time period (generally, three or five years). If a shareholder’s Portfolio direct account is dormant or “lost,” the Trust may be required to transfer the account to the state in which the shareholder resides, in accordance with applicable unclaimed property (also called escheat) laws. To help protect their accounts, shareholders should keep their accounts up-to-date and active.
If a shareholder invests into a Portfolio direct account, it is the shareholder’s responsibility to ensure that the shareholder provides a current and valid mailing address to the Trust or Portfolio (as applicable). Failure to provide a current and valid address will result in an interruption of purchases, redemptions or distributions, as described herein. If the United States Post Office or another carrier returns mailings sent to the shareholder as undeliverable, future mailings will be suppressed. Further, under such circumstances, if the shareholder has elected to receive income dividends and capital gains distributions in cash, subsequent distributions will automatically be reinvested back into the shareholder’s account until the address on the account has been updated. In the event a Portfolio is liquidated, direct account liquidation proceeds may be withheld from distribution pending the receipt of further instructions or until required to be transferred to the applicable state pursuant to applicable unclaimed property laws.
Mail suppression, described above, and a lack of shareholder-initiated activity will impact whether a shareholder’s Portfolio direct account is subject to escheatment under applicable law.
Shareholders should contact their financial professional or PIMCO at 1.888.87.PIMCO for further information about state unclaimed property laws and/or to update their address or to generate shareholder-initiated activity in your account(s). For general information about unclaimed property rules, shareholders should visit the National Association of Unclaimed Property Administrators website at www.unclaimed.org. Shareholders may also visit pimco.com/investments/unclaimedproperty for a brief Q&A on the topic.
Deceased Shareholders. If PIMCO receives information confirming that a Portfolio direct account shareholder is deceased, to protect that shareholder and his or her beneficiaries, any Automatic Investment Plan, Automatic Exchange Plan and Automatic Withdrawal Plan in the account(s) associated with the shareholder will be suspended, and future cash dividends and/or capital gain payments will be reinvested back in such account(s) until such time as the authorized beneficiary or designee provides adequate instructions to the Portfolio regarding such account. To determine what documentation is needed to transfer ownership of an account, shareholders should contact the transfer agent at 1.888.87.PIMCO. In the event a Portfolio is liquidated, direct account liquidation proceeds will be sent to the shareholder of record.
Request for Multiple Copies of Shareholder Documents
To reduce expenses related to mailing of shareholder documents, it is intended that only one copy of the Portfolios' Offering Memorandum and each annual and semi-annual report, when available, will be sent to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with a Portfolio, call the Trust at 844.312.2113. You will receive the additional copy within 30 days after receipt of your request by the Portfolio. Alternatively, if your shares are held through a financial institution, please contact the financial institution directly.
Net Asset Value
Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Taxation
The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisors with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.
Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify for tax treatment as a regulated investment company, each Portfolio generally must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of a Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships;” and (iii) distribute in each taxable year an amount at least equal to the sum of (a) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), and (b) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.
If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.
As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by a Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Unless an applicable exception applies, a Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, each Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.
A Portfolio is generally permitted to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains. If the Portfolio incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. In the event that the Portfolio were to experience an ownership change as defined under the Internal Revenue Code, the capital loss carryforwards and other favorable tax attributes of the Portfolio, if any, may be subject to limitation.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Distributions
Except for exempt interest dividends paid by the PIMCO Municipal Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Portfolio’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.
Although all or a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate on “qualified dividend income” for individuals and other non-corporate taxpayers, it is not expected that any such portion of the dividends paid by a Portfolio would be significant. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income.” Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any Portfolio's participation in a securities lending transaction may affect the amount, timing, and character of distributions derived from such transaction to shareholders. In this case, amounts derived by a Portfolio in place of dividends earned on a security during the period that such security was not directly held by the Portfolio may not give rise to qualified dividend income or the deduction for dividends received by certain corporations. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
The PIMCO Municipal Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each quarter of each taxable year so that dividends derived from its net interest income on Municipal Bonds and so reported by the Portfolio will be “exempt-interest dividends,” which are generally exempt from federal income tax when received by an investor. A portion of the distributions paid by the PIMCO Municipal Portfolio may be subject to tax as ordinary income (including certain amounts attributable to bonds acquired at a market discount). In addition, any distributions of net short-term capital gains generally would be taxed as ordinary income and any distribution of capital gain dividends generally would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid by a Portfolio for a taxable year constituting “exempt-interest dividends” will be reported after the end of each calendar year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during such year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, a shareholder who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities.
Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect the Portfolio and its shareholders, including its ability to distribute exempt-interest dividends.
The PIMCO Municipal Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.
Shareholders of the PIMCO Municipal Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by a Portfolio). The tax may be imposed on up to 50% of a recipient’s benefits in cases where the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits, exceeds a base amount. In addition, up to 85% of a recipient’s benefits may be subject to tax if the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.
A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by a Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
In taxable years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.
Certain distributions reported by a Portfolio as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Internal Revenue Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Portfolio is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Portfolio’s business interest income over the sum of the Portfolio’s (i) business interest expense and (ii) other deductions properly allocable to the Portfolio’s business interest income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.
A Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Internal Revenue Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) a Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from a Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.
Sales of Shares
Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption. The Portfolio would generally not recognize realized gain on an in-kind redemption, but the Portfolio's earnings and profits for tax purposes may be increased. Certain redemptions by a shareholder may be treated for tax purposes as dividends.
Your financial intermediary or the Portfolios (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct a Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.
If a shareholder is a corporation and has not instructed a Portfolio that it is a C corporation in its account application or by written instruction, a Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
Potential Pass-Through of Tax Credits
If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The applicable Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.
Backup Withholding
A Portfolio may be required to withhold up to 24% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding.

Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal tax liability.
Options, Futures, Forward Contracts, and Swap Agreements
Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.
Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating a Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which generally would be taxed as ordinary income when distributed to shareholders.
A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a portfolio that did not engage in such hedging transactions.
Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If the IRS did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.
Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.
In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of a Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by a Portfolio.
A Portfolio may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Portfolio would not be included in the Portfolio’s income at the time of receipt. The premium paid by the Portfolio would be a nondeductible capital expenditure. If a call option sold by the Portfolio or a put option purchased by the Portfolio were to be exercised, the Portfolio could realize a gain or loss. If a call option purchased by the Portfolio or a put option sold by the Portfolio were to be exercised, the Portfolio’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Short Sales
Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.
Passive Foreign Investment Companies
Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, a Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by a Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which a Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.
Each Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances (i.e., a “qualified electing fund” or “QEF” election), a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If a Portfolio made a QEF election with respect to a PFIC, the special rules, discussed above, relating to the taxation of excess distributions, would not apply, and the Portfolio would be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Certain income derived by a Portfolio from a PFIC with respect to which the Portfolio has made a QEF election generally constitutes income under the Qualifying Income Test for purposes of determining a Portfolio’s ability to be subject to tax as a Regulated Investment Company if the PFIC makes distributions of that income to a Portfolio or if the Portfolio’s income from an investment in the PFIC is derived with respect to the Portfolio’s business of investing. Alternatively, another election may be available that would involve marking to market a Portfolio’s PFIC shares at the end of each taxable year, (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. Each Portfolio may be restricted in its ability to make QEF elections with respect to its investments in issuers that could be treated as PFICs in order to limit its tax liability or maximize its after-tax return from these investments. Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.
Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders either as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not invest in PFIC shares.
Foreign Currency Transactions
Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time a Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments or contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument, security or contract and the date of disposition also are treated as ordinary gain or loss. These foreign currency gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income. A Portfolio's foreign currency losses are generally treated as realized losses for reporting purposes but may decrease a Portfolio's taxable income and may cause a Portfolio's distributions to shareholders to be reported as returns of capital for income tax purposes.
Foreign Taxation
Income received (and gains derived) by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International or PIMCO EM, Currency, and Bond Portfolios’ total assets at the close of its taxable year consists of securities of foreign corporations or foreign governments, a Portfolio will be eligible to elect to “pass-through” to a Portfolio’s shareholders the amount of foreign income and similar taxes paid by a Portfolio. If this election is made, a shareholder subject to tax generally will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign taxes paid by a Portfolio and the shareholder may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his or her taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified after the close of a Portfolio’s taxable year whether any foreign taxes paid by a Portfolio will “pass-through” for that taxable year.
Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to such shareholder’s total foreign source taxable income. For this purpose, if the pass-through election is made, the source of a Portfolio’s income will flow through to shareholders of a Portfolio. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. Furthermore, any amounts received by a Portfolio in place of dividends earned and any related withholding taxes incurred on a security while such security was subject to a securities loan, respectively, will not qualify as foreign income and will not qualify as a foreign tax paid by a Portfolio and, therefore, will not be able to be passed through to shareholders even if a Portfolio satisfies the requirements described above. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by a Portfolio. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.
Original Issue Discount and Market Discount
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The PIMCO Municipal Portfolio also may acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.
Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, a Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.
A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
Investments in REITs and REMICs
Some of the Portfolios may invest in REITs. Such investments in REIT equity securities may require a Portfolio to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Portfolio may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Portfolio’s investments in REIT equity securities may at other times result in a Portfolio’s receipt of cash in excess of the REIT’s earnings; if a Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income. Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends. Treasury regulations allow a Portfolio to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of a Portfolio that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.
As discussed above, a Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in REMICs or debt or equity interests in TMPs. Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Portfolio’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Portfolio, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual or TMP interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.

If at any time during any taxable year a “disqualified organization” (as defined in the Internal Revenue Code) is a record holder of a share in a regulated investment company earning excess inclusion income, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. It is not expected that a substantial portion of a Portfolio’s assets will be residual interests in REMICs. Additionally, the Portfolios do not intend to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.
Uncertain Tax Consequences
A Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for a Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when a Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolios to the extent necessary in order to seek to ensure that they distribute sufficient income so that they do not become subject to U.S. federal income or excise tax.
A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
Constructive Sales
Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.
Non-U.S. Shareholders
Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax. Non-U.S. shareholders may also be subject to U.S. federal withholding tax on deemed income resulting from any election by a Portfolio to treat qualified foreign taxes it pays as passed through to its shareholders (as described above), but may not be able to claim a U.S. tax credit or deduction with respect to such taxes.
A Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.

The Portfolios are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolios to enable the Portfolios to determine whether withholding is required.
Income Tax on Sale of a Portfolio’s Shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
A Portfolio may invest in the securities of corporations that invest in U.S. real property, including U.S. REITs. The sale or other disposition of a U.S. real property interest (“USRPI”) by a Portfolio, a U.S. REIT, or a U.S. real property holding corporation in which a Portfolio invests may trigger special tax consequences to a Portfolio’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act, as amended (“FIRPTA”), makes non-U.S. persons subject to U.S. tax on the sale or other disposition of a USRPI as if such person was a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Internal Revenue Code provides a look-through rule for distributions of FIRPTA gain by certain RICs received from U.S. REITs. Because each Portfolio expects to invest less than 50% of its assets at all times, directly or indirectly, in USRPIs, each Portfolio expects that neither gain on the sale or redemption of Portfolio shares nor Portfolio dividends and distributions would be subject to FIRPTA reporting and any related tax withholding.
State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.
Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.
The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.
Other Taxation
Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio’s dividend distribution that is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Portfolio.

Other Information
Capitalization
The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his or her pro rata share of the net assets of that Portfolio.
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.
Voting Rights
Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at any shareholder meeting. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.
The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Portfolios own shares of a money market fund or short-term bond fund pursuant to the November 19, 2001 SEC exemptive order discussed above, the Portfolios will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund. If such money market or short-term bond fund has no other shareholders except the Portfolios and other PIMCO-advised funds, the Portfolios will vote such shares in proportion to the votes of the respective Portfolio's shareholders on the proposal, or if such Portfolio’s shareholders are not solicited for their vote on the same proposal, such Portfolio will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.
Control Persons and Principal Holders of Securities
As of July 7, 2026, the following persons owned of record or beneficially 5% or more of the shares of the following Portfolios:

PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PAPS ABS AND SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	39,368,698.04	5.21%
PAPS EM BOND AND SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	9,695,424.12	18.72%
PAPS EM BOND AND SHORT-TERM INV	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	4,490,329.75	8.67%
PAPS EM BOND AND SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	4,068,780.03	7.86%
PAPS EM BOND AND SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	3,646,336.92	7.04%
PAPS EM BOND AND SHORT-TERM INV	INST	JP MORGAN CHASE FBO BOEING CO EMPLOYEE RETIREMENT PLANS MASTER TRUST 111 POLARIS PARKWAY, COLUMBUS OH 43240	3,364,827.75	6.50%
PAPS EM BOND AND SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO GE CORE PLUS 82 DEVONSHIRE ST, TRUST OPERATIONS H11A, BOSTON MA 02109-3605	2,608,947.77	5.04%
PAPS HIGH YIELD & SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	3,139,849.59	14.46%
PAPS HIGH YIELD & SHORT-TERM INV	INST	NORTHERN TRUST COMPANY FBO DIGNITY HEALTH FUNDED DEPRECIATION FUND 333 S WABASH AVE, CHICAGO IL 60604-4107	2,450,258.72	11.29%
PAPS HIGH YIELD & SHORT-TERM INV	INST	PRINCIPAL FBO NYSE RETIREMENT PLAN 420 MONTGOMERY ST, SAN FRANCISCO CA 94104-1207	1,707,427.75	7.87%
PAPS HIGH YIELD & SHORT-TERM INV	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	1,448,091.19	6.67%

PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PAPS HIGH YIELD & SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	1,316,493.86	6.06%
PAPS HIGH YIELD & SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	1,178,982.87	5.43%
PAPS INTERNATIONAL	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	20,384,001.20	21.21%
PAPS INTERNATIONAL	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	9,416,271.14	9.80%
PAPS INTERNATIONAL	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	8,547,324.92	8.89%
PAPS INTERNATIONAL	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	7,653,809.10	7.96%
PAPS INTERNATIONAL	INST	FIDELITY MANAGEMENT TRUST CO FBO GE CORE PLUS 82 DEVONSHIRE ST, TRUST OPERATIONS H11A, BOSTON MA 02109-3605	5,476,721.16	5.70%
PAPS INTERNATIONAL	INST	MAC & CO A/C XXXXXX MUTUAL FUND OPERATIONS, PO BOX 3198, PITTSBURGH PA 15230-3198	4,866,693.21	5.06%
PAPS INVESTMENT GRADE CREDIT BOND	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	51,259,159.06	17.40%
PAPS INVESTMENT GRADE CREDIT BOND	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	23,685,849.14	8.04%
PAPS INVESTMENT GRADE CREDIT BOND	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	21,472,586.91	7.29%
PAPS INVESTMENT GRADE CREDIT BOND	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	19,242,593.79	6.53%

PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PAPS LONG DURATION CREDIT BOND	INST	PRINCIPAL FBO SENTARA HEALTHCARE LONG CREDIT 420 MONTGOMERY ST, SAN FRANCISCO CA 94104-1207	163,484,472.81	5.15%
PAPS LONG DURATION CREDIT BOND	INST	JP MORGAN CHASE FBO ENTERGY SERVICES INC LONG DURATION 1111 POLARIS PARKWAY, COLUMBUS OH 43240-2031	159,597,417.25	5.03%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO NRECA SV PRUDENTIAL PO BOX 5501, BOSTON MA 02206-5501	18,214,445.03	7.27%
PAPS LOW DURATION	INST	BROWN BROTHERS HARRIMAN & CO FBO SV II CIT STATE STREET 140 BROADWAY ST, CONCOURSE, NEW YORK NY 10005-1108	16,564,133.36	6.61%
PAPS LOW DURATION	INST	BROWN BROTHERS HARRIMAN & CO FBO SV II CIT PACLIFE 140 BROADWAY, NEW YORK NY 10005-1108	16,563,277.90	6.61%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO NRECA SV - TRANSAMERICA PO BOX 5501, BOSTON MA 02206-5501	15,068,542.37	6.02%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO NRECA SV METLIFE PO BOX 5501, BOSTON MA 02206-5501	15,060,553.18	6.01%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO NRECA SV STATE STREET PO BOX 5501, BOSTON MA 02206-5501	15,048,736.23	6.01%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO CHRISTIANACARE STABLE VALUE ACCOUNT TWO AVENUE DE LAFAYETTE 1ST FLOOR, BOSTON MA 02111-1750	14,647,359.29	5.85%
PAPS LOW DURATION	INST	STATE STREET BANK & TRUST FBO UESP MYXXX SV PRUDENTIAL WRAP 2 AVENUE DE LAFAYETTE FL 1ST, BOSTON MA 02111-1750	13,420,327.60	5.36%
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST FBO CHRISTIANACARE STABLE VALUE ACCOUNT TWO AVENUE DE LAFAYETTE 1ST FLOOR, BOSTON MA 02111-1750	30,396,015.89	7.35%
PAPS MODERATE DURATION	INST	BROWN BROTHERS HARRIMAN & CO FBO SV II CIT PACLIFE 140 BROADWAY, NEW YORK NY 10005-1108	26,127,500.93	6.31%
PAPS MODERATE DURATION	INST	BROWN BROTHERS HARRIMAN & CO FBO SV II CIT STATE STREET 140 BROADWAY ST, CONCOURSE, NEW YORK NY 10005-1108	26,125,842.22	6.31%

PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST UESP MYXXX SV PACIFIC LIFE WRAP 2 AVENUE DE LAFAYETTE FL 1ST, BOSTON MA 02111-1750	22,889,739.13	5.53%
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST FBO MYXXX SV VOYA WRAP PO BOX 419846, CUSTODY DEPARTMENT, KANSAS CITY MO 64141	22,889,651.06	5.53%
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST FBO UESP MYXXX SV TRANSAMERICA WRAP 2 AVENUE DE LAFAYETTE FL 1ST, BOSTON MA 02111-1750	22,864,995.02	5.53%
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST FBO UTAH EDUC SAV PLAN MYXXX 2 AVENUE DE LAFAYETTE FL 1ST, BOSTON MA 02111-1750	22,724,930.63	5.49%
PAPS MODERATE DURATION	INST	NORTHERN TRUST COMPANY FBO ACCENTURE PROFIT SHARING & XXXK TRUST PLAN 801 SOUTH CANAL ST CB-1N, CHICAGO IL 60607-4715	22,147,756.33	5.35%
PAPS MODERATE DURATION	INST	FIDELTY MANAGEMENT TRUST CO FBO TOYOTA MOTOR SALES STABLE VALUE VOYA 82 DEVONSHIRE ST, TRUST OPERATIONS FHA MS H11C, BOSTON MA 02109-3605	21,442,023.31	5.18%
PAPS MODERATE DURATION	INST	STATE STREET BANK & TRUST FBO UESP MYXXX SV PRUDENTIAL WRAP 2 AVENUE DE LAFAYETTE FL 1ST, BOSTON MA 02111-1750	21,086,171.36	5.10%
PAPS MORTGAGE AND SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	31,281,580.05	20.09%
PAPS MORTGAGE AND SHORT-TERM INV	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	14,455,156.72	9.29%
PAPS MORTGAGE AND SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	13,092,382.20	8.41%
PAPS MORTGAGE AND SHORT-TERM INV	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	11,742,247.98	7.54%
PAPS MORTGAGE AND SHORT-TERM INV	INST	FIDELITY MANAGEMENT TRUST CO FBO GE CORE PLUS 82 DEVONSHIRE ST, TRUST OPERATIONS H11A, BOSTON MA 02109-3605	8,401,377.00	5.40%

PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PAPS MUNICIPAL	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	3,677,233.81	20.08%
PAPS MUNICIPAL	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	1,702,050.67	9.29%
PAPS MUNICIPAL	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	1,540,966.56	8.41%
PAPS MUNICIPAL	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	1,380,837.40	7.54%
PAPS MUNICIPAL	INST	FIDELITY MANAGEMENT TRUST CO FBO GE CORE PLUS 82 DEVONSHIRE ST, TRUST OPERATIONS H11A, BOSTON MA 02109-3605	987,994.54	5.40%
PAPS REAL RETURN BOND	INST	FIDELITY MANAGEMENT TRUST CO FBO MICROSOFT CORPORATION XXX(K) PLAN 82 DEVONSHIRE ST, TRUST OPERATIONS - H11A, BOSTON MA 02109-3605	8,425,933.85	19.99%
PAPS REAL RETURN BOND	INST	TOYOTA MOTOR CREDIT CORP FBO TOYOTA MOTOR INSURANCE SERVICES INC 6565 HEADQUARTERS DR, PLANO TX 75024-5965	3,895,502.96	9.24%
PAPS REAL RETURN BOND	INST	STATE STREET BANK & TRUST FBO UNITED FOOD & COMMERCIAL WORKERS UNION PENSION FUND PO BOX 5501, BOSTON MA 02206-5501	3,689,128.46	8.75%
PAPS REAL RETURN BOND	INST	STATE STREET BANK & TRUST FBO ILLINOIS TEACHERS RET SYSTEM MAIN FIXED PO BOX 57020, IRVINE CA 92619-7020	3,163,283.31	7.51%
PAPS REAL RETURN BOND	INST	FIDELITY MANAGEMENT TRUST CO FBO GE CORE PLUS 82 DEVONSHIRE ST, TRUST OPERATIONS H11A, BOSTON MA 02109-3605	2,263,762.40	5.37%
PAPS SHORT-TERM	INST	STATE STREET BANK & TRUST FBO UAW MASTER PENION TRUST STATE STREET FINANCIAL CENTER, 1 LINCOLN ST, BOSTON MA 02111-2901	2,938,034.72	14.05%
PAPS SHORT-TERM	INST	NORTHERN TRUST COMPANY FBO NEBRASKA STATE OF PENSION 801 S CANAL ST # CB-1N, CHICAGO IL 60607-4715	2,792,488.12	13.36%

Code of Ethics
The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel, subject to the Codes of Ethics, to invest in securities, including securities that may be purchased or held by the Portfolios, and such personnel do, from time to time, invest in securities held by the Portfolios.
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”), 2323 Grand Boulevard, 5th Floor Kansas City, MO 64108, serves as custodian for assets of the Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.
Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.
SS&C Global Investor & Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095, serves as transfer agent and dividend disbursing agent for the Portfolios.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.
Legal Counsel
Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as legal counsel to the Trust.
Financial Statements
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.
PAPS0001OMS_080126

Private Account Portfolio Series
Offering Memorandum
August 1, 2026
Short term portfolio
PIMCO Short-Term Floating NAV Portfolio III
This cover is not part of the Offering Memorandum. The Portfolio issues shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO Short-Term Floating NAV Portfolio III

Investment Objective
The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.00%
Distribution and/or Service (12b-1) Fees	N/A
Total Annual Portfolio Operating Expenses(1)	0.00%
1
As discussed in the “Purchase and Sale of Portfolio Shares” section of this Offering Memorandum, shares of the Portfolio may be purchased only by series of registered investment companies advised by Pacific Investment Management Company LLC (“PIMCO”) (each an “Investing Fund”). The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Short-Term Floating NAV Portfolio III	$0	$0	$0	$0
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
The Portfolio may invest in the PIMCO ST Floating NAV III Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO ST Floating NAV III Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.
The average duration of the Portfolio will vary based on PIMCO’s market forecasts and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed six months.
The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers without limit and may invest up to 25% of its total assets in non-U.S. dollar-denominated securities. The Portfolio will normally limit its net foreign (non-U.S.) currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may only invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than one year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 25% of its total assets in such instruments).
The Portfolio may invest in options, futures contracts, swap agreements, mortgage- or asset-backed securities, including to-be-announced transactions, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO, and he has managed the Portfolio since its inception in March 2012.
Purchase and Sale of Portfolio Shares
Shares of the Portfolio may be purchased only by series of the Investing Funds. PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.
Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”). Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.
Tax Information
The Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

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Private Account Portfolio Series

Description of Principal Risks
The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in the Portfolio. The Portfolio may be subject to additional risks other than those described below because the types of investments made by the Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objective and Policies” in the Offering Memorandum Supplement also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Portfolio’s portfolio will fluctuate in value due to changes or the anticipation of changes in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of the Portfolio’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by the Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Portfolio may experience losses as a result of movements in interest rates. The Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to the Portfolio.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value due to changes in interest rates. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of the Portfolio’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) adjusts its monetary policy, whether by raising or lowering interest rates or when such rates remain at elevated or historically low levels for a prolonged period. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. There is the risk that the income generated by investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect the Portfolio and its investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed income investments when due.
Changes in interest rates, including periods of rising or volatile rates, may result in heightened volatility and a decline in value of the Portfolio’s fixed income investments. Further, while U.S. bond markets have steadily grown over time, dealer “market making” capacity has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress. All of these factors, collectively and/or individually, could cause the Portfolio to lose value.
During periods of very low or negative interest rates, the Portfolio may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from the Portfolio’s performance to the extent the Portfolio is exposed to such interest rates.

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Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Portfolio. This is especially the case if the Portfolio consists of securities with widely varying durations. Therefore, if the Portfolio has an average duration that suggests a certain level of interest rate risk, the Portfolio may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Portfolio uses leverage or derivatives in connection with the management of the Portfolio.
Convexity is an additional measure used to understand a security’s or the Portfolio‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Portfolio holds such securities, the Portfolio may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality), and changes in the rate at which prepayments or redemptions occur can affect the return on investment of these securities. If an issuer calls a security in which the Portfolio has invested, the Portfolio may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
The Portfolio could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), the counterparty to a derivatives contract or a repurchase agreement, a borrower of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by the Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of the Portfolio. This is especially the case if the Portfolio consists of securities with widely varying credit ratings. Therefore, if the Portfolio has an average credit rating that suggests a certain credit quality, the Portfolio may in fact be subject to greater credit risk than the average would suggest. Credit risk is greater to the extent the Portfolio uses leverage or derivatives in connection with the management of the Portfolio, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rising or high interest rates may deteriorate the credit quality of an issuer or a counterparty, particularly if an issuer or a counterparty faces challenges rolling or refinancing its obligations. The Portfolio’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Portfolio’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). The Portfolio may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of the Portfolio may vary, in some cases significantly, from its interest rate duration.

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Market Risk
The market price of securities owned by the Portfolio may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to a variety of factors affecting (or perceiving to affect) securities markets generally or particular industries or sectors or issuers represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Portfolio. Even when markets perform well, there is no assurance that the investments held by the Portfolio will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war or armed conflicts, terrorism, social or political unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters or events can all negatively impact the securities markets, which could cause the Portfolio to lose value. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. Issues in the construction and implementation of artificial intelligence systems and models (including software issues, issues related to the use of artificial intelligence and machine learning (“AI”), and other technological issues) may adversely impact the Portfolio. AI systems may contain design flaws or faulty assumptions, rely on incomplete or inaccurate data inputs, and may be difficult to interpret or audit. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of human control.
The domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar initiatives or developments, has resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Portfolio’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Portfolio’s investments. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments on a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether the Portfolio meets their individual financial needs and tolerance for risk.
When inflationary price movements occur, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of the Portfolio that invests in fixed income securities to decrease, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio and its shareholders.

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Higher interest rates generally lower the values of real estate-related assets. When this does not occur as expected, it presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments, such as loans, securitized debt and other fixed income securities. Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, the Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, the Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for reasons related to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to the Portfolio and to the issuers of securities and other instruments in which the Portfolio invests.
Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that the Portfolio could not meet requests to redeem shares issued by the Portfolio without significant dilution of remaining investors’ interests in the Portfolio. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Portfolio’s investments in illiquid investments may reduce the returns of the Portfolio because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Portfolio from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale, capital controls, delays or limits on repatriation of local currency, or insolvency of local governments. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during changes in interest rates, elevated volatility, market or geopolitical disruptions, economic uncertainty or public health crises. There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by the Portfolio and/or when the Portfolio wishes to dispose of it. Bond markets have consistently grown over time, while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress.
In such cases, the Portfolio, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Portfolio’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, Regulation S securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for the Portfolio to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require the Portfolio to sell securities at reduced prices or under unfavorable conditions, which would have an adverse effect on the Portfolio. It may also be the case that

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other market participants may be attempting to liquidate fixed income holdings at the same time as the Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. Liquidity risk also refers to the risk that the Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply. Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of the Portfolio’s shares. Redemptions by these shareholders of their holdings in the Portfolio may impact the Portfolio’s NAV and the market price and secondary market liquidity of Portfolio shares. These redemptions may also force the Portfolio to sell its securities, which may negatively impact the Portfolio’s brokerage costs.
Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolio may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objective and Policies” in the Offering Memorandum Supplement. The Portfolio may use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies and/or geographic regions, and/or to manage (which may mean either to increase or decrease) exposure to other risks, such as interest rate, credit or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject the Portfolio to the potential for unlimited loss. The use of derivatives or other similar instruments may cause the Portfolio’s investment returns to be impacted by the performance of assets the Portfolio does not own, potentially resulting in the Portfolio’s total investment exposure exceeding the value of its portfolio.
Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or the Portfolio may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for the Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, the Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses the Portfolio may incur if the call option is exercised, and derivative transactions where the Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by the Portfolio should not be viewed as the total returns or overall performance of the Portfolio. These strategies may also produce adverse tax consequences (for example, the Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income) and limit the Portfolio’s opportunity to profit or otherwise benefit from certain gains. The Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives may increase market exposure and are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, governmental risk, sanctions risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements, risks arising from mispricing or valuation complexity (including the risk of improper valuation), and risks associated with the underlying asset, reference rate or index. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Portfolio could lose more than the initial amount invested and derivatives may increase the volatility of the Portfolio, especially in unusual or extreme market conditions. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Portfolio may utilize asset segregation and posting of collateral for risk management or other purposes. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Portfolio. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Portfolio’s use of derivatives may increase or accelerate the amount of taxes payable by shareholders.
Non-centrally-cleared over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives or other similar investments that are exchange-traded or traded through a central clearing counterparty resides with the Portfolio's clearing broker or the clearinghouse. Derivatives that are cleared by a central clearing organization can still be subject to different risks, including the creditworthiness of the central clearing organization and its members. In addition,

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derivatives that are traded on an exchange are subject to the risk that an exchange may limit the maximum daily price fluctuation of a derivative contract and restrict or suspend trading of a contract that has reached a limit. Such limit governs only price movements of a contract during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. A daily limit may be reached for several consecutive days with little or no trading.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of the Portfolio and its counterparty. Therefore, it may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. In such cases, the Portfolio may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Portfolio will be subject to increased liquidity and investment risk.
When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Portfolio’s hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose the Portfolio to additional risks. In addition, derivatives used for hedging may partially protect the Portfolio from the risks they were intended to hedge yet not fully mitigate the impact of such risks.
The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Portfolio’s derivative transactions, impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance and cause the Portfolio to lose value.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, if the Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, both adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Portfolio because the Portfolio may have to reinvest that money at lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited.

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The Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. The Portfolio may invest in any tranche of mortgage-related and other asset-backed securities, including junior and/or equity tranches (to the extent consistent with the Portfolio’s guidelines), which are the first to absorb losses from defaults or other credit events in the underlying collateral pool and generally carry the highest levels of credit, liquidity and market risk. Additionally, to the extent the Portfolio invests directly in mortgages and other types of collateral (consistent with its investment guidelines), the Portfolio would be subject to risks similar (and in some cases to a greater degree) to those described above. Additionally, investments in subordinate mortgage-backed and other asset-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing a Portfolio's investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed securities are also subject to greater credit risk than those mortgage-backed or other asset-backed securities that are more highly related.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small or less developed, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting and auditing standards of foreign (non-U.S.) countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit the Portfolio’s ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by U.S. or foreign governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries, which can decrease the investment opportunities for the Portfolio subject to such limits. In addition, restrictions may be imposed after the Portfolio has invested in a jurisdiction and potentially force the Portfolio to dispose of an investment at an inopportune time or price. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by the Portfolio, particularly during periods of market turmoil and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on the Portfolio’s investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect the Portfolio’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed can vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could impact the Portfolio’s portfolio holdings by, among other things, reducing their value and/or liquidity or causing a downgrade in credit ratings. In addition, these measures could result in currency devaluation or volatility, increased market volatility, and/or economic disruptions in the securities or sanctioned country or throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent the Portfolio from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent the settlement of securities transactions and adversely impact the Portfolio's liquidity and performance and/or prevent the liquidation of the Portfolio holding sanctioned securities. The U.S. government may renegotiate some of its global trade relationships with foreign governments and may impose or threaten to impose significant tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could contribute to volatility or overall declines in the U.S. and global investment markets. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invests a significant portion of its assets in a specific geographic region or in securities

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denominated in a particular foreign (non-U.S.) currency, the Portfolio will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent the Portfolio invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, inflation, custody, regulatory uncertainty, legal, political, technical, headline, reputational, and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent the Portfolio invests in emerging market securities or other investments that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political, social, environmental and health events affecting that region, country or group of countries. Economic, business, political or social instability may affect emerging market securities differently, and often more severely, than developed market securities. To the extent the Portfolio focuses its investments in multiple asset classes of emerging market securities, it may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to the Portfolio.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments, or to obtain information needed to pursue or enforce such judgments, against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity and tradability of investments in or related to those regions. The Portfolio may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and the Portfolio could experience losses. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit events resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.) currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Portfolio in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Portfolio’s control, may result in a loss in value of the Portfolio’s sovereign debt holdings.
Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. The Portfolio's use of derivatives may also create leveraging risk. The Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause the Portfolio to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause the Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where the Portfolio does not hold the security or have the right to acquire it without

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payment of further consideration), could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, the Portfolio may be forced to sell portfolio securities when it is not otherwise advantageous to do so. When the Portfolio reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in the Portfolio's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of the Portfolio's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities and prepayment penalties on borrowed funds. Leveraging transactions pursued by the Portfolio may increase its duration and sensitivity to various risks and interest rate environments. The Portfolio may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to the Portfolio.
Management Risk
The Portfolio and the Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO and the portfolio manager will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Portfolio and the Subsidiary, as applicable. PIMCO and the portfolio manager may determine that certain factors are more significant than others. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO and individual portfolio managers will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO and individual portfolio managers may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which the Portfolio seeks to invest may not be available in the quantities desired, including in circumstances where other portfolios for which PIMCO acts as investment adviser, including portfolios with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Portfolio. To the extent the Portfolio employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Portfolio. The Portfolio is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Please refer to “Portfolio Managers – Conflicts of Interest” in the Offering Memorandum Supplement for further information. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolio and the Subsidiary, as applicable, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Portfolio and the Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Portfolio's and the Subsidiary's, as applicable, ability to realize their investment objectives.
In addition, the Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.
Subsidiary Risk
By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The investments held by the Subsidiary are generally similar to those that are permitted to be held by the Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Portfolio or the Subsidiary will be achieved.

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The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the ”1940 Act“) and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States could adversely affect the performance of the Portfolio and/or the Subsidiary and result in the Portfolio underperforming its benchmark index(es).
Investments in the Subsidiary may also expose the Portfolio to tax risks. The Portfolio’s investments in the Subsidiary can accelerate the Portfolio’s recognition of income and cause it to be treated as ordinary income, regardless of the character of the Subsidiary’s income, potentially impacting the Portfolio's tax liabilities. Further, if a net loss is realized by the Subsidiary, such loss is generally not available to offset the income earned by the Portfolio, and such loss cannot be carried forward to offset taxable income of the Portfolio or the Subsidiary in future periods. For a discussion of the tax risks associated with the Portfolio's investments in the Subsidiary, please refer to “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Short Exposure Risk
The Portfolio’s short sales and short positions, if any, are subject to special risks. A short sale involves the sale by the Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.
By investing the proceeds received from selling securities short, the Portfolio could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase the Portfolio’s exposure to long security positions and make any change in the Portfolio’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy the Portfolio employs will be successful during any period in which it is employed.
Periods of unusual or adverse market, economic, regulatory, environmental or political conditions generally may exist for as long as six months and, in some cases, much longer and during these periods, the Portfolio may not be able, fully or partially, to implement its short selling strategy. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps. Restrictions on and/or reporting requirements applicable to short selling and short positions may negatively impact and materially impair the Portfolio's ability to execute certain transactions. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to the Portfolio.
Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of the Portfolio’s holdings.

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Management of the Portfolio
The business affairs of the Portfolio are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Portfolio. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolio and the Portfolio's business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2026, PIMCO had approximately $2.33 trillion in assets under management, including $1.92 trillion in third-party client assets. Assets include $77.4 billion (as of March 31, 2026) in assets managed by Prime Real Estate (formerly Allianz Real Estate), an affiliate and wholly-owned subsidiary of PIMCO and PIMCO Europe GmbH, that includes PIMCO Prime Real Estate GmbH, PIMCO Prime Real Estate LLC and their subsidiaries and affiliates. PIMCO Prime Real Estate LLC investment professionals provide investment management and other services as dual personnel through Pacific Investment Management Company LLC. PIMCO Prime Real Estate GmbH operates separately from PIMCO.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolio with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Portfolio or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
The Portfolio does not pay PIMCO a supervisory and administrative fee for the supervisory and administrative services they require. PIMCO provides supervisory and administrative services for the Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolio, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The Portfolio bears other expenses that are not covered under the supervision and administration agreement which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses).
As discussed in the “Portfolio Summary-Principal Investment Strategies” section, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. By investing in the Portfolio, each Investing Fund will agree that a portion of the advisory fee that each Investing Fund is currently obligated to pay PIMCO will be designated as compensation for the investment advisory services PIMCO provides to the Subsidiary. The Subsidiary will not pay PIMCO a fee for advisory or administrative services.
The table below shows the advisory and supervisory and administrative fee for the Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolio may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolio’s financial statements for information regarding the total ratio of expenses to average net assets.
Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)
Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.00%(1)	0.00%	0.00%
1
By investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

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Offering Memorandum

Individual Portfolio Manager
The following individual has primary responsibility for managing the Portfolio.
Portfolio	Portfolio Manager(s)	Since	Recent Professional Experience
PIMCO Short-Term Floating NAV Portfolio III	Jerome Schneider	3/12*
Managing Director, PIMCO. Mr. Schneider is a managing director in the Newport Beach office and leader of short-term portfolio management and funding. Prior to joining PIMCO in
2008, Mr. Schneider was a senior managing director with Bear Stearns. There he most recently specialized in credit and mortgage-related funding transactions and helped develop one of the first “repo” conduit financing companies. Additionally, during his tenure at Bear
Stearns he held various positions on the municipal and fixed income derivatives trading desks. He has investment experience since 1995 and holds an undergraduate degree in economics and international relations from the University of Pennsylvania and an MBA from the Stern School of Business at New York University.

*
Inception of the Portfolio
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio manager, the portfolio manager's compensation and the portfolio manager's ownership of shares of the Portfolio.
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory contract for the Portfolio is available in the Portfolio's report filed on Form N-CSR for the fiscal half-year ended September 30, 2025.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Portfolio. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Portfolio's Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory filings from or on behalf of the Trust or the Portfolio creates a contract between or among any shareholder of the Portfolio, on the one hand, and the Trust, the Portfolio, a service provider to the Trust or the Portfolio, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum Supplement with respect to the Portfolio or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or the Portfolio is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to the Portfolio, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Portfolio's then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.

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Purchases and Redemptions
Purchasing Shares
Shares of the Portfolio are restricted securities and are issued only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant NAV without a sales charge or other fee. PIMCO, acting as agent for the Investing Funds, will effect all purchases of shares of the Portfolio for the Investing Funds.
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Timing of Purchase Orders and Share Price Calculations. Under normal circumstances, a purchase order received by the Trust or its designee prior to 3:00 p.m., Eastern time (or the scheduled close of regular trading) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), if earlier than 3:00 p.m., Eastern time on a day the Trust is open for business, will be effected at that day’s NAV. An order received after 3:00 p.m. Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time), will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate the Portfolio’s NAV as of the normally scheduled close of regular trading on the NYSE or such other time that the Portfolio may determine, in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.
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Redeeming Shares — Additional Information. Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued. The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolio or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for reasons such as compliance with anti-money laundering, anti-terrorism or sanctions obligations and requirements. Shares of the Portfolio are not registered or qualified for sale in the states. Shares of the Portfolio may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence.
Subject to the approval of the Trust, shares of the Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio’s investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Portfolio policy. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by the Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio’s shares, if such assets were included in the Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.
Redeeming Shares
As stated above, the Portfolio’s shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolio may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of the Portfolio.
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Timing of Redemption Requests and Share Price Calculations. Under normal circumstances, a redemption request received by the Trust or its designee prior to 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time), on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Portfolio name.
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Other Redemption Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolio to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors. Under these and other

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unusual circumstances, the Trust may suspend redemptions or postpone payments for more than seven days, as permitted by law.
The Trust agrees to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash, which may be in the form of a pro-rata slice of the Portfolio’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. If shares are redeemed in kind, however, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.
In order to meet redemption requests, the Portfolio typically expects to use a combination of sales of portfolio assets, holdings of cash and cash equivalents (including cash flows into the Portfolio) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Portfolio reserves the right to use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Portfolio’s use of redemptions in kind is discussed above.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. However, because only PIMCO is permitted to purchase and redeem Portfolio shares, on behalf of the Investing Funds, and because the Portfolio is intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Portfolio is negligible.
Information Regarding State Escheatment Laws
Portfolio accounts can be considered abandoned property. States increasingly are looking at inactive accounts as possible abandoned or unclaimed property. Under certain circumstances, the Portfolio (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. The Portfolio will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a portfolio account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the portfolio for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction.
The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in the Portfolio.
How Portfolio Shares are Priced
The price of the Portfolio’s shares is based on the Portfolio’s NAV. The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.
Portfolio shares are ordinarily valued as of 3:00 p.m., Eastern time on each day that the NYSE is open. Information that becomes known to the Portfolio or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Portfolio reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Portfolio generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, the Portfolio reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Portfolio may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Portfolio can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Portfolio will normally use pricing data for domestic equity securities received shortly after 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time) and does not normally take into account trading, clearances or settlements that take place after 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time). A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign

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(non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time) if the end of trading on the foreign exchange occurs after 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time). Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or other asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designated PIMCO as the valuation designee (“Valuation Designee”) for the Portfolio to perform the fair value determination relating to all Portfolio investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Portfolio investments. The Valuation Designee may value Portfolio securities for which market quotations are not readily available and other Portfolio assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”).
Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of the Portfolio’s assets that are invested in one or more open-end management investment companies, the Portfolio’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time), the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, the Portfolio may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time). The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and 3:00 p.m., Eastern time (or the NYSE Close, if earlier than 3:00 p.m., Eastern time) may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in the Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the NAV of the Portfolio’s shares may be affected by changes in the value of such investments and, in turn, of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that the Portfolio holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Portfolio’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of the Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that the Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Portfolio may differ from the value that would be realized if the securities were sold.
Portfolio Distributions
The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. The Portfolio intends to declare income dividends daily and distribute them monthly to shareholders of record.
In addition, the Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. The Portfolio’s dividend and capital gain distributions will automatically be reinvested (net of any applicable withholding tax) in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.

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Offering Memorandum

Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Portfolio.
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Portfolio Distributions.  The Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Portfolio. If the Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.
Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolio, it is not anticipated that a significant portion of the dividends paid by the Portfolio will be eligible to be reported as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long the Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that the Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that the Portfolio owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains. If the Portfolio reports a dividend as a capital gains distribution (typically from gains from investments that the Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of the Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by the Portfolio prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of the Portfolio’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its Account Application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them.
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Returns of Capital. If the Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in the Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
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Backup Withholding. The Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup

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withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.
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Foreign Withholding Taxes. The Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, the Portfolio’s total return on those securities would be decreased. The Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of the Portfolio’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign governments, or if at least 50% of the value of the Portfolio’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases the Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from the Portfolio. Additionally the Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable the Portfolio to determine whether withholding is required.
Investment Restrictions
Fundamental Investment Restrictions
The investment restrictions set forth below are fundamental policies of the Portfolio and may not be changed without shareholder approval by vote of a majority of the outstanding shares of the Portfolio. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
1.
The Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
2.
The Portfolio may not, with respect to 75% of its assets,purchase securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio’s assets would be invested in securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;
3.
The Portfolio may not purchase or sell real estate although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
4.
The Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs;
5.
The Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
6.
The Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
7.
The Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Notwithstanding the foregoing, it is a fundamental policy of the Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objective and Strategies” section and whose shares may be offered to other parties as well as the Portfolio.
The Portfolio interprets its policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolio’s industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolio's industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
The Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that the Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.

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Non-Fundamental Investment Restrictions
The Portfolio's investment objective as set forth in its “Investment Objective and Strategies” section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.
The Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 under the 1940 Act and the Portfolio's procedures adopted thereunder.
For purposes of applying the Portfolio's investment policies and restrictions, the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio's credit quality guidelines because such value reflects the Portfolio's actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for the Portfolio and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolio). Some securities considered for investments by the Portfolio also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolio, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
Where applicable, PIMCO considers relevant ESG factors in its investment research process with the goal of enhancing risk-adjusted returns. Integrating relevant factors into the evaluation process does not mean that ESG related information is the sole or primary consideration for an investment decision. PIMCO’s portfolio managers and analyst teams consider a variety of factors including the materiality of those factors to make investment decisions. Where material, ESG factors can be important considerations when evaluating long-term investment opportunities and risks for asset classes, where applicable. The materiality of ESG considerations to investment decisions typically varies across asset classes, strategies, products and valuations.
PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
PIMCO may aggregate orders for the Portfolio with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Portfolio and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by the portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
In some cases, PIMCO may sell a security on behalf of a client, including the Portfolio, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolio, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

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Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.
PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the Portfolio and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolio invests or the rates negotiated by PIMCO on behalf of the Portfolio.
PIMCO places orders for the purchase and sale of portfolio investments for the Portfolio's accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities, options and futures for the account of the Portfolio, PIMCO will seek the best execution for the Portfolio's orders. In doing so, the Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of portfolios managed by PIMCO to execute transactions for the Portfolio, PIMCO will not consider the sale of portfolio shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Portfolio's portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the
Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolio without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, the Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Portfolio. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of the Portfolio's portfolio) involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher

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the rate of portfolio turnover of the Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.
The portfolio turnover rate of the Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.
Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Portfolio described under “Portfolio Summary” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolio from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any fund, investors in the Portfolio rely on the professional investment judgment and skill of PIMCO and the portfolio manager. The investments made by the Portfolio at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolio. Accordingly, the performance of the Portfolio can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.
Because the Portfolio may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Portfolio may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.
Investment Selection
In selecting investments for the Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy, analyzes credit and call risks, and uses other investment selection techniques. The proportion of the Portfolio’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors. In selecting investments for the Portfolio, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which are subject to change over time without notice in PIMCO's discretion. The proprietary quantitative models used by PIMCO may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data inputs, any of which may result in a decline in the value of an investment in the Portfolio. There is no guarantee that PIMCO's use of a proprietary quantitative model will produce the desired result.
With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Investors should be aware that the investments made by the Portfolio and the results achieved by the Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this offering memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;

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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loans, including participations in and assignments thereof;
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delayed draw and delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
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obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government- sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Portfolio, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Similarly, the price of a bond fund with an average duration of fifteen years would be expected to fall approximately 15% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an interest rate is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of the Portfolio’s shares.
U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities. The U.S. Government Securities in which the Portfolio may invest may pay fixed, floating, variable, or adjustable interest rates.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.
Municipal Bonds
Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect the Portfolio and its shareholders, including its ability to distribute exempt-interest dividends. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets,

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which may adversely affect the ability of the Portfolio to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher-quality Municipal Bonds. Municipal Bonds may also have exposure to potential physical risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if they materialize, can adversely impact a municipal issuer’s financial plans in current or future years including, for example, the physical impairment of a facility or other source generating revenues backing a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of the Portfolio’s Municipal Bond investments. The types of Municipal Bonds in which the Portfolio may invest include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, loans, mortgages, pre-refunded and escrowed to maturity Municipal Bonds and other debt instruments and pools of any of the foregoing. The Portfolio may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
The Portfolio may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that the Portfolio investing in a tender option bond program will not be considered the owner of a tender option bond for U.S. federal income tax purposes, and thus will not be entitled to treat such interest as exempt from U.S. federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.
The Portfolio’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond the Portfolio’s control, which could require the Portfolio to dispose of portfolio investments at inopportune times and prices. The Portfolio may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Portfolio will be subject to leverage risk. The use of tender option bonds typically will impact the Portfolio’s duration and cause the Portfolio to be subject to increased duration and interest rate risk.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBSs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. A to-be-announced (“TBA”) transaction is a method of trading mortgage-backed securities. In a TBA transaction, the buyer and seller agree upon general trade parameters such as issuer, maturity, coupon, face value, price and the settlement date. The actual pools delivered generally are determined two days prior to the settlement date.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.

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Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, the Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose the Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.
The Portfolio may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. The Portfolio may invest in other asset-backed securities that have been offered to investors.
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Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government, agency or government-sponsored entity guarantees of payments in such pools. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of defaults or deterioration in the credit quality of the underlying mortgage loans. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Loan Participations and Assignments
The Portfolio may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and the Portfolio could become part owner of

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any collateral if a loan is foreclosed, subjecting the Portfolio to costs associated with owning and disposing of the collateral. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
Reinvestment risk is the risk that the returns of the Portfolio will decline during periods of falling interest rates because the Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below the Portfolio’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Portfolio to invest in lower-yielding securities. The Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification, because the Portfolio’s portfolio manager believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by the Portfolio from its investments is likely to have an adverse effect on the Portfolio’s NAV, yield and total return.
Focused Investment
To the extent that the Portfolio focuses its investments in a particular sector, the Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; contagion risk within a particular industry or sector; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, the Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Portfolio to greater risk. The Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, the Portfolio may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market.

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Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
The Portfolio may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.“ Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the Portfolio may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Portfolio may also have exposure to reinsurance contracts. This may include exposure to ”excess of loss“ contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposure may also expose the Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Insurance-Linked and Other Instruments
The Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. The Portfolio may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or the portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Portfolio's investment in products linked to reinsurance contracts. In recent years capital market

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participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Foreign (Non-U.S.) Securities
The Portfolio may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. The Portfolio’s investments in foreign (non-U.S.) securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts
(“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), instruments or securities that are issued by foreign governments, or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the

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imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruptions; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
The Portfolio also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.
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Emerging Market Securities. The Portfolio may invest  in securities and instruments that are economically tied to developing (or “emerging market”) countries. The Portfolio is subject to the limitation on investment in emerging market securities noted in the Portfolio’s Portfolio Summary. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; and future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments by a Portfolio in these currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

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Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; unreliable financial information regarding companies that are small and/or newly organized; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. Emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security. Custody services in many emerging market countries remain undeveloped. The Portfolio may be investing in emerging market countries where the current law and market practice carry fewer safeguards than in more developed markets, including the protection of client securities against claims from general creditors in the event of the insolvency of an agent selected to hold securities on behalf of the Portfolio, and a Portfolio's custodian and PIMCO have assumed no liability for losses resulting from the Portfolio acting in accordance with such practice.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
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Foreign Currency Transactions. To the extent the Portfolio invests in securities denominated in foreign (non-U.S.) currencies, it may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.  To the extent foreign exchange transactions for the Portfolio are directed to the Portfolio’s custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. The Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has at times created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of the Portfolio’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Portfolio’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments

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are denominated may be unclear, making such investments particularly difficult to value or dispose of.
The Portfolio may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if the Portfolio earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Portfolio’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Repurchase Agreements
The Portfolio may enter into repurchase agreements, in which a Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at a Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, a Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for the Portfolio.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for the Portfolio.
The Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to one-third of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. The Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets. In addition, the Portfolio may lend to certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
The Portfolio may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies. Additionally, the Portfolio may invest in futures and other derivatives that provide relevant exposures, including for equitization and hedging purposes. Investments in derivatives may take the form of buying and/or writing (selling) derivatives. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). The Portfolio may invest some or all of its assets in derivative instruments, subject to the Portfolio’s objective and policies. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objective and Policies” in the Offering Memorandum Supplement.
The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on the Portfolio. For example, a small investment in a derivative instrument may have a significant impact on the Portfolio’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. The Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. The Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objective and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.
CPI Swap.  A CPI swap is a fixed maturity, OTC derivative in which the investor receives the “realized” rate of inflation as measured by the Consumer Price Index for All Urban Consumers (“CPI”) over the life of the swap. The investor in turn pays a fixed annualized rate over the life of the swap. This fixed rate is often referred to as the “breakeven inflation” rate and is generally representative of the difference between treasury yields and TIPS yields of similar maturities at the initiation of the swap. CPI swaps are typically in “bullet” format, where all cash flows are exchanged at maturity. In addition to counterparty risk, CPI swaps are also subject to inflation risk, where the swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying

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instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Portfolio Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that the Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by the Portfolio may increase its duration and sensitivity to interest rate changes and other market risks.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.
Correlation Risk.  In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In this regard, the Portfolio may seek to achieve its investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of the Portfolio are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent the Portfolio, or derivatives or other strategies used by the Portfolio, from achieving a desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by the Portfolio and the determination of the NAV of Portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which the Portfolio invests; (iv) the Portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of the Portfolio (due to share purchases or redemptions, for example), potentially resulting in the Portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform the Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Portfolio’s derivative transactions, or impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance.
Other risks in using derivatives include the risk of mispricing and/or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also,

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the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, the Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.
Operational and Legal Risks.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
Investments in a Wholly Owned Subsidiary
It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the Portfolio may purchase these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this Offering Memorandum.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan  could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States and/or Japan  could adversely affect the performance of the Portfolio and/or its Subsidiary and result in the Portfolio underperforming its benchmark index(es).
Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by the Portfolio from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Delayed Funding Loans and Revolving Credit Facilities
The Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Portfolio may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made. When the Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Investment in Other Investment Companies
The Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and

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regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the Portfolio’s investment in the Subsidiary. The Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the Portfolio invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Participation in a cash sweep program where the Portfolio’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Portfolio to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. As a shareholder of a money market fund or cash management pooled investment vehicle, the Portfolio would indirectly bear the fees and expenses of the underlying fund or account which are in addition to the fees the Portfolio pays its service providers.
Subject to the restrictions and limitations of the 1940 Act, and the rules and regulations thereunder and any exemptive relief therefrom, the Portfolio may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolio.
Short Sales
The Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. A short sale is ”against the box“ to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolio may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
The Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid (i.e., classified by the Portfolio in a liquidity category other than “illiquid” pursuant to the Portfolio’s liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objective and Policies” in the Offering Memorandum Supplement.
Loans of Portfolio Securities
For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for details. When the Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Portfolio may pay lending fees to a party arranging the loan, which may be an affiliate of the Portfolio. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. The Portfolio bears the risk of such investments.

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Temporary Defensive Positions
For temporary defensive purposes, the Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When the Portfolio engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of the Portfolio’s total net assets may be uninvested. In such cases, Portfolio assets will be held in cash in the Portfolio’s custody account. Cash assets are generally not income-generating and would impact the Portfolio’s performance.
Changes in Investment Objective and Policies
The investment objective of the Portfolio is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's Ratings (”Moody's“), Standard & Poor's Rating Services (”S&P“) and Fitch Ratings, Inc. (”Fitch“). Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by the Portfolio could receive a higher rating or a lower rating during the period in which they are held by the Portfolio. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
The Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Portfolio may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that the Portfolio invests in high yield and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and higher-rated securities.
Other Investments and Techniques
The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolio.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, the armed conflict among the United States, Israel, and Iran has caused, and could continue to cause, significant market disruptions and volatility. The conflict has had a particular negative impact on oil and gas markets, which could have a broader adverse effect on many sectors of the global economy in the future. In addition, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. Additional examples include, but are not limited to, heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil, natural gas, steel and aluminum, as well as other sectors, and on the Portfolio’s investments.
Information Security and Cybersecurity
As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, the Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market

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participants, or issuers of securities held by the Portfolio may adversely affect PIMCO or the Portfolio, including by causing losses or impairing PIMCO’s or the Portfolio’s operations. Information relating to the Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support the Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third-party service providers that provide services to PIMCO or the Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by the Portfolio, PIMCO and its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Portfolio, PIMCO or its service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investments to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third-party service providers to the Portfolio. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolio and its shareholders may suffer losses as a result of a cyber security breach related to the Portfolio, its service providers, trading counterparties or the issuers in which the Portfolio invests.
Regulatory Changes
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Portfolio and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Portfolio and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which the Portfolio invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques.

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Financial Highlights
The financial highlights table is intended to help a shareholder understand the Portfolio’s financial performance for the last five fiscal years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of the Portfolio (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, the Portfolio’s independent registered public accounting firm. Its report, along with full financial statements, appears in Form N-CSR filed with the SEC, which is available upon request.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO Short-Term Floating NAV Portfolio III (Consolidated)
03/31/2026	$9.73	$0.40	$0.02	$0.42	$(0.41)	$0.00	$0.00	$(0.41)
03/31/2025	9.73	0.47	0.02	0.49	(0.49)	0.00	0.00	(0.49)
03/31/2024	9.72	0.43	0.10	0.53	(0.52)	0.00	0.00	(0.52)
03/31/2023	9.71	0.24	0.04	0.28	(0.27)	0.00	0.00	(0.27)
03/31/2022	9.86	0.01	0.00	0.01	(0.16)	0.00	0.00	(0.16)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
(a)
Net asset value includes adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolio’s offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolio.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. The actual tax characterization of distributions paid is determined at the end of the fiscal year. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Total return figures include adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolio’s offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolio. Additionally, excludes applicable initial sales charges and contingent deferred sales charges.

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		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$9.74	4.34%	$14,858,567	0.00%	0.00%	0.00%	0.00%	4.11%	187%
9.73	5.27	18,102,198	0.00	0.00	0.00	0.00	4.83	118
9.73	5.59	14,627,120	0.00	0.00	0.00	0.00	4.49	104
9.72	2.96	11,460,092	0.00	0.00	0.00	0.00	2.47	74
9.71	0.15	11,834,353	0.00	0.00	0.00	0.00	0.13	51

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Appendix A
Description of Securities Ratings
The Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of the Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
US Municipal Short-Term Debt Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

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For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
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Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
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Nature and provisions of the financial obligation, and the promise S&P imputes; and
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Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations).
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
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Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
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Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
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Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
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A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

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t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

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an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers ‘+’ or ‘–‘ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers ‘+’ or ‘–’ may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

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INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Portfolio's Offering Memorandum Supplement, Form N-CSR and annual and semi-annual reports to shareholders include additional information about the Portfolio. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. The Offering Memorandum Supplement contains detailed information about the Portfolio’s purchase, redemption and exchange options and procedures and other information about the Portfolio. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year. In Form N-CSR, you will find the Portfolio's annual and semi-annual financial statements.
You may obtain free copies of any of these materials, request other information about the Portfolio, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Reference the Trust’s Investment Company Act file number in your correspondence.
Daily updates on the NAV of the Portfolio may be obtained by calling 888.87-PIMCO.
Paper copies of the Portfolio's shareholder reports are required to be provided free of charge by the Portfolio or financial intermediary upon request.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s website at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Portfolio issues shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0002_080126

PIMCO Funds
Offering Memorandum Supplement
PIMCO Funds: Private Account Portfolio Series
PIMCO Short-Term Floating NAV Portfolio III
August 1, 2026
This Offering Memorandum Supplement (the “Supplement”) is not an Offering Memorandum, and should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO Short-Term Floating NAV Portfolio III (the “Portfolio”), a portfolio of PIMCO Funds (the “Trust”), dated August 1, 2026, as amended and supplemented from time to time. The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Portfolio may be purchased only by series of the Trust or by series of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.
Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year. A copy of the Offering Memorandum, Annual Report or Semi-Annual Report, or Form N-CSR (when available) for the Portfolio may be obtained free of charge at the telephone number and address listed below.
PIMCO Funds
Regulatory Document Request
650 Newport Center Drive
Newport Beach, California 92660
Telephone: 1-888-87PIMCO
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

ii

The Trust
The Trust is an open-end management investment company (“mutual fund”). The Portfolio is an investment portfolio of the Trust. The Portfolio is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Investment Objective And Policies
The investment objective and general investment policies of the Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of the Portfolio’s investments, strategies and risks is set forth below.
The Portfolio may invest in the PIMCO ST Floating NAV III Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO ST Floating NAV III Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objective and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.
U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (“TIGRs”), are not issued by the U.S. Treasury,
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and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (“CUBEs”)) are direct obligations of the U.S. government.
Municipal Bonds
The Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).
Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
The Portfolio may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.
The Portfolio may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity Municipal Bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO’s determination of an issue's credit rating will generally be used for compliance with the Portfolio's investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), the Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Portfolio, be considered an investment in the respective U.S. Treasury and Agency securities. Tax legislation in 2017 eliminated the tax exemption for advance refunding of municipal bonds on a go-forward basis.
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Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.
The Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Portfolio’s investments in Build America Bonds, if any, will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, to the extent the Portfolio invests in tax-exempt Municipal Bonds, it may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.
The Portfolio may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolio will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.
Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.
Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
The Portfolio may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. The Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please
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refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.
The Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolio will not invest more than 5% of its net assets in municipal warrants.
The Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
The Portfolio may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by the Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other
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PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
The TOB Residual held by the Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of the Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Portfolio holds a non-recourse TOBs Residual or a recourse TOBs Residual. If the Portfolio holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Portfolio's assets. If the Portfolio holds a recourse TOBs Residual, the Portfolio (and, indirectly, holders of the Portfolio's shares) would typically bear the losses. In particular, if the Portfolio holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Portfolio would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. The Portfolio may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolio's ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
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The Portfolio has restructured its TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
The Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.
Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.
Economic slowdowns and/or budgetary constraints could make Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
The Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on the Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing the Portfolio’s portfolio.
Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.
The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market
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forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of the Portfolio’s holdings in Municipal Bonds.
Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s Municipal Bonds in the same manner.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. In 2025, Congress considered potential reductions in federal funding to the states in a variety of ways, including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state's budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state's Municipal Bonds. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolio and the value of such Municipal Bonds held by the Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after the Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
Mortgage-Related Securities and Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Portfolio to utilize these instruments successfully may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. The Portfolio also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”), and in other types of mortgage-related and asset-backed securities. The Portfolio may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. Through investments in mortgage-related securities, including those that are issued by private issuers, the Portfolio may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other
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factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that the Portfolio could realize losses on mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolio’s mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.
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FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (“FHFA”). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC.
FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event
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of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Portfolio.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of to-be-announced (“TBA”)-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.
GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk
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associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and portfolios investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payment amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Portfolio, may become ineligible to claim an exclusion from CFTC regulation, to the extent they are currently eligible to claim the exclusion. The Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause the Portfolio to incur increased costs.
Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately-issued mortgage-related securities, such as privately held or non-traded REITs, may bear higher fees than publicly traded REITs. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolio may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these
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reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Portfolio may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolio. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolio, to cover legal or related costs. Any such action could result in losses to the Portfolio.
Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio's industry concentration restrictions, set forth below under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
PIMCO seeks to manage the portion of the Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single
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Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolio may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities
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of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured and their qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolio) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolio. Investors, including the Portfolio, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolio incurring costs and expenses associated with such actions.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
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Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. For CBOs, CLOs and other CDOs, the cash flows from the trust are split into portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
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The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which the Portfolio invests, among other factors. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Supplement and the Portfolio's Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which the Portfolio is also invested, this would tend to increase the Portfolio’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that the Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; (ix) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (x) the lack of a readily available secondary market for CDOs; (xi) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (xii) the CDO’s manager may perform poorly.
Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency, default foreclosure, and other risks similar to those present in mortgage loans foreclosure, and other risks. The ability of a borrower to repay any such loan is dependent on a number of factors, including the income and assets of the borrower. A Fund may invest in consumer loans that have been made to borrowers of varying creditworthiness, and it may invest in consumer loans that have been extended pursuant to inappropriate or nonexistent underwriting guidelines or to fraudulent origination practices. Such loans are also subject to extensive and unpredictable regulation, as well as debtor relief laws, which may impede collection efforts relating to, or otherwise impact the value of, the Fund’s investments therein. Consumer loans may be backed by collateral (e.g. automobile or motorcycle loans) or they may be unsecured which exposes the Fund to default risk as an unsecured creditor of an individual borrower. Where a consumer loan is backed by collateral, the service of such loan may be unable to enforce upon the collateral, or the value of the collateral may have degraded. Federal lawmakers, regulators such as the Consumer Financial Protection Bureau and the individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter the timing and/or the amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally,
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ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with the Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.
Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Bank Obligations
Bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Portfolio and issuers in which it invests. For example, if a bank at which the Portfolio or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Portfolio or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
Issuers in which the Portfolio may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Portfolio invests remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Portfolio and issuers, both
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from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Portfolio and issuers in which it invests.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.
Loans and Other Indebtedness, Loan Participations and Assignments
The Portfolio may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolio may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, the Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Portfolio may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower. This may subject the Portfolio to delays, expenses and risks that are greater than those that would be involved if the Portfolio could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to the Portfolio, the Portfolio may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan. If the Portfolio has purchased the whole loan, the Portfolio would generally assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower. This may subject the Portfolio to delays, expenses and risks that are greater than those that would be involved if the Portfolio could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to the Portfolio, the Portfolio may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in
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realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Portfolio may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolio may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because the Portfolio establishes a direct contractual relationship with the lender or participant, the Portfolio is subject to the credit risk of the lender or participant in addition to the usual credit risk of the corporate borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
In addition, in the event of the insolvency of the lender selling a participation, a Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and borrower. A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which the Portfolio would be entitled or extend the time for payment. A court could subordinate a Portfolio’s rights to the rights of other creditors of the borrower under applicable law. Various laws enacted for the protection of borrowers may apply to loans, and a bankruptcy proceeding against a borrower could delay or limit the ability of the Portfolio to collect principal and interest payments on such loans.
The Portfolio is diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolio limits the amount of the total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolio will treat both the lending bank or other lending institution and the corporate borrower as “issuers” for purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary, even if the underlying borrowers represent many different companies.
Loans and other types of direct indebtedness (which the Portfolio may originate, acquire or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment
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liquidity. Acquisitions of loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.
Acquisition of loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to the loan may involve additional risks to the Portfolio. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.
The Portfolio may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Portfolio’s only recourse will be against the property securing the DIP financing.
The Portfolio may invest in loans used to finance the cost of construction, acquisition, development, and/or rehabilitation of a property, including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose the Portfolio to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
The Portfolio may act as the originator for direct loans to a borrower. Direct loans between the Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolio may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Portfolio. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.
In determining whether to make a direct loan, the Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, the Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will experience losses on the loan. Furthermore, direct loans may subject the Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Portfolio to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, the Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, the Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.
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As part of its lending activities, the Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful repayment or a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Portfolio may have difficulty disposing of the assets used as collateral for a loan.
The Portfolio may also originate, participate in syndicates, or otherwise obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, the Portfolio may be subject to the risk of delay or default in repayment of the loan, which could negatively impact the Portfolio's performance. Additionally, the Portfolio may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
Various state licensing requirements could apply to the Portfolio with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, the Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its holdings.
Corporate Debt Securities
The Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed
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to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s Ratings describes securities rated Baa as judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. Standard & Poor's Ratings Services describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch Ratings, Inc. describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Creditor Liability and Participation on Creditors’ Committees
Generally, when the Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If the Portfolio is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to the Portfolio, may from time to time have an opportunity to consider, on behalf of the Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, the Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject the Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause the Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust, or any Portfolio(s) thereof, on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolio relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
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The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolio with a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related and/or other asset-backed IO, PO, or inverse floater securities. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of IOs and POs. To the extent permitted by the Portfolio’s investment objective and general investment policies, it may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolio also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and
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energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
The Portfolio may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies” exposure to reinsurance contracts that are event-linked through investment in insurance-linked securities or sidecars. Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Portfolio may also have exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio’s investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. In addition to the specified trigger events, event-linked bonds also may expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.
Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.
Insurance-Linked and Other Instruments
The Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, exposure to reinsurance contracts through sidecars, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Portfolio. There is
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no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
The Portfolio may also have exposure to reinsurance contracts. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs.
A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Portfolio’s investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Depositary Receipts
The Portfolio may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of
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such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.
Warrants to Purchase Securities
The Portfolio may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
The Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.
The Portfolio may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Portfolio wishes to sell it.
Foreign Securities
The Portfolio may invest in corporate debt securities of foreign issuers, preferred or preference stock of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar- or foreign currency-dominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and the Portfolio’s income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Portfolio’s return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as currency restrictions, exchange control regulation or governmental restrictions that limit or otherwise delay the Portfolio’s ability to convert currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.
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As described below, the U.S. government has implemented the Outbound Investment Security Program. This Program currently focuses on investments in certain national security sectors (e.g., semiconductors, artificial intelligence, and quantum information technology) and it may expand to cover additional sectors over time. These developments may result in new regulations or enforcement actions restricting the Portfolio's ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. The Portfolio may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets of the derivative instrument, or a substantial portion of the components of the index to which the derivative instrument is exposed, are: (i) foreign currencies (or baskets or indexes of such currencies); (ii) instruments or securities that are issued by foreign governments; or (iii) instruments or securities that are issued by issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
To the extent that the Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting) and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit the Portfolio's ability to transact in such securities in a timely manner and will subject the Portfolio to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 25% of its total assets in such instruments). PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative
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instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, the Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain portfolios but not others.
Investment risk may be particularly high to the extent that the Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolio may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.
General Emerging Market Risk. The securities markets of countries in which the Portfolio may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolio may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolio may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolio may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. Emerging market countries typically have less established legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Governments in emerging market countries are often less stable and more likely to take extra legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes government regulation, political, regulatory, or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Portfolio's investments in a foreign country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent the Portfolio invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the
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value, liquidity, and tradability to those regions. Economic, business, political, social, environmental or health instability may affect emerging market securities differently, and often more severely, than developed market securities.
Tariff and Trade Policy Risks. The Portfolio may be affected by changes in U.S. or foreign trade policies, including the imposition of tariffs or retaliatory measures. Trade disputes or renegotiated trade agreements may affect global supply chains, market volatility, and the financial performance of issuers in export-oriented sectors or industries reliant on cross-border inputs. The U.S. government has taken steps to revise certain trade relationships and impose tariffs on specific goods, which has, in turn, triggered reciprocal measures from trading partners. Issuers in which the Portfolio invests may be indirectly affected by changes in trade policy or escalating trade tensions. The Portfolio seeks to mitigate these risks through active monitoring of geopolitical developments and risk-adjusted portfolio management.
Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolio will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio's investment. If such restrictions were to be imposed subsequent to the Portfolio's investment in the securities markets of a particular country, the Portfolio's response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio's liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolio may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolio, the Portfolio's returns may be lower.
Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolio may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. The Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolio will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.
There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio's claims in any of these events.
Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolio may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.
Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolio invests. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political
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crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolio's investment in that country.
Litigation. The Portfolio may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.
Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.
Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures, and such laws or procedures may permit retroactive taxation so that the Portfolio could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolio will seek to reduce these risks by careful management of its assets. However, there can be no assurance that these efforts will be successful.
Anti-Corruption and Enforcement Risks. In 2025, the U.S. Department of Justice issued guidance on enforcement of the Foreign Corrupt Practices Act (FCPA), emphasizing targeted investigations in sectors such as energy, infrastructure, and defense where U.S. economic competitiveness may be affected. This shift in enforcement policy may alter operational or compliance risks for issuers in jurisdictions where the Portfolio invests.
Political Risks/Risks of Conflicts. Recently, various countries have experienced significant geopolitical conflicts, including civil wars, which may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments may occur. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures could adversely affect the Portfolio's investments whether or not the Portfolio is directly invested in the affected jurisdiction or impacted area. In certain regions, the transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the above risks include heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. For example, the conflict in connection with the ongoing armed conflict between Russia and Ukraine in Europe, the Iranian conflict and the ongoing armed conflict between Hamas and Israel in the Middle East, and conflict in connection with U.S. intervention and political upheaval in Venezuela in South America. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the respective region and beyond, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting the Portfolio's investments in securities and instruments that are economically tied to the applicable region including, without limitation, declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of the Portfolio. Such events may result in otherwise historically “low-risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such sanctions or trade restrictions may prevent the Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of
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underperforming investments impracticable, negatively impact the Portfolio’s ability to achieve its investment objective, prevent the Portfolio from receiving payments otherwise due it, increase diligence and other similar costs to the Portfolio, render valuation of affected investments challenging, or require the Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Portfolio's performance with respect to such investments, and thus the Portfolio's performance as a whole.
The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
The Portfolio’s investments in foreign currency denominated debt obligations, if any, and hedging activities would likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.
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Euro- and EU-related risks. In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the “European sovereign debt crisis.” As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic or financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of the Portfolio’s European investments.
The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia’s military action in Ukraine, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region and beyond, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on the Portfolio’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Portfolio, as there may be negative effects on the value of the Portfolio's investments and/or on the Portfolio's ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Portfolio to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and
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regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.
Foreign Currency Transactions
The Portfolio may invest in foreign currency-denominated securities, may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolio may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or to lower currency deviations relative to the Portfolio's benchmark index(es). The Portfolio also may use foreign currency options and foreign currency forward contracts subject to the risks discussed under ”Derivatives Instruments“ below. Forwards are used to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are subject to the risks discussed under ”Derivatives Instruments“ below. Forwards are used primarily to adjust the foreign exchange exposure of the Portfolio with a view to protecting the outlook, and the Portfolio might be expected to enter into such contracts under the following circumstances:
Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge.  If a particular currency is expected to decrease against another currency, the Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.
Direct Hedge.  If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Portfolio would hope to benefit from an increase (if any) in value of the bond.
Proxy Hedge.  PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging.  When the Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
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It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.
The Portfolio may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Portfolio to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bilaterally negotiated contracts.
The Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging.  Under applicable tax law, the Portfolio may be required to limit its gains from hedging in foreign currency forwards, futures, and options. Although the Portfolio is expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolio and could affect whether dividends paid by the Portfolio are classified as capital gains or ordinary income.
Foreign Currency Exchange-Related Securities
Foreign currency warrants.  Foreign currency warrants such as Currency Exchange WarrantsTM are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may
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be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal exchange rate linked securities.  Principal exchange rate linked securities (“PERLsTM”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLsTM is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLsTM are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLsTM may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance indexed paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
Borrowing
The Portfolio may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. The Portfolio also may borrow money for temporary purposes in an amount not to exceed 5% of the Portfolio’s total assets.
Specifically, provisions of the 1940 Act require the Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary purposes. Any borrowings for temporary purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.
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As noted below, the Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. Such transactions also can be subject to the risks discussed under “Derivative Instruments” below, in addition to the risks discussed in this section. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
The Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement.
However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolio may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolio’s total assets. The 1940 Act and related rules no longer require asset segregation for derivatives transactions, entered into by registered investment companies; however asset segregation and posting of collateral may still be utilized for risk management and other purposes. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Portfolio.
A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical”, which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment than those sold.
The Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security.
It is possible that changing government regulation may affect the Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Portfolio’s ability to utilize these investment strategies and techniques.
Derivative Instruments
In pursuing its objective, the Portfolio may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, and other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index, or as part of its overall investment strategies and enter into other types of instruments under which the Portfolio is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or
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early termination. The Portfolio may enter into transactions involving currency forwards, swaps, futures or options. The Portfolio also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. The Portfolio also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolio may invest in structured notes and enter into transactions involving other similar instruments as discussed herein. All of these transactions are referred to collectively herein as “derivatives”. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Portfolio also may use those instruments, provided that their use is consistent with the Portfolio’s investment objective.
The value of some derivative instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could be exposed to additional, unforeseen risks, including the risk of loss.
The Portfolio might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio's interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Portfolio will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to the Portfolio. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to liquidity risk, which refers to the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable, or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of the Portfolio to close out or to liquidate its derivatives positions. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, the Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If the Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Portfolio may invest in derivatives to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such
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derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, the Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, the Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may experience losses.
As noted elsewhere, the Portfolio may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for the Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, the Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses the Portfolio may incur if the put option is exercised, and derivative transactions where the Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by the Portfolio should not be viewed as the total returns or overall performance of the Portfolio. These strategies may also produce adverse tax consequences (for example, the Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit the Portfolio’s opportunity to profit or otherwise benefit from certain gains. The Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. The Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives. Consequently, Portfolio shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Portfolio has declined in value, which may be economically similar to a taxable return of capital.
The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by a Portfolio pursuant to derivatives potentially could affect the amount, timing or characterization of Portfolio distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
Options on Securities and Indexes. The Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on equity, fixed income or other securities (including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying
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the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index or cash-settled option on a security is obligated to pay the difference between the cash value of the index or security and the exercise price multiplied by the specified multiplier for the option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)
The Portfolio may write calls and/or puts on instruments the Portfolio owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which the Portfolio has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), the Portfolio typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Portfolio the asset on which the option is written at a certain price within a specified time frame.
Writing call or put options will limit the Portfolio’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that the Portfolio’s maximum potential gain via a written covered call or put will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which the Portfolio acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call or put option. The Portfolio’s maximum potential gain via a written naked call or any put will generally be the premium received from writing the option. The Portfolio’s maximum potential loss on a written covered call is the purchase price paid for the underlying asset minus the premium received for writing the option. The Portfolio’s maximum potential loss on an uncovered call is theoretically limitless as the value of the underlying asset rises. The Portfolio’s maximum potential loss on a written put is the entire strike price minus the premium received for writing the option as the value of the underlying asset could fall to zero. Therefore, written covered calls and puts can result in losses and detract from the Portfolio’s total returns even though the call or put options produce premiums and may initially produce income and cash flow to the Portfolio (and therefore Portfolio distributions) for having written the call or put options.
Buying a call option or put option will generally involve the Portfolio paying a premium on the option, which may detract from returns and may not limit losses. The Portfolio may lose the initial amount invested in the call option or put option.
Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative's reference asset, which may result in excess losses to the Portfolio. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by the Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.
The Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will
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realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.
The premium paid for a put or call option purchased by the Portfolio is an asset of the Portfolio. The premium received for an option written by the Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Portfolio may write straddles consisting of a combination of a call and a put written on the same underlying security.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that if the Portfolio writes a put option, it may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.
If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. If the Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by the Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio. Movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.
To the extent that the Portfolio writes a call option on a security it holds in its portfolio, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.
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Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”
The Portfolio may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. The Portfolio may also invest in futures contracts on carbon offset credits. A carbon offset credit represents the reduction or removal of a specific amount of carbon dioxide or other greenhouse gas (“GHG”) from the atmosphere. Carbon offset credits are designed to provide a mechanism for people and businesses to mitigate the adverse environmental impact of their GHG-generating activities. To the extent that the Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. Certain of the Portfolio also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
The Portfolio may purchase and write call options on futures or put options on futures, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.
Limitations on Use of Futures and Futures Options. The Portfolio that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system. When a purchase or sale of a futures contract is made by such Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will mark-to-market its open futures positions.
The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio. Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to
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Portfolio assets in the segregated account. Portability of exposure reduces risk to the Portfolio. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.
The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”
Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.
Additionally, the price of index futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock index futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock index futures contract relates. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
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There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
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Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.
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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as climate changes, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Portfolio’s investments to greater volatility than investments in traditional securities.
Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts and Forward Currency Exchange Contracts Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. The Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolio also may enter into options on swap agreements (“swaptions”).
The Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a
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duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are generally bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Portfolio’s investment objectives and general investment policies, the Portfolio may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Portfolio may be required to pay a higher fee at each swap reset date.
The Portfolio also may enter into combinations of swap agreements in order to achieve certain economic results. For example, the Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
The Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolio may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.
The Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the
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specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Portfolio may engage in variance swaps.
Most types of swap agreements entered into by the Portfolio will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio).
The Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swap agreements sold by the Portfolio may involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. The Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller.
The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio).
The Dodd-Frank Act and related regulation require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM or SEF “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts
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for uncleared swaps than would otherwise be the case. To the extent the Portfolio is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.
Whether the Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolio will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolio by the Internal Revenue Code may limit the Portfolio's ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. The Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.
The Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. The Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if the Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be
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possible to enter into a recovery lock at an advantageous time or price. The Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
The Portfolio’s obligations under a recovery lock will be determined daily.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of a assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a portfolio, or derivatives or other strategies used by a portfolio, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a portfolio and the determination of the net asset value of portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a portfolio invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in a portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a portfolio's portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Greenhouse Gas “Cap-and-Trade” Programs. The Portfolio may trade derivative instruments on carbon credits, including, but not limited to, carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme (“EUAs”), California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives (“RGGI”). The derivative instruments on carbon credits will be subject to the risks associated with trading such instruments directly. The trading markets for carbon credits are still developing and therefore do not possess the attributes of a fully developed market, which may cause illiquidity, high price volatility and a diminished demand. Price movements of carbon credits are influenced by, among other things, their current and perceived future market value green technology developments, the price of natural gas and coal, weather patterns and the level of world economic activity. In addition, international, national and regional carbon regulation is still developing and may change in response to new legislation, treaties or other governmental regulation, which may have an adverse impact on the Portfolio. The timing and volume of delivery of such credits can be uncertain and may be subject to transfer disruptions.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent the Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolio or the ability of the Portfolio to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO monitors whether the exposure created
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under these contracts might exceed the applicable limits in managing the Portfolio. In addition, the CFTC has established position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The position limits rules apply to both the Portfolio and its swap dealer counterparties. If a swap dealer is unable to rely on certain exemptions, such as the bona fide hedging speculative OTC transaction capacity the swap dealer has available for the Portfolio, the swap dealer may have limited speculative OTC transaction capacity for the Portfolio.
The SEC, the CFTC, and other federal regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and the market has yet to absorb their full impact.
Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs.
Regulatory limits and requirements may negatively impact the Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Such limits and requirements may increase the cost of the Portfolio’s investments and cost of doing business, even if not directly applicable to the Portfolio which could adversely affect investors.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that the Portfolio’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Portfolio of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Perpetual Bonds
The Portfolio may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.
Exchange-Traded Notes
Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange “NYSE”) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
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ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolio characterizes and treat ETNs for tax purposes. The timing and character of income and gains derived by a Portfolio from investments in ETNs may be affected by future legislation.
An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.
The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Delayed Funding Loans and Revolving Credit Facilities
The Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
The Portfolio may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. These transactions may be known as TBA transactions.
When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.
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The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Financial Industry Regulatory Authority (“FINRA”) rules in respect of the collateralization of TBA transactions have the general effect of causing the Portfolio to post collateral in connection with such transactions. Such collateralization of TBA transactions could increase cost to the Portfolio or impose additional operational complexity.
Standby Commitment Agreements
The Portfolio may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.
There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. The Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.
Infrastructure Investments
Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.
Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.
Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.
Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure
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project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.
An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.
Short Sales
The Portfolio may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Portfolio sells a security it does not own in anticipation that the market price of that security will decline.
When the Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If the Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Portfolio may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the values of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
The Portfolio will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
144A Securities
In addition to the Portfolio’s investments in privately placed and unregistered securities, the Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Regulation S Securities
The Portfolio may invest, either directly or through investments in its wholly-owned subsidiary, in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, the Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold
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in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Illiquid Investments
In accordance with Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act, the Portfolio may invest up to 15% of its net assets in “illiquid investments” that are assets. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, the Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolio may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.
Repurchase Agreements
The Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Loans of Portfolio Securities
For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is fully collateralized; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1∕3% of the total assets of the Portfolio (including the collateral received with respect to such loans). The Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolio may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term funds. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. The Portfolio bears the risk of such investments. The Portfolio may enter into reverse repurchase agreements or economically similar transactions without regard to the aforementioned 33 1/3% limitation if effected in compliance with the requirements of Rule 18f-4 discussed below.
Data Center Investment Risk.  Investments in data center assets involve many relatively unique and acute risks. Project revenues can be affected by numerous factors, including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of an investment may adversely affect the overall profitability
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of such investments. Events outside the control of PIMCO or a given investment could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining, or restoring the Account’s investments. Such events may include, but are not limited to, political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (e.g., fire, floods, earthquakes, and typhoons), grid and fiber connectivity (e.g., complete fallout caused by damage to power and fiber lines), power infrastructure availability (e.g. outages or complete shutdowns of substations), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism, and other unforeseen circumstances or operational incidents. As a general matter, the operation and maintenance of data center assets involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, performance of infrastructure, failure of technology to perform as anticipated, structural failures and accidents, and the need to comply with the directives of government authorities. Although investments may maintain insurance to protect against certain risks, such insurance would typically be subject to deductibles and coverage limits, and may not be sufficient to recoup all losses incurred by a particular investment. Furthermore, once digital infrastructure assets of an investment become operational, they may face significant competition from other digital infrastructure assets. Certain investments may have a national or regional profile. Given this profile and/or irreplaceable nature of certain strategic assets, such assets may constitute a higher risk target for terrorist acts or political actions, such as expropriation. There is also a higher probability that if an owner/operator of such assets fails to make services available, users of such services may incur significant damage and may be unable to replace the supply or mitigate any such damage, thereby heightening the risks of third-party claims. These assets may also be impacted by the interests of local communities and stakeholders, which may affect the operation of such assets. Certain of these communities may have or develop interests or objectives which are different from, or in conflict with, those of the Account and/or its investments.
Environmental laws, regulations, and regulatory initiatives play a significant role in the infrastructure industry generally and can have a substantial impact on such investments. Failure to comply with any such laws, regulations, or other requirements could lead to, among other things, government fines, stop-work injunctions, or other liabilities and could have a materially detrimental impact on the financial performance of the Account’s investments. The ordinary operation of, or the occurrence of an accident with respect to an energy-dependent asset could cause major environmental damage, which may result in significant financial distress to the corresponding investment if not covered by insurance, and, even if covered by insurance, may still have a materially detrimental impact on the Account and its investments as a result of adverse publicity or related consequences.
Government Intervention Risk
Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies and financial markets, economic relief packages and changes to interest rates. There can be no guarantee that any such measures taken in the past or in connection with future events (within the United States or other affected countries throughout the world) will be sufficient or have their intended effect. In addition, an unexpected or quick reversal of such measures could cause market downturns, disruptions, volatility and inflation, which could adversely affect the Portfolio's investments.
In addition, federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. Such legislation or regulation could limit or preclude the Portfolio’s ability to achieve its investment objective. Also, while such legislation or regulations are intended to strengthen markets, systems, and public finances, they could affect fund expenses and the value of fund investments in unpredictable ways.
The current direction of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply, whether through higher rates, or regulations that may prevent mutual funds from participating in certain markets. During periods when interest rates are low (or negative), the Portfolio’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may heighten interest rate risk. The Portfolio may be subject to heightened levels of interest rate risk because the U.S. Federal Reserve (the “Federal Reserve”) has raised interest rates from historically low levels and has signaled an intention to continue to do so. To the extent the Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and
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may detract from Portfolio performance to the extent the Portfolio is exposed to such interest rates and/or volatility. Factors such as government policy, inflation, the economy and market for bonds can impact interest rates and yields.
Governments or their agencies may also acquire distressed assets from financial or other institutions and acquire ownership interests in those institutions. Such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolio's portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.
The value of the Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by the Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.
Investments in Business Development Companies (“BDCs”)
The Portfolio may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. The 1940 Act imposes various obligations on BDCs, such as the requirement to invest at least 70% of their total assets primarily in securities of private U.S. companies or public U.S. companies that have market capitalizations of less than $250 million. Generally, private and smaller publicly-traded companies in which a BDC may invest may not provide the same degree of information to investors as compared to larger publicly traded companies. Therefore, there is a risk that investors in such companies, such as BDCs, may not have the same scope or quality of information in making an investment decision as compared to an investor in larger publicly traded companies. In addition, securities of private or smaller publicly-traded companies are typically less liquid than investments in larger publicly-traded companies. The securities of private companies may also be subject to restrictions on resale. Additionally, certain investments held by BDCs may not have readily ascertainable market values and may be subject to fair valuation determinations. Due to the absence of a readily ascertainable market value, and because of the inherent uncertainty of fair valuation, the fair value of a BDC’s investments may differ significantly from the values that would be reflected if the securities were traded in an established market, potentially resulting in material differences between a BDC’s NAV per share and the BDC’s market value. Some BDCs invest substantially, or even exclusively, in one sector or industry group. A BDC whose investments are focused in a particular sector or industry group may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group.
BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies under the Internal Revenue Code. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends.
Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. This limitation on leverage may impact the way that the BDC raises capital (e.g., by affecting the BDC’s ability to issue senior securities). Further, to the extent that the Portfolio invests a portion of its assets in a BDC, a shareholder in the Portfolio will not only bear the proportionate share of Portfolio expenses, but also will bear (absent an expense waiver arrangement) indirectly the expenses of the BDC.
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Investments in Exchange-Traded Funds (“ETFs”)
Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs advisory fees and administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In the case of actively managed ETFs, there is a risk that the ETF may not achieve its investment objective. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. In addition, errors in the construction, calculation or transmission of an index could cause an ETF's price to differ materially from its index. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV. An ETF has a limited number of intermediaries that act as Authorized Participants, and none of these Authorized Participants are or will be obligated to engage in creation or redemption transactions. To the extent that these intermediaries exit the business or are unable to or choose not to proceed with creation and/or redemption orders with respect to an ETF and no other Authorized Participant is able and willing to create or redeem, shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, while ETF shares are listed for trading on an exchange, there can be no assurance that active trading markets for ETF shares will be maintained by market makers or Authorized Participants. Decisions by market makers or Authorized Participants to reduce their role or “step away” from these activities in times of market stress may inhibit the effectiveness of the creation/redemption process in maintaining the relationship between the underlying value of an ETF’s holdings and the ETF’s NAV. Such reduced effectiveness could result in the ETF’s shares trading at a discount to its NAV and also in greater than normal intraday bid/ask spreads for the ETF’s shares.
Investments in the Wholly-Owned Subsidiary
Investments in the Subsidiary are expected to permit the Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Supplement.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Supplement and could negatively affect the Portfolio and its shareholders.
In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolio to implement certain trading strategies, hold certain investments or for other reasons.
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Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes, changes in the behavior of market participants, or the application of such Systems are applied. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including (i) the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact the Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact the Portfolio.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investments) supplied by third parties for the Portfolio. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route and execute investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose the Portfolio to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the third-party algorithms as it would for proprietary models, data or algorithms, and PIMCO and the Portfolio will be exposed to systems, cybersecurity and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate the Portfolio for any losses associated with third-party models, data, or algorithms, and the Portfolio generally will bear all such losses. PIMCO, in its discretion, may not disclose certain such events to the Portfolio.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ
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substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which the Portfolio may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on the Portfolio over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Portfolio and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and the Portfolio generally will bear all losses associated with System Incidents, and subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Portfolio.
With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. The Portfolio will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Increasing Government and Other Public Debt
Government and other public debt, including municipal securities, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. For example, the total public debt of the United States and other countries around the globe as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn and was further accelerated in connection with the U.S. Government’s response to the COVID-19 pandemic. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.
A high debt level may increase market pressures to meet government funding needs, which can increase debt costs and cause a government or public or municipal entity to issue additional debt, thereby increasing refinancing risk. A high debt level also raises concerns that the issuer may be unable or unwilling to make principal or interest payments when they are due, which may adversely impact the value of certain instruments held by the Portfolio. Unsustainable debt levels can cause declines in the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy in economic downturns or can generate or contribute to an economic downturn. In addition, the high and rising level of U.S. national debt may adversely impact the U.S. economy and securities in which the Portfolio may invest. From time to time, uncertainty regarding potential increases in the statutory debt ceiling could: increase the risk that the U.S. Government may default on payments on certain U.S. Government securities; cause the credit rating of the U.S. Government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
The U.S. sovereign credit rating has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The rating market, prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency’s decision to downgrade the U.S. sovereign credit rating. The foregoing risks could adversely affect the value of the Portfolio's investments.
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Inflation and Deflation
The Portfolio is subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income from a Portfolio’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Portfolio’s investments may not keep pace with inflation, which may result in losses to investors. As inflation increases, the real value of a Portfolio's portfolio could decline. The Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. The rate of inflation in many countries worldwide has increased in recent years due to supply chain disruptions, fiscal or monetary stimulus, energy price increases, wage inflation and the Russian invasion of Ukraine, among other factors. Additionally, the Federal Reserve has raised the federal funds rate. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies. There is no guarantee that actions taken by the Federal Reserve and other governmental bodies to reduce inflation will be effective. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the value of a Portfolio's portfolio.
Though the Portfolio may enter into instruments related to inflation or deflation (such as inflation-indexed bonds), it will be under no obligation to do so. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policy. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Temporary Investment
If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolio’s assets in certain defensive strategies for temporary or indefinite periods. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government or other relevant governments, its agencies or instrumentalities.
Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, affect who can invest in a Portfolio and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences on the Fund and on investors. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act have had a material impact on and could continue to materially impact the profitability of the Portfolio and the value of assets it holds, expose the Portfolio to additional costs, require changes to investment practices, and adversely affect the Portfolio's ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio's ability to pursue its investment objective or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolio will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.
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Certain instruments in which the Portfolio may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (“SOFR”) for USD-LIBOR). There remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on a Portfolio or the financial instruments in which a Portfolio invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, inadequate fallback provisions, or fallback provisions which may have not effectively resulted in a transition away from LIBOR prior to LIBOR’s replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of the Portfolio’s investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures will have had the intended effects.
The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. A Portfolio’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Portfolio satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when a Portfolio trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating a Portoflio’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Portfolio satisfies the limited derivatives users exception, but for portfolios subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit a Portfolio’s securities lending activities. In addition, under the rule, a Portfolio is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Portfolio intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A Portfolio may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Portfolio treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Portfolio is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Portfolio reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
These and other proposed and adopted regulatory requirements may limit the ability of the Portfolio to use derivatives, reverse repurchase agreements and similar financing transactions, when-issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments
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that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023. On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. The Fixed Income Clearing Corporation (“FICC”) currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.
On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in the Portfolio being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the Portfolio may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo transactions to the Portfolio may be impacted as compared to Treasury repo transactions the Portfolio may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during the period. The compliance date for the amendments to Form N-CEN was November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
On February 18, 2026, the SEC extended the compliance date for Form N-PORT reporting requirements related to the Names Rule to November 17, 2027 for fund groups with net assets of $10 billion or more. In addition, on February 18, 2026, the SEC proposed amendments to certain reporting requirements on Form N-PORT that would, if adopted, provide that monthly reports must be filed within 45 days of month end and reduce the frequency of publication of reports on Form N-PORT from monthly (within 60 days of each month end) to quarterly (within 60 days after fiscal quarter end).
On April 29, 2025, the SEC issued an exemptive order which was the first in a line of ”simplified“ co-investment exemptive orders (”Simplified Orders“). Since then, Simplified Orders have improved the co-investment process for closed-end funds and BDCs, although the SEC had initially declined to issue Simplified Orders to open-end funds. On April 27, 2026, however, the SEC issued a no-action letter that stated the SEC staff would not recommend enforcement if a registered open-end fund, whose primary investment adviser or sub-adviser is an adviser under a Simplified Order, co-invests as if it were a regulated fund under its adviser's Simplified Order. The no-action letter allows open-end funds to invest alongside affiliated funds and accounts in negotiated investments, including investments in private credit and private equity, subject to existing regulation concerning portfolio liquidity.
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In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect the Portfolio’s investments. For example, assets that become subject to sanctions, special measures, or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect the Portfolio’s value. In addition, entities in which the Portfolio is invested that have relevant touchpoints with sanctions or special measures targets may experience business or banking disruptions, which may have adverse consequences for the value of the investment. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments money services businesses or other geographic target orders issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors. PIMCO is registered with the CFTC as a commodity pool operator (“CPO”). However, PIMCO, with respect to the Portfolio, has filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (“CEA”), pursuant to CFTC Rule 4.5 and, therefore, PIMCO is not subject to registration or regulation as a CPO under the CEA and the rules thereunder. To remain eligible for the exclusion, the Portfolio will have to adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder (“commodity interests”), or if the Portfolio markets itself as providing investment exposure to such instruments. These limitations may restrict the Portfolio’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of the Portfolio, and/or adversely affect the Portfolio’s total return. In the event that the Portfolio’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to the Portfolio. In this case, the Portfolio’s expenses may increase, adversely affecting the Portfolio’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to the Adviser with respect to the Portfolio.
To the extent the Portfolio becomes ineligible for PIMCO to claim an exclusion from the definition of the term “commodity pool operator” with respect to the Portfolio, the Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to such CFTC regulation.
Liquidation of the Portfolio
The Board of Trustees of the Trust may determine to close and/or liquidate the Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of the Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio or substitution of their investment in the Portfolio for investment in a comparable investment company. The value of an investment in the Portfolio, and any subsequent distribution in the event of a termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s facts and circumstances. A shareholder of a liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.
If the Portfolio were to close or liquidate, the Portfolio would intend to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that the Portfolio should lose its status as a regulated investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.
Participation in Litigation or Arbitration Proceedings
PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take
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or not to recommend any such action. To the extent that the Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of the Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for the Portfolio and/or cause the Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve the Portfolio’s rights or interests in connection with (1) defending a claim made against the Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to the Portfolio and (b) to preserve the Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of the Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause the Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of the Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of the Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, the Portfolio may directly bear a portion or all of the fees associated with the actions described above.
Portfolio Operations
Operational Risk.  An investment in the Portfolio, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Portfolio. While the Portfolio seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Portfolio.
Market Disruptions Risk.  The Portfolio is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from actual or threatened war or armed conflicts, military conflicts, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments or the imposition of sanctions and other measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters, which can all negatively impact the securities markets and cause the Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolio's service providers, including PIMCO as the Portfolio's investment adviser, rely, and could otherwise disrupt the Portfolio's service providers’ ability to fulfill their obligations to the Portfolio.
A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could also impact the ability to complete redemptions, and adversely impact investments held by the Portfolio. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Portfolio holds. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions led to instability in the marketplace, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
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The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolio. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments. These and other developments may adversely affect the liquidity of the Portfolio's holdings (see “Liquidity Risk” in the Offering Memorandum for further details).
Cyber Security Risk.  As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security, despite the efforts of PIMCO, the Portolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect PIMCO or the Portfolio, including by causing losses or impairing PIMCO’s or the Portfolio's operations. Information relating to the Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the digital information systems that support the Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or the Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. PIMCO's use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Portfolio, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio's investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of a human control.
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Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third party service providers to the Portfolio. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolio and its shareholders may suffer losses as a result of a cyber security breach related to the Portfolio, its service providers, trading counterparties or the issuers in which the Portfolio invests.
Artificial Intelligence Risk.  PIMCO utilizes artificial intelligence, including so-called “generative AI,” machine learning, and natural language processing techniques (collectively, “AI”) in its business operations, to inform and augment its investment decision making, client services, and other business purposes, including for potential productivity enhancements. In connection with the development, deployment, and use of AI technology, as well as other so-called “big data” analytics practices (which for purposes of this disclosure, refer to the techniques used to collect, clean and analyze large, diverse datasets collected from multiple sources), PIMCO collects a range of data including business and personal information. PIMCO’s ability to use, manage, and aggregate data may be limited by the effectiveness of its policies, systems, and practices that govern how data is acquired, validated, used, stored, protected, processed, and shared. Deficiencies in the practices associated with data collection, training AI technology on large data sets, and big data analytics, and difficulties approximating gaps in data, obtaining data from reliable sources, and validating data could adversely impact the accuracy and effectiveness of AI and “big data” analytics. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit PIMCO’s ability to manage current and emerging risks and changing business needs and to adapt to the use of new technologies and tools, including those involving AI.
AI models that PIMCO uses may rely on historical data or assumptions that may not remain stable over time, or PIMCO may rely on third-party AI models that are upgraded or modified in ways that negatively impact their performance for our specific use cases (“model drift”). If model drift or other model-related deficiencies are not promptly detected and addressed, core business operations that rely on these AI models may be adversely affected. Further, PIMCO may fail to utilize AI tools or features as effectively as other managers, resulting in worse performance or service.
Additionally, AI tools may produce biased, inaccurate, misleading, incomplete, or otherwise flawed outputs that could be hard to detect and lead to errors in PIMCO’s and its personnel’s decision-making, portfolio management, or other business activities, which could have a negative impact on PIMCO or on the performance of an Account. To the extent PIMCO uses such outputs to inform its actions, it could incur operational inefficiencies, competitive harm, brand or reputational harm, or other adverse impacts on its business and operations.
As the use and availability of AI tools and features have grown, AI continues to be subject to evolving laws and regulations and has received scrutiny under evolving regulatory expectations.
Clearance and Settlement Technology Risk.  PIMCO may utilize new and emerging technologies for the clearance and settlement of securities purchased by the Portfolio including, but not limited to, technologies based on distributed ledger technology (blockchain). The use of these technologies in this way is novel, and could subject the Portfolio to risks, including risks related to settlement failures, failures in the technology, or regulatory risk. Novel settlement technologies may not function as intended and the underlying computer code may contain errors or limitations that lead to disruptions in services. In addition, there may be few or no counterparties available using these settlement technologies. As a result, securities that clear and settle on these systems may be less liquid than similar securities purchased through traditional clearance and settlement systems. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Investment Restrictions
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days
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and is not extended or renewed. To the extent that borrowings for temporary purposes exceed 5% of the total assets of the Portfolio, such excess shall be subject to the 300% asset coverage requirement.
As noted above, the Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio subject to compliance with applicable 1940 Act and regulatory requirements.
Pursuant to policies adopted by the Portfolio's Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by the Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.
For purposes of applying the Portfolio’s investment policies and restrictions (as stated in the Offering Memorandum and this Supplement) the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, the Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
For purposes of applying the Portfolio’s policy with respect to diversification (under Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolio's policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.
The Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. To the extent permitted by the 1940 Act and the rules thereunder, the Portfolio may enter into transactions with the other open-end funds advised by PIMCO with respect to the investment of daily cash balances in shares of the PIMCO-sponsored money market and/or short term bond funds.
Pursuant to an exemptive order issued by the SEC, the Portfolio, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with the Portfolio’s investment objective and investment policies. As part of the interfund lending program, the funds, including the Portfolio, whose policies so permit may directly lend to and borrow money from each other, as detailed in the exemptive relief (the “Interfund Lending Program”).
A loan made through the Interfund Lending Program may be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the lesser of: time required to receive payment for securities sold; seven business days; or the maximum term on any outstanding bank loan (but in no event more than seven business days). In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate, each as defined in the exemptive order and the Portfolio’s associated policies and procedures.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to
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numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.
No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.
Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in the Offering Memorandum and this Supplement) apply only at the time of investment. “Time of investment” monitoring utilizes available data, which may be limited depending upon the transaction, price or other relevant data, and may utilize certain information that is as of a prior time. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of the Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
From time to time, the Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if the Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolio may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, the Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction. For purposes of the Portfolio's percentage limit on foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency). For example, if the Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to euros equivalent to 5% of the Portfolio's total assets, the Portfolio's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure shall be 10% of the Portfolio's total assets (15% minus 5%). If a Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to Japanese yen equivalent to 5% of the Portfolio's total assets, the Portfolio's greater absolute value exposure as between these positions is 15% of the Portfolio's total assets (15% ˃ 5%), and 15% shall count for purposes of the Portfolio's percentage based limitation on foreign currency exposure.
The Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset
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that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from OTC trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, the Portfolio may “roll” an existing over-the-counter swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one, or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolio will test for compliance with Elective Investment Restrictions at the time of the Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.
The Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.
Management Of The Trust
Trustees and Officers
The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.
Leadership Structure and Risk Oversight Function
The Board is currently composed of nine Trustees, seven of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.
Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance and Nominating Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other
67

Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee, Governance and Nominating Committee and Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.
The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of the Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of the Portfolio, the Trust and the fund complex.
In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.
Qualifications of the Trustees
The charts below identify the Trustees and officers of the Trust. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, CA 92660.
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Trustees of the Trust
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]
Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present; Chairman of the Board - 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	160	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Kimberley G. Stafford (1978) Trustee	02/2021 to present	Managing Director, Global Head of Product Strategy, PIMCO; and Member of Executive Committee, PIMCO. Formerly, Head of Asia Pacific, Global Head of Consultant Relations and Head of US Institutional and Alternatives Sales, PIMCO.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Independent Trustees
Michael J. Berchtold (1963) Trustee	01/2025 to present	Founder and Chief Executive Officer, Berchtold Capital Partners (business consulting) (2013-present).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, The New Home Company (2014-2021).
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Formerly, Managing Director, Dunbar Partners, LLC (business consulting and investments) (2005-2021); and Formerly, Partner, Leonard Green & Partners, L.P.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, PS Business Parks (2009-2022); Director, Big 5 Sporting Goods Corporation.
Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	160
Trustee, PIMCO
Variable Insurance
Trust, PIMCO ETF
Trust, PIMCO Equity
Series and PIMCO
Equity Series VIT and
PIMCO Flexible Real
Estate Income Fund;
Director of PIMCO
Capital Solutions BDC
Corp.; Director, State
Auto Financial
Corporation
(2016-2022).

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group) (2003-2014).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Anne K. Kratky (1961) Trustee	01/2025 to present	Formerly, Deputy Chief Risk Officer, GE Capital; Chief Credit Officer, GE Capital.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Flexible Real Estate Income; Director of PIMCO Capital Solutions BDC Corp.
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Steven Lipiner (1960) Trustee	01/2025 to present	Formerly, Chief Operating Officer of State Street Global Advisers (2022-2023); Chief Financial Officer of State Street Global Advisers (2015-2022).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present; Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation, Chief Executive Officer, Hampton Affiliates (forestry products).	160	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
(1)
Ms. Stafford and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
†
Trustees serve until their successors are duly elected and qualified.
The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:
Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, as well as his former positions as Chief Administrative Officer of PIMCO and as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, gives him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.
Ms. Stafford’s position as a Managing Director of PIMCO and as a Member of its Executive Committee gives her valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling her to provide essential management input to the Board.
Mr. Berchtold has financial experience as the Founder and Chief Executive Officer of Berchtold Capital Partners, a strategic and business consulting firm. He also served in various senior leadership roles in corporate finance and investment banking at a global financial services firm. Additionally, Mr. Berchtold has gained relevant experience from his service on the board of directors of a public company.
Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO
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Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. Ms. Hubbard has previously served on the boards of directors of both public and private companies. Additionally, Ms. Hubbard has gained relevant experience from her service as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019, and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2025.
Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019.
Ms. Kratky has financial experience as the Deputy Chief Risk Officer and Chief Credit Officer of a financial services company. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025 and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2022.
Mr. Lipiner has prior financial, operations and management experience as the Chief Operating Officer and Chief Financial Officer of a large asset management company. He also served in various CFO roles at several global financial services companies. He has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025. Additionally, Mr. Lipiner has valuable experience from his service on the board of directors of two asset management companies.
Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Officers
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Joshua D. Ratner (1976)** President	01/2024 to present
Executive Vice President and Head of Americas Fund
Operations - Client, Legal and Funds; Deputy General
Counsel, PIMCO. President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds, PIMCO Flexible Real
Estate Income Fund and PIMCO-Sponsored Closed-End
Funds; Director, PIMCO Canada Corp. Director, PIMCO
Aurora LLC; Director, PFLEX REIT LLC.

Ryan G. Leshaw (1980) Chief Legal Officer and Secretary	08/2021 to present
Executive Vice President and Deputy General Counsel,
PIMCO. Chief Legal Officer and Secretary, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund,
PIMCO-Sponsored Closed-End Funds and PIMCO Capital
Solutions BDC Corp; Chief Legal Officer, PIMCO
Asset-Based Lending Co LLC; Director, PFLEX REIT
LLC.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Keisha Audain-Pressley (1975)** Chief Compliance Officer	01/2020 to present
Executive Vice President and Deputy Chief Compliance
Officer, PIMCO. Chief Compliance Officer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present
Managing Director and Co-Chief Operating Officer,
PIMCO. Senior Vice President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds and PIMCO-Sponsored
Closed-End Funds. Formerly, Chief Administrative Officer,
PIMCO.

Douglas B. Burrill (1980)** Vice President	08/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Carol K. Chan (1982) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Alyssa M. Creighton (1974) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran (1977) Vice President	02/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds and PIMCO-Sponsored Closed-End Funds.

Michele N. Ellis (1975) Vice President	08/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

73

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Kenneth W. Lee (1972) Vice President	08/2022 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason (1980)*** Vice President	05/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Colleen P. McLaughlin (1983)*** Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Shiv Narain (1981) Vice President	01/2024 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Keith A. Werber (1973) Vice President	05/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Paul T. Wildermuth (1979) Vice President	01/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO-Sponsored
Closed-End Funds.

Bijal Y. Parikh (1978) Treasurer	01/2021 to present
Executive Vice President, PIMCO. Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund; Director, PFLEX REIT
LLC.

Brandon T. Evans (1982) Deputy Treasurer	01/2024 to present
Senior Vice President, PIMCO. Deputy Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Erik C. Brown (1967)*** Assistant Treasurer	02/2001 to present
Executive Vice President, PIMCO. Assistant Treasurer,
PIMCO Variable Insurance Trust, PIMCO ETF Trust,
PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Laine E. Pacetti (1989) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Jason R. Stern (1979)** Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Chi H. Vu (1983) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
†
The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO Access Income Fund, PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Emerging Markets Income Fund.
**
The business address of these officers is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.
***
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.
Securities Ownership
Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust as of December 31, 2025.
Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
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Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Peter G. Strelow	None	Over $100,000
Kimberley G. Stafford	None	Over $100,000
Independent Trustees
Michael J. Berchtold	None	Over $100,000
Jennifer Holden Dunbar	None	Over $100,000
Kym M. Hubbard	None	Over $100,000
Anne K. Kratky	None	None
Steven Lipiner	None	Over $100,000
Gary F. Kennedy	None	Over $100,000
Ronald C. Parker	None	Over $100,000
To the best of the Trust’s knowledge, as of June 30, 2026, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of the Portfolio.
Trustee Ownership of the Investment Adviser and Principal Underwriter, and Their Control Persons
No Independent Trustee (or his or her immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2025.
Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Michael J. Berchtold	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Anne K. Kratky	None	None	None	None	None
Steven Lipiner	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
No Independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No Independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:
●
the Portfolio;
●
an officer of the Portfolio;
●
an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as
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the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;
●
an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;
●
the investment adviser or principal underwriter of the Portfolio;
●
an officer of the investment adviser or principal underwriter of the Portfolio;
●
a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio; or
●
an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio.
With respect to the persons listed in the bullet points above, no Independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:
(i)
Payments for property or services to or from any such person;
(ii)
Provision of legal services to any such person;
(iii)
Provision of investment banking services to any such person; and
(iv)
Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.
Standing Committees
Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2026. However, the members of any Committee may be changed by the Board of Trustees from time to time. Effective May 15, 2026, Mr. Peter B. McCarthy retired from the Board.
The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Mses. Dunbar, Hubbard and Kratky and Messrs. Berchtold, Kennedy, Lipiner (Chair), and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2026, there were four meetings of the Audit Committee.
The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of the Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Portfolio’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Mses. Dunbar, Hubbard (Chair), Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were four meetings of the Valuation Oversight Committee.
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The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of the Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding the Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Mses. Dunbar (Chair), Hubbard, Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were three meetings of the Investment Performance Committee.
The Trust also has a Governance and Nominating Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance and Nominating Committee, and the Governance and Nominating Committee currently consists of Messrs. Berchtold, Kennedy (Chair), Lipiner, and Parker and Mses. Dunbar, Hubbard and Kratky. Prior to November 6, 2018, the Governance and Nominating Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.
The Governance and Nominating Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.
The Governance and Nominating Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance and Nominating Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance and Nominating Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.
Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.
All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.
Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.
During the fiscal year ended March 31, 2026, there were two meetings of the Governance and Nominating Committee.
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Trustee Retirement Policy
The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance and Nominating Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance and Nominating Committee.
Compensation Table
The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2026:
Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees
Michael J. Berchtold, Trustee	$262,000	N/A	$444,000
Jennifer Holden Dunbar, Trustee	$274,000	N/A	$464,000
Kym M. Hubbard, Trustee	$274,000	N/A	$464,000
Gary F. Kennedy, Trustee	$274,000	N/A	$464,000
Anne K. Kratky, Trustee	$262,000	N/A	$444,000
Steven Lipiner, Trustee	$262,000	N/A	$444,000
Peter B. McCarthy, Trustee*	$292,100	N/A	$489,000
Ronald C. Parker, Trustee	$287,100	N/A	$484,000
(1)
The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2026.
*
Mr. McCarthy retired from the Board, effective May 15, 2026.
Investment Adviser
PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolio pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of June 30, 2026, PIMCO had approximately $2.33 trillion of assets under management and $1.92 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, each, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited liability company under Delaware law in 2000. Allianz Asset Management of America L.P. merged with Allianz Asset Management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO's managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.
The management and operational oversight of Allianz Asset Management are carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of the Supplement, there are currently no significant institutional shareholders of Allianz SE.
Absent an SEC exemption or other regulatory relief, the Portfolio generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Adviser and the Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolio’s ability to utilize affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the
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affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolio, the Portfolio’s ability to take advantage of market opportunities, or the Portfolio’s overall performance.
Advisory Agreement
PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Portfolio’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.
Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolio does not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolio. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.
As discussed in “Investment Objectives and Policies” above, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The Subsidiary will not pay PIMCO a fee for advisory or administrative services.
The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the Portfolio, and PIMCO is terminated.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amounts of the advisory fees paid by the Portfolio were as follows:
Portfolio	2026	2025	2024
PIMCO Short-Term Floating NAV Portfolio III	$0	$0	$0
PIMCO Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolios.
Policy Statement:  The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  PIMCO has adopted a Proxy Policy as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. It is PIMCO’s policy to exercise any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary
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voting authority consistent with PIMCO’s fiduciary obligations and applicable law. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances. Additionally, there may be operational circumstances that prevent PIMCO’s proxy voting elections from being processed, and in such circumstances, PIMCO will take reasonable steps to submit votes on behalf of clients.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) PIMCO decides to override the ISP’s voting recommendation. In either such case as described above, PIMCO will review the proxy to determine whether an actual or potential conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. When processed as corporate action-consents, PIMCO will review all election forms to determine whether an actual or potential conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for providing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential and Identified Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve or mitigate material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
ISP Oversight. Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of ISPs engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: (i) the ISP’s capacity and competency to provide proxy voting research and recommendations, including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies; and (ii) the ISP’s compliance program.
Sub-Adviser Engagement. As an investment manager, PIMCO may exercise its discretion to engage a Sub-Adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, a Sub-Adviser may assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, PIMCO will maintain oversight of the investment management responsibilities (which may include proxy voting) performed by a Sub-Adviser and contracted third parties.
Information about how PIMCO voted the Portfolio’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolios at 1-800-927-4648, on the Portfolios' website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
Portfolio Turnover
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A change in the securities held by the Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolio without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by the Portfolio. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).
The Portfolio did not experience a significant variation in its portfolio turnover rate compared to the prior fiscal period.
Disclosure of Portfolio Holdings
Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolio (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio's non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolio with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolio. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts or pooled investment vehicles that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and the separate account or pooled investment vehicles holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to Portfolio holdings and could be disclosed to such clients more frequently than portfolio holdings are publicly disclosed. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolio's execution of purchase and sale transactions.
Monitoring and Oversight.  The Trust’s CCO is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.
Any exceptions to the Disclosure Policy may be made only if approved by the CCO or his or her designee upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.
PIMCO will make available the complete schedule of the portfolio holdings of the Portfolio to the Investing Funds.
The Portfolio files portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolio's complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov.
Defaulted/Distressed Securities.  PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolio's, portfolio holdings information at any time with respect to securities held by the Portfolio that are in default, distressed or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.
Confidential Dissemination of Portfolio Holdings Information.  No disclosure of non-public portfolio holdings information may be made to any third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with (i) the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor and/or underwriter, custodian, transfer agent, auction agent, administrator, sub-administrator (if any), fund accountant, counsel, securities class action claims services administrator, financial
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printer, proxy voting agent, lender; (ii) portfolio managers of PIMCO-sponsored funds of funds; (iii) PIMCO affiliates, service providers to PIMCO or service providers to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of the Portfolio; and (iv) other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on information such as non-public portfolio holdings, imposed by law and/or contract.
The Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public portfolio holdings information to (i) certain third parties that have a legitimate business purpose in receiving such information, including, but not limited to, mutual fund analysts and rating and ranking organizations, pricing information vendors, analytical service providers, banks or other third parties providing financing to the Portfolio, including, without limitation, potential or existing preferred shareholders, certain platform providers, investment management trade associations and potential Service Providers, (ii) PIMCO affiliates that require such information to satisfy legal and regulatory reporting requirements; or (iii) a redeeming shareholder effecting a redemption-in-kind from the Portfolio as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public portfolio holdings information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.
The distribution of non-public portfolio holdings information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees, advisors, representatives, and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolio or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolio nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.
The Portfolio or PIMCO may also, to the extent permitted under applicable law, confirm the absence of one or more particular portfolio holdings to third parties that have a legitimate business purpose in receiving such information, to the extent such information relates to compliance by the Portfolio with a legal or regulatory requirement or limitation. Disclosure of such information does not constitute disclosure of portfolio holdings information under the Disclosure Policy.
Non-Specific Information.  Under the Disclosure Policy, the Portfolio or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Portfolio's holdings.
Required Disclosures.  No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving the Portfolio’s current or past portfolio holdings.
Portfolio Administrator
PIMCO also serves as Administrator to the Portfolio pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides or procures the Portfolio with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and
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such affiliates. The supervisory and administrative services provided or procured by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolio, including coordination of the services performed by the Portfolio's transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Portfolio’s governing documents, fees associated with in-sourced or outsourced services will be borne by the Portfolio or PIMCO. In addition, PIMCO, and not the Portfolio, could benefit from certain fee reduction arrangements under certain such agreements. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolio with office space facilities required for conducting the business of the Portfolio, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolio, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolio does not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolio.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amount of the supervisory and administrative fees paid by the Portfolio was as follows:
Portfolio	2026	2025	2024
PIMCO Short-Term Floating NAV Portfolio III	$0	$0	$0
Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolio is responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; and (vii) any expenses allocated or allocable to a specific class of shares.
The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.
The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolio and its shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolio; (3) PIMCO is able to provide, or to procure, services for the Portfolio which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.
Holdings of Securities of the Portfolio’s Regular Brokers and Dealers
The following table indicates the value of the Portfolio’s aggregate holdings, in thousands, of the securities of its regular brokers or dealers for the fiscal year ended March 31, 2026.
PIMCO Short-Term Floating NAV Portfolio III	BofA Securities, Inc.	$4,906,716.91
	BNP Paribas Securities Corp.	566,027
	Deutsche Bank Securities Inc.	513,733
	Citigroup Global Markets Inc.	116,156
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State Street Bank and Trust Company	75,000
Morgan Stanley & Co. LLC	54,841
BNY Capital Markets, LLC	12,903
Portfolio Manager
Other Accounts Managed
The portfolio manager who is primarily responsible for the day-to-day management of the Portfolio also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2026: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolio); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. As of March 31, 2026, the Portfolio has $14,335.2 million in total assets under management.
	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider
Registered Investment Companies	21	$0.00	0	$0.00
Pooled Investment Vehicles	20	$29,056.71	3	$664.53
Other Accounts	42	$31,916.24	3	$892.09
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio. Investors should be aware that investments made by the Portfolio and the results achieved by the Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Portfolio, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolio. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies, purchase or redeem shares of the Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolio, as well as regulatory or other limitations applicable to the Portfolio, may affect the courses of action available to PIMCO-advised accounts that invest in the Portfolio in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.
Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Portfolio or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolio or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolio or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients are affiliates of PIMCO or have
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investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of the Portfolio. Because of his position with the Portfolio, the portfolio manager knows the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts he manages and to the possible detriment of the Portfolio.
Cross Trades. A potential conflict of interest may arise in instances where the Portfolio buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers. PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, the Portfolio, and these relationships may influence PIMCO’s selection of these service providers for the Portfolio. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote the Portfolio over other funds or financial products. In such circumstances, there is a conflict of interest between PIMCO and the Portfolio if the Portfolio determines not to engage or continue to engage these service providers.
Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Portfolio or other accounts may result in the Portfolio not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and objectives fairly and equitably over time, taking into consideration relevant factors including, without limitation; the nature of the security or instrument and associated risk characteristics, applicable Client account investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; risk tolerances; amounts of available cash; the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity; regulatory requirements; the origin of the investment; the bases for an issuer’s allocation to PIMCO; the availability of certain trading platforms for a Client account; and other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objective or focus of the Client account category, which may adversely affect a Client account. In addition, quantitative strategies and certain other Client account types will have access to certain trading platforms in PIMCO’s discretion that may result in priority of trade allocations over other Client accounts or more favorable execution. In certain instances, issuers, underwriters, or trading counterparties may restrict participation in new issue distributions or other specialized opportunities to particular market participants and, as a result, such issuances or opportunities may not be available to, or allocated to, certain Client accounts, even where otherwise appropriate or suitable. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such
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accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above.
Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of Clients may change over time as market conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including the Portfolio, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates) in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. Such inconsistent positions may arise with respect to quantitative/systematic strategies, for example, when the investment model establishes a short position, and one or more other Clients maintain a long position. The subsequent short sale may result in a decrease in the price of the security that the other Client holds a long position. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client. Additionally, in certain circumstances, Client assets in discretionary Accounts may be deployed in connection with offerings of securities, including to support or facilitate larger syndicated transactions. This may create incentives to allocate such opportunities or structure transactions in a manner that benefits PIMCO or its affiliates.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same
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security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Although PIMCO generally does not actively trade or manage assets on its own behalf, from time to time, PIMCO or an affiliate may invest on its own behalf, as principal, for strategic or other reasons (a proprietary investment). This may occur, for example, when the investment is an equity interest (e.g., stock or warrants) made in connection with PIMCO’s use of a product or service supplied by the issuer. In connection with these proprietary investments, PIMCO may eventually hold common stock or other publicly traded equity and may ultimately dispose of or hedge its exposure, as principal, to such proprietary investment. Such proprietary investments may be suitable for, or alternatively competitive with, a Client. In either case, PIMCO is permitted to allocate such investments away from a Client to PIMCO.
These proprietary investments can ultimately result in conflicts with Clients that also invest (including debt and equity investments) in or transact with the issuer or with other companies which may be transacting with the issuer. In other cases, a Client may be prohibited from making or disposing of an investment in the proprietary investment, or a related instrument, even when it would be in the Client’s best interest to do so. Although PIMCO will seek to mitigate and address such conflicts in a fair and reasonable manner, it may not be able to do so, and will have an incentive to favor PIMCO’s interests over the Client’s interests. PIMCO generally seeks to avoid committing to such investments if they would otherwise be suitable for and there is an investment interest on behalf of a Client; however, there is no guarantee that such measures will adequately mitigate the potential or actual conflicts, and PIMCO will have an incentive to favor its interests over a Client’s interests.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan
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assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions such as (i) whether to make the investment; (ii) whether to excercise certain rights; (iii) whether to take an action; (iv) how to exit an investment and (v) how to make determinations relating to proxy voting, corporate reorganizations, bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout). Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.
Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading
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in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI. In addition, PIMCO will, in many cases, rely on public information in connection with the valuation of certain securities when another business unit within PIMCO or one of its affiliates may be otherwise in possession of MNPI suggesting that such valuations may be inaccurate.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.
Co-Investments. The 1940 Act imposes significant limits on co-investments with affiliates of the Portfolio. The Portfolio may rely on no-action relief from the SEC staff that permits the Portfolio to rely on exemptive relief granted to other PIMCO-sponsored entities. This exemptive relief permits (among other things) PIMCO-sponsored funds to co-invest with their affiliates, including other PIMCO-sponsored registered funds and business development companies, PIMCO-sponsored or managed private funds and accounts and other PIMCO affiliates, subject to certain terms and conditions. The exemptive relief imposes certain conditions on co-investments made in reliance on such relief that may limit or restrict the Portfolio’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Portfolio’s ability to achieve the desired investment returns. PIMCO seeks to allocate investment opportunities in a fair and equitable manner over time, consistent with its allocation policies and procedures. In the event investment opportunities are allocated among the Portfolio and the Portfolio's affiliates pursuant to the exemptive relief, the Portfolio may not be able to structure its investment portfolio in the manner desired. Pursuant to the exemptive relief, and subject to Board approval under certain circumstances, the Portfolio may invest in opportunities in which PIMCO and/or its affiliates have an existing investment. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Portfolio and its affiliates. For example, from time to time, the Portfolio and its affiliates may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. As required by the exemptive relief, the Portfolio has adopted, and the Board, including the “required majority,” has approved, policies and procedures reasonably designed to ensure compliance with the terms and conditions of the exemptive relief; PIMCO has adopted and implemented policies and procedures reasonably designed to prevent the Portfolio from being disadvantaged by participation in the co-investment program; and the Board is provided with regular reporting regarding the co-investment program.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolio) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests Clients (and investors in the Portfolio) should also be aware that the Portfolio may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Portfolio for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Portfolio investors’) interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
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Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
Certain service providers to the Portfolio are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Portfolio, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular portfolio and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Portfolio. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Additionally, the Portfolio may participate in certain investment opportunities sourced by PIMCO or an affiliate and excess demand may be placed or referred by an affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolio does not pay fees to the affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolio's do not pay fees to the affiliated service provider in connection with such transactions. For example, PIMCO could have an incentive to allocate less of an investment opportunity to the Portfolio in order to increase fees received by the affiliated service provider (by increasing the amount of the opportunity placed or referred to third parties), or an incentive to consider the affiliated service provider's receipt of fees when determining whether the Portfolio will participate in such an investment opportunity (which may impair whether the investment opportunity is made available). Although PIMCO and the Portfolio has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures will be successful. Moreover, PIMCO's policies and procedures may be modified or terminated at any time in PIMCO's sole discretion.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolio and such other accounts on a fair and equitable basis over time.
Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Portfolio or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
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Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
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Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio(s)) and relative to applicable industry peer groups and;
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Amount and nature of assets managed by the portfolio manager.
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. Additionally, PIMCO's Carried Interest Plan provides eligible participants (i.e. those who provide services to PIMCO’s alternative funds) a percentage of the carried interest otherwise payable to PIMCO if the applicable performance measurements described in the alternative fund's partnership agreements are achieved.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.
Securities Ownership
To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolio beneficially owned as of March 31, 2026, by the portfolio manager.
Portfolio Manager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio III	None
Distribution Of Trust Shares
Distributor
PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolio's shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board of Trustees. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.
The Distribution Contract will continue in effect with respect to the Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the
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Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.
Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.
Purchases and Redemptions
Purchases and redemptions of shares of the Portfolio are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
The Portfolio is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolio are available for offer and sale in their state of domicile or residence. Shares of the Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.
The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.
The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolio, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem by payment in kind of securities held in the Portfolio’s portfolio.
The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.
Net Asset Value
Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Taxation
The following summarizes certain additional federal income tax considerations generally affecting the Portfolio and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolio. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be
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subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.
The Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify for tax treatment as a regulated investment company, the Portfolio generally must, among other things, (i) derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock, securities or currencies (“Qualifying Income Test”); (ii) diversify holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships;” and (iii) distribute in each taxable year dividends of an amount at least equal to the sum of (a) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), determined without regard to any deduction for dividends paid, and (b) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If the Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders would be subject to tax on distributions of earnings.
If the Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individual shareholders. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.
As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. The Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. The Portfolio may pay distributions more frequently than annually in varying amounts including special distributions reflecting net profits if any from the Portfolio's wholly-owned subsidiary, if applicable. Unless an applicable exception applies, the Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year
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in which the distributions are received. To avoid application of the excise tax, the Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.
The Portfolio is generally permitted to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains. If the Portfolio incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. In the event that the Portfolio were to experience an ownership change as defined under the Internal Revenue Code, the capital loss carryforwards and other favorable tax attributes of the Portfolio, if any, may be subject to limitation.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Distributions
All dividends and distributions of the Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.
Although all or a portion of the dividends paid by a regulated investment company may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate on “qualified dividend income” for individuals and other non-corporate taxpayers, it is not expected that any such portion of the dividends paid by the Portfolio would be significant. Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from the Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
In taxable years when the Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.
Certain distributions reported by the Portfolio as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Internal Revenue Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Portfolio is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of a Portfolio’s business interest income over the sum of the Portfolio’s (i) business interest expense and (ii) other deductions properly allocable to the Portfolio’s business interest income.
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To the extent that the Portfolio is invested in a lower-tier fund, net short-term gains if any of the lower-tier fund will be distributed as ordinary income to the Portfolio and will not be offset by capital losses of the Portfolio. Capital losses of a lower-tier fund will not offset capital gains of the Portfolio. Losses realized on redemptions from a lower-tier fund may be deferred as wash sales in the event of additional investments made into the lower-tier fund within 30 days before or after the redemption.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.
The Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Internal Revenue Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.
Sales of Shares
Upon the disposition of shares of the Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If the Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption. The Portfolio would generally not recognize realized gain on an in-kind redemption, but the Portfolio's earnings and profits for tax purposes may be increased. Certain redemptions by a shareholder may be treated for tax purposes as dividends.
The Portfolio’s ability to use certain tax benefits could be limited if the Portfolio experiences an “ownership change” within the meaning of section 382 of the Internal Revenue Code. Such tax benefits include net capital losses and certain built-in losses. An ownership change may occur if there is a greater than 50% change in the value of the stock of the Portfolio owned by five percent shareholders during the testing period (generally three years). An ownership change may be triggered by the purchase and sale, redemption, or new issuance of Portfolio shares or by a merger of the Portfolio with another Portfolio.
Your financial intermediary or the Portfolio (if you hold your shares in the Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary
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Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.
If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
Potential Pass-Through of Tax Credits
If the Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.
Options, Futures, Forward Contracts, and Swap Agreements
Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolio may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.
Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio which generally would be taxed as ordinary income when distributed to shareholders.
The Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.
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Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If the IRS did not, the status of the Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.
Certain requirements that must be met under the Internal Revenue Code in order for the Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to the Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.
In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolio for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in the Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of the Portfolio’s taxable income or gains and distributions made by the Portfolio.
The Portfolio may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Portfolio would not be included in the Portfolio’s income at the time of receipt. The premium paid by the Portfolio would be a nondeductible capital expenditure. If a call option sold by the Portfolio or a put option purchased by the Portfolio were to be exercised, the Portfolio could realize a gain or loss. If a call option purchased by the Portfolio or a put option sold by the Portfolio were to be exercised, the Portfolio’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Short Sales
The Portfolio may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.
Passive Foreign Investment Companies
The Portfolio may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. The Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.
The Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances (i.e., a “qualified electing fund” or “QEF” election), the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If a Portfolio made a QEF election with respect to a PFIC, the special rules, discussed above, relating to the taxation of excess distributions, would not apply and the Portfolio would be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. Under Treasury Regulations, certain income derived by a Portfolio from a PFIC with respect to which the Portfolio has made a QEF election generally constitutes
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qualifying income under the Qualifying Income Test for purposes of determining the Portfolio’s ability to be subject to tax as a RIC if the PFIC makes current-year distributions of that income to the Portfolio or if the Portfolio’s income from an investment in the PFIC is derived with respect to the Portfolio's business of investing and the Portfolio will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Certain income derived by a Portfolio from a PFIC with respect to which the Portfolio has made a QEF election generally constitutes income under the Qualifying Income Test for purposes of determining a Portfolio’s ability to be subject to tax as a Regulated Investment Company if the PFIC makes distributions of that income to a Portfolio or if the Portfolio’s income from an investment in the PFIC is other income derived with respect to a Portfolio’s business of investing in stock, securities or currencies. Alternatively, another election may be available that would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior taxable years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. The Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.
Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders either as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a portfolio that did not invest in PFIC shares.
Foreign Currency Transactions
Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments or contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument, security or contract and the date of disposition also are treated as ordinary gain or loss. These foreign currency gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income. A Portfolio's foreign currency losses are generally treated as realized losses for reporting purposes but may decrease a Portfolio's taxable income and may cause a Portfolio's distributions to shareholders to be reported as returns of capital for income tax purposes.
Foreign Taxation
Income and gains derived by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. As such, PIMCO intends to manage the Portfolio with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.
Original Issue Discount and Market Discount
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount”
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on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.
Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
Uncertain Tax Consequences
The Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolio to the extent necessary in order to seek to ensure that they distribute sufficient income so that they do not become subject to U.S. federal income or excise tax.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
Constructive Sales
Certain rules may affect the timing and character of gain if the Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.
Non-U.S. Shareholders
Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax. Non-U.S. shareholders may also be subject to U.S. federal withholding tax on deemed income resulting from any election by the Portfolio to treat qualified foreign taxes it pays as passed through to its shareholders (as described above), but may not be able to claim a U.S. tax credit or deduction with respect to such taxes.
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The Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.
The Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolio to enable the Portfolio to determine whether withholding is required.
Income Tax on Sale of the Portfolio’s Shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.
Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.
The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.
Other Taxation
Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). The Portfolio will provide information annually to shareholders indicating the amount and percentage of the Portfolio’s dividend distribution that is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.
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Other Information
Capitalization
The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Portfolio, each shareholder is entitled to receive his or her pro rata share of the net assets of the Portfolio.
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.
Voting Rights
Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at any shareholder meeting. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.
The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.
Control Persons and Principal Holders of Securities
As of July 7, 2026, the following persons owned of record or beneficially 5% or more of the shares of the Portfolio:
PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENT- AGE OF OUTSTAND- ING SHARES OF CLASS OWNED
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET BANK FBO PIMCO FLOATING INCOME FUND 1633 BROADWAY NEW YORK, NY 10019	430,557,489.57	*	27.39%
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PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENT- AGE OF OUTSTAND- ING SHARES OF CLASS OWNED
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET BANK FBO PAPS ASSET BACKED SEC PORT 1633 BROADWAY NEW YORK, NY 10019	204,621,060.60	13.02%
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET BANK FBO PIMCO FOREIGN BND FND USD HEDGED 1633 BROADWAY NEW YORK, NY 10019	146,501,478.52	9.32%
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET BANK FBO PIMCO INCOME FND (MULTI-SECTOR) 1633 BROADWAY NEW YORK, NY 10019	102,911,094.88	6.55%
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET KANSAS CITY FBO PIMCO TOTAL RETURN FUND 1633 BROADWAY NEW YORK, NY 10019	98,589,500.64	6.27%
PIMCO SHORT-TERM FLOATING NAV III	INST	STATE STREET KANSAS CITY FBO PIMCO DYNAMIC INCOME FUND PDI 1633 BROADWAY NEW YORK, NY 10019	80,512,727.64	5.12%
*
Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio, as that term is defined in the 1940 Act.
Code of Ethics
The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel, subject to the Codes of Ethics, to invest in securities, including securities that may be purchased or held by the Portfolio, and such personnel do, from time to time, invest in securities held by the Portfolio.
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”), 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108 serves as custodian for assets of the Portfolio. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.
Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given
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that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolio will not occur, and shareholders bear the risk of losses arising from these or other events.
SS&C Global Investor & Distribution Solutions, Inc., 80 Lamberton Road Windsor, CT 06095, serves as transfer agent and dividend disbursing agent for the Portfolio.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolio. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.
Legal Counsel
Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as legal counsel to the Trust.
Financial Statements
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.
PAPS0002OMS_080126
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Private Account Portfolio Series
Offering Memorandum
August 1, 2026
Sector Portfolios
PIMCO Sector Fund Series - AH
PIMCO Sector Fund Series – AI
PIMCO Sector Fund Series – AM
PIMCO Sector Fund Series – BC
PIMCO Sector Fund Series – BL
PIMCO Sector Fund Series – EE
PIMCO Sector Fund Series – H
PIMCO Sector Fund Series – I
This cover is not part of the Offering Memorandum. The Portfolios issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO Sector Fund Series - AH

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.02%
Total Annual Portfolio Operating Expenses	0.07%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.07%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.00%
1
“Other Expenses” reflect estimated organizational expenses for the Portfolio's first fiscal year.
2
Pacific Investment Management Company LLC (“PIMCO”) has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years
PIMCO Sector Fund Series - AH	$0	$15
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a portfolio of high yield investments (“junk bonds”) of varying maturities that are economically tied to Asia ex-Japan countries, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. High yield investments include securities (i) rated below investment grade by each of Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) that provides a rating on such investment or, if unrated, determined by PIMCO to be of comparable quality, or (ii) comprising the JPMorgan Asia Credit Non-Investment Grade Index. The Portfolio may invest in securities rated Ca or above by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The remainder of the Portfolio’s assets may be invested in investment grade Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the JPMorgan Asia Credit Non-Investment Grade Index, as calculated by PIMCO, which as of May 31, 2026 was 2.65 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
PIMCO will identify Asia ex-Japan countries from among Asia’s various regions, including without limitation East Asia, South Asia and Central Asia. The Portfolio may invest in instruments whose return is based on the return of an Asia ex-Japan country or a currency of an Asia ex-Japan country, such as a derivative instrument, rather than investing directly in emerging market securities or currencies.
The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest without limit in securities and instruments that are economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may seek to gain exposure to certain newly-issued Regulation S securities through investments in the PIMCO Sector Fund Series – AH (Cayman) Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the “Subsidiary”). Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933. The Subsidiary is advised by PIMCO, and has the same investment objective

Private Account Portfolio Series | Offering Memorandum  1

PIMCO Sector Fund Series - AH

as the Portfolio. As discussed in greater detail elsewhere in this Offering Memorandum, the Subsidiary (unlike the Portfolio) may invest without limitation in Regulation S securities.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates, foreign currency appreciation, or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Stephen Chang, Abhijeet Neogy and Lucien Lu. Mr. Chang is a Managing Director of PIMCO and Messrs. Lu and Neogy are Senior Vice Presidents of PIMCO. Messrs. Chang, Neogy and Lu have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

2  Offering Memorandum | Private Account Portfolio Series

PIMCO Sector Fund Series - AI

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.02%
Total Annual Portfolio Operating Expenses	0.07%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.07%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.00%
1
“Other Expenses” reflect estimated organizational expenses for the Portfolio's first fiscal year.
2
Pacific Investment Management Company LLC (“PIMCO”) has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years
PIMCO Sector Fund Series - AI	$0	$15
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a portfolio of investment grade investments of varying maturities that are economically tied to Asia ex-Japan countries, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the JPMorgan Asia Credit Investment Grade Index, as calculated by PIMCO which as of May 31, 2026 was 4.39 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
PIMCO will identify Asia ex-Japan countries from among Asia’s various regions, including without limitation East Asia, South Asia and Central Asia. The Portfolio may invest in instruments whose return is based on the return of an Asia ex-Japan country or a currency of an Asia ex-Japan country, such as a derivative instrument, rather than investing directly in emerging market securities or currencies.
The Portfolio invests primarily in investment grade debt securities, but up to 10% of the Portfolio’s total assets may be securities that have been downgraded after purchase to a rating below Baa (“junk bonds”), as rated by Moody’s Ratings. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO. Investment grade debt securities are rated Baa or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest without limit in securities and instruments that are economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets.
The Portfolio may seek to gain exposure to certain newly-issued Regulation S securities through investments in the PIMCO Sector Fund Series – AI (Cayman) Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the “Subsidiary”). Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933. The Subsidiary is advised by PIMCO, and has the same investment objective as the Portfolio. As discussed in greater detail elsewhere in this Offering Memorandum, the Subsidiary (unlike the Portfolio) may invest without limitation in Regulation S securities.

Private Account Portfolio Series | Offering Memorandum  3

PIMCO Sector Fund Series - AI

The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates, foreign currency appreciation, or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Stephen Chang, Abhijeet Neogy and Lucien Lu. Mr. Chang is a Managing Director of PIMCO and Messrs. Lu and Neogy are Senior Vice Presidents of PIMCO. Messrs. Chang, Neogy and Lu have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

4  Offering Memorandum | Private Account Portfolio Series

PIMCO Sector Fund Series - AM

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.32%
Total Annual Portfolio Operating Expenses	0.37%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.05%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.32%
1
Other Expenses” include interest expense of 0.32%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement are 0.00%.
2
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Sector Fund Series - AM	$33	$114	$203	$463
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its net assets in a portfolio of mortgage-related Fixed Income Instruments of varying maturities (such as mortgage pass-through securities, collateralized mortgage obligations, commercial mortgage-backed securities and mortgage dollar rolls), which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the Bloomberg U.S. MBS Fixed Rate Index, as calculated by PIMCO, which as of May 31, 2026 was 5.37 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
The Portfolio may invest without limit in securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises. In addition, the Portfolio may invest up to 10% of its total assets in investment grade securities rated below Aaa by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality, subject to a minimum rating of Baa by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality; provided that, for the avoidance of doubt, investments in securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises are not subject to this limit. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may not invest in securities denominated in foreign currencies, but may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 10% of its total assets in U.S. dollar-denominated securities and instruments that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally

Private Account Portfolio Series | Offering Memorandum  5

PIMCO Sector Fund Series - AM

arises from decreases in interest rates or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Daniel Hyman, Munish Gupta, Kevin Johnson and Mike Cudzil. Messrs. Cudzil and Hyman are Managing Directors of PIMCO, Mr. Gupta is an Executive Vice President of PIMCO and Mr. Johnson is a Senior Vice President of PIMCO. Messrs. Hyman, Gupta, Johnson and Cudzil have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

6  Offering Memorandum | Private Account Portfolio Series

PIMCO Sector Fund Series - BC

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.02%
Total Annual Portfolio Operating Expenses	0.07%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.07%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.00%
1
“Other Expenses” reflect estimated organizational expenses for the Portfolio's first fiscal year.
2
Pacific Investment Management Company LLC (“PIMCO”) has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years
PIMCO Sector Fund Series - BC	$0	$15
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a portfolio of preferred securities and Capital Securities of varying maturities. “Capital Securities” include securities issued by U.S. and non-U.S. financial institutions (including, but not limited to, banks and insurance companies) that can be used to satisfy their regulatory capital requirements. Capital Securities may be represented by forwards or derivatives such as options, futures contracts or swap agreements. The Portfolio will invest under normal circumstances at least 25% of its net assets in preferred securities. Assets not invested in preferred securities or Capital Securities may be invested in other types of Fixed Income Instruments, including derivative Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. By investing primarily in preferred securities and Capital Securities, the Portfolio will be subject to Preferred Securities Risk and Capital Securities Risk. In addition, the Portfolio will concentrate its investments in a group of industries related to banks. The average portfolio duration of the Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the 70% ICE BofAML 8% Constrained Core West Preferred & Jr Subordinated Securities Index and 30% ICE BofAML Contingent Capital Index (COCO), as calculated by PIMCO, which as of May 31, 2026 was 4.90 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
The Portfolio will seek to gain exposure to certain newly-issued Regulation S securities through investments in the PIMCO Sector Fund Series – BC (Cayman) Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the “Subsidiary”). Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933. The Subsidiary is advised by PIMCO, and has the same investment objective as the Portfolio. As discussed in greater detail elsewhere in the offering memorandum, the Subsidiary (unlike the Portfolio) may invest without limitation in Regulation S securities.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may invest, without limitation, in high yield securities (“junk bonds”) rated below investment grade by Moody's Ratings. (“Moody’s”), or equivalently rated by Standard & Poor’s Rating Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or if, unrated, determined by PIMCO to be of comparable quality. In the event

Private Account Portfolio Series | Offering Memorandum  7

PIMCO Sector Fund Series - BC

that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may invest up to 40% of its total assets in securities denominated in foreign (non-U.S.) currencies and may invest without limit in U.S. dollar-denominated securities of foreign (non-U.S.) issuers. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 10% of its total assets in securities and instruments of issuers economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Philippe Bodereau and Amit Arora. Messrs. Bodereau and Arora are Managing Directors of PIMCO. Messrs. Bodereau and Arora have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

8  Offering Memorandum | Private Account Portfolio Series

PIMCO Sector Fund Series - BL

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.02%
Total Annual Portfolio Operating Expenses	0.07%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.07%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.00%
1
“Other Expenses” reflect estimated organizational expenses for the Portfolio's first fiscal year.
2
Pacific Investment Management Company LLC (“PIMCO”) has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years
PIMCO Sector Fund Series - BL	$0	$15
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its net assets in a portfolio of floating or adjustable rate senior secured loans, senior corporate debt and other senior Fixed Income Instruments that effectively enable the Portfolio to achieve a floating rate of income. “Fixed Income Instruments” include bank loans, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. entities.
A senior secured debt security holds a senior position in the issuer’s capital structure and is typically secured by collateral such that, under normal circumstances, holders (such as the Portfolio) enjoy a priority claim to some or all of the issuer’s assets in the event of default as compared to other creditors of the issuer. Variable and floating-rate Fixed Income Instruments generally pay interest at rates that adjust whenever a specified interest rate changes and/or reset on predetermined dates (such as the last day of a month or calendar quarter). The Portfolio may also invest in fixed-rate Fixed Income Instruments, including those with respect to which the Portfolio has entered into derivative instruments to effectively convert the fixed-rate interest payments into floating-rate interest payments.
The Portfolio may invest in both investment grade securities and high yield securities (“junk bonds”) and may primarily invest its assets in below investment grade securities subject to a maximum of 5% of its total assets in securities rated below Caa by Moody’s Ratings. (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may also invest up to 15% of its total assets in securities denominated in foreign currencies and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 10% of its total assets in securities and instruments of issuers economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may invest in derivative instruments, such as credit default swap and total return swap agreements, interest rate swaps, futures and options, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis, including currency forwards, and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
The average portfolio duration of the Portfolio will normally vary within one year (plus or minus) of the portfolio duration of the securities comprising the J.P. Morgan BB/B Leveraged Loan Index, as calculated by

Private Account Portfolio Series | Offering Memorandum  9

PIMCO Sector Fund Series - BL

PIMCO, which as of May 31, 2026 was 0.12 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates.
The longer a security’s duration, the more sensitive it will be to changes in interest rates.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by David Forgash and Jason Duko. Mr. Forgash is a Managing Director of PIMCO and Mr. Duko is an Executive Vice President of PIMCO. Messrs. Forgash and Duko have jointly and primarily managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

10  Offering Memorandum | Private Account Portfolio Series

PIMCO Sector Fund Series - EE

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.02%
Total Annual Portfolio Operating Expenses	0.07%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.07%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.00%
1
“Other Expenses” reflect estimated organizational expenses for the Portfolio's first fiscal year.
2
Pacific Investment Management Company LLC (“PIMCO”) has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years
PIMCO Sector Fund Series - EE	$0	$15
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in Fixed Income Instruments of varying maturities that are economically tied to emerging market countries, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the JPMorgan Emerging Markets Bond Index (EMBI) Global, as calculated by PIMCO, which as of May 31, 2026 was 6.00 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. The Portfolio emphasizes countries with relatively low gross national product per capita and with the potential for rapid economic growth. PIMCO will select the Portfolio’s country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors PIMCO believes to be relevant. The Portfolio likely will focus its investments in Asia, Africa, the Middle East, Latin America and the developing countries of Europe. The Portfolio may invest in instruments whose return is based on the return of an emerging market security or a currency of an emerging market country, such as a derivative instrument, rather than investing directly in emerging market securities or currencies.
The Portfolio may invest in both investment-grade securities and high yield securities (“junk bonds”) subject to a maximum of 15% of its total assets in securities rated below B by Moody’s Ratings (“Moody’s”), or equivalently rated by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest without limit in securities and instruments that are economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities

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PIMCO Sector Fund Series - EE

on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates, foreign currency appreciation, or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Yacov Arnopolin, Javier Romo and Pramol Dhawan. Messrs. Arnopolin and Dhawan are Managing Directors of PIMCO and Mr. Romo is an Executive Vice President of PIMCO. Messrs. Arnopolin, Romo and Dhawan have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

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PIMCO Sector Fund Series - H

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.08%
Total Annual Portfolio Operating Expenses	0.13%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.05%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.08%
1
“Other Expenses” include interest expense of 0.08%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement are 0.00%.
2
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Sector Fund Series - H	$8	$37	$68	$161
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a portfolio of high yield investments (“junk bonds”) of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. High yield investments include securities (i) rated below investment grade by each of Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) that provides a rating on such investment or, if unrated, determined by PIMCO to be of comparable quality, or (ii) comprising the ICE BofAML U.S. High Yield, BB-B Rated, Constrained Index. The Portfolio may invest up to 20% of its total assets in securities rated Caa or below by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The remainder of the Portfolio’s assets may be invested in investment grade Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the ICE BofAML U.S. High Yield, BB-B Rated, Constrained Index, as calculated by PIMCO, which as of May 31, 2026 was 2.84 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates, foreign currency appreciation, or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.

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PIMCO Sector Fund Series - H

Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by David Forgash and Sonali Pier. Mr. Forgash and Ms. Pier are Managing Directors of PIMCO. Mr. Forgash and Ms. Pier have managed the Portfolio since its inception.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

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PIMCO Sector Fund Series - I

Investment Objective
The Portfolio seeks maximum total return, consistent with prudent investment management.
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.62%
Total Annual Portfolio Operating Expenses	0.67%
Fee Waiver and/or Expense Reimbursement(2)(3)(4)	(0.05%)
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.62%
1
“Other Expenses” include interest expense of 0.62%. Interest expense is borne by the Portfolio separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement are 0.00%.
2
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of the Portfolio’s supervisory and administrative fees, or reimburse the Portfolio, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”) (calculated as a percentage of average daily net assets). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
3
PIMCO has contractually agreed, through July 31, 2027, to reduce its advisory fee for the Portfolio by 0.02% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
4
PIMCO has contractually agreed, through July 31, 2027, to reduce its supervisory and administrative fee for the Portfolio by 0.03% of the average daily net assets of the Portfolio. This Fee Waiver Agreement renews annually unless terminated by PIMCO upon at least 30 days’ prior notice to the end of the contract term.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Sector Fund Series - I	$63	$209	$368	$830
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a portfolio of investment grade instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. Assets not invested in investment grade fixed income securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio normally varies within two years (plus or minus) of the portfolio duration of the securities comprising the Bloomberg U.S. Credit Index, as calculated by PIMCO, which as of May 31, 2026 was 6.44 years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates.
The Portfolio invests primarily in investment grade debt securities, but up to 10% of the Portfolio’s total assets may be securities that have been downgraded after purchase to a rating below Baa (“junk bonds”), as rated by Moody’s Ratings. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or, if unrated, as determined by PIMCO. Investment grade debt securities are rated Baa or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries. The Portfolio will normally limit its net foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other restrictions described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The “total return” sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates, foreign currency appreciation, or improving credit fundamentals for a particular sector or security. The Portfolio may also invest up to 10% of its total assets in preferred securities.

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PIMCO Sector Fund Series - I

Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly and primarily managed by Amit Arora, Mohit Mittal, Jelle Brons and Saurabh Sud. Mr. Arora is a Managing Director of PIMCO, Mr. Mittal is CIO Core Strategies and a Managing Director of PIMCO and Messrs. Brons and Sud are Executive Vice Presidents of PIMCO. Messrs. Mittal and Arora have managed the Portfolio since its inception. Messrs. Brons and Sud have managed the Portfolio since November 2025.
Other Important Information Regarding Portfolio Shares
For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

16  Offering Memorandum | Private Account Portfolio Series

Summary of Other Important Information Regarding Portfolio Shares

Purchase and Sale of Portfolio Shares
Shares of the Portfolios may be purchased only by clients of PIMCO, including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 (“1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its clients, will affect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.
Tax Information
A Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

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Private Account Portfolio Series

Description of Principal Risks
The value of your investment in a Portfolio changes with the values of that Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Portfolio’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in each Portfolio. Each Portfolio may be subject to additional risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Offering Memorandum Supplement also include more information about the Portfolios, their investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a Portfolio.
New Portfolio Risk
A new Portfolio’s performance may not represent how the Portfolio is expected to or may perform in the long term if and when it becomes larger and has fully implemented its investment strategies. Investment positions may have a disproportionate impact (negative or positive) on performance in new Portfolios. New Portfolios may also require a period of time before they are fully invested in securities that meet their investment objectives and policies and achieve a representative portfolio composition. Portfolio performance may be lower or higher during this “ramp-up” period, and may also be more volatile, than would be the case after the Portfolio is fully invested. Similarly, a new Portfolio’s investment strategy may require a longer period of time to show returns that are representative of the strategy. New Portfolios have limited performance histories for investors to evaluate and new Portfolios may not attract sufficient assets to achieve investment and trading efficiencies. If a new Portfolio were to fail to successfully implement its investment strategies or achieve its investment objective, performance may be negatively impacted, and any resulting liquidation could create negative transaction costs for the Portfolio and tax consequences for investors.
Small Portfolio Risk
A smaller portfolio may not grow to or maintain an economically viable size to achieve investment or trading efficiencies or may be limited in ability to participate in certain investment opportunities due to its size, which may negatively impact performance and/or force the portfolio to liquidate. Additionally, a smaller portfolio may be more adversely affected by large purchases or redemptions by investors, which can occur at any time and may impact the portfolio in the same manner as a high volume of purchases or redemptions.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in a Portfolio’s portfolio will fluctuate in value due to changes or the anticipation of changes in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of a Portfolio’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by a Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and a Portfolio may experience losses as a result of movements in interest rates. A Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to a Portfolio.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value due to changes in interest rates. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of a Portfolio’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) adjusts its monetary policy, whether by raising or lowering interest rates or when such

18  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

rates remain at elevated or historically low levels for a prolonged period. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. There is the risk that the income generated by investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect a Portfolio and its investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed income investments when due.
Changes in interest rates, including periods of rising or volatile rates, may result in heightened volatility and a decline in value of a Portfolio’s fixed income investments. Further, while U.S. bond markets have steadily grown over time, dealer “market making” capacity has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress. All of these factors, collectively and/or individually, could cause a Portfolio to lose value.
During periods of very low or negative interest rates, a Portfolio may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from a Portfolio’s performance to the extent a Portfolio is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of a Portfolio. This is especially the case if a Portfolio consists of securities with widely varying durations. Therefore, if a Portfolio has an average duration that suggests a certain level of interest rate risk, a Portfolio may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent a Portfolio uses leverage or derivatives in connection with the management of a Portfolio.
Convexity is an additional measure used to understand a security’s or a Portfolio‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if a Portfolio holds such securities, a Portfolio may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality), and changes in the rate at which prepayments or redemptions occur can affect the return on investment of these securities. If an issuer calls a security in which a Portfolio has invested, a Portfolio may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
A Portfolio could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), the counterparty to a derivatives contract or a repurchase agreement, a borrower of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by a Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of a Portfolio. This is especially the case if a Portfolio consists of securities with widely varying credit ratings. Therefore, if a Portfolio has an average credit rating that suggests a certain credit quality, a Portfolio may in fact be subject to greater credit risk than the average would suggest. Credit risk is greater to the extent a Portfolio uses leverage or derivatives in connection with the management of a Portfolio, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue

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Private Account Portfolio Series

or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rising or high interest rates may deteriorate the credit quality of an issuer or a counterparty, particularly if an issuer or a counterparty faces challenges rolling or refinancing its obligations. A Portfolio’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of a Portfolio’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). A Portfolio may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of a Portfolio may vary, in some cases significantly, from its interest rate duration.
High Yield Risk
Each Portfolio, except the PIMCO Sector Fund Series - I, PIMCO Sector Fund Series - AM and PIMCO Sector Fund Series AI, may invest in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”) may be subject to greater levels of market risk, credit risk, call risk and liquidity risk than portfolios that do not invest in such securities, which could have a negative effect on a Portfolio. High yield securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly leveraged or indebted than other companies, or are financially distressed, and therefore they typically have more difficulty making scheduled payments of principal and interest than issuers of higher rated investments. These securities are considered predominantly speculative by rating agencies with respect to an issuer’s continuing ability to make principal and interest payments and their value may be more volatile than other types of securities and may result in substantial or total loss of income and principal. High yield securities are particularly sensitive to adverse economic, market, industry or issuer-specific developments, which may result in an increased incidence of default. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce a Portfolio’s ability to sell these securities at an advantageous time or price. An economic downturn could also generally lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. To the extent a Portfolio may purchase distressed securities that are in default or the issuers of which are in bankruptcy, the Portfolio may be subject to heightened risks.
High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require a Portfolio to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in a Portfolio having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. A Portfolio may also be subject to greater levels of liquidity risk than portfolios that do not invest in high yield securities. In addition, the high yield securities in which a Portfolio invests may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for these securities and/or may result in a Portfolio not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to a Portfolio. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in thinly traded markets. When secondary markets for high yield securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. Because of the risks involved in investing in high yield securities, an investment in a Portfolio that invests in such securities should be considered speculative.
Market Risk
The market price of securities owned by a Portfolio may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to a variety of factors affecting (or perceiving to affect) securities markets generally or particular industries or sectors or issuers represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and

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competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by a Portfolio. Even when markets perform well, there is no assurance that the investments held by a Portfolio will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war or armed conflicts, terrorism, social or political unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters or events can all negatively impact the securities markets, which could cause a Portfolio to lose value. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. Issues in the construction and implementation of artificial intelligence systems and models (including software issues, issues related to the use of artificial intelligence and machine learning (“AI”), and other technological issues) may adversely impact the Portfolios. AI systems may contain design flaws or faulty assumptions, rely on incomplete or inaccurate data inputs, and may be difficult to interpret or audit. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of human control.
The domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar initiatives or developments, has resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on a Portfolio’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect a Portfolio’s investments. Any market disruptions could also prevent a Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments on a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether a Portfolio meets their individual financial needs and tolerance for risk.
When inflationary price movements occur, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of a Portfolio that invests in fixed income securities to decrease, which could force a Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting a Portfolio and its shareholders.
Higher interest rates generally lower the values of real estate-related assets. When this does not occur as expected, it presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments, such as loans, securitized debt and other fixed income securities. Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.

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Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, a Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, a Portfolio may rely on various third-party sources to calculate its NAV. As a result, a Portfolio is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact a Portfolio’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. A Portfolio may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for reasons related to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to a Portfolio and to the issuers of securities and other instruments in which a Portfolio invests.
Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that a Portfolio could not meet requests to redeem shares issued by a Portfolio without significant dilution of remaining investors’ interests in a Portfolio. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. A Portfolio’s investments in illiquid investments may reduce the returns of a Portfolio because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require a Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent a Portfolio from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale, capital controls, delays or limits on repatriation of local currency, or insolvency of local governments. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during changes in interest rates, elevated volatility, market or geopolitical disruptions, economic uncertainty or public health crises. There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by a Portfolio and/or when a Portfolio wishes to dispose of it. Bond markets have consistently grown over time, while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress.
In such cases, a Portfolio, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Portfolio’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, Regulation S securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, a Portfolio will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for a Portfolio to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require a Portfolio to sell securities at reduced prices or under unfavorable conditions, which would have an adverse effect on a Portfolio. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. Liquidity risk also refers to the risk that a Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.

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The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply. Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of a Portfolio’s shares. Redemptions by these shareholders of their holdings in a Portfolio may impact a Portfolio’s NAV and the market price and secondary market liquidity of Portfolio shares. These redemptions may also force a Portfolio to sell its securities, which may negatively impact a Portfolio’s brokerage costs.
Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that a Portfolio may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. A Portfolio may use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies and/or geographic regions, and/or to manage (which may mean either to increase or decrease) exposure to other risks, such as interest rate, credit or currency risk. A Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject a Portfolio to the potential for unlimited loss. The use of derivatives or other similar instruments may cause a Portfolio’s investment returns to be impacted by the performance of assets such Portfolio does not own, potentially resulting in such Portfolio’s total investment exposure exceeding the value of its portfolio.
Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or a Portfolio may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for a Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, a Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses a Portfolio may incur if the call option is exercised, and derivative transactions where a Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Portfolio should not be viewed as the total returns or overall performance of a Portfolio. These strategies may also produce adverse tax consequences (for example, a Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income) and limit a Portfolio’s opportunity to profit or otherwise benefit from certain gains. A Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives may increase market exposure and are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, governmental risk, sanctions risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements, risks arising from mispricing or valuation complexity (including the risk of improper valuation), and risks associated with the underlying asset, reference rate or index. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, a Portfolio could lose more than the initial amount invested and derivatives may increase the volatility of a Portfolio, especially in unusual or extreme market conditions. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. A Portfolio may utilize asset segregation and posting of collateral for risk management or other purposes. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Portfolio. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, a Portfolio’s use of derivatives may increase or accelerate the amount of taxes payable by shareholders.
Non-centrally-cleared over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives or other similar investments that are exchange-traded or traded through a central clearing counterparty resides with a Portfolio's clearing broker or the clearinghouse. Derivatives that are cleared by a central clearing organization can still be subject to different risks, including the creditworthiness of the central clearing organization and its members. In addition, derivatives that are traded on an exchange are subject to the risk that an exchange may limit the maximum daily price fluctuation of a derivative contract and restrict or suspend trading of a contract that has reached a limit. Such limit governs only price movements of a contract during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. A daily limit may be reached for several consecutive days with little or no trading.

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Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If a Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, a Portfolio might have been in a better position if a Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of a Portfolio and its counterparty. Therefore, it may not be possible for a Portfolio to modify, terminate, or offset a Portfolio’s obligations or a Portfolio’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to a Portfolio. In such cases, a Portfolio may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, a Portfolio will be subject to increased liquidity and investment risk.
When a derivative is used as a hedge against a position that a Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that a Portfolio’s hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose a Portfolio to additional risks. In addition, derivatives used for hedging may partially protect a Portfolio from the risks they were intended to hedge yet not fully mitigate the impact of such risks.
The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Portfolio’s derivative transactions, impede the employment of a Portfolio’s derivatives strategies, or adversely affect a Portfolio’s performance and cause a Portfolio to lose value.
Equity Risk
Equity or equity-related securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity or equity-related securities also include, among other things, common stocks, preferred securities, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred securities, may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in inflation, interest or currency rates, or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as regulatory changes, labor shortages or increased production costs and competitive conditions within an industry. Conversely, a change in financial condition or other event affecting a single issuer or industry may adversely impact securities markets as a whole. In addition, preferred securities may be subject to greater credit risk or other risks, such as risks related to deferred and omitted distributions, limited voting rights, liquidity, interest rates, regulatory changes and special redemption rights. Equity or equity-related securities generally have greater price volatility than most fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, if a Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, both adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio may have to reinvest that money at lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to

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perform these obligations. Additionally, both mortgage-related and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited.
A Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. A Portfolio may invest in any tranche of mortgage-related and other asset-backed securities, including junior and/or equity tranches (to the extent consistent with the Portfolio’s guidelines), which are the first to absorb losses from defaults or other credit events in the underlying collateral pool and generally carry the highest levels of credit, liquidity and market risk. Additionally, to the extent a Portfolio invests directly in mortgages and other types of collateral (consistent with its investment guidelines), the Portfolio would be subject to risks similar (and in some cases to a greater degree) to those described above. Additionally, investments in subordinate mortgage-backed and other asset-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing a Portfolio's investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed securities are also subject to greater credit risk than those mortgage-backed or other asset-backed securities that are more highly related.
Extension Risk
The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may, under certain circumstances, make principal payments on such security later than expected, causing the average duration of the security to lengthen or the securities to be paid off more slowly than originally anticipated. This may occur, for example, when interest rates rise. Such later-than-expected principal payments decrease the value of the security held by a Portfolio. In addition, as payments are received later than expected, a Portfolio may miss the opportunity to reinvest in higher yielding securities.
Prepayment Risk
The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security sooner than expected. This may occur, for example, when interest rates decline. Such sooner-than-expected principal payments may reduce the returns of a Portfolio because a Portfolio is forced to forego expected future interest payments on the principal amount paid back early and a Portfolio may be forced to reinvest the money it receives from such early payments at the lower prevailing interest rates. Additionally, the yield to maturity on an IO class of a stripped mortgage-backed security (“SMBS”) is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government, agency, or government-sponsored entity guarantees of payments in pools created by non-governmental issuers. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of defaults or deterioration in the credit quality of the underlying mortgage loans. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small or less developed, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting and auditing standards of foreign (non-U.S.) countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit a Portfolio’s ability to buy and sell

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securities. Investments in foreign (non-U.S.) markets may also be adversely affected by U.S. or foreign governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries, which can decrease the investment opportunities for the Portfolios subject to such limits. In addition, restrictions may be imposed after a Portfolio has invested in a jurisdiction and potentially force a Portfolio to dispose of an investment at an inopportune time or price. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by a Portfolio, particularly during periods of market turmoil and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on a Portfolio’s investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect a Portfolio’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed can vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could impact a Portfolio’s portfolio holdings by, among other things, reducing their value and/or liquidity or causing a downgrade in credit ratings. In addition, these measures could result in currency devaluation or volatility, increased market volatility, and/or economic disruptions in the securities or sanctioned country or throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent a Portfolio from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent the settlement of securities transactions and adversely impact a Portfolio's liquidity and performance and/or prevent the liquidation of a Portfolio holding sanctioned securities. The U.S. government may renegotiate some of its global trade relationships with foreign governments and may impose or threaten to impose significant tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could contribute to volatility or overall declines in the U.S. and global investment markets. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, a Portfolio will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent a Portfolio invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, inflation, custody, regulatory uncertainty, legal, political, technical, headline, reputational, and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent a Portfolio invests in emerging market securities or other investments that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political, social, environmental and health events affecting that region, country or group of countries. Economic, business, political or social instability may affect emerging market securities differently, and often more severely, than developed market securities. A Portfolio that focuses its investments in multiple asset classes of emerging market securities may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to a Portfolio.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to

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companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments, or to obtain information needed to pursue or enforce such judgments, against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity and tradability of investments in or related to those regions. A Portfolio may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and any investing Portfolio could experience losses. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit events resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.)  currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to a Portfolio in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond a Portfolio’s control, may result in a loss in value of a Portfolio’s sovereign debt holdings.
Currency Risk
If a Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Although a Portfolio may attempt to hedge its currency exposure into the U.S. dollar, it may not be successful in reducing the effects of currency fluctuations. A Portfolio may also hedge from one foreign currency to another. In addition, a Portfolio’s use of currency hedging may not be successful and the use of such strategies may lower a Portfolio’s potential returns.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including due to changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political or geopolitical developments in the U.S. or abroad. As a result, a Portfolio’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated securities may reduce the returns of a Portfolio. Devaluation of a currency by a country’s government or banking authority can significantly impact the value of any investments denominated in that currency. A Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as by currency restrictions, exchange control regulation, or governmental restrictions that limit or otherwise delay a Portfolio’s ability to convert currencies.
Currency risk may be particularly high to the extent that a Portfolio invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Issuer Non-Diversification Risk
Focusing investments on a small number of issuers increases risk. Each Portfolio , except the PIMCO Sector Fund Series - I, is “non-diversified.” Portfolios that are “non-diversified” may invest a greater percentage of their assets in the securities of a single issuer (such as bonds issued by a particular state) than portfolios that are “diversified.” Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.

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Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. A Portfolio's use of derivatives may also create leveraging risk. A Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause a Portfolio to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause a Portfolio to be more volatile than if a Portfolio had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a Portfolio’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where a Portfolio does not hold the security or have the right to acquire it without payment of further consideration), could theoretically be subject to unlimited losses in cases where a Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent a Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed a Portfolio’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, a Portfolio may be forced to sell portfolio securities when it is not otherwise advantageous to do so. When a Portfolio reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in a Portfolio's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of a Portfolio's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities and prepayment penalties on borrowed funds. Leveraging transactions pursued by a Portfolio may increase its duration and sensitivity to various risks and interest rate environments. A Portfolio may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to a Portfolio.
Management Risk
Each Portfolio and Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Portfolios and the Subsidiaries, as applicable and will, in some cases rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Portfolios and Subsidiaries or may determine that certain factors are more significant than others. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which a Portfolio seeks to invest may not be available in the quantities desired, including in circumstances where other portfolios for which PIMCO acts as investment adviser, including portfolios with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to a Portfolio. To the extent a Portfolio employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to a Portfolio. Each Portfolio is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for a Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent a Portfolio from purchasing a security expected to appreciate in value. Please refer to “Portfolio Managers – Conflicts of Interest” in the Offering Memorandum Supplement for further information. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO in connection with managing the Portfolios and the Subsidiaries, as applicable, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Portfolios and the Subsidiaries, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of services of one or more key employees of PIMCO could have an adverse impact on the Portfolios’ and the Subsidiaries’, as applicable, ability to realize their investment objectives.
In addition, a Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.

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Subsidiary Risk
By investing in the Subsidiaries, PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC are indirectly exposed to the risks associated with the respective Subsidiary’s investments. The investments held by each Subsidiary are generally similar to those that are permitted to be held by a Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolios. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objectives of the Portfolios or the Subsidiaries will be achieved.
The Subsidiaries are not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of a Portfolio and/or the respective Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolios. Changes in the laws of the United States and/or the Cayman Islands could adversely affect the performance of a Portfolio and/or the respective Subsidiary and result in a Portfolio underperforming its benchmark index(es).
Investments in the Subsidiary may also expose a Portfolio to tax risks. A Portfolio’s investments in the Subsidiary can accelerate a Portfolio’s recognition of income and cause it to be treated as ordinary income, regardless of the character of the Subsidiary’s income, potentially impacting the Portfolio's tax liabilities. Further, if a net loss is realized by the Subsidiary, such loss is generally not available to offset the income earned by the Portfolio, and such loss cannot be carried forward to offset taxable income of a Portfolio or the Subsidiary in future periods. For a discussion of the tax risks associated with a Portfolio's investments in the Subsidiary, please refer to “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Short Exposure Risk
A Portfolio’s short sales and short positions, if any, are subject to special risks. A short sale involves the sale by a Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then a Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.
By investing the proceeds received from selling securities short, a Portfolio could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Portfolio’s exposure to long security positions and make any change in a Portfolio’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Portfolio employs will be successful during any period in which it is employed.
Periods of unusual or adverse market, economic, regulatory, environmental or political conditions generally may exist for as long as six months and, in some cases, much longer and during these periods, a Portfolio may not be able, fully or partially, to implement its short selling strategy. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps. Restrictions on and/or reporting requirements applicable to short selling and short positions may negatively impact and materially impair a Portfolio's ability to execute certain transactions. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to a Portfolio.
Loan Risk
To the extent a Portfolio invests in loans, the Portfolio may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than funds that do not invest in such instruments. Loans are often issued by heavily indebted companies, and therefore can be particularly susceptible to a wide variety of risks. Loans may not be backed by adequate collateral and can be subject to faster payment schedules than other types of obligations. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile and more difficult to value than other types of investments (including other debt securities). An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce a Portfolio’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate, and a loan may lose significant market value before a default occurs. In addition, the loans in which a Portfolio invests may not be listed on any exchange and a secondary market for such loans may be less liquid than markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded instruments. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads, among other factors, may, in certain circumstances, make loans more difficult to value accurately or sell at

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an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for the loans and/or may result in a Portfolio not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to a Portfolio.
Loans may have extended trade settlement periods, including settlement periods of greater than seven days, which may result in sale proceeds not being immediately available to a Portfolio. Loan purchasers have no entitlement to receive from loan sellers delayed compensation payments that are intended to incentivize shorter settlement periods. Consequently, there is no certainty that PIMCO will be able to obtain delayed compensation payments in connection with loan transactions. If an issuer of a loan prepays or redeems the loan prior to maturity, a Portfolio may have to reinvest the proceeds in instruments that pay lower interest rates. Loans in which a Portfolio invests may be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. A Portfolio may have limited rights to exercise remedies against such collateral or a borrower, and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require the Portfolio to act collectively with other creditors to exercise its rights with respect to a loan. Because of the risks involved in investing in loans, an investment in a Portfolio that invests in such instruments should be considered speculative. Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to the Portfolio's investment in loans. Loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default. A Portfolio may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.
Preferred Securities Risk
Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.
Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
Preferred securities include certain hybrid securities and other types of preferred securities with different features from those of traditional preferred securities described above. Preferred securities that are hybrid securities possess various features of both debt and traditional preferred securities and as such, they may constitute senior debt, junior debt or preferred shares in an issuer’s capital structure. Therefore, unlike traditional preferred securities, hybrid securities may not be subordinate to a company’s debt securities.
Preferred securities also include trust preferred securities, which have the characteristics of both subordinated debt and preferred securities. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings.
Capital Securities Risk
A Portfolio’s investments in Capital Securities may decline in value in response to developments affecting financial institutions. Financial Institutions can be significantly affected by changes in legislation and regulations applicable to the financial markets. In addition, a Portfolio may experience losses if issuers of Capital Securities become subject to increased competition, adverse changes in general or industry-specific economic conditions, or unfavorable interest rates. Subordinated and hybrid securities in particular are also subject to the risk of ranking junior to other creditors in the event of a liquidation or other bankruptcy-related event, the risk that principal amount due can be written down to a lesser amount (including potentially to zero), and the general risks applicable to fixed income investments, including interest rate risk, credit risk, market risk and liquidity risk, and equity investments, any of which could result in losses to a Portfolio. Issuers of Capital Securities may be particularly affected by factors such as the availability and cost of capital, rates of corporate and consumer debt defaults, and price competition. The financial sector (both domestic and foreign)

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has historically experienced a high degree of volatility in the past, which has resulted in significant regulatory change. Changes to regulatory capital requirements or related supervisory guidance may affect the value, ranking, or terms of Capital Securities. These events and the possibility of future market volatility may have an adverse effect on a Portfolio. While many issuers of Capital Securities are subject to extensive federal and state regulations, and in certain cases federal insurance of deposits, such measures do not provide any guarantees against losses in the securities issued by such companies. By investing under normal circumstances at least 65% of its assets in a combination of preferred securities and Capital Securities, the Portfolio will be more susceptible to these risks than a portfolio that does not invest in Capital Securities to the same extent as the Portfolio.
Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Portfolio’s holdings.

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Management of the Portfolios
The business affairs of the Portfolios are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Portfolios. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolios and the Portfolios' business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiaries.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2026, PIMCO had approximately $2.33 trillion in assets under management, including $1.92 trillion in third-party client assets. Assets include $77.4 billion (as of March 31, 2026) in assets managed by Prime Real Estate (formerly Allianz Real Estate), an affiliate and wholly-owned subsidiary of PIMCO and PIMCO Europe GmbH, that includes PIMCO Prime Real Estate GmbH, PIMCO Prime Real Estate LLC and their subsidiaries and affiliates. PIMCO Prime Real Estate LLC investment professionals provide investment management and other services as dual personnel through Pacific Investment Management Company LLC. PIMCO Prime Real Estate GmbH operates separately from PIMCO.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolios with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Portfolios or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
Each Portfolio pays PIMCO an advisory fee in return for providing investment advisory services. Each Portfolio also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Portfolio bears other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, organizational and offering expenses of the Trust and the Portfolios, and any other expenses which are capitalized in accordance with generally accepted accounting principles, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust’s Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee paid by the Portfolios. Also, under the terms of the supervision and administration agreement, PIMCO, and not Portfolio shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.
As discussed in the “Portfolio Summary-Principal Investment Strategies” section, PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC may pursue their respective investment objectives by investing in the Subsidiaries. Each Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiaries. The Subsidiaries will not pay PIMCO a fee for advisory or administrative services.
The table below shows the advisory and supervisory and administrative fees for each Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolios may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolios’ financial statements for information regarding the total ratio of expenses to average net assets.
The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the Portfolios:
Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)
Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.03%	0.05%

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Expense Limitation Agreement
PIMCO has contractually agreed, through July 31, 2027, to waive a portion of each Portfolio’s supervisory and administrative fees, or reimburse the Portfolios, to the extent that the Portfolio’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.00049% (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit) 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Fee Waiver Agreements
PIMCO has contractually agreed, through July 31, 2027, to waive the advisory fee it receives from each Portfolio by 0.02% of the average daily net assets of the applicable Portfolio. This Fee Waiver Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term.
PIMCO has contractually agreed, through July 31, 2027, to waive the supervisory and administrative fee it receives from each Portfolio by 0.03% of the average daily net assets of the applicable Portfolio. This Fee Waiver Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term.
Individual Portfolio Managers
The following individuals have or share  primary responsibility for managing each of the noted Portfolios.
Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO Sector Fund Series – BC PIMCO Sector Fund Series – I	Amit Arora	* 6/22*
Managing Director, PIMCO. Mr. Arora is a managing director in the Newport Beach office and a senior member of PIMCO’s global investment grade team, LDI, and bank capital portfolio management teams. He also leads U.S. investment grade credit trading and manages
U.S. investment grade, bank capital, and LDI portfolios, serving as portfolio manager for the last 15 years. He was previously a senior member of PIMCO's global risk management team.
Prior to joining PIMCO in 2009, Mr. Arora was an executive director responsible for credit hybrids and exotics trading at J.P. Morgan and a managing director at Bear Stearns on the structured credit trading desk. He began his investment career on the foreign exchange
Treasury desk at Citibank. He has 28 years of investment experience and holds an MBA from
NYU Stern School of Business and a bachelor's degree in mechanical engineering from the
Indian Institute of Technology (IIT Bombay). He is a Certified Financial Risk Manager (FRM)
and a CFA charterholder.

PIMCO Sector Fund Series – EE	Yacov Arnopolin	*
Managing Director, PIMCO. Mr. Arnopolin is a managing director and portfolio manager in the
New York office. He is co-chair of the emerging markets portfolio committee (EMPC). Prior to joining PIMCO in 2016, Mr. Arnopolin served as a managing director overseeing emerging market fixed income portfolios at Goldman Sachs Asset Management. Previously, he worked as a portfolio manager at Fortress Investment Group. Mr. Arnopolin started his career in the fixed income departments at Citigroup and Deutsche Bank, trading mortgages and emerging markets products. He has 26 years of investment experience and holds a bachelor's degree in economics from Carnegie Mellon University. He also serves on the Board of Trustees of the
Cancer Research Institute.

PIMCO Sector Fund Series – BC	Philippe Bodereau	*
Managing Director, PIMCO. Mr. Bodereau is a managing director and portfolio manager in the
London office and head of the credit research team in Europe. He is also the lead analyst for global financial institutions. Prior to joining PIMCO in 2004, he was a senior banking analyst at Société Générale in London and Paris. Mr. Bodereau started his career at J.P. Morgan in
1996, where he held various positions in the private banking and global markets divisions in
Brussels and London. He has 28 years of investment experience and holds a master's degree in finance from French business school EDHEC.

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Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO Sector Fund Series - I	Jelle Brons	11/25
Executive Vice President, PIMCO. Mr. Brons is an executive vice president in the Newport
Beach office and a senior member of PIMCO’s global investment grade team, LDI, and sustainability teams. He manages U.S. and global investment grade and ESG portfolios. Prior to joining PIMCO in 2005, Mr. Brons worked at UBS Investment Bank in the credit fixed income department. He has 23 years of investment experience and holds a master's degree in actuarial science and econometrics from the University of Amsterdam and a master's degree in financial engineering and quantitative analysis from the ICMA Business School at the
University of Reading. He is a Certified Financial Risk Manager (FRM) and is a CFA
charterholder.

PIMCO Sector Fund Series – AH PIMCO Sector Fund Series – AI	Stephen Chang	* *
Managing Director, PIMCO. Mr. Chang is a managing director and portfolio manager in the
Hong Kong office, managing Asia portfolios and developing PIMCO's business in this space.
He is also co-chair of PIMCO's Asia-Pacific Portfolio Committee. Prior to joining PIMCO in
2018, he was a managing director and head of Asian fixed income for J.P. Morgan Asset
Management, responsible for managing bond portfolios in the region and setting macro and asset allocation strategy as part of the broader emerging market debt team. Previously, Mr.
Chang was a senior interest rates and derivatives trader with the Royal Bank of Scotland in
Hong Kong and a global fixed income portfolio manager at Fischer Francis Trees & Watts, Inc.
in New York. He has 30 years of investment experience and holds a master's degree in management science from Stanford University and an undergraduate degree in computer science from Cornell University.

PIMCO Sector Fund Series – EE	Pramol Dhawan	*
Managing Director, PIMCO. Mr. Dhawan is a managing director who leads the emerging markets portfolio management team and serves as a permanent member of the Investment
Committee. He oversees PIMCO’s global macroeconomics team, co-chairs the Emerging
Markets Portfolio Committee, and chairs the Emerging Markets Alternatives Investment
Committee. He also manages the New York office’s portfolio management team, leads
PIMCO's relationship management efforts with investment banks, and is a member of the
Portfolio Implementation Committee. Mr. Dhawan is a regular contributor to CNBC and other financial media. He was previously based in London, where he headed the Central and Eastern
Europe emerging markets team. Prior to joining PIMCO in 2013, he was a managing director and head of emerging markets trading at Société Générale in New York and a management consultant at Accenture. He represents PIMCO on the Emerging Markets Trade Association
(EMTA) as a member of the board of directors. He has 23 years of investment experience and holds an MBA from the Anderson School of Management at the University of California, Los
Angeles. He received an undergraduate degree from the University of Nottingham, England.

PIMCO Sector Fund Series – BL	Jason Duko	*
Executive Vice President, PIMCO. Mr. Duko is an executive vice president and portfolio manager in the Newport Beach office focusing on U.S. leveraged finance, including bank loans and collateralized loan obligations (CLOs), high yield, and multi-sector credit strategies. Prior to rejoining PIMCO in 2023, he was at Ares Management, where he was a partner and portfolio manager responsible for managing U.S. bank loan credit strategies. He was at PIMCO from 2011–2018, managing bank loan portfolios and responsible for secondary loan trading across all sectors. Previously, he held roles at Lord Abbett, Nomura Corporate Research and
Asset Management (NCRAM), and ING Pilgrim Research. He has 28 years of investment experience and holds an undergraduate degree in finance from Arizona State University.

PIMCO Sector Fund Series – BL PIMCO Sector Fund Series – H	David Forgash	* *
Managing Director, PIMCO. Mr. Forgash is a managing director and portfolio manager in the
Newport Beach office. He leads PIMCO's leveraged finance business, overseeing high yield,
CLOs, and loan portfolios. Prior to joining PIMCO in 2018, he was a senior portfolio manager at Millennium Capital Partners, where he invested across European credit. Previously, he was an executive director of European credit trading at Morgan Stanley, a managing director of
U.S. credit trading at Greenwich Capital, and a vice president in credit trading at Lehman
Brothers. He has 33 years of investment experience and holds an MBA from the Stern School of Business at New York University. He received an undergraduate degree in economics from the University of Delaware.

PIMCO Sector Fund Series – AM	Daniel Hyman	*
Managing Director, PIMCO. Mr. Hyman is a managing director and leads the agency mortgage portfolio management team in the Newport Beach office. He is also a senior portfolio manager on the StocksPLUS, Total Return, and Low Duration teams. He is the lead portfolio manager for the firm's mortgage ETF, as well as the Ginnie Mae and Mortgage Opportunities strategies and the StocksPLUS Absolute Return strategies. Mr. Hyman and team have been recognized by Lipper for their long-term performance in both of the flagship mortgage strategies. Prior to joining PIMCO in 2008, Mr. Hyman was a vice president at Credit Suisse, where he traded agency pass-throughs. He has 24 years of investment experience and holds an undergraduate degree from Lehigh University.

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Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO Sector Fund Series - AM	Munish Gupta	*
Executive Vice President, PIMCO. Mr. Gupta is an executive vice president and portfolio manager in the Newport Beach office, focusing on agency mortgage-backed securities and structured products. Prior to joining PIMCO in 2018, he was a founding member and senior portfolio manager at Nara Capital. Previously, he was a managing director at Structured
Portfolio Management (SPM) and held research and portfolio strategy positions at various buy-side firms. He has 20 years of investment experience and holds master's degrees in electrical engineering from the University of Cincinnati and in quantitative and computational finance from the Georgia Institute of Technology. He received his undergraduate degree from the Thapar Institute of Engineering and Technology in India.

PIMCO Sector Fund Series - AM	Kevin Johnson	*
Senior Vice President, PIMCO. Mr. Johnson is a senior vice president and portfolio manager in the Newport Beach office, focusing on agency mortgage-backed securities. Prior to joining
PIMCO in 2022, he was a vice president at Morgan Stanley, where he structured and traded agency collateralized mortgage obligations (CMOs). Before Morgan Stanley, he traded agency pass-throughs at Royal Bank of Canada. He has 11 years of investment experience and holds a bachelor's degree from Cornell University and a master’s degree from Florida State
University.

PIMCO Sector Fund Series - AM	Mike Cudzil	*
Managing Director, PIMCO. Mr. Cudzil is a managing director and generalist portfolio manager based in the Newport Beach office. He is a rotating member of the PIMCO Investment
Committee and co-chair of the Americas Portfolio Committee. As a portfolio manager across multi-sector fixed income mandates, Mr. Cudzil serves as co-lead of the liability-driven investment (LDI) portfolio management team, a senior member of the Total Return portfolio management team, and lead of the U.S. inflation portfolio management team. Prior to joining
PIMCO in 2012, he worked as a managing director and head of pass-through trading at
Nomura. He previously held similar roles at Bank of America and Lehman Brothers, as well as a senior trading position at Salomon Brothers. He has 29 years of investment experience and holds a bachelor's degree in political science from the University of Pennsylvania.

PIMCO Sector Fund Series – AH PIMCO Sector Fund Series - AI	Lucien Lu	* *
Senior Vice President, PIMCO. Mr. Lu is a senior vice president and portfolio manager in the
Singapore office, focusing on emerging market corporate debt. Prior to joining PIMCO in
2017, he was in flow credit trading at BNP Paribas in Hong Kong, specializing in Asia investment grade credit market-making. He was previously a vice president at Deutsche Bank in Singapore and Hong Kong, working in structured and then flow credit trading. He has
17 years of investment and financial services experience and holds an undergraduate degree in economics from London School of Economics and Political Science.

PIMCO Sector Fund Series – I	Mohit Mittal	6/22*
CIO Core Strategies and Managing Director, PIMCO. Mohit Mittal is CIO of Core Strategies and
a managing director based in the Newport Beach office. He is a member of PIMCO’s
Investment Committee and a portfolio manager on multi-sector fixed income portfolios across the duration and credit spectrum. As CIO of Core Strategies, he oversees strategies including our Total Return and Investment Grade Credit suite of solutions. Morningstar named him the
2020 U.S. Award winner for Investing Excellence (Rising Talent). Mr. Mittal also serves on the board of Orangewood Foundation. He joined PIMCO in 2007 and holds an MBA from the
Wharton School of the University of Pennsylvania and an undergraduate degree in computer science from Indian Institute of Technology (IIT) in Delhi, India.

PIMCO Sector Fund Series – AH PIMCO Sector Fund Series – AI	Abhijeet Neogy	* *
Senior Vice President, PIMCO. Mr. Neogy is a senior vice president and portfolio manager in the Newport Beach office, managing emerging market corporate debt and Asia credit strategies. Before relocating to Newport Beach in 2023, he was based in PIMCO's Singapore office for 10 years. Prior to joining PIMCO in 2013, he worked in equities and derivatives trading at Barclays Capital in Hong Kong and at Bank of America Merrill Lynch in New York. He
was previously an analyst with Deloitte Consulting in Washington, working with companies in the technology, insurance, and biotech industries. He has 20 years of investment and financial services experience and holds an MBA from Columbia Business School and a bachelor's degree from the Indian Institute of Technology, Kanpur (IIT-K).

PIMCO Sector Fund Series – H	Sonali Pier	*
Managing Director, PIMCO. Ms. Pier is a managing director and portfolio manager in the
Newport Beach office, focusing on multi-sector credit opportunities. She is the lead portfolio manager for diversified income and co-manages the U.S. leveraged finance desk. She is a member of the firm's Americas Portfolio Committee and a rotating member of the Investment
Committee, and previously she has served as a rotating member of the Executive Committee.
Barron's named her among the 100 Most Influential Women in U.S. Finance for 2024–2026,
and Morningstar named her winner of the 2021 U.S. Morningstar Award for Investing
Excellence in the Rising Talent category. Prior to joining PIMCO in 2013, she was a senior credit trader at J.P. Morgan, trading cash, recovery, and credit default swaps across various sectors. She has 23 years of investment experience and holds an undergraduate degree in economics from Princeton University.

August 1, 2026 | Offering Memorandum  35

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Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO Sector Fund Series – EE	Javier Romo	*
Executive Vice President, PIMCO. Mr. Romo is an executive vice president and emerging markets portfolio manager in the Newport Beach office. Mr. Romo is a founding member of
PIMCO Juntos and serves on the steering committee. He is also a standing member of the emerging markets portfolio committee (EMPC). Prior to joining PIMCO in 2011, he was a vice president in the emerging markets trading group at Citigroup, focusing on trading hard currency bonds and credit default swaps in Latin America. Mr. Romo was previously an analyst at Sandell Asset Management in New York. He also served as vice president at Morgan
Stanley, where he was a trader and a strategist for local currency, local rate and credit derivatives in emerging markets. He began his career as a civil engineer in Mexico. He has
24 years of investment and financial services experience and holds master's degrees in financial engineering from Columbia University and civil engineering from Stanford University.
He received a bachelor's degree in civil engineering from Universidad Iberoamericana in
Mexico City.

PIMCO Sector Fund Series - I	Saurabh Sud	11/25
Executive Vice President, PIMCO. Mr. Sud is an executive vice president and portfolio manager in the London office. He oversees European public corporate credit portfolios, including investment grade and leveraged finance, and is a senior member of PIMCO's multi-sector and global investment grade credit portfolio management teams. He is a member of the European
Portfolio Committee and was a rotating member of the Investment Committee. He rejoined
PIMCO in 2024 and previously was with T. Rowe Price, where he led the launch of a liquid alternatives version of the multi-asset credit (long/short) strategy and co-managed the new income strategy; he was also co-head of the sector strategy advisory group and an advisory board member of the dynamic global bond and global multi-sector strategies. Prior to 2018,
Mr. Sud was a PIMCO portfolio manager for credit absolute return and long duration credit strategies, and he was a member of the Americas Portfolio Committee. He has 17 years of investment experience and holds an MBA from Columbia Business School. He received an undergraduate degree from the Indian Institute of Technology, Delhi. He is a CFA charterholder.

*
Inception of the Portfolio.
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation and the portfolio managers’ ownership of shares of the Portfolios.
For PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series - H and PIMCO Sector Fund Series - I, a discussion of the basis for the Board of Trustees’ approval of the investment advisory contract for the Portfolio is available in the Portfolio’s Form N-CSR filed with the SEC for the fiscal half-year ended September 30, 2025. For all other Portfolios, a discussion of the basis for the Board of Trustees’ approval of the investment advisory contract for the Portfolios will be available in the Portfolios’ Form N-CSR filed with the SEC.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Portfolios. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Trust’s Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory filings from or on behalf of the Trust or a Portfolio creates a contract between or among any shareholder of a Portfolio, on the one hand, and the Trust, a Portfolio, a service provider to the Trust or a Portfolio, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum Supplement with respect to a Portfolio or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or a Portfolio is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to any Portfolio, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Trust’s then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.

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Offering Memorandum

Purchases, Redemptions and Exchanges
Purchasing Shares
Shares of the Portfolios are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other funds, who are “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. Shares may be offered to PIMCO and its affiliates, and to the benefit plans of PIMCO and its affiliates. Shares of the Portfolios may be purchased at the relevant NAV without a sales charge or other fee. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
PIMCO, acting as agent for its clients, will effect all purchases of shares of the Portfolios for those clients.
■
Timing of Purchase Orders and Share Price Calculations. Under normal circumstances, a purchase order received by the Trust or its designee prior to the scheduled close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Portfolio’s NAV as of the normally scheduled close of regular trading on the NYSE or such other time that a Portfolio may determine in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.
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Verification of Identity and Compliance with Economic Sanctions and Anti-Money Laundering Laws. To help the federal government combat the funding of terrorism and money laundering activities, federal law generally requires all financial institutions to obtain, verify, record, and in certain instances, report information that identifies each person, or the control person(s) and/or beneficial owners of legal entity customers, that opens a new account, and to determine whether such person’s name, or the names of such control person(s) and/or beneficial owners of legal entity customers, appears on government lists of known or suspected terrorists and terrorist organizations. As a result, unless there is an applicable exception or exemption, a Portfolio must obtain the following information for each person, or the control person(s) and/or beneficial owners of legal entity customers, that opens a new account.
1. Name;
2. Date of birth (for individuals);
3. Residential or business street address; and
4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolios and other financial institutions from opening a new account unless they receive the minimum identifying information listed above, unless there is an applicable exception or exemption.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, and a Portfolio or its affiliates or agents may request information about the investor’s source of funds and source of wealth before permitting investment in a Portfolio.

After an account is opened, a Portfolio may restrict your ability to purchase additional shares until your identity is verified and all other requested information is provided to a Portfolio’s satisfaction. A Portfolio also may close or freeze your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time at any point in the lifecycle of the account.

The Portfolios and their affiliates are subject to various anti-money laundering laws in addition to those set forth above, as well as laws that restrict them from dealing with entities, individuals, organizations and/or investments that are subject to applicable sanctions regimes. Compliance with applicable economic sanctions, anti-money laundering, and anti-terrorist financing laws also may cause a Portfolio to block, freeze, or (in some cases) reject or liquidate an account if, for example, a Portfolio is unable to obtain from an investor information it requires to satisfy its anti-money laundering or economic sanctions compliance obligations, or that the investor’s funds derive from, such activity or sanctioned persons. Such actions may have adverse effects on a Portfolio or its investors. Each investor acknowledges that (i) if the Portfolios or their affiliates or agents reasonably believes that such investor (or any of its underlying beneficial owners) is the subject or target of relevant economic or trade sanctions program or has used proceeds of crime to fund

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their investment, or (ii) if otherwise required by applicable law or regulation, the Portfolios or their affiliates or agents may, in their sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulations, including but not limited to freezing, segregating or redeeming such investor’s subscription in the Portfolios and/or making disclosures to appropriate regulators. In this event, the affected investor shall have no claim against the Portfolios or any of its affiliates or agents, for any form of damages that result from any of the aforementioned actions.
■
Other Purchase Information. Purchases of a Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.
The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for other reasons such as compliance with anti-money laundering, anti-terrorism or sanctions obligations and requirements. Shares of the Portfolios are not registered or qualified for sale in the states. Shares of the Portfolios may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in the investor’s state of residence.

Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolios (consistent with the Portfolio’s investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Portfolio policy. These transactions will be effected only if PIMCO intends to retain the security in the Portfolios as an investment. Assets purchased by the Portfolios in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing a Portfolio’s shares, if such assets were included in the Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

In the interest of economy and convenience, certificates for shares will not be issued.
Redeeming Shares
As stated above, the Portfolios’ shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolios may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for its private account clients, will effect all redemptions of shares of the Portfolios.
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Timing of Redemption Requests and Share Price Calculations. Under normal circumstances, a redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Portfolio name.
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Redeeming Shares — Additional Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.
The Trust agrees to redeem shares of each Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash, which may be in the form of a pro-rata slice of the Portfolio’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.
In order to meet redemption requests, the Portfolios typically expect to use a combination of sales of portfolio assets, holdings of cash and cash equivalents (including cash flows into the Portfolios) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Portfolios reserve the right to

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Offering Memorandum

use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Portfolios' use of redemptions in kind is discussed above.
Exchange Privilege
Exchanges of shares of a Portfolio for shares of any other Portfolio will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios. Shares may only be exchanged with respect to Portfolios that are registered in an investor’s state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.”
To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolios and their shareholders. However, because only PIMCO is permitted to purchase and redeem a Portfolio’s shares the risk of market timing activity in the Portfolios is negligible.
Information Regarding State Escheatment Laws
Portfolio accounts can be considered abandoned property. States increasingly are looking at inactive accounts as possible abandoned or unclaimed property. Under certain circumstances, a Portfolio (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. A Portfolio will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a portfolio account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted a portfolio for an
“inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction.
The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in a Portfolio.
How Portfolio Shares Are Priced
The price of a Portfolio’s shares is based on a Portfolio’s NAV. The NAV of a Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.
Portfolio shares are ordinarily valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Portfolios or their agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, each Portfolio reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. Each Portfolio generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, each Portfolio reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Portfolio may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Portfolio can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Portfolios will normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close if the NYSE Close occurs before the end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designated PIMCO as the valuation designee (“Valuation Designee”) for each Portfolio to perform the fair value determination relating to all Portfolio

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investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of portfolio investments. The Valuation Designee may value portfolio securities for which market quotations are not readily available and other Portfolio assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”). Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of a Portfolio’s assets that are invested in one or more open-end management investment companies, a Portfolio’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, a Portfolio may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. A Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in a Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.
Senior secured floating rate loans for which an active secondary market exists to a reliable degree will be valued at the mean of the last available bid/ask prices in the market for such loans, as provided by a
Pricing Source. Senior secured floating rate loans for which an active secondary market does not exist to a reliable degree will be valued at fair value, which is intended to approximate market value. In valuing a senior secured floating rate loan at fair value, the factors considered may include, but are not limited to, the following: (a) the creditworthiness of the borrower and any intermediate participants, (b) the terms of the loan, (c) recent prices in the market for similar loans, if any, and (d) recent prices in the market for instruments of similar quality, rate, period until next interest rate reset and maturity.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of a Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that a Portfolio holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in a Portfolio’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of a Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that a Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Portfolio may differ from the value that would be realized if the securities were sold.
Portfolio Distributions
Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. Each Portfolio intends to declare and pay income dividends quarterly to shareholders of record.
In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.
A Portfolio’s dividend and capital gain distributions will automatically be reinvested (net of any applicable withholding tax) in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.
Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in any Portfolio. Non-U.S. shareholders should also consider the tax consequences imposed by their domicile's tax revenue authority.

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Portfolio Distributions.  Each Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of a Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.
Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolios, it is not anticipated that a significant portion of the dividends paid by the Portfolios will be eligible to be reported as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long a Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Portfolio owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains or exempt-interest dividends. If a Portfolio reports a dividend as a capital gains distribution (typically from gains from investments that a Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of a Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by a Portfolio prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Portfolio’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or a Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct a Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed a Portfolio that it is a C corporation in its Account Application or by written instruction, a Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales, Exchanges and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them.  When a shareholder exchanges shares of a Portfolio for shares of another Portfolio, the transaction will be treated as a sale of the exchanged Portfolio shares, and any gain on those shares will generally be subject to U.S. federal income tax.
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Returns of Capital. If a Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in a Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolios and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
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Backup Withholding. Each Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide a Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

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Foreign Withholding Taxes. A Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, a Portfolio’s total return on those securities would be decreased. Each Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Portfolio’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign governments, or if at least 50% of the value of a Portfolio’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, such Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases a Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from a Portfolio. Additionally a Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable a Portfolio to determine whether withholding is required.
Investment Restrictions
Fundamental Investment Restrictions
The investment restrictions set forth below are fundamental policies of the Portfolios and may not be changed without shareholder approval by vote of a majority of the outstanding shares of that Portfolio. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
(1)
A Portfolio (except, to the extent described below, the PIMCO Sector Funds Series - BC) may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. The PIMCO Sector Fund Series - BC will concentrate its investments in a group of industries related to banks.
(2)
A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
(3)
A Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit a Portfolio, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;
(4)
A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
(5)
A Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
(6)
A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objectives and Strategies” section and whose shares may be offered to other parties as well as the Portfolio.
Each Portfolio interprets its policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolios’ industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolios’ industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
A Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Portfolio obtains economic exposure to a particular

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industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.
Non-Fundamental Investment Restrictions
Each Portfolio’s investment objective as set forth in its “Investment Objective and Strategies” section, together with the investment restriction set forth below, are non-fundamental and may be changed without shareholder approval.
(1)
A Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 under the 1940 Act and the Portfolio’s procedures adopted thereunder.
For purposes of applying the Portfolios’ investment policies and restrictions, the Portfolios may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, a Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by a Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for the Portfolios and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolios). Some securities considered for investments by the Portfolios also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolios are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
PIMCO may aggregate orders for the Portfolios with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Portfolios and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
In some cases, PIMCO may sell a security on behalf of a client, including the Portfolios, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolios, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by a Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the

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transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.
PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the relevant Portfolio and buys and sells such securities, options and futures contracts for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by a Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolios invest or the rates negotiated by PIMCO on behalf of the Portfolios.
PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios’ accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Portfolios, PIMCO will seek the best execution of the Portfolios’ orders. In doing so, a Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Portfolios, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time a Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of each Portfolio’s portfolio) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect a Portfolio’s performance.
The portfolio turnover rate of the Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio

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securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.
Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Portfolios described under “Portfolio Summaries” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any mutual fund, investors in the Portfolios rely on the professional investment judgment and skill of PIMCO and the portfolio managers. The investments made by the Portfolios at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolios. Accordingly, the performance of the Portfolios can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios.
Because each of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC may invest a portion of each of its assets in the Subsidiaries, which may hold some of the investments described in this Offering Memorandum, the Portfolios may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiaries will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the respective Portfolio. The Portfolios and the Subsidiaries may test for compliance with certain investment restrictions on a consolidated basis.
Investors should be aware that the investments made by a Portfolio and the results achieved by a Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Portfolio, when a particular portfolio commenced operations or the size of a particular portfolio, in each case as compared to other similar portfolios. Significant shareholder purchases and redemptions could be driven by a variety of circumstances, such as changing market and economic conditions, and asset allocations or other decisions by PIMCO. Such transactions may adversely impact a Portfolio’s portfolio management. For example, a Portfolio may be forced to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or hold a comparatively large portion of its portfolio in cash due to significant shareholder purchases, in each case when the Portfolio otherwise would not seek to do so. These shareholder transactions may cause the Portfolios to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase a Portfolio’s transaction costs, accelerate the realization of taxable income if such sales of investments resulted in gains, cause the Portfolio to make taxable distributions to its non-redeeming shareholders to a greater extent than the Portfolio otherwise would have, or otherwise cause a Portfolio to perform differently than intended. Similarly, significant shareholder purchases may adversely affect a Portfolio’s performance to the extent the Portfolio is delayed in investing new cash and, as a result, holds a proportionally larger cash position than under ordinary circumstances. While such risks may apply to Portfolios of any size, these risks are heightened in Portfolios with fewer assets under management. In addition, new Portfolios may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.
More generally, a Portfolio may be adversely affected when a large shareholder purchases or redeems large amounts of shares, which can occur at any time and may impact the Portfolio in the same manner as a high volume of purchase or redemption requests. These large shareholders include, but are not limited to, other funds, institutional investors, and asset allocators who make investment decisions on behalf of underlying clients. Large shareholder transactions may cause the Portfolios to make investment decisions at inopportune times or prices or miss attractive investment opportunities. In addition, such transactions may also cause a Portfolio to sell certain assets in order to meet purchase or redemption requests, which could indirectly affect the liquidity of the Portfolio’s portfolio. Such transactions may also increase a Portfolio’s transaction costs, decrease economies of scale, accelerate the realization of taxable income, or otherwise cause the Portfolio to perform differently than intended. While large shareholder transactions may be more frequent under certain circumstances, a Portfolio is generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Portfolio shares at any time. Moreover, a Portfolio is subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Portfolio.
Investment Selection
Each Portfolio seeks maximum total return. The total return sought by a Portfolio consists of both income earned on a Portfolio’s investments and capital appreciation, if any, arising from increases in the market

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value of a Portfolio’s holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates, foreign currency appreciation, or improving credit fundamentals for a particular market sector or security.
In selecting investments for a Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other investment selection techniques. The proportion of a Portfolio’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors. In selecting investments for a Portfolio, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which are subject to change over time without notice in PIMCO's discretion. The proprietary quantitative models used by PIMCO may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data inputs, any of which may result in a decline in the value of an investment in a Portfolio. There is no guarantee that PIMCO's use of a proprietary quantitative model will produce the desired result.
With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this offering memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;
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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loans, including participations in and assignments thereof;
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delayed draw and delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
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obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government- sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Portfolios, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an interest rate is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of a Portfolio’s shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported

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by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities. The U.S. Government Securities in which a Portfolio may invest may pay fixed, floating, variable, or adjustable interest rates.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.
Municipal Bonds
Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect a Portfolio and its shareholders, including its ability to distribute exempt-interest dividends. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets, which may adversely affect the ability of a Portfolio to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher-quality Municipal Bonds. Municipal Bonds may also have exposure to potential physical risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if they materialize, can adversely impact a municipal issuer’s financial plans in current or future years including, for example, the physical impairment of a facility or other source generating revenues backing a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of a Portfolio’s Municipal Bond investments. The types of Municipal Bonds in which a Portfolio may invest include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, loans, mortgages, pre-refunded and escrowed to maturity Municipal Bonds and other debt instruments and pools of any of the foregoing. A Portfolio may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. A Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded Municipal Bonds held by a Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
Certain Portfolios may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that a Portfolio investing in a tender option bond program will not be considered the owner of a tender option bond for U.S. federal income tax purposes, and thus will not be entitled to treat such interest as exempt from U.S. federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.

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A Portfolio’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond a Portfolio’s control, which could require the Portfolio to dispose of portfolio investments at inopportune times and prices. A Portfolio may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Portfolio will be subject to leverage risk. The use of tender option bonds typically will impact a Portfolio’s duration and cause the Portfolio to be subject to increased duration and interest rate risk.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. A to-be-announced (“TBA”) transaction is a method of trading mortgage-backed securities. In a TBA transaction, the buyer and seller agree upon general trade parameters such as issuer, maturity, coupon, face value, price and the settlement date. The actual pools delivered generally are determined two days prior to the settlement date.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.
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Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, a Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. A Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.
Certain Portfolios may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
A Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Certain Portfolios may invest in other asset-backed securities that have been offered to investors.
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Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government, agency or government-sponsored entity guarantees of payments in such pools. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of

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defaults or deterioration in the credit quality of the underlying mortgage loans.Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Loan Participations and Assignments
Each Portfolio may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and a Portfolio could become part owner of any collateral if a loan is foreclosed, subjecting a Portfolio to costs associated with owning and disposing of the collateral. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
Reinvestment risk is the risk that the returns of a Portfolio will decline during periods of falling interest rates because a Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below a Portfolio’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing a Portfolio to invest in lower-yielding securities. A Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification because a Portfolio’s portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Portfolio from its investments is likely to have an adverse effect on a Portfolio’s NAV, yield and total return.
Focused Investment
To the extent that a Portfolio focuses its investments in a particular sector, a Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; contagion risk within a particular industry or sector; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject a Portfolio to greater risk. A Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Bank Capital Securities and Trust Preferred Securities
There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred

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securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.
Trust preferred securities have the characteristics of both subordinated debt and preferred securities. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings.
High Yield Securities and Distressed Companies
Securities rated lower than Baa by Moody’s, or equivalently rated by S&P or Fitch, are sometimes referred to as “high yield securities” or “junk bonds.” Issuers of these securities may be distressed and undergoing restructuring, bankruptcy or other proceedings in an attempt to avoid insolvency. Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities and distressed companies typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities and debt securities of distressed companies may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Portfolio may lose its entire investment. Certain Portfolios may invest in securities that are in default with respect to the payment of interest or repayment of principal, or present an imminent risk of default with respect to such payments.
Investments in distressed securities often involve increased control position risk and litigation risk. PIMCO may take actions in a stressed or distressed situation which results in disputes or litigation, which could impose costs on a Portfolio and could result in actions which decrease the value of the securities held by a Portfolio.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which a Portfolio may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. A Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolios will participate in any declines in interest rates as well. A Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, the Portfolio may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of

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municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
Each Portfolio may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.“ Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, a Portfolio may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. A Portfolio may also have exposure to reinsurance contracts. This may include exposure to ”excess of loss“ contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to a Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposure may also expose a Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Insurance-Linked and Other Instruments Risk
Each Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). A Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. A Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose a Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. A Portfolio may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to a Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by a Portfolio may result in substantial losses to a Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on a Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of a Portfolio's investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. A Portfolio has limited transparency into the individual contracts underlying certain insurance-linked

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instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by a Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. A Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible and Equity Securities
Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company’s directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer’s industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.
Each Portfolio invests primarily in fixed income securities, each may invest in convertible securities and equity securities, as well as securities related to equities. Equity-related securities include securities having an equity component (e.g., hybrids, bank capital) and equity derivatives. Convertible securities are generally preferred securities and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Portfolio may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. A Portfolio may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.
Preferred and other senior securities generally entitle the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. In addition, preferred and other senior securities often have special redemption rights allowing issuers to redeem such securities at par earlier than scheduled. If these rights are exercised, a Portfolio may have to reinvest proceeds in less attractive securities.
Among other risks described in this Offering Memorandum, the following issues are particularly associated with investments in preferred and other senior securities.
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Deferral and Omission of Distributions. Preferred and other senior securities may include features permitting or requiring the issuer

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to defer or omit distributions. Among other things, such deferral or omission may result in adverse tax consequences for a Portfolio.
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Limited Voting Rights. Preferred and other senior securities generally do not have voting rights with respect to the issuer unless dividends have been in arrears for certain specified periods of time.
In the future, preferred or other senior securities may be offered with features different from those described above, and as such, may entail different risks. Over longer periods of time, certain types of preferred or other senior securities may become more scarce or less liquid as a result of legislative changes. Such events may result in losses to a Portfolio as the prices of securities it holds may be negatively affected. Revisions to bank capital requirements by international regulatory bodies, to the extent they are adopted in the United States, may also negatively impact the market for certain preferred or senior securities.
While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, subject to its applicable investment restrictions, a Portfolio may consider convertible securities or equity securities to gain exposure to such investments.
At times, in connection with the restructuring of a preferred security or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Portfolio may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred security or Fixed Income Instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by a Portfolio at any given time upon sale thereof, a Portfolio may determine to hold such securities in its portfolio.
Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries or issuers represented in those markets. The value of an equity security may also decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services.
Preferred Securities
Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company. Preferred securities may pay fixed or adjustable rates of return.
Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
Among other risks described in this Offering Memorandum, the following issues are particularly associated with investments in preferred and other senior securities.
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Deferral and Omission of Distributions. Preferred and other senior securities may include features permitting or requiring the issuer to defer or omit distributions. Among other things, such deferral or omission may result in adverse tax consequences for a Portfolio.
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Limited Voting Rights. Preferred and other senior securities generally do not have voting rights with respect to the issuer unless dividends have been in arrears for certain specified periods of time.
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Liquidity. Preferred and other senior securities may be less liquid than other securities, including common stock and U.S. government securities. As a result, these securities are subject to the risk that they may be unable to be sold at the time desired by a Portfolio or at prices approximating the values at which a Portfolio is carrying the securities on its books. In addition, over longer periods of time, certain types of preferred or other senior securities may become more scarce or less liquid as a result of legislative changes. Such events may negatively affect the prices of securities held by a Portfolio, which may result in losses to a Portfolio.
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Regulatory Changes. Revisions to bank capital requirements by international regulatory bodies, to the extent they are adopted in the United States, may also negatively impact the market for certain preferred or senior securities.
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Special Redemption Rights. An issuer of preferred or other senior securities may redeem the securities prior to a specified date, which may occur due to changes in tax or securities laws or corporate actions. A redemption by the issuer may negatively impact the return of the preferred security.
In the future, preferred or other senior securities may be offered with features different from those described above, and as such, may entail different risks.
Foreign (Non-U.S.) Securities
Certain Portfolios may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A

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Portfolio’s investments in foreign (non-U.S.)  securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), instruments or securities that are issued by foreign governments, or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolios, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruptions; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
Certain Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.
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Emerging Market Securities. Certain Portfolios may invest  in securities and instruments that are economically tied to developing (or “emerging market”) countries. Each Portfolio is subject to the limitation on investment in emerging market securities noted in the Portfolio's Portfolio Summary. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of

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such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; and future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments by a Portfolio in these currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; unreliable financial information regarding companies that are small and/or newly organized; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. Emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security. Custody services in many emerging market countries remain undeveloped. A Portfolio may be investing in emerging market countries where the current law and market practice carry fewer safeguards than in more developed markets, including the protection of client securities against claims from general creditors in the event of the insolvency of an agent selected to hold securities on behalf of a Portfolio, and a Portfolio's custodian and PIMCO have assumed no liability for losses resulting from a Portfolio acting in accordance with such practice.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which a Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolios, as applicable, will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
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Foreign Currency Transactions. Portfolios that invest in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis,

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enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of a Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. A Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

To the extent foreign exchange transactions for a Portfolio are directed to the Portfolio’s custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies. A Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has at times created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of a Portfolio’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, a Portfolio’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of.
A Portfolio may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if a Portfolio earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw a Portfolio’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Repurchase Agreements
Each Portfolio may enter into repurchase agreements, in which a Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at a Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, a Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for a Portfolio.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
Each Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to a Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by a Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Portfolio.
Each Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to one-third of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. A Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of a Portfolio’s total assets. In addition, a Portfolio may borrow from certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
A Portfolio may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies.

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Additionally, a Portfolio may invest in futures and other derivatives that provide relevant exposures, including for equitization and hedging purposes. Investments in derivatives may take the form of buying and/or writing (selling) derivatives. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). A Portfolio may invest some or all of its assets in derivative instruments, subject to the Portfolio’s objective and policies. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Portfolio will succeed. A description of these and other derivative instruments that a Portfolio may use are described under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
A Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Portfolio. For example, a small investment in a derivative instrument may have a significant impact on a Portfolio’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. A Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by a Portfolio.
CPI Swap.  A CPI swap is a fixed maturity, OTC derivative in which the investor receives the “realized” rate of inflation as measured by the Consumer Price Index for All Urban Consumers (“CPI”) over the life of the swap. The investor in turn pays a fixed annualized rate over the life of the swap. This fixed rate is often referred to as the “breakeven inflation” rate and is generally representative of the difference between treasury yields and TIPS yields of similar maturities at the initiation of the swap. CPI swaps are typically in “bullet” format, where all cash flows are exchanged at maturity. In addition to counterparty risk, CPI swaps are also subject to inflation risk, where the swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if a Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Portfolio Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that a Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by a Portfolio may increase its duration and sensitivity to interest rate changes and other market risks.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

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Correlation Risk.  In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In this regard, the Portfolios offered in this Offering Memorandum may seek to achieve their investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of these Portfolios are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent a Portfolio, or derivatives or other strategies used by a Portfolio, from achieving a desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a Portfolio and the determination of the NAV of Portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a Portfolio invests; (iv) a Portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a Portfolio (due to share purchases or redemptions, for example), potentially resulting in the Portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Portfolio’s derivative transactions, or impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance.
Other risks in using derivatives include the risk of mispricing and/or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, a Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.
Operational and Legal Risks.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
Investments in a Wholly Owned Subsidiary
Investments in the Subsidiaries are expected to provide each of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC with exposure to newly-issued Regulation S securities. Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933. Each Subsidiary is advised by PIMCO, and has the same investment objective as the respective Portfolio. To the extent that each Portfolio invests in its respective Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this Offering Memorandum.
While each Subsidiary may be considered similar to an investment company, they are not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Cayman Islands could result in the inability of the Portfolios and/or the Subsidiaries to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolios. Changes in the laws of the United States and/or Cayman Islands could adversely affect the performance of the Portfolios and/or the Subsidiaries and result in a Portfolio underperforming their benchmark indexes.
Regulation S Securities
Each of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933. Offerings of Regulation S Securities may be

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conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, certain Regulation S Securities may be considered illiquid. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by a Portfolio from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Real Estate Investment Trusts (REITs)
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. Therefore, REITs tend to pay higher dividends than other issuers.
An investment in a REIT, or in a real-estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include a possible decline in the value of (or income generated by) the real estate, variations in rental income, fluctuations in occupancy levels, changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive, loss to casualty or condemnation, and changes in local and general economic conditions. Additionally, an investment in REITs, and investing in the real estate market generally, is subject to risks related to supply and demand, including reduced demand for properties or real estate-related services, reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all. Additional risks include changes in interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Real estate securities may have limited diversification and, therefore, tend to be subject to risks inherent in operating and financing a limited number of projects. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for tax-free distribution of income. REITs are also subject to default by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Delayed Funding Loans and Revolving Credit Facilities
Each Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each Portfolio may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that a Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase a Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made. When a Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, a Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery

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or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Investment in Other Investment Companies
Except as described below, each Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to each of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC's investment in the respective Subsidiary. A Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Portfolio pays its service providers. To the extent a Portfolio invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Participation in a cash sweep program where the Portfolio's uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Portfolio to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. As a shareholder of a money market fund or cash management pooled investment vehicle, a Portfolio would indirectly bear the fees and expenses of the underlying fund or account which are in addition to the fees the Portfolio pays its service providers.
Subject to the restrictions and limitations of the 1940 Act, and the rules thereunder or any exemptive relief therefrom, the Portfolios may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolios.
Each Portfolio may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments.
The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.
Short Sales
Each Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to a Portfolio. A short sale is ”against the box“ to the extent that a Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, a Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
Each Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid (i.e., classified by a Portfolio in a liquidity category other than “illiquid” pursuant to the Portfolio’s liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
Loans of Portfolio Securities
For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for details. When a Portfolio lends portfolio securities, its investment performance will

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continue to reflect changes in the value of the securities loaned, and a Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan, which may be an affiliate of a Portfolio. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Portfolio bears the risk of such investments.
Temporary Defensive Positions
For temporary defensive purposes, each Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When a Portfolio engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of a Portfolio’s total net assets may be uninvested. In such cases, Portfolio assets will be held in cash in a Portfolio’s custody account. Cash assets are generally not income-generating and would impact a Portfolio’s performance.
Changes in Investment Objectives and Policies
The investment objective of each Portfolio is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolios may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. A Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's Ratings (”Moody's“),
Standard & Poor's Rating Services (”S&P“) and Fitch Ratings, Inc. (”Fitch“). Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. A Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by a Portfolio could receive a higher rating or a lower rating during the period in which they are held by a Portfolio. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
A Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Portfolio may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that a portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, a Portfolio’s success in achieving its investment objective may depend more heavily on a portfolio manager's creditworthiness analysis than if a Portfolio invested exclusively in higher-quality and higher-rated securities.
Other Investments and Techniques
The Portfolios may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolios.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, the armed conflict among the United States, Israel, and Iran has caused, and could continue to cause, significant market disruptions and volatility. The conflict has had a particular negative impact on oil and gas markets, which could have a broader adverse effect on many sectors of the global economy in the future. In addition, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States.

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Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. Additional examples include, but are not limited to, heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil, natural gas, steel and aluminum, as well as other sectors, and on a Portfolio’s investments.
Information Security and Cybersecurity
As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolios have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, a Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market participants, or issuers of securities held by a Portfolio may adversely affect PIMCO or a Portfolio, including by causing losses or impairing PIMCO’s or a Portfolio’s operations. Information relating to a Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support a Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third-party service providers that provide services to PIMCO or a Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Portfolio invests can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by a Portfolio, PIMCO and its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Portfolio, PIMCO or its service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investments to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Portfolio’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Portfolios have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolios do not directly control the cyber security systems of issuers in which a Portfolio may invest, trading counterparties or third-party service providers to the Portfolios. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolios and their shareholders may suffer losses as a result of a cyber security breach related to the Portfolios, their service providers, trading counterparties or the issuers in which a Portfolio invests.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by a Portfolio and the value of its investments, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Portfolios and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Portfolios and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which a Portfolio invests.

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Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair a Portfolio’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.

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Financial Highlights
The financial highlights table is intended to help a shareholder understand each Portfolio’s financial performance for the last five fiscal years or, if shorter, the period since the Portfolio commenced operations. Because the PIMCO Sector Fund Series - AH, the PIMCO Sector Fund Series – AI, the PIMCO Sector Fund Series – BC, the PIMCO Sector Fund Series – BL and the PIMCO Sector Fund Series – EE Portfolios have not operated for a full fiscal period as of the date of this Offering Memorandum, audited financial highlights are not available for those Portfolios. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of a Portfolio (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, the Portfolios’ independent registered public accounting firm. Its report, along with full financial statements, appears in a Portfolio’s Form N-CSR filed with the SEC, which is available upon request. Note: All footnotes to the financial highlights table appear at the end of the tables.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO Sector Fund Series - AM
03/31/2026	$10.10	$0.53	$0.11	$0.64	$(0.49)	$0.00	$0.00	$(0.49)
07/19/2024 - 03/31/2025	10.00	0.37	0.05	0.42	(0.24)	(0.08)	0.00	(0.32)
PIMCO Sector Fund Series – H
03/31/2026	$10.18	$0.64	$0.10	$0.74	$(0.56)	$(0.01)	$0.00	$(0.57)
03/31/2025	10.10	0.66	0.11	0.77	(0.66)	(0.03)	0.00	(0.69)
02/22/2024 - 03/31/2024	10.00	0.07	0.03	0.10	0.00	0.00	0.00	0.00
PIMCO Sector Fund Series – I
03/31/2026	$9.97	$0.52	$0.05	$0.57	$(0.52)	$(0.09)	$0.00	$(0.61)
03/31/2025	9.85	0.52	0.11	0.63	(0.46)	(0.05)	0.00	(0.51)
03/31/2024	9.74	0.52	(0.02)	0.50	(0.39)	0.00	0.00	(0.39)
06/02/2022 - 03/31/2023	10.00	0.37	(0.39)	(0.02)	(0.24)	0.00	0.00	(0.24)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
*
Annualized, except for organizational expense, if any.
(a)
Net asset value includes adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. The actual tax characterization of distributions paid is determined at the end of the fiscal year. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Total return figures include adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios. Additionally, excludes applicable initial sales charges and contingent deferred sales charges.

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		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$10.25	6.46%	$54,521	0.32%	0.37%	0.00%	0.05%	5.22%	971%
10.10	4.26	51,208	1.28 *	1.33 *	0.00 *	0.05 *	5.25 *	906

$10.35	7.35%	$111,973	0.08%	0.13%	0.00%	0.05%	6.10%	42%
10.18	7.80	35,605	0.10	0.15	0.00	0.05	6.45	33
10.10	1.00	33,028	0.06 *	0.11 *	0.00 *	0.05 *	6.26 *	3

$9.93	5.79%	$3,182,313	0.62%	0.67%	0.00%	0.05%	5.14%	158%
9.97	6.50	2,834,233	0.61	0.66	0.00	0.05	5.20	218
9.85	5.24	1,251,571	0.29	0.34	0.00	0.05	5.40	81
9.74	(0.14)	150,411	0.01 *	0.06 *	0.00 *	0.05 *	4.66 *	36

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Appendix A
Description of Securities Ratings
A Portfolio’s investments may range in quality from securities rated in the lowest category in which a Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
US Municipal Short-Term Debt Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

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For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
■
Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
■
Nature and provisions of the financial obligation, and the promise S&P imputes; and
■
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations).
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
■
Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
■
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
■
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
■
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
■
A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

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t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

August 1, 2026 | Offering Memorandum  A-6

Private Account Portfolio Series

an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers ‘+’ or ‘–‘ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers ‘+’ or ‘–’ may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

A-7  Offering Memorandum | Private Account Portfolio Series

INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Portfolios' Offering Memorandum Supplement, Form N-CSR and annual and semi-annual reports to shareholders include additional information about the Portfolios. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. The Offering Memorandum Supplement contains detailed information about Portfolio purchase, redemption and exchange options and procedures and other information about each Portfolio. Each Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected each Portfolio’s performance during its last fiscal year. In Form N-CSR, you will find the Portfolios' annual and semi-annual financial statements.
You may obtain free copies of any of these materials, request other information about a Portfolio, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Reference the Trust’s Investment Company Act file number in your correspondence.
Daily updates on the NAV of a Portfolio may be obtained by calling 1-888-87-PIMCO.
Paper copies of the Portfolio's shareholder reports are required to be provided free of charge by the Portfolio or financial intermediary upon request.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s web site at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Portfolios issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0005_080126

PIMCO Funds
Offering Memorandum Supplement
PIMCO Funds: Private Account Portfolio Series
Sector Portfolios
August 1, 2026
This Offering Memorandum Supplement (the “Supplement”) is not an Offering Memorandum, and should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: Sector Portfolios, each a portfolio of PIMCO Funds (the “Trust”), dated August 1, 2026, as amended and supplemented from time to time. Each Portfolio (defined below) issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios, including: the PIMCO Sector Fund Series - AH; the PIMCO Sector Fund Series - AI; the PIMCO Sector Fund Series - AM; the PIMCO Sector Fund Series - BC; the PIMCO Sector Fund Series - BL; the PIMCO Sector Fund Series - EE; the PIMCO Sector Fund Series - H; and the PIMCO Sector Fund Series -I (each such portfolio discussed in this Offering Memorandum Supplement is referred to herein as a “Portfolio” and collectively as the “Portfolios”).
Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for such clients. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

ii

iii

The Trust
The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Portfolios”), including: the PIMCO Sector Fund Series - AH; the PIMCO Sector Fund Series - AI; the PIMCO Sector Fund Series - AM; the PIMCO Sector Fund Series - BC; the PIMCO Sector Fund Series - BL; the PIMCO Sector Fund Series - EE; the PIMCO Sector Fund Series - H; and the PIMCO Sector Fund Series - I. Each Portfolio is registered under the 1940 Act.
Investment Objectives And Policies
The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Consistent with each Portfolio’s investment policies, each Portfolio may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios’ investments, strategies and risks is set forth below.
The PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AH and PIMCO Sector Fund Series - BC may seek to gain exposure to certain newly-issued Regulation S securities through investments in the PIMCO Sector Fund Series - AI (Cayman) Ltd., PIMCO Sector Fund Series - AH (Cayman) Ltd. and PIMCO Sector Fund Series - BC (Cayman) Ltd., respectively, (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is a wholly-owned subsidiary of the respective Portfolio and are organized under the laws of the Cayman Islands. Regulation S securities are securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act. Each Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the respective Portfolio; however, the Subsidiary will invest without limitation in Regulation S Securities. The Portfolios and the Subsidiaries may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, each Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiaries are generally similar to those held by the Portfolios and are subject to the same risks that apply to similar investments if held directly by the Portfolios. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiaries” for a more detailed discussion of the Subsidiaries.
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.
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U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (“TIGRs”), are not issued by the U.S. Treasury, and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (“CUBEs”)) are direct obligations of the U.S. government.
Municipal Bonds
Each Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).
Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds which the Portfolios may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
Each Portfolio may invest in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and in industrial development bonds. A Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.
Each Portfolio that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity Municipal Bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO’s determination of an issue’s credit rating will generally be used for compliance with a Portfolio’s investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Portfolio may subject a Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells
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pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to certain Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities. Tax legislation in 2017 eliminated the tax exemption for advance refunding of municipal bonds on a go-forward basis.
Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.
Each Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Portfolio’s investments in Build America Bonds, if any, will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, a Portfolio that invests in tax-exempt Municipal Bonds, may have increased its holdings of Build America Bonds and other investments permitted by a Portfolio’s respective investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.
The Portfolios may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolios will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.
Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.
Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property.
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However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
The Portfolios may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which a Portfolio is permitted to invest. A Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The Portfolios may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, a Portfolio would hold the longer-term security, which could experience substantially more volatility.
The Portfolios may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. A Portfolio will not invest more than 5% of its net assets in municipal warrants.
The Portfolios may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
Certain Portfolios may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by a Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to a Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate
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Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to a Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from a Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which a Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
The TOB Residual held by a Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of a Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolios). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether a Portfolio holds a non-recourse TOBs Residual or a recourse TOBs Residual. If a Portfolio holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Portfolios' assets. If a Portfolio holds a recourse TOBs Residual, the Portfolio (and, indirectly, holders of the Portfolio’s shares) would typically bear the losses. In particular, if a Portfolio holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Portfolio would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. A Portfolio may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any
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exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolios' ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
The Portfolios have restructured their TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
The Portfolios also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolios will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.
Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.
Economic slowdowns and/or budgetary constraints could make Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
The Portfolios may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolios also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect a Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Portfolio’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.
Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt
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arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.
The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of a Portfolio’s holdings in Municipal Bonds.
Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s Municipal Bonds in the same manner.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. In 2025, Congress considered potential reductions in federal funding to the states in a variety of ways, including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state's budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state's Municipal Bonds. As a result of any such future legislation, the availability of such Municipal Bonds for investment by a Portfolio and the value of such Municipal Bonds held by a Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New York. The following information regarding the states of California and New York and their local units of government is a summary and does not purport to explain, predict, or fully describe the complex factors, including both economic and political conditions, affecting the financial condition of and situation in the states and is based on information in publicly available documents. Neither the Portfolios nor PIMCO have independently verified the information.
California. To the extent a Portfolio invests in municipal bonds issued by California issuers, it may be particularly affected by political, economic, regulatory, social, environmental, or public health developments affecting the ability of California tax-exempt issuers to pay interest or repay principal.
Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative
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measures, executive orders, administrative regulations, litigation and voter initiatives as well as environmental events, natural disasters, pandemics, epidemics, or social unrest could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors that may impact issuers of California municipal bonds. The information is derived from sources that are generally available to investors, including but not limited to information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by a Portfolio, and a Portfolio assumes no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers are not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.
Certain debt obligations held by a Portfolio may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the State government to pay for their operations and services, their ability to pay debt service on obligations held by a Portfolio may be impaired.
Certain tax-exempt securities in which a Portfolio may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.
California’s economy, the largest state economy in the United States, has major components in high technology, trade, entertainment, manufacturing, government, tourism, construction and services, and may be sensitive to economic factors affecting those industries.
Prolonged inflationary pressures and changing interest rates could also adversely affect California’s economy. It is not possible to predict the long-term economic environment as it relates to California. Additionally, California has faced an operating deficit in fiscal year 2025-2026, and it is projected that California will face an operating deficit in each subsequent fiscal year through 2029-2030.
A failure by California to meet its debt obligations could lead to a significant decline in the value, liquidity, and marketability of Portfolio investments.
The unemployment rate in California was 5.6% as of November 2025. The State’s unemployment rate was above the national average of 4.6% at that time.
The budget for fiscal year 2025-2026 (“CA 2025-26 Enacted Budget”) was signed into law in June 2025. The CA 2025-26 Enacted Budget projects General Fund revenues and transfers to be approximately $215.7 billion (a decrease of 4.9% compared with revised estimates for fiscal year 2024-25). Against these revenues and transfers, the CA 2025-26 Enacted Budget provides for General Fund expenditures of approximately $228.4 billion (a decrease of 2.2% compared with revised estimates for fiscal year 2024-2025). The CA 2025-26 Enacted Budget sets aside reserves of $15.7 billion. The CA 2025-26 Enacted Budget includes a package of budgetary solutions to address an $11.8 billion budget deficit. In particular, the budget seeks to bridge the budget deficit through spending reductions totaling $2.8 billion, additional revenue sources and internal borrowing totaling $7.8 billion, and fund shifts totaling $1.2 billion.
The Governor released his proposed budget for fiscal year 2026-27 in January 2026 (“CA 2026-27 Governor’s Budget”). The CA 2026-27 Governor’s Budget projects that General Fund revenues and transfers will be $227.4 billion and expenditures will be $248.3 billion.
Following the release of the CA 2026-27 Governor’s Budget, the Legislative Analyst’s Office (“LAO”) released its report on the CA 2026-27 Governor’s Budget (“LAO Report”). The LAO Report notes that the CA 2026-2027
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Governor’s Budget projected that it is roughly balanced, primarily attributing such projection to the CA 2026-2027 Governor’s Budget’s revenue estimates, which are considerably higher than the LAO’s estimates. The LAO Report notes that these higher revenue estimates are offset by higher spending. The LAO Report also notes that the CA 2026-2027 Governor’s Budget projects multi-year deficits, which the LAO believes indicate systemic issues regarding California’s financial stability.
Moody’s Ratings (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”) assign ratings to California’s long-term general obligation bonds, which represent their opinions as to the quality of the municipal bonds they rate. As of July 27, 2026, California’s general obligation bonds were assigned ratings of Aa2, AA- and AA by Moody’s, S&P and Fitch, respectively. The ratings agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Portfolio invests.
The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources. Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.
Additionally, California is prone to natural disasters and climate events, including earthquakes, wildfires, mudslides, floods and droughts. Such events have periodically resulted in significant disruptions to the California economy and required substantial expenditures from the state government. California lies within an active geologic region that is subject to major seismic activity, which could result in increased frequency and severity of earthquakes. There can be no guarantee that future natural disasters and climate events will not have a significant detrimental effect on the State. The specific timing of natural disasters and climate events, and the severity of their impact on the State, is unpredictable and could be significant. The State is limited in its ability to mitigate the fiscal impact of natural disasters and climate events on the State budget, and there can be no assurance that current or any future measures to mitigate natural disasters will be effective.
New York. To the extent a Portfolio invests in municipal bonds issued by New York issuers, it may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York (as used in this section, the “State” or “New York”) and is derived from sources that are generally available to investors, including, but not limited to, the New York State Division of the Budget (“DOB”) and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by a Portfolio, and a Portfolio assumes no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York City (as used in this section, the “City” or “New York City”) and State agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.
Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation, in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic, environmental, political, and geopolitical factors as well as natural disasters, epidemics, pandemics, and social unrest. For example, the securities industry is more central to New York’s economy than to the national
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economy. Therefore, any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such financial, social, economic, environmental, political, and geopolitical factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.
The fiscal stability of New York is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. In the event that New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, and the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, may be adversely affected.
State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the Federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the impact of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact such proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities may issue bonds and notes within the amounts and restrictions set forth in their respective legislative authorization.
Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels; charges for electric power, electric and gas utility services; rentals charged for housing units and charges for occupancy at medical care facilities. Since the State has no actual or contingent liability for the payment of this type of public authority indebtedness, it is not classified as either State-supported debt or State-related debt. Some authorities, however, receive monies from State appropriations to pay for the operating costs of certain programs. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities, in order to secure the payment of debt service on their revenue bonds and notes. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted, the affected localities could seek additional State assistance.
Over the near and long term, New York and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.
Prolonged inflationary pressures and changing interest rates could also adversely affect New York’s economy. It is not possible to predict the long-term economic environment as it relates to New York.
The budget for fiscal year 2025-26 was signed into law in May 2025, and in October 2025, a mid-year update revised financial projections for fiscal year 2025-26. The mid-year update estimated that General Fund receipts were expected to total $117.7 billion in fiscal year 2025-26, a decrease of $1.6 billion from fiscal year 2024-25. General Fund disbursements, including transfers to other funds, were expected to total $126.5 billion in fiscal year 2025-26, an increase of approximately $17.8 billion from fiscal year 2024-2025. Due to these and other revisions, DOB estimated that the General Fund would end fiscal year 2025-26 with a balance of $48.1 billion due to the projected opening General Fund balance of approximately $57.9 billion.
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In January 2026, the Governor introduced the Proposed Executive Budget Financial Plan for fiscal year 2027 (“NY 2026-27 Governor’s Budget”). The NY 2026-27 Governor’s Budget projects $121.9 billion in General Fund receipts, an annual increase of $521 million from estimates for fiscal year 2026. These receipts are expected to consist of $34.7 billion in personal income tax revenues (an increase of $2.1 billion from fiscal year 2026), $10.9 billion in consumption/use tax receipts (an increase of $292 million from fiscal year 2026), and a $789 million decrease in business tax receipts. Against these revenues, the NY 2026-27 Governor’s Budget calls for $126.8 billion in General Fund expenditures, leaning on the opening fund balance.
New York is prone to natural disasters and climate events, including hurricanes. Such events have, in the past, resulted in significant disruptions to the New York economy and required substantial expenditures from the state government.
The State’s economy continues to face significant risks, including, but not limited to, the effects of: national and international events; climate change, extreme weather events and other natural disasters; pandemics; instability in the Euro Zone and eastern Europe; major terrorist events; hostilities or war; social unrest; population shifts; changes in international trade policies, consumer confidence, oil supplies and oil prices; cyber security attacks; Federal statutory and regulatory changes concerning financial sector activities; changes concerning financial sector bonus payouts; and shifts in monetary policy affecting interest rates and the financial markets.
New York’s unemployment rate was 4.5% as of November 2025. The State’s unemployment rate was below the national average of 4.6% at that time.
New York City is the largest city in the U.S., and has a complex, varied and aging infrastructure and is also subject to many of the risks facing the State of New York. New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. New York City’s general obligation debt outstanding was $46.7 billion as of June 30, 2025. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit was $44.4 billion below the City’s debt-incurring limit as of July 1, 2025. The City is projected to have remaining debt-incurring capacity of $37.4 billion on July 1, 2026, $32.1 billion on July 1, 2027, and $26.9 billion on July 1, 2028.
In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and Tobacco Settlement Asset Securitization Corporation (“TSASC”). At the end of fiscal year 2025, NYCTFA debt backed by personal income tax revenues accounted for approximately $55.6 billion of debt. In July 2009, the State Legislature granted NYCTFA the authority to issue additional debt up to $13.5 billion for general capital purposes. The City exhausted the $13.5 billion bonding limit in fiscal year 2007. In July 2009, the State Legislature authorized NYCTFA to issue debt beyond the $13.5 billion limit. However, this additional borrowing is subject to the City’s general debt limit. Thus, additional borrowing above the $13.5 billion limit is secured by personal income tax revenues and counted under the City’s general debt limit. In April 2024, the State Legislature granted NYCTFA the authority to increase the total amount of outstanding NYCTFA bonds backed by tax revenues above the City’s general debt limit to $21.5 billion beginning on July 1, 2024, and, in connection with fiscal year 2026 budget legislation, $30.5 billion on July 1, 2025. Starting July 1, 2024, these revised thresholds are considered when calculating New York City’s indebtedness within the debt limit. In addition to this capacity, the NYCTFA is authorized to issue up to $9.4 billion of Building Aid Revenue Bonds (BARBs) for education purposes. As of the end of fiscal year 2025, approximately $7.5 billion of these bonds were outstanding. Debt service for these bonds is supported by building aid payments the City receives from the State. At the end of fiscal year 2025, TSASC debt totaled approximately $909 million.
As of July 27, 2026, New York State’s general obligation bonds are rated AA+, Aa1, and AA+ by S&P, Moody’s and Fitch, respectively. As of July 27, 2026, New York City’s general obligation debt was rated AA, Aa2, and AA by S&P, Moody’s, and Fitch, respectively. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Portfolio invests.
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Puerto Rico. Each Portfolio investing in municipal securities issued by Puerto Rico may be particularly affected by political, economic, environmental, social, regulatory or restructuring developments affecting the ability of Puerto Rican municipal issuers to pay interest or repay principal. As a result of the ongoing financial challenges faced by Puerto Rico, the Commonwealth’s economic circumstances may change negatively and more rapidly than usual, and the Commonwealth may be less able to maintain up-to-date information for the public.
Beginning in 2006, the Commonwealth began to face significant budget shortfalls and endured continuous economic decline through 2018. On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) was signed into law by President Obama. PROMESA established a federally-appointed oversight board (the “Oversight Board”) to oversee the Commonwealth’s financial operations and allows the Commonwealth and its instrumentalities, with approval of the Oversight Board, to file cases to restructure debt and other obligations in a “Title III” proceeding. Title III incorporates many provisions of the federal Bankruptcy Code and incorporates legal mechanisms for a litigation stay and restructuring of pension and debt obligations, among other provisions. Title III petitions were filed for, among others, the Commonwealth, the Puerto Rico Sales Tax Financing Corporation, and the Puerto Rico Electric Power Authority, three of the largest issuers of Commonwealth debt. The Oversight Board is required by law to remain in place until, based on audited financials, four consecutive fiscal years have ended with balanced operations and Puerto Rico has demonstrated affordable market access to short-term and long-term credit markets at reasonable interest rates.
The Commonwealth was in bankruptcy proceedings for approximately seven years. However, in the first quarter of 2022, the central government of Puerto Rico executed a debt exchange and exited bankruptcy, which impacted a majority of Puerto Rico’s outstanding debt. A debt adjustment plan (the “Plan”) was approved by Puerto Rico’s bankruptcy court in January 2022, and the debt exchange became effective in March 2022. Puerto Rico’s direct debt obligations were reduced from $34.3 billion to $7.4 billion, and its annual debt service was reduced from $4.2 billion to $1.15 billion.
The Plan requires that Puerto Rico adopt debt management policies in order to ensure that debt service does not become unmanageable. The policies dictate, among other things, that debt proceeds may only be used to fund capital projects and that debt to cover deficits will no longer be acceptable. Future debt refundings are required to result in cash flow savings each fiscal year and may not raise principal. Additionally, new debt is required to begin amortizing within two years and may not have a maturity greater than 30 years.
The Plan has substantially reduced the outstanding debt obligations of Puerto Rico and certain of its instrumentalities, but there can be no assurances that Puerto Rico will be able to negotiate settlements with respect to its remaining outstanding debt and Title III proceedings. In addition, the composition of the Oversight Board has changed significantly in recent years, and there can be no guarantee that the members of the Oversight Board will approve future restructuring agreements with other creditors.
The budget process will continue to require the Oversight Board, the governor of Puerto Rico, and Puerto Rico’s Legislative Assembly to develop a budget that complies with the fiscal plan developed by the Oversight Board and the governor of Puerto Rico.
The budget for fiscal year 2025-26 (“2025-26 Enacted Budget”) was adopted in June 2025. The 2025-26 Enacted Budget forecasted total General Fund tax revenues of approximately $103.9 billion, which represents an increase of $4.3 billion from fiscal year 2024-25. The 2025-26 Enacted Budget projected personal income tax revenues of approximately $72.6 billion (an increase of $3.7 billion from fiscal year 2024-25) and consumption and use tax revenues of approximately $18.7 billion (an increase of $389 million from fiscal year 2024-25). The 2025-26 Enacted Budget also projected that business tax receipts are expected to remain practically constant. Against these revenues, the 2025-26 Enacted Budget provides for approximately $125.5 billion in General Fund expenditures, which represents an increase of $15.5 billion from fiscal year 2024-25 due primarily to increased funding for Foundation Aid, Medicaid and extraordinary transfers to the Federal Unemployment Account. The 2025-26 Enacted Budget projects that the closing balance of the General Fund at the end of fiscal year 2025-26 will be approximately $44.9 billion, nearly $12 billion below the 2024-2025 closing balance.
On June 27, 2025, the budget for fiscal year 2026 was certified. The fiscal year 2026 budget provides for General Fund expenditures of approximately $13.1 billion. General Fund allocations in the fiscal year 2026 budget to education and health care were approximately $1.6 billion and $3.0 billion, respectively.
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The Commonwealth’s budget is impacted by extensive unfunded pension obligations related to its retirement systems, which include the Employees Retirement System, the Teachers Retirement System, and the Judiciary Retirement System. The Commonwealth’s pension systems operate on a “pay-as-you-go” basis, and the General Fund has assumed any payments that the pension systems could not make. As a result, the Commonwealth may have fewer resources for other priorities, including payments on its outstanding debt obligations. Alternatively, the Commonwealth may be forced to raise revenue or issue additional debt. Either outcome could increase pressure on the Commonwealth’s budget, which could have an adverse impact on a Portfolio’s investments in Puerto Rico.
Investors should be aware that Puerto Rico relies heavily on transfers from the federal government related to specific programs and activities in the Commonwealth. These transfers include, among others, entitlements for previously performed services, or those resulting from contributions to programs such as Social Security, Veterans’ Benefits, Medicare and U.S. Civil Service retirement pensions, as well as grants such as Nutritional Assistance Program grants and Pell Grant scholarships for higher education. There is considerable uncertainty about which federal policy changes may be enacted in the coming years and the economic impact of those changes. Due to the Commonwealth’s dependence on federal transfers, any actions that reduce or alter these transfers may cause increased fiscal stress in Puerto Rico, which may have a negative impact on the value of the Commonwealth’s municipal securities.
There can be no assurances that the Commonwealth will not continue to face severe fiscal stress or that such circumstances will not become even more difficult in the future. Furthermore, there can be no guarantee that future developments will not have a materially adverse impact on the Commonwealth’s finances. Any further deterioration in the Commonwealth’s financial condition may have a negative effect on the payment of principal and interest, the marketability, liquidity or value of the securities issued by the Commonwealth, which could reduce the performance of a Portfolio.
Since PROMESA was enacted, there have been various legal proceedings initiated by creditors of Puerto Rico and other constituencies. These groups asserted a number of complex legal claims that questioned the efficacy and validity of PROMESA, calling into question the validity of Oversight Board appointments. The U.S. Supreme Court ultimately decided that the appointment of the members to the Oversight Board was valid. In addition, certain Title III proceedings remain ongoing and certain Plans of Adjustment remain subject to judicial attack. The Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a Portfolio’s investments.
In September 2017, two successive hurricanes — Irma and Maria — caused severe damage to Puerto Rico. The Commonwealth’s infrastructure was severely damaged by high winds and substantial flooding, including damage to the Commonwealth’s water, power, and telecommunications infrastructure, and resulted in more than 1 million people losing power. In late December 2019 and January 2020, a series of earthquakes, including a magnitude 6.4 earthquake—the strongest to hit the island in more than a century—caused extensive damage. The aftershocks from these earthquakes may continue for years, and it is not currently possible to predict the extent of the damage that could arise from any aftershocks. The full extent of the natural disasters’ impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate. There can be no assurances that future catastrophic weather events or natural disasters will not cause similar damage or that Puerto Rico will receive the necessary aid to rebuild from the damage caused by such catastrophic weather events or natural disasters.
Prolonged inflationary pressures and changing interest rates could also adversely affect Puerto Rico’s economy. It is not possible to predict the long-term economic environment as it relates to Puerto Rico.
A large portion of Puerto Rico’s debt has now been restructured. To the extent this debt restructuring effort has a negative impact on the liquidity or value of Puerto Rican municipal securities, a Portfolio’s investments and its performance may be adversely affected. Puerto Rico’s restructured general obligation debt is not currently rated by Moody’s, S&P, or Fitch.
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Mortgage-Related Securities and Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which a Portfolio invest may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Portfolio to utilize these instruments successfully may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. Certain Portfolios also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”), and in other types of mortgage-related and asset-backed securities. The Portfolios may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. Through investments in mortgage-related securities, including those that are issued by private issuers, the Portfolios may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor
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demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.
FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (“FHFA”). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC. FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
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In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Portfolio.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of to-be-announced (“TBA”) - TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.
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GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and portfolios investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payment amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Portfolios (as applicable), may become ineligible to claim an exclusion from CFTC regulation, to the extent they are currently eligible to claim the exclusion. These Portfolios may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause such a Portfolio to incur increased costs.
Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately-issued mortgage-related
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securities, such as privately held or non-traded REITs, may bear higher fees than publicly traded REITs. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Portfolios may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as a Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as a Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of
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the mortgage-related securities, including the Portfolios. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolios, to cover legal or related costs. Any such action could result in losses to the Portfolios.
Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios' industry concentration restrictions, set forth below under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
PIMCO seeks to manage the portion of any Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs
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generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass-through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured and their qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolios) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolios. Investors, including the Portfolios, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolios incurring costs and expenses associated with such actions.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
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The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Portfolios may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and
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other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which a Portfolio invests, among other factors. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios' Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which a Portfolio is also invested, this would tend to increase a Portfolio’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that a Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; (ix) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (x) the lack of a readily available secondary market for CDOs; (xi) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (xii) the CDO’s manager may perform poorly.
Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency, default foreclosure, and other risks similar to those present in mortgage loans. The ability of a borrower to repay any such loan is dependent on a number of factors, including the income and assets of the borrower. A Fund may invest in consumer loans that have been made to borrowers of varying creditworthiness, and it may invest in
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consumer loans that have been extended pursuant to inappropriate or nonexistent underwriting guidelines or to fraudulent origination practices. Such loans are also subject to extensive and unpredictable regulation, as well as debtor relief laws, which may impede collection efforts relating to, or otherwise impact the value of, the Fund’s investments therein. Consumer loans may be backed by collateral (e.g., automobile or motorcycle loans) or they may be unsecured which exposes the Fund to default risk as an unsecured creditor of an individual borrower. Where a consumer loan is backed by collateral, the service of such loan may be unable to enforce upon the collateral, or the value of the collateral may have degraded. Federal lawmakers, regulators such as the Consumer Financial Protection Bureau and individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter the timing and/or the amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.
Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Real Estate Assets and Related Derivatives
Certain Portfolios may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. These Portfolios may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate income and
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values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Real estate-related investments may entail leverage and may be highly volatile.
REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Portfolios that invest in REITs will bear their proportionate share of the costs of the REITs’ operations. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to a Portfolio until after the calendar year-end. Consequently, because of the delay, it may be necessary for a Portfolio to request permission from the IRS to extend the deadline for issuance of Form 1099-DIV.
Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require a Portfolio to accrue and distribute income not yet received by the Portfolio. On the other hand, investments in REIT equity securities can also result in a Portfolio’s receipt of cash in excess of the REIT’s earnings; if the Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes.
A Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). REMICs are special purpose vehicles used to pool mortgage loans and issue mortgage-backed securities. They are designed to hold a fixed pool of mortgages and issue multiple classes of interests, known as tranches, to investors. REMICs are treated as pass-through entities for tax purposes, meaning that income is passed directly to investors, thereby avoiding double taxation. The primary purpose of REMICS is to securitize mortgage loans, providing liquidity and diversification to investors. A Portfolio may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Portfolios may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. The purpose of Re-REMICs is to restructure existing mortgage-backed securities to better meet investor needs, manage risk and enhance liquidity. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization. Both REMICs and Re-REMICs play significant roles in mortgage-backed securities market, offering mechanisms for the securitization and re-securitization of mortgage loans.
Bank Obligations
Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks.
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Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Portfolios and issuers in which they invest. For example, if a bank at which a Portfolio or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Portfolio or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
Issuers in which a Portfolio may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Portfolios invest remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Portfolios and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Portfolios and issuers in which they invest.
The PIMCO Sector Fund Series – AM may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, as described in the “Investment Restrictions” section in the Offering Memorandum, there is no additional limitation on the amount of a Portfolio’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.
Loans and Other Indebtedness, Loan Participations and Assignments
Each Portfolio may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that a Portfolio may acquire may not be rated by any nationally recognized rating service.
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A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower. This may subject the Portfolio to delays, expenses and risks that are greater than those that would be involved if the Portfolio could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to the Portfolio, the Portfolio may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan. If the Portfolio has purchased the whole loan, the Portfolio would generally assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Portfolios may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolios may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because the Portfolio establishes a direct contractual relationship with the lender or participant, the Portfolio is subject to the credit risk of the lender or participant in addition to the usual credit risk of the corporate borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
In addition, in the event of the insolvency of the lender selling a participation, a Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and borrower. A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which a Portfolio would be entitled or extend the time for payment. A court could subordinate a Portfolio’s rights to the rights of other creditors of the borrower under applicable law. Various laws enacted for the protection of borrowers may apply to loans, and a bankruptcy proceeding against a borrower could delay or limit the ability of a Portfolio to collect principal and interest payments on such loans.
Certain Portfolios that are diversified limit the amount of the total assets that they will invest in any one issuer and all Portfolios limit the amount of their total assets that they will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the
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Portfolios will treat both the lending bank or other lending institution and the corporate borrower as “issuers” for purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary, even if the underlying borrowers represent many different companies.
Loans and other types of direct indebtedness (which a Portfolio may originate, acquire or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Acquisitions of loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.
Acquisition of loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, a Portfolio could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.
Each Portfolio may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing.
A Portfolio may invest in loans used to finance the cost of construction, acquisition, development, and/or rehabilitation of a property, including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose a Portfolio to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
Each Portfolio may act as the originator for direct loans to a borrower. Direct loans between a Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolios may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with
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one or more Portfolios. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.
A Portfolio may also originate, participate in syndicates, or otherwise obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, a Portfolio may be subject to the risk of delay or default in repayment of the loan, which could negatively impact a Portfolio's performance. Additionally, a Portfolio may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
In determining whether to make a direct loan, a Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that a Portfolio will lose money on the loan. Furthermore, direct loans may subject a Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Portfolio to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, a Portfolio’s performance may depend, in part, on the ability of a Portfolio to originate loans on advantageous terms. In originating and purchasing loans, a Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.
As part of its lending activities, a Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to a Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Portfolio will correctly evaluate the value of the assets collateralizing a Portfolio’s loans or the prospects for a successful repayment or a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that a Portfolio funds, a Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by a Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Portfolio may have difficulty disposing of the assets used as collateral for a loan.
Various state licensing requirements could apply to a Portfolio with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, a Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on a Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Portfolio’s or PIMCO’s license, which in turn could require a Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Portfolio invests that hold similar assets, as well as any origination company or servicer in which a Portfolio owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may
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adversely affect such companies’ financial results. To the extent a Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, a Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect a Portfolio and its holdings.
Loans
To the extent a Portfolio invests in loans, including bank loans, a Portfolio may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than a portfolio that does not invest in such investments. Loans are often issued by heavily indebted companies, and therefore can be particularly susceptible to a wide variety of risks. Loans may not be backed by adequate collateral and can be subject to faster payment schedules than other types of obligations. These instruments are considered predominantly speculative by rating agencis with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile and more difficult to value than other types of investments (including other debt securities). An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Portfolio’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate and, a loan may lose significant market value before a default occurs. A Portfolio may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Portfolios invest may not be listed on any exchange and a secondary market for such loans may be comparatively less liquid relative to markets for other more liquid fixed-income instruments. Consequently, transactions in loans may involve greater costs than transactions in more actively traded instruments. In connection with certain loan transactions, transaction costs that are borne by a Portfolio may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, a Portfolio may incur such costs in connection with loan transactions that are pursued by the Portfolio but not ultimately consummated (so-called “broken deal costs”). Restrictions on transfers in loan agreements, a lack of publicly available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for the loans and/or may result in a Portfolio not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to a Portfolio. Loans may have extended trade settlement periods, which may result in sale proceeds not being immediately available to a Portfolio. As discussed in more detail below, loan purchasers have no entitlement to receive from loan sellers delayed compensation payments that are intended to incentivize shorter settlement periods. Consequently, there is no certainty that PIMCO will be able to obtain delayed compensation payments in connection with loan transactions. As a result, transactions in loans that settle on a delayed basis may limit a Portfolio’s ability to make additional investments or satisfy the Portfolio’s redemption obligations. A Portfolio may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a senior loan prepays or redeems the loan prior to maturity, a Portfolio may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to a Portfolio’s investment in loans. In particular, if a loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Loans in which a Portfolio invests may or may not be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. A Portfolio may have limited rights to exercise remedies against such collateral or a borrower and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require a Portfolio to act collectively with other creditors to exercise its rights with respect to a loan. Because of the risks involved in investing in loans, an investment in a Portfolio that invests in such instruments should be considered speculative. Loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the
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borrower prior to default. A Portfolio may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.
Secondary trades of loans may have extended settlement periods. Any settlement of a secondary market purchase of loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. A Portfolio, as a buyer of a loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in loans.
Investors should be aware that a Portfolio’s investment in a loan may result in a Portfolio or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Portfolios’ investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally, PIMCO may seek to avoid receiving material, non-public information about issuers of loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from loan issuers. Please see “Portfolio Managers—Conflicts of Interest—Investment Opportunities” below for more information.
Trade Claims
The Portfolios may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.
Corporate Debt Securities
A Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for a Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which a Portfolio may invest.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of
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corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. S&P describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below. The Portfolios may invest in debt securities that are rated in any category established by one or more independent rating organizations or that are unrated.
High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies
Investments in securities rated below investment grade that are eligible for purchase by certain Portfolios are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative by rating agencies with respect to the issuer’s continuing ability to meet principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.
High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.
High yield and distressed company securities may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Portfolios could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Portfolio being unable to realize full value for these securities and/or may result in a Portfolio not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to a Portfolio. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult
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to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.
The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Portfolio, the Portfolio may nonetheless retain the security.
Creditor Liability and Participation on Creditors’ Committees
Generally, when a Portfolio holds bonds or other similar fixed income securities of an issuer, a Portfolio becomes a creditor of the issuer. If a Portfolio is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to a Portfolio, may from time to time have an opportunity to consider, on behalf of a Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, a Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of a Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause a Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust, or any Portfolio(s) thereof, on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
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The Portfolios may invest up to 5% of their total assets in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
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Event-Linked Exposure
Certain Portfolios may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies” exposure to reinsurance contracts that are event-linked through investment in insurance-linked securities or sidecars. Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, a Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Portfolio may also have exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. In addition to the specified trigger events, event-linked bonds also may expose a Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.
Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for a Portfolio.
Insurance-Linked and Other Instruments Risk
The Portfolios may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Portfolios could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Portfolios may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on a Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Portfolios to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. The Portfolios may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This exposure may include “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant
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insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent a Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Portfolios. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Portfolios investment in products linked to reinsurance contract. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Portfolios have limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by a Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Portfolios may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Convertible Securities
Each Portfolio may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.
A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.
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Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.
If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.
A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.
A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.
More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.
A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.
A Portfolio also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and a Portfolio in turn assumes credit risk associated with the convertible note.
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Contingent Convertible Instruments.  Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain “triggers.” If such an event occurs, a holder of a CoCo may have limited or no rights to repayment of the principal amount of the securities. Additionally, a holder of a CoCo may be limited in its ability to collect interest payments or dividends on such securities. The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:
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Loss absorption risk.  CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.
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Subordinated instruments.  CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Portfolios, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer and may also become junior to other obligations and securities of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument or the Portfolio's investment may receive less favorable treatment than equity of the issuer in certain situations, such as during financial distress or regulatory intervention.
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Market value will fluctuate based on unpredictable factors.  The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
Equity Securities
While the securities in which the Portfolios intend to invest are expected to consist primarily of fixed income securities, the Portfolios may invest directly in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.
Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Portfolios generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement. Equity securities other than common stock are subject to many of the same risks
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as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities
Each Portfolio may invest in preferred securities. Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.
Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
Depositary Receipts
Certain Portfolios may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.
Warrants to Purchase Securities
The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
A Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.
The Portfolios may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer
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may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Portfolio wishes to sell it.
Foreign Securities
The Portfolios may invest in corporate debt securities of foreign issuers, preferred or preference securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO Sector Fund Series – AM may invest in securities of foreign issuers only if they are U.S. dollar-denominated.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and the Portfolio's income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Portfolio's return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as currency restrictions, exchange control regulation or governmental restrictions that limit or otherwise delay the Portfolio's ability to convert currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.
PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets of the derivative instrument, or a substantial portion of the components of the index to which the derivative instrument is exposed, are: (i) foreign currencies (or baskets or indexes of such currencies), (ii) instruments or securities that are issued by foreign governments; or (iii) instruments or securities that are issued by issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
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To the extent that a Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting) and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit a Portfolio's ability to transact in such securities in a timely manner and will subject a Portfolio to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
As described below, the U.S. government has implemented the Outbound Investment Security Program. This Program currently focuses on investments in certain national security sectors (e.g., semiconductors, artificial intelligence, and quantum information technology) and it may expand to cover additional sectors over time. These developments may result in new regulations or enforcement actions restricting a Portfolio’s ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. The Portfolio may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain Portfolios but not others.
Investment risk may be particularly high to the extent that a Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.
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General Emerging Market Risk. The securities markets of countries in which certain Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. Emerging market countries typically have less established legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Governments in emerging market countries are often less stable and more likely to take extra legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes government regulation, political, regulatory, or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Portfolio's investments in a foreign country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent a Portfolio invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity, and tradability to those regions. Economic, business, political, social, environmental or health instability may affect emerging market securities differently, and often more severely, than developed market securities.
Tariff and Trade Policy Risks. A Portfolio may be affected by changes in U.S. or foreign trade policies, including the imposition of tariffs or retaliatory measures. Trade disputes or renegotiated trade agreements may affect global supply chains, market volatility, and the financial performance of issuers in export-oriented sectors or industries reliant on cross-border inputs. The U.S. government has taken steps to revise certain trade relationships and impose tariffs on specific goods, which has, in turn, triggered reciprocal measures from trading partners. Issuers in which the Portfolio invests may be indirectly affected by changes in trade policy or escalating trade tensions. The Portfolio seeks to mitigate these risks through active monitoring of geopolitical developments and risk-adjusted portfolio management.
Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio's investment. If such restrictions were to be imposed subsequent to the Portfolio's investment in the securities markets of a particular country, the Portfolio's response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio's liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolios, the Portfolio's returns may be lower.
Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default
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by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. A Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolios not receiving payment or delivery of securities in a transaction. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.
There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio's claims in any of these events.
Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.
Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios' investment in that country.
Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.
Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.
Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures, and such laws or procedures may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.
Anti-Corruption and Enforcement Risks. In 2025, the U.S. Department of Justice issued guidance on enforcement of the Foreign Corrupt Practices Act (FCPA), emphasizing targeted investigations in sectors such as energy, infrastructure, and defense where U.S. economic competitiveness may be affected. This shift in enforcement policy may alter operational or compliance risks for issuers in jurisdictions where the Portfolios invest. The Portfolios will seek to manage these risks through active oversight of its holdings, periodic compliance reviews of key issuers, and maintaining a diverse portfolio across sectors and geographies.
Political Risks/Risks of Conflicts. Recently, various countries have experienced significant geopolitical, including civil wars, which may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments may occur. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social
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instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures could adversely affect the Portfolios' investments whether or not a Portfolio is directly invested in the affected jurisdiction or impacted area. In certain regions, the transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the above risks include heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. For example, conflict in connection with the ongoing armed conflict between Russia and Ukraine in Europe, the Iranian conflict and the ongoing armed conflict between Hamas and Israel in the Middle East, conflict in connection with U.S. intervention and political upheaval in Venezuela in South America. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the respective region and beyond, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting a Portfolio's investments in securities and instruments that are economically tied to the applicable region, including, without limitation, declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of a Portfolio. Such events may result in otherwise historically “low-risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such sanctions or trade restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Portfolio’s ability to achieve its investment objective, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, prevent a Portfolio from receiving payments otherwise due it, increase diligence and other similar costs to a Portfolio, render valuation of affected investments challenging, or require a Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. In addition, certain PRC-based companies may be subject to limitations on audit transparency and regulatory oversight. For example, U.S. authorities such as the Public Company Accounting Oversight Board (“PCAOB”) have historically faced restrictions on their ability to inspect PCAOB-registered audit firms located in the PRC, which may result in incomplete financial disclosures and impair the reliability of audited financial statements. Any of these outcomes could adversely affect a Portfolio's performance with respect to such investments, and thus a Portfolio's performance as a whole.
Each Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady
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Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
A Portfolio’s investments in foreign currency denominated debt obligations, if any, and hedging activities would likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require a Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.
Euro- and EU-related risks. In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the ”European sovereign debt crisis.“ As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic or financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of a Portfolio’s European investments.
The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia’s military action in Ukraine, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region and beyond, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on a Portfolio’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
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The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Portfolios, as there may be negative effects on the value of a Portfolios' investments and/or on a Portfolios' ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for a Portfolio to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.
Investments in Russia. Certain Portfolios have investments in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions, export or import controls, or other similar measures. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments, restricting securities transactions by certain investors, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions or other similar measures – which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing, and transportation, among others – and Russia’s countermeasures may negatively impact a Portfolio’s performance and/or ability to achieve its investment objective. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by a Portfolio unmarketable for an indefinite period of time and/or cause a Portfolio to sell portfolio holdings at a disadvantageous time or price or to continue to hold investments that a Portfolio no longer seeks to hold. It is also possible that such
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sanctions, or export or import controls, or similar measures may prevent U.S.-based entities that provide services to a Portfolio from transacting with Russian or Belarusian entities. Under such circumstances, a Portfolio may not receive payments due with respect to certain investments, such as the payments due in connection with the Portfolio’s holding of a fixed income security. In addition, such sanctions and other similar measures, and the Russian government’s response, could result in a downgrade of Russia’s credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia’s currency and/or increased volatility with respect to Russian securities and the ruble. More generally, investments in Russian securities is highly speculative and involves significant risks and special considerations not typically associated with investing in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors, a risk that has been at least partially realized in connection with Russia’s countersanctions. Further changes could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.
Russia has attempted, and may attempt in the future, to assert its influence in the region surrounding it through economic or military measures. As a result of Russia’s large-scale invasion of Ukraine, Russia, and other countries, persons and entities that have provided material aid to Russia’s aggression against Ukraine, have been the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies, which may, in turn, negatively impact a Portfolio. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia’s economy and Russian issuers of securities in which a Portfolio is invested. Such resulting actual or threatened responses may include, but are not limited to, purchasing, selling and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Portfolio investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. However, there is also a possibility that certain countries may begin to ease sanctions as part of a negotiated effort to achieve peace. In the event that some, but not all, relevant jurisdictions ease sanctions, a Portfolio may not be able to benefit from the easing of certain jurisdictions’ sanctions.
Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Regional armed conflict and its collateral economic and market effects may also pose risks for investments in Russia.
Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government’s response.
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Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Prior to the implementation of the National Settlement Depository (“NSD”), a recognized central securities depository, there was no central registration system for equity share registration in Russia and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss still can occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. These services may be carried out by the companies themselves or by registrars located throughout Russia. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements which could lead to additional risks and possible conflicts with U.S. laws. In such cases, the risk is increased that a Portfolio could lose ownership rights through fraud, negligence, or even mere oversight. While a Portfolio will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent by inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Portfolio of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause a Portfolio to incur losses due to a counterparty’s failure to pay for securities the Portfolio has delivered or the Portfolio’s inability to complete its contractual obligations because of theft or other reasons.
In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit a Portfolio's ability to participate in corporate actions, and therefore require the Portfolio to forego voting on or receiving funds that would otherwise be beneficial to the Portfolio.
To the extent that a Portfolio suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Portfolio to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. A Portfolio may also experience difficulty in obtaining and/or enforcing judgments in Russia.
The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products, and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals or timber industries.
Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, Russia has implemented certain capital controls on foreign portfolio investments and there is the risk that the Russian government will impose additional capital controls on foreign portfolio investments. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.
Investments in the People’s Republic of China. Certain Portfolios may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure, unless otherwise specified herein) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program, Stock Connect (see also “Investing Through Stock Connect” below), CIBM Direct (see also “Investing Through CIBM Direct” below) and Bond Connect (see also “Investing Through Bond Connect” below). In addition to the risks listed above with respect to investing in non-U.S. securities and in emerging markets, including those associated with
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investing in non-U.S. securities and in emerging markets, investing in the PRC presents other risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently reliable economic or financial data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility and difficulties in the settlement of securities; (f) potential shortage of liquidity and limited accessibility by foreign investors, including as a result of sanctions; (g) greater competition from regional economies and territorial and other disputes with other countries; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; (m) increasing restrictions on private property ownership; (n) possibility that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation; (o) different regulatory and audit requirements related to the quality of financial statements of Chinese issuers; (p) limitations on the ability to inspect the quality of audits performed in China, particularly the Public Company Accounting Oversight Board’s (“PCAOB’s”) lack of access to inspect PCAOB-registered accounting firms in China, which could result in the failure to disclose certain material information; (q) limitations on the ability of U.S. authorities to enforce actions against non-U.S. companies and non-U.S. persons; and (r) limitations on the rights and remedies of investors as a matter of laws and/or regulations. In addition, certain securities are, or may in the future become, restricted, and a Portfolio may be forced to sell such restricted security and incur a loss as a result.
Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. The PRC is controlled by the Communist Party, and investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy, including in addition, there also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. For example, there are certain regulatory restrictions on, among others, investment scope, repatriation of funds, foreign shareholding limit and account structure. Under the QFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII regulations have recently been revised to relax certain regulatory restrictions on the onshore investment and capital management by QFIIs (including but not limited to removing investment quota limits and simplifying routine repatriation of investment proceeds), it is a relatively new development and there is no guarantee that the relaxation of such restrictions under the current QFII regulations will be maintained in the future. On the other hand, the recently amended QFII regulations are also enhancing ongoing supervision on QFIIs in terms of information disclosure among other aspects. In particular, QFIIs are required to procure their underlying clients (such as any Portfolio investing in PRC securities via the QFII program) to comply with PRC disclosure of interest rules (e.g., the 5% substantial shareholder reporting obligation and the applicable aggregation with concerted parties and across holdings under various access channels including QFII program and Stock Connect (as defined below)) and make the required disclosure on behalf of such underlying investors.
Where a Portfolio invests in fixed income securities and/or eligible securities through the QFII program, such securities will be maintained by a local PRC custodian (“PRC Custodian”) pursuant to PRC regulations through appropriate securities accounts and such other relevant depositories in such name as may be permitted or required in accordance with PRC law. Any securities acquired by a Portfolio held by the QFII will be maintained by the PRC Custodian and should be registered in the joint names of the QFII and the relevant Portfolio and for the sole benefit and use of such Portfolio. Although under such arrangements the Portfolio should be entitled to the securities, such securities may nonetheless still be vulnerable to claims by a liquidator of the PRC Custodian and may not have the same protection as if they were registered solely in the name of the Portfolio.
Investors should note that cash deposited in the cash account of the relevant Portfolio with the relevant PRC Custodian will not be segregated but will be a debt owing from the PRC Custodian to the relevant Portfolio as a depositor. Such cash will be co-mingled with cash belonging to other clients of that PRC Custodian. In the event of bankruptcy or liquidation of the PRC Custodian, the relevant Portfolio will not have any proprietary rights to the cash deposited in such cash account, and the relevant Portfolio will become an unsecured creditor, ranking equal with all other unsecured creditors, of the PRC Custodian. The relevant Portfolio may face difficulty and/or encounter delays in recovering such debt, or may not be able to recover it in full or at all, in which case the relevant Portfolio will suffer losses. As a result of PRC regulatory requirements, the Portfolio may be limited in its ability to invest in securities or
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instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances, such as when the price of the securities is at a low level, the involuntary liquidations may result in losses for the Portfolio.
In addition, securities exchanges in the PRC typically have the right to suspend or limit trading of securities. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of a Portfolio’s investments. The PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue. The Chinese government has from time to time taken actions that influence the prices at which certain goods may be sold, encourage companies to invest or concentrate in particular industries, induce mergers between companies in certain industries and induce private companies to publicly offer their securities to increase or continue the rate of economic growth, control the rate of inflation or otherwise regulate economic expansion. It may do so in the future as well, which could potentially have a significant adverse effect on economic conditions in China.
The PRC’s currency (i.e. Renminbi/RMB) is not entirely determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests.
In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to a Portfolio’s investment in the PRC. Any resulting political or economic disturbances, as well as any retaliatory countermeasures, may have an adverse impact on the values or liquidity of the Portfolio’s investments.
The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect a Portfolio’s investment in the PRC. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.
In addition, because the PCAOB is generally restricted from inspecting the audit work and practices of registered accountants in the PRC, there is the risk that material accounting and financial information about PRC issuers may be unavailable or unreliable.
Investing Through Stock Connect. Certain Portfolios may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange (“SSE”) or the Shenzhen Stock Exchange (“SZSE”) through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Portfolios) to purchase certain PRC-listed equities via brokers in Hong Kong. Purchases of securities through Stock Connect are subject to market-wide daily quota limitations, which may prevent a Portfolio from purchasing Stock Connect securities when it is otherwise advantageous to do so. Once such daily quota on SSE or SZSE is used up, acceptance of the corresponding buy orders on SSE or SZSE (as applicable) will be immediately suspended and no further buy orders will be accepted for the remainder of the trading day. Buy orders which have been accepted will not be affected by the using up of the daily quota, while sell orders will continue to be accepted. An investor cannot purchase and sell the same security on the same trading day, which may restrict a Portfolio’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by certain public holidays in either the PRC or Hong Kong, and there may be days that is a business day in one jurisdiction and a public holiday in the other, and as a result, will not be a trading day under Stock Connect. As a result, prices of Stock Connect securities may fluctuate at times when the Portfolio is unable to add to or exit its position. Only certain China A-shares and ETFs are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. In addition, the applicable rules as well as trading, settlement and information technology (“IT”) systems
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required to operate Stock Connect are continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.
Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong Stock Exchange, SSE or SZSE, although for defaults by Hong Kong brokers occurring on or after January 1, 2020, the Hong Kong Investor Compensation Portfolio will cover losses incurred by investors with a cap at HK $500,000 per investor with respect to securities traded on a stock market operated by the SSE and/or SZSE and in respect of which an order for sale or purchase is permitted to be routed through the northbound link of the Stock Connect. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as the Portfolio) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. To the extent HKSCC is deemed to be performing safekeeping functions with respect to assets held through it, a Portfolio has no legal relationship with HKSCC and no direct legal recourse against HKSCC in the event that the Portfolio suffers losses resulting from the performance or insolvency of HKSCC. In this event, a Portfolio may not fully recover its losses and the process could be delayed. A Portfolio may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, a Portfolio will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. HKSCC as nominee holder shall have no obligation to take any legal action or court proceeding to enforce any rights on behalf of the investors in respect of the Stock Connect securities in the PRC or elsewhere. Therefore, even though a Portfolio’s ownership may be ultimately recognized, the Portfolio may suffer difficulties or delays in enforcing their rights in A-shares. Stock Connect trades are settled in RMB, the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If a Portfolio does not utilize a special segregated account, a Portfolio will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that a Portfolio may use to execute trades. While the Portfolio may use special segregated accounts in lieu of the pre-trade check, relevant market practice with respect to special segregated accounts is continuing to evolve.
Investing Through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Portfolio may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of the Portfolio to make the filing on behalf of the relevant Portfolio and conduct trading and settlement agency services for the Portfolio. PBOC will exercise on-going supervision on the onshore settlement agent and the Portfolio’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Portfolio and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. Although there is no quota limitation regarding investment via the CIBM Direct, a Portfolio is required to make further filings with the PBOC if it wishes to increase its anticipated investment size. There is no guarantee the PBOC will accept such further filings. In the event any further filings for an increase in the anticipated investment size are not accepted by the PBOC, a Portfolio’s ability to invest via the CIBM Direct will be limited and the performance of the relevant Portfolio may be unfavorably affected as a result. Since the relevant filings, registration with PBOC, and account opening for investment in the CIBM via the CIBM Direct have to be carried out via an onshore settlement agent, registration agent or other third parties (as the case may be), the relevant Portfolio is subject to the risks of default or errors on the part of such third parties. The relevant Portfolio may also incur losses due to the acts or omissions of the onshore settlement agent in the process of settling any transactions. As a result, the net asset value of the relevant Portfolio may be adversely affected. In addition, investors should note that cash deposited in the cash account of the relevant Portfolio with the relevant onshore settlement agent will not be segregated. In the event of the bankruptcy or liquidation of the
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onshore settlement agent, the relevant Portfolio will not have any proprietary rights to the cash deposited in such cash account and may face difficulty and/or encounter delays in recovering such assets, or may not be able to recover it in full or at all, in which case the Portfolio will suffer losses.
The CIBM Direct Rules are relatively new and are still subject to continuous evolvement, which may adversely affect the Portfolio’s capability to invest in the CIBM. A Portfolio will be tested for compliance with investment limitations for instruments traded on CIBM (including instruments traded through both CIBM Direct and the Bond Connect Program) prior to the trade. Therefore, a Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for an instrument traded on CIBM and the trade is not completed until the following day if the Portfolio was in compliance with the applicable limitation at the time of the initial compliance test. Similarly, a Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for two complementary instruments (such as a foreign currency transaction and a bond) traded on CIBM and one of the trades is not completed until the following day if the Portfolio was in compliance with the applicable percentage limitation for both instruments at the time of the initial compliance test. Investing in the CIBM via CIBM Direct is also subject to certain restrictions imposed by the PRC authorities on fund remittance and repatriation which may potentially affect a Portfolio’s performance and liquidity. Any non-compliance with or failure to meet the fund remittance and repatriation requirements may result in regulatory sanctions which in turn may have an adverse impact on the portion of a Portfolio’s investment via the CIBM Direct. Further, there is no assurance that the fund remittance and repatriation requirements in relation to investment in CIBM will not be changed as a result of change in government policies or foreign exchange control policies. A Portfolio may incur loss in the event such change in the fund remittance and repatriation requirements in relation to investment in CIBM occurs.
CIBM Direct RFQ Trading. In September 2020, CIBM direct RFQ trading service was launched by the National Interbank Funding Center (“CFETS”). Under such service, foreign investors under CIBM Direct may solicit cash bond trading with domestic market makers by requesting for quotation (“RFQ”) and confirm the trades in CFETS system. As a novel arrangement under CIBM Direct, CIBM direct RFQ trading may be subject to further adjustments and uncertainties in implementation, which may have an adverse impact on the Portfolio’s investment to the extent the Portfolio transacts via CIBM direct RFQ trading mechanism.
Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with a Portfolio’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect a Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to a Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as a Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). A Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects a Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, a Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Investors who wish to participate in Bond Connect do so through an offshore custody agent, registration agent or other third parties (as the case may be), who would be responsible for making the relevant filings and account opening with the relevant authorities. A Portfolio is therefore subject to the risk of default or errors on the part of such agents. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.
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A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed income instruments. Therefore, a Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. A Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect adheres to the trading calendar of CIBM, and as such, trading can be undertaken on days on which the CIBM is open for trade, regardless of whether it is a public holiday in Hong Kong. As a result, prices of securities purchased through Bond Connect may fluctuate at times when a Portfolio is unable to add to or exit its position (for example, in situations where intermediaries are not available to assist with trades) and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.
The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on a Portfolio’s investments and returns.
There are still some uncertainties in the PRC tax rules governing taxation of income and gains from investments in the PRC due to the lack of formal guidance from the PRC tax authorities that could result in unexpected tax liabilities for a Portfolio. If a Portfolio is considered a tax resident enterprise of the PRC, it will be subject to PRC corporate income tax (“CIT”) at 25% on its worldwide taxable income. If a Portfolio is considered a non-tax resident enterprise with a permanent establishment or place or establishment of business (“PE”) in the PRC, the profits attributable to that PE would be subject to CIT at 25%. Under the PRC CIT Law effective from December 29, 2018 and its implementation rules, a non-PRC tax resident enterprise without a PE in the PRC will generally be subject to withholding income tax (“WIT”) of 10% on its PRC sourced income, including but not limited to passive income (e.g. dividends, interest, gains arising from transfer of assets, etc.).
Unless a specific exemption is applicable, non-PRC tax resident enterprises are subject to WIT on the payment of interests on debt instruments issued by PRC tax resident enterprises, including bonds issued by enterprises established within the PRC. The general WIT rate applicable is 10%, subject to reduction under an applicable double tax treaty and agreement by the PRC tax authorities. Interest derived from government bonds issued by the in-charge Finance Bureau of the State Council and/or local government bonds approved by the State Council is exempt from CIT under the PRC Law. According to a tax circular jointly issued by the Ministry of Finance of the PRC (“MoF”) and the State Administration of Taxation of the PRC (“SAT”) on November 7, 2018, i.e. Circular on the Enterprise Income Tax and Value-Added Tax Policies for Foreign Institutions investing in Onshore Bond Markets (“Circular 108”), the foreign institutional investors were temporarily exempt from PRC CIT with respect to bond interest income derived in the PRC bond market for the period from November 7, 2018 to November 6, 2021. On November 22, 2021, the PRC Ministry of Finance and PRC State Taxation Administration jointly issued Bulletin 2021 No. 34 (“Bulletin 34”) to further extend the tax exemption period to December 31, 2025. The scope of such PRC CIT exemption has excluded bond interest gained by foreign investors’ onshore entities/establishment that are directly connected with such onshore entities/establishment. However, there is no guarantee that such temporary tax exemption will continue to apply, will not be repealed and re-imposed retrospective, or that no new tax regulations and practice in China specifically relating to the PRC bond market will not be promulgated in the future.
Variable Interest Entities. Certain Portfolios may obtain exposure to companies based or operated in the PRC by investing through legal structures known as variable interest entities (“VIEs”). Because of Chinese governmental restrictions on non-Chinese ownership of companies in certain industries in the PRC, certain Chinese companies have used VIEs to facilitate foreign investment without distributing direct ownership of companies based or operated in the PRC. In such cases, the Chinese operating company establishes an offshore holding company, and the offshore company enters into contractual arrangements (such as powers of attorney, equity pledge agreements and other services or business cooperation agreements) with the operating company. These contractual arrangements are intended
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to give the offshore company the ability to exercise power over and obtain economic rights from the operating company. Shares of the offshore company, in turn, are listed and traded on exchanges outside of the PRC and are available to non-Chinese investors such as a Portfolio. This arrangement allows non-Chinese investors in the offshore company to obtain economic exposure to the Chinese company without direct equity ownership in the Chinese company.
On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” (the “Trial Measures”) which went into effect on March 31, 2023. The Trial Measures and its implementing guidelines require Chinese companies that pursue listings outside of mainland China, including those that do so using the VIE structure, to make a filing with the CSRC. While the Trial Measures and its implementing guidelines do not prohibit the use of VIE structures, this does not serve as a formal endorsement either. There is a risk that the PRC might prohibit the use of VIEs or eliminate their ability to transmit economic or governance rights to non-Chinese investors at any time. The future stance of the PRC on VIEs and the potential impact of any new regulations remain uncertain. Investments involving a VIE may also pose additional unique risks because such investments are made through a holding company whose interests in the underlying operating company are established through contract rather than through equity ownership. For example, in the event of a dispute, the offshore company’s contractual claims with respect to the operating company may be deemed unenforceable in the PRC, thus limiting (or eliminating) the remedies and rights available to the offshore company and its investors. Such legal uncertainty may also be exploited against the interests of the offshore company and its investors. Further, the interests of the equity owners of the operating company may conflict with the interests of the investors of the offshore company, and the fiduciary duties of the officers and directors of the operating company may differ from, or conflict with, the fiduciary duties of the officers and directors of the offshore company. Foreign companies listed on U.S. exchanges, including offshore companies that utilize a VIE structure, also could face delisting or other ramifications for failure to meet the requirements of the SEC, the PCAOB or other United States regulators. Any of the foregoing risks and events could negatively impact a Portfolio’s performance.
Sanctions, Trade and Investment Restrictions Relating to PRC. In recent years, various governmental bodies have considered and, in some cases, imposed sanctions, trade and investment restrictions and/or notification requirements targeting the PRC (inclusive of Hong Kong and Macau), and it is possible that additional restrictions may be imposed, in the future. For example, in January 2025, a new “outbound investment” regulatory regime took effect in the U.S., which prohibits or requires notification with respect to certain transactions involving PRC-affiliated countries (inclusive of Hong Kong and Macau) that operate in specified sensitive technology sectors, including advanced semiconductors and microelectronics, quantum information sanctions or, and certain areas and uses of artificial intelligence technologies. The Comprehensive Outbound Investment National Security (“COINS”) Act, which became law in December 2025, contemplates potential expansion of the regime to additional sensitive technology sectors and jurisdictions. Given the complex and evolving relationship between the PRC and certain other countries, it is difficult to predict the impact of such restrictions on market conditions or a Portfolio's investments. Further, complying with such sanctions or restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact a Portfolio’s ability to achieve its investment objective, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, prevent the Portfolio from receiving payments otherwise due it, negatively impact the value of the Portfolio’s investments, restrict participation in certain investments by certain investors, require a Portfolio to obtain information about underlying investors, increase diligence and other similar costs to the Portfolio, render valuation of China-related investments challenging, or require a Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Portfolios’ performance with respect to such investments, and thus a Portfolio’s performance as a whole. For example, the PRC may impose a number of countermeasures on entities or individuals (each, a “Listed Person”), including countermeasures implemented by the Ministry of Foreign Affairs, Ministry of Commerce, and other relevant authorities in the PRC, which are carried out in accordance with the PRC Anti-Foreign Sanctions Law adopted by the Standing Committee of the National People’s Congress on June 10, 2021 (the “AFSL”), as well as the Provisions on the Unreliable Entity List and the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures released by the Ministry of Commerce, respectively, on September 19, 2020 and January 9, 2021 (together with the AFSL, “Counteracting Rules”). In the event that a Portfolio or any investor in a Portfolio becomes the target of such Counteracting Rules, the Portfolio may be required to take certain steps that may negatively impact either or both the Portfolio or the investor. The U.S. Treasury’s Outbound Investment Security
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Program went into effect on January 2, 2025. The Outbound Investment Security Program implements Executive Order 14105, which directed the U.S. Treasury to issue regulations to address the national security threat posed by certain U.S investments that may accelerate the development of sensitive technologies and products in “countries of concern,” defined as China and the Special Administrative Regions of Hong Kong and Macau. The rule establishes a regulatory framework for either prohibiting or requiring notifications to the U.S. Treasury for certain investments by U.S. persons in companies related to the countries of concern that conduct activities involving certain national security sectors (currently, semiconductor technologies, artificial intelligence systems for military or surveillance use, or quantum computing). A Portfolio may face restrictions on investing in certain Chinese or Chinese-owned companies involved in the covered sectors. The Portfolio must also implement due diligence processes for identifying covered transactions and may need to report notifiable transactions to the U.S. Treasury, potentially affecting investment timelines.
U.S. PRC Relations. External relations, such as the China-U.S. relationship regarding trade, currency exchange, and intellectual property protection, among other things, could also have implications with respect to capital flow and business operations. U.S. social, political, regulatory and economic conditions prompting changes in laws and policies governing foreign trade, manufacturing, developments and investments in the PRC could adversely affect the performance of a Portfolio’s investments. For example, in recent years, the U.S. federal government implemented an aggressive trade policy with respect to the PRC, including imposing tariffs on certain imports of the PRC, criticizing the PRC government for its trade policies, taking actions against individual PRC companies, imposing sanctions on certain officials of the Hong Kong government and the PRC central government and issuing executive orders that prohibit certain transactions with certain China-based persons, companies and their respective subsidiaries. Various U.S. statutes and executive orders have designated the PRC as a “foreign adversary,”and the U.S. government has announced that it intends to take further actions to deter U.S investments relating to the PRC’s Military-Civil Fusion strategy to develop the People’s Liberation Army into a “world class military” by 2049. In addition, the PRC government has implemented, and may further implement, measures , including retaliatory measures, in response to new trade policies, treaties, sanctions and tariffs imposed by the U.S. government, for example, the passing of the Hong Kong national security law by the National People’s Congress of China (the “National Security Law”) which criminalizes certain offenses including subversion of the Chinese government and collusion with foreign entities. The National Security Law subsequently prompted the promulgation in the U.S. of the Hong Kong Autonomy Act and executive orders setting forth additional sanctions. More recently, to complement the National Security Law, on March 8, 2024, the Hong Kong government had introduced draft legislation titled “Safeguarding National Security Bill” into the Legislative Council of Hong Kong, with a view to fully implementing its constitutional duty of safeguarding national security under Article 23 of the Basic Law (“Article 23”). In view of the potential implementation of Article 23, there is no guarantee as to whether this may trigger further additional sanctions promulgated by the U.S. on Hong Kong, which consequently may impact the PRC. The U.S. has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies, adding a number of new Chinese companies to the Department of Commerce’s Entity List. The United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. It is possible that additional sanctions, export controls and/or investment restrictions will be announced. Escalation of China-U.S. tensions resulting from these events and the retaliatory countermeasures that the national and state governments have taken and may take (including U.S. sanctions and anti-sanction laws in China), as well as other economic, social or political unrest in the future, could have a material adverse effect on or could limit the activities of PIMCO, a Portfolio or the companies in which a Portfolio has invested. Such countermeasures may, among other things, cause the Portfolio’s assets or investments to lose value, or limit its ability to invest in PRC or PRC-related securities or other investments, repatriate existing assets located in the PRC at the time the countermeasures are applied.
State Law Restrictions on Ownership of Real Property. Certain U.S. states have proposed, recently enacted, or are in the process of adopting new legislation that restricts the ability of a wide range of governmental bodies and persons or entities from or domiciled in foreign countries of concern, as defined in the applicable U.S. state’s laws (e.g., the People’s Republic of China) (any such direct or indirect investor, a “Covered Investor”) to directly or indirectly own or acquire interests in “real property” (e.g., land, buildings, fixtures, and all other improvements to land) located in the relevant states, subject to certain limited exceptions (such laws as in effect from time to time, the “State Real Estate Laws”). Certain investments made by a Portfolio may constitute investments in “real property” for purposes of these laws (such investments, “Restricted Investments”). The State Real Estate Laws may impose different thresholds on the ownership of Restricted Investments by Covered Investors.
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The impact of the State Real Estate Laws on a Portfolio and its investors may vary on a state-by-state basis, particularly to the extent that a state adopts an exemption from the ownership restrictions for commingled funds. Given the developing nature of the State Real Estate Laws, it is difficult to predict the full scope of their impact on a Portfolio’s investments and investor base. Complying with such restrictions may prevent a Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, negatively impact a Portfolio’s ability to achieve its investment objective, prevent a Portfolio from receiving payments otherwise due it, require a Portfolio to obtain information about underlying investors or increase diligence and other similar costs to a Portfolio. Any of these outcomes could make it difficult for a Portfolio to act successfully on investment opportunities and may adversely affect a Portfolio’s performance as a whole. The Portfolios reserve the right to restrict an investor’s ability to purchase Portfolio shares and, to the extent permitted by applicable law, to redeem existing investors as necessary or appropriate to facilitate compliance with State Real Estate Laws.
The Portfolios intend to comply with the State Real Estate Laws to the extent applicable to their shareholder base, and may, to comply with such laws, request and report confidential information about a shareholder if required by the State Real Estate Laws and, if applicable, any underlying beneficial ownership, to applicable authorities if PIMCO determines that it is in the best interests of the Portfolio in light of the relevant laws or regulations or upon the request of regulators. Shareholders may be required to cooperate with PIMCO to facilitate compliance with the State Real Estate Laws.
Foreign Currency Transactions
Portfolios that invest in foreign currency-denominated securities may also purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolios may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or to lower currency deviations relative to the Portfolio's benchmark index(es). The Portfolios also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are subject to the risks discussed under “Derivative Instruments” below. Forwards are used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:
Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge.  If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.
Direct Hedge.  If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.
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Proxy Hedge.  PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging.  When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio’s net asset value per share.
The Portfolio may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Portfolio to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bilaterally negotiated contracts.
A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging.  Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.
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Foreign Currency Exchange-Related Securities
Foreign currency warrants.  Foreign currency warrants such as Currency Exchange WarrantsTM are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal exchange rate linked securities.  Principal exchange rate linked securities (“PERLs”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance indexed paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
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Borrowing
Except as described below, each Portfolio may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of a Portfolio’s total assets. A Portfolio also may borrow money for temporary purposes in an amount not to exceed 5% of a Portfolio’s total assets.
Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of a Portfolio’s total assets made for temporary purposes. Any borrowings for temporary purposes in excess of 5% of a Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.
As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by a Portfolio. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, a Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement.
However, reverse repurchase agreements involve the risk that the market value of securities retained by a Portfolio may decline below the repurchase price of the securities sold by a Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to a Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Portfolio’s total assets. The Portfolio may utilize asset segregation and posting of collateral may still be utilized for risk management or other purposes. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for a Portfolio.
A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by a Portfolio, but only securities which are “substantially identical,” which  generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment than those sold.
A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of a Portfolio’s repurchase of the underlying security.
It is possible that changing government regulation may affect a Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements,
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reverse repurchase agreements, and securities lending and borrowing, could impact a Portfolio’s ability to utilize these investment strategies and techniques.
Derivative Instruments
In pursuing their individual objectives, the Portfolios may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, and other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index or as part of their overall investment strategies and enter into other types of instruments under which a Portfolio is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency forwards, swaps, futures or options. Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. A Portfolio also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio also may use those instruments, provided that their use is consistent with the Portfolio’s investment objective.
The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to additional, unforeseen risks, including the risk of loss.
The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio's interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Portfolio will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to a Portfolio. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to liquidity risk, which refers to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable, or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. A Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, a Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains
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(generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If a Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Portfolio may invest in derivatives to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which a Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for a Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, a Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, a Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may lose money.
As noted elsewhere, a Portfolio may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for a Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, a Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses a Portfolio may incur if the put option is exercised, and derivative transactions where a Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by a Portfolio should not be viewed as the total returns or overall performance of a Portfolio. These strategies may also produce adverse tax consequences (for example, a Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit a Portfolio’s opportunity to profit or otherwise benefit from certain gains. A Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
A Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. A Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives. Consequently, Portfolio shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Portfolio has declined in value, which may be economically similar to a taxable return of capital.
The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by a Portfolio pursuant to derivatives potentially could affect the amount, timing or
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characterization of Portfolio distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on equity, fixed income or other securities (including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by a Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index or cash-settled option on a security is obligated to pay the difference between the cash value of the index or cash-settled option on a security and the exercise price multiplied by the specified multiplier for the option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)
A Portfolio may write calls and/or puts on instruments a Portfolio owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which a Portfolio has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), a Portfolio typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Portfolio the asset on which the option is written at a certain price within a specified time frame.
Writing call or put options will limit a Portfolio’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that a Portfolio’s maximum potential gain via a written covered call or put will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which a Portfolio acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call or put option. The Portfolio’s maximum potential gain via a written naked call or any put will generally be the premium received from writing the option. The Portfolio’s maximum potential loss on a written covered call is the purchase price paid for the underlying asset minus the premium received for writing the option. The Portfolio’s maximum potential loss on an uncovered call is theoretically limitless as the value of the underlying asset rises. The Portfolio’s maximum potential loss on a written put is the entire strike price minus the premium received for writing the option as the value of the underlying asset could fall to zero. Therefore, written covered calls and puts can result in losses and detract from a Portfolio’s total returns even though the call or put options produce premiums and may initially produce income and cash flow to a Portfolio (and therefore Portfolio distributions) for having written the call or put options.
Buying a call option or put option will generally involve a Portfolio paying a premium on the option, which may detract from returns and may not limit losses. A Portfolio may lose the initial amount invested in the call option or put option.
Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative's reference asset, which may result in excess losses to a Portfolio. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio
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realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.
A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.
The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Portfolios may write straddles consisting of a combination of a call and a put written on the same underlying security.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent a Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that a Portfolio that writes a put option may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.
If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio. Movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.
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To the extent that a Portfolio writes a call option on a security it holds in its portfolio, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.
Each Portfolio may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. A Portfolio may also invest in futures contracts on carbon offset credits. A carbon offset credit represents the reduction or removal of a specific amount of carbon dioxide or other greenhouse gas ('GHG”) from the atmosphere. Carbon offset credits are designed to provide a mechanism for people and businesses to mitigate the adverse economic impact of their GHG-generating activities. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
A Portfolio may purchase and write call options on futures or put options on futures, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.
Limitations on Use of Futures and Futures Options. A Portfolio that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system. When a purchase or sale of a futures
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contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day a Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark-to-market its open futures positions.
A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio. Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Portfolio assets in the segregated account. Portability of exposure reduces risk to the Portfolio. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, a Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, a Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.
The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”
Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of such Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets. Additionally, the price of index futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject
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to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock index futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock index futures contract relates. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
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Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.
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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as climate changes, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Portfolio’s investments to greater volatility than investments in traditional securities.
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Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in a Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. Each Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign (non-U.S.) currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Portfolio also may enter into options on swap agreements (“swaptions”).
A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are generally bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Portfolio’s investment objectives and general investment policies, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.
Each Portfolio also may enter into combinations of swap agreements in order to achieve certain economic results. For example, a Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that a Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
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A Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.
A Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Portfolios may engage in variance swaps.
Most types of swap agreements entered into by the Portfolios will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio).
A Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
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Credit default swap agreements sold by a Portfolio may involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. A Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller.
The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio).
The Dodd-Frank Act and related regulation developments require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. To the extent a Portfolio is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolios’ ability to enter into swap agreements.
Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.
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A Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
A Portfolio’s obligations under a recovery lock will be determined daily.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a fund, or derivatives or other strategies used by a fund from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a portfolio and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Greenhouse Gas “Cap-and-Trade” Programs. Certain Portfolios may trade derivative instruments on carbon credits, including, but not limited to, carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme (“EUAs”), California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives (“RGGI”). The derivative instruments on carbon credits will be subject to the risks associated with trading such instruments directly. The trading markets for carbon credits are still developing and therefore do not possess the attributes of a fully developed market, which may cause illiquidity, high price volatility and a diminished demand. Price movements of carbon credits are influenced by, among other things, their current and perceived future market value, green technology developments, the price of natural gas and coal, weather patterns and the level of world economic activity. In addition, international, national and regional carbon regulation is still developing and may change response to new legislation, treaties or other governmental regulation, which may have an adverse impact on the Portfolio. The timing and volume of delivery of such credits can be uncertain and may be subject to transfer disruptions.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent a Portfolio from using such instruments as a part of its
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investment strategy, and could ultimately prevent a Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of a Portfolio to use certain instruments as a part of its investment strategy.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolios to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which a Portfolio is or will be a counterparty. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO monitors whether the exposure created under these contracts might exceed the applicable limits in managing the Portfolios. In addition, the CFTC has established position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The position limits rules apply to both the Portfolios and their swap dealer counterparties. If a swap dealer is unable to rely on certain exemptions, such as the bona fide hedging speculative OTC transaction capacity the swap dealer has available for the Portfolios, the swap dealer may have limited speculative OTC transaction capacity for the Portfolios.
The SEC, the CFTC, and other federal regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and the market has yet to absorb their full impact. Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs.
Regulatory limits and requirements may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Such limits and requirements may increase the cost of a Portfolio’s investments and cost of doing business even if not directly applicable to the Portfolio, which could adversely affect investors.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that a Portfolio’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Portfolio of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Perpetual Bonds
The Portfolios may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.
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Structured Products
The Portfolios may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and other products, structured notes, indexed securities, equity-linked securities and equity-linked notes, which are potentially high-risk investments. A structured product generally is a privately-negotiated debt or equity investment the terms of which may combine the features of a traditional stock, bond, or commodity with the features of a derivative such as an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, and/or interest rate of a structured product is tied (positively or negatively) to the price of a commodity, currency, securities index, interest rate, or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would represent a combination of the features of a bond and a purchased call option on oil.
Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. A Portfolio may invest in structured products as a cash management tool in order to gain exposure to the relevant markets and/or to remain fully invested when more traditional securities are not available. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the investor in a structured product. The assets underlying a structured product may decline in value or default and, under certain conditions, the return on a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with an investment in a traditional bond that has a fixed principal amount and pays a fixed rate or floating rate of interest or equity security. Structured products expose a Portfolio to the risks of the underlying asset or benchmark in addition to the credit risk of the issuer of the structured product and its counterparties or the issuers of its underlying investments. Investors in structured products may not have direct rights against the underlying counterparties or issuers. To the extent the security is tied to derivative instruments, a Portfolio’s investments in structured products are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that structured products generally will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Please refer to “Illiquid Investments” for further discussion of regulatory considerations and constraints relating to investment liquidity. Structured products also may be more volatile and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. These risks may cause significant fluctuations in the net asset value of a Portfolio. To the extent a Portfolio invests in structured products issued by foreign issuers, it will be subject to the risks associated with the securities of foreign issuers and with securities denominated in foreign currencies. Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios’ investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act. Each Portfolio will not invest more than 5% of its total assets in a combination of credit-linked securities or commodity-linked securities.
Credit-Linked Securities. Credit-linked securities generally are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. The credit-linked securities discussed herein do not include GSE credit risk transfer securities and GSE credit-linked notes (see “Mortgage-Related Securities and Asset-Backed Securities—Government Sponsored Enterprise Credit Risk Transfer Securities and GSE Credit-Linked Notes” and do not include significant risk transfer instruments (see “Significant Risk Transfer Instruments”)). Like an investment in a bond, investments in credit-linked securities generally represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the
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issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive as an investor in the issuer.
Commodity-Linked Notes and Products. Commodity-linked structured products provide exposure to the commodities markets. These are securities with one or more commodity-linked components that may have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.
Structured Notes and Indexed Securities. Structured notes are debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). Indexed securities may include structured notes as well as structured securities other than debt securities, the interest rate or principal of which is determined by a benchmark. Indexed securities may include a multiplier that multiplies the benchmark by a specified factor and, therefore, the value of such securities may be volatile. The terms of structured notes and indexed securities may be “structured” by the purchaser and the issuer and may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively tied to the benchmark, so that appreciation of the benchmark may produce an increase or a decrease in the interest rate paid on the structured note or indexed security or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the benchmark. Therefore, the value of such notes and securities may be very volatile. To the extent a Portfolio invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Portfolio’s holdings in an effort to monitor the Portfolio’s interest rate risk. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator.
Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolio’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.
Equity-Linked Securities and Equity-Linked Notes. The Portfolios may invest a portion of their assets in equity-linked securities. Equity-linked securities are privately issued securities that have a return component based on the performance of a benchmark that is a single stock, a basket of stocks, or a stock index. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, certain derivative instruments.
An equity-linked note is a note, typically issued by a company or financial institution, whose performance is tied to a benchmark that is a single stock, a basket of stocks, or a stock index. Generally, upon the maturity of the note, the holder receives a return of principal based on the capital appreciation of the benchmark. The terms of an equity-linked note may also provide for the periodic interest payments to holders at either a fixed or floating rate. Because the notes are equity-linked, they may return a lower amount at maturity due to a decline in value of the benchmark.
Significant Risk Transfer Instruments
Significant Risk Transfer instruments (“SRTs”) provide exposures to portfolios of loans or other reference obligations (“Reference Assets”). SRTs typically allow the issuer or counterparty to transfer the credit risk associated with the Reference Assets to investors. SRTs may take the form of a type of credit linked securities (see “Structured Products—Credit Linked Securities”) or derivatives instruments such as credit default swap agreements. SRTs are subject to the risks associated with credit linked securities or derivatives instruments, as applicable. Among other risks, SRTs are subject to the credit risk associated with the issuer or counterparty and the risks associated with the potential losses of the Reference Assets (including credit risk of underlying obligors, market risk, and interest rate risk). SRTs may provide leveraged exposure to the Reference Assets, through leverage inherent to the SRT or through leverage obtained by financing. Leveraged exposure subjects the Portfolio to risk of magnified losses. In connection with a Portfolio's exposure to SRTs, the Portfolio may have a contractual relationship with the issuer of the SRT only, and not with the obligors of the underlying Reference Assets. As such, the Portfolio generally will have no right to enforce compliance by the obligors of the Reference Assets with the terms of such Reference Assets. The Portfolio will not
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directly benefit from the collateral supporting the Reference Assets and will not have the benefit of the remedies that would normally be available to a holder of such obligations. In addition, in the event of the insolvency of the issuer or counterparty of the SRT, the Portfolio may be treated as a general creditor of such issuer or counterparty, as applicable, and may not have a secured claim with respect to any underlying Reference Asset obligation.
Bank Capital Securities
The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of common and non-cumulative preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date. Subject to certain regulatory requirements, both Tier I and Tier II securities may include trust preferred securities. As a general matter, trust preferred securities are being phased out as Tier I and Tier II capital of banking organizations unless they qualify for grandfather treatment.
Trust Preferred Securities
The Portfolios may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred securities. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.
Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Portfolio.
As a result of trust preferred securities being phased out of Tier I and Tier II capital of banking organizations, a Portfolio’s ability to invest in trust preferred securities may be limited. This may impact a Portfolio’s ability to achieve its investment objective.
Exchange-Traded Notes
Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest
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rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. The timing and character of income and gains derived by a Portfolio from investments in ETNs may be affected by future legislation.
An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.
The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Delayed Funding Loans and Revolving Credit Facilities
The Portfolios may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. These transactions may be known as to-be-announced (“TBA”) transactions.
When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolios' other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
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When a Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.
A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Financial Industry Regulatory Authority (“FINRA”) rules in respect of the collateralization of TBA transactions have the general effect of causing the Portfolios to post collateral in connection such transactions. Such collateralization of TBA transactions could increase cost to Portfolios or impose additional operational complexity.
Standby Commitment Agreements
The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. A Portfolio receives this fee whether or not it is ultimately required to purchase the security.
There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. A Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in a Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.
Infrastructure Investments
Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.
Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.
Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international
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standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.
Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.
An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.
Short Sales
Each of the Portfolios may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.
When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, a Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that a Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If a Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the values of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.
144A Securities
In addition to a Portfolio’s investments in privately placed and unregistered securities, a Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Regulation S Securities
A Portfolio may invest, either directly or through investments in its wholly-owned subsidiary, in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be
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conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Illiquid Investments
In accordance with Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act, each Portfolio may invest up to 15% of its net assets in “illiquid investments” that are assets. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, a Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolios may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.
Repurchase Agreements
Each Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Loans of Portfolio Securities
For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is fully collateralized; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1∕3% of the total assets of the Portfolio (including the collateral received with respect to such loans). Each Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by a Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term funds. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Portfolio bears the risk of such investments. The Portfolios may enter into reverse repurchase agreements or economically similar transactions without regard to the aforementioned 33 1/3% limitation if effected in compliance with the requirements of Rule 18f-4 discussed below.
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Investments in Private Funds
Certain Funds may invest in private investment funds (including private equity, private credit, and hedge funds) (each, a “Private Fund”). Private Funds typically are offered in private placements and are not registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and therefore are not subject to the investor protections, regulatory oversight, and disclosure requirements applicable to registered investment companies. Investments in Private Funds generally are illiquid, may be difficult to value, and may involve a heightened risk of loss. A Fund’s ability to redeem or otherwise realize its investment may be limited by lock-up periods, withdrawal or redemption restrictions (including gates), notice requirements, suspension provisions, and transfer restrictions, and there may be limited or no secondary market for interests in a Private Fund.
Investments in Business Development Companies (“BDCs”)
Certain Portfolios may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. Government securities and high quality debt investments that mature in one year or less. Generally, private and thinly traded companies in which a BDC may invest may not provide the same degree of information to investors as compared to publicly traded companies. Therefore, there is a risk that investors in such companies, such as BDCs, do not have the same scope or quality of information in making an investment decision as compared to an investor in publicly traded companies. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.
Investments in Exchange-Traded Funds (“ETFs”)
Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs advisory fees and administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In the case of actively managed ETFs, there is a risk that the ETF may not achieve its investment objective. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. In addition, errors in the construction, calculation or transmission of an index could cause an ETF's price to differ materially from its index. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV. An ETF has a limited number of intermediaries that act as Authorized Participants, and none of these Authorized Participants are or will be obligated to engage in creation or redemption transactions. To the extent that these intermediaries exit the business or are unable to or choose not to
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proceed with creation and/or redemption orders with respect to an ETF and no other Authorized Participant is able and willing to create or redeem, shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, while ETF shares are listed for trading on an exchange, there can be no assurance that active trading markets for ETF shares will be maintained by market makers or Authorized Participants. Decisions by market makers or Authorized Participants to reduce their role or “step away” from these activities in times of market stress may inhibit the effectiveness of the creation/redemption process in maintaining the relationship between the underlying value of an ETF’s holdings and the ETF’s NAV. Such reduced effectiveness could result in the ETF’s shares trading at a discount to its NAV and also in greater than normal intraday bid/ask spreads for the ETF’s shares.
Data Center Investment Risk.  Investments in data center assets involve many relatively unique and acute risks. Project revenues can be affected by numerous factors, including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of an investment may adversely affect the overall profitability of such investments. Events outside the control of PIMCO or a given investment could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining, or restoring the Account’s investments. Such events may include, but are not limited to, political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (e.g., fire, floods, earthquakes, and typhoons), grid and fiber connectivity (e.g., complete fallout caused by damage to power and fiber lines), power infrastructure availability (e.g. outages or complete shutdowns of substations), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism, and other unforeseen circumstances or operational incidents. As a general matter, the operation and maintenance of data center assets involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, performance of infrastructure, failure of technology to perform as anticipated, structural failures and accidents, and the need to comply with the directives of government authorities. Although investments may maintain insurance to protect against certain risks, such insurance would typically be subject to deductibles and coverage limits, and may not be sufficient to recoup all losses incurred by a particular investment. Furthermore, once digital infrastructure assets of an investment become operational, they may face significant competition from other digital infrastructure assets. Certain investments may have a national or regional profile. Given this profile and/or irreplaceable nature of certain strategic assets, such assets may constitute a higher risk target for terrorist acts or political actions, such as expropriation. There is also a higher probability that if an owner/operator of such assets fails to make services available, users of such services may incur significant damage and may be unable to replace the supply or mitigate any such damage, thereby heightening the risks of third-party claims. These assets may also be impacted by the interests of local communities and stakeholders, which may affect the operation of such assets. Certain of these communities may have or develop interests or objectives which are different from, or in conflict with, those of the Account and/or its investments.
Environmental laws, regulations, and regulatory initiatives play a significant role in the infrastructure industry generally and can have a substantial impact on such investments. Failure to comply with any such laws, regulations, or other requirements could lead to, among other things, government fines, stop-work injunctions, or other liabilities and could have a materially detrimental impact on the financial performance of the Account’s investments. The ordinary operation of, or the occurrence of an accident with respect to an energy-dependent asset could cause major environmental damage, which may result in significant financial distress to the corresponding investment if not covered by insurance, and, even if covered by insurance, may still have a materially detrimental impact on the Account and its investments as a result of adverse publicity or related consequences.
Government Intervention Risk
Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies and financial markets, economic relief packages and changes to interest rates. There can be no guarantee that any such measures taken in the past or in connection with future events (within the United States or other affected countries throughout the world) will be sufficient or have their intended effect. In addition, an unexpected or quick reversal of such measures could cause market downturns, disruptions, volatility and inflation, which could adversely affect a Portfolio’s investments.
In addition, federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such
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instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective. Also, while such legislation or regulations are intended to strengthen markets, systems, and public finances, they could affect fund expenses and the value of fund investments in unpredictable ways.
The current direction of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply, whether through higher rates, regulations or the Liquidity Rule proposals that may prevent mutual funds from participating in certain markets. During periods when interest rates are low (or negative), a Portfolio’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may heighten interest rate risk. A Portfolio may be subject to heightened levels of interest rate risk because the U.S. Federal Reserve (the “Federal Reserve”) has raised interest rates from historically low levels and has signaled an intention to continue to do so. To the extent the Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from Portfolio performance to the extent a Portfolio is exposed to such interest rates and/or volatility. Factors such as government policy, inflation, the economy and market for bonds can impact interest rates and yields.
Governments or their agencies may also acquire distressed assets from financial or other institutions and acquire ownership interests in those institutions. Such a program may have positive or negative effects on the liquidity, valuation and performance of the portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving each Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.
The value of a Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which a Portfolio invests. In the event of such a disturbance, issuers of securities held by a Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.
Investments in the Wholly-Owned Subsidiaries
Investments in the Subsidiaries are expected to permit each Portfolio to engage in trading of Regulation S securities. Each Portfolio is the sole shareholder of the respective Subsidiary, and it is not currently expected that shares of the Subsidiaries will be sold or offered to other investors.
It is expected that the Subsidiaries will invest primarily in newly-issued Regulation S Securities, backed by a portfolio of Fixed Income Instruments. The PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series AI and PIMCO Sector Fund Series - BC will gain exposure to these instruments indirectly by investing in their respective Subsidiary. To the extent that the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series AI or PIMCO Sector Fund Series - BC invests in their respective Subsidiary, the Portfolios may be subject to the risks associated with those newly-issued Regulation S securities, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.
While the Subsidiaries may be considered similar to an investment company, they are not registered under the 1940 Act and unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, are not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series AI, PIMCO Sector Fund Series - BC and/or the Subsidiaries to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolios and their shareholders.
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In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolios to implement certain trading strategies, hold certain investments or for other reasons.
Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes, changes in the behavior of market participants, or the application of such Systems are applied. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including (i) the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact a Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact Portfolios.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investments) supplied by third parties for certain Portfolios. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route and execute investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable Portfolios to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the third-party algorithms as it would for proprietary models, data or algorithms, and PIMCO and applicable Portfolios will be exposed to systems, cybersecurity and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate applicable Portfolios for any losses associated with third-party models, data, or algorithms, and applicable Portfolios generally will bear all such losses. PIMCO, in its discretion, may not disclose certain such events to applicable Portfolios.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
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Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which certain Portfolios may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on a Portfolio over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Portfolios and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and applicable Portfolios generally will bear all losses associated with System Incidents, subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Portfolios.
With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. Portfolios will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Increasing Government and Other Public Debt
Government and other public debt, including municipal securities, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. For example, the total public debt of the United States and other countries around the globe as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn and has accelerated in connection with the U.S. Government’s response to the COVID-19 pandemic. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.
A high debt level may increase market pressures to meet government funding needs, which can increase debt costs and cause a government or public or municipal entity to issue additional debt, thereby increasing refinancing risk. A high debt level also raises concerns that the issuer may be unable or unwilling to make principal or interest payments when they are due, which may adversely impact the value of certain instruments held by a Portfolio. Unsustainable debt levels can cause declines in the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy in economic downturns or can generate or contribute to an economic downturn. In addition, the high and rising level of U.S. national debt may adversely impact the U.S. economy and securities in which a Portfolio may invest. From time to time, uncertainty regarding potential increases in the statutory debt ceiling could: increase the risk that the U.S. Government may default on payments on certain U.S. Government securities; cause the credit rating of the U.S. Government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
The U.S. sovereign credit rating has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The rating market, prices and yields of securities
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supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency’s decision to downgrade the U.S. sovereign credit rating. The foregoing risks could adversely affect the value of the Portfolios' investments.
Inflation and Deflation
The Portfolios are subject to inflation and deflation risk. Inflation risk is the risk that the value of assets or income from a Portfolio’s investment will be worth less in the future as inflation decreases the value of payments at future dates. Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and a Portfolio’s investments may not keep pace with inflation, which may result in losses to investors. As inflation increases, the real value of a Portfolio’s portfolio could decline. A Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. The rate of inflation in many countries worldwide has increased in recent years due to supply chain disruptions, fiscal or monetary stimulus, energy price increases, wage inflation and the Russian invasion of Ukraine, among other factors. Additionally, the Federal Reserve System (the “Federal Reserve”) has raised the federal funds rate. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies. There is no guarantee that actions taken by the Federal Reserve and other governmental bodies to reduce inflation will be effective. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the credit worthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the value of a Portfolio’s portfolio.
Though a Portfolio may enter into instruments related to inflation or deflation (such as inflation-indexed bonds), it will be under no obligation to do so. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policy. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Temporary Investment
If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Portfolio’s assets in certain defensive strategies for temporary or indefinite periods. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As discussed in this Offering Memorandum and this Offering Memorandum Supplement, a Portfolio may also invest in affiliated money market and/or short-term bond funds for cash management purposes.
Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by a Portfolio and the value of its investments affect who can invest in a Portfolio, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences on the Portfolio and on the investors. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act have had a material impact and could continue to materially impact the profitability of the Portfolios and the value of assets they hold, expose the Portfolios to additional costs, require changes to investment practices, and adversely affect the Portfolios' ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in
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fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolios' ability to pursue their investment objectives or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolios will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.
Certain instruments in which a Portfolio may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (“SOFR”) for USD-LIBOR). There remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on a Portfolio or the financial instruments in which a Portfolio invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, inadequate fallback provisions or fallback provisions which may have not effectively resulted in a transition away from LIBOR prior to LIBOR’s replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on the  SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of a Portfolio’s investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures will have had the intended effects.
The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. A Portfolio’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Portfolio satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when a Portfolio trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating a Portfolio’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Portfolio satisfies the limited derivatives users exception, but for portfolios subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit a Portfolio’s securities lending activities. In addition, under the rule, a Portfolio is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Portfolio intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A Portfolio may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Portfolio treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Portfolio is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Portfolio reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
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These and other proposed and adopted regulatory requirements may limit the ability of a Portfolio to use derivatives, reverse repurchase agreements and similar financing transactions, when-issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies.
In May 2022, the SEC proposed a framework that would require certain registered funds (such as the Portfolios) to disclose their environmental, social, and governance (“ESG”) investing practices. Among other things, the proposed requirements would mandate that funds meeting three pre-defined classifications (i.e., integrated, ESG focused and/or impact funds) provide prospectus and shareholder report disclosure related to the ESG factors, criteria and processes used in managing the fund. The proposal’s impact on the Portfolios will not be known unless and until any final rulemaking is adopted.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023. On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. The Fixed Income Clearing Corporation (“FICC”) currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.
On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in a Portfolio being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the Portfolio may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo transactions to a Portfolio may be impacted as compared to Treasury repo transactions a Portfolio may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during the period. The compliance date for the amendments to Form N-CEN was November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
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On February 18, 2026, the SEC extended the compliance date for Form N-PORT reporting requirements related to the Names Rule to November 17, 2027 for fund groups with net assets of $10 billion or more. In addition, on February 18, 2026, the SEC proposed amendments to certain reporting requirements on Form N-PORT that would, if adopted, provide that monthly reports must be filed within 45 days of month end and reduce the frequency of publication of reports on Form N-PORT from monthly (within 60 days of each month end) to quarterly (within 60 days after fiscal quarter end).
On April 29, 2025, the SEC issued an exemptive order which was the first in a line of “simplified” co-investment exemptive orders (“Simplified Orders”). Since then, Simplified Orders have improved the co-investment process for closed-end funds and BDCs, although the SEC had initially declined to issue Simplified Orders to open-end funds. On April 27, 2026, however, the SEC issued a no-action letter that stated the SEC staff would not recommend enforcement if a registered open-end fund, whose primary investment adviser or sub-adviser is an adviser under a Simplified Order, co-invests as if it were a regulated fund under its adviser's Simplified Order. The no-action letter allows open-end funds to invest alongside affiliated funds and accounts in negotiated investments, including investments in private credit and private equity, subject to existing regulation concerning portfolio liquidity.
In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect a Portfolio’s investments. For example, assets that become subject to sanctions, special measures, or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect a Portfolio’s value. In addition, entities in which the Portfolio is invested that have relevant touchpoints with sanctions or special measures targets may experience business or banking disruptions, which may have adverse consequences for the value of the investment. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments money services businesses or other geographic target orders issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors.  PIMCO is registered with the CFTC as a commodity pool operator (“CPO”). However, PIMCO, with respect to the Portfolios, has filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (“CEA”), pursuant to CFTC Rule 4.5 and, therefore, PIMCO is not subject to registration or regulation as a CPO under the CEA and the rules thereunder. To remain eligible for the exclusion, each applicable Portfolio will have to adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder (“commodity interests”), or if a Portfolio markets itself as providing investment exposure to such instruments. These limitations may restrict a Portfolio’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of a Portfolio, and/or adversely affect a Portfolio’s total return. In the event that a Portfolio’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to a Portfolio. In this case, a Portfolio’s expenses may increase, adversely affecting a Portfolio’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to the Adviser with respect to the Portfolios.
To the extent a Portfolio becomes ineligible for PIMCO to claim an exclusion from the definition of the term “commodity pool operator” with respect to such Portfolio, a Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to such CFTC regulation. As of July 30, 2024, with respect to certain funds, PIMCO has filed a notice of eligibility with the National Futures Association to claim the CFTC Rule 4.12(c)(3) exemption for operation of these registered investment companies and a separate operational exemption for these Portfolios’ respective Subsidiaries. The CFTC Rule 4.12(c)(3) exemption provides substituted compliance relief from certain regulatory requirements, subject to certain conditions.
CSDR Related Risk
The European Union has adopted a settlement discipline regime under Regulation (EU) No 909/2014 and the Settlement Discipline Regulatory Technical Standard (RTS) as they may be modified from time to time (“CSDR”), and the settlement discipline regime the “CSDR SDR”). The CSDR SDR aims to reduce the number of settlement fails that
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occur in EEA central securities depositories (“CSDs”) and to address settlement fails where they occur. The key elements of the regime are: (i) cash penalties - EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants affected by the fails; and (iii) allocations and confirmations – EEA investment firms are required to take measures to prevent settlement fails, including putting in place arrangements with their professional clients to communicate securities allocations and transaction confirmations. Mandatory buy-ins (“MBI”) remain a part of the regulation but are not currently implemented.
The CSDR SDR will impact all firms no matter where they are in the world that trade in relevant securities and instruments that will ultimately settle at an EU domiciled CSD. Originally the CSDR SDR was due to take effect in its entirety on February 1, 2022. Whilst certain requirements of the CSDR SDR did take effect on that date, principally the application of cash penalties and settlement fails reporting requirements, the MBI was delayed and will not apply until November 2, 2025. In March 2022, the European Commission published a legislative proposal to amend CSDR, including proposals to amend the MBI regime. The most significant proposal for MBI is the introduction of a “two-step” approach pursuant to which MBIs would apply if the cash penalties regime alone does not improve settlement fails in the EU. The proposals to amend CSDR continue to progress through the European legislative process. The form the MBI will take when it does take effect remains unknown.
The implementation of the CSDR SDR for the Portfolios that enter into in-scope transactions may result in increased operational and compliance costs being borne directly or indirectly by the Portfolios. CSDR may also affect liquidity and increase trading costs associated with relevant securities. If in-scope transactions are subject to additional expenses and penalties as a consequence of the CSDR SDR, such expenses and penalties may be charged to the Portfolio depending upon their characterization.
Liquidation of the Portfolios
The Board of Trustees of the Trust may determine to close and/or liquidate a Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of a Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio or substitution of their investment in the Portfolio for investment in a comparable investment company. The value of an investment in a Portfolio, and any subsequent distribution in the event of a termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s facts and circumstances. A shareholder of a liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as sales loads, shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.
It is the intention of any Portfolio expecting to close or liquidate to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that a Portfolio should lose its status as a regulated investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.
Participation in Litigation or Arbitration Proceedings
PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of a Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that a Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of a Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for a Portfolio and/or cause a Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve a Portfolio’s rights or interests in connection with (1) defending a claim made against a Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to a Portfolio and
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(b) to preserve a Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of a Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause a Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of a Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of a Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, a Portfolio may directly bear a portion or all of the fees associated with the actions described above.
Portfolio Operations
Operational Risk.  An investment in a Portfolio, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Portfolio. While the Portfolios seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Portfolio.
Market Disruptions Risk.  The Portfolios are subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from actual or threatened war or armed conflicts, military conflicts, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments or the imposition of sanctions and other measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters, which can all negatively impact the securities markets and cause a Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolio's service providers, including PIMCO as the Portfolio's investment adviser, rely, and could otherwise disrupt the Portfolio's service providers’ ability to fulfill their obligations to the Portfolios.
A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could also impact the ability to complete redemptions, and adversely impact investments held by a Portfolio. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Portfolios hold. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions have led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolios. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolios being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments. These and other developments may adversely affect the liquidity of the Portfolio's holdings (see “Liquidity Risk” in the Offering Memorandum for further details).
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Cyber Security Risk.  As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolios have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, a Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market participants, or issuers of securities held by a Portfolio may adversely affect PIMCO or a Portfolio, including by causing losses or impairing PIMCO’s or a Portfolio’s operations. Information relating to a Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause a Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the digital information systems that support a Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or a Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which a Portfolio invests can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make a Portfolio, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to a Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Portfolio invests could adversely impact such counterparties or issuers and cause a Portfolio's investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of a human control.
Like with operational risk in general, the Portfolios have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolios do not directly control the cyber security systems of issuers in which a Portfolio may invest, trading counterparties or third party service providers to the Portfolios. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolios and their shareholders
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may suffer losses as a result of a cyber security breach related to the Portfolios, their service providers, trading counterparties or the issuers in which a Portfolio invests.
Artificial Intelligence Risk.  PIMCO utilizes artificial intelligence, including so-called “generative AI,” machine learning, and natural language processing techniques (collectively, “AI”) in its business operations, to inform and augment its investment decision making, client services, and other business purposes, including for potential productivity enhancements. In connection with the development, deployment, and use of AI technology, as well as other so-called “big data” analytics practices (which for purposes of this disclosure, refer to the techniques used to collect, clean and analyze large, diverse datasets collected from multiple sources), PIMCO collects a range of data including business and personal information. PIMCO’s ability to use, manage, and aggregate data may be limited by the effectiveness of its policies, systems, and practices that govern how data is acquired, validated, used, stored, protected, processed, and shared. Deficiencies in the practices associated with data collection, training AI technology on large data sets, and big data analytics, and difficulties approximating gaps in data, obtaining data from reliable sources, and validating data could adversely impact the accuracy and effectiveness of AI and “big data” analytics. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit PIMCO’s ability to manage current and emerging risks and changing business needs and to adapt to the use of new technologies and tools, including those involving AI.
AI models that PIMCO uses may rely on historical data or assumptions that may not remain stable over time, or PIMCO may rely on third-party AI models that are upgraded or modified in ways that negatively impact their performance for our specific use cases (“model drift”). If model drift or other model-related deficiencies are not promptly detected and addressed, core business operations that rely on these AI models may be adversely affected. Further, PIMCO may fail to utilize AI tools or features as effectively as other managers, resulting in worse performance or service.
Additionally, AI tools may produce biased, inaccurate, misleading, incomplete, or otherwise flawed outputs that could be hard to detect and lead to errors in PIMCO’s and its personnel’s decision-making, portfolio management, or other business activities, which could have a negative impact on PIMCO or on the performance of an Account. To the extent PIMCO uses such outputs to inform its actions, it could incur operational inefficiencies, competitive harm, brand or reputational harm, or other adverse impacts on its business and operations.
As the use and availability of AI tools and features have grown, AI continues to be subject to evolving laws and regulations and has received scrutiny under evolving regulatory expectations.
Clearance and Settlement Technology Risk.  PIMCO may utilize new and emerging technologies for the clearance and settlement of securities purchased by the Portfolios including, but not limited to, technologies based on distributed ledger technology (blockchain). The use of these technologies in this way is novel, and could subject the Portfolios to risks, including risks related to settlement failures, failures in the technology, or regulatory risk. Novel settlement technologies may not function as intended and the underlying computer code may contain errors or limitations that lead to disruptions in services. In addition, there may be few or no counterparties available using these settlement technologies. As a result, securities that clear and settle on these systems may be less liquid than similar securities purchased through traditional clearance and settlement systems. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Investment Restrictions
The following provides further information regarding the investment restrictions set forth in the Offering Memorandum.
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.
As noted above, a Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio subject to compliance with applicable 1940 Act and regulatory requirements.
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Pursuant to policies adopted by the Portfolio's Board of Trustees, purchased OTC options and the assets used as cover for OTC options written by a Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.
For purposes of its investment policies and restrictions the Portfolios may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value). For example, a Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, a Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
The Portfolios interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 3 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Portfolios, subject to each Portfolio’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments.
The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. To the extent permitted by the 1940 Act and the rules thereunder, the Portfolio may enter into transactions with respect to the investment of daily cash balances of the Portfolios in shares of PIMCO-sponsored money market and/or short-term bond funds.
Pursuant to an exemptive order issued by the SEC, the Portfolios, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with each Portfolio’s investment objective and investment policies. As part of the interfund lending program, the Portfolios whose policies so permit may directly lend to and borrow money from each other, as detailed in the exemptive relief (the “Interfund Lending Program”).
A loan made through the Interfund Lending Program may be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the lesser of: time required to receive payment for securities sold; seven business days; or the maximum term on any outstanding bank loan (but in no event more than seven business days). In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate, each as defined in the exemptive order and the Portfolios’ associated policies and procedures.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.
No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.
Unless otherwise indicated, all limitations applicable to the Portfolio investments (as stated above and elsewhere in the Offering Memorandum and this Offering Memorandum Supplement) apply only at the time of investment.
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“Time of investment” monitoring utilizes available data, which may be limited depending upon the transaction, price or other relevant data, and may utilize certain information that is as of a prior time. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in a Portfolio’s total assets will not require a Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolio may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, a Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction. For purposes of each Portfolio's percentage limit on foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), a Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency). For example, if a Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to euros equivalent to 5% of the Portfolio's total assets, the Portfolio's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure shall be 10% of the Portfolio's total assets (15% minus 5%). If a Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to Japanese yen equivalent to 5% of the Portfolio's total assets, the Portfolio's greater absolute value exposure as between these positions is 15% of the Portfolio's total assets (15% ˃ 5%), and 15% shall count for purposes of the Portfolio's percentage based limitation on foreign currency exposure.
A Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, a Portfolio may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a non-OTC swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one, or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial
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position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolio will test for compliance with Elective Investment Restrictions at the time of the Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to a Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.
Certain of the Portfolios have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.
MANAGEMENT OF THE TRUST
Trustees and Officers
The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.
Leadership Structure and Risk Oversight Function
The Board is currently composed of nine Trustees, seven of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.
Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance and Nominating Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee, Governance and Nominating Committee and Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.
The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure
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regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.
In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.
Qualifications of the Trustees
The charts below identify the Trustees and officers of the Trust. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, CA 92660.
Trustees of the Trust
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]
Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present; Chairman of the Board - 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	160	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Kimberley G. Stafford (1978) Trustee	02/2021 to present	Managing Director, Global Head of Product Strategy, PIMCO; and Member of Executive Committee, PIMCO. Formerly, Head of Asia Pacific, Global Head of Consultant Relations and Head of US Institutional and Alternatives Sales, PIMCO.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Independent Trustees
Michael J. Berchtold (1963) Trustee	01/2025 to present	Founder and Chief Executive Officer, Berchtold Capital Partners (business consulting) (2013-present).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, The New Home Company (2014-2021).
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Formerly, Managing Director, Dunbar Partners, LLC (business consulting and investments) (2005-2021); and Partner, Leonard Green & Partners, L.P.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, PS Business Parks (2009-2022); Director, Big 5 Sporting Goods Corporation.
Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	160
Trustee, PIMCO
Variable Insurance
Trust, PIMCO ETF
Trust, PIMCO Equity
Series and PIMCO
Equity Series VIT; and
PIMCO Flexible Real
Estate Income Fund;
Director of PIMCO
Capital Solutions BDC
Corp.; Director, State
Auto Financial
Corporation
(2016-2022).

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group) (2003-2014).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Anne K. Kratky (1961) Trustee	01/2025 to present	Formerly, Deputy Chief Risk Officer, GE Capital; Chief Credit Officer, GE Capital.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Flexible Real Estate Income; Director of PIMCO Capital Solutions BDC Corp.
Steven Lipiner (1960) Trustee	01/2025 to present	Formerly, Chief Operating Officer of State Street Global Advisers (2022-2023); Chief Financial Officer of State Street Global Advisers (2015-2022).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present; Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation; and President, Chief Executive Officer, Hampton Affiliates (forestry products).	160	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
(1)
Ms. Stafford and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
†
Trustees serve until their successors are duly elected and qualified.
The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:
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Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, as well as his former positions as Chief Administrative Officer of PIMCO and as President of the Trust, PIMCO Equity Series, PIMCO Variable Insurance Trust, PIMCO Equity Series VIT, PIMCO ETF Trust, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, gives him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.
Ms. Stafford’s position as a Managing Director of PIMCO and as a Member of its Executive Committee gives her valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling her to provide essential management input to the Board.
Mr. Berchtold has financial experience as the Founder and Chief Executive Officer of Berchtold Capital Partners, a strategic and business consulting firm. He also served in various senior leadership roles in corporate finance and investment banking at a global financial services firm. Additionally, Mr. Berchtold has gained relevant experience from his service on the board of directors of a public company.
Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. Ms. Hubbard has previously served on the boards of directors of both public and private companies. Additionally, Ms. Hubbard has gained relevant experience from her service as a Trustee of PIMCO Variable Insurance Trust, and PIMCO ETF Trust since 2017, as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019, and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2025.
Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019.
Ms. Kratky has financial experience as the Deputy Chief Risk Officer and Chief Credit Officer of a financial services company. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025 and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2022.
Mr. Lipiner has prior financial, operations and management experience as the Chief Operating Officer and Chief Financial Officer of a large asset management company. He also served in various CFO roles at several global financial services companies. He has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025. Additionally, Mr. Lipiner has valuable experience from his service on the board of directors of two asset management companies.
Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Funds and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
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Officers
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Joshua D. Ratner (1976)** President	01/2024 to present
Executive Vice President and Head of Americas Fund
Operations - Client, Legal and Funds; Deputy General
Counsel, PIMCO. President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds, PIMCO Flexible Real
Estate Income Fund and PIMCO-Sponsored Closed-End
Funds; Director, PIMCO Canada Corp. Director, PIMCO
Aurora LLC; Director, PFLEX REIT LLC

Ryan G. Leshaw (1980) Chief Legal Officer and Secretary	08/2021 to present
Executive Vice President and Deputy General Counsel,
PIMCO. Chief Legal Officer and Secretary, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund,
PIMCO-Sponsored Closed-End Funds and PIMCO Capital
Solutions BDC Corp; Chief Legal Officer, PIMCO
Asset-Based Lending Co LLC; Director, PFLEX REIT
LLC

Keisha Audain-Pressley (1975)** Chief Compliance Officer	01/2020 to present
Executive Vice President and Deputy Chief Compliance
Officer, PIMCO. Chief Compliance Officer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present
Managing Director and Co-Chief Operating Officer,
PIMCO. Senior Vice President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds and PIMCO-Sponsored
Closed-End Funds. Formerly, Chief Administrative Officer,
PIMCO.

Douglas B. Burrill (1980)** Vice President	08/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Carol K. Chan (1982) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

98

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Alyssa M. Creighton (1974) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran (1977) Vice President	02/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds and PIMCO-Sponsored Closed-End Funds.

Michele N. Ellis** (1975) Vice President	08/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Kenneth W. Lee (1972) Vice President	08/2022 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason (1980)*** Vice President	05/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Colleen P. McLaughlin (1983)*** Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Shiv Narain (1981) Vice President	01/2024 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Keith A. Werber (1973) Vice President	05/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

99

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Paul T. Wildermuth (1979) Vice President	01/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO-Sponsored
Closed-End Funds.

Bijal Y. Parikh (1978) Treasurer	01/2021 to present
Executive Vice President, PIMCO. Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund; Director, PFLEX REIT
LLC

Brandon T. Evans (1982) Deputy Treasurer	01/2024 to present
Senior Vice President, PIMCO. Deputy Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967)*** Assistant Treasurer	02/2001 to present
Executive Vice President, PIMCO. Assistant Treasurer,
PIMCO Variable Insurance Trust, PIMCO ETF Trust,
PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Laine E. Pacetti (1989) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Jason R. Stern (1979)** Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Chi H. Vu (1983) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
†
The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO Access Income Fund, PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income
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Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Emerging Markets Income Fund.
**
The business address of these officers is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.
***
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.
Securities Ownership
Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust as of December 31, 2025.
Name of Trustee	Dollar Range of Equity Securities in each Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Kimberley G. Stafford	None	Over $100,000
Peter G. Strelow	None	Over $100,000
Independent Trustees
Michael J. Berchtold	None	Over $100,000
Jennifer Holden Dunbar	None	Over $100,000
Kym M. Hubbard	None	Over $100,000
Gary F. Kennedy	None	Over $100,000
Anne K. Kratky	None	None
Steven Lipiner	None	Over $100,000
Ronald C. Parker	None	Over $100,000
To the best of the Trust’s knowledge, as of June 30, 2026, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.
Trustee Ownership of the Investment Adviser and Principal Underwriter, and Their Control Persons
No Independent Trustee (or his or her immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2025.
Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Michael J. Berchtold	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
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Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Gary F. Kennedy	None	None	None	None	None
Anne K. Kratky	None	None	None	None	None
Steven Lipiner	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
No Independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No Independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:
●
the Portfolios;
●
an officer of the Portfolios;
●
an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;
●
an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;
●
the investment adviser or principal underwriter of the Portfolios;
●
an officer of the investment adviser or principal underwriter of the Portfolios;
●
a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or
●
an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.
With respect to the persons listed in the bullet points above, no Independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:
(i)
Payments for property or services to or from any such person;
(ii)
Provision of legal services to any such person;
(iii)
Provision of investment banking services to any such person; and
(iv)
Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.
Standing Committees
Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2026. However, the members of any Committee may be changed by the Board of Trustees from time to time. Effective May 15, 2026, Mr. Peter B. McCarthy retired from the Board.
The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Mses. Dunbar, Hubbard and Kratky and Messrs. Berchtold, Kennedy, Lipiner (Chair), and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial
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statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2026, there were four meetings of the Audit Committee.
The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of each Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio's valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of each Portfolio's portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Mses. Dunbar, Hubbard (Chair), Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were four meetings of the Valuation Oversight Committee.
The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of each Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding each Portfolio's investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Mses. Dunbar (Chair), Hubbard, Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were three meetings of the Investment Performance Committee.
The Trust also has a Governance and Nominating Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance and Nominating Committee, and the Governance and Nominating Committee currently consists of Messrs. Berchtold, Kennedy (Chair), Lipiner, and Parker and Mses. Dunbar, Hubbard and Kratky. Prior to November 6, 2018, the Governance and Nominating Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.
The Governance and Nominating Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.
The Governance and Nominating Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance and Nominating Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance and Nominating Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.
Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.
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All trustee candidate submissions by Nominating Shareholders must be received by each Portfolio's by the deadline for submission of any shareholder proposals which would be included in each Portfolio's proxy statement for the next special meeting of shareholders of each Portfolio.
Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of each Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in each Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.
During the fiscal year ended March 31, 2026, there were two meetings of the Governance and Nominating Committee.
Trustee Retirement Policy
The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance and Nominating Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance and Nominating Committee.
Compensation Table
The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2026:
Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees
Michael J. Berchtoldt, Trustee	$262,000	N/A	$444,000
Jennifer Holden Dunbar, Trustee	$274,000	N/A	$464,000
Kym M. Hubbard, Trustee	$274,000	N/A	$464,000
Gary F. Kennedy, Trustee	$274,000	N/A	$464,000
Anne K. Kratky, Trustee	$262,000	N/A	$444,000
Steven Lipiner, Trustee	$262,000	N/A	$444,000
Peter B. McCarthy, Trustee*	$292,100	N/A	$489,000
Ronald C. Parker, Trustee	$287,100	N/A	$484,000
(1)
The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2026.
*
Mr. McCarthy retired from the Board, effective May 15, 2026.
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Investment Adviser
PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of June 30, 2026, PIMCO had approximately $2.33 trillion of assets under management and $1.92 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, each, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited liability company under Delaware law in 2000. Allianz Asset Management of America L.P. merged with Allianz Asset Management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO's managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.
The management and operational oversight of Allianz Asset Management are carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of the Offering Memorandum Supplement, there are currently no significant institutional shareholders of Allianz SE.
Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolios, or the Adviser and the Portfolios' ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolios' ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios' ability to take advantage of market opportunities, or the Portfolios' overall performance.
Advisory Agreement
The Portfolios pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.
PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.
Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Portfolios, PIMCO receives a monthly advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.
As disclosed in the Portfolio's Offering Memorandum, the Portfolios may invest in certain PIMCO-advised money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the Portfolios and certain other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The Central Funds do not pay an investment advisory fee to PIMCO in return for providing investment advisory services. However, when investing in a Central Fund, each such Portfolio (“Investing Portfolio”) has agreed that 0.005% of the advisory fee that such Investing Portfolio is currently obligated to pay to PIMCO under its investment advisory contract will be designated as compensation for the investment
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advisory services PIMCO provides to the applicable Central Fund. While the full impact of the Portfolio of Funds Rule and related regulatory changes is not yet known, these developments could affect the Portfolio’ ability to utilize the Central Funds. This could adversely impact the Portfolios’ investment strategies and operations. The Portfolio of Funds Rule and related regulatory changes are discussed in more detail above in the “Investment Objectives and Policies – Regulatory Matters” section.
Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.
As discussed in “Investment Objectives and Policies” above, the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC may pursue their investment objectives by investing in the respective Subsidiaries. Each Subsidiary has entered into a contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the respective Subsidiary (the “Subsidiary Advisory Contracts”). The PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI and PIMCO Sector Fund Series - BC (Cayman) Ltd., will not pay PIMCO a fee for advisory or administrative services.
The Subsidiary Advisory Contracts will continue in effect until terminated. The Subsidiary Advisory Contracts are terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series AI and PIMCO Sector Fund Series - BC and PIMCO is terminated.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amount of the advisory fees paid by the PIMCO Sector Fund Series – AM, PIMCO Sector Fund Series – I and the PIMCO Sector Fund Series – H were as follows:
Portfolio	2026	2025	2024
PIMCO Sector Fund Series – H*	$14,692	$6,891	$634
PIMCO Sector Fund Series – I	604,417	398,218	119,681
PIMCO Sector Fund Series – AM#	10,565	7,584	—
* The PIMCO Sector Fund Series - H launched February 22, 2024.
# The PIMCO Sector Fund Series – AM launched July 19, 2024.
The PIMCO Sector Fund Series – AH, the PIMCO Sector Fund Series - AI, the PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series – BL and PIMCO Sector Fund Series - EE were not operational during the fiscal years ended March 31, 2026, 2025 and 2024.
Advisory Fees Waived
PIMCO has contractually agreed to reduce total annual fund operating expenses for each Portfolio by waiving a portion of its advisory fee, which may not be recouped in future fiscal periods.
Previously waived advisory fees during the fiscal years ended March 31, 2026, 2025 and 2024, were as follows:
Portfolio	2026	2025	2024
PIMCO Sector Fund Series – H*	$14,692	$6,891	$634
PIMCO Sector Fund Series – I	604,417	398,218	119,681
PIMCO Sector Fund Series – AM#	10,565	7,584	—
* The PIMCO Sector Fund Series - H launched February 22, 2024.
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# The PIMCO Sector Fund Series – AM launched July 19, 2024.
The PIMCO Sector Fund Series – AH, the PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series – BL and PIMCO Sector Fund Series - EE were not operational during the fiscal years ended March 31, 2026, 2025 and 2024.
PIMCO Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolios.
Policy Statement:  The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  PIMCO has adopted a Proxy Policy as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. It is PIMCO’s policy to exercise any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority consistent with PIMCO’s fiduciary obligations and applicable law. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances. Additionally, there may be operational circumstances that prevent PIMCO’s proxy voting elections from being processed, and in such circumstances, PIMCO will take reasonable steps to submit votes on behalf of clients.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) PIMCO decides to override the ISP’s voting recommendation. In either such case as described above, PIMCO will review the proxy to determine whether an actual or potential conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. When processed as corporate action-consents, PIMCO will review all election forms to determine whether an actual or potential conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for providing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential and Identified Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve or mitigate material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
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ISP Oversight. Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of ISPs engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: (i) the ISP’s capacity and competency to provide proxy voting research and recommendations, including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies; and (ii) the ISP’s compliance program.
Information about how PIMCO voted a Portfolio’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Portfolios at 1-800-927-4648, on the Portfolios' website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
Portfolio Turnover
A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by a Portfolio. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by a Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).
The portfolio turnover rate of a Portfolio is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by; (b) the monthly average of the value of the portfolio securities owned by a Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that a Portfolio does not intend to maintain for more than one year. Proceeds from short sales and assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year. Portfolio turnover rates for each Portfolio that was operational as of the Trust’s most recent fiscal year end are provided in the Offering Memorandum under the caption “Financial Highlights.”
None of the Funds experienced an increased portfolio turnover rate compared to its prior year.
Disclosure of Portfolio Holdings
Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio's non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolios. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts or pooled investment vehicles that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolios, and the separate account or pooled investment vehicles holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to portfolio holdings and could be disclosed to such clients more frequently than portfolio holdings are publicly disclosed. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolio's execution of purchase and sale transactions.
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Monitoring and Oversight.  The Trust’s CCO is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.
Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.
Monthly Disclosure.  PIMCO will make available the complete schedule of the portfolio holdings of each of the Portfolios to shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) free of charge by calling PIMCO at 1-800-927-4648, as reported on a month-end basis. The information will generally be made available no earlier than the first business day falling five days after the month’s end.
The Portfolios file portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolio's complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov.
Defaulted/Distressed Securities.  PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.
Confidential Dissemination of Portfolio Holdings Information.  No disclosure of non-public portfolio holdings information may be made to any third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with (i) the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor and/or underwriter, custodian, transfer agent, auction agent, administrator, sub-administrator (if any), fund accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender; (ii) portfolio managers of PIMCO-sponsored funds of funds; (iii) PIMCO affiliates, service providers to PIMCO or service providers to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of a Portfolio; and (iv) other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on information such as non-public portfolio holdings, imposed by law and/or contract.
Each Fund or PIMCO may, to the extent permitted under applicable law, distribute non-public portfolio holdings information to (i) certain third parties that have a legitimate business purpose in receiving such information, including, but not limited to, mutual fund analysts and rating and ranking organizations, pricing information vendors, analytical service providers, banks or other third parties providing financing to a Portfolio, including, without limitation, potential or existing preferred shareholders, certain platform providers, investment management trade associations and potential Service Providers, (ii) PIMCO affiliates that require such information to satisfy legal and regulatory reporting requirements; or (iii) a redeeming shareholder effecting a redemption-in-kind from one of the Portfolios as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public portfolio holdings information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy. PIMCO currently has an ongoing arrangement to distribute non-public portfolio holdings information for the PIMCO Government Money Market Fund to Moody’s solely for the purpose of Moody’s rating the Portfolio.
The distribution of non-public portfolio holdings information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees, advisors, representatives, and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public
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information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.
A Portfolio or PIMCO may also, to the extent permitted under applicable law, confirm the absence of one or more particular portfolio holdings to third parties that have a legitimate business purpose in receiving such information, to the extent such information relates to compliance by a Portfolio with a legal or regulatory requirement or limitation. Disclosure of such information does not constitute disclosure of portfolio holdings information under the Disclosure Policy.
Non-Specific Information.  Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.
Required Disclosures.  No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving a Portfolio’s current or past portfolio holdings.
Portfolio Administrator
PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. Pursuant to the Supervision and Administration Agreement, PIMCO provides or procures the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided or procured by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolio's transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Portfolios’ governing documents, fees associated with in-sourced or outsourced services will be borne by the Portfolios or PIMCO. In addition, PIMCO, and not the Portfolios, could benefit from certain fee reduction arrangements under certain such agreements. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to each Portfolio, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio.
For the fiscal years ended March 31, 2026, 2025, and 2024, the aggregate amount of the supervisory and administrative fees paid by the PIMCO Sector Fund Series – AM, the PIMCO Sector Fund Series – I and the PIMCO Sector Fund Series – H were as follows:
Portfolio	2026	2025	2024
PIMCO Sector Fund Series – H*	$22,038	$10,336	$952
PIMCO Sector Fund Series – I	906,625	597,327	179,522
PIMCO Sector Fund Series – AM#	15,849	11,376	—
* The PIMCO Sector Fund Series - H launched February 22, 2024.
# The PIMCO Sector Fund Series – AM launched July 19, 2024.
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The PIMCO Sector Fund Series - AH; the PIMCO Sector Fund Series - AI, the PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series – BL and PIMCO Sector Fund Series - EE were not operational during the fiscal years ended March 31, 2026, 2025 and 2024.
Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organizational and offering expenses of the Trust and the Portfolios, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.
The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.
The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.
Supervisory and Administrative Fees Waived
PIMCO has contractually agreed to reduce total annual fund operating expenses for each Portfolio by waiving a portion of its supervisory and administrative fee, which may not be recouped in future fiscal periods.
PIMCO has contractually agreed, through July 31, 2027, for the Portfolios, to waive their supervisory and administrative fee, or reimburse such Portfolios, to the extent that organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustees’ fees exceed 0.00049% of a Portfolio’s average net assets attributable to the respective Portfolio (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each applicable Portfolio of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Previously waived supervisory and administrative fees during the fiscal years ended March 31, 2026, 2025 and 2024 were as follows:
Portfolio	2026	2025	2024
PIMCO Sector Fund Series – H*	$22,038	$10,386	$952
PIMCO Sector Fund Series – I	915,602	598,321	179,570
PIMCO Sector Fund Series – AM#	15,932	11,376	—
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* The PIMCO Sector Fund Series - H launched February 22, 2024.
# The PIMCO Sector Fund Series – AM launched July 19, 2024.
Supervisory and administrative fees recouped during the fiscal years ended March 31, 2026, 2025 and 2024 were as follows:
Portfolio	2026	2025	2024
PIMCO Sector Fund Series – H*	—	—	—
PIMCO Sector Fund Series – I	5,388	—	$48
PIMCO Sector Fund Series – AM#	—	—	—
* The PIMCO Sector Fund Series - H launched February 22, 2024.
# The PIMCO Sector Fund Series – AM launched July 19, 2024.
The PIMCO Sector Fund Series – AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series – BL and PIMCO Sector Fund Series - EE were not operational during the fiscal years ended March 31, 2026, 2025 and 2024.
Brokerage Commissions Paid
For the fiscal years ended March 31, 2026, 2025, and 2024 the following amounts of brokerage commissions were paid by the PIMCO Sector Fund Series – AM, the PIMCO Sector Fund Series – I and the PIMCO Sector Fund Series – H:
Portfolio	Year Ended 03/31/26	Year Ended 03/31/25	Year Ended 03/31/24
PIMCO Sector Fund Series – H*	1,234	$252	$2
PIMCO Sector Fund Series - I	102,489	39,638	6,727
PIMCO Sector Fund Series – AM#	1,185	679	—
* The PIMCO Sector Fund Series - H launched February 22, 2024.
# The PIMCO Sector Fund Series – AM launched July 19, 2024.
The PIMCO Sector Fund Series – AH, the PIMCO Sector Fund Series - AI, the PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series – BL and PIMCO Sector Fund Series - EE were not operational during the fiscal years ended March 31, 2026, 2025 and 2024.
Holdings of Securities of the Portfolio’s Regular Brokers and Dealers
The following table indicates the value of each operational Portfolio’s aggregate holdings, in thousands, of the securities of its regular brokers or dealers for the fiscal year ended March 31, 2026.
PIMCO Sector Fund Series - H	State Street Bank and Trust Company	$234.77
PIMCO Sector Fund Series - I	J.P. Morgan Securities LLC	$63,073.49
	Morgan Stanley & Co. LLC	54,825
	BofA Securities, Inc.	54,155
	Goldman Sachs & Co. LLC	46,706
	Wells Fargo Securities, LLC	43,986
	UBS Securities LLC	26,349
	Barclays Capital Inc.	20,580
	RBC Capital Markets, LLC	3,202
	State Street Bank and Trust Company	303
	J.P. Morgan Securities LLC	63,073.49
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PIMCO Sector Fund Series – AM	Citigroup Global Markets Inc.	$1,517.83
Portfolio Managers
Other Accounts Managed
The portfolio managers who are primarily responsible for the day-to-day management of the Portfolios also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2026 (except as noted below): (i) each portfolio manager of the Portfolios; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Portfolios); and (iii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Portfolio(s) managed by each portfolio manager, including each Portfolio’s total assets, are listed in the footnotes following the table.
	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Arora(1)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	26	$16,230.37	1	$155.42
Other Accounts	238	$51,691.72	3	$1,540.53
Arnopolin(2)
Registered Investment Companies	4	$0.00	0	$0.00
Pooled Investment Vehicles	20	$17,772.22	1	$1,137.94
Other Accounts	15	$5,933.59	0	$0.00
Bodereau(3)
Registered Investment Companies	2	$0.00	0	$0.00
Pooled Investment Vehicles	4	$5,783.65	0	$0.00
Other Accounts	0	$0.00	0	$0.00
Brons(4)
Registered Investment Companies	10	$0.00	0	$0.00
Pooled Investment Vehicles	50	$90,772.85	10	$13,181.56
Other Accounts	79	$59,068.77	10	$1,261.00
Chang(5)
Registered Investment Companies	0	$0.00	0	$0.00
Pooled Investment Vehicles	3	$1,432.29	0	$0.00
Other Accounts	3	$265.89	0	$0.00
Cudzil(6)
Registered Investment Companies	41	$0.00	0	$0.00
Pooled Investment Vehicles	16	$13,847.01	4	$10,379.71
Other Accounts	62	$47,583.08	5	$1,097.99
Dhawan(7)
Registered Investment Companies	7	$0.00	0	$0.00
Pooled Investment Vehicles	20	$95,460.45	5	$13,052.64
Other Accounts	10	$9,951.28	0	$0.00
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	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Duko(8)
Registered Investment Companies	8	$0.00	0	$0.00
Pooled Investment Vehicles	10	$1,466.94	0	$0.00
Other Accounts	2	$1,774.76	0	$0.00
Forgash(9)
Registered Investment Companies	5	$0.00	0	$0.00
Pooled Investment Vehicles	26	$17,658.98	2	$7,079.87
Other Accounts	12	$10,025.08	1	$230.84
Gupta (10)
Registered Investment Companies	2	$0.00	0	$0.00
Pooled Investment Vehicles	8	$2,163.90	1	$0.03
Other Accounts	14	$5,658.56	2	$3,482.80
Hyman(11)
Registered Investment Companies	20	$0.00	0	$0.00
Pooled Investment Vehicles	13	$5,210.13	3	$401.66
Other Accounts	28	$87,803.84	3	$6,490.09
Johnson(12)
Registered Investment Companies	0	$0.00	0	$0.00
Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	0	$0.00	0	$0.00
Lu(13)
Registered Investment Companies	0	$0.00	0	$0.00
Pooled Investment Vehicles	0	$0.00	0	$0.00
Other Accounts	0	$0.00	0	$0.00
Mittal(14)
Registered Investment Companies	28	$0.00	0	$0.00
Pooled Investment Vehicles	22	$51,073.63	2	$5,030.65
Other Accounts	143	$93,353.77	12	$6,181.63
Neogy(15)
Registered Investment Companies	1	$0.00	0	$0.00
Pooled Investment Vehicles	10	$4,938.92	0	$0.00
Other Accounts	0	$0.00	0	$0.00
Pier(16)
Registered Investment Companies	9	$0.00	0	$0.00
Pooled Investment Vehicles	23	$22,969.28	1	$4,792.52
Other Accounts	27	$73,970.33	0	$0.00
Romo(17)
Registered Investment Companies	3	$0.00	0	$0.00
Pooled Investment Vehicles	24	$7,761.24	1	$1,137.94
Other Accounts	20	$13,977.39	0	$0.00
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	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Sud(18)
Registered Investment Companies	3	$0.00	0	$0.00
Pooled Investment Vehicles	11	$3,518.65	1	$116.62
Other Accounts	6	$3,602.65	0	$0.00
(1)
Mr. Arora co-manages the PIMCO Sector Fund Series - BC and the PIMCO Sector Fund Series – I ($3,183.8 million).
(2)
Mr. Arnopolin co-manages the PIMCO Sector Fund Series – EE.
(3)
Mr. Bodereau co-manages the PIMCO Sector Fund Series - BC.
(4)
Mr. Brons co-manages the PIMCO Sector Fund Series – I ($3,183.8 million).
(5)
Mr. Chang co-manages the PIMCO Sector Fund Series - AH and the PIMCO Sector Fund Series - AI.
(6)
Mr. Cudzil co-manages the PIMCO Sector Fund Series – AM ($54.5 million).
(7)
Mr. Dhawan co-manages the PIMCO Sector Fund Series - EE.
(8)
Mr. Duko co-manages the PIMCO Sector Fund Series - BL.
(9)
Mr. Forgash co-manages the PIMCO Sector Fund Series – BL and the PIMCO Sector Fund Series – H ($111.9 million).
(10)
Mr. Gupta co-manages the PIMCO Sector Fund Series – AM ($54.5 million).
(11)
Mr. Hyman co-manages the PIMCO Sector Fund Series – AM ($54.5 million).
(12)
Mr. Johnson co-manages the PIMCO Sector Fund Series – AM ($54.5 million).
(13)
Mr. Lu co-manages the PIMCO Sector Fund Series – AH and the PIMCO Sector Fund Series - AI.
(14)
Mr. Mittal co-manages the PIMCO Sector Fund Series – I ($3,183.8 million).
(15)
Mr. Neogy co-manages the PIMCO Sector Fund Series - AH and the PIMCO Sector Fund Series - AI.
(16)
Ms. Pier manages the PIMCO Sector Fund Series – H ($111.9 million).
(17)
Mr. Romo manages the PIMCO Sector Fund Series - EE.
(18)
Mr. Sud co-manages the PIMCO Sector Fund Series – I ($3,183.8 million).
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios. Investors should be aware that investments made by a Portfolio and the results achieved by a Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to a Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or Portfolio when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolios or to accounts in which a Portfolio invests. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies, purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the investing account and/or PIMCO but detrimental to the underlying account. Such conflicts of interest could similarly in theory
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give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the underlying account and/or PIMCO and that may or may not be detrimental to the investing account. For example, even if there is a fee waiver or reimbursement in place relating to a Portfolio's investment in an underlying account, or relating to an investing account's investment in a Portfolio, this will not necessarily eliminate all conflicts of interest, as PIMCO could nevertheless have a financial incentive to favor investments in PIMCO-affiliated funds and managers (for example, to increase the assets under management of PIMCO or a fund, product or line of business, or otherwise provide support to, certain funds, products or lines of business), which could also impact the manner in which certain transaction fees are set. Conversely, PIMCO’s duties to the Portfolios, as well as regulatory or other limitations applicable to the Portfolios, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolios in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. To the extent portfolio managers of a Portfolio or other PIMCO-sponsored account acting as investing account come into possession of MNPI regarding a Portfolio that is a current or potential underlying account in connection with their official duties (including potentially serving as portfolio manager of one or more such underlying accounts), portfolio managers of the Portfolio (or other PIMCO-sponsored account) acting as investing account may not base trading decisions for such investing accounts on MNPI relating to any Portfolio acting as underlying account.
Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Portfolios or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolios or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolios or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Portfolio Trading. Subject to PIMCO’s policies and procedures, PIMCO may engage in “portfolio trading” for certain Clients which involves grouping similar, but not identical, securities and selling them as a single transaction. Not all Clients are eligible to participate in portfolio trading, and this approach may not achieve the same execution quality as trading the same security, or individual securities, on a standalone basis. Portfolio trading also presents potential conflicts of interest, including conflicts relating to valuation and the allocation of proceeds among participating Clients. These conflicts could result in some Clients being disadvantaged relative to some Clients as compared to other Clients. Although PIMCO has adopted policies and procedures designed to manage and mitigate these conflicts, those measures may not always be effective.
Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.
Cross Trades. A potential conflict of interest may arise in instances where a Portfolio buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers. PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, a Portfolio, and these relationships may influence PIMCO’s selection of these service providers for a Portfolio. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote a Portfolio over other funds or financial
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products. In such circumstances, there is a conflict of interest between PIMCO and a Portfolio if the Portfolios determine not to engage or continue to engage these service providers.
Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients, including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Portfolios or other accounts may result in the Portfolios not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and objectives fairly and equitably over time, taking into consideration relevant factors including, without limitation: (i) the nature of the security or instrument and associated risk characteristics; (ii) applicable investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; (iii) risk tolerances; (iv) amounts of available cash; (v) the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); (vi) whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity; and (vii) other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objective or focus of the Client account category, which may adversely affect a Client account. In addition, quantitative strategies and certain other Client account types will have access to certain trading platforms in PIMCO’s discretion that may result in priority of trade allocations over other Client accounts or more favorable execution. In certain instances, issuers, underwriters, or counterparties may restrict participation in new issue distributions or other specialized opportunities to particular market participants and, as a result, such issuances or opportunities may not be available to, or allocated to, certain Client accounts, even where otherwise appropriate or suitable. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above.
Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of Clients may change over time as market conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses
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applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including the Portfolio, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolios and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates) in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. Such inconsistent positions may arise with respect to quantitative/systematic strategies, for example, when the investment model establishes a short position, and one or more other Clients maintain a long position. The subsequent short sale may result in a decrease in the price of the security that the other Client holds a long position. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client. Additionally, in certain circumstances, Client assets in discretionary Accounts may be deployed in connection with offerings of securities, including to support or facilitate larger syndicated transactions. This may create incentives to allocate such opportunities or structure transactions in a manner that benefits PIMCO or its affiliates.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
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In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Although PIMCO generally does not actively trade or manage assets on its own behalf, from time to time, PIMCO or an affiliate may invest on its own behalf, as principal, for strategic or other reasons (a proprietary investment). This may occur, for example, when the investment is an equity interest (e.g., stock or warrants) made in connection with PIMCO’s use of a product or service supplied by the issuer. In connection with these proprietary investments, PIMCO may eventually hold common stock or other publicly traded equity and may ultimately dispose of or hedge its exposure, as principal, to such proprietary investment. Such proprietary investments may be suitable for, or alternatively competitive with, a Client. In either case, PIMCO is permitted to allocate such investments away from a Client to PIMCO.
These proprietary investments can ultimately result in conflicts with Clients that also invest (including debt and equity investments) in or transact with the issuer or with other companies which may be transacting with the issuer. In other cases, a Client may be prohibited from making or disposing of an investment in the proprietary investment, or a related instrument, even when it would be in the Client’s best interest to do so. Although PIMCO will seek to mitigate and address such conflicts in a fair and reasonable manner, it may not be able to do so, and will have an incentive to favor PIMCO’s interests over the Client’s interests. PIMCO generally seeks to avoid committing to such investments if they would otherwise be suitable for and there is an investment interest on behalf of a Client; however, there is no guarantee that such measures will adequately mitigate the potential or actual conflicts, and PIMCO will have an incentive to favor its interests over a Client's interests.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, conflicts of interest may arise with respect to decisions such as: (i) whether to make the investment; (ii) whether to exercise certain rights; (iii) whether to take an action; (iv) how to exit an investment and (v) how to make determinations relating to proxy voting, corporate reorganizations, bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout). Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt
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holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.
Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases, PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI. In addition, PIMCO will, in many cases, rely on public information in connection with the valuation of certain securities when another business unit within PIMCO or one of its affiliates may be otherwise in possession of MNPI suggesting that such valuations may be inaccurate.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.
Co-Investments. The 1940 Act imposes significant limits on co-investments with affiliates of the Portfolios. The Portfolios may rely on no-action relief from the SEC staff that permits each Portfolio to rely on exemptive relief granted to other PIMCO-sponsored entities. This exemptive relief permits (among other things) PIMCO-sponsored funds to co-invest with their affiliates, including other PIMCO-sponsored registered funds and business development companies, PIMCO-sponsored or managed private funds and accounts and other PIMCO affiliates, subject to certain terms and conditions. The exemptive relief imposes certain conditions on co-investments made in reliance on such relief that may limit or restrict the Portfolios' ability to participate in an investment or participate in an investment to a
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lesser extent. An inability to receive the desired allocation to potential investments may affect the Portfolios' ability to achieve the desired investment returns. PIMCO seeks to allocate investment opportunities in a fair and equitable manner over time, consistent with its allocation policies and procedures. In the event investment opportunities are allocated among the Portfolios and a Portfolio's affiliates pursuant to the exemptive relief, a Portfolio may not be able to structure its investment portfolio in the manner desired. Pursuant to the exemptive relief, and subject to Board approval under certain circumstances, a Portfolio may invest in opportunities in which PIMCO and/or its affiliates have an existing investment. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Portfolios and its affiliates. For example, from time to time, the Portfolios and its affiliates may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. As required by the exemptive relief, the Portfolio has adopted, and the Board, including the “required majority,” has approved, policies and procedures reasonably designed to ensure compliance with the terms and conditions of the exemptive relief; PIMCO has adopted and implemented policies and procedures reasonably designed to prevent the Portfolios from being disadvantaged by participation in the co-investment program; and the Board is provided with regular reporting regarding the co-investment program.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolios) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. Clients (and investors in the Portfolios) should also be aware that a Portfolio may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Portfolio for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Portfolio investors’) interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
Certain service providers to the Portfolios are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Portfolios, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular portfolio and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Portfolios. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Additionally, the Portfolios may participate in
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certain investment opportunities sourced by PIMCO or an affiliate and excess demand may be placed or referred by an affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolios do not pay fees to the affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Portfolio's do not pay fees to the affiliated service provider in connection with such transactions. For example, PIMCO could have an incentive to allocate less of an investment opportunity to the Portfolios in order to increase fees received by the affiliated service provider (by increasing the amount of the opportunity placed or referred to third parties), or an incentive to consider the affiliated service provider's receipt of fees when determining whether a Porfolios will participate in such an investment opportunity (which may impair whether the investment opportunity is made available). Although PIMCO and the Portfolios have adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures will be successful. Moreover, PIMCO's policies and procedures may be modified or terminated at any time in PIMCO's sole discretion.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. Certain portfolio managers who manage assets of the Funds also manage certain accounts, such as PIMCO's private alternative funds, and may receive carried interest awards in connection with their management of such accounts. Carried interest is not a component of PIMCO's compensation program; rather, it is a separate long-term incentive arrangement that links eligible portfolio managers' economic outcomes to the outcomes of certain such accounts. Such portfolio managers may have an incentive to favor such accounts over the Funds in the allocation of investment opportunities. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.
Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Portfolios or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
●
Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio(s)) and relative to applicable industry peer groups and;
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Amount and nature of assets managed by the portfolio manager.
The following table provides a list of the applicable performance-related benchmarks used as one factor in determining portfolio manager variable compensation, for each Portfolio:
Portfolio	Benchmark Index
PIMCO Sector Fund Series - AH	JPMorgan Asia Credit Non-Investment Grade Index
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Portfolio	Benchmark Index
PIMCO Sector Fund Series – AI	JPMorgan Asia Credit Investment Grade Index
PIMCO Sector Fund Series – AM	Bloomberg U.S. MBS Fixed Rate Index
PIMCO Sector Fund Series – BC	70% ICE BofAML 8% Constrained Core West Preferred & Jr Subordinated Securities Index (P8JC) and 30% ICE BofAML Contingent Capital Index (COCO)
PIMCO Sector Fund Series – BL	J.P. Morgan BB/B Leveraged Loan Index
PIMCO Sector Fund Series – EE	JPMorgan Emerging Markets Bond Index (EMBI) Global
PIMCO Sector Fund Series – H	ICE BofAML U.S. High Yield, BB-B Rated, Constrained Index
PIMCO Sector Fund Series – I	Bloomberg U.S. Credit Index
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.
Securities Ownership
To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2026 (except as noted) by each portfolio manager of the Portfolios.
Portfolio Manager	Funds Managed by Portfolio Manager	Dollar Range of Shares Owned
Amit Arora	PIMCO Sector Fund Series – BC	None
	PIMCO Sector Fund Series – I	None
Yacov Arnopolin	PIMCO Sector Fund Series – EE	None
Philippe Bodereau	PIMCO Sector Fund Series – BC	None
Jelle Brons	PIMCO Sector Fund Series - I	None
Stephen Chang	PIMCO Sector Fund Series – AH	None
	PIMCO Sector Fund Series – AI	None
Mike Cudzil	PIMCO Sector Fund Series – AM	None
Pramol Dhawan	PIMCO Sector Fund Series – EE	None
Jason Duko	PIMCO Sector Fund Series – BL	None
David Forgash	PIMCO Sector Fund Series – BL	None
	PIMCO Sector Fund Series – H	None
Munish Gupta	PIMCO Sector Fund Series – AM	None
Daniel Hyman	PIMCO Sector Fund Series – AM	None
Kevin Johnson	PIMCO Sector Fund Series – AM	None
Lucien Lu	PIMCO Sector Fund Series – AH	None
	PIMCO Sector Fund Series – AI	None
Mohit Mittal	PIMCO Sector Fund Series – I	None
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Portfolio Manager	Funds Managed by Portfolio Manager	Dollar Range of Shares Owned
Abhijeet Neogy	PIMCO Sector Fund Series – AH	None
	PIMCO Sector Fund Series – AI	None
Sonali Pier	PIMCO Sector Fund Series – H	None
Javier Romo	PIMCO Sector Fund Series – EE	None
Saurabh Sud	PIMCO Sector Fund Series - I	None
Distribution Of Trust Shares
Distributor
PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolio's shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board of Trustees. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolios without penalty, at any time, by the Portfolios by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.
The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).
Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other Portfolios, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the Securities Act. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Intermediary Agreements
The Portfolios may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.
Purchases, Exchanges and Redemptions
Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares,” “Redeeming Shares,” and “Exchange Privilege.” Each Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
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Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.
Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.
Certain Portfolios may not be qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their state of domicile or residence. Shares of a Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.
As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.
Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Portfolios. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Portfolios and their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.
Under normal circumstances, orders for exchanges accepted prior to the close of regular trading on the NYSE (normally, 4:00 p.m. Eastern Time) (“NYSE Close”) on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the scheduled close of regular trading on the NYSE on any business day will be executed at the respective net asset values determined at the close of the next business day.
An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.
The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.
The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.
The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.
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Unclaimed Property Laws. These laws require investment companies, such as the Trust, to undertake various efforts, including monitoring Portfolio direct accounts for shareholder-initiated activity. A Portfolio direct account is deemed lost when there is no shareholder-initiated activity or an invalid mailing address during a statutorily prescribed time period (generally, three or five years). If a shareholder’s Portfolio direct account is dormant or “lost,” the Trust may be required to transfer the account to the state in which the shareholder resides, in accordance with applicable unclaimed property (also called escheat) laws. To help protect their accounts, shareholders should keep their accounts up-to-date and active.
If a shareholder invests into a Portfolio direct account, it is the shareholder’s responsibility to ensure that the shareholder provides a current and valid mailing address to the Trust or Portfolio (as applicable). Failure to provide a current and valid address will result in an interruption of purchases, redemptions or distributions, as described herein. If the United States Post Office or another carrier returns mailings sent to the shareholder as undeliverable, future mailings will be suppressed. Further, under such circumstances, if the shareholder has elected to receive income dividends and capital gains distributions in cash, subsequent distributions will automatically be reinvested back into the shareholder’s account until the address on the account has been updated. In the event a Portfolio is liquidated, direct account liquidation proceeds may be withheld from distribution pending the receipt of further instructions or until required to be transferred to the applicable state pursuant to applicable unclaimed property laws.
Mail suppression, described above, and a lack of shareholder-initiated activity will impact whether a shareholder’s Portfolio direct account is subject to escheatment under applicable law.
Shareholders should contact their financial professional or PIMCO at 888.87.PIMCO for further information about state unclaimed property laws and/or to update their address or to generate shareholder-initiated activity in your account(s). For general information about unclaimed property rules, shareholders should visit the National Association of Unclaimed Property Administrators website at www.unclaimed.org. Shareholders may also visit pimco.com/investments/unclaimedproperty for a brief Q&A on the topic.
Deceased Shareholders. If PIMCO receives information confirming that a Portfolio direct account shareholder is deceased, to protect that shareholder and his or her beneficiaries, any Automatic Investment Plan, Automatic Exchange Plan and Automatic Withdrawal Plan in the account(s) associated with the shareholder will be suspended, and future cash dividends and/or capital gain payments will be reinvested back in such account(s) until such time as the authorized beneficiary or designee provides adequate instructions to the Portfolio regarding such account. To determine what documentation is needed to transfer ownership of an account, shareholders should contact the transfer agent at 888.87.PIMCO. In the event a Portfolio is liquidated, direct account liquidation proceeds will be sent to the shareholder of record.
Request for Multiple Copies of Shareholder Documents
To reduce expenses related to mailings of shareholder documents, it is intended that only one copy of the Portfolio's Offering Memorandum and each annual and semi-annual report, when available, will be sent to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with the Portfolio, call the Trust at 844.312.2113. You will receive the additional copy within 30 days after receipt of your request by the Portfolio. Alternatively, if your shares are held through a financial institution, please contact the financial institution directly.
Net Asset Value
Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Taxation
The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is
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based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.
Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify and be subject to tax as a regulated investment company, each Portfolio generally must, among other things, (i) derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock, securities or currencies (“Qualifying Income Test”); (ii) diversify holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of the Portfolio’s assets is represented by cash, cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) the securities of certain controlled issuers in the same or similar trades or businesses or the securities of one or more “qualified publicly traded partnerships;” and (iii) distribute in each taxable year dividends of an amount at least equal to the sum of (a) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), and (b) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If the Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax.
If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individual shareholders. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.
As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes as dividends to its shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Unless an applicable exception applies, a Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, the Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.
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A Portfolio is generally permitted to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains. If the Portfolio incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. In the event that the Portfolio were to experience an ownership change as defined under the Internal Revenue Code, the capital loss carryforwards and other favorable tax attributes of the Portfolio, if any, may be subject to limitation.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Distributions
All dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Portfolio’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.
Although all or a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income”, it is not expected that any such portion would be significant. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals and other non-corporate taxpayers on certain “qualified dividend income.” Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any Portfolio’s participation in a securities lending transaction may affect the amount, timing, and character of distributions derived from such transaction to shareholders. In this case, amounts derived by a Portfolio in place of dividends earned on a security during the period that such security was not directly held by the Portfolio may not give rise to qualified dividend income or the deduction for dividends received by certain corporations. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
In addition, any distributions of net short-term capital gains generally would be taxed as ordinary income and any distribution of capital gain dividends generally would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid by a Portfolio for a taxable year constituting “exempt-interest dividends” will be reported after the end of each calendar year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during such year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, a shareholder who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net
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tax-exempt income to total net income actually earned by the Portfolio while a shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect the Portfolio and its shareholders, including its ability to distribute exempt-interest dividends.
A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
In taxable years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.
Certain distributions reported by a Portfolio as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Internal Revenue Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Portfolio is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Portfolio’s business interest income over the sum of the Portfolio’s (i) business interest expense and (ii) other deductions properly allocable to the Portfolio’s business interest income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.
A Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Internal Revenue Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) a Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from a Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.
Sales of Shares
Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss
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realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption. Certain redemptions by a shareholder may be treated for tax purposes as dividends.
Your financial intermediary or the Portfolios (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct a Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.
If a shareholder is a corporation and has not instructed a Portfolio that it is a C corporation in its account application or by written instruction, a Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
Potential Pass-Through of Tax Credits
If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The applicable Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.
Backup Withholding
A Portfolio may be required to withhold up to 24% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal tax liability.
Options, Futures, Forward Contracts, and Swap Agreements
Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.
Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating a Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures,
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forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which generally would be taxed as ordinary income when distributed to shareholders.
A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the 50% dividends- received deduction, as the case may be.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.
Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If the IRS did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.
Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.
In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of a Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by a Portfolio.
A Portfolio may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Portfolio would not be included in the Portfolio’s income at the time of receipt. The premium paid by the Portfolio would be a nondeductible capital expenditure. If a call option sold by the Portfolio or a put option purchased by the Portfolio were to be exercised, the Portfolio could realize a gain or loss. If a call option purchased by the Portfolio or a put option sold by the Portfolio were to be exercised, the Portfolio’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Short Sales
Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.
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Passive Foreign Investment Companies
Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.
Each Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances (i.e., a “qualified electing fund” or “QEF” election), a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If a Portfolio made a QEF election with respect to a PFIC, the special rules, discussed above, relating to the taxation of excess distributions, would not apply, and the Portfolio would be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. Under Treasury Regulations, certain income derived by a Portfolio from a PFIC with respect to which the Portfolio has made a QEF election generally constitutes income under the Qualifying Income Test for purposes of determining the Portfolio’s ability to be subject to tax as a regulated investment company if the PFIC makes current year distributions of that income to the Portfolio or if the Portfolio’s income from an investment in the PFIC is derived with respect to the Portfolio’s business of investing in stock, securities or currencies. Alternatively, another election may be available that would involve marking to market a Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. Each Portfolio may be restricted in its ability to make QEF elections with respect to its investments in issuers that could be treated as PFICs in order to limit its tax liability or maximize its after-tax return from these investments. Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.
Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and generally will be taxed to shareholders either as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a portfolio that did not invest in PFIC shares.
Foreign Currency Transactions
Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time a Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments or contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument, security or contract and the date of disposition also are treated as ordinary gain or loss. These foreign currency gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income. A Portfolio's foreign currency losses are generally treated as realized losses for reporting purposes but may decrease a Portfolio's taxable income and may cause a Portfolio's distributions to shareholders to be reported as returns of capital for income tax purposes.
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Foreign Taxation
Income and gains derived by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. As such, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of a Portfolio’s total assets at the close of their taxable year consists of securities of foreign corporations or foreign governments or at the close of each quarter, shares of other regulated investment companies, such Portfolio will be eligible to elect to “pass-through” to the Portfolio’s shareholders the amount of foreign income and similar taxes paid by the Portfolio. If this election is made, a shareholder subject to tax generally will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign taxes paid by the Portfolio, and the shareholder may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his or her taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified after the close of the Portfolio’s taxable year whether the foreign taxes paid by the Portfolio will “pass-through” for that taxable year.
Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to such shareholder’s total foreign source taxable income. For this purpose, if the pass-through election is made, the source of a Portfolio’s income would flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.
Original Issue Discount and Market Discount
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.
Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, a Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by a Portfolio.
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Investments in REITs and REMICs
Some of the Portfolios may invest in REITs. Such investments in REIT equity securities may require a Portfolio to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Portfolio may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Portfolio’s investments in REIT equity securities may at other times result in a Portfolio’s receipt of cash in excess of the REIT’s earnings; if a Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income. Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends distribute sufficient income. Treasury regulations allow a Portfolio to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of a Portfolio that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.
As discussed above, a Portfolio or some of the REITs in which a Portfolio may invest may be permitted to hold senior or residual interests in REMICs or debt or equity interests in TMPs. Under Treasury regulations not yet issued, but that may apply retroactively, a portion of a Portfolio’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are expected to provide that excess inclusion income of a regulated investment company, such as a Portfolio, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by shareholders, with the same consequences as if shareholders held the related REMIC residual or TMP interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.
If at any time during any taxable year a “disqualified organization” (as defined in the Internal Revenue Code) is a record holder of a share in a regulated investment company earning excess inclusion income, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. It is not expected that a substantial portion of a Portfolio’s assets will be residual interests in REMICs. Additionally, the Portfolios do not intend to invest in REITs in which a substantial portion of the assets will consist of residual interests in REMICs.
Uncertain Tax Consequences
A Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for a Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when a Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolios to the extent necessary in order to seek to ensure that they distribute sufficient income so that they do not become subject to U.S. federal income or excise tax.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
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Constructive Sales
Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.
Non-U.S. Shareholders
Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax. Non-U.S. shareholders may also be subject to U.S. federal withholding tax on deemed income resulting from any election by a Portfolio to treat qualified foreign taxes it pays as passed through to its shareholders (as described above), but may not be able to claim a U.S. tax credit or deduction with respect to such taxes.
A Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.
The Portfolios are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolios to enable the Portfolios to determine whether withholding is required.
Income Tax on Sale of a Portfolio’s Shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
A Portfolio may invest in the securities of corporations that invest in U.S. real property, including U.S. REITs. The sale or other disposition of a U.S. real property interest (“USRPI”) by a Portfolio, a U.S. REIT, or a U.S. real property holding corporation in which the Portfolio invests may trigger special tax consequences to the Portfolio’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act, as amended (“FIRPTA”), makes non-U.S. persons subject to U.S. tax on the sale or other disposition of a USRPI as if such person was a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Internal Revenue Code provides a look-through rule for distributions of FIRPTA gain by certain RICs received from U.S. REITs. Because each Portfolio expects to invest less than 50% of its assets at all times, directly or indirectly, in USRPIs, each Portfolio expects that neither gain on the sale or redemption of Portfolio shares nor Portfolio dividends and distributions would be subject to FIRPTA reporting and any related tax withholding.
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State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.
Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.
The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.
Other Taxation
Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of the Portfolio’s dividend distribution that is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.
Other Information
Capitalization
The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his or her pro rata share of the net assets of that Portfolio.
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.
Voting Rights
Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any
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existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at any shareholder meeting. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.
The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Portfolios own shares of a money market fund or short-term bond fund pursuant to the November 19, 2001 SEC exemptive order discussed above, the Portfolios will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund. If such money market or short-term bond fund has no other shareholders except the Portfolios and other PIMCO-advised funds, the Portfolios will vote such shares in proportion to the votes of the respective Portfolio’s shareholders on the proposal, or if such Portfolio's shareholders are not solicited for their vote on the same proposal, such Portfolio will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.
Control Persons and Principal Holders of Securities
The Portfolios, other than PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series – I and PIMCO Sector Fund Series – H, were not operational as of the date of this Offering Memorandum Supplement. As of July 7, 2026, the following persons owned of record or beneficially 5% or more of the shares of the following Portfolios:
FUND NAME	CLASS	REGISTRATION	SHARES BENEF- CIALLY OWNED	PERCENT- AGE OF OUTSTAND- ING SHARES OF CLASS OWNED
PIMCO SECTOR FUND SERIES – I	INST	JP MORGAN CHASE FBO NMSIC UBF 111 POLARIS PARKWAY, COLUMBUS OH 43240	99,464,828.03*	29.78%
PIMCO SECTOR FUND SERIES – I	INST	MAC & CO AC XXXXXX MUTUAL FUND OPERATIONS, PO BOX 3198, PITTSBURGH PA 15230-3198	30,441,412.09	9.11%
PIMCO SECTOR FUND SERIES – I	INST	MAC & CO A C XXXXXX MUTUAL FUND OPERATIONS, PO BOX 3198, PITTSBURGH PA 15230-3198	22,684,740.35	6.79%
PIMCO SECTOR FUND SERIES – I	INST	NORTHERN TRUST COMPANY FBO RUSH UNIV MEDICAL CENTER INACTIVE 801 S CANAL C 1N, CHICAGO IL 60607	18,801,619.18	5.63%
PIMCO SECTOR FUND SERIES – H	INST	NORTHERN TRUST FBO ILLINOIS STATE UNIVERSITIES RETIREMENT SYSTEM 801 S CANAL ST # CB-1N, CHICAGO IL 60607-4715	61,151,78.86*	49.34%
PIMCO SECTOR FUND SERIES – H	INST	NORTHERN TRUST COMPANY FBO NEBRASKA STATE OF DI PENSION 801 S CANAL ST # CB-1N, CHICAGO IL 60607-4715	2,555,566.87	20.62%
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FUND NAME	CLASS	REGISTRATION	SHARES BENEF- CIALLY OWNED	PERCENT- AGE OF OUTSTAND- ING SHARES OF CLASS OWNED
PIMCO SECTOR FUND SERIES – H	INST	STATE STREET KANSAS CITY FBO PIMCO MULTISECTOR CREDIT CIT 2323 GRAND BLVD FL 5TH-0, | KANSAS CITY MO 64108-3558	1,420,546.25	11.46%
PIMCO SECTOR FUND SERIES – H	INST	NORTHERN TRUST COMPANY FBO CUMMINS MAC PORTFOLIO 801 SOUTH CANAL STREET, CB-1N, CHICAGO IL 60607-4715	949,701.05	7.66%
PIMCO SECTOR FUND SERIES – AM	INST	MAC & CO AC XXXXXX MUTUAL FUND OPERATIONS, PO BOX 3198, PITTSBURGH PA 15230-3198	3,799,010.42*	71.12%
PIMCO SECTOR FUND SERIES – AM	INST	STATE STREET BANK & TRUST FBO MASSMUTUAL PENSION PLAN TRUST 2323 GRAND BLVD 5TH FLOOR, KANSAS CITY MO 64108-3558	992,509.69	18.58%
PIMCO SECTOR FUND SERIES – AM	INST	MAC & CO AC XXXXXX MUTUAL FUND OPERATIONS, PO BOX 3198, PITTSBURGH PA 15230-3198	550,499.82	10.31%
*
Entity owned 25% or more of the outstanding shares of beneficial interest of the Fund, and therefore may be presumed to “control” the Fund, as that term is defined in the 1940 Act.
Code of Ethics
The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and Advisers Act, as amended. These Codes of Ethics permit personnel, subject to the Codes of Ethics, to invest in securities, including securities that may be purchased or held by the Portfolios, and such personnel do, from time to time, invest in securities held by the Portfolios.
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”), 2323 Grand Boulevard, 5th Floor Kansas City, MO 64108, serves as custodian for assets of all Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign sub-custodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiaries.
Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that
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expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.
SS&C Global Investor & Distribution Solutions, Inc., 80 Lamberton Road Windsor, CT 06095, serves as transfer agent and dividend disbursing agent for the Portfolios.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.
Legal Counsel
Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as legal counsel to the Trust.
Financial Statements
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.
PAPS0005OMS_080126
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Private Account Portfolio Series
Offering Memorandum
August 1, 2026
Short term PORTFOLIO
PIMCO Short Asset Portfolio
This cover is not part of the Offering Memorandum. The Portfolio issues shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO Short Asset Portfolio

Investment Objective
The Portfolio seeks maximum current income, consistent with daily liquidity.
Fees and Expenses of the Portfolio
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.00%
Distribution and/or Service (12b-1) Fees	N/A
Total Annual Portfolio Operating Expenses(1)	0.00%
1
As discussed in the “Purchase and Sale of Portfolio Shares” section of this Offering Memorandum, shares of the Portfolio may be purchased only by series of registered investment companies advised by Pacific Investment Management Company LLC (“PIMCO”) (each an “Investing Fund”). The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 in shares of the Portfolio for the time periods indicated, and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO Short Asset Portfolio	$0	$0	$0	$0
Principal Investment Strategies
The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.
The Portfolio may invest in the PIMCO Short Asset Portfolio Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO Short Asset Portfolio Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.
The average duration of the Portfolio will vary based on PIMCO’s market forecasts and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.
The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers without limit and may invest up to 20% of its total assets in non-U.S. dollar-denominated securities. The Portfolio seeks to eliminate unhedged foreign (non-U.S.) currency exposure (from non-U.S. dollar-denominated securities or currencies), although the Portfolio may have limited amounts of such exposure due to the difficulty in perfectly hedging currency exposures. The Portfolio may only invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 20% of its total assets in such instruments). The Portfolio may invest up to 60% of its total assets in corporate issuers.
The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, subject to applicable law and any other restrictions described in the Portfolio’s Offering Memorandum or Offering Memorandum Supplement. The Portfolio may invest up to 20% of its total assets in asset-backed securities and up to 10% of its total assets in privately issued mortgage-backed securities. The Portfolio may invest up to 10% of its total assets in interest rate swaps and up to 5% of its total assets in credit default swaps. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).
Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio‘s portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO. Mr. Schneider has managed the Portfolio since its inception in May 2017.
Purchase and Sale of Portfolio Shares
Shares of the Portfolio may be purchased only by series of the Investing Funds. PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.
Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”). Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

Private Account Portfolio Series | Offering Memorandum  1

PIMCO Short Asset Portfolio

Tax Information
The Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

2  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Description of Principal Risks
The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s investments as a whole are called “principal risks.” This section describes the principal risks of investing in the Portfolio. The Portfolio may be subject to additional risks other than those described below because the types of investments made by the Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objective and Policies” in the Offering Memorandum Supplement also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Portfolio’s portfolio will fluctuate in value due to changes or the anticipation of changes in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of the Portfolio’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by the Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Portfolio may experience losses as a result of movements in interest rates. The Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to the Portfolio.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value due to changes in interest rates. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of the Portfolio’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) adjusts its monetary policy, whether by raising or lowering interest rates or when such rates remain at elevated or historically low levels for a prolonged period. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. There is the risk that the income generated by investments may not keep pace with inflation. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect the Portfolio and its investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed income investments when due.
Changes in interest rates, including periods of rising or volatile rates, may result in heightened volatility and a decline in value of the Portfolio’s fixed income investments. Further, while U.S. bond markets have steadily grown over time, dealer “market making” capacity has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress. All of these factors, collectively and/or individually, could cause the Portfolio to lose value.
During periods of very low or negative interest rates, the Portfolio may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from the Portfolio’s performance to the extent the Portfolio is exposed to such interest rates.

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Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Portfolio. This is especially the case if the Portfolio consists of securities with widely varying durations. Therefore, if the Portfolio has an average duration that suggests a certain level of interest rate risk, the Portfolio may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Portfolio uses leverage or derivatives in connection with the management of the Portfolio.
Convexity is an additional measure used to understand a security’s or the Portfolio‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Portfolio holds such securities, the Portfolio may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality), and changes in the rate at which prepayments or redemptions occur can affect the return on investment of these securities. If an issuer calls a security in which the Portfolio has invested, the Portfolio may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
The Portfolio could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), the counterparty to a derivatives contract or a repurchase agreement, a borrower of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by the Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of the Portfolio. This is especially the case if the Portfolio consists of securities with widely varying credit ratings. Therefore, if the Portfolio has an average credit rating that suggests a certain credit quality, the Portfolio may in fact be subject to greater credit risk than the average would suggest. Credit risk is greater to the extent the Portfolio uses leverage or derivatives in connection with the management of the Portfolio, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rising or high interest rates may deteriorate the credit quality of an issuer or a counterparty, particularly if an issuer or a counterparty faces challenges rolling or refinancing its obligations. The Portfolio’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Portfolio’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). The Portfolio may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of the Portfolio may vary, in some cases significantly, from its interest rate duration.

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Market Risk
The market price of securities owned by the Portfolio may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to a variety of factors affecting (or perceiving to affect) securities markets generally or particular industries or sectors or issuers represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Portfolio. Even when markets perform well, there is no assurance that the investments held by the Portfolio will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war or armed conflicts, terrorism, social or political unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters or events can all negatively impact the securities markets, which could cause the Portfolio to lose value. This includes reliance on global supply chains that are susceptible to disruptions resulting from, among other things, war and other armed conflicts, tariffs, extreme weather events, and natural disasters. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. Issues in the construction and implementation of artificial intelligence systems and models (including software issues, issues related to the use of artificial intelligence and machine learning (“AI”), and other technological issues) may adversely impact the Portfolio. AI systems may contain design flaws or faulty assumptions, rely on incomplete or inaccurate data inputs, and may be difficult to interpret or audit. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of human control.
The domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar initiatives or developments, has resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Portfolio’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Portfolio’s investments. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments on a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether the Portfolio meets their individual financial needs and tolerance for risk.
When inflationary price movements occur, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of the Portfolio that invests in fixed income securities to decrease, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio and its shareholders.

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Higher interest rates generally lower the values of real estate-related assets. When this does not occur as expected, it presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments, such as loans, securitized debt and other fixed income securities. Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, the Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, the Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.
Collateralized Loan Obligations Risk
The Portfolio may invest in collateralized loan obligations (“CLOs”) and other similarly structured investments. A CLO is an asset-backed security typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. In addition to the risks associated with investment in such underlying assets, the structure and characteristics of a CLO present certain additional risks. The Portfolio’s investments in CLOs and other similarly structured investments may expose the Portfolio to heightened credit risk, interest rate risk, liquidity risk, market risk and prepayment and extension risk, as well as the risk of default on the underlying asset. In addition, investments in CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) risks related to the capability of the servicer of the securitized assets; (iv) the risk that the Portfolio may invest in tranches of CLOs that are subordinate to other tranches; (v) the structure and complexity of the transaction and the legal documents may not be fully understood at the time of investment and could lead to disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; and (vi) the CLO’s manager may perform poorly. CLOs may charge management and other administrative fees, which are in addition to those of the Portfolio.
The cash flows from a CLO are split into portions, called tranches, varying in risk and yield. Losses caused by defaults on underlying assets are borne first by the holders of subordinate tranches. Tranches are categorized as senior, mezzanine and subordinated/equity, according to their degree of risk. Interest on a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those of subordinated/equity tranches. The riskiest portion is the “equity” tranche which bears the first loss of any defaults from the underlying bonds or loans although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CLO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.
The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the instrument in which the Portfolio invests. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws.
Issuer Risk
The value of a security may decline for reasons related to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to the Portfolio and to the issuers of securities and other instruments in which the Portfolio invests.

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Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that the Portfolio could not meet requests to redeem shares issued by the Portfolio without significant dilution of remaining investors’ interests in the Portfolio. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Portfolio’s investments in illiquid investments may reduce the returns of the Portfolio because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Portfolio from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale, capital controls, delays or limits on repatriation of local currency, or insolvency of local governments. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during changes in interest rates, elevated volatility, market or geopolitical disruptions, economic uncertainty or public health crises. There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by the Portfolio and/or when the Portfolio wishes to dispose of it. Bond markets have consistently grown over time, while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace with the growth of bond markets and may remain constrained. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” remain limited relative to the size of the market. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets, especially during periods of economic uncertainty or market stress.
In such cases, the Portfolio, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Portfolio’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, Regulation S securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for the Portfolio to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require the Portfolio to sell securities at reduced prices or under unfavorable conditions, which would have an adverse effect on the Portfolio. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. Liquidity risk also refers to the risk that the Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply. Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of the Portfolio’s shares. Redemptions by these shareholders of their holdings in the Portfolio may impact the Portfolio’s NAV and the market price and secondary market liquidity of Portfolio shares. These redemptions may also force the Portfolio to sell its securities, which may negatively impact the Portfolio’s brokerage costs.
Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolio may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objective and Policies” in the Offering Memorandum Supplement. The Portfolio may use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies and/or geographic regions, and/or to manage (which may mean either to increase or decrease) exposure to other risks, such as interest rate, credit or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject the Portfolio to the potential for unlimited loss. The use of derivatives or other similar instruments may cause the Portfolio’s investment returns to be impacted by the performance of assets the Portfolio does not own, potentially resulting in the Portfolio’s total investment exposure exceeding the value of its portfolio.

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Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or the Portfolio may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for the Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, the Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses the Portfolio may incur if the call option is exercised, and derivative transactions where the Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by the Portfolio should not be viewed as the total returns or overall performance of the Portfolio. These strategies may also produce adverse tax consequences (for example, the Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income) and limit the Portfolio’s opportunity to profit or otherwise benefit from certain gains. The Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives may increase market exposure and are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, governmental risk, sanctions risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements, risks arising from mispricing or valuation complexity (including the risk of improper valuation), and risks associated with the underlying asset, reference rate or index. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Portfolio could lose more than the initial amount invested and derivatives may increase the volatility of the Portfolio, especially in unusual or extreme market conditions. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Portfolio may utilize asset segregation and posting of collateral for risk management or other purposes. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Portfolio. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Portfolio’s use of derivatives may increase or accelerate the amount of taxes payable by shareholders.
Non-centrally-cleared over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives or other similar investments that are exchange-traded or traded through a central clearing counterparty resides with the Portfolio's clearing broker or the clearinghouse. Derivatives that are cleared by a central clearing organization can still be subject to different risks, including the creditworthiness of the central clearing organization and its members. In addition, derivatives that are traded on an exchange are subject to the risk that an exchange may limit the maximum daily price fluctuation of a derivative contract and restrict or suspend trading of a contract that has reached a limit. Such limit governs only price movements of a contract during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. A daily limit may be reached for several consecutive days with little or no trading.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of the Portfolio and its counterparty. Therefore, it may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. In such cases, the Portfolio may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Portfolio will be subject to increased liquidity and investment risk.
When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the

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Portfolio’s hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose the Portfolio to additional risks. In addition, derivatives used for hedging may partially protect the Portfolio from the risks they were intended to hedge yet not fully mitigate the impact of such risks.
The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Portfolio’s derivative transactions, impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance and cause the Portfolio to lose value.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, if the Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, both adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Portfolio because the Portfolio may have to reinvest that money at lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited.
The Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. The Portfolio may invest in any tranche of mortgage-related and other asset-backed securities, including junior and/or equity tranches (to the extent consistent with the Portfolio’s guidelines), which are the first to absorb losses from defaults or other credit events in the underlying collateral pool and generally carry the highest levels of credit, liquidity and market risk. Additionally, to the extent the Portfolio invests directly in mortgages and other types of collateral (consistent with its investment guidelines), the Portfolio would be subject to risks similar (and in some cases to a greater degree) to those described above. Additionally, investments in subordinate mortgage-backed and other asset-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing a Portfolio's investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed securities are also subject to greater credit risk than those mortgage-backed or other asset-backed securities that are more highly related.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small or less developed, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting and auditing standards of foreign (non-U.S.) countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit the Portfolio’s ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by U.S. or foreign governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries, which can

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decrease the investment opportunities for the Portfolio subject to such limits. In addition, restrictions may be imposed after the Portfolio has invested in a jurisdiction and potentially force the Portfolio to dispose of an investment at an inopportune time or price. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by the Portfolio, particularly during periods of market turmoil and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on the Portfolio’s investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect the Portfolio’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed can vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could impact the Portfolio’s portfolio holdings by, among other things, reducing their value and/or liquidity or causing a downgrade in credit ratings. In addition, these measures could result in currency devaluation or volatility, increased market volatility, and/or economic disruptions in the securities or sanctioned country or throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent the Portfolio from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent the settlement of securities transactions and adversely impact the Portfolio's liquidity and performance and/or prevent the liquidation of the Portfolio holding sanctioned securities. The U.S. government may renegotiate some of its global trade relationships with foreign governments and may impose or threaten to impose significant tariffs. The imposition of tariffs, trade restrictions, currency restrictions or similar actions (or retaliatory measures taken in response to such actions) could contribute to volatility or overall declines in the U.S. and global investment markets. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, the Portfolio will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent the Portfolio invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, inflation, custody, regulatory uncertainty, legal, political, technical, headline, reputational, and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent the Portfolio invests in emerging market securities or other investments that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political, social, environmental and health events affecting that region, country or group of countries. Economic, business, political or social instability may affect emerging market securities differently, and often more severely, than developed market securities. To the extent the Portfolio focuses its investments in multiple asset classes of emerging market securities, it may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to the Portfolio.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments, or to obtain information needed to pursue or enforce such judgments, against issuers in emerging markets or for

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U.S. regulators to bring enforcement actions against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity and tradability of investments in or related to those regions. The Portfolio may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and the Portfolio could experience losses. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit events resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.) currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Portfolio in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Portfolio’s control, may result in a loss in value of the Portfolio’s sovereign debt holdings.
Currency Risk
If the Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Although the Portfolio may attempt to hedge its currency exposure into the U.S. dollar, it may not be successful in reducing the effects of currency fluctuations. The Portfolio may also hedge from one foreign currency to another. In addition, the Portfolio’s use of currency hedging may not be successful and the use of such strategies may lower the Portfolio’s potential returns.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including due to changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political or geopolitical developments in the U.S. or abroad. As a result, the Portfolio’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated securities may reduce the returns of the Portfolio. Devaluation of a currency by a country’s government or banking authority can significantly impact the value of any investments denominated in that currency. The Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as by currency restrictions, exchange control regulation, or governmental restrictions that limit or otherwise delay the Portfolio’s ability to convert currencies.
Currency risk may be particularly high to the extent that the Portfolio invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. The Portfolio's use of derivatives may also create leveraging risk. The Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause the Portfolio to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause the Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where the Portfolio does not hold the security or have the right to acquire it without payment of further consideration), could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out

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the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, the Portfolio may be forced to sell portfolio securities when it is not otherwise advantageous to do so. When the Portfolio reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in the Portfolio's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of the Portfolio's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities and prepayment penalties on borrowed funds. Leveraging transactions pursued by the Portfolio may increase its duration and sensitivity to various risks and interest rate environments. The Portfolio may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to the Portfolio.
Management Risk
The Portfolio and the Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Portfolio and the Subsidiary, as applicable. PIMCO may determine that certain factors are more significant than others. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which the Portfolio seeks to invest may not be available in the quantities desired, including in circumstances where other portfolios for which PIMCO acts as investment adviser, including portfolios with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Portfolio. To the extent the Portfolio employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Portfolio. The Portfolio is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Please refer to “Portfolio Managers – Conflicts of Interest” in the Offering Memorandum Supplement for further information. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolio and the Subsidiary, as applicable, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Portfolio and the Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of services of one or more key employees of PIMCO could have an adverse impact on the Portfolio and the Subsidiary, as applicable, ability to realize their investment objectives.
In addition, the Portfolio may rely on various third-party sources to calculate its NAV. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers' data sources. In particular, errors or systems failures and other technological issues may adversely impact the Portfolio’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Portfolio may be unable to recover any losses associated with such failures.
Subsidiary Risk
By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The investments held by the Subsidiary are generally similar to those that are permitted to be held by the Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Portfolio or the Subsidiary will be achieved.
The Subsidiary is not registered under the Investment Company Act of 1940, as amended (the ”1940 Act“) and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States could adversely affect the performance of the Portfolio and/or the Subsidiary and result in the Portfolio underperforming its benchmark index(es).

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Investments in the Subsidiary may also expose the Portfolio to tax risks. The Portfolio’s investments in the Subsidiary can accelerate the Portfolio’s recognition of income and cause it to be treated as ordinary income, regardless of the character of the Subsidiary’s income, potentially impacting the Portfolio's tax liabilities. Further, if a net loss is realized by the Subsidiary, such loss is generally not available to offset the income earned by the Portfolio, and such loss cannot be carried forward to offset taxable income of the Portfolio or the Subsidiary in future periods. For a discussion of the tax risks associated with the Portfolio's investments in the Subsidiary, please refer to “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of the Portfolio’s holdings.

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Management of the Portfolio
The business affairs of the Portfolio are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Portfolio. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolio and the Portfolio's business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2026, PIMCO had approximately $2.33 trillion in assets under management, including $1.92 trillion in third-party client assets. Assets include $77.4 billion (as of March 31, 2026) in assets managed by Prime Real Estate (formerly Allianz Real Estate), an affiliate and wholly-owned subsidiary of PIMCO and PIMCO Europe GmbH, that includes PIMCO Prime Real Estate GmbH, PIMCO Prime Real Estate LLC and their subsidiaries and affiliates. PIMCO Prime Real Estate LLC investment professionals provide investment management and other services as dual personnel through Pacific Investment Management Company LLC. PIMCO Prime Real Estate GmbH operates separately from PIMCO.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolio with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Portfolio or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
The Portfolio does not pay PIMCO a supervisory and administrative fee for the supervisory and administrative services they require. PIMCO provides supervisory and administrative services for the Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolio, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The Portfolio bears other expenses that are not covered under the supervision and administration agreement which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses).
As discussed in the “Portfolio Summary-Principal Investment Strategies” section, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. By investing in the Portfolio, each Investing Fund will agree that a portion of the advisory fee that each Investing Fund is currently obligated to pay PIMCO will be designated as compensation for the investment advisory services PIMCO provides to the Subsidiary. The Subsidiary will not pay PIMCO a fee for advisory or administrative services.
The table below shows the advisory and supervisory and administrative fee for the Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolio may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolio’s financial statements for information regarding the total ratio of expenses to average net assets.
Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)
Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.00%(1)	0.00%	0.00%
1
By investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

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Individual Portfolio Manager
The following individual has primary responsibility for managing the Portfolio.
Portfolio	Portfolio Manager(s)	Since	Recent Professional Experience
PIMCO Short-Asset	Jerome Schneider	5/17*
Managing Director, PIMCO. Mr. Schneider is a managing director in the Newport Beach office and leader of short-term portfolio management and funding. Prior to joining PIMCO in
2008, Mr. Schneider was a senior managing director with Bear Stearns. There he most recently specialized in credit and mortgage-related funding transactions and helped develop one of the first “repo” conduit financing companies. Additionally, during his tenure at Bear
Stearns he held various positions on the municipal and fixed income derivatives trading desks. He has investment experience since 1995 and holds an undergraduate degree in economics and international relations from the University of Pennsylvania and an MBA from the Stern School of Business at New York University.

*
Inception of the Portfolio
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio manager, the portfolio manager's compensation and the portfolio manager's ownership of shares of the Portfolio.
A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory contract for the Portfolio is available in the Portfolio’s report filed on Form N-CSR for the fiscal half-year ended September 30, 2025.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Portfolio. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Portfolio’s Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory filings from or on behalf of the Trust or the Portfolio creates a contract between or among any shareholder of the Portfolio, on the one hand, and the Trust, the Portfolio, a service provider to the Trust or the Portfolio, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum Supplement with respect to the Portfolio or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or the Portfolio is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to the Portfolio, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Portfolio’s then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.

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Purchases and Redemptions
Purchasing Shares
Shares of the Portfolio are restricted securities and are issued only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant NAV without a sales charge or other fee. PIMCO, acting as agent for the Investing Funds, will effect all purchases of shares of the Portfolio for the Investing Funds.
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Timing of Purchase Orders and Share Price Calculations. Under normal circumstances, a purchase order received by the Trust or its designee prior to the scheduled close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate the Portfolio’s NAV, as of the normally scheduled close of regular trading on the NYSE or such other time that the Portfolio may determine in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.
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Redeeming Shares — Additional Information. Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued. The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolio or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for other reasons such as compliance with anti-money laundering,anti-terrorism or sanctions obligations and requirements. Shares of the Portfolio are not registered or qualified for sale in the states. Shares of the Portfolio may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence.
Subject to the approval of the Trust, shares of the Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio’s investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Portfolio policy. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by the Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio’s shares, if such assets were included in the Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.
Redeeming Shares
As stated above, the Portfolio's shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolio may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of the Portfolio.
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Timing of Redemption Requests and Share Price Calculations. Under normal circumstances, a redemption request received by the Trust or its designee prior to the NYSE Close on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Portfolio name.
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Other Redemption Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolio to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

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The Trust agrees to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash, which may be in the form of a pro-rata slice of the Portfolio’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.
In order to meet redemption requests, the Portfolio typically expects to use a combination of sales of portfolio assets, holdings of cash and cash equivalents (including cash flows into the Portfolio) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Portfolio reserves the right to use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Portfolio’s use of redemptions in kind is discussed above.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. However, because only PIMCO is permitted to purchase and redeem Portfolio shares, on behalf of the Investing Funds, and because the Portfolio is intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Portfolio is negligible.
Information Regarding State Escheatment Laws
Portfolio accounts can be considered abandoned property. States increasingly are looking at inactive accounts as possible abandoned or unclaimed property. Under certain circumstances, the Portfolio (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. The Portfolio will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a Portfolio account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the Portfolio for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction.
The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in the Portfolio.
How Portfolio Shares are Priced
The price of the Portfolio’s shares is based on the Portfolio’s NAV. The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.
Portfolio shares are ordinarily valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Portfolio or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Portfolio reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Portfolio generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, the Portfolio reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Portfolio may determine.
For purposes of calculating NAV, Portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Portfolio can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Portfolio will normally use pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close if the NYSE Close occurs before the

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end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designated PIMCO as the valuation designee (“Valuation Designee”) for the Portfolio to perform the fair value determination relating to all Portfolio investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Portfolio investments. The Valuation Designee may value portfolio securities for which market quotations are not readily available and other Portfolio assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”). Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of the Portfolio’s assets that are invested in one or more open-end management investment companies, the Portfolio’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, the Portfolio may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in the Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of the Portfolio's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that the Portfolio holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Portfolio’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of the Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that the Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Portfolio may differ from the value that would be realized if the securities were sold.
Portfolio Distributions
The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. The Portfolio intends to declare income dividends daily and distribute them monthly to shareholders of record.
In addition, the Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. The Portfolio’s dividend and capital gain distributions will automatically be reinvested (net of any applicable withholding tax) in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.
Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Portfolio.
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Portfolio Distributions.  The Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in

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additional shares of the Portfolio. If the Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.
Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolio, it is not anticipated that a significant portion of the dividends paid by the Portfolio will be eligible to be reported as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long the Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that the Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that the Portfolio owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains. If the Portfolio reports a dividend as a capital gains distribution (typically from gains from investments that the Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of the Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by the Portfolio prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of the Portfolio’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its Account Application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them.
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Returns of Capital. If the Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in the Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
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Backup Withholding. The Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.
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Foreign Withholding Taxes. The Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, the Portfolio’s total return on those securities would be decreased. The Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of the Portfolio’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign

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governments, or if at least 50% of the value of the Portfolio’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases the Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from the Portfolio. Additionally the Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable the Portfolio to determine whether withholding is required.
Investment Restrictions
Fundamental Investment Restrictions
The investment restrictions set forth below are fundamental policies of the Portfolio and may not be changed without shareholder approval by vote of a majority of the outstanding shares of the Portfolio. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
1.
The Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
2.
The Portfolio may not, with respect to 75% of its assets,purchase securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio’s assets would be invested in securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;
3.
The Portfolio may not purchase or sell real estate although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
4.
The Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs;
5.
The Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
6.
The Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
7.
The Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Notwithstanding the foregoing, it is a fundamental policy of the Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objective and Strategies” section and whose shares may be offered to other parties as well as the Portfolio.
The Portfolio interprets its policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolio’s industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolio's industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
The Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that the Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.
Non-Fundamental Investment Restrictions
The Portfolio's investment objective as set forth in its “Investment Objective and Strategies” section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.
The Portfolio may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to Rule 22e-4 under the 1940 Act and the Portfolio's procedures adopted thereunder.

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For purposes of applying the Portfolio's investment policies and restrictions, the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio's credit quality guidelines because such value reflects the Portfolio's actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for the Portfolio and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolio). Some securities considered for investments by the Portfolio also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolio, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
Where applicable, PIMCO considers relevant ESG factors in its investment research process with the goal of enhancing risk-adjusted returns. Integrating relevant factors into the evaluation process does not mean that ESG related information is the sole or primary consideration for an investment decision. PIMCO’s portfolio managers and analyst teams consider a variety of factors including the materiality of those factors to make investment decisions. Where material, ESG factors can be important considerations when evaluating long-term investment opportunities and risks for asset classes, where applicable. The materiality of ESG considerations to investment decisions typically varies across asset classes, strategies, products and valuations.
PIMCO may aggregate orders for the Portfolio with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Portfolio and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by the portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
PIMCO may acquire on behalf of its clients (including the Portfolio) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
In some cases, PIMCO may sell a security on behalf of a client, including the Portfolio, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolio, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

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PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the Portfolio and buys and sells such securities, options and futures for the Portfolio through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Portfolio the best execution available. In seeking the best execution, PIMCO, having in mind the Portfolio’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolio invests or the rates negotiated by PIMCO on behalf of the Portfolio.
PIMCO places orders for the purchase and sale of portfolio investments for the Portfolio's accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of Portfolio securities, options and futures for the account of the Portfolio, PIMCO will seek the best execution of the Portfolio's orders. In doing so, the Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of Portfolios managed by PIMCO to execute transactions for the Portfolio, PIMCO will not consider the sale of Portfolio shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolio without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, the Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Portfolio. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of the Portfolio's portfolio) involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.
The portfolio turnover rate of the Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from

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short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.
Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Portfolio described under “Portfolio Summary” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolio from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any fund, investors in the Portfolio rely on the professional investment judgment and skill of PIMCO and the portfolio manager. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.
Investors should be aware that the investments made by the Portfolio and the results achieved by the Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies and/or portfolio management teams, similar to the Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds.
Significant shareholder purchases and redemptions could be driven by a variety of circumstances, such as changing market and economic conditions, and asset allocations or other decisions by PIMCO. Such transactions may adversely impact the Portfolio’s portfolio management. For example, the Portfolio may be forced to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or hold a comparatively large portion of its portfolio in cash due to significant shareholder purchases, in each case when the Portfolio otherwise would not seek to do so. These shareholder transactions may cause the Portfolio to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase the Portfolio’s transaction costs, accelerate the realization of taxable income if such sales of investments resulted in gains, cause the Portfolio to make taxable distributions to its non-redeeming shareholders to a greater extent than the Portfolio otherwise would have, or otherwise cause the Portfolio to perform differently than intended. Similarly, significant shareholder purchases may adversely affect the Portfolio’s performance to the extent the Portfolio is delayed in investing new cash and, as a result, holds a proportionally larger cash position than under ordinary circumstances. While such risks may apply to portfolios of any size, these risks are heightened in portfolios with fewer assets under management. In addition, new portfolios may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.
More generally, the Portfolio may be adversely affected when a large shareholder purchases or redeems large amounts of shares, which can occur at any time and may impact the Portfolio in the same manner as a high volume of purchase or redemption requests. These large shareholders include, but are not limited to, other funds, institutional investors, and asset allocators who make investment decisions on behalf of underlying clients. Large shareholder transactions may cause the Portfolio to make investment decisions at inopportune times or prices or miss attractive investment opportunities. In addition, such transactions may also cause the Portfolio to sell certain assets in order to meet purchase or redemption requests, which could indirectly affect the liquidity of the Portfolio’s portfolio. Such transactions may also increase the Portfolio’s transaction costs, decrease economies of scale, accelerate the realization of taxable income, or otherwise cause the Portfolio to perform differently than intended. While large shareholder transactions may be more frequent under certain circumstances, the Portfolio is generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Portfolio shares at any time. Moreover, the Portfolio is subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Portfolio.
Because the Portfolio may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Portfolio may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.
Investment Selection
In selecting investments for the Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy, analyzes credit and call risks, and uses other investment selection techniques. The proportion of the Portfolio’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors. In selecting investments for the Portfolio, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which are subject to change over time without notice in PIMCO's discretion. The proprietary quantitative models used by PIMCO may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data inputs, any of which may result in a decline in the value of an investment in the Portfolio. There is no guarantee that PIMCO's use of a proprietary quantitative model will produce the desired result.

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With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Investors should be aware that the investments made by the Portfolio and the results achieved by the Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this offering memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;
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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loans, including participations in and assignments thereof;
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delayed draw and delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
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obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government- sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Portfolio, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Similarly, the price of a bond fund with an average duration of fifteen years would be expected to fall approximately 15% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an interest rate is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of the Portfolio’s shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities. The U.S. Government Securities in which the Portfolio may invest may pay fixed, floating, variable, or adjustable interest rates.

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Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.
Municipal Bonds
Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Failure of municipal obligations to qualify for tax-exempt status, either at issuance or as a result of a deemed reissuance, may adversely affect the Portfolio and its shareholders, including its ability to distribute exempt-interest dividends. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets, which may adversely affect the ability of the Portfolio to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher-quality Municipal Bonds. Municipal Bonds may also have exposure to potential physical risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if they materialize, can adversely impact a municipal issuer’s financial plans in current or future years including, for example, the physical impairment of a facility or other source generating revenues backing a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of the Portfolio’s Municipal Bond investments. The types of Municipal Bonds in which the Portfolio may invest include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, loans, mortgages, pre-refunded and escrowed to maturity Municipal Bonds and other debt instruments and pools of any of the foregoing. The Portfolio may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
The Portfolio may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that the Portfolio investing in a tender option bond program will not be considered the owner of a tender option bond for U.S. federal income tax purposes, and thus will not be entitled to treat such interest as exempt from U.S. federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.
The Portfolio’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond the Portfolio’s control, which could require the Portfolio to dispose of portfolio investments at inopportune times and prices. The Portfolio may use a tender option bond program as a way of achieving leverage in its

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portfolio, in which case the Portfolio will be subject to leverage risk. The use of tender option bonds typically will impact the Portfolio’s duration and cause the Portfolio to be subject to increased duration and interest rate risk.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBSs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. A to-be-announced (“TBA”) transaction is a method of trading mortgage-backed securities. In a TBA transaction, the buyer and seller agree upon general trade parameters such as issuer, maturity, coupon, face value, price and the settlement date. The actual pools delivered generally are determined two days prior to the settlement date.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.
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Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, the Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose the Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. The Portfolio may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.
The Portfolio may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. The Portfolio may invest in other asset-backed securities that have been offered to investors.
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Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government, agency or government-sponsored entity guarantees of payments in such pools. As a result, investments in privately issued mortgage-related securities are subject to the credit risk of the underlying collateral directly, and such securities may experience significant losses, including total loss of principal, in the event of defaults or deterioration in the credit quality of the underlying mortgage loans. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral,

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credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Loan Participations and Assignments
The Portfolio may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and the Portfolio could become part owner of any collateral if a loan is foreclosed, subjecting the Portfolio to costs associated with owning and disposing of the collateral. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
The Portfolio may be subject to the risk that the returns of the Portfolio will decline during periods of falling interest rates because the Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below the Portfolio’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Portfolio to invest in lower-yielding securities. The Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification because the Portfolio’s portfolio manager believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by the Portfolio from its investments is likely to have an adverse effect on the Portfolio’s NAV, yield and total return.
Focused Investment
To the extent that the Portfolio focuses its investments in a particular sector, the Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; contagion risk within a particular industry or sector; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, the Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Portfolio to greater risk. The Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined

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by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, the Portfolio may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market.
Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
The Portfolio may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.“ Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the Portfolio may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Portfolio may also have exposure to reinsurance contracts. This may include exposure to ”excess of loss“ contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposure may also expose the Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Insurance-Linked and Other Instruments Risk
The Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play

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when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. The Portfolio may gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This exposure may include “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Portfolio's investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Foreign (Non-U.S.) Securities
The Portfolio may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. The Portfolio’s investments in foreign (non-U.S.) securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), instruments or securities that are issued by foreign governments, or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market

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instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for the Portfolio to the extent that it invests in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruptions; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
The Portfolio also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.
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Emerging Market Securities. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to developing (or “emerging market”) countries. The Portfolio is subject to the limitation on investment in emerging market securities noted in the Portfolio’s Portfolio Summary. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change at the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance:

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(i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; and future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments by a Portfolio in these currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; unreliable financial information regarding companies that are small and/or newly organized; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. Emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security. Custody services in many emerging market countries remain undeveloped. The Portfolio may be investing in emerging market countries where the current law and market practice carry fewer safeguards than in more developed markets, including the protection of client securities against claims from general creditors in the event of the insolvency of an agent selected to hold securities on behalf of the Portfolio, and a Portfolio's custodian and PIMCO have assumed no liability for losses resulting from the Portfolio acting in accordance with such practice.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. For purposes of calculating foreign currency exposure limits (from non-U.S. dollar denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency).
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Foreign Currency Transactions. To the extent the Portfolio invests in securities denominated in foreign (non-U.S.) currencies, it may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the

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Portfolio. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. The Portfolio may enter into these contracts to hedge against foreign exchange transactions for the Portfolios that are directed to the Portfolio's custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries.  To the extent foreign exchange transactions for the Portfolio are directed to the Portfolio’s custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. The Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has at times created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of the Portfolio’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Portfolio’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of.
The Portfolio may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if the Portfolio earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Portfolio’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Repurchase Agreements
The Portfolio may enter into repurchase agreements, in which a Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at a Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, a Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for the Portfolio.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for the Portfolio.
The Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to one-third of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. The Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets. In addition, the Portfolio may lend to certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
The Portfolio may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies. Additionally, the Portfolio may invest in futures and other derivatives that provide relevant exposures, including for equitization and hedging purposes. Investments in derivatives may take the form of buying and/or writing (selling) derivatives. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). The Portfolio may invest some or all of its assets in derivative instruments, subject to the Portfolio’s objective and policies. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will

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succeed. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objective and Policies” in the Offering Memorandum Supplement.
The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on the Portfolio. For example, a small investment in a derivative instrument may have a significant impact on the Portfolio’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. The Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. The Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objective and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.
CPI Swap.  A CPI swap is a fixed maturity, OTC derivative in which the investor receives the “realized” rate of inflation as measured by the Consumer Price Index for All Urban Consumers (“CPI”) over the life of the swap. The investor in turn pays a fixed annualized rate over the life of the swap. This fixed rate is often referred to as the “breakeven inflation” rate and is generally representative of the difference between treasury yields and TIPS yields of similar maturities at the initiation of the swap. CPI swaps are typically in “bullet” format, where all cash flows are exchanged at maturity. In addition to counterparty risk, CPI swaps are also subject to inflation risk, where the swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Portfolio Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that the Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by the Portfolio may increase its duration and sensitivity to interest rate changes and other market risks.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.
Correlation Risk.  In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In this regard, the Portfolio may seek to achieve its investment objectives, in part, by investing in derivatives positions that are designed to closely track the performance (or inverse performance) of an index on a daily basis. However, the overall investment strategies of the Portfolio are not designed or expected to produce returns which replicate the performance (or inverse performance) of the particular index, and the degree of variation could be substantial, particularly over longer periods. There are a number of factors which may prevent the Portfolio, or derivatives or other strategies used by the Portfolio, from achieving a desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fees, expenses and transaction costs, including

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borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by the Portfolio and the determination of the NAV of Portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which the Portfolio invests; (iv) the Portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of the Portfolio (due to share purchases or redemptions, for example), potentially resulting in the Portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform the Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Portfolio’s derivative transactions, or impede the employment of the Portfolio’s derivatives strategies, or adversely affect the Portfolio’s performance.
Other risks in using derivatives include the risk of mispricing and/or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, the Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.
Operational and Legal Risks.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
Investments in a Wholly Owned Subsidiary
It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the Portfolio may purchase these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this Offering Memorandum.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States and/or Japan could adversely affect the performance of the Portfolio and/or its Subsidiary and result in the Portfolio underperforming its benchmark index(es).
Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by the Portfolio from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

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Delayed Funding Loans and Revolving Credit Facilities
The Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Portfolio may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made. When the Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Investment in Other Investment Companies
The Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the Portfolio’s investment in the Subsidiary. The Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the Portfolio invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Participation in a cash sweep program where the Portfolio’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Portfolio to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. As a shareholder of a money market fund or cash management pooled investment vehicle, the Portfolio would indirectly bear the fees and expenses of the underlying fund or account which are in addition to the fees the Portfolio pays its service providers.
Subject to the restrictions and limitations of the 1940 Act, and the rules and regulations thereunder and any exemptive relief therefrom, the Portfolio may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolio.
Short Sales
The Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. A short sale is ”against the box“ to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolio may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
The Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However,

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some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid (i.e., classified by the Portfolio in a liquidity category other than “illiquid” pursuant to the Portfolio’s liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objective and Policies” in the Offering Memorandum Supplement.
Loans of Portfolio Securities
For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for details. When the Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Portfolio may pay lending fees to a party arranging the loan, which may be an affiliate of the Portfolio. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. The Portfolio bears the risk of such investments.
Temporary Defensive Positions
For temporary defensive purposes, the Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When the Portfolio engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of the Portfolio’s total net assets may be uninvested. In such cases, Portfolio assets will be held in cash in the Portfolio’s custody account. Cash assets are generally not income-generating and would impact the Portfolio’s performance.
Changes in Investment Objective and Policies
The investment objective of the Portfolio is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody’s Ratings (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings, Inc. (“Fitch”). Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by the Portfolio could receive a higher rating or a lower rating during the period in which they are held by the Portfolio. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
The Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Portfolio may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that the Portfolio invests in high yield and/or unrated securities, the Portfolio's success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and higher-rated securities.
Other Investments and Techniques
The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the

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Portfolio to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolio.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, the armed conflict among the United States, Israel, and Iran has caused, and could continue to cause, significant market disruptions and volatility. The conflict has had a particular negative impact on oil and gas markets, which could have a broader adverse effect on many sectors of the global economy in the future. In addition, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. Additional examples include, but are not limited to, heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil, natural gas, steel and aluminum, as well as other sectors, and on the Portfolio’s investments.
Information Security and Cybersecurity
As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, the Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect services providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect PIMCO or the Portfolio, including by causing losses or impairing PIMCO’s or the Portfolio’s operations. Information relating to the Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations.
Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support the Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third-party service providers that provide services to PIMCO or the Portfolio (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by the Portfolio, PIMCO and its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Portfolio, PIMCO or its service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio’s investments to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third-party service providers to the Portfolio. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may

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not be detected. The Portfolio and its shareholders may suffer losses as a result of a cyber security breach related to the Portfolio, its service providers, trading counterparties or the issuers in which the Portfolio invests.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Portfolio and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Portfolio and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which the Portfolio invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques.

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Financial Highlights
The financial highlights table is intended to help a shareholder understand the Portfolio’s financial performance for the last five fiscal years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of the Portfolio (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, the Portfolio’s independent registered public accounting firm. Its report, along with full financial statements, appears in Form N-CSR filed with the SEC.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO Short Asset Portfolio (Consolidated)
03/31/2026	$9.79	$0.44	$0.04	$0.48	$(0.42)	$0.00	$(0.04)	$(0.46)
03/31/2025	9.74	0.47	0.09	0.56	(0.46)	0.00	(0.05)	(0.51)
03/31/2024	9.60	0.48	0.18	0.66	(0.45)	0.00	(0.07)	(0.52)
03/31/2023	9.86	0.26	(0.02)	0.24	(0.49)	0.00	(0.01)	(0.50)
03/31/2022	10.03	0.09	(0.16)	(0.07)	(0.10)	0.00	0.00	(0.10)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
(a)
Net asset value includes adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. The actual tax characterization of distributions paid is determined at the end of the fiscal year. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Total return figures include adjustments required by U.S. GAAP. These values, and other performance figures relying on them, such as average annual total return data included in the Portfolios’ offering memoranda and in any shareholder reports, may differ from net asset values and performance reported elsewhere with respect to the Portfolios. Additionally, excludes applicable initial sales charges and contingent deferred sales charges.

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		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense and Dividends on Securities Sold Short	Expenses Excluding Interest Expense, Dividends on Securities Sold Short and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$9.81	5.01%	$6,890,609	0.00%	0.00%	0.00%	0.00%	4.46%	49%
9.79	5.93	6,044,808	0.00	0.00	0.00	0.00	4.84	53
9.74	7.04	5,235,359	0.00	0.00	0.00	0.00	4.97	55
9.60	2.48	4,622,405	0.00	0.00	0.00	0.00	2.62	21
9.86	(0.74)	5,423,395	0.00	0.00	0.00	0.00	0.92	112

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Appendix A
Description of Securities Ratings
The Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of the Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
US Municipal Short-Term Debt Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

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For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
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Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
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Nature and provisions of the financial obligation, and the promise S&P imputes; and
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Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations).
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
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Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
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Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
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Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
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A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

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t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

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an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers ‘+’ or ‘–‘ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers ‘+’ or ‘–’ may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

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INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 80 Lamberton Road, Windsor, CT 06095
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Portfolio's Offering Memorandum Supplement, Form N-CSR and annual and semi-annual reports to shareholders include additional information about the Portfolio. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. The Offering Memorandum Supplement contains detailed information about the Portfolio purchase, redemption and exchange options and procedures and other information about the Portfolio. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year. In Form N-CSR, you will find the Portfolio's annual and semi-annual financial statements.
You may obtain free copies of any of these materials, request other information about the Portfolio, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Reference the Trust’s Investment Company Act file number in your correspondence.
Daily updates on the NAV of the Portfolio may be obtained by calling 888.87-PIMCO.
Paper copies of the Portfolio's shareholder reports are required to be provided free of charge by the Portfolio or financial intermediary upon request.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s website at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Portfolio issues shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0003_080126

PIMCO Funds
Offering Memorandum Supplement
PIMCO Funds: Private Account Portfolio Series
PIMCO Short Asset Portfolio
August 1, 2026
This Offering Memorandum Supplement (the “Supplement”) is not an Offering Memorandum, and should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO Short Asset Portfolio (the “Portfolio”), a portfolio of PIMCO Funds (the “Trust”), dated August 1, 2026, as amended and supplemented from time to time. PIMCO Short Asset Portfolio (the “Portfolio”), issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Portfolio may be purchased only by series of the Trust or by series of registered investment companies advised by Pacific Investment Management Company (“PIMCO”) (each an “Investing Fund”). PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds. Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year. A copy of the Offering Memorandum, Annual Report or Semi-Annual Report, or Form N-CSR (when available) for the Portfolio may be obtained free of charge at the telephone number and address listed below.
PIMCO Funds
Regulatory Document Request
650 Newport Center Drive
Newport Beach, California 92660
Telephone: 1-888-87PIMCO
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

ii

The Trust
The Trust is an open-end management investment company (“mutual fund”). The Portfolio is an investment portfolio of the Trust. The Portfolio is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
Investment Objective And Policies
The investment objective and general investment policies of the Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of the Portfolio’s investments, strategies and risks is set forth below.
The Portfolio may invest in the PIMCO Short Asset Portfolio Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO Short Asset Portfolio Subsidiary LLC is referred to herein as the “Subsidiary.” The Subsidiary is advised by PIMCO and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, and Treasury bills. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objective and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.
U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (“TIGRs”), are not issued by the U.S. Treasury,
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and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (“CUBEs”)) are direct obligations of the U.S. government.
Municipal Bonds
The Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).
Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
The Portfolio may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.
The Portfolio may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity Municipal Bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO's determination of an issue's credit rating will generally be used for compliance with the Portfolio's investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), the Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Portfolio, be considered an investment in the respective U.S. Treasury and Agency securities. Tax legislation in 2017 eliminated the tax exemption for advance refunding of municipal bonds on a go-forward basis.
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Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.
The Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Portfolio’s investments in Build America Bonds, if any, will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, to the extent the Portfolio invests in tax-exempt Municipal Bonds, it may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.
The Portfolio may invest in municipal lease obligations. Municipal leases are instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments.Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. In deciding whether to purchase a lease obligation, the Portfolio will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. Municipal lease obligations may be less readily marketable than other municipal securities.
Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.
Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
The Portfolio may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. The Portfolio may also acquire illiquid municipal lease obligations, subject to regulatory limitations on investments in illiquid investments generally. Please
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refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.
The Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolio will not invest more than 5% of its net assets in municipal warrants.
The Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
The Portfolio may invest in trust certificates issued in tender option bond programs. In a tender option bond transaction (“TOB”), a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by the Portfolio. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Portfolio that sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Portfolio bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Portfolio, the Portfolio may then invest the cash received in additional securities, generating leverage for the Portfolio. Other
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PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Portfolio has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
The TOB Residual held by the Portfolio provides the Portfolio with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of the Portfolio, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event (“MTE”), after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Portfolio). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Portfolio holds a non-recourse TOBs Residual or a recourse TOBs Residual. If the Portfolio holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Portfolio's assets. If the Portfolio holds a recourse TOBs Residual, the Portfolio (and, indirectly, holders of the Portfolio's shares) would typically bear the losses. In particular, if the Portfolio holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Portfolio would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. The Portfolio may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s Municipal Bonds. The Risk Retention Rules may adversely affect the Portfolio's ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
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The Portfolio has restructured its TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
The Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.
Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.
Economic slowdowns and/or budgetary constraints could make Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
The Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on the Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing the Portfolio’s portfolio.
Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.
The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market
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forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of the Portfolio’s holdings in Municipal Bonds.
Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s Municipal Bonds in the same manner.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. In 2025, Congress considered potential reductions in federal funding to the states in a variety of ways, including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state's budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state's Municipal Bonds.As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolio and the value of such Municipal Bonds held by the Portfolio may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after the Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
Mortgage-Related Securities and Asset-Backed Securities
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include non-performing loans, which are loans considered in default or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which a Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Portfolio to utilize these instruments successfully may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. The Portfolio also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”), and in other types of mortgage-related and asset-backed securities. The Portfolio may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. Through investments in mortgage-related securities, including those that are issued by private issuers, the Portfolio may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other asset-backed securities) was particularly adversely impacted by, among other
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factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. Government of FNMA and FHLMC, as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. Government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that the Portfolio could realize losses on mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Portfolio’s mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.
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FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (“FHFA”). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC.
FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event
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of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Portfolio.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (“UMBS”) (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of to-be-announced (“TBA”)-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.
GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk
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associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and portfolios investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payment amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Portfolio, may become ineligible to claim an exclusion from CFTC regulation, to the extent they are currently eligible to claim the exclusion. The Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause the Portfolio to incur increased costs.
Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately-issued mortgage-related securities, such as privately held or non-traded REITs, may bear higher fees than publicly traded REITs. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolio may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these
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reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolio's portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Portfolio may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Portfolio. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Portfolio, to cover legal or related costs. Any such action could result in losses to the Portfolio.
Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio’s industry concentration restrictions, set forth below under “Investment Restrictions,” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. The assets underlying privately issued mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
PIMCO seeks to manage the portion of the Portfolio's assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio's investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single
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Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolio may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolio's investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities
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of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured and their qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Portfolio) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Portfolio. Investors, including the Portfolio, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Portfolio incurring costs and expenses associated with such actions.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Adjustable Rate Mortgage-Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolio to participate in increases in
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prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Portfolio may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. For CBOs, CLOs and other CDOs, the cash flows from the trust are split into portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which the Portfolio invests, among other factors. Normally, CBOs, CLOs and other
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CDOs are privately offered and sold, and thus, are not registered under the securities laws. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolio’s Offering Memorandum (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates)), CBOs, CLOs and other CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which the Portfolio is also invested, this would tend to increase the Portfolio’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that the Portfolio may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or among investors regarding the characterization of proceeds or unexpected investment results; (ix) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (x) the lack of a readily available secondary market for CDOs; (xi) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (xii) the CDO’s manager may perform poorly.
Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. The credit quality of an ABS transaction depends on the performance of the underlying assets. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency, default foreclosure, and other risks similar to those present in mortgage loans. The ability of a borrower to repay any such loan is dependent on a number of factors, including the income and assets of the borrower. A Fund may invest in consumer loans that have been made to borrowers of varying creditworthiness, and it may invest in consumer loans that have been extended pursuant to inappropriate or nonexistent underwriting guidelines or to fraudulent origination practices. Such loans are also subject to extensive and unpredictable regulation, as well as debtor relief laws, which may impede collection efforts relating to, or otherwise impact the value of, the Fund’s investments therein. Consumer loans may be backed by collateral (e.g., automobile or motorcycle loans) or they may be unsecured which exposes the Fund to default risk as an unsecured creditor of an individual borrower. Where a consumer loan is backed by collateral, the service of such loan may be unable to enforce upon the collateral, or the value of the collateral may have degraded. Federal lawmakers, regulators such as the Consumer Financial Protection Bureau and individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter timing and/or the amount of collections. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are
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unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with the Portfolio's investment objectives and policies, PIMCO also may invest in other types of asset-backed securities. Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets. Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Real Estate Assets and Related Derivatives
The Portfolio may generally gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. The Portfolio may also invest in loans or other investments secured by real estate and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness, Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Real estate-related investments may entail leverage and may be highly volatile.
REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so to the extent the Portfolio invests in REITs, the Portfolio will bear its proportionate share of the costs of the REITs’ operations. Dividends received by the Portfolio from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to the Portfolio until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Portfolio to request permission from the IRS to extend the deadline for issuance of Form 1099-DIV.
Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require the Portfolio to accrue and distribute income not yet received by the Portfolio. On the other hand, investments in REIT equity securities can also result in the Portfolio’s receipt of cash in excess of the REIT’s earnings; if the Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes.
The Portfolio or some of the REITs in which the Portfolio may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). REMICs are special purpose vehicles used to poll mortgage loans and issue mortgage-backed securities.
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They are designed to hold a fixed pool of mortgages and issue multiple classes of interests, known as tranches, to investors. REMICs are treated as pass-through entities for tax purposes, meaning that income is passed directly to investors, thereby avoiding double taxation. The primary purpose of REMICS is to securitize mortgage loans, providing liquidity and diversification to investors. The Portfolio may also hold interests in “Re-REMICs,” which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Portfolio may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. The purpose of Re-REMICs is to restructure existing mortgage-backed securities to better meet investor needs, manage risk and enhance liquidity. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization. Both REMICs and Re-REMICs play significant roles in mortgage-backed securities market, offering mechanisms for the securitization and re-securitization of mortgage loans.
Bank Obligations
Bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolio may limit investments in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits). Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Portfolio and issuers in which it invests. For example, if a bank at which the Portfolio or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Portfolio or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
Issuers in which the Portfolio may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Portfolio invests remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Portfolio and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Portfolio and issuers in which it invests.
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Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.
Loans and Other Indebtedness, Loan Participations and Assignments
The Portfolio may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolio may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, the Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Portfolio may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower. This may subject the Portfolio to delays, expenses and risks that are greater than those that would be involved if the Portfolio could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to the Portfolio, the Portfolio may not have any exclusive or senior claim with respect to the lender’s interest in the corporate loan, or in any collateral securing the corporate loan. If the Portfolio has purchased the whole loan, the Portfolio would generally assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
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The Portfolio may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount of the instrument acquired. The Portfolio may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because the Portfolio establishes a direct contractual relationship with the lender or participant, the Portfolio is subject to the credit risk of the lender or participant in addition to the usual credit risk of the corporate borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
In addition, in the event of the insolvency of the lender selling a participation, the Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and borrower. A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which the Portfolio would be entitled or extend the time for payment. A court could subordinate the Portfolio’s rights to the rights of other creditors of the borrower under applicable law. Various laws enacted for the protection of borrowers may apply to loans, and a bankruptcy proceeding against a borrower could delay or limit the ability of the Portfolio to collect principal and interest payments on such loans.
The Portfolio is diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolio limits the amount of the total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, the Portfolio will treat both the lending bank or other lending institution and the corporate borrower as “issuers” for purposes of the Portfolio’s policy with respect to diversification under Fundamental Investment Restriction 2 as set forth in the Offering Memorandum in accordance with written guidance from the staff of the SEC. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary, even if the underlying borrowers represent many different companies.
Loans and other types of direct indebtedness (which the Portfolio may originate, acquire or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In connection with certain loan transactions, transaction costs that are borne by the Portfolio may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the portfolio may incur such costs in connection with loan transactions that are pursued by the Portfolio but not ultimately consummated (so-called “broken deal costs”). In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Acquisitions of loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.
Acquisition of loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to the loan may involve additional risks to the Portfolio. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Portfolio could become
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owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.
The Portfolio may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Portfolio’s only recourse will be against the property securing the DIP financing.
The Portfolio may invest in loans used to finance the cost of construction, acquisition, development, and/or rehabilitation of a property, including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose the Portfolio to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
The Portfolio may act as the originator for direct loans to a borrower. Direct loans between the Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolio may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Portfolio. The terms of the direct loans are negotiated with borrowers in private transactions. A direct loan may be secured or unsecured.
In determining whether to make a direct loan, the Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, the Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will experience losses on the loan. Furthermore, direct loans may subject the Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Portfolio to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, the Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, the Portfolio will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Portfolio performance.
As part of its lending activities, the Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful repayment or a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to
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accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Portfolio may have difficulty disposing of the assets used as collateral for a loan. The Portfolio will be responsible for the expenses associated with originating a loan (whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by the Portfolio and its shareholders.
The Portfolio may also originate, participate in syndicates, or otherwise obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, the Portfolio may be subject to the risk of delay or default in repayment of the loan, which could negatively impact the Portfolio's performance. Additionally, the Portfolio may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
Various state licensing requirements could apply to the Portfolio with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, the Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its holdings.
Corporate Debt Securities
The Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to
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interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s Investor Services, Inc. describes securities rated Baa as judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. S&P Global Ratings Services (“S&P”) describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch Ratings describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Creditor Liability and Participation on Creditors’ Committees
Generally, when the Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If the Portfolio is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. Although under no obligation to do so, PIMCO, as investment adviser to the Portfolio, may from time to time have an opportunity to consider, on behalf of the Portfolio and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Portfolio’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to negotiate or otherwise participate in such restructuring. Accordingly, and subject to applicable procedures approved by the Board of Trustees, the Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject the Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Portfolio in order to protect the Portfolio’s interests in connection with a restructuring transaction, and PIMCO may cause the Portfolio to enter into an agreement reasonably indemnifying third parties or advancing from the Portfolio’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Portfolio with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Trust and the Portfolio on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Portfolio relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolio with a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
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The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related and/or other asset-backed IO, PO, or inverse floater securities. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of IOs and POs. To the extent permitted by the Portfolio’s investment objective and general investment policies, it may invest in residual interest bonds without limitation. The term “residual interest bonds” generally includes tender option bond trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year's inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolio also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
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Event-Linked Exposure
The Portfolio may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies exposure to reinsurance contracts that are event-linked through investment in insurance-linked securities or sidecars.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Portfolio may also have exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include exposure to “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the Portfolio's investment. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs.In addition to the specified trigger events, event-linked bonds also may expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.
Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.
Insurance-Linked and Other Instruments
The Portfolio may invest in insurance-linked instruments and similar investments (which may include, for example, exposure to reinsurance contracts through sidecars or otherwise, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Portfolio could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Portfolio may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Portfolio. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Portfolio to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. The Portfolio may gain exposure to reinsurance contracts. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Portfolio invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Portfolio and a series of major triggering events affecting a large portion of the
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reinsurance-related securities held by the Portfolio may result in substantial losses to the Portfolio. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Portfolio. In addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Portfolio's investment in products linked to reinsurance contracts. In recent years capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Portfolio has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Portfolio involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Portfolio, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Portfolio may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Depositary Receipts
The Portfolio may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be relatively less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.
Warrants to Purchase Securities
The Portfolio may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security,
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and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
The Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.
The Portfolio may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Portfolio wishes to sell it.
Foreign Securities
The Portfolio may invest in corporate debt securities of foreign issuers, preferred or preference stock of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar- or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and the Portfolio's income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Portfolio's return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The Portfolio may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as currency restrictions, exchange control regulation or governmental restrictions that limit or otherwise delay the Portfolio's ability to convert currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.
PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets of the derivative instrument, or a substantial portion of the components of the index to which the derivative instrument is exposed, are: (i) foreign currencies (or baskets or indexes of such currencies); (ii) instruments
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or securities that are issued by foreign governments; or (iii) instruments or securities that are issued by issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
To the extent that the Portfolio invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting) and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit the Portfolio's ability to transact in such securities in a timely manner and will subject the Portfolio to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
As described below, the U.S. government has implemented the Outbound Investment Security Program. This Program currently focuses on investments in certain national security sectors (e.g., semiconductors, artificial intelligence, and quantum information technology) and it may expand to cover additional sectors over time. These developments may result in new regulations or enforcement actions restricting the Portfolio’s ability to invest in, or maintain exposure to, entities operating in covered sectors or jurisdictions. The Portfolio may also incur increased compliance and due diligence costs associated with monitoring and responding to changes in outbound investment restrictions.
The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Portfolio may invest, together with any other investments denominated in foreign currencies, up to 20% of its total assets in such instruments). PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political
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subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, the Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to certain portfolios but not others.
Investment risk may be particularly high to the extent that the Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolio may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.
General Emerging Market Risk. The securities markets of countries in which the Portfolio may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolio may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolio may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolio may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. Emerging market countries typically have less established legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes government regulation, political, regulatory, or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Portfolio's investments in a foreign country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent the Portfolio invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity, and tradability to those regions. Economic, business, political, social, environmental or health instability may affect emerging market securities differently, and often more severely, than developed market securities.
Tariff and Trade Policy Risks. The Portfolio may be affected by changes in U.S. or foreign trade policies, including the imposition of tariffs or retaliatory measures. Trade disputes or renegotiated trade agreements may affect global supply chains, market volatility, and the financial performance of issuers in export-oriented sectors or industries reliant on cross-border inputs. The U.S. government has taken steps to revise certain trade relationships and impose tariffs on specific goods, which has, in turn, triggered reciprocal measures from trading partners. Issuers in which the Portfolio invests may be indirectly affected by changes in trade policy or escalating trade tensions. The Portfolio seeks to mitigate these risks through active monitoring of geopolitical developments and risk-adjusted portfolio management.
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Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolio will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio's investment. If such restrictions were to be imposed subsequent to the Portfolio's investment in the securities markets of a particular country, the Portfolio's response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio's liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolio may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolio, the Portfolio's returns may be lower.
Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus, there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolio may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. The Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolio will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.
There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio's claims in any of these events.
Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolio may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.
Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolio invests. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolio’s investment in that country.
Litigation. The Portfolio may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.
Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.
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Taxation. Non-U.S. laws governing the taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, certain emerging market countries may not have well-defined tax laws and procedures, and such laws or procedures may permit retroactive taxation so that the Portfolio could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolio will seek to reduce these risks by careful management of its assets. However, there can be no assurance that these efforts will be successful.
Anti-Corruption and Enforcement Risks. In 2025, the U.S. Department of Justice issued guidance on enforcement of the Foreign Corrupt Practices Act (FCPA), emphasizing targeted investigations in sectors such as energy, infrastructure, and defense where U.S. economic competitiveness may be affected. This shift in enforcement policy may alter operational or compliance risks for issuers in jurisdictions where the Portfolio invests.
Political Risks/Risks of Conflicts. Recently, various countries have experienced significant geopolitical conflicts, including civil wars, which may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments may occur. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures could adversely affect the Portfolio's investments whether or not the Portfolio is directly invested in the affected jurisdiction or impacted area. In certain regions, the transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the risks above include heightened concerns of trade disputes, which could result in increased tariffs, trade restrictions or other retaliatory countermeasures. For example, the conflict in connection with the ongoing armed conflict between Russia and Ukraine in Europe, the Iranian conflict and the ongoing armed conflict between Hamas and Israel in the Middle East, and conflict in connection with U.S. intervention and political upheaval in Venezuela in South America. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the respective region and beyond, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting the Portfolio's investments in securities and instruments that are economically tied to the applicable region, including, without limitation, declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of the Portfolio. Such events may result in otherwise historically “low- risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such sanctions or trade restrictions may prevent the Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact the Portfolio’s ability to achieve its investment objective, restrict the ability to repatriate proceeds from PRC investments on favorable terms, impair liquidity in connection with investor withdrawals or redemptions, prevent the Portfolio from receiving payments otherwise due it, increase diligence and other similar costs to the Portfolio, render valuation of affected investments challenging, or require the Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. In addition, certain PRC-based companies may be subject to limitations on audit transparency and regulatory oversight. For example, U.S. authorities such as the Public Company Accounting Oversight Board (“PCAOB”) have historically faced restrictions on their ability to inspect PCAOB-registered audit firms located in the PRC, which may result in incomplete financial disclosures and impair the reliability of audited financial statements. Any of these outcomes could adversely affect the Portfolio's performance with respect to such investments, and thus the Portfolio's performance as a whole.
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The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
The Portfolio’s investments in foreign currency denominated debt obligations, if any, and hedging activities would likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.
Euro- and EU-related risks. In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the “European sovereign debt crisis.” As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance
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may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic and financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of the Portfolio’s European investments.
The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia's military action in Ukraine, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region and beyond, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on the Portfolio’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Portfolio returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Portfolio, as there may be negative effects on the value of the Portfolio’s investments and/or on the Portfolio’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Portfolio to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Portfolio investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Portfolio returns.
Investments in the People’s Republic of China. The Portfolio may invest in securities and instruments that are economically tied to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan for the purpose of this disclosure, unless otherwise specified herein) (“PRC”). Such investment may be made through various available market access programs including but not limited to PRC qualified foreign institutional investor (“QFII”) program,
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Stock Connect (see also “Investing Through Stock Connect” below), CIBM Direct (see also “Investing Through CIBM Direct” below) and Bond Connect (see also “Investing Through Bond Connect” below). In addition to the risks listed above with respect to investing in non-U.S. securities and in emerging markets, including those associated with investing in non-U.S. securities and in emerging markets, investing in the PRC presents other risks. These additional risks include (without limitation): (a) inefficiencies resulting from erratic growth; (b) the unavailability of consistently reliable economic or financial data; (c) potentially high rates of inflation; (d) dependence on exports and international trade; (e) relatively high levels of asset price volatility, and difficulties in the settlement of securities; (f) potential shortage of liquidity and limited accessibility by foreign investors, including as a result of sanctions; (g) greater competition from regional economies; (h) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments; (i) the relatively small size and absence of operating history of many PRC companies; (j) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (k) uncertainty and potential changes with respect to the rules and regulations of the QFII program and other market access programs through which such investments are made; (l) the commitment of the PRC government to continue with its economic reforms; (m) increasing restrictions on private property ownership; (n) possibility that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and that such suspensions may be widespread and increase the risk of market manipulation; (o) different regulatory and audit requirements related to the quality of financial statements of Chinese issuers; (p) limitations on the ability to inspect the quality of audits performed in China, particularly the Public Company Accounting Oversight Board’s (“PCAOB’s”) lack of access to inspect PCAOB-registered accounting firms in China, which could result in the failure to disclose certain material information; (q) limitations on the ability of U.S. authorities to enforce actions against non-U.S. companies and non-U.S. persons; and (r) limitations on the rights and remedies of investors as a matter of laws and/or regulations.In addition, certain securities are, or may in the future become, restricted, and the Portfolio may be forced to sell such restricted security and incur a loss as a result.
Although the PRC has experienced a relatively stable political environment in recent years, there is no guarantee that such stability will be maintained in the future. The PRC is controlled by the Communist Party, and investments in the PRC are subject to risks associated with greater governmental control over and involvement in the economy, including in addition, there also exists control on foreign investment in the PRC and limitations on repatriation of invested capital. For example, there are certain regulatory restrictions on, among others, investment scope, repatriation of funds,foreign shareholding limit and account structure.Under the QFII program, there are certain regulatory restrictions particularly on aspects including (without limitation to) investment scope, repatriation of funds, foreign shareholding limit and account structure. Although the relevant QFII regulations have recently been revised to relax certain regulatory restrictions on the onshore investment and capital management by QFIIs (including but not limited to removing investment quota limits and simplifying routine repatriation of investment proceeds), it is a relatively new development and there is no guarantee that the relaxation of such restrictions under the current QFII regulations will be maintained in the future. On the other hand, the recently amended QFII regulations are also enhancing ongoing supervision on QFIIs in terms of information disclosure among other aspects. In particular, QFIIs are required to procure their underlying clients (such as any portfolio investing in PRC securities via the QFII program) to comply with PRC disclosure of interest rules (e.g., the 5% substantial shareholder reporting obligation and the applicable aggregation with concerted parties and across holdings under various access channels including QFII program and Stock Connect (as defined below)) and make the required disclosure on behalf of such underlying investors.
Where the Portfolio invests in fixed income securities and/or eligible securities through the QFII program, such securities will be maintained by a local PRC custodian (“PRC Custodian”) pursuant to PRC regulations through appropriate securities accounts and such other relevant depositories in such name as may be permitted or required in accordance with PRC law. Any securities acquired by the Portfolio held by the QFII will be maintained by the PRC Custodian and should be registered in the joint names of the QFII and the Portfolio and for the sole benefit and use of the Portfolio. Although under such arrangements the Portfolio should be entitled to the securities, such securities may nonetheless still be vulnerable to claims by a liquidator of the PRC Custodian and may not have the same protection as if they were registered solely in the name of the Portfolio.
Investors should note that cash deposited in the cash account of the relevant Portfolio with the relevant PRC Custodian will not be segregated but will be a debt owing from the PRC Custodian to the relevant Portfolio as a depositor. Such cash will be co-mingled with cash belonging to other clients of that PRC Custodian. In the event of bankruptcy or liquidation of the PRC Custodian, the relevant Portfolio will not have any proprietary rights to the cash deposited in such cash account, and the relevant Portfolio will become an unsecured creditor, ranking equal with all
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other unsecured creditors, of the PRC Custodian. The relevant Portfolio may face difficulty and/or encounter delays in recovering such debt, or may not be able to recover it in full or at all, in which case the Portfolio will suffer losses. As a result of PRC regulatory requirements, the Portfolio may be limited in its ability to invest in securities or instruments tied to the PRC and/or may be required to liquidate its holdings in securities or instruments tied to the PRC. Under certain instances, such as when the price of the securities is at a low level, the involuntary liquidations may result in losses for the Portfolio.
In addition, securities exchanges in the PRC typically have the right to suspend or limit trading of any security traded on a relevant exchange. The PRC government or relevant PRC regulators may also implement policies that may adversely affect the PRC financial markets. Such suspensions, limitations or policies may have a negative impact on the performance of the Portfolio’s investments. The government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency denominated obligations and provision of preferential treatment to particular industries and/or companies. Economic reform programs in the PRC have contributed to growth, but there is no guarantee that such reforms will continue. The Chinese government has from time to time taken actions that influence the prices at which certain goods may be sold, encourage companies to invest or concentrate in particular industries, induce mergers between companies in certain industries and induce private companies to publicly offer their securities to increase or continue the rate of economic growth, control the rate of inflation or otherwise regulate economic expansion. It may do so in the future as well, which could potentially have a significant adverse effect on economic conditions in China.
The PRC’s currency (i.e. Renminbi/RMB) is not entirely determined by the market, but is instead managed at artificial levels relative to the U.S. dollar. This system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the U.S. dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests.
In addition, the relationship between the PRC and Taiwan is particularly sensitive, and hostilities between the PRC and Taiwan may present a risk to a Fund’s investment in the PRC. Any resulting political or economic disturbances, as well as any retaliatory countermeasures, may have an adverse impact on the values or liquidity of the Portfolio's investments.
The application of tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) or confiscatory taxation may also affect the Portfolio’s investment in the PRC. Changes in market practice or understanding of the applicable tax rules may result in the amounts reserved being too great or too small relative to actual tax burdens.
In addition, because the PCAOB is generally restricted from inspecting the audit work and practices of registered accountants in the PRC, there is the risk that material accounting and financial information about PRC issuers may be unavailable or unreliable.
Investing Through Stock Connect. The Portfolio may invest in eligible securities (“Stock Connect Securities”) listed and traded on the Shanghai Stock Exchange (“SSE”) or the Shenzhen Stock Exchange (“SZSE”) through the Shanghai - Hong Kong Stock Connect program and the Shenzhen - Hong Kong Stock Connect program (collectively, “Stock Connect”). Stock Connect allows non-Chinese investors (such as the Portfolio) to purchase certain PRC-listed equities via brokers in Hong Kong. Purchases of securities through Stock Connect are subject to market-wide daily quota limitations, which may prevent the Portfolio from purchasing Stock Connect securities when it is otherwise advantageous to do so. Once such daily quota on SSE or SZSE is used up, acceptance of the corresponding buy orders on SSE or SZSE (as applicable) will be immediately suspended and no further buy orders will be accepted for the remainder of the trading day. Buy orders which have been accepted will not be affected by the using up of the daily quota, while sell orders will continue to be accepted. An investor cannot purchase and sell the same security on the same trading day, which may restrict the Portfolio’s ability to invest in China A-shares through Stock Connect and to enter into or exit trades where it is advantageous to do so on the same trading day. Because Stock Connect trades are routed through Hong Kong brokers and the Hong Kong Stock Exchange, Stock Connect is affected by certain public holidays in either the PRC or Hong Kong, and there may be days that is a business day in one jurisdiction and a public holiday in the other, and as a result, will not be a trading day under Stock Connect. As a result, prices of Stock Connect securities may fluctuate at times when the Portfolio is unable to add to or exit its position. Only certain China
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A-shares and ETFs are eligible to be accessed through Stock Connect. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Stock Connect. In addition, the applicable rules as well as trading, settlement and information technology (“IT”) systems required to operate Stock Connect are continuing to evolve. In the event that the relevant systems do not function properly, trading through Stock Connect could be disrupted.
Stock Connect is subject to regulations by both Hong Kong and the PRC. Regulators in both jurisdictions are allowed to suspend Stock Connect trading; Chinese regulators may also suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, and such suspensions may be widespread. There can be no assurance that further regulations will not affect the availability of securities under Stock Connect, operational arrangements or other limitations. Stock Connect transactions are not covered by investor protection programs of either the Hong Kong Stock Exchange, SSE or SZSE, although for defaults by Hong Kong brokers occurring on or after January 1, 2020, the Hong Kong Investor Compensation Portfolio will cover losses incurred by investors with a cap at HK $500,000 per investor with respect to securities traded on a stock market operated by the SSE and/or SZSE and in respect of which an order for sale or purchase is permitted to be routed through the northbound link of the Stock Connect. In the PRC, Stock Connect securities are held on behalf of ultimate investors (such as the Portfolio) by the Hong Kong Securities Clearing Company Limited (“HKSCC”) as nominee. While Chinese regulators have affirmed that the ultimate investors hold a beneficial interest in Stock Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested. In addition, courts in China have limited experience in applying the concept of beneficial ownership and the law surrounding beneficial ownership will continue to evolve. To the extent HKSCC is deemed to be performing safekeeping functions with respect to assets held through it, the Portfolio has no legal relationship with HKSCC and no direct legal recourse against HKSCC in the event that the Portfolio suffers losses resulting from the performance or insolvency of HKSCC. In this event, the Portfolio may not fully recover its losses and the process could be delayed. The Portfolio may not be able to participate in corporate actions affecting Stock Connect securities due to time constraints or for other operational reasons. Similarly, the Portfolio will not be able to vote in shareholders’ meetings except through HKSCC and will not be able to attend shareholders’ meetings. HKSCC as nominee holder shall have no obligation to take any legal action or court proceeding to enforce any rights on behalf of the investors in respect of the Stock Connect securities in the PRC or elsewhere. Therefore, even though the Portfolio’s ownership may be ultimately recognized, the Portfolio may suffer difficulties or delays in enforcing their rights in A-shares. Stock Connect trades are settled in RMB, the Chinese currency, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
Stock Connect trades are either subject to certain pre-trade requirements or must be placed in special segregated accounts that allow brokers to comply with these pre-trade requirements by confirming that the selling shareholder has sufficient Stock Connect securities to complete the sale. If the Portfolio does not utilize a special segregated account, the Portfolio will not be able to sell the shares on any trading day where it fails to comply with the pre-trade checks. In addition, these pre-trade requirements may, as a practical matter, limit the number of brokers that the Portfolio may use to execute trades. While the Portfolio may use special segregated accounts in lieu of the pre-trade check, relevant market practice with respect to special segregated accounts is continuing to evolve.
Investing Through CIBM Direct. To the extent permissible by the relevant PRC regulations or authorities, the Portfolio may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (“CIBM”) in compliance with the relevant rules issued by the People’s Bank of China (“PBOC”, including its Shanghai Head Office) in 2016 including the Announcement No.3 and its implementing rules (“CIBM Direct Rules”). An onshore trading and settlement agent shall be engaged by PIMCO as the manager of the Portfolio to make the filing on behalf of the Portfolio and conduct trading and settlement agency services for the Portfolio. PBOC will exercise on-going supervision on the onshore settlement agent and the Portfolio’s trading under the CIBM Direct Rules and may take relevant administrative actions such as suspension of trading and mandatory exit against the Portfolio and/or PIMCO in the event of any incompliance with the CIBM Direct Rules. Although there is no quota limitation regarding investment via the CIBM Direct, the Portfolio is required to make further filings with the PBOC if it wishes to increase its anticipated investment size. There is no guarantee the PBOC will accept such further filings. In the event any further filings for an increase in the anticipated investment size are not accepted by the PBOC, the Portfolio’s ability to invest via the CIBM Direct will be limited and the performance of the Portfolio may be unfavorably affected as a result. Since the relevant filings, registration with PBOC, and account opening for investment in the CIBM via the CIBM Direct have to be carried out via an onshore settlement agent, registration agent or other third parties (as the case may be), the Portfolio is subject to the risks of default or errors on the part of such third parties. The Portfolio may also incur losses due to the acts or omissions of the onshore settlement agent in the
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process of settling any transactions. As a result, the net asset value of the Portfolio may be adversely affected. In addition, investors should note that cash deposited in the cash account of the Portfolio with the relevant onshore settlement agent will not be segregated. In the event of the bankruptcy or liquidation of the onshore settlement agent, the Portfolio will not have any proprietary rights to the cash deposited in such cash account and may face difficulty and/or encounter delays in recovering such assets, or may not be able to recover it in full or at all, in which case the Portfolio will suffer losses.
The CIBM Direct Rules are relatively new and are still subject to continuous evolvement, which may adversely affect the Portfolio’s capability to invest in the CIBM. The Portfolio will be tested for compliance with investment limitations for instruments traded on CIBM (including instruments traded through both CIBM Direct and the Bond Connect Program) prior to the trade. Therefore, the Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for an instrument traded on CIBM and the trade is not completed until the following day if the Portfolio was in compliance with the applicable limitation at the time of the initial compliance test. Similarly, the Portfolio will not be in violation of an investment limitation if the Portfolio submits a trade for two complementary instruments (such as a foreign currency transaction and a bond) traded on CIBM and one of the trades is not completed until the following day if the Portfolio was in compliance with the applicable percentage limitation for both instruments at the time of the initial compliance test. Investing in the CIBM via CIBM Direct is also subject to certain restrictions imposed by the PRC authorities on fund remittance and repatriation which may potentially affect the Portfolio’s performance and liquidity. Any non-compliance with or failure to meet the fund remittance and repatriation requirements may result in regulatory sanctions which in turn may have an adverse impact on the portion of the Portfolio’s investment via the CIBM Direct. Further, there is no assurance that the fund remittance and repatriation requirements in relation to investment in CIBM will not be changed as a result of change in government policies or foreign exchange control policies. The Portfolio may incur loss in the event such change in the fund remittance and repatriation requirements in relation to investment in CIBM occurs.
CIBM Direct RFQ Trading. In September 2020, CIBM direct RFQ trading service was launched by the National Interbank Funding Center (“CFETS”). Under such service, foreign investors under CIBM Direct may solicit cash bond trading with domestic market makers by requesting for quotation (“RFQ”) and confirm the trades in CFETS system. As a novel arrangement under CIBM Direct, CIBM direct RFQ trading may be subject to further adjustments and uncertainties in implementation, which may have an adverse impact on the Portfolio’s investment to the extent the Portfolio transacts via CIBM direct RFQ trading mechanism.
Investing Through Bond Connect. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with the Portfolio’s investment in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect the Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to the Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as the Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (“CDCC”) or the Shanghai Clearing House (“SCH”)). The Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entry with CDCC or SCH and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects the Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce rights as a bondholder as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, the Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or for other operational reasons. Investors who wish to participate in Bond Connect do so through an offshore custody agent, registration agent or other third parties (as the case may be), who would be responsible for making the relevant filings and account opening with the relevant authorities. The Portfolio is therefore subject to the risk of default or errors on the part of such agents. Bond Connect trades are settled in RMB and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond
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Connect generally may not be sold, purchased or otherwise transferred other than through Bond Connect in accordance with applicable rules.
A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed income instruments. Therefore, the Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through Bond Connect. The Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect adheres to the trading calendar of CIBM, and as such, trading can be undertaken on days on which the CIBM is open for trade, regardless of whether it is a public holiday in Hong Kong. As a result, prices of securities purchased through Bond Connect may fluctuate at times when the Portfolio is unable to add to or exit its position (for example, in situations where intermediaries are not available to assist with trades) and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for the Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.
The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program are uncertain, and they may have a detrimental effect on the Portfolio’s investments and returns.
There are still some uncertainties in the PRC tax rules governing taxation of income and gains from investments in the PRC due to the lack of formal guidance from the PRC tax authorities that could result in unexpected tax liabilities for a the Portfolio. If a the Portfolio is considered a tax resident enterprise of the PRC, it will be subject to PRC corporate income tax (“CIT”) at 25% on its worldwide taxable income. If the Portfolio is considered a non-tax resident enterprise with a permanent establishment or place or establishment of business (“PE”) in the PRC, the profits attributable to that PE would be subject to CIT at 25%. Under the PRC CIT Law effective from December 29, 2018 and its implementation rules, a non-PRC tax resident enterprise without a PE in the PRC will generally be subject to withholding income tax (“WIT”) of 10% on its PRC sourced income, including but not limited to passive income (e.g. dividends, interest, gains arising from transfer of assets, etc.).
Unless a specific exemption is applicable, non-PRC tax resident enterprises are subject to WIT on the payment of interests on debt instruments issued by PRC tax resident enterprises, including bonds issued by enterprises established within the PRC. The general WIT rate applicable is 10%, subject to reduction under an applicable double tax treaty and agreement by the PRC tax authorities. Interest derived from government bonds issued by the in-charge Finance Bureau of the State Council and/or local government bonds approved by the State Council is exempt from CIT under the PRC Law. According to a tax circular jointly issued by the Ministry of Finance of the PRC (“MoF”) and the State Administration of Taxation of the PRC (“SAT”) on November 7, 2018, i.e. Circular on the Enterprise Income Tax and Value-Added Tax Policies for Foreign Institutions investing in Onshore Bond Markets (“Circular 108”), the foreign institutional investors were temporarily exempt from PRC CIT with respect to bond interest income derived in the PRC bond market for the period from November 7, 2018 to November 6, 2021. On November 22, 2021, the PRC Ministry of Finance and PRC State Taxation Administration jointly issued Bulletin [2021] No. 34 (“Bulletin 34”) to further extend the tax exemption period to December 31, 2025. The scope of such PRC CIT exemption has excluded bond interest gained by foreign investors’ onshore entities/establishment that are directly connected with such onshore entities/establishment. However, there is no guarantee that such temporary tax exemption will continue to apply, will not be repealed and re-imposed retrospective, or that no new tax regulations and practice in China specifically relating to the PRC bond market will not be promulgated in the future.
Variable Interest Entities. The Portfolio may obtain exposure to companies based or operated in the PRC by investing through legal structures known as variable interest entities (“VIEs”). Because of Chinese governmental restrictions on non-Chinese ownership of companies in certain industries in the PRC, certain Chinese companies have used VIEs to facilitate foreign investment without distributing direct ownership of companies based or operated in the
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PRC. In such cases, the Chinese operating company establishes an offshore holding company, and the offshore company enters into contractual arrangements (such as powers of attorney, equity pledge agreements and other services or business cooperation agreements) with the operating company. These contractual arrangements are intended to give the offshore company the ability to exercise power over and obtain economic rights from the operating company. Shares of the offshore company, in turn, are listed and traded on exchanges outside of the PRC and are available to non-Chinese investors such as the Portfolio. This arrangement allows non-Chinese investors in the offshore company to obtain economic exposure to the Chinese company without direct equity ownership in the Chinese company.
On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” (the “Trial Measures”) which went into effect on March 31, 2023. The Trial Measures and its implementing guidelines require Chinese companies that pursue listings outside of mainland China, including those that do so using the VIE structure, to make a filing with the CSRC. While the Trial Measures and its implementing guidelines do not prohibit the use of VIE structures, this does not serve as a formal endorsement either. There is a risk that the PRC might prohibit the use of VIEs or eliminate their ability to transmit economic or governance rights to non-Chinese investors at any time. The future stance of the PRC on VIEs and the potential impact of any new regulations remain uncertain. Investments involving a VIE may also pose additional unique risks because such investments are made through a holding company whose interests in the underlying operating company are established through contract rather than through equity ownership. For example, in the event of a dispute, the offshore company’s contractual claims with respect to the operating company may be deemed unenforceable in the PRC, thus limiting (or eliminating) the remedies and rights available to the offshore company and its investors. Such legal uncertainty may also be exploited against the interests of the offshore company and its investors. Further, the interests of the equity owners of the operating company may conflict with the interests of the investors of the offshore company, and the fiduciary duties of the officers and directors of the operating company may differ from, or conflict with, the fiduciary duties of the officers and directors of the offshore company. Foreign companies listed on U.S. exchanges, including offshore companies that utilize a VIE structure, also could face delisting or other ramifications for failure to meet the requirements of the SEC, the PCAOB or other United States regulators. Any of the foregoing risks and events could negatively impact the Portfolio’s performance.
Sanctions, Trade and Investment Restrictions Relating to PRC. In recent years, various governmental bodies have considered and, in some cases, imposed sanctions, trade and investment restrictions and/or notification requirements targeting the PRC (inclusive of Hong Kong and Macau), and it is possible that additional restrictions may be imposed in the future. For example, in January 2025, a new “outbound investment” regulatory regime took effect in the U.S., which prohibits or requires notification with respect to certain transactions involving PRC-affiliated countries (inclusive of Hong Kong and Macau) based or owned companies that operate in specified sensitive technology sectors, including advanced semiconductors and microelectronics, quantum information technologies, and certain areas and uses of artificial intelligence technologies. The Comprehensive Outbound Investment National Security (“COINS”) Act, which became law in December 2025, contemplates potential expansion of the regime to additional sensitive technology sectors and jurisdictions. Given the complex and evolving relationship between the PRC and certain other countries, it is difficult to predict the impact of such sanctions or restrictions on market conditions. Further, complying with such sanctions or restrictions may prevent the Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact the Portfolio’s ability to achieve its investment objective, prevent the Portfolio from receiving payments otherwise due it negatively impact the value of a the Portfolio's investments, restrict participation in certain investments by certain investors, require the Portfolio to obtain information about underlying investors, increase diligence and other similar costs to the Portfolio, render valuation of China-related investments challenging, or require the Portfolio to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Portfolio's performance with respect to such investments, and thus the Portfolio’s performance as a whole. For example, the PRC may impose a number of countermeasures on entities or individuals (each, a “Listed Person”), including countermeasures implemented by the Ministry of Foreign Affairs, Ministry of Commerce, and other relevant authorities in the PRC, which are carried out in accordance with the PRC Anti-Foreign Sanctions Law adopted by the Standing Committee of the National People’s Congress on June 10, 2021 (the “AFSL”), as well as the Provisions on the Unreliable Entity List and the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures released by the Ministry of Commerce, respectively, on September 19, 2020 and January 9, 2021 (together with the AFSL, “Counteracting Rules”). In the event that the Portfolio or any investor in the
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Portfolio becomes the target of such Counteracting Rules, the Portfolio may be required to take certain steps that may negatively impact either or both the Portfolio or the investor. The U.S. Treasury’s Outbound Investment Security Program went into effect on January 2, 2025. The Outbound Investment Security Program implements Executive Order 14105, which directed the U.S. Treasury to issue regulations to address the national security threat posed by certain U.S investments that may accelerate the development of sensitive technologies and products in “countries of concern,” defined as China and the Special Administrative Regions of Hong Kong and Macau. The rule establishes a regulatory framework for either prohibiting or requiring notifications to the U.S. Treasury for certain investments by U.S. persons in companies related to the countries of concern that conduct activities involving certain national security sectors (currently, semiconductor technologies, artificial intelligence systems for military or surveillance use, or quantum computing). The Portfolio may face restrictions on investing in certain Chinese or Chinese-owned companies involved in the covered sectors. The Portfolio must also implement due diligence processes for identifying covered transactions and may need to report notifiable transactions to the U.S. Treasury, potentially affecting investment timelines.
U.S. PRC Relations. External relations, such as the China-U.S. relationship regarding trade, currency exchange, and intellectual property protection, among other things, could also have implications with respect to capital flow and business operations. U.S. social, political, regulatory and economic conditions prompting changes in laws and policies governing foreign trade, manufacturing, developments and investments in the PRC could adversely affect the performance of the Portfolio’s investments. For example, in recent years, the U.S. federal government implemented an aggressive trade policy with respect to the PRC, including imposing tariffs on certain imports of the PRC, criticizing the PRC government for its trade policies, taking actions against individual PRC companies, imposing sanctions on certain officials of the Hong Kong government and the PRC central government and issuing executive orders that prohibit certain transactions with certain China-based persons, companies and their respective subsidiaries. Various U.S. statutes and executive orders have designated the PRC as a “foreign adversary,” and the U.S. government has announced that it intends to take further actions to deter U.S investments relating to the PRC’s Military-Civil Fusion strategy to develop the People’s Liberation Army into a “world class military” by 2049. In addition, the PRC government has implemented, and may further implement, measures, including retaliatory measures, in response to new trade policies, treaties, sanctions and tariffs imposed by the U.S. government, for example, the passing of the Hong Kong national security law by the National People’s Congress of China (the “National Security Law”) which criminalizes certain offenses including subversion of the Chinese government and collusion with foreign entities. The National Security Law subsequently prompted the promulgation in the U.S. of the Hong Kong Autonomy Act and executive orders setting forth additional sanctions. More recently, to complement the National Security Law, on March 8, 2024, the Hong Kong government had introduced draft legislation titled “Safeguarding National Security Bill” into the Legislative Council of Hong Kong, with a view to fully implementing its constitutional duty of safeguarding national security under Article 23 of the Basic Law (“Article 23”). In view of the potential implementation of Article 23, there is no guarantee as to whether this may trigger further additional sanctions promulgated by the U.S. on Hong Kong, which consequently may impact the PRC. The U.S. has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies, adding a number of new Chinese companies to the Department of Commerce’s Entity List. The United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. It is possible that additional sanctions, export controls and/or investment restrictions will be announced. Escalation of China-U.S. tensions resulting from these events and the retaliatory countermeasures that the national and state governments have taken and may take (including U.S. sanctions and anti-sanction laws in China), as well as other economic, social or political unrest in the future, could have a material adverse effect on or could limit the activities of PIMCO, the Portfolio or the companies in which the Portfolio has invested. Such countermeasures may, among other things, cause the Portfolio's assets or investments to lose value, or limit its ability to invest in PRC or PRC-related securities or other investments, repatriate existing assets located in the PRC at the time the countermeasures are applied.
State Law Restrictions on Ownership of Real Property. Certain U.S. states have proposed, recently enacted, or are in the process of adopting new legislation that restricts the ability of a wide range of governmental bodies and persons or entities from or domiciled in foreign countries of concern, as defined in the applicable U.S. state’s laws (e.g., the People’s Republic of China) (any such direct or indirect investor, a “Covered Investor”) to directly or indirectly own or acquire interests in “real property” (e.g., land, buildings, fixtures, and all other improvements to land) located in the relevant states, subject to certain limited exceptions (such laws as in effect from time to time, the “State Real Estate Laws”). Certain investments made by the Portfolio may constitute investments in “real property” for
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purposes of these laws (such investments, “Restricted Investments”). The State Real Estate Laws may impose different thresholds on the ownership of Restricted Investments by Covered Investors.
The impact of the State Real Estate Laws on the Portfolio and its investors may vary on a state-by-state basis, particularly to the extent that a state adopts an exemption from the ownership restrictions for commingled funds. Given the developing nature of the State Real Estate Laws, it is difficult to predict the full scope of their impact on the Portfolio’s investments and investor base. Complying with such restrictions may prevent the Portfolio from pursuing certain investments, cause delays or other impediments with respect to consummating such investments, require notification of such investments to government authorities, require divestment or freezing of investments on unfavorable terms, negatively impact the Portfolio’s ability to achieve its investment objective, prevent the Portfolio from receiving payments otherwise due it, require the Portfolio to obtain information about underlying investors or increase diligence and other similar costs to the Portfolio. Any of these outcomes could make it difficult for the Portfolio to act successfully on investment opportunities and may adversely affect the Portfolio’s performance as a whole. The Portfolio reserve the right to restrict an investor’s ability to purchase Portfolio shares and, to the extent permitted by applicable law, to redeem existing investors as necessary or appropriate to facilitate compliance with State Real Estate Laws.
The Portfolio intends to comply with the State Real Estate Laws to the extent applicable to their shareholder base, and may, to comply with such laws, request and report confidential information about a shareholder if required by the State Real Estate Laws and, if applicable, any underlying beneficial ownership, to applicable authorities if PIMCO determines that it is in the best interests of the Portfolio in light of the relevant laws or regulations or upon the request of regulators. Shareholders may be required to cooperate with PIMCO to facilitate compliance with the State Real Estate Laws.
Foreign Currency Transactions
The Portfolio may invest in foreign currency-denominated securities, may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolio may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or to lower currency deviations relative to the Portfolio's benchmark index(es). The Portfolio also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Since some foreign exchange transactions for the Portfolio are directed to the Portfolio's custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries.
A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are subject to the risks discussed under “Derivative Instruments” below. Forwards are used primarily to adjust the foreign exchange exposure of the Portfolio with a view to protecting the outlook, and the Portfolio might be expected to enter into such contracts under the following circumstances:
Lock In.  When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge.  If a particular currency is expected to decrease against another currency, the Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.
Direct Hedge.  If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the Portfolio can benefit from price appreciation in a given country’s bonds but does not want to
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hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Portfolio would hope to benefit from an increase (if any) in value of the bond.
Proxy Hedge.  PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging.  When the Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.
The Portfolio may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Portfolio to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Portfolio’s ability to enter into foreign currency transactions, force the Portfolio to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Portfolio, any of which may result in a loss to the Portfolio. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Portfolio will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bilaterally negotiated contracts.
The Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging.  Under applicable tax law, the Portfolio may be required to limit its gains from hedging in foreign currency forwards, futures, and options. Although the Portfolio is expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could
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result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolio and could affect whether dividends paid by the Portfolio are classified as capital gains or ordinary income.
Foreign Currency Exchange-Related Securities
Foreign currency warrants.  Foreign currency warrants such as Currency Exchange Warrantsᴛᴍ are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal exchange rate linked securities.  Principal exchange rate linked securities (“PERLsᴛᴍ”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLsᴛᴍ is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLsᴛᴍ are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLsᴛᴍ may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance indexed paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is
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below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
Borrowing
The Portfolio may borrow money to the extent permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. The Portfolio also may borrow money for temporary purposes in an amount not to exceed 5% of the Portfolio’s total assets.
Specifically, provisions of the 1940 Act require the Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary purposes. Any borrowings for temporary purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.
As noted below, the Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. Such transactions also can be subject to the risks discussed under “Derivative Instruments” below, in addition to the risks discussed in this section. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.
The Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement.
However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolio may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolio’s total assets. The 1940 Act and related rules no longer require asset segregation for derivatives transactions entered into by registered investment companies; however the Portfolio may utilize asset segregation and posting of collateral may still be utilized for risk management or other purposes. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Portfolio.
A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical,” which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment than those sold.
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The Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security.
It is possible that changing government regulation may affect the Portfolio’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Portfolio’s ability to utilize these investment strategies and techniques.
Derivative Instruments
In pursuing its objective, the Portfolio may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, and other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index, or as part of its overall investment strategies and enter into other types of instruments under which the Portfolio is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination. The Portfolio may enter into transactions involving currency forwards, swaps, futures or options. The Portfolio also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. The Portfolio also may enter into swap agreements with respect to interest rates, commodities, and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolio may invest in structured notes and enter into transactions involving other similar instruments as discussed herein. All of these transactions are referred to collectively herein as “derivatives”. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Portfolio also may use those instruments, provided that their use is consistent with the Portfolio's investment objective.
The value of some derivative instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could be exposed to additional, unforeseen risks, including the risk of loss.
The Portfolio might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio's interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Portfolio will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to the Portfolio. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract's terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due, in part, to
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liquidity risk, which refers to the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable, or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of the Portfolio to close out or to liquidate its derivatives positions. The Portfolio may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral or settlement payments to counterparties. The Portfolio may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, the Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If the Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Portfolio may invest in derivatives to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty and certain derivative transactions may be terminated by the counterparty or the Portfolio, as the case may be, upon the occurrence of certain Portfolio-related or counterparty-related events, which may result in losses or gains to the Portfolio based on the market value of the derivative transactions entered into between the Portfolio and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Portfolio to modify, terminate, or offset the Portfolio’s obligations or the Portfolio’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. Upon the expiration or termination of a particular contract, the Portfolio may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Portfolio not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Portfolio. Furthermore, after such an expiration or termination of a particular contract, the Portfolio may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Portfolio may experience losses.
As noted elsewhere, the Portfolio may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for the Portfolio (which may support, constitute and/or increase the distributions paid by, or the yield of, the Portfolio) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses the Portfolio may incur if the put option is exercised, and derivative transactions where the Portfolio is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by the Portfolio should not be viewed as the total returns or overall performance of the Portfolio. These strategies may also produce adverse tax consequences (for example, the Portfolio’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit the Portfolio’s opportunity to profit or otherwise benefit from certain gains. The Portfolio may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Portfolio’s net asset value. The Portfolio’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Portfolio has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or
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non-U.S. securities markets or the Portfolio’s portfolio of investments, or arising from its use of derivatives. Consequently, Portfolio shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Portfolio has declined in value, which may be economically similar to a taxable return of capital.
The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by the Portfolio pursuant to derivatives potentially could affect the amount, timing or characterization of Portfolio distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
Options on Securities and Indexes. The Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on equity, fixed income or other securities (including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Portfolio, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Portfolio. Upon exercise, the writer of an option on an index or cash-settled option on a security is obligated to pay the difference between the cash value of the index or security and the exercise price multiplied by the specified multiplier for the option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)
The Portfolio may write calls and/or puts on instruments the Portfolio owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which the Portfolio has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), the Portfolio typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Portfolio the asset on which the option is written at a certain price within a specified time frame.
Writing call or put options will limit the Portfolio’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that the Portfolio’s maximum potential gain via a written covered call or put will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which the Portfolio acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call or put option. The Portfolio’s maximum potential gain via a written naked call or any put will generally be the premium received from writing the option. The Portfolio’s maximum potential loss on a written covered call is the purchase price paid for the underlying asset minus the premium received for writing the option. The Portfolio’s maximum potential loss on an uncovered call is theoretically limitless as the value of the underlying asset rises. The Portfolio’s maximum potential loss on a written put is the entire strike price minus the premium received for writing the option as the value of the underlying asset could fall to zero. Therefore, written covered calls and puts can result in losses and detract from the Portfolio’s total returns even though the call or put options produce premiums and may initially produce income and cash flow to the Portfolio (and therefore Portfolio distributions) for having written the call or put options.
Buying a call option or put option will generally involve the Portfolio paying a premium on the option, which may detract from returns and may not limit losses. The Portfolio may lose the initial amount invested in the call option or put option.
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Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative's reference asset, which may result in excess losses to the Portfolio. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by the Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.
The Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.
The premium paid for a put or call option purchased by the Portfolio is an asset of the Portfolio. The premium received for an option written by the Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Portfolio may write straddles consisting of a combination of a call and a put written on the same underlying security.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Portfolio writes a put option, the Portfolio has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that if the Portfolio writes a put option, the Portfolio may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Portfolio and may result in the Portfolio holding the underlying investment for some period of time when it is disadvantageous to do so.
If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
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There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. If the Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by the Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio. Movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.
To the extent that the Portfolio writes a call option on a security it holds in its portfolio, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Foreign Currency Options. To the extent permitted by its investment objective and policies, the Portfolio may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Portfolio to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date.
The Portfolio may invest in futures contracts and futures options with respect to but not limited to, interest rates, commodities, and security or commodity indexes. The Portfolio may also invest in futures contracts on carbon offset credits. A carbon offset credit represents the reduction or removal of a specific amount of carbon dioxide or other greenhouse gas (“GHG”) from the atmosphere. Carbon offset credits are designed to provide a mechanism for people and businesses to mitigate the adverse environmental impact of their GHG-generating activities. To the extent that the Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records. The Portfolio also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
The Portfolio may purchase and write call options on futures or put options on futures, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to
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assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.
Limitations on Use of Futures and Futures Options. The Portfolio that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system. When a purchase or sale of a futures contract is made by the Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will mark-to-market its open futures positions.
The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio. Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Portfolio assets in the segregated account. Portability of exposure reduces risk to the Portfolio. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.
The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”
Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
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Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
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Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
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Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.
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Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as climate changes, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Portfolio’s investments to greater volatility than investments in traditional securities.
Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.)
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exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. The Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolio also may invest in currency exchange rate swap agreements and may enter into options on swap agreements (“swaptions”).
The Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are generally bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Portfolio’s investment objectives and general investment policies, the Portfolio may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Portfolio may be required to pay a higher fee at each swap reset date.
The Portfolio also may enter into combinations of swap agreements in order to achieve certain economic results. For example, the Portfolio may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Portfolio would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Portfolio may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
The Portfolio also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or
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otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolio may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.
The Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Portfolio may engage in variance swaps.
Most types of swap agreements entered into by the Portfolio will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio).
The Portfolio also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market-perceived credit risk rises and when spreads fall, market-perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swap agreements sold by the Portfolio may involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. The Portfolio will enter
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into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller.
The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio).
The Dodd-Frank Act and related regulation require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM or SEF “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. To the extent the Portfolio is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.
Whether the Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolio will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. The Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.
The Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other
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party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. The Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if the Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. The Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
The Portfolio’s obligations under a recovery lock will be determined daily.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent the Portfolio, or derivatives or other strategies used by the Portfolio, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by the Portfolio and the determination of the net asset value of Portfolio shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which the Portfolio invests; (iv) the Portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of the Portfolio (due to share purchases or redemptions, for example), potentially resulting in the fund being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform the Portfolio’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Greenhouse Gas “Cap-and-Trade” Programs. The Portfolio may trade derivative instruments on carbon credits, including, but not limited to, carbon equivalent emissions allowances eligible for trading under the European Union Emissions Trading Scheme (“EUAs”), California Cap-and-Trade Program, and Regional Greenhouse Gas Initiatives (“RGGI”). The derivative instruments on carbon credits will be subject to the risks associated with trading such instruments directly. The trading markets for carbon credits are still developing and therefore do not possess the attributes of a fully developed market, which may cause illiquidity, high price volatility and a diminished demand. Price movements of carbon credits are influenced by, among other things, their current and perceived future market value, green technology developments, the price of natural gas and coal, weather patterns and the level of world economic activity. In addition, international, national and regional carbon regulation is still developing and may change in response to new legislation, treaties or other governmental regulation, which may have an adverse impact on the Portfolio. The timing and volume of delivery of such credits can be uncertain and may be subject to transfer disruptions.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent the Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this
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area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolio or the ability of the Portfolio to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO monitors whether the exposure created under these contracts might exceed the applicable limits in managing the Portfolio. In addition, the CFTC has established position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The position limits rules apply to both the Portfolio and its swap dealer counterparties. If a swap dealer is unable to rely on certain exemptions, such as the bona fide hedging speculative OTC transaction capacity the swap dealer has available for the Portfolio, the swap dealer may have limited speculative OTC transaction capacity for the Portfolio.
The SEC, the CFTC, and other federal regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Portfolio is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Portfolio in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and the market has yet to absorb their full impact.
Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs.
Regulatory limits and requirements may negatively impact the Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Such limits and requirements may increase the cost of the Portfolio’s investments and cost of doing business even if not directly applicable to the Portfolio, which could adversely affect investors.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that the Portfolio’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Portfolio of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Perpetual Bonds
The Portfolio may invest in perpetual bonds. Perpetual bonds are fixed income securities with no maturity date but pay a coupon in perpetuity (with no specified ending or maturity date). Unlike typical fixed income securities, there is no obligation for perpetual bonds to repay principal. The coupon payments, however, are mandatory. While perpetual bonds have no maturity date, they may have a callable date in which the perpetuity is eliminated and the issuer may return the principal received on the specified call date. Additionally, a perpetual bond may have additional features, such as interest rate increases at periodic dates or an increase as of a predetermined point in the future.
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Exchange-Traded Notes
Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolio characterizes and treats ETNs for tax purposes. The timing and character of income and gains from ETNs derived by the Portfolio from investments in ETNs may be affected by future legislation.
An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.
The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Delayed Funding Loans and Revolving Credit Facilities
The Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
The Portfolio may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.
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When-Issued, Delayed Delivery and Forward Commitment Transactions
The Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. These transactions may be known as to-be-announced (“TBA”) transactions.
When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.
The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Financial Industry Regulatory Authority (“FINRA”) rules in respect of the collateralization of TBA transactions have the general effect of causing the Portfolio to post collateral in connection with such transactions. Such collateralization of TBA transactions could increase cost to the Portfolio or impose additional operational complexity.
Standby Commitment Agreements
The Portfolio may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.
There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolio may be required to limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the regulatory limitation on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. The Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.
Infrastructure Investments
Infrastructure entities include companies in the infrastructure business and infrastructure projects and assets representing a broad range of businesses, types of projects and assets. The risks that may be applicable to an infrastructure entity vary based on the type of business, project or asset, its location, the developmental stage of a project and an investor’s level of control over the management or operation of the entity.
Infrastructure entities are typically subject to significant government regulations and other regulatory and political risks, including expropriation; political violence or unrest, including war, sabotage or terrorism; and unanticipated regulatory changes by a government or the failure of a government to comply with international treaties and agreements. Additionally, an infrastructure entity may do business with state-owned suppliers or customers that may be
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unable or unwilling to fulfill their contractual obligations. Changing public perception and sentiment may also influence a government’s level of support or involvement with an infrastructure entity.
Companies engaged in infrastructure development and construction and infrastructure projects or assets that have not been completed will be subject to construction risks, including construction delays; delays in obtaining permits and regulatory approvals; unforeseen expenses resulting from budget and cost overruns; inexperienced contractors and contractor errors; and problems related to project design and plans. Due to the numerous risks associated with construction and the often incomplete or unreliable data about projected revenues and income for a project, investing in the construction of an infrastructure project involves significant risks. The ability to obtain initial or additional financing for an infrastructure project is often directly tied to its stage of development and the availability of operational data. A project that is complete and operational is more likely to obtain financing than a project at an earlier stage of development. Additionally, an infrastructure entity may not be able to obtain needed additional financing, particularly during periods of turmoil in the capital markets. The cost of compliance with international standards for project finance may increase the cost of obtaining capital or financing for a project. Alternatively, an investment in debt securities of infrastructure entities may also be subject to prepayment risk if lower-cost financing becomes available.
Infrastructure projects or assets may also be subject to operational risks, including the project manager’s ability to manage the project; unexpected maintenance costs; government interference with the operation of an infrastructure project or asset; obsolescence of project; and the early exit of a project’s equity investors. Additionally, the operator of an infrastructure project or asset may not be able to pass along the full amount of any cost increases to customers.
An infrastructure entity may be organized under a legal regime that may provide investors with limited recourse against the entity’s assets, the sponsor or other non-project assets and there may be restrictions on the ability to sell or transfer assets. Financing for infrastructure projects and assets is often secured by cash flows, underlying contracts, and project assets. An investor may have limited options and there may be significant costs associated with foreclosing upon any assets that secure repayment of a financing.
Short Sales
The Portfolio may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Portfolio sells a security it does not own in anticipation that the market price of that security will decline.
When the Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If the Portfolio engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Portfolio may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the values of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
The Portfolio will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
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144A Securities
In addition to the Portfolio’s investments in privately placed and unregistered securities, the Portfolio may also invest in securities sold pursuant to Rule 144A under the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity.
Regulation S Securities
The Portfolio may invest, either directly or through investments in its wholly-owned subsidiary, in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. Furthermore, because Regulation S Securities are generally less liquid than registered securities, the Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.
Illiquid Investments
In accordance with Rule 22e-4 (the “Liquidity Rule”) under the 1940 Act, the Portfolio may invest up to 15% of its net assets in “illiquid investments” that are assets. For these purposes, “illiquid investments” are investments that cannot reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Each portfolio investment must be classified at least monthly into one of four liquidity categories (highly liquid, moderately liquid, less liquid and illiquid), which are defined pursuant to the Liquidity Rule. Such classification is to be made using information obtained after reasonable inquiry and taking into account relevant market, trading and investment-specific considerations. Moreover, in making such classification determinations, the Portfolio determines whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Portfolio would reasonably anticipate trading, is reasonably expected to significantly affect its liquidity, and if so, the Portfolio takes this determination into account when classifying the liquidity of that investment. The Portfolio may be assisted in classification determinations by one or more third-party service providers. Assets classified according to this process as “illiquid investments” are those subject to the 15% limit on illiquid investments.
Repurchase Agreements
The Portfolio may enter into repurchase agreements, which involve an agreement to purchase a security and to sell that security back to the original seller at the Portfolio’s cost of purchasing the security plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio may seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Loans of Portfolio Securities
For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is fully collateralized; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1∕3% of the total assets of the Portfolio (including the collateral received with respect to such loans). The Portfolio’s performance will
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continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolio may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term funds. As a shareholder of an investment company or other pooled vehicle, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. The Portfolio bears the risk of such investments. The Portfolio may enter into reverse repurchase agreements or economically similar transactions without regard to the aforementioned 33 1/3% limitation if effected in compliance with the requirements of Rule 18f-4 discussed below.
Data Center Investment Risk.  Investments in data center assets involve many relatively unique and acute risks. Project revenues can be affected by numerous factors, including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of an investment may adversely affect the overall profitability of such investments. Events outside the control of PIMCO or a given investment could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining, or restoring the Account’s investments. Such events may include, but are not limited to, political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (e.g., fire, floods, earthquakes, and typhoons), grid and fiber connectivity (e.g., complete fallout caused by damage to power and fiber lines), power infrastructure availability (e.g. outages or complete shutdowns of substations), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism, and other unforeseen circumstances or operational incidents. As a general matter, the operation and maintenance of data center assets involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, performance of infrastructure, failure of technology to perform as anticipated, structural failures and accidents, and the need to comply with the directives of government authorities. Although investments may maintain insurance to protect against certain risks, such insurance would typically be subject to deductibles and coverage limits, and may not be sufficient to recoup all losses incurred by a particular investment. Furthermore, once digital infrastructure assets of an investment become operational, they may face significant competition from other digital infrastructure assets. Certain investments may have a national or regional profile. Given this profile and/or irreplaceable nature of certain strategic assets, such assets may constitute a higher risk target for terrorist acts or political actions, such as expropriation. There is also a higher probability that if an owner/operator of such assets fails to make services available, users of such services may incur significant damage and may be unable to replace the supply or mitigate any such damage, thereby heightening the risks of third-party claims. These assets may also be impacted by the interests of local communities and stakeholders, which may affect the operation of such assets. Certain of these communities may have or develop interests or objectives which are different from, or in conflict with, those of the Account and/or its investments.
Environmental laws, regulations, and regulatory initiatives play a significant role in the infrastructure industry generally and can have a substantial impact on such investments. Failure to comply with any such laws, regulations, or other requirements could lead to, among other things, government fines, stop-work injunctions, or other liabilities and could have a materially detrimental impact on the financial performance of the Account’s investments. The ordinary operation of, or the occurrence of an accident with respect to an energy-dependent asset could cause major environmental damage, which may result in significant financial distress to the corresponding investment if not covered by insurance, and, even if covered by insurance, may still have a materially detrimental impact on the Account and its investments as a result of adverse publicity or related consequences.
Government Intervention Risk
Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies and financial markets, and changes to interest rates. There can be no guarantee that any such measures taken in the past or in connection with future events (within the United States or
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other affected countries throughout the world) will be sufficient or have their intended effect. In addition, an unexpected or quick reversal of such measures could cause market downturns, disruptions, volatility and inflation, which could adversely affect the Portfolio's investments.
In addition, federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. Such legislation or regulation could limit or preclude the Portfolio’s ability to achieve its investment objective. Also, while such legislation or regulations are intended to strengthen markets, systems, and public finances, they could affect fund expenses and the value of fund investments in unpredictable ways.
The current direction of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply, whether through higher rates, regulations or the Liquidity Rule proposals that may prevent mutual funds from participating in certain markets. During periods when interest rates are low (or negative), the Portfolio’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may heighten interest rate risk. The Portfolio may be subject to heightened levels of interest rate risk because the U.S. Federal Reserve (the “Federal Reserve”) has raised interest rates from historically low levels and has signaled an intention to continue to do so. To the extent the Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from Portfolio performance to the extent the Portfolio is exposed to such interest rates and/or volatility. Factors such as government policy, inflation, the economy and market for bonds can impact interest rates and yields.
Governments or their agencies may also acquire distressed assets from financial or other institutions and acquire ownership interests in those institutions. Such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolio's portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.
The value of the Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by the Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.
Investments in Private Funds
Certain Funds may invest in private investment funds (including private equity, private credit, and hedge funds) (each, a “Private Fund”). Private Funds typically are offered in private placements and are not registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and therefore are not subject to the investor protections, regulatory oversight, and disclosure requirements applicable to registered investment companies. Investments in Private Funds generally are illiquid, may be difficult to value, and may involve a heightened risk of loss. A Fund’s ability to redeem or otherwise realize its investment may be limited by lock-up periods, withdrawal or redemption restrictions (including gates), notice requirements, suspension provisions, and transfer restrictions, and there may be limited or no secondary market for interests in a Private Fund.
Investments in Business Development Companies (“BDCs”)
The Portfolio may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their
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investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, private and thinly traded companies in which a BDC may invest, may not provide the same degree of information to investors as compared to publicly traded companies. Therefore, there is a risk that investors in such companies, such as BDCs, do not have the same scope or quality of information in making an investment decision as compared to an investor in publicly traded companies. The securities of private companies may also be subject to restrictions on resale. Some BDCs invest substantially, or even exclusively, in one sector or industry group. A BDC whose investments are focused in a particular sector or industry group may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.
Further, to the extent that the Portfolio invests a portion of its assets in a BDC, a shareholder in the Portfolio will not only bear the proportionate share of Portfolio expenses, but also will bear (absent an expense waiver arrangement) indirectly the expenses of the BDC.
Investments in Exchange-Traded Funds (“ETFs”)
Investments in ETFs entail certain risks; in particular, investments in index ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs advisory fees and administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In the case of actively managed ETFs, there is a risk that the ETF may not achieve its investment objective. In addition, investments in ETFs involve the risk that the market prices of ETF shares will fluctuate, sometimes rapidly and materially, in response to changes in the ETF’s NAV, the value of ETF holdings and supply and demand for ETF shares. Although the creation/redemption feature of ETFs generally makes it more likely that ETF shares will trade close to NAV, market volatility, lack of an active trading market for ETF shares, disruptions at market participants (such as Authorized Participants or market makers) and any disruptions in the ordinary functioning of the creation/redemption process may result in ETF shares trading significantly above (at a “premium”) or below (at a “discount”) NAV. In addition, errors in the construction, calculation or transmission of an index could cause an ETF's price to differ materially from its index. Additionally, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times, and during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen. Significant losses may result when transacting in ETF shares in these and other circumstances. Neither PIMCO nor the Trust can predict whether ETF shares will trade above, below or at NAV. An ETF’s investment results are based on the ETF’s daily NAV. Investors transacting in ETF shares in the secondary market, where market prices may differ from NAV, may experience investment results that differ from results based on the ETF’s daily NAV. An ETF has a limited number of intermediaries that act as Authorized Participants, and none of these Authorized Participants are or will be obligated to engage in creation or redemption transactions. To the extent that these intermediaries exit the business or are unable to or choose not to proceed with creation and/or redemption orders with respect to an ETF and no other Authorized Participant is able and willing to create or redeem, shares may trade at a discount to NAV and possibly face trading halts and/or delisting. Additionally, while ETF shares are listed for trading on an exchange, there can be no assurance that active trading markets for ETF shares will be maintained by market makers or Authorized Participants. Decisions by market makers or Authorized Participants to reduce their role or “step away” from these activities in times of market stress may inhibit the effectiveness of the creation/redemption process in maintaining the relationship between the underlying value of an ETF’s holdings and the ETF’s NAV. Such reduced effectiveness could result in the ETF’s shares trading at a discount to its NAV and also in greater than normal intraday bid/ask spreads for the ETF’s shares.
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Investments in the Wholly-Owned Subsidiary
Investments in the Subsidiary are expected to permit the Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and Treasury bills. The Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors. It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and Treasury bills. Although the Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum or this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.
In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Portfolio to implement certain trading strategies, hold certain investments or for other reasons.
Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes, changes in the behavior of market participants, or the application of such Systems are applied. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including (i) the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact the Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact the Portfolio.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investments) supplied by third parties for the Portfolio. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route and execute investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose the Portfolio to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the
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third-party algorithms as it would for proprietary models, data or algorithms, and PIMCO and the Portfolio will be exposed to systems, cybersecurity and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate the Portfolio for any losses associated with third-party models, data, or algorithms, and the Portfolio generally will bear all such losses. PIMCO, in its discretion, may not disclose certain such events to the Portfolio.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which the Portfolio may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on the Portfolio over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Portfolio and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and the Portfolio generally will bear all losses associated with System Incidents, subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Portfolio.
With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. The Portfolio will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Increasing Government and Other Public Debt
Government and other public debt, including municipal securities, can be adversely affected by large and sudden changes in local and global economic conditions that result in increased debt levels. For example, the total public debt of the United States and other countries around the globe as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn and was further accelerated in connection with the U.S. Government’s response to the COVID-19 pandemic. Governmental agencies project that the United States will
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continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.
A high debt level may increase market pressures to meet government funding needs, which can increase debt costs and cause a government or public or municipal entity to issue additional debt, thereby increasing refinancing risk. A high debt level also raises concerns that the issuer may be unable or unwilling to make principal or interest payments when they are due, which may adversely impact the value of certain instruments held by the Portfolio. Unsustainable debt levels can cause declines in the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy in economic downturns or can generate or contribute to an economic downturn.
In addition, the high and rising level of U.S. national debt may adversely impact the U.S. economy and securities in which the Portfolio may invest. From time to time, uncertainty regarding potential increases in the statutory debt ceiling could: increase the risk that the U.S. Government may default on payments on certain U.S. Government securities; cause the credit rating of the U.S. Government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
The U.S. sovereign credit rating has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The rating market, prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency's decision to downgrade the U.S. sovereign credit rating. The foregoing risks could adversely affect the value of the Portfolio’s investments.
Inflation and Deflation
The Portfolio is subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income from the Portfolio's investments will be worth less in the future as inflation decreases the value of payments at future dates. Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Portfolio's investments may not keep pace with inflation, which may result in losses to investors. As inflation increases, the real value of the Portfolio's portfolio could decline. The Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. The rate of inflation in many countries worldwide has increased in recent years due to supply chain disruptions, fiscal or monetary stimulus, energy price increases, wage inflation and the Russian invasion of Ukraine, among other factors. Additionally, the Federal Reserve has raised the federal funds rate. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies.There is no guarantee that actions taken by the Federal Reserve and other governmental bodies to reduce inflation will be effective. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely or materially impair the ability of distressed issuers to restructure, which may result in a decline in the value of the Portfolio’s portfolio. Though the Portfolio may enter into instruments related to inflation or deflation (such as inflation-indexed bonds), it will be under no obligation to do so. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policy. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
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Temporary Investment
If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolio’s assets in certain defensive strategies for temporary or indefinite periods. These defensive strategies include holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. Government or other relevant governments, its agencies or instrumentalities.
Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments affect who can invest in a Portfolio, and limit and/or preclude the Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences on the Fund and on investors. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act have had a material impact on and could continue to materially impact the profitability of the Portfolio and the value of assets it holds, expose the Portfolio to additional costs, require changes to investment practices, and adversely affect the Portfolio’s ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed income market making capacity, which resulted in reduced liquidity in certain fixed income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Portfolio’s ability to pursue its investment objective or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolio will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.
Certain instruments in which the Portfolio may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (“SOFR”) for USD-LIBOR). There remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on the Portfolio or the financial instruments in which the Portfolio invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, inadequate fallback provisions or fallback provisions which may not effectively resulted in a transition away from LIBOR prior to LIBOR's replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System's final rule in connection with this law became effective, establishing benchmark replacements based on the SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of the Portfolio's investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures will have had the intended effects.
The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. The Portfolio’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Portfolio satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when the Portfolio trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds,
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it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Portfolio’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether the Portfolio satisfies the limited derivatives users exception, but for portfolios subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit the Portfolio’s securities lending activities. In addition, under the rule, the Portfolio is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Portfolio intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Portfolio may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Portfolio treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Portfolio is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Portfolio reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.
These and other proposed and adopted regulatory requirements may limit the ability of the Portfolio to use derivatives, reverse repurchase agreements and similar financing transactions, when-issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023. On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. The Fixed Income Clearing Corporation (“FICC”) currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.
On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in the Portfolio being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the Portfolio may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo
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transactions to the Portfolio may be impacted as compared to Treasury repo transactions the Portfolio may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during the period. The compliance date for the amendments to Form N-CEN was November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
On February 18, 2026, the SEC extended the compliance date for Form N-PORT reporting requirements related to the Names Rule to November 17, 2027 for fund groups with net assets of $10 billion or more. In addition, on February 18, 2026, the SEC proposed amendments to certain reporting requirements on Form N-PORT that would, if adopted, provide that monthly reports must be filed within 45 days of month end and reduce the frequency of publication of reports on Form N-PORT from monthly (within 60 days of each month end) to quarterly (within 60 days after fiscal quarter end).
On April 29, 2025, the SEC issued an exemptive order which was the first in a line of “simplified” co-investment exemptive orders (“Simplified Orders”). Since then, Simplified Orders have improved the co-investment process for closed-end funds and BDCs, although the SEC had initially declined to issue Simplified Orders to open-end funds. On April 27, 2026, however, the SEC issued a no-action letter that stated the SEC staff would not recommend enforcement if a registered open-end fund, whose primary investment adviser or sub-adviser is an adviser under a Simplified Order, co-invests as if it were a regulated fund under its adviser's Simplified Order. The no-action letter allows open-end funds to invest alongside affiliated funds and accounts in negotiated investments, including investments in private credit and private equity, subject to existing regulation concerning portfolio liquidity.
In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect the Portfolio's investments. For example, assets that become subject to sanctions, special measures, or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect the Portfolio's value. In addition, entities in which the Portfolio is invested that have relevant touchpoints with sanctions or special measures targets may experience business or banking disruptions, which may have adverse consequences for the value of the investment. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments money services businesses or other geographic target orders issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors. PIMCO is registered with the CFTC as a commodity pool operator (“CPO”). However, PIMCO, with respect to the Portfolio, has filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (“CEA”), pursuant to CFTC Rule 4.5 and, therefore, PIMCO is not subject to registration or regulation as a CPO under the CEA and the rules thereunder. To remain eligible for the exclusion, the Portfolio will have to adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder (“commodity interests”), or if the Portfolio markets itself as providing investment exposure to such instruments. These limitations may restrict the Portfolio’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of the Portfolio, and/or adversely affect the Portfolio’s total return. In the event that the Portfolio’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to the Portfolio. In this case, the Portfolio’s expenses may increase, adversely affecting the Portfolio’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to the Adviser with respect to the Portfolio.
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To the extent the Portfolio becomes ineligible for PIMCO to claim an exclusion from the definition of the term “commodity pool operator” with respect to the Portfolio, the Portfolio may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to such CFTC regulation.
Liquidation of the Portfolio
The Board of Trustees of the Trust may determine to close and/or liquidate the Portfolio at any time, which may have adverse tax consequences to shareholders. In the event of the liquidation of the Portfolio, shareholders may receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio or substitution of their investment in the Portfolio for investment in a comparable investment company. The value of an investment in the Portfolio, and any subsequent distribution in the event of a termination, will be subject to market conditions at that time. A liquidating distribution would generally be a taxable event to shareholders, resulting in a gain or loss for tax purposes, depending upon a shareholder’s facts and circumstances. A shareholder of the liquidating Portfolio will not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the shareholder (such as shareholder account fees (if any), or Portfolio operating expenses), and a shareholder may receive an amount in liquidation less than the shareholder’s original investment.
It is the intention of any Portfolio expecting to close or liquidate to retain its qualification as a regulated investment company under the Internal Revenue Code during the liquidation period and, therefore, not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that the Portfolio should lose its status as a regulated investment company during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions.
Participation in Litigation or Arbitration Proceedings
PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Portfolio to initiate or settle a claim or join a class of plaintiffs pursuing a claim as lead plaintiff (or opt out of a class and pursue a claim directly). Similarly, PIMCO may determine not to take or not to recommend any such action. To the extent that the Portfolio has liquidated, PIMCO will generally not take or recommend any such action. Subject to procedures approved by the Board of Trustees, PIMCO may, on behalf of the Portfolio, directly initiate or participate in litigation or an arbitration proceeding as a named plaintiff or claimant. Pursuant to such procedures, PIMCO may, without limitation, (i) engage legal counsel for the Portfolio and/or cause the Portfolio to pay fair and reasonable legal fees and expenses incurred in connection with investigating the validity of a potential claim (or performing other due diligence relating to a potential claim) or taking any actions considered by PIMCO to be necessary or appropriate (a) to protect or preserve the Portfolio’s rights or interests in connection with (1) defending a claim made against the Portfolio and (2) initiating or otherwise engaging in preliminary measures intended to facilitate possible future litigation or arbitration or otherwise support a judicial decision favorable to the Portfolio and (b) to preserve the Portfolio’s ability to bring a claim and to prevent the expiration of an applicable statute of limitations; and (ii) on behalf of the Portfolio that is not acting or seeking to act as a named plaintiff or claimant, (a) give direction to a third party (such as trustees or service providers), (b) cause the Portfolio to advance fair and reasonable legal fees and expenses to such third party, and/or (c) indemnify, on behalf of the Portfolio, such third party for its fair and reasonable fees and expenses, in each such case in connection with litigation or a claim concerning the Portfolio’s investment and pursuant to the terms of the investment (including, without limitation, as a result of the Portfolio’s holding of a certificate issued by a trust where the trustee or other service provider to the trust is commencing litigation or pursuing a claim on behalf of the trust). PIMCO may also vote for or authorize a settlement relating to litigation or a claim described in subparagraph (ii) above. Pursuant to the Board approved procedures, the Portfolio may directly bear a portion or all of the fees associated with the actions described above.
Portfolio Operations
Operational Risk.  An investment in the Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Portfolio. While the Portfolio seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Portfolio.
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Market Disruptions Risk.  The Portfolio is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from actual or threatened war or armed conflicts, military conflicts, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government interventions, defaults and shutdowns, political and regulatory changes or diplomatic developments or the imposition of sanctions and other measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters, which can all negatively impact the securities markets and cause the Portfolio to lose value. These events can also impair the technology and other operational systems upon which the Portfolio's service providers, including PIMCO as the Portfolio's investment adviser, rely, and could otherwise disrupt the Portfolio's service providers’ ability to fulfill their obligations to the Portfolio.
A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could also impact the ability to complete redemptions, and adversely impact investments held by the Portfolio. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus, caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Portfolio holds. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Portfolio. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments. These and other developments may adversely affect the liquidity of the Portfolio's holdings (see “Liquidity Risk” in the Offering Memorandum for further details).
Cyber Security Risk.  As the use of complex information technology and communications systems, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Portfolio has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security despite the efforts of PIMCO, the Portfolio, or their service providers to adopt technologies, processes, and practices intended to mitigate these risks. Disruptions or failures that affect service providers, counterparties, market participants, or issuers of securities held by the Portfolio may adversely affect PIMCO or the Portfolio, including by causing losses or impairing PIMCO’s or the Portfolio’s operations. Information relating to the Portfolio’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Portfolio to lose proprietary information, suffer data corruption and/or destruction, result in the unauthorized release or other misuse of confidential information, lose operational capacity or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the digital information systems that support the Portfolio (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or the Portfolio (including but not limited to vendors, advisers,
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sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which the Portfolio invests can also subject the Portfolio to many of the same risks associated with direct cyber security breaches. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Portfolio, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Portfolio and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Portfolio invests could adversely impact such counterparties or issuers and cause the Portfolio's investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Portfolio’s ability to calculate its net asset value, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
As computing technology and data analytics advance, there has been a trend towards machine driven and artificially intelligent trading systems, particularly with respect to increasing levels of autonomy in trading decision capabilities. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that affect the use of artificial technology in trading activities. Any such regulations may not have the effect on financial markets that regulators intend. Moreover, advancements in artificial intelligence and other technologies may result in the introduction of errors, defects or security vulnerabilities, which can go undetected. The potential speed of such trading and other technologies may exacerbate the impact of any such incidents, particularly where such incidents are exploited by other artificially intelligent systems designed to impair or prevent the intervention of a human control.
Like with operational risk in general, the Portfolio has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Portfolio does not directly control the cyber security systems of issuers in which the Portfolio may invest, trading counterparties or third party service providers to the Portfolio. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Portfolio and its shareholders may suffer losses as a result of a cyber security breach related to the Portfolio, its service providers, trading counterparties or the issuers in which the Portfolio invests.
Artificial Intelligence Risk.  PIMCO utilizes artificial intelligence, including so-called “generative AI,” machine learning, and natural language processing techniques (collectively, “AI”) in its business operations, to inform and augment its investment decision making, client services, and other business purposes, including for potential productivity enhancements. In connection with the development, deployment, and use of AI technology, as well as other so-called “big data” analytics practices (which for purposes of this disclosure, refer to the techniques used to collect, clean and analyze large, diverse datasets collected from multiple sources), PIMCO collects a range of data including business and personal information. PIMCO’s ability to use, manage, and aggregate data may be limited by the effectiveness of its policies, systems, and practices that govern how data is acquired, validated, used, stored, protected, processed, and shared. Deficiencies in the practices associated with data collection, training AI technology on large data sets, and big data analytics, and difficulties approximating gaps in data, obtaining data from reliable sources, and validating data could adversely impact the accuracy and effectiveness of AI and “big data” analytics. Failure to manage data effectively and to aggregate data in an accurate and timely manner may limit PIMCO’s ability to manage current and emerging risks and changing business needs and to adapt to the use of new technologies and tools, including those involving AI.
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AI models that PIMCO uses may rely on historical data or assumptions that may not remain stable over time, or PIMCO may rely on third-party AI models that are upgraded or modified in ways that negatively impact their performance for our specific use cases (“model drift”). If model drift or other model-related deficiencies are not promptly detected and addressed, core business operations that rely on these AI models may be adversely affected. Further, PIMCO may fail to utilize AI tools or features as effectively as other managers, resulting in worse performance or service.
Additionally, AI tools may produce biased, inaccurate, misleading, incomplete, or otherwise flawed outputs that could be hard to detect and lead to errors in PIMCO’s and its personnel’s decision-making, portfolio management, or other business activities, which could have a negative impact on PIMCO or on the performance of an Account. To the extent PIMCO uses such outputs to inform its actions, it could incur operational inefficiencies, competitive harm, brand or reputational harm, or other adverse impacts on its business and operations.
As the use and availability of AI tools and features have grown, AI continues to be subject to evolving laws and regulations and has received scrutiny under evolving regulatory expectations.
Clearance and Settlement Technology Risk.  PIMCO may utilize new and emerging technologies for the clearance and settlement of securities purchased by the Portfolio including, but not limited to, technologies based on distributed ledger technology (blockchain). The use of these technologies in this way is novel, and could subject the Portfolio to risks, including risks related to settlement failures, failures in the technology, or regulatory risk. Novel settlement technologies may not function as intended and the underlying computer code may contain errors or limitations that lead to disruptions in services. In addition, there may be few or no counterparties available using these settlement technologies. As a result, securities that clear and settle on these systems may be less liquid than similar securities purchased through traditional clearance and settlement systems. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity.
Investment Restrictions
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary purposes exceed 5% of the total assets of the Portfolio, such excess shall be subject to the 300% asset coverage requirement.
As noted above, the Portfolio may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio, subject to compliance with applicable 1940 Act and regulatory requirements.
Pursuant to policies adopted by the Portfolio's Board of Trustees, purchased non-centrally-cleared OTC options and the assets used as cover for OTC options written by the Portfolio may be treated as liquid. Please refer to “Illiquid Investments” above for further discussion of regulatory considerations and constraints relating to investment liquidity. It is noted that, while regulatory guidance indicates that assets used for cover may be considered “encumbered,” the liquidity classification of assets used for cover is not affected by their status as being used for cover.
For purposes of applying the Portfolio’s investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) the Portfolio may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value in general better reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. As a result, the Portfolio may, at times, have notional exposure to an asset class (before netting) that is greater or less than the stated limit or restriction noted in the Portfolio’s Offering Memorandum. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
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For purposes of the Portfolio's policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolio's policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.
The Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. To the extent permitted by the 1940 Act and the rules thereunder, the Portfolio may enter into transactions with the other open-end funds advised by PIMCO with respect to the investment of daily cash balances of such other funds in shares of the Portfolio.
Pursuant to an exemptive order issued by the SEC, the Portfolio, along with other registered investment companies in the PIMCO Funds family may engage in interfund lending transactions, to the extent such participation is consistent with the Portfolio’s investment objective and investment policies. As part of the interfund lending program, the Portfolio whose policies so permit may directly lend to and borrow money from each other, as detailed in the exemptive relief (the “Interfund Lending Program”).
A loan made through the Interfund Lending Program may be preferable to borrowing from a bank from the perspective of a borrowing fund and more beneficial than an alternative short-term investment from the perspective of a lending fund. The term of an interfund loan is limited to the lesser of: time required to receive payment for securities sold; seven business days; or the maximum term on any outstanding bank loan (but in no event more than seven business days). In addition, an interfund loan is callable with one business day’s notice. All loans are for temporary purposes and the interest rates to be charged will be the average of the overnight repurchase agreement rate and the bank loan rate, each as defined in the exemptive order and the Portfolio’s associated policies and procedures.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. No fund may borrow more than the amount permitted by its investment limitations and all loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The interfund lending facility is subject to the oversight and periodic review of the Board.
No borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the interfund loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at higher rates if an interfund loan is not available. If a borrowing fund is unable to repay the loan when due, a delay in repayment to the lending fund could result in a lost investment opportunity for the lending fund.
Unless otherwise indicated, all limitations applicable to the Portfolio investments (as stated above and elsewhere in the Offering Memorandum and this Offering Memorandum Supplement) apply only at the time of investment. “Time of investment” monitoring utilizes available data, which may be limited depending upon the transaction, price or other relevant data, and may utilize certain information that is as of a prior time. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Portfolio’s assets invested in certain securities or other instruments, or change in the average duration of the Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.
From time to time, the Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if the Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount
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of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolio’s acquisitions of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Portfolio may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, the Portfolio may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction. For purposes of the Portfolio's percentage limit on foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), the Portfolio will net long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, will count the greater absolute value as between the long and short exposures (after first netting exposure within the same currency). For example, if the Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to euros equivalent to 5% of the Portfolio's total assets, the Portfolio's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure shall be 10% of the Portfolio's total assets (15% minus 5%). If the Portfolio has long exposure to euros equivalent to 15% of the Portfolio's total assets, and short exposure to Japanese yen equivalent to 5% of the Portfolio's total assets, the Portfolio's greater absolute value exposure as between these positions is 15% of the Portfolio's total assets (15% ˃ 5%), and 15% shall count for purposes of the Portfolio's percentage based limitation on foreign currency exposure.
The Portfolio may engage in roll-timing strategies where the Portfolio seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Portfolio to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, the Portfolio may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a non-OTC swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one, or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Portfolio’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Portfolio will test for compliance with Elective Investment Restrictions at the time of the Portfolio’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Portfolio’s subsequent acquisition of securities or instruments through a Roll Transaction.
The Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to
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its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.
Management Of The Trust
Trustees and Officers
The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.
Leadership Structure and Risk Oversight Function
The Board is currently composed of nine Trustees, seven of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.
Peter G. Strelow, a Managing Director and Co-Chief Operating Officer of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established four standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Oversight Committee, an Investment Performance Committee and a Governance and Nominating Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. Ronald C. Parker is the Lead Independent Trustee of the Trust. The Lead Independent Trustee’s duties and responsibilities include serving as chair of, and leading and facilitating discussions at, executive sessions of the Independent Trustees and acting as chair at Board or Committee meetings in the absence of the Chairman of the Board or other currently-appointed chair; coordinating with the Independent Trustees and the Trust’s management to discuss recommendations for Board meeting agendas; reviewing, and providing input to the Trust’s management as appropriate regarding, whether agenda objectives are being met; and acting generally as spokesperson for the Independent Trustees on external matters, provided that if another Independent Trustee is deemed to be more qualified or better able to address a particular matter, such other Independent Trustee shall serve as spokesperson in connection with such matter. In addition, the Chairs of the Audit Committee, Investment Performance Committee, Governance and Nominating Committee and Valuation Oversight Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings, as applicable.
The Board believes that, as Chairman, Mr. Strelow provides skilled executive leadership to the Trust. Further, the Board believes that an interested Chairman performs an essential liaison function between the Trust and PIMCO, its investment adviser and administrator. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of the Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of the Portfolio, the Trust and the fund complex.
In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public
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accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.
Qualifications of the Trustees
The charts below identify the Trustees and officers of the Trust. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, CA 92660.
Trustees of the Trust
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Independent Trustees[1]
Peter G. Strelow (1970) Chairman of the Board and Trustee	05/2017 to present; Chairman of the Board - 02/2019 to present	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds. Formerly, Chief Administrative Officer, PIMCO.	160	Chairman and Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
Kimberley G. Stafford (1978) Trustee	02/2021 to present	Managing Director, Global Head of Product Strategy, PIMCO; and Member of Executive Committee, PIMCO. Formerly, Head of Asia Pacific, Global Head of Consultant Relations and Head of US Institutional and Alternatives Sales, PIMCO.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT.
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Independent Trustees
Michael J. Berchtold (1963) Trustee	01/2025 to present	Founder and Chief Executive Officer, Berchtold Capital Partners (business consulting) (2013-present).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, The New Home Company (2014-2021).
Jennifer Holden Dunbar (1963) Trustee	04/2015 to present	Formerly, Managing Director, Dunbar Partners, LLC (business consulting and investments) (2005-2021); and Partner, Leonard Green & Partners, L.P.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT; Director, PS Business Parks (2009-2022); Director, Big 5 Sporting Goods Corporation.
Kym M. Hubbard (1957) Trustee	02/2017 to present	Formerly, Global Head of Investments, Chief Investment Officer and Treasurer, Ernst & Young.	160
Trustee, PIMCO
Variable Insurance
Trust, PIMCO ETF
Trust, PIMCO Equity
Series and PIMCO
Equity Series VIT and
PIMCO Flexible Real
Estate Income Fund;
Director of PIMCO
Capital Solutions BDC
Corp.; Director, State
Auto Financial
Corporation
(2016-2022).

Gary F. Kennedy (1955) Trustee	04/2015 to present	Formerly, Senior Vice President, General Counsel and Chief Compliance Officer, American Airlines and AMR Corporation (now American Airlines Group) (2003-2014).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Anne K. Kratky (1961) Trustee	01/2025 to present	Formerly, Deputy Chief Risk Officer, GE Capital; Chief Credit Officer, GE Capital.	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Flexible Real Estate Income; Director of PIMCO Capital Solutions BDC Corp.
Steven Lipiner (1960) Trustee	01/2025 to present	Formerly, Chief Operating Officer of State Street Global Advisers (2022-2023); Chief Financial Officer of State Street Global Advisers (2015-2022).	160	Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Ronald C. Parker (1951) Lead Independent Trustee	07/2009 to present; Lead Independent Trustee – 02/2017 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation; and President, Chief Executive Officer, Hampton Affiliates (forestry products).	160	Lead Independent Trustee, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
(1)
Ms. Stafford and Mr. Strelow are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
†
Trustees serve until their successors are duly elected and qualified.
The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his or her tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:
Mr. Strelow’s position as a Managing Director and Co-Chief Operating Officer of PIMCO, as well as his former positions as Chief Administrative Officer of PIMCO and as President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds, gives him valuable experience with the day-to-day management of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.
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Ms. Stafford’s position as a Managing Director of PIMCO and as a Member of its Executive Committee gives her valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling her to provide essential management input to the Board.
Mr. Berchtold has financial experience as the Founder and Chief Executive Officer of Berchtold Capital Partners, a strategic and business consulting firm. He also served in various senior leadership roles in corporate finance and investment banking at a global financial services firm. Additionally, Mr. Berchtold has gained relevant experience from his service on the board of directors of a public company.
Ms. Dunbar has financial experience investing and managing private equity fund assets. Additionally, Ms. Dunbar has previously served on the boards of directors of a variety of public and private companies. She currently serves on the boards of directors of two public companies. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Ms. Hubbard has prior financial, operations and management experience as the Global Head of Investments, Chief Investment Officer and Treasurer of a large accounting firm. Ms. Hubbard has previously served on the boards of directors of both public and private companies. Additionally, Ms. Hubbard has gained relevant experience from her service as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2017, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019, and from her service on the board of trustees of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2025.
Mr. Kennedy served as general counsel, senior vice president and chief compliance officer for a large airline company. He also has experience in management of the airline company’s corporate real estate and legal departments. Mr. Kennedy has also gained relevant experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2015, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2019.
Ms. Kratky has financial experience as the Deputy Chief Risk Officer and Chief Credit Officer of a financial services company. She also has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025 and from her service as a Trustee of the PIMCO Flexible Real Estate Income Fund and board of directors of PIMCO Capital Solutions BDC Corp. since 2022.
Mr. Lipiner has prior financial, operations and management experience as the Chief Operating Officer and Chief Financial Officer of a large asset management company. He also served in various CFO roles at several global financial services companies. He has gained relevant experience as a Trustee of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT since 2025. Additionally, Mr. Lipiner has valuable experience from his service on the board of directors of two asset management companies.
Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation. He also has valuable experience as a Trustee of PIMCO Variable Insurance Trust and PIMCO ETF Trust since 2009, and as a Trustee of PIMCO Equity Series and PIMCO Equity Series VIT since 2016.
Officers
Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Joshua D. Ratner (1976)** President	01/2024 to present
Executive Vice President and Head of Americas Fund
Operations - Client, Legal and Funds; Deputy General
Counsel, PIMCO. President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds, PIMCO Flexible Real
Estate Income Fund and PIMCO-Sponsored Closed-End
Funds; Director, PIMCO Canada Corp. Director, PIMCO
Aurora LLC; Director, PFLEX REIT LLC.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Ryan G. Leshaw (1980) Chief Legal Officer and Secretary	08/2021 to present
Executive Vice President and Deputy General Counsel,
PIMCO. Chief Legal Officer and Secretary, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund,
PIMCO-Sponsored Closed-End Funds and PIMCO Capital
Solutions BDC Corp; Chief Legal Officer, PIMCO
Asset-Based Lending Co LLC; Director, PFLEX REIT
LLC.

Keisha Audain-Pressley (1975)** Chief Compliance Officer	01/2020 to present
Executive Vice President and Deputy Chief Compliance
Officer, Chief Compliance Officer, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO Capital Solutions
BDC Corp.

Peter G. Strelow (1970) Senior Vice President	06/2019 to present
Managing Director and Co-Chief Operating Officer,
PIMCO. Senior Vice President, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO
Equity Series VIT, PIMCO Managed Accounts Trust,
PIMCO-Sponsored Interval Funds and PIMCO-Sponsored
Closed-End Funds. Formerly, Chief Administrative Officer,
PIMCO.

Douglas B. Burrill (1980)** Vice President	08/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Carol K. Chan (1982) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Alyssa M. Creighton (1974) Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran (1977) Vice President	02/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds and PIMCO-Sponsored Closed-End Funds.

81

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Michele N. Ellis** (1975) Vice President	08/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds,
PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Kenneth W. Lee (1972) Vice President	08/2022 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason (1980)*** Vice President	05/2023 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Colleen P. McLaughlin (1983)*** Vice President	01/2024 to present
Senior Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Shiv Narain (1981) Vice President	01/2024 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Keith A. Werber (1973) Vice President	05/2022 to present
Executive Vice President, PIMCO. Vice President, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Paul T. Wildermuth (1979) Vice President	01/2024 to present
Vice President, PIMCO. Vice President, PIMCO Variable
Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series,
PIMCO Equity Series VIT, PIMCO Managed Accounts
Trust, PIMCO-Sponsored Interval Funds, PIMCO Flexible
Real Estate Income Fund and PIMCO-Sponsored
Closed-End Funds.

Bijal Y. Parikh (1978) Treasurer	01/2021 to present
Executive Vice President, PIMCO. Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund; Director, PFLEX REIT
LLC.

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Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years†
Brandon T. Evans (1982) Deputy Treasurer	01/2024 to present
Senior Vice President, PIMCO. Deputy Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO Flexible Real Estate Income Fund and
PIMCO-Sponsored Closed-End Funds.

Erik C. Brown (1967)*** Assistant Treasurer	02/2001 to present
Executive Vice President, PIMCO. Assistant Treasurer,
PIMCO Variable Insurance Trust, PIMCO ETF Trust,
PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds, PIMCO
Flexible Real Estate Income Fund and PIMCO Capital
Solutions BDC Corp.

Laine E. Pacetti (1989) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Jason R. Stern (1979)** Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

Chi H. Vu (1983) Assistant Treasurer	01/2024 to present
Vice President, PIMCO. Assistant Treasurer, PIMCO
Variable Insurance Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity Series VIT, PIMCO
Managed Accounts Trust, PIMCO-Sponsored Interval
Funds, PIMCO-Sponsored Closed-End Funds and PIMCO
Flexible Real Estate Income Fund.

*
Unless otherwise noted, the information for the individuals listed is as of August 1, 2026.
†
The term “PIMCO-Sponsored Closed-End Funds” as used herein includes: PIMCO Access Income Fund, PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PCM Fund Inc., PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II and PIMCO Strategic Income Fund, Inc.; the term “PIMCO-Sponsored Interval Funds” as used herein includes: PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Emerging Markets Income Fund.
**
The business address of these officers is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.
***
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.
Securities Ownership
Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust as of December 31, 2025.
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Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Kimberley G. Stafford	None	Over $100,000
Peter G. Strelow	None	Over $100,000
Independent Trustees
Michael J. Berchtold	None	Over $100,000
Jennifer Holden Dunbar	None	Over $100,000
Kym M. Hubbard	None	Over $100,000
Gary F. Kennedy	None	Over $100,000
Anne K. Kratky	None	None
Steven Lipiner	None	Over $100,000
Ronald C. Parker	None	Over $100,000
To the best of the Trust’s knowledge, as of June 30, 2026, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of the Portfolio.
Trustee Ownership of the Investment Adviser and Principal Underwriter, and Their Control Persons
No Independent Trustee (or his or her immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each Independent Trustee’s (and his or her immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2025.
Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Michael J. Berchtold	None	None	None	None	None
Jennifer Holden Dunbar	None	None	None	None	None
Kym M. Hubbard	None	None	None	None	None
Gary F. Kennedy	None	None	None	None	None
Anne K. Kratky	None	None	None	None	None
Steven Lipiner	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
No Independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No Independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:
●
the Portfolio;
●
an officer of the Portfolio;
●
an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as
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the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;
●
an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;
●
the investment adviser or principal underwriter of the Portfolio;
●
an officer of the investment adviser or principal underwriter of the Portfolio;
●
a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio; or
●
an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio.
With respect to the persons listed in the bullet points above, no Independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:
(i)
Payments for property or services to or from any such person;
(ii)
Provision of legal services to any such person;
(iii)
Provision of investment banking services to any such person; and
(iv)
Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.
Standing Committees
Except where otherwise noted, the Committee membership for each Committee and other information below is listed as of March 31, 2026. However, the members of any Committee may be changed by the Board of Trustees from time to time. Effective May 15, 2026, Peter B. McCarthy retired from the Board.
The Trust has a standing Audit Committee that consists of all of the Independent Trustees (Mses. Dunbar, Hubbard and Kratky and Messrs. Berchtold, Kennedy, Lipiner (Chair) and Parker). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2026, there were four meetings of the Audit Committee.
The Board of Trustees has formed a Valuation Oversight Committee who has been delegated responsibility by the Board for overseeing determination of the fair value of the Portfolio’s portfolio securities and other assets on behalf of the Board in accordance with the Portfolio's valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Portfolio's portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Trust’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Oversight Committee consists of Mses. Dunbar, Hubbard (Chair), Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were four meetings of the Valuation Oversight Committee.
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The Trust has also formed an Investment Performance Committee, which meets periodically to review and assess the investment performance of the Portfolio. The Investment Performance Committee meets with and receives periodic reports from representatives of the investment adviser or investment manager regarding the Portfolio’s investment objective, strategies, performance and outlook. The Investment Performance Committee consists of Mses. Dunbar (Chair), Hubbard, Kratky and Stafford and Messrs. Berchtold, Kennedy, Lipiner, Parker and Strelow. During the fiscal year ended March 31, 2026, there were three meetings of the Investment Performance Committee.
The Trust also has a Governance and Nominating Committee, which is responsible, among other things, for the promotion of sound governance practices and for the selection and nomination of candidates to serve as Trustees of the Trust. Only Independent Trustees may serve as members of the Governance and Nominating Committee, and the Governance and Nominating Committee currently consists of Messrs. Berchtold, Kennedy (Chair), Lipiner and Parker and Mses. Dunbar, Hubbard and Kratky. Prior to November 6, 2018, the Governance and Nominating Committee comprised all of the Trustees, but only members of the Committee who were Independent Trustees voted on the nomination of Independent Trustee candidates.
The Governance and Nominating Committee has established a policy, effective February 13, 2019, whereby the Chairman of the Board will serve for a term that is not longer than five years from the date of appointment. Upon a vote of the majority of the Trustees, such Chairman may serve up to two additional consecutive five-year terms.
The Governance and Nominating Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance and Nominating Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance and Nominating Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.
Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.
All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio's proxy statement for the next special meeting of shareholders of the Portfolio.
Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio's proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.
During the fiscal year ended March 31, 2026, there were two meetings of the Governance and Nominating Committee.
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Trustee Retirement Policy
The Board has in place a retirement policy for all Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act, that seeks to balance the benefits of the experience and institutional memory of existing Trustees against the need for fresh perspectives, and to enhance the overall effectiveness of the Board. No Independent Trustee shall continue service as a Trustee beyond the first Board meeting occurring after his or her 76th birthday, provided that this policy may be waived or modified from time to time at the discretion of the Governance and Nominating Committee. The continued appropriateness of the retirement policy is reviewed from time to time by the Governance and Nominating Committee.
Compensation Table
The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2026:
Name and Position	Aggregate Compensation from Trust[1]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees
Michael J. Berchtold, Trustee	$262,000	N/A	$444,000
Jennifer Holden Dunbar, Trustee	$274,000	N/A	$464,000
Kym M. Hubbard, Trustee	$274,000	N/A	$464,000
Gary F. Kennedy, Trustee	$274,000	N/A	$464,000
Anne K. Kratky, Trustee	$262,000	N/A	$444,000
Steven Lipiner, Trustee	$262,000	N/A	$444,000
Peter B. McCarthy, Trustee*	$292,100	N/A	$489,000
Ronald C. Parker, Trustee	$287,100	N/A	$484,000
(1)
The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2026.
*
Mr. McCarthy retired from the Board, effective May 15, 2026.
Investment Adviser
PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolio pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of June 30, 2026, PIMCO had approximately $2.33 trillion of assets under management and $1.92 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, each, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited liability company under Delaware law in 2000. Allianz Asset Management of America L.P. merged with Allianz Asset Management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO's managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.
The management and operational oversight of Allianz Asset Management are carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of the Offering Memorandum Supplement, there are currently no significant institutional shareholders of Allianz SE.
Absent an SEC exemption or other regulatory relief, the Portfolio generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Adviser and the Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is
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subject to restrictions. Similarly, the Portfolio’s ability to utilize affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolio, the Portfolio’s ability to take advantage of market opportunities, or the Portfolio’s overall performance.
Advisory Agreement
PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Portfolio’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.
Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolio does not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolio. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.
Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.
As discussed in “Investment Objective and Policies” above, the Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The Subsidiary will not pay PIMCO a fee for advisory or administrative services.
The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the Portfolio, and PIMCO is terminated.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amounts of the advisory fees paid by the Portfolio were as follows:
Portfolio	2026	2025	2024
PIMCO Short Asset Portfolio	N/A	N/A	N/A
PIMCO Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Trust has adopted the Proxy Policy of PIMCO when voting proxies on behalf of the Portfolio.
Policy Statement:  The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  PIMCO has adopted a Proxy Policy as required by Rule 206(4)-6 under the Advisers Act. Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots
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(relative to fixed income or equity securities) as determined by the issuer or custodian. It is PIMCO’s policy to exercise any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority consistent with PIMCO’s fiduciary obligations and applicable law. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances. Additionally, there may be operational circumstances that prevent PIMCO’s proxy voting elections from being processed, and in such circumstances, PIMCO will take reasonable steps to submit votes on behalf of clients.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) PIMCO decides to override the ISP’s voting recommendation. In either such case as described above, PIMCO will review the proxy to determine whether an actual or potential conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. When processed as corporate action-consents, PIMCO will review all election forms to determine whether an actual or potential conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for providing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential and Identified Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve or mitigate material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
ISP Oversight. Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of ISPs engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: (i) the ISP’s capacity and competency to provide proxy voting research and recommendations, including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies; and (ii) the ISP’s compliance program.
Sub-Adviser Engagement. As an investment manager, PIMCO may exercise its discretion to engage a Sub-Adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, a Sub-Adviser may assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, PIMCO will maintain oversight of the investment management responsibilities (which may include proxy voting) performed by a Sub-Adviser and contracted third parties.
Information about how PIMCO voted a Fund’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Funds at 1-800-927-4648, on the Funds' website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
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Portfolio Turnover
A change in the securities held by the Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolio without regard generally to restrictions on portfolio turnover. See “Taxation” below. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by the Portfolio. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders).
The portfolio turnover rate of the Portfolio is calculated by dividing: (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by; (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that the Portfolio does not intend to maintain for more than one year. Proceeds from short sales and assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year. Portfolio turnover rates for the Portfolio that was operational as of the Trust’s most recent fiscal year end are provided in the Offering Memorandum under the caption “Financial Highlights.”
The Portfolio did not experience a significant variation in its portfolio turnover rate compared to the prior period.
Disclosure of Portfolio Holdings
Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolio (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio's non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolio with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty. PIMCO serves as investment adviser to various funds, including exchange-traded funds, that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and in some cases, these funds may publicly disclose portfolio holdings on a more frequent basis than is required for the Portfolio. For example, portfolio holdings for PIMCO advised actively managed exchange-traded funds are required to be publicly disclosed each business day. Similarly, PIMCO serves as an investment adviser to separate accounts or pooled investment vehicle that may have investment objectives, strategies and portfolio holdings that are substantially similar to or overlap with those of the Portfolio, and the separate account or pooled investment vehicle holdings that are disclosed to the client or others under the terms of the client’s investment management agreement could be similar or identical to Portfolio holdings and could be disclosed to such clients more frequently than portfolio holdings are publicly disclosed. As a result, it is possible that other market participants may use such information for their own benefit, which could negatively impact the Portfolio's execution of purchase and sale transactions.
Monitoring and Oversight.  The Trust’s CCO is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.
Any exceptions to the Disclosure Policy may be made only if approved by the CCO or his or her designee upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.
PIMCO will make available the complete schedule of the portfolio holdings of the Portfolio to the Investing Funds.
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The Portfolio files portfolio holdings information with the SEC on Form N-PORT within 60 days of the end of each fiscal quarter. The Portfolio's complete schedules of securities holdings as of the end of each fiscal quarter will be made available to the public on the SEC’s website at www.sec.gov.
Defaulted/Distressed Securities.  PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolio's, portfolio holdings information at any time with respect to securities held by the Portfolio that are in default, distressed or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.
Confidential Dissemination of Portfolio Holdings Information.  No disclosure of non-public portfolio holdings information may be made to any third party except as set forth in the Disclosure Policy. This prohibition does not apply to information sharing with (i) the Portfolio service providers, such as the Portfolio investment adviser, sub-advisers (if any), distributor and/or underwriter, custodian, transfer agent, auction agent, administrator, sub-administrator (if any), fund accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender; (ii) portfolio managers of PIMCO-sponsored funds of funds; (iii) PIMCO affiliates, service providers to PIMCO or service providers to PIMCO affiliates who may perform services or assist PIMCO in the performance of services for or on behalf of the Portfolio; and (iv) other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on information such as non-public portfolio holdings, imposed by law and/or contract.
The Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public portfolio holdings information to (i) certain third parties that have a legitimate business purpose in receiving such information, including, but not limited to, mutual fund analysts and rating and ranking organizations, pricing information vendors, analytical service providers, banks or other third parties providing financing to the Portfolio, including, without limitation, potential or existing preferred shareholders, certain platform providers, investment management trade associations and potential Service Providers, (ii) PIMCO affiliates that require such information to satisfy legal and regulatory reporting requirements; or (iii) a redeeming shareholder effecting a redemption-in-kind from the Portfolio as may be permitted by PIMCO from time to time; provided, however, that any recipient of non-public portfolio holdings information pursuant to this paragraph shall be subject to a confidentiality agreement meeting the requirements of the Disclosure Policy.
The distribution of non-public portfolio holdings information must be authorized by an officer of the Trust after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed; however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolio non-public information provided is the confidential property of the Portfolio and may not be used for any purpose except in connection with the provision of services to the Portfolio or for an agreed-upon legitimate business purpose and, in particular, that such information may not be traded upon; (2) except to the extent contemplated by the Disclosure Policy, the recipient of the non-public information agrees to limit access to the information to its employees, advisors, representatives, and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolio or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolio nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.
The Portfolio or PIMCO may also, to the extent permitted under applicable law, confirm the absence of one or more particular portfolio holdings to third parties that have a legitimate business purpose in receiving such information, to the extent such information relates to compliance by the Portfolio with a legal or regulatory requirement or limitation. Disclosure of such information does not constitute disclosure of portfolio holdings information under the Disclosure Policy.
Non-Specific Information.  Under the Disclosure Policy, the Portfolio or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Portfolio's holdings.
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Required Disclosures.  No provision of the Disclosure Policy is intended to restrict or prevent the disclosure of portfolio holdings information as may be required by applicable state or federal law, which are requested by governmental authorities or in connection with litigation involving the Portfolio's current or past portfolio holdings.
Portfolio Administrator
PIMCO also serves as Administrator to the Portfolio pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides or procures the Portfolio with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided or procured by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolio, including coordination of the services performed by the Portfolio’s transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Portfolio’s governing documents, fees associated with in-sourced or outsourced services will be borne by the Portfolio or PIMCO. In addition, PIMCO, and not the Portfolio, could benefit from certain fee reduction arrangements under certain such agreements. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolio with office space facilities required for conducting the business of the Portfolio, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency, sub-accounting, recordkeeping and other services for the Portfolio, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolio does not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolio.
For the fiscal years ended March 31, 2026, 2025 and 2024, the aggregate amount of the supervisory and administrative fees paid by the Portfolio was as follows:
Portfolio	2026	2025	2024
PIMCO Short Asset Portfolio	N/A	N/A	N/A
Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolio is responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) extraordinary expenses, including costs of litigation and indemnification expenses and (vi) any expenses allocated or allocable to a specific class of shares.
The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.
The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolio and its shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolio; (3) PIMCO is able to provide, or to procure, services for the Portfolio which are at least equal in nature and quality to services that could be provided by others; and (4) the
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Portfolio would not be charged a fee pursuant to the Supervision and Administration Agreement which was fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.
Brokerage Commissions Paid
For the fiscal years ended March 31, 2026, 2025 and 2024 (except as otherwise noted below), the following amounts of brokerage commissions were paid by the Portfolio:
Portfolio	Year Ended 03/31/26	Year Ended 03/31/25	Year Ended 03/31/24
PIMCO Short Asset Portfolio	$547,091	$216,197	$107,252
Holdings of Securities of the Portfolio’s Regular Brokers and Dealers
The following table indicates the value of the Portfolio’s aggregate holdings, in thousands, of the securities of its regular brokers or dealers for the fiscal year ended March 31, 2026.
PIMCO Short Asset Portfolio	J.P. Morgan Securities LLC	$103,748.90
	Goldman Sachs & Co. LLC	99,842
	Deutsche Bank Securities Inc.	95,551
	RBC Capital Markets, LLC	83,244
	Citigroup Global Markets Inc.	78,648
	Barclays Capital Inc.	64,399
	BofA Securities, Inc.	59,573
	Wells Fargo Securities, LLC	44,894
	BNP Paribas Securities Corp.	10,734
Portfolio MANAGER
Other Accounts Managed
The portfolio manager who is primarily responsible for the day-to-day management of the Portfolio also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2026: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolio); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. As of March 31, 2026, the Portfolio has $6,869.2 million in total assets under management.
	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider
Registered Investment Companies	21	$0.00	0	$0.00
Pooled Investment Vehicles	20	$29,056.71	3	$664.53
Other Accounts	42	$31,916.24	3	$892.09
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts
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might also have different investment objectives or strategies than the Portfolio. Investors should be aware that investments made by the Portfolio and the results achieved by the Portfolio at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Portfolio. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or the Portfolio when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolio or accounts in which the Portfolio invests. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the investing account and/or PIMCO but detrimental to the underlying account. Such conflicts of interest could similarly in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the underlying account and/or PIMCO and that may or may not be detrimental to the investing account. For example, even if there is a fee waiver or reimbursement in place relating to the Portfolio’s investment in an underlying account, or relating to an investing account’s investment in the Portfolio, this will not necessarily eliminate all conflicts of interest, as PIMCO could nevertheless have a financial incentive to favor investments in PIMCO-affiliated funds and managers (for example, to increase the assets under management of PIMCO or a fund, product or line of business, or otherwise provide support to, certain funds, products or lines of business), which could also impact the manner in which certain transaction fees are set. Conversely, PIMCO’s duties to the Portfolio, as well as regulatory or other limitations applicable to the Portfolio, may affect the courses of action available to PIMCO-advised accounts (including the Portfolio) that invest in the Portfolio in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments.
Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Portfolio or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolio or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolio or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Portfolio Trading. Subject to PIMCO’s policies and procedures, PIMCO may engage in “portfolio trading” for certain Clients which involves grouping similar, but not identical, securities and selling them as a single transaction. Not all Clients are eligible to participate in portfolio trading, and this approach may not achieve the same execution quality as trading the same security, or individual securities, on a standalone basis. Portfolio trading also presents potential conflicts of interest, including conflicts relating to valuation and the allocation of proceeds among participating Clients. These conflicts could result in some Clients being disadvantaged relative to some Clients as compared to other Clients. Although PIMCO has adopted policies and procedures designed to manage and mitigate these conflicts, those measures may not always be effective.
Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of the Portfolio. Because of the portfolio manager’s position with the Portfolio, the portfolio manager knows the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts the portfolio manager manages and to the possible detriment of the Portfolio.
Cross Trades. A potential conflict of interest may arise in instances where the Portfolio buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when
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appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers. PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, the Portfolio, and these relationships may influence PIMCO’s selection of these service providers for the Portfolio. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote the Portfolio over other funds or financial products. In such circumstances, there is a conflict of interest between PIMCO and the Portfolio if the Portfolio determines not to engage or continue to engage these service providers.
Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients, including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Portfolio or other accounts may result in the Portfolio not receiving securities that may otherwise be appropriate for it. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and objectives fairly and equitably over time, taking into consideration relevant factors including, without limitation: (i) the nature of the security or instrument and associated risk characteristics; (ii) applicable investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; (iii) risk tolerances;(iv) amounts of available cash; (v) the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); (vi) whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity; and (vii) other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objective or focus of the Client account category, which may adversely affect a Client account. In addition, quantitative strategies and certain other Client account types will have access to certain trading platforms in PIMCO’s discretion that may result in priority of trade allocations over other Client accounts or more favorable execution. In certain instances, issuers, underwriters, or counterparties may restrict participation in new issue distributions or other specialized opportunities to particular market participants and, as a result, such issuances or opportunities may not be available to, or allocated to, certain Client accounts, even where otherwise appropriate or suitable. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above.
Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of Clients may change over time as market
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conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including the Portfolio, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients, including Clients that are PIMCO affiliates, in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. Such inconsistent positions may arise with respect to quantitative/systematic strategies, for example, when the investment model establishes a short position, and one or more other Clients maintain a long position. The subsequent short sale may result in a decrease in the price of the security that the other Client holds a long position. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client. Additionally, in certain circumstances, Client assets in discretionary Accounts may be deployed in connection with offerings of securities, including to support or facilitate larger syndicated transactions. This may create incentives to allocate such opportunities or structure transactions in a manner that benefits PIMCO or its affiliates.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the
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same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Although PIMCO generally does not actively trade or manage assets on its own behalf, from time to time, PIMCO or an affiliate may invest on its own behalf, as principal, for strategic or other reasons (a proprietary investment). This may occur, for example, when the investment is an equity interest (e.g., stock or warrants) made in connection with PIMCO’s use of a product or service supplied by the issuer. In connection with these proprietary investments, PIMCO may eventually hold common stock or other publicly traded equity and may ultimately dispose of or hedge its exposure, as principal, to such proprietary investment. Such proprietary investments may be suitable for, or alternatively competitive with, a Client. In either case, PIMCO is permitted to allocate such investments away from a Client to PIMCO.
These proprietary investments can ultimately result in conflicts with Clients that also invest (including debt and equity investments) in or transact with the issuer or with other companies which may be transacting with the issuer. In other cases, a Client may be prohibited from making or disposing of an investment in the proprietary investment, or a related instrument, even when it would be in the Client’s best interest to do so. Although PIMCO will seek to mitigate and address such conflicts in a fair and reasonable manner, it may not be able to do so, and will have an incentive to favor PIMCO’s interests over the Client’s interests. PIMCO generally seeks to avoid committing to such investments if they would otherwise be suitable for and there is an investment interest on behalf of a Client; however, there is no guarantee that such measures will adequately mitigate the potential or actual conflicts, and PIMCO will have an incentive to favor its interests over a Client’s interests.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent
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amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, conflicts of interest may arise with respect to decisions such as: (i) whether to make the investment; (ii) whether to excercise certain rights; (iii) whether to take an action; (iv) how to exit an investment and (v) how to make determinations relating to proxy voting, corporate reorganizations, bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout). Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.
Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI. In addition, PIMCO will, in many cases, rely on public information in connection with the valuation of certain securities when another business unit within PIMCO or one of its affiliates may be otherwise in possession of MNPI suggesting that such valuations may be inaccurate.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate
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accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.
Co-Investments. The 1940 Act imposes significant limits on co-investments with affiliates of the Portfolio. The Portfolio relies on no-action relief from the SEC staff that permits the Portfolio to rely on exemptive relief granted to other PIMCO-sponsored entities. This exemptive relief permits (among other things) PIMCO-sponsored funds to co-invest with their affiliates, including other PIMCO-sponsored registered funds and business development companies, PIMCO-sponsored or managed private funds and accounts and other PIMCO affiliates, subject to certain terms and conditions. The exemptive relief imposes certain conditions on co-investments made in reliance on such relief that may limit or restrict the Portfolio’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Portfolio’s ability to achieve the desired investment returns. PIMCO seeks to allocate investment opportunities in a fair and equitable manner over time, consistent with its allocation policies and procedures. In the event investment opportunities are allocated among the Portfolio and the Portfolio's affiliates pursuant to the exemptive relief, the Portfolio may not be able to structure its investment portfolio in the manner desired. Pursuant to the exemptive relief, and subject to Board approval under certain circumstances, the Portfolio may invest in opportunities in which PIMCO and/or its affiliates have an existing investment. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Portfolio and its affiliates. For example, from time to time, the Portfolio and its affiliates may make investments at different levels of an issuer's capital structure or otherwise in different classes of an issuer's securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. As required by the exemptive relief, the Portfolio has adopted, and the Board, including the “required majority,” has approved, policies and procedures reasonably designed to ensure compliance with the terms and conditions of the exemptive relief; PIMCO has adopted and implemented policies and procedures reasonably designed to prevent the Portfolio from being disadvantaged by participation in the co-investment program; and the Board is provided with regular reporting regarding the co-investment program.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Portfolio) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests Clients (and investors in the Portfolio) should also be aware that the Portfolio may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Portfolio for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Portfolio investors’) interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
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Certain service providers to the Portfolio are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide certain services to the Portfolio, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of the Portfolio and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Portfolio. Fees paid to an affiliated service provider will be determined in PIMCO's commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO's responsibilities. Additionally, the Porfolio may participate in certain investment opportunities sourced by PIMCO or an affiliate and excess demand may be placed or referred by an affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Porfolio do not pay fees to the affiliated service provider to third parties in return for a fee. Conflicts of interest could arise from such instances even if the Porfolio's do not pay fees to the affiliated service provider in connection with such transactions. For example, PIMCO could have an incentive to allocate less of an investment opportunity to the Funds in order to increase fees received by the affiliated service provider (by increasing the amount of the opportunity placed or referred to third parties), or an incentive to consider the affiliated service provider's receipt of fees when determining whether the Porfolio will participate in such an investment opportunity (which may impair whether the investment opportunity is made available). Although PIMCO and the Portfolio have adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures will be successful. Moreover, PIMCO's policies and procedures may be modified or terminated at any time in PIMCO's sole discretion.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio.  Certain portfolio managers who manage assets of the Funds also manage certain accounts, such as PIMCO's private alternative funds, and may receive carried interest awards in connection with their management of such accounts. Carried interest is not a component of PIMCO's compensation program; rather, it is a separate long-term incentive arrangement that links eligible portfolio managers' economic outcomes to the outcomes of certain such accounts. Such portfolio managers may have an incentive to favor such accounts over the Funds in the allocation of investment opportunities. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolio and such other accounts on a fair and equitable basis over time.
Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Portfolio or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
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Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment
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performance-related benchmarks) for each account managed by a portfolio manager (including the Portfolio(s)) and relative to applicable industry peer groups and;
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Amount and nature of assets managed by the portfolio manager.
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.
Securities Ownership
To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolio beneficially owned as of March 31, 2026, by the portfolio manager.
Portfolio Manager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short Asset Portfolio	None
Distribution Of Trust Shares
Distributor
PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolio's shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board of Trustees. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.
The Distribution Contract will continue in effect with respect to the Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.
Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.
Purchases and Redemptions
Purchases and redemptions of shares of the Portfolio are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolio issues its shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or
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other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
The Portfolio is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolio are available for offer and sale in their state of domicile or residence. Shares of the Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.
The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.
The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolio, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolio’s portfolio.
The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.
Net Asset Value
Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Taxation
The following summarizes certain additional federal income tax considerations generally affecting the Portfolio and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolio. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.
The Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify for tax treatment as a regulated investment company, the Portfolio generally must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies,
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net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships;” and (iii) distribute in each taxable year an amount at least equal to the sum of (a) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses), and (b) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.
If the Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.
As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) reported by the Portfolio as capital gain dividends, if any, that it distributes as dividends to its shareholders on a timely basis. The Portfolio intends to declare income dividends daily and distribute them monthly. In addition, the Portfolio distributes any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by the Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. Unless an applicable exception applies, the Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute during each calendar year an amount at least equal to the sum of (1) at least 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) generally for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. However, the Portfolio reserves the right to retain a portion of its earnings and be subject to excise tax on such earnings. A distribution will be treated as paid on December 31 of a year if it is declared by the Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, the Portfolio intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement.
The Portfolio is generally permitted to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains. If the Portfolio incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. In the event that the Portfolio were to experience an ownership change as defined under the Internal Revenue Code, the capital loss carryforwards and other favorable tax attributes of the Portfolio, if any, may be subject to limitation.
In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, a regulated investment company generally may
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elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Distributions
All dividends and distributions of the Portfolio, whether received in shares or cash, generally are taxable and generally must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.
Although all or a portion of the dividends paid by a regulated investment company may qualify for the deduction for dividends received by certain U.S. corporations and/or the reduced tax rate on “qualified dividend income” for individuals and other non-corporate taxpayers, it is not expected that any such portion of the dividends paid by the Portfolio would be significant. Distributions of net capital gains, if any, reported as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from the Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
In taxable years when the Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.
Certain distributions reported by the Portfolio as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Internal Revenue Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Portfolio is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Portfolio’s business interest income over the sum of the Portfolio’s (i) business interest expense and (ii) other deductions properly allocable to the Portfolio's business interest income.
The Portfolio will not be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Internal Revenue Code) and as a result, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Portfolio’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees and certain other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Portfolio in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the
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calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Internal Revenue Code.
Sales of Shares
Upon the disposition of shares of the Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If the Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption. Certain redemptions by a shareholder may be treated for tax purposes as dividends.The Portfolio would generally not recognize realized gain on an in-kind redemption, but the Portfolio's earnings and profits for tax purposes may be increased.
Your financial intermediary or the Portfolio (if you hold your shares in the Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (“Secondary Method”). If a Secondary Method is not provided, the Portfolio will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.
If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.
Potential Pass-Through of Tax Credits
If the Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.
Options, Futures, Forward Contracts, and Swap Agreements
Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolio may be considered “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from
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such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.
Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the amount, timing and character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the Portfolio’s taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio which generally will be taxed as ordinary income when distributed to shareholders.
The Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the 50% dividends-received deduction, as the case may be.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which generally will be taxed to shareholders either as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a Portfolio that did not engage in such hedging transactions.
Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If the IRS did not, the status of the Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.
Certain requirements that must be met under the Internal Revenue Code in order for the Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to the Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.
In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolio for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in the Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the IRS that could affect the character, timing and/or amount of the Portfolio’s taxable income or gains and distributions made by the Portfolio.
The Portfolio may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Portfolio would not be included in the Portfolio’s income at the time of receipt. The premium paid by the Portfolio would be a nondeductible capital expenditure. If a call option sold by the
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Portfolio or a put option purchased by the Portfolio were to be exercised, the Portfolio could realize a gain or loss. If a call option purchased by the Portfolio or a put option sold by the Portfolio were to be exercised, the Portfolio’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Short Sales
The Portfolio may engage in short sales of securities. In general, gain or loss on a short sale is recognized when the Portfolio closes the short sale by delivering the borrowed securities to the lender, not when the borrowed securities are sold. Short sales may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. In addition, these rules may terminate the holding period of “substantially identical property” held by the Portfolio. Moreover, a loss recognized by the Portfolio on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. The Portfolio generally will not be permitted to deduct payments made to reimburse a lender of securities for dividends paid on borrowed securities if the short sale is closed on or before the 45th day after the Portfolio enters into the short sale. Short sales also may be subject to the “Constructive Sales” rules, discussed below.
Passive Foreign Investment Companies
The Portfolio may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. The Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.
The Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, (i.e. a “qualified electing fund” or “QEF” election), the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given taxable year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply and the Portfolio would be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. Under Treasury Regulations, certain income derived by the Portfolio from a PFIC with respect to which the Portfolio has made a QEF election generally constitutes income under the Qualifying Income Test for purposes of determining the Portfolio’s ability to be subject to tax as a regulated investment company if the PFIC makes current year distributions of that income to the Portfolio or if the income is other income derived with respect to the Portfolio’s business of investing in stock, securities or currencies. Alternatively, another election may be available that would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any marked-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net marked-to-market gains included in income with respect to such shares in prior taxable years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. The Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.
Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and generally will
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be taxed to shareholders either as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.
Foreign Taxation
Income and gains derived by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolio with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.
Original Issue Discount and Market Discount
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes.
Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.
Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
Uncertain Tax Consequences
The Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolio to the extent necessary in order to seek to ensure that they distribute sufficient income and that they do not become subject to U.S. federal income or excise tax.
The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.
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Constructive Sales
Certain rules may affect the timing and character of gain if the Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be subject to tax on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.
Non-U.S. Shareholders
Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax.
The Portfolio is generally able to report certain distributions to non-U.S. shareholders as being derived from certain net interest income or net short-term capital gains and such reported distributions are generally not subject to U.S. tax withholding. However, distributions that are derived from other sources, such as dividends on corporate stock, foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs, would still be subject to U.S. tax withholding when distributed to non-U.S. shareholders. Moreover, in the case of Portfolio shares held through an intermediary, the intermediary may have withheld amounts even if the Portfolio reported all or a portion of a distribution as exempt from U.S. tax withholding. Affected non-U.S. shareholders should contact their intermediaries regarding the application of these rules to their accounts. There can be no assurance as to the amount of distributions that would not be subject to U.S. tax withholding when paid to non-U.S. shareholders.
The Portfolio is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolio to enable the Portfolio to determine whether withholding is required.
Income Tax on Sale of the Portfolio’s Shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.
Estate and Gift Taxes: Upon the death of a beneficial holder of shares who is a foreign person, such shares may be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.
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The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.
Other Taxation
Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). The Portfolio will provide information annually to shareholders indicating the amount and percentage of the Portfolio’s dividend distribution that is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.
Other Information
Capitalization
The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated November 4, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.01 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Portfolio, each shareholder is entitled to receive his or her pro rata share of the net assets of the Portfolio.
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.
Voting Rights
Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at any shareholder meeting. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.
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The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.
Control Persons and Principal Holders of Securities
As of July 7, 2026, the following persons owned of record or beneficially 5% or more of the shares of the Portfolio:
PORTFOLIO NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
PIMCO SHORT ASSET	INST	STATE STREET KANSAS CITY FBO PIMCO TOTAL RETURN FUND 1633 BROADWAY NEW YORK, NY 10019	255,125,706.00	*	36.6%
PIMCO SHORT ASSET	INST	STATE STREET KANSAS CITY PIMCO LOW DURATION FND 1633 BROADWAY NEW YORK, NY 10019	79,000,744.11		11.33%
PIMCO SHORT ASSET	INST	STATE STREET BANK FBO PIMCO FOREIGN BND FND USD HEDGED 1633 BROADWAY NEW YORK, NY 10019	78,818,023.81		11.31%
PIMCO SHORT ASSET	INST	STATE STREET KANSAS CITY FBO PIMCO TRENDS MANAGED FUTURES STRATEGY 1633 BROADWAY NEW YORK, NY 10019	63,492,849.1		9.11%
PIMCO SHORT ASSET	INST	STATE STREET BANK & TRUST FBO PIMCO SHORT TERM FUND 1633 BROADWAY NEW YORK, NY 10019	49,299,674.19		7.07%
*
Entity owned 25% or more of the outstanding shares of beneficial interest of the Fund, and therefore may be presumed to “control” the Fund, as that term is defined in the 1940 Act.
Code of Ethics
The Trust, PIMCO and the Distributor each has adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel, subject to the Codes of Ethics, to invest in securities, including securities that may be purchased or held by the Portfolio, and such personnel do, from time to time, invest in securities held by the Portfolio.
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”), 2323 Grand Boulevard, 5th Floor Kansas City, MO 64108, serves as custodian for assets of the Portfolio. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository. State Street also serves as custodian for assets of the Subsidiary.
Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of
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Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolio will not occur, and shareholders bear the risk of losses arising from these or other events.
SS&C Global Investor & Distribution Solutions, Inc., 80 Lamberton Road Windsor, CT 06095, serves as transfer agent and dividend disbursing agent for the Portfolio.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolio. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.
Legal Counsel
Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as legal counsel to the Trust.
Financial Statements
Audited financial statements for the Trust as of March 31, 2026, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Trust’s Form N-CSR for its most recently completed fiscal year.
PAPS0003OMS_080126
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PART C   OTHER INFORMATION
Item 28. Exhibits
(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Eighth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated August 18, 2020(55)
	(3)	Establishment and Designation of Eight Additional Series of Shares of Beneficial Interest dated February 10, 2021(57)
	(4)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(5)	Establishment and Designation of One Additional Class of a Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(6)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated February 8, 2023(66)
	(7)	Establishment and Designation of One Additional Class of a Series of Shares of Beneficial Interest dated February 8, 2023(67)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® and Bond Alpha Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Low Duration Credit Fund, PIMCO Total Return Fund IV, PIMCO RAE
PLUS International Fund and PIMCO Small Cap RAE PLUS Bond Alpha Fund dated
February 28, 2011(10)

(8)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated May 23, 2011(12)

(9)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and
PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16,
2011(13)

(10)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal
Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio
Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)

(13)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage
PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO PIMCO
International Stocks PLUS Bond Alpha Fund (Unhedged), PIMCO International Stocks PLUS
Bond Alpha Fund (USD Hedged), PIMCO Small Cap Stocks PLUS Bond Alpha Fund, PIMCO
Small Cap RAE PLUS Bond Alpha Fund, PIMCO Stocks PLUS Bond Absolute Return Alpha
Fund and PIMCO Inverse Stocks PLUS Bond Alpha Fund dated March 22, 2013(20)

(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Fund dated August 13, 2013(21)
(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Low Duration Credit Fund dated October 1, 2013(23)
(16)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)
(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(18)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated October 1, 2015(32)

(19)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Total Return ESG and Bond Fund, PIMCO Low Duration ESG and Bond
Fund and PIMCO Low Duration Income Fund dated November 7, 2016(44)

(20)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating
NAV Portfolio IV dated February 14, 2017(37)

(21)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full
Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic
Bond Fund dated October 2, 2017(42)

(22)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
(23)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(24)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to PIMCO California Municipal Opportunistic Advantage Fund and PIMCO National
Municipal Opportunistic Advantage Fund dated November 5, 2018

(25)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
(26)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Climate and Bond Fund dated November 4, 2019(51)
(27)	Supplement to Amended and Restated Investment Advisory Contract dated June 29, 2020(53)
(28)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO ESG Income and Bond Fund dated August 18, 2020(55)
(29)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO RAE PLUS EMG Fund dated October 1, 2020(56)
(30)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Sector
Fund Series – AH, PIMCO Sector Fund Series – AI, PIMCO Sector Fund Series – AM, PIMCO
Sector Fund Series – BC, PIMCO Sector Fund Series – BL, PIMCO Sector Fund Series – EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(31)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)
	(32)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(33)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Credit Opportunities Bond Fund dated January 2, 2024(70)
(34)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO California
Municipal Opportunistic Advantage Fund and PIMCO National Municipal Opportunistic
Advantage Fund dated May 10, 2024(70)

	(35)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Emerging Markets Corporate Bond Fund dated September 2, 2024(71)
	(36)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Emerging Markets Full Spectrum Bond Fund dated August 20, 2025(73)
	(37)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)
(38)
Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to
PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement
relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO Small
Cap RAE PLUS Bond Alpha Fund dated December 1, 2012(18)

(39)
Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund,
PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE
PLUS International Fund and PIMCO Small Cap RAE PLUS Bond Alpha Fund dated
December 20, 2013(22)

	(40)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)
(41)
Amendment to Amended and Restated Sub-Advisory Agreement relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(42)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(65)
(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract dated May 15, 2018(46)
(4)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO California
Municipal Opportunistic Advantage Fund and PIMCO National Municipal Opportunistic
Advantage Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate and Bond Fund dated November 4, 2019(51)
(6)
Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(7)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO ESG Income and Bond Fund and Class C-2 shares dated August 18, 2020(55)
(8)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Sector
Fund Series - AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO
Sector Fund Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(9)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)
	(10)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(11)	Form of Sales Agreement(73)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
	(8)	Amendment to Custody and Investment Accounting Agreement dated August 10, 2020(56)
	(9)	Amendment to Custody and Investment Accounting Agreement dated November 5, 2019(58)
	(10)	Amendment to Custody and Investment Accounting Agreement dated August 28, 2020(56)
	(11)	Amendment to Custody and Investment Accounting Agreement dated October 8, 2020(58)
	(12)	Amendment to Custody and Investment Accounting Agreement dated March 24, 2021(58)
	(13)	Amendment to Custody and Investment Accounting Agreement dated June 29, 2021(60)
	(14)	Amendment to Custody and Investment Accounting Agreement dated November 30, 2021(62)
	(15)	Amendment to Custody and Investment Accounting Agreement dated June 3, 2022(70)
	(16)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2023(70)
	(17)	Amendment to Custody and Investment Accounting Agreement dated May 7, 2026(73)
	(18)	Amendment to Custody and Investment Accounting Agreement dated May 29, 2026(73)
(h)	(1)	Third Amended and Restated Supervision and Administration Agreement dated August 31, 2021(62)
(2)
Amendment to Third Amended and Restated Supervision and Administration Agreement relating to
PIMCO All Authority: Multi-RAE PLUS Fund and I-3 shares of PIMCO Inflation Response
Multi-Asset Fund dated May 20, 2022(64)

	(3)	Supplement to Third Amended and Restated Supervision and Administration Agreement relating to PIMCO Total Return Fund V and Class C shares of PIMCO TRENDS Fund dated February 8, 2023(66)
(4)
Supplement to the Third Amended and Restated Supervision and Administration Agreement
relating to PIMCO All Asset All Authority Fund, PIMCO CommoditiesPLUS® and Bond Alpha
Fund, PIMCO Global Core Asset Allocation Fund, and PIMCO Inflation Response Multi-Asset
Fund(73)

	(5)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
	(6)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
	(7)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
	(8)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)

(9)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(10)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
(11)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
(12)	Fee Waiver Agreement relating to the PIMCO Low Duration Opportunities Fund (formerly, PIMCO Strategic Bond Fund) dated October 1, 2018(47)
(13)	Amendment to the Fee Waiver Agreement relating to the PIMCO Low Duration Opportunities Fund (formerly, PIMCO Strategic Bond Fund) dated July 31, 2019(51)
(14)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(19)
(15)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
(16)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® and Bond Alpha Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)
(17)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
(18)	Fee Waiver Agreement relating to the PIMCO TRENDS Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
(19)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
(20)	Fee Waiver Agreement relating to the PIMCO Climate and Bond Fund dated November 4, 2019(51)
(21)	Fee Waiver Agreement relating to PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. dated June 29, 2020(53)
(22)	Fee Waiver Agreement relating to PIMCO ESG Income and Bond Fund dated August 18, 2020(55)
(23)
Advisory Fee Waiver Agreement relating to PIMCO Sector Fund Series - AH, PIMCO Sector Fund
Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series - BC, PIMCO Sector
Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector Fund Series – H and PIMCO
Sector Fund Series – I, dated February 11, 2021(57)

(24)
Supervisory and Administrative Fee Waiver Agreement relating to PIMCO Sector Fund Series -
AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund
Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector
Fund Series – H and PIMCO Sector Fund Series – I, dated February 11, 2021(57)

(25)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Inflation Response Multi-Asset Fund dated May 20, 2022(64)
(26)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Total Return Fund V dated March 20, 2023(67)
(27)	Amended and Restated Fee Waiver Agreement relating to PIMCO Dynamic Bond dated July 1, 2025(71)
(28)	Fee Waiver relating to PIMCO Emerging Markets Full Spectrum Bond Fund dated August 20, 2025
(29)	Form of Fee Waiver Agreement for Investing Funds(71)
(30)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
(31)	Amendment to Second Amended and Restated Expense Limitation Agreement dated June 29, 2020(53)
(32)	Amended Schedules A and B to Second Amended and Restated Expense Limitation Agreement dated February 8, 2023(67)

	(33)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
	(34)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
	(35)	Expense Limitation Agreement relating to PIMCO California Municipal Opportunistic Advantage Fund and PIMCO National Municipal Opportunistic Advantage Fund dated November 5, 2018(49)
	(36)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(37)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(38)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
	(39)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
	(40)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
	(41)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
	(42)	PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. Appointment of Agent for Service of Process(56)
	(43)	PIMCO Sector Fund Series - AH (Cayman) Ltd. Appointment of Agent for Service of Process(69)
	(44)	PIMCO Sector Fund Series - AI (Cayman) Ltd. Appointment of Agent for Service of Process(69)
	(45)	PIMCO Sector Fund Series - BC (Cayman) Ltd. Appointment of Agent for Service of Process(65)
	(46)	Form of Investment Management Agreement for Fund Subsidiaries organized as Cayman Islands exempted companies(65)
	(47)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)
	(48)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)
	(49)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 20, 2019(58)
	(50)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 2, 2020(58)
	(51)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated March 4, 2025(71)
(i)		Opinion and Consent of Counsel(74)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(74)
	(2)(A)	Certified Secretary’s Certificate pursuant to Rule 483(b)(67)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)
	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Distribution and Services Plan for Class C-2 Shares(56)
	(6)	Form of Bank Fund Services Agreement(73)
	(7)	Form of Fund Services Agreement(73)
(n)		Twenty-Second Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated May 17, 2023(68)
(p)	(1)	Revised Code of Ethics for the Registrant(56)

	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(73)
	(3)	Revised Code of Ethics for Research Affiliates, LLC(73)
*		Powers of Attorney(71)
(1)
Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)
Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)
Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)
Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(5)
Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)
Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)
Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)
Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)
Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)
Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)
Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)
Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)
Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)
Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)
Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)
Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(17)
Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(18)
Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)
Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)
Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)
Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)
Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)
Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)
Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.
(25)
Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)
Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)
Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)
Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)
Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)
Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)
Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)
Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)
Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)
Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)
Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.

(36)
Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)
Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)
Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)
Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)
Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)
Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)
Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.
(43)
Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)
Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45)
Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein.
(46)
Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)
Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)
Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)
Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)
Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)
Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)
Filed with Post-Effective Amendment No. 332 on May 22, 2020, and incorporated by reference herein.
(53)
Filed with Amendment No. 463 on July 1, 2020, and incorporated by reference herein.
(54)
Filed with Post-Effective Amendment No. 333 on July 27, 2020, and incorporated by reference herein.
(55)
Filed with Post-Effective Amendment No. 336 on August 20, 2020, and incorporated by reference herein.
(56)
Filed with Post-Effective Amendment No. 339 on October 21, 2020, and incorporated by reference herein.
(57)
Filed with Amendment No. 474 on February 22, 2021, and incorporated by reference herein.
(58)
Filed with Post-Effective Amendment No. 340 on May 26, 2021, and incorporated by reference herein.
(59)
Filed with Post-Effective Amendment No. 341 on July 29, 2021, and incorporated by reference herein.
(60)
Filed with Amendment No. 480 on December 15, 2021, and incorporated by reference herein.
(61)
Filed with Amendment No. 481 on February 1, 2022, and incorporated by reference herein.
(62)
Filed with Amendment No. 482 on March 31, 2022, and incorporated by reference herein.
(63)
Filed with Amendment No. 483 on May 23, 2022, and incorporated by reference herein.
(64)
Filed with Post-Effective Amendment No. 342 on May 31, 2022, and incorporated by reference herein.
(65)
Filed with Post-Effective Amendment No. 343 on July 27, 2022, and incorporated by reference herein.
(66)
Filed with Post-Effective Amendment No. 345 on February 10, 2023, and incorporated by reference herein.
(67)
Filed with Post-Effective Amendment No. 348 on March 20, 2023, and incorporated by reference herein.
(68)
Filed with Post-Effective Amendment No. 502 on July 28, 2023, and incorporated by reference herein.
(69)
Filed with Post-Effective Amendment No. 505 on May 10, 2024, and incorporated by reference herein.
(70)
Filed with Post-Effective Amendment No. 507 on July 25, 2024, and incorporated by reference herein.
(71)
Filed with Post-Effective Amendment No. 512 on July 28, 2025, and incorporated by reference herein.
(72)
Filed with Post-Effective Amendment No. 513 on July 28, 2025, and incorporated by reference herein.
(73)
Filed with Post-Effective Amendment No. 521 on July 28, 2026, and incoprorated by reference herein

(74)
Filed herewith.
Item 29. Persons Controlled by or Under Common Control with Registrant.
The Trust through the PIMCO Sector Fund Series - AH, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - AH (Cayman) Ltd. (“Sector Fund Series – AH Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – AH Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – AH’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Sector Fund Series - AI, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - AI (Cayman) Ltd. (“Sector Fund Series – AI Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – AI Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – AI’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Sector Fund Series - BC, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - BC (Cayman) Ltd. (“Sector Fund Series – BC Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – BC Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – BC’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO All Asset: Multi-Real Fund, a separate series of the Trust, wholly owns and controls the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (“All Asset: Multi-Real Fund Subsidiary”), a company organized under the laws of the Cayman Islands. The All Asset: Multi-Real Fund Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO All Asset: Multi-Real Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Commodity and Real Return Bond Alpha Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Commodity and Real Return Bond Alpha Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands. The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommoditiesPLUS® and Bond Alpha Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® and Bond Alpha Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO TRENDS Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware. The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware. The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware. The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semi-annual reports to shareholders.
Item 30. Indemnification
Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.
Item 31. Business and Other Connections of the Investment Adviser
Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).
Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).
Item 32. Principal Underwriter
(a) PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.
(b)The officers of the Distributor are:
Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Hall, Gregory W.	Chairman of the Board of Managers, Principle Executive Officer	None
Sutherland, Eric M.	President and Manager, Board of Managers	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Bentley, James D.	Manager, Board of Managers	None
Pitters, Caleb J.A.	Manager, Board of Managers	None
Whitten, Candace S.	Manager, Board of Managers	None
Ferrari, David R.	Chief Operating Decision-Maker, Principal Financial Officer and Financial and Operations Principal	None
Whittaker, Megan	Anti-Money Laundering Compliance Officer	None
Murphy, Jordan M.	Chief Compliance Officer	None
Thomas, Mark G.	Head of Business Management	None
Burg, Anthony A.	Treasurer	None
Oglesby, Sarah J.	Secretary	None
*
The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.
Item 33. Location of Accounts and Records
The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 2323 Grand Boulevard, 5th Floor, Kansas City, Missouri 64108, State Street Investment Manager Solutions, 42 Discovery, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, Pennsylvania 19426, State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114, State Street Institutional Transfer Agency, c/o Iron Mountain, 175 Bearfoot Road, Northborough, Massachusetts 01532, and Vital Records Management, 2721 Michelle Drive, Tustin, California 92680.
Item 34. Management Services
Not applicable
Item 35. Undertakings
Not applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 522 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 28th day of July 2026.
PIMCO FUNDS (Registrant)
By:	Joshua D. Ratner*, President
*By:	/s/ ADAM T. TEUFEL Adam T. Teufel as attorney-in-fact
*
Pursuant to power of attorney filed with Post-Effective Amendment No. 512 to Registration Statement No. 811-05028 on July 28, 2025.

EXHIBIT LIST
(i)	Opinion and Consent of Counsel
(j)(1)	Consent of Independent Registered Public Accounting Firm